As filed with the Securities and Exchange Commission on August 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2860 (Primary Standard Industrial Classification Code Number))	33-4582264 (I.R.S Employer Identification Number)

3040 Post Oak Blvd. Floor 18 Suite 164 Houston, TX 77056 (346) 630-4724 (Address, including Zip Code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher Cooper

Chief Executive Officer

3040 Post Oak Blvd.

Floor 18 Suite 164

Houston, TX 77056

(346) 630-4724

(Name, address, including Zip code, and telephone number, including area code, of agent for service)

Copies to:

Julio C. Esquivel, Esq. Shumaker, Loop & Kendrick, LLP 101 E. Kennedy Blvd., Suite 2800 Tampa, FL 33602 Telephone: (813) 229-7600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission has become effective under the Securities Act of 1933, as amended. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August [__], 2026

PRELIMINARY PROSPECTUS

XCF Global, Inc.

Up to 212,770,019 Shares of Class A Common Stock

This prospectus relates to the resale of 212,770,019 shares of Class A common stock, $0.0001 par value per share (“Common Stock”) of XCF Global, Inc. (“we,” “us,” “our,” the “Company,” or “XCF”) offered by the selling stockholders identified in this prospectus (the “Selling Stockholders”). The shares of Common Stock offered under this prospectus include 212,770,019 shares of our Common Stock received by the Selling Stockholders in connection with certain private placements and in connection with certain agreements. We are registering the shares of common stock on behalf of the Selling Stockholders, to be offered and sold by them from time to time.

The 212,770,019 shares of Common Stock offered for resale under this prospectus consists of:

i.	666,667 shares of Common Stock issued to Intracoastal Capital LLC pursuant to a Securities Purchase Agreement, by and between the Company and Intracoastal Capital LLC, dated as of June 11, 2026;
ii.	1,800,146 shares of Common Stock consisting of (i) 1,133,479 shares of Common Stock issued pursuant to a Promissory Note, by and between the Company and Narrow Road Capital Ltd, dated as of May 1, 2025, and (ii) 666,667 shares of Common Stock issued pursuant to a Securities Purchase Agreement, by and between the Company and Narrow Road Capital Ltd., dated as of June 11, 2026;
iii.	4,000,000 shares of Common Stock issued to Twain GL XXVIII, LLC pursuant to a Forbearance Agreement, by and between the Company and Twain GL XXVIII, LLC, dated as of April 27, 2026;
iv.	103,333,340 shares of Common Stock consisting of (i) 90,000,000 shares of Common Stock issued pursuant to a Term Sheet, by and between the Company, EEME Energy SPV I, LLC and certain other parties, dated as of January 26, 2026, and (ii) 13,333,340 shares of Common Stock issued to EEME Energy SPV I, LLC pursuant to a Securities Purchase Agreement, by and between the Company and EEME Energy SPV I, LLC, dated as of May 25, 2026;
v.	275,144 shares of Common Stock issued to BTIG, LLC pursuant to a Letter Agreement, by and between the Company and BTIG, LLC, dated as of May 14, 2025, and a Termination Letter Agreement, by and between the Company and BTIG, LLC, dated as of February 18, 2026;
vi.	365,104 shares of Common Stock issued to Sumon Chaudhuri pursuant to a Consulting Agreement, by and between the Company and Sumon Chaudhuri, dated as of November 19, 2025;

vii.	37,033,385 shares of Common Stock issued to Encore DEC, LLC pursuant to a Payable and Acknowledgment and Settlement Agreement, by and between the Company, New Rise Renewables Reno LLC and Encore DEC, LLC, dated as of June 11, 2026;
vii.	28,833,340 shares of Common Stock consisting of (i) 10,000,000 shares of Common Stock issued to Brown Stone Capital Ltd. pursuant to a Securities Purchase Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of April 15, 2026, (ii) 13,333,340 shares of Common Stock issued to Brown Stone Capital Ltd. pursuant to a Securities Purchase Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of May 22, 2026, (iii) 500,000 shares of Common Stock issued pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of July 1, 2026; and (iv) 5,000,000 shares of common stock that may be issued in an Event of Default pursuant to the terms of Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of July 1, 2026;
x.	1,047,353 shares of Common Stock consisting of: (i) 1,012,353 issued to Roth Capital Partners, LLC pursuant to an Engagement Letter, by and between the Company and Roth Capital Partners, LLC, dated as of December 24, 2025 and (ii) 35,000 shares of Common Stock that are issuable upon the exercise of certain warrants that were issued pursuant to the terms of an Engagement Letter, by and between the Company and Roth Capital Partners, LLC, dated as of December 24, 2025;
xi.	151,666 shares of Common Stock issued pursuant to an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026;
xii.	8,125 shares of Common Stock issuable upon the exercise of certain warrants issued to Noam Rubinstein pursuant to an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026;
xiii.	650 shares of Common Stock issuable upon the exercise of certain warrants issued to Charles Worthman pursuant to an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026;
xiv.	41,681 shares of Common Stock issuable upon the exercise of certain warrants issued to Augustus Trading LLC pursuant to an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026;
xv.	14,544 shares of Common Stock issuable upon the exercise of certain warrants issued to Wilson Drive Holdings LLC pursuant to an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026;
xvi.	554,324 shares of Common Stock issued to Joseph Cunningham pursuant to a Separation Agreement, by and between the Company and Joseph Cunningham, dated as of February 28, 2025;
xvii.	554,324 shares of Common Stock issued to Steve Goodwin pursuant to a Separation Agreement, by and between the Company and Steve Goodwin, dated as of March 1, 2025;
xviii.	848,734 shares of Common Stock issued to He Must Increase LLC pursuant to certain Debt Cancellation Agreements, each dated May 14, 2026, by and between the Company and He Must Increase LLC;
xix.	509,613 shares of Common Stock issued to Connective Capital I QP LP pursuant to a Securities Purchase Agreement, by and between the Company and Connective Capital I QP LP, dated as of June 11, 2026;
xx.	2,157,054 shares of Common Stock issued to Connective Capital Emerging Energy QP LP pursuant to a Securities Purchase Agreement, by and between the Company and Connective Capital Emerging Energy QP LP, dated as of June 11, 2026;
xxi.	5,500,000 shares of Common Stock issued to Hollywood Horizons, Inc. pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, dated as of July 16, 2026, by and between the Company and Hollywood Horizons, Inc.;
xxii.	6,666,667 shares of Common Stock issued to Lombard Street Partners, LLC in exchange for $1,000,000.05 pursuant to a Purchase Agreement, by and between the Company and Lombard Street Partners, LLC, dated as of July 20, 2026;
xxiii.	281,491 shares of Common Stock issued to Gregory Segars Cribb issued pursuant to the terms of a Promissory Note, by and between the Company and Gregory Segars Cribb, dated as of May 9, 2025;
xxiv.	960,000 shares of Common Stock issued to Polar Multi-Strategy Master Fund pursuant to the terms of a Subscription Agreement, by and between the Company and Polar Multi-Strategy Master Fund, dated as of November 23, 2025;
xxv	12,166,667 shares of Common Stock consisting of: (i) 500,000 shares issued to Abri Capital Limited as commitment fee shares pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Abri Capital Limited, dated as of August 12, 2026, (ii) 5,000,000 shares underlying the promissory note which may be issued to Abri Capital Limited upon an Event of Default pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Abri Capital Limited, dated as of August 12, 2026 and (iii) 6,666,667 shares underlying the promissory note which may be issued to Abri Capital Limited upon conversion pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Abri Capital Limited, dated as of August 12, 2026 ; and
xvi.	5,000,000 shares of Common Stock that may be issued to Cohen and Company Securities, LLC pursuant to the terms of a Convertible Promissory Note by and between the Company and Cohen and Company Securities, LLC, dated as of July 7, 2025.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of common stock by the Selling Stockholders pursuant to this prospectus. Given the substantial number of shares of our common stock being registered for potential resale by Selling Stockholders pursuant to this prospectus, the sale of the shares by the Selling Stockholders, or the perception in the market that the Selling Stockholders intend to sell a large number of shares, could increase the volatility of the market price of our common stock or result in a significant decline in the public trading price of our common stock. Stockholders may have acquired some of the shares of our common stock that may be sold hereunder at prices substantially below market prices existing at the time of its sale of those shares and may therefore have incentive to sell their shares of common stock pursuant to this prospectus.

The Selling Stockholders will be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act with regard to the shares of our common stock that the Selling Stockholders sell for its own behalf. The Selling Stockholders may offer all or part of the shares for resale from time to time or otherwise dispose of the shares in a number of different ways, including through public or private transactions, at either prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for more information about how the Selling Stockholders may sell or otherwise dispose of the shares pursuant to this prospectus.

Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of such shares. The Company will be responsible for the payment of all the fees and expenses related to the registration of the shares, provided that the Selling Stockholders will be responsible for all brokerage fees and commissions and similar expenses attributable to sales of the shares of common stock.

Our common stock is listed on The Nasdaq Stock Market under the symbol “SAFX.” On August 14, 2026, the last reported sale price of our common stock was $0.442 per share. You are urged to obtain current market data and should not use the market price as of August 14, 2026, as a prediction of the future market price of our common stock.

We are an “emerging growth company” and a “smaller reporting company,” as those terms are defined under the federal securities laws, and as such, have elected to comply with certain reduced public company reporting requirements for the registration statement of which this prospectus forms a part and future filings. See “Prospectus Summary – Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves significant risk. You should carefully read and consider the information referred to under “Risk Factors” beginning on page 5 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements with the SEC. We urge you to read the entire prospectus, any such amendments or supplements, any free writing prospectuses we may file with the SEC, and any documents incorporated by reference into this prospectus or any prospectus supplement carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the Shares offered by them described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the Shares offered by them described in this prospectus.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus we file with the SEC. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.” The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not consider any information contained in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in the Shares. We are not making any representation to you regarding the legality of an investment in the Shares by you under applicable investment or similar laws.

The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offer and sale of the Shares in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, any sale, offer to sell, or solicitation of any offer to purchase, the Shares in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of our securities and the distribution of this prospectus outside the United States.

All references in this prospectus and any prospectus supplement to the “Company,” “we,” “us,” “our,” or similar references refer to XCF Global, Inc. (formerly known as Focus Impact BH3 NewCo, Inc.) and our subsidiaries, except where the context otherwise requires or as otherwise indicated.

All references in this prospectus and any prospectus supplement to (i) “NewCo” refer to Focus Impact BH3 NewCo, Inc. prior to the Closing Date of the Prior Business Combination (each as defined below), (ii) “XCF” or “Legacy XCF” refer to XCF Global Capital, Inc., a Nevada corporation, prior to such Closing Date and (iii) “Focus Impact” refer to Focus Impact BH3 Acquisition Company, a Delaware corporation.

References to the “Prior Business Combination” refer collectively to the transactions completed on June 6, 2025 (the “Closing Date”) pursuant to that certain Business Combination Agreement dated as of March 11, 2024 by and among Focus Impact, NewCo, Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”), and XCF (as amended, the “Prior Business Combination Agreement”). In connection with the closing of the Prior Business Combination, NewCo changed its name to “XCF Global, Inc.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus may contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, endorsement or sponsorship by us or an endorsement or sponsorship by any third party of us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement, along with other documents that are publicly disseminated by us, contains or might contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements included in this Registration Statement and in any subsequent filings made by us with the Securities and Exchange Commission (the “SEC”) other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Examples of forward-looking statements include: (i) statements regarding the company’s expectations with respect to future performance and anticipated financial impacts of the recently completed Prior Business Combination, (ii) projections of revenue, earnings, capital structure and other financial items, (iii) statements of our plans and objectives, (iv) statements of expected future economic performance, and (v) assumptions underlying statements regarding us or our business. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “could,” “seeks,” “plans,” “intends,” “anticipates” “outlook,” “continues,” “approximately,” “predicts,” “estimates,” “projects,” or “scheduled to” or the negatives of those terms, or other variations of those terms or comparable language, or by discussions of strategy or other intentions.

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause our actual results to be materially different from the forward-looking statements include the following risks and other factors discussed under “Risk Factors” in this Registration Statement. These factors include:

●	changes in domestic and foreign business, market, financial, political, regulatory and legal conditions;
●	unexpected increases in our expenses, including manufacturing and operating expenses and interest expenses, as a result of potential inflationary pressures, changes in interest rates and other factors;
●	the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any agreements with regard to our offtake arrangements;
●	the risk that the Business Combination between the Company, XCF, DEVS and EEME is not consummated;
●	the outcome of any legal proceedings that may be instituted against the parties to the Business Combination or others;
●	our ability to continue to meet Nasdaq’s continued listing standards;
●	our ability to integrate the operations of New Rise and implement its business plan on its anticipated timeline;
●	our ability to raise financing to fund our operations and business plan and the terms of any such financing;
●	the New Rise Reno production facility’s ability to produce the anticipated quantities of SAF without interruption or material changes to the SAF production process;
●	the New Rise Reno production facility’s ability to produce renewable diesel in commercial quantities without interruption during the ongoing SAF ramp-up process;
●	our ability to resolve current disputes between our New Rise subsidiary and its landlord with respect to the ground lease for the New Rise Reno facility;
●	our ability to resolve current disputes between our New Rise subsidiary and its primary lender with respect to loans outstanding that were used in the development of the New Rise Reno facility;
●	payment of fees, expenses and other costs related to the completion of the Prior Business Combination and the New Rise acquisitions;
●	the risk of disruption to our current plans and operations as a result of the consummation of the Prior Business Combination and the Business Combination between the Company, XCF, DEVS and EEME;
●	our ability to recognize the anticipated benefits of the Prior Business Combination, the New Rise acquisitions and Business Combination between the Company, XCF, DEVS and EEME, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;
●	changes in applicable laws or regulations;
●	risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities;
●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;
●	the availability of tax credits and other federal, state or local government support;
●	risks relating to our and New Rise’s key intellectual property rights, including the possible infringement of their intellectual property rights by third parties;
●	the risk that our reporting and compliance obligations as a publicly traded company divert management resources from business operations;
●	the effects of increased costs associated with operating as a public company; and
●	various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in our filings with the SEC, including the risk factors contained herein and filings we make with the SEC in the future.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this registration statement, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and may not contain all the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the risks of investing in our securities discussed under the heading “Risk Factors,” and our financial statements and related notes included in this prospectus before making an investment decision.

XCF Global, Inc.

Overview

Unless otherwise stated herein or unless the context otherwise requires, the terms “we,” “us,” “our,” “XCF,” and the “Company” refer to XCF Global, Inc. (formerly known as Focus Impact BH3 NewCo, Inc.), a Delaware corporation, after giving effect to the Prior Business Combination between Focus Impact BH3 Acquisition Company, a Delaware corporation (“Focus Impact”), Focus Impact BH3 NewCo, Inc., a Delaware corporation (“NewCo”), Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”), and XCF Global Capital, Inc., a Nevada corporation (“Legacy XCF”), on June 6, 2025.

Legacy XCF was incorporated on January 20, 2023, for the purpose of making investments in renewable energy assets and production facilities. XCF has completed acquisitions in Nevada, Florida, and North Carolina as the foundation for the Company’s first production of sustainable aviation fuel (“SAF”), a synthetic kerosene derived from waste- and residue-based feedstocks such as waste oils and fats, green and municipal waste, and non-food crops and, currently, blended with conventional Jet-A fuel. XCF is committed to reducing the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. Though we are focused on promoting and accelerating the decarbonization of the aviation industry through SAF, we may, opportunistically, produce other renewable products such as renewable diesel, a renewable fuel, and bio-based glycerol, also known as natural glycerin, which is used in healthcare, food, and cosmetics industries. We believe there is a market opportunity in the aviation and renewable fuel sectors as a result of a combination of regulatory support, industry-led demand, and end-user commitment. The actual market environment may evolve differently from our expectations and is subject to a variety of external forces such as government regulation and technological development that may impact the market opportunity. XCF intends to build a nationwide portfolio of SAF and renewable fuels production facilities that use waste- and residue-based feedstocks at competitive production costs. We also intend to implement a fully integrated business model from feedstock supply and production to marketing and sales of SAF and renewable fuels. XCF is currently one of the few publicly traded renewable fuels companies primarily focused on SAF and renewable fuels in the United States, with the stated intention to be a majority SAF producer, distinguishing itself from peers that are predominantly legacy crude oil refiners.

Our intention is to scale and operate clean fuel production facilities engineered to the highest levels of compliance, reliability, and quality. Our initial operations include the New Rise Reno Renewables LLC (“New Rise Reno”) renewable fuel production facility. Legacy XCF completed acquisitions of New Rise SAF Renewables, LLC (“New Rise SAF”) and New Rise Renewables, LLC (“New Rise Renewables”) (collectively, New Rise SAF and New Rise Renewables are referred to as “New Rise”) on January 23, 2025 and February 19, 2025 respectively. Herein, we refer to the acquisitions of New Rise SAF and New Rise Renewables as the “New Rise Acquisitions”. Legacy XCF also owns dormant biodiesel plants in Fort Myers, FL and Wilson, NC that it is considering to further build-out and reconstruct into SAF, renewable fuels, and/or associated SAF-related infrastructure. The Company is continuing to evaluate the role of each of the Fort Myers, Florida and Wilson, North Carolina facilities within XCF’s broader SAF and renewable fuel value chain.

Blended with conventional Jet-A fuel, SAF is a “drop-in fuel” which means it can be used in existing aircraft and aviation infrastructure without the need for modification. Publications by a variety of industry organizations and experts, for example a thought leader piece with Air bp global aviation sustainability director posted on the BP p.l.c. (“BP”) website and publications from the IATA estimate that SAF can reduce lifecycle greenhouse gas emissions by up to 80% compared to conventional jet fuel; this estimated reduction in greenhouse gas emissions is based on factors that impact the ultimate reduction in greenhouse gas emissions for a given SAF product including the feedstock used, the production method employed, and the supply chain to the airport. In a recent study by the EPA on Atmospheric Concentrations of Greenhouse Gases, global atmospheric concentrations of carbon dioxide, methane, nitrous oxide, and certain manufactured greenhouse gases have all risen significantly over the last few hundred years. Further, the EPA has noted that the combustion of fossil fuels such as gasoline and diesel to transport people and goods was the largest source of CO2 emissions in 2022, accounting for 35% of total U.S. CO2 emissions and 28% of total U.S. greenhouse gas emissions.

3

THE OFFERING

Common stock outstanding before this offering:	411,676,896 shares as of August 18, 2026 (as of the date of this prospectus)

Common stock offered by the Selling Stockholders:	Up to 212,770,019 shares of common stock

Terms of this offering:	The Selling Stockholders, including their transferees, donees, pledgees, assignees, and successors-in-interest, may sell, transfer, or otherwise dispose of any or all of the Shares on the Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of Proceeds:	We are not selling any securities under this prospectus and will not receive any proceeds from the sale of common stock by the Selling Stockholders pursuant to this prospectus. See “Use of Proceeds.”

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Symbol	SAFX

4

RISK FACTORS

An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Any of the risks and uncertainties set forth herein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. Additional risks not currently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. As a result, you could lose all or part of your investment.

Risks Related to This Offering

The sale of a substantial amount of our common stock, including resale of the common stock held by the Selling Stockholders in the public market could adversely affect the prevailing market price of our Common Shares.

We are registering for resale 212,770,019 shares of common stock, including, 100,000 shares issuable upon exercise of Placement Agent Warrants. In comparison, we have 411,676,896 outstanding shares of common stock as of the date of this prospectus. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock, and the market value of our other securities. We cannot predict if and when the Selling Stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into common stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

Investors who buy shares at different times from the Selling Stockholders will likely pay different prices.

The Selling Stockholders will have discretion, subject to market demand, to vary the timing, prices and amount of common stock issuable upon the exercise of Private Placement Warrants sold by them pursuant to this prospectus. If and when they do elect to sell common stock issuable upon the exercise of Private Placement Warrants, the Selling Stockholders may sell all, some or none of such shares at any time or time to time at their discretion and at different prices. As a result, investors who purchase common stock from Selling Stockholders in this offering at different times will likely pay different prices for shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders as a result of future sales made by Selling Stockholders to other investors at prices lower than the prices such earlier investors paid for their shares from the Selling Stockholders.

The market price of our securities may be volatile.

The trading price of our shares of common stock may be volatile and subject to fluctuations in response to various factors, some of which are beyond our control, including the risk factors contained in this prospectus.

Risks Relating to Our Operations, Business and Industry

We have not obtained sufficient funding to execute our business plan and will need to raise substantial additional funding to meet our financial obligations and fund our operations and business plan; we cannot assure you that such funding will be available to us on acceptable terms, or at all. In addition, we have identified conditions that raise substantial doubt about our ability to continue as a going concern.

Implementing our business plan and meeting our current and anticipated financial obligations will require us to obtain sufficient financing. As of the date of this filing, we have not yet secured sufficient financing to fund either the near-term or long-term implementation of our business plan or meet all of our current financial obligations. If we are unable to obtain sufficient financing for these needs, we may be limited in our ability to implement our business plan in a timely manner or may need to delay or modify certain important elements of our plan, which would have a material adverse effect on our business and results of operations. We cannot assure you that sufficient financing will be available to us on favorable terms, or at all.

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If we are successful in raising additional funds by issuing equity securities or securities convertible into or exchangeable for equity securities, dilution to existing stockholders will result, and such securities may have rights, preferences and privileges senior to those of our Class A common stock. If we are able to secure debt financing, the terms of any debt arrangements may include restrictive covenants or other terms that may impose burdens on our ability to operate.

Our cash and cash equivalents as of March 31, 2026, on a consolidated basis, totaled $1,047,539. Based on our losses to date and limited cash resources, our management has identified substantial doubt about our ability to continue as a going concern. The ability to continue as a going concern is dependent upon our ability to raise sufficient funds to pay ongoing operating expenditures and meet financial obligations over the next twelve months. Other than financing available under the ELOC Agreement and funding by EEME on the Business Combination, we have no ongoing commitment from any source of capital to provide financing to us in the future, and such available financing is not expected to be sufficient, either on its own or along with cash flow generated from our operations, to fund our operations, existing commitments and implementation of our business plan.

The substantial doubt as to our ability to continue as a going concern could limit our ability to obtain additional financing. In addition, the perception that we may not be able to continue as a going concern may also make it more difficult to operate our business due to concerns about our ability and the ability of our subsidiaries to meet our and their contractual obligations.

If we are unable to continue as a going concern, either we, or our subsidiaries, or both may be forced to liquidate assets and the values received in a liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The financial statements included herein do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets that might result from the outcome of this uncertainty and have been prepared on a basis that assumes that we will continue as a going concern, as described in the notes to the financial statements included elsewhere herein.

Our New Rise Reno production facility was recently converted to produce SAF and has experienced production issues in both renewable diesel and SAF production.

Our current production facility in Reno, Nevada was converted to SAF production in October 2024 and began initial production of SAF and renewable naphtha (a byproduct in SAF production) in February 2025. First deliveries of neat SAF and renewable naphtha produced at New Rise Reno began in March 2025 under a supply and offtake agreement by and between New Rise Renewables and Phillips 66 (the “P66 Agreement”). From April through the end of December 2025, New Rise Reno produced, in aggregate, approximately 5.8 million gallons of neat SAF, renewable diesel, and renewable naphtha. On April 2, 2026, Phillips 66 delivered notice to New Rise Reno of termination of the P66 Agreement, and the P66 Agreement was terminated as of May 1, 2026.

As of the date of this prospectus, the Company continues to evaluate the termination notice and has engaged in settlement discussions with Phillips 66. Phillips 66 has requested the return of feedstock. The parties disagree over whether title to the feedstock has transferred to New Rise Renewables and over the amount that Phillips 66 is owed in connection with the feedstock. As of the date of this prospectus, New Rise Renewables and Phillips 66 continue to discuss the settlement of this matter. While the Company believes the amount due to Phillips 66 is significantly less than the amount claimed, the resolution of the disagreement is uncertain and there can be no assurance that the Company will prevail in its position.

On April 9, 2026, the Company entered into a term sheet (the “BGN Term Sheet”) for a renewable fuel tolling agreement with BGN INT (“BGN”), an independent global energy and commodities group, pursuant to which it is anticipated that the Company will provide inside-the-fence logistics, production and refining services, storage and blending as well as marketing support in coordination with BGN’s sales and logistics teams. The initial term of the BGN Term Sheet is three years from the commencement of production. The parties have agreed to work in good faith to execute a definitive long form tolling agreement by November 15, 2026.

During the initial phase of production ramp-up of SAF, the Reno production facility operated at approximately 50% capacity for SAF. Our New Rise Reno team has been reviewing the catalyst processing for SAF to meet nameplate capacity and, on June 1, 2026, announced the receipt of process catalyst at the facility. While ramp-up processes are being undertaken and until final plant acceptance, management has made the determination to temporarily produce renewable diesel which can be achieved at approximately 2,000 barrels per day, which is approximately 20% below nameplate capacity, and without any additional modifications to the facility. In May 2025, New Rise Reno began selling the renewable diesel under the P66 Agreement, which was subsequently terminated as of May 1, 2026.

Since the initial production of renewable diesel, our Reno production facility has experienced repeated maintenance-related downtime that has required additional maintenance capital expenditures and other unanticipated operating expenses. These disruptions have limited our ability to operate at expected levels and delayed our efforts to achieve full production capacity. Although management has taken steps to address these issues, there can be no assurance as to when or whether the Reno facility will consistently operate at or near 100% production capacity for renewable diesel or SAF. Continued downtime, additional maintenance requirements, the inability to achieve stable full-capacity operations and the inability to execute a definitive agreement with BGN could materially and adversely affect our revenues, profitability, and liquidity.

Delays in our ability to resume SAF production or operate the Reno production facility at full capacity for SAF production will adversely affect our revenues and profitability.

We currently expect to resume SAF production as early as the second quarter of 2026, although we cannot assure you when SAF production will resume, and when it does resume, when or whether the Reno production facility will be able to produce SAF at full capacity. Any delay beyond the second quarter of 2026 in our ability to resume SAF production and/or any delay in our ability to operate the Reno production facility at full nameplate capacity for SAF production will adversely affect our revenues and profitability.

We currently plan to construct additional renewable fuels production and/or SAF-related infrastructure facilities in Nevada, Florida and North Carolina. If construction of additional production facilities is delayed or any of the production facilities do not perform as we expect once construction has been completed and commercial production has begun, our business and prospects may be adversely affected.

Our growth plan includes the construction of New Rise Reno 2, an additional SAF production facility in Reno, adjacent to our existing New Rise Reno facility, and may include further build-out and reconstruction of our acquired production facilities in Fort Myers, Florida (“Fort Myers”) and Wilson, North Carolina (“Wilson”), to produce SAF, renewable fuels and/or associated SAF-related infrastructure.

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The completion of these projects will require significant additional funding that may not be available on terms acceptable to us, or at all. In addition, if adequate funding is available, completion of these projects are subject to risks typically associated with large capital projects, including the need to identify and contract with capable engineering and construction firms and obtain necessary regulatory approvals and permits, and the risks of unanticipated cost overruns or delays in project completion due to increases in costs of construction materials, labor and other expenses, delays resulting from supply chain disruptions, permitting, severe weather, natural disasters, work stoppages or labor disputes, and similar factors. New Rise Reno 2 is anticipated to have estimated construction costs of $300,000,000 and will take approximately 28 months to complete from the date construction commences. We anticipate beginning construction in mid-2026 with SAF production to begin around 2028. The Company currently owns dormant biodiesel plants located in Fort Myers, Florida and Wilson, North Carolina that it intends to further build-out and reconstruct to SAF, renewable fuels and/or associated SAF-related infrastructure. If both Fort Myers and Wilson are reconstructed to produce SAF, it is expected to take approximately 36 months to complete from the date construction commences with anticipated construction costs of approximately $350,000,000 per site. We have not yet identified financing for construction of these additional sites, but anticipate financing these construction projects through both debt and equity financing in the future. Once completed, the ability of these facilities to meet our performance expectations is subject to the risks inherent in converted and newly-constructed production facilities, including failure of the facilities to meet permitting or health and safety standards and failure of the facilities to produce a SAF product to our specifications. In addition, the additional financial contribution we expect from these additional production facilities, once they are brought online, is based on assumptions and estimates made without the benefit of any operating history for these facilities producing commercial quantities of SAF.

If we are unable to complete these projects at their expected costs or in a timely manner (including the execution of a definitive agreement with BGN), or if these facilities fail to perform as expected once they are completed, our ability to generate revenue on our anticipated schedule and at the expected levels will be impaired and our financial condition, results of operations, or cash flows could be materially and adversely affected. Further, if these additional facilities do not produce the anticipated financial contributions, our business and prospects may be adversely affected.

The ground lease of the New Rise Reno facility is subject to dispute, and the landlord may exercise possessory or foreclosure remedies and/or XCF Global may be required to pay penalties and damages, in addition to outstanding rent amounts.

Our existing New Rise Reno production facility is currently our only operating production facility and sole source of revenue from renewable fuels production, and New Rise Reno leases the land on which the New Rise Reno production facility is located pursuant to a ground lease. The landlord under the ground lease has provided notice to New Rise Reno asserting that New Rise Reno is in default of the terms of the ground lease for its failure to make certain payments The landlord’s remedies in the case of an event of default include, among other things, the right to terminate the ground lease, the right to bring an action to recover the amount of all unpaid rent earned as of the date of termination or in the amount of all unpaid rent for the balance of the term of the lease, and the right to take possession of, operate, and/or relet the premises.

On April 29, 2026, New Rise Reno and Twain entered into a forbearance agreement (the “2026 Twain Forbearance Agreement”), pursuant to which Twain has agreed to forbear from exercising its rights and remedies under the ground lease and related documents and/or applicable law with respect to any alleged defaults or alleged events of default until January 1, 2027, subject to certain conditions and exceptions provided in the 2026 Twain Forbearance Agreement. In consideration of Twain’s forbearance, XCF agreed to issue 4,000,000 shares of XCF Global’s Common Stock (the “2026 Landlord Shares”) to Twain and agreed to use its reasonable best efforts to file a registration statement on appropriate form with the SEC to register the 2026 Landlord Shares for resale. The net proceeds of any sale of the 2026 Landlord Shares are to be credited on dollar-for-dollar basis against any remaining principal, interest, and penalties owed by New Rise Reno to Twain.

If the landlord pursues one or more of its available remedies under the ground lease and is successful in exercising its possessory or foreclosure remedies, or is successful in obtaining a judgment requiring New Rise Reno or us to pay penalties and damages in addition to amounts New Rise Reno may owe under the ground lease, any one or a combination of these events would materially disrupt our operations and impair our ability to generate revenue, and, in the case of the landlord taking possession of the facility and/or related assets, could result in a temporary or permanent cessation of our operations at the New Rise Reno production facility. Any of these results would have a material adverse effect on our business and financial condition, and would materially impair our ability to execute our business plan. In addition, the existence of a default under the ground lease could make it more difficult for us to obtain financing on acceptable terms, or at all, which would materially impair our ability to execute our business plan.

The ground lease of the New Rise Reno facility is subject to dispute, and the landlord may exercise possessory or foreclosure remedies and/or XCF Global may be required to pay penalties and damages, in addition to outstanding rent amounts.

Our existing New Rise Reno production facility is currently our only operating production facility and sole source of revenue from renewable fuels production. The New Rise Reno facility’s development was financed through bank loans, and the lender has provided notice to New Rise Reno asserting that New Rise Reno is in default of the terms of the loans for its failure to make certain payments that are due and owing thereunder.

By letter dated August 6, 2025 from counsel to the lender to New Rise Reno, the lender notified New Rise Reno of (1) additional events of default under the existing loan documents relating to the loan, (2) failure to timely cure the ongoing payment default by the deadline set forth in the demand to cure addressed to New Rise Reno dated March 3, 2025, and (3) the acceleration of the full unpaid balances of the loan pursuant to the lender’s rights under the loan documents. The acceleration notice indicated that the amount owing as of August 5, 2025, excluding applicable fees, costs, and penalties, is $130,671,882.10. Subsequent to the notification, our counsel and counsel for the lender engaged in discussions regarding the notification, and on August 27, 2025, we, on behalf of New Rise Reno, and the lender entered into a Pre-Negotiation Letter outlining the terms under which the parties would engage in discussions for the purpose of entering into letter agreements, meetings, conferences, and written communications with respect to the outstanding default notice and balance due to the lender. The Pre-Negotiation letter does not obligate any party to take any action with respect to the loan and the lender expressly reserved its rights under the loan documents.

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On August 27, 2025, we, alongside New Rise Reno, received a notice from the lender withdrawing the August 6, 2025 notice of acceleration (the “Notice of Withdrawal”). Besides withdrawing the notice of acceleration, the Notice of Withdrawal specifies that the lender does not withdraw, modify, or waive the notice of additional events of default and failure to timely cure ongoing payment default set forth in the August 6, 2025 notice of acceleration, which conditions remain in effect. The lender also does not withdraw or modify the March 6, 2025 demand to cure.

The lender’s remedies in the case of an event of default include, among other things, include acceleration of the unpaid principal amount of the loans, and/or possession, control, sale, and foreclosure on any collateral, including all rights and interests in and to the real property on which the New Rise Reno production facility is located (including any after-acquired fixtures, equipment and improvements to the production facility).

If the lender pursues one or more of its available remedies under the loans and is successful in exercising its possessory or foreclosure remedies, or is successful in obtaining a judgment requiring New Rise Reno or us to pay penalties and damages in addition to amounts New Rise Reno may owe under the loans, any one or combination of these events would materially disrupt our operations and impair our ability to generate revenue, and, in the case of the lender taking possession of the facility and/or related assets, could result in a temporary or permanent cessation of our operations at the New Rise Reno production facility. Any of these results would have a material adverse effect on our business and financial condition, and would materially impair our ability to execute our business plan. In addition, the existence of a default under the loans could make it more difficult to us to obtain financing on acceptable terms, or at all, which would materially impair our ability to execute our business plan.

We are involved in active discussions with the lender to resolve these matters, including the possibility of a potential forbearance or modified lease payment schedule while we seek and secure financing and ramp-up production so as to generate sufficient cash flows from operations to be able to make payments under the loans. However, we cannot assure you that we will be able to reach agreement with the lender to resolve these matters on acceptable terms, or at all, or obtain sufficient financing to allow us to re-finance the loans and also execute our business plan.

Our management team does not have experience in the construction of SAF production facilities and has only limited experience in the operation of a renewable fuels business, and will depend on services provided by professional and skilled service providers and others in the renewable space.

As of the date of this prospectus, our management team has managed the conversion of New Rise Reno to SAF production but has not managed the construction or conversion of additional renewable fuel production facilities, including facilities producing SAF. On January 2, 2024, we entered into a contract with Encore DEC LLC (“Encore”), one of the EPC companies that was subcontracted to build New Rise Reno, to manage the conversion of the facility to SAF. Prior to the fourth quarter of 2024, New Rise Reno utilized a qualified service provider to provide operating and maintenance services. In the future, we may elect to use a service provider to provide operating and maintenance services at our additional production facilities when those facilities come online. Encore is a company 100% controlled by Soule, who is our second largest stockholder. Although Encore has constructed fuel production facilities in the past and completed the conversion of the New Rise Reno production facility to SAF production, Encore has not constructed a new SAF production facility or converted other existing production facilities to SAF production. Accordingly, we cannot guarantee that we will be able to produce SAF on our expected time schedule, or in an economic manner in commercial quantities or that we will be able to successfully manage the other key aspects of the business, including obtaining feedstocks, entering into offtake arrangements, managing customer and supplier relationships, managing environmental, health and safety matters and other aspects of a renewable fuel business. If we are unable to produce SAF economically on a commercial scale or in commercial volumes, or we are unable to manage other key aspects of our business, our business, financial condition, results of operations and prospects will be materially and adversely affected, which could significantly reduce the value of our securities.

Our LOIs and MOUs may not result in definitive agreements, commercial projects, or revenue.

We frequently enter into non-binding letters of intent (“LOIs”), memoranda of understanding (“MOUs”), framework agreements, and other preliminary arrangements with prospective acquisition targets, partners, customers, and licensees. These arrangements are typically exploratory in nature and are subject to the negotiation and execution of definitive agreements, completion of due diligence, internal approvals by the counterparty, regulatory or permitting processes, financing availability, and other conditions outside our control. To date, several of the LOIs and MOUs we have announced have not yet resulted in definitive agreements, and there can be no assurance that any current or future preliminary arrangements will progress to binding contracts or commercial deployment.

Because these preliminary agreements are non-binding, counterparties may unilaterally discontinue discussions, change strategic priorities, or elect to pursue similar projects with other partners. If LOIs or MOUs do not advance to definitive agreements or commercial operations, we may not realize the expected benefits of these potential projects, including anticipated licensing revenue, offtake opportunities, equity participation, or regional expansion. We also have entered into certain binding LOIs and MOUs that, despite being binding, anticipate that definitive agreements may be needed to define the rights, responsibilities and obligations of the parties. Those definitive agreements may include terms and conditions that may negatively affect the value of the initial agreements as expressed in the binding LOIs and MOUs. Frequent announcements of preliminary agreements that do not ultimately close may create expectations among investors and other stakeholders that we are unable to meet, which could negatively affect its reputation, our ability to secure future partnerships, and the market price of our common stock.

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Our financial results are largely affected by the relationship, or margin, between the prices at which we sell renewable diesel and SAF and the prices of feedstocks used in manufacturing renewable diesel and SAF.

The cost of feedstocks and the prices at which we can ultimately sell renewable diesel and SAF depend on numerous factors beyond our control, including supply and demand, which are subject to, among other things, production levels, competition, industry acceptance and use of renewable diesel and SAF, economic factors impacting end-users of renewable diesel and SAF, and governmental policies and regulation. The prices for feedstocks can fluctuate based on global, regional and local market conditions, and the prices of some of these feedstocks can be cyclical and volatile which can reduce margins and have a significant impact on our revenues, operating income and cash flows. We do not produce our own feedstocks and must purchase all of the feedstocks we require to produce renewable diesel and SAF.

On May 23, 2017, New Rise Reno entered into the P66 Agreement whereby Phillips 66 would sell to New Rise Reno 100% of the feedstocks required for the production of renewable diesel at the New Rise Reno facility and purchase from New Rise Reno 100% of the renewable diesel produced at the facility, in both cases which is expected to be approximately 2,000 barrels per day; renewable diesel is a biofuel that is chemically equivalent to petroleum diesel and can be used as a “drop-in fuel” which means it can be used in existing diesel engines without the need for modification. Under terms of the agreement, feedstock is supplied to New Rise Reno at spot pricing plus transportation, terminal, and logistics expenses plus a per gallon fixed fee. For the sale of renewable diesel, Phillips 66 purchases 100% of the renewable diesel at a price per gallon based on current index prices for renewable diesel and other tax-based credits.

In May 2024, New Rise Reno and Phillips 66 entered into an addendum to the P66 Agreement, with an initial term of five years from the commencement date of September 1, 2024, that extends the supply and offtake agreement to include feedstocks for renewable products and the sale of renewable products produced by New Rise Reno to Phillips 66. Under the amended terms of the agreement, the terms of the feedstock price remain unchanged to the original agreement and P66 will charge New Rise Reno for transportation and logistics costs, and terminal, storage, blending and distribution fees to bring the renewable products to market. At the end of the initial five-year term, the agreement shall automatically renew for two successive additional periods of five years, unless otherwise terminated according to the terms, bringing the total duration of the agreement to a potential term of 15 years. On October 1, 2025, New Rise Reno and Phillips 66 entered into an amendment whereby New Rise Reno will no longer pay for the feedstock at the time of delivery. Phillips 66 will consign the feedstock to new Rise Reno by delivering it into the tanks of New Rise Reno. Phillips 66 retains the right to have the feedstock reloaded onto railcars for delivery to another location of Phillips 66 choosing. New Rise Reno does not own the feedstock but bears the risk of loss should the material be damaged or destroyed. On April 2, 2026, Phillips 66 delivered notice to New Rise Reno of termination of the P66 Agreement, and the P66 Agreement was terminated as of May 1, 2026.

As of the date of this prospectus, the Company continues to evaluate the termination notice and has engaged in settlement discussions with Phillips 66. Phillips 66 has requested the return of feedstock. The parties disagree over whether title to the feedstock has transferred to New Rise Renewables and over the amount that Phillips 66 is owed in connection with the feedstock. As of the date of this prospectus, New Rise Renewables and Phillips 66 continue to discuss the settlement of this matter. While the Company believes the amount due to Phillips 66 is significantly less than the amount claimed, the resolution of the disagreement is uncertain and there can be no assurance that the Company will prevail in its position. The ultimate resolution of these claims could impact the Company’s liquidity and need for cash.

On April 9, 2026, the Company entered into the BGN Term Sheet for a renewable fuel tolling agreement with BGN, pursuant to which it is anticipated that the Company will provide inside-the-fence logistics, production and refining services, storage and blending as well as marketing support in coordination with BGN’s sales and logistics teams. The initial term of the BGN Term Sheet is three years from the commencement of production. The parties have agreed to work in good faith to execute a definitive long form tolling agreement by November 15, 2026.

As a result, we cannot control the cost of these feedstocks, and we could underestimate feedstock pricing and volume requirements. These uncertainties, including the inability to enter into a definitive agreement with BGN for the supply of feedstock, or any feedstock suppliers for any of its current or future facilities on terms favorable to XCF Global could significantly affect our costs and our gross margin. Although we believe that our production process can work with multiple types of feedstocks in the event that prices of specific feedstocks fluctuate, we have not produced SAF using non-food feedstocks and cannot guarantee that feedstocks are interchangeable for the production of SAF without requiring significant alterations to our production processes. In addition, we may not be able to implement the intended vertical integration or implement it to a degree where we are no longer substantially dependent on outside sources of feedstock supply.

Our revenues and financial results will be largely affected by the prices at which we sell SAF, and volatility in the market price for SAF could have a material adverse effect on our financial condition and results of operations.

SAF is intended to replace or be mixed with petroleum-based conventional jet aviation fuel. Conventional jet aviation fuel is a commodity product produced by many companies, and its pricing is largely determined in the commodities markets, with readily observable pricing. In addition, prices of conventional jet fuel have been subject to fluctuations over time, some of which have been significant. SAF is a newer jet aviation fuel for which there is no established commodities market and, accordingly, pricing of SAF is currently opaque. Our assumptions regarding the price of SAF are primarily based on conversations with other market participants, including airlines and commercial aviation groups. While XCF Global utilizes inputs from these market participants, it also tests pricing levels through negotiations with potential buyers of the SAF it plans to produce.

Our cost of production is driven by the cost of feedstocks. The hydrotreated esters and fatty acids (“HEFA”) pathway, the production method in place at New Rise Reno, uses certain fats, oils, and greases as feedstocks which, as per the spot commodity markets, are more expensive than conventional jet fuel. The HEFA pathway is a process for refining vegetable oils, waste oils, or fats into SAF through hydroprocessing, which removes sulfur, oxygen, nitrogen and metals from the feedstock.

If we are unable to sell SAF at a premium to the price of conventional jet aviation fuel, or if the price at which we are able to sell SAF is subject to volatility that reduces our margins, then our revenues and profitability will likely be negatively affected.

The price of our SAF product relative to the price of petroleum-based conventional jet aviation fuel may affect our revenues and profitability.

Our revenue and profitability forecasts include, among other things, assumptions regarding the price at which its SAF product will be sold and the cost of feedstocks used in the production of SAF. The price of SAF relative to the price of conventional jet aviation fuel will likely affect end-users’ willingness to purchase SAF at prices and in quantities that are consistent with our expectations.

If there are decreases in the price of traditional petroleum-based jet aviation fuel or the value ascribed to sustainability or environmental attributes related to SAF decrease, we may be required to reduce our SAF prices to remain competitive in the marketplace which may negatively impact our profitability.

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Feedstocks availability for renewable diesel and SAF production may decline.

Production of renewable diesel and SAF requires large volumes of feedstocks. XCF Global cannot predict the future availability of any of the types of feedstocks XCF Global intends to use in the production of renewable diesel and SAF using its process technologies. XCF Global may rely on a feedstock supply chain that involves both domestic and international sources, and, in many instances, feedstock may need to be transported through a significant distance to reach its production facilities. As a result, XCF Global’s feedstock supply chain may be subject to a variety of potential disruptions, including freight handling and logistics failures, labor shortages or disruptions, adverse weather conditions, natural disasters and road, rail and other infrastructure failures. XCF Global cannot assure you that the use of multiple feedstock suppliers will sufficiently mitigate these risks.

The supply of feedstocks also might be impacted by other factors, including high demand from other producers of renewable fuels or entities that may use these feedstocks for other purposes. The number of renewable fuels production facilities that are currently in production or in the planning or construction phase continues to increase, and there may not be an adequate supply of feedstock to satisfy this demand. As a result, low availability of feedstocks for XCF Global’s renewable diesel and SAF could cause delays, production reductions or cost increases. As a result, XCF Global’s revenue and margin may decrease and it may need to increase the price of its renewable diesel and SAF products to maintain or increase its margin, which could reduce demand for XCF Global’s renewable diesel and SAF products if customers are unwilling to pay the higher price.

We believe there is little to no correlation between the cost of feedstock and the market price of renewable diesel and SAF. Therefore, we may be unable to pass along increases in feedstock costs to our customers. Our business plan anticipates that we will vertically integrate our feedstock supply chain to manage both the availability and the cost of feedstocks in the future. However, until we are able to implement the intended vertical integration, we will be subject to risks associated with obtaining feedstock from other third parties, and our efforts to vertically integrate may not be successful. In addition to the New Rise Reno production facility, we may need to obtain other sources of feedstock supply when other production facilities become operational.

We may be unable to obtain suppliers for feedstocks.

On July 7, 2026, XCF Global announced it had entered into definitive agreements with BGN to support the supply of feedstock at the New Rise Renewables Reno facility.

Prior to BGN, Phillips 66 supplied feedstock, which was stored at the New Rise facility to be used for the production of renewable diesel fuel and purchased 100% of the renewable diesel produced at the facility from New Rise Reno. On April 2, 2026, Phillips 66 delivered notice to New Rise Reno of termination of the P66 Agreement, and the P66 Agreement was terminated as of May 1, 2026.

In connection with the termination, Phillips 66 also notified XCF Global of (1) suspension of its performance obligations under the P66 Agreement, including all product purchase, delivery, receipt, and payment obligations; (2) demand of performance assurance, pursuant to Section 13.3 of the P66 Agreement; and (3) its intent to exercise its rights of setoff under Section 22.5 of the Agreement and applicable law, whereby amounts owed by Phillips 66 to New Rise may be applied against amounts owed by New Rise to Phillips 66, including feedstock receivables and any accelerated obligations.

As of the date of this prospectus, the Company continues to evaluate the termination notice and has engaged in settlement discussions with Phillips 66. Phillips 66 has requested the return of feedstock. The parties disagree over whether title to the feedstock has transferred to New Rise Renewables and over the amount that Phillips 66 is owed in connection with the feedstock. As of the date of this prospectus, New Rise Renewables and Phillips 66 continue to discuss the settlement of this matter. While the Company believes the amount due to Phillips 66 is significantly less than the amount claimed, the resolution of the disagreement is uncertain and there can be no assurance that the Company will prevail in its position. The ultimate resolution of these claims could impact the Company’s liquidity and need for cash.

While XCF Global regularly pursues feedstock supply and offtake arrangements with potential counterparties, including its recent definitive agreements with BGN, XCF Global cannot guarantee that it will successfully enter into agreements with suppliers in the future, and suppliers may also require XCF Global to provide prepayments, letters of credit or other credit support, which could increase its costs and constrain liquidity. In addition to securing an adequate supply of feedstock, XCF Global will need to enter into additional feedstock supply and offtake agreements for the SAF to be produced at New Rise Reno 2, Fort Myers, Wilson and any other facilities XCF Global builds or acquires in the future. If XCF Global is unable to secure supply agreements that ensure that all of its feedstock needs are met or offtake agreements for the purchase of all or substantially all of its renewable diesel and SAF production from New Rise Reno, or if the counterparties fail to meet their obligations, XCF Global may not achieve its expected revenue targets. If this happens, XCF Global’s results of operations and financial condition could be materially and adversely affected.

We currently utilize a domestic feedstock sourcing strategy, relying on low carbon triglyceride feedstocks (such as distillers corn oil and soybean oil) to produce SAF, renewable diesel, and renewable naphtha at our New Rise Reno facility.

The current source of our feedstocks includes domestic sourcing , which has key operational risks, including:

●	Feedstock cost and availability fluctuations - market supply constraints, weather events, agricultural policy changes (e.g. Renewable Fuel Standard adjustments), and competition from other industries can significantly increase feedstock prices or restrict access;
●	Contract concentration risks - overreliance on limited suppliers or regions may disrupt feedstock supply, impair production continuity, and increase costs;
●	Logistical and infrastructure vulnerabilities - domestic rural feedstock collection requires robust logistics; disruptions in transportation networks or facility operations could impair feedstock delivery; and
●	Counterparty performance risk - supplier bankruptcy, noncompliance, or regulatory violations could jeopardize feedstock contracts and facility uptime.

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Any inability to secure sufficient feedstock at competitive prices, or disruptions to the supply chain, could materially impair our operational efficiency, margin profile, and overall financial performance.

Our SAF production process depends, in part, on licensed technology.

New Rise Reno and Axens North America Inc. (“Axens”) are parties to a license agreement pursuant to which New Rise Reno received the non-exclusive right to utilize Axens’ liquid full hydrotreating technology. This technology is instrumental in the hydrotreating of feedstocks, a set of operations that remove sulfur and other impurities, to produce SAF and biofuels. In addition to the technology license, Axens and XCF Global have a performance guarantee agreement with respect to Axens’ technology. We expect to utilize the same Axens technology at future production sites.

We rely on the licensed Axens technology in a key part of the SAF production process. We do not own or control this technology, nor do we have any rights in the intellectual property underlying the licensed technology. Our rights to use the licensed technology are subject to the continuation of the license and our compliance with the terms of the license. Our license agreement includes provisions allowing Axens to terminate the license under certain circumstances, and any termination of the license would materially and adversely affect our ability to produce SAF. In addition, our rights to use Axens’ technology is subject to the validity of Axens’ intellectual property rights. Any legal challenge to Axens’ rights to its intellectual property could prevent Axens from continuing to license the technology that we need to operate our business.

The license agreement does not require any royalties to be paid to Axens. The license to use the Axens technology and process is effective so long as New Rise Reno continues to utilize the Axens process and the related hydrotreating equipment. The license agreement is non-transferable except that it may be assigned to an affiliate or successor of the assigning party upon mutual written consent. Axens has the right to terminate the license agreement in the event of uncured breaches of the agreement, including failures to make payment, use of Axens’ intellectual property outside of the scope of the license and breaches of confidentiality obligations.

Our revenues and financial results will depend on the continued adoption and use of SAF by airlines.

SAF is a relatively new product and airlines worldwide are in the adoption process as an alternative to fossil fuels and to reduce greenhouse gas emissions (“GHG”). Airlines currently use blended SAF at ratios between 90/10 to 70/30 (Jet-A : neat SAF), with a maximum blend ratio of 50/50 (Jet-A : neat SAF). Airlines can incorporate SAF into their fuel purchasing program without having to modify existing aircraft engines or fueling infrastructure. According to the Net Zero 2050: Sustainable Aviation Fuels Fact Sheet published by the IATA in May 2024, certain governmental and non-governmental organizations and certain airlines have set targets or have announced goals for SAF usage. These programs may increase the adoption and use of SAF, but airlines may decide to cease or slow their adoption of SAF for several reasons, reducing the demand for SAF. Such demand reduction would reduce our revenues and have a material adverse effect on our results of operations and cash flows.

If SAF turns out to be incompatible with or ineffective for existing aircraft, then SAF demand may decrease.

When blended with conventional jet aviation fuel, SAF is intended to be a “drop-in fuel,” meant to be used in existing aircraft engines and fueling infrastructure without the need for modification. However, the aviation industry has not yet universally adopted SAF as a jet fuel for everyday use, due in part to potential concerns about its effectiveness and compatibility with existing aircraft. Airlines are concerned that the use of SAF in their existing equipment could affect the functionality and therefore the safe operation of aircraft. In addition, it is unknown if the use of SAF could cause corrosion in airline engines or void manufacturer warranties. As such, any safety incident or engine degradation due to SAF use could adversely affect the entire SAF industry and lead to significant reduction in SAF demand, which could have a material adverse effect on our business and financial results.

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We may need to expend significant amounts to build new facilities, convert newly acquired facilities and operate our existing facilities. We may be unable to complete capital projects at their expected costs or timely, and if market conditions change, it may affect the assumed economics of the project.

To grow our business, our business plan anticipates a combination of construction of new production facilities and conversion of newly acquired existing facilities into SAF production facilities. The construction process of new production facilities and the acquisition and conversion of new existing facilities into SAF production facilities, as well as the integration of those facilities into our operations involve numerous business, regulatory, environmental, political and legal risks, many of which are not fully within our control. The decisions to construct or acquire facilities will be based on a variety of factors, including forecasts of the expected return on investment of the project, anticipated product demand and the political and regulatory environments. These projects may take significant time to complete, and the market for our products, the competitive landscape, conditions in the capital markets, the political and regulatory environment or other conditions may change during this time.

Once our facilities begin production, they may require unscheduled or scheduled downtime for unanticipated or anticipated maintenance or repairs that may be more frequent or more costly than our estimates of turnaround time and related expense, particularly in the ramp-up periods, when production systems are being optimized for commercial-scale operations. Our ability to process feedstocks depends on our ability to efficiently operate our production facilities, including maximizing the total time that such facilities are online and operational. The occurrence of significant unforeseen conditions or events in connection with the operation or maintenance of our production facilities, such as the need to refurbish such facilities, complete capital projects at such facilities, shortages of workers or materials, adverse weather, including, but not limited to lightning strikes, floods, hurricanes, tornadoes and earthquakes, equipment failures, fires, explosions, fluid leaks, damage to or destruction of property and equipment associated therewith, environmental releases and/or damage, government regulation changes affecting the use of such facilities, terrorist attacks, mechanical or physical failures of equipment, or other conditions or events, could prevent us from operating our production facilities or could force us to suspend production at such facilities down for repairs, maintenance, refurbishment or upgrades for a significant period of time. For example, New Rise Reno has already experienced certain periods of reduced throughput and downtime typical of commissioning and early-stage operations. While such early interruptions are not uncommon in production facilities, they may affect near-term production and cash flow.

Although we budget and forecast scheduled downtime for our facilities, actual scheduled and unscheduled maintenance could reduce our revenues during the period that one or more of our facilities are not operating. The ramp-up of New Rise Reno to production of renewable diesel and SAF on a commercial scale, the construction of New Rise Reno 2, the further build-out and reconstruction of the Fort Myers and Wilson production facilities and the construction or SAF conversion of additional facilities we build or acquire in the future, and the operation of those facilities as they come online involve significant uncertainties, including that:

●	new construction sites and existing facilities that meet our specifications, including location and availability of adequate infrastructure, may not be available;

●	we may not be able to identify and contract with capable engineering and construction firms to construct facilities at new sites or upgrade existing sites to our specifications;

●	we may not be able to complete the acquisition of appropriate sites for new construction and existing production facilities;

●	government and other authorities may challenge, deny or delay the issuance of requisite regulatory approvals, preventing us from obtaining or renewing permits, licenses, registrations and other authorizations;

●	new construction, conversions, improvements, maintenance or repairs to the facilities may not perform at expected levels or adequately address production and maintenance needs;

●	we may not be able to finance the acquisition of such sites, the construction of new facilities on those sites or modifications of those existing facilities;

●	operating costs of the facilities after the conversions, improvements, maintenance or repairs may be higher than expected;

●	the yield and product quality produced by the converted, new or repaired facilities and equipment may not meet our or our customers’ expectations and specifications;

●	further modification or replacement of the facilities or equipment, or additional repairs to the facilities or equipment, may be required to correct performance issues;

●	unanticipated cost overruns or delays in project completion may occur due to increases in costs of construction materials, labor and other expenses, delays resulting from supply chain disruptions, severe weather, natural disasters, works stoppages or labor disputes, and other factors that may affect our suppliers and vendors; and

●	we may have disputes with vendors, suppliers, contractors, or sub-contractors involved with a project.

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If we are unable to complete capital projects at their expected costs or in a timely manner, our financial condition, results of operations, or cash flows could be materially and adversely affected. In addition, in most cases our revenues would not increase immediately upon the expenditure of funds on a particular project. Moreover, we may construct facilities to capture anticipated future growth in demand for SAF where such growth does not materialize to the extent or in the time frame that we anticipated. As a result, new capital investments may not achieve our expected investment return, which could adversely affect its financial condition or results of operations.

XCF Global’s ability to construct additional production facilities and acquire existing facilities may be adversely impacted by its outstanding indebtedness and by the price of its stock.

XCF Global’s ability to finance the construction of additional production facilities and to make future acquisitions of production facilities, particularly those that would be financed solely or in part through cash from operations, may be curtailed due to its obligations to make payments of principal and interest on its outstanding indebtedness and any restrictions imposed in the terms of such indebtedness. XCF Global may not have sufficient capital resources, now or in the future, and may be unable to raise sufficient additional debt or equity capital on satisfactory terms, if at all, in order to meet its capital requirements for such acquisitions. In addition, the terms of XCF Global’s then-existing indebtedness may include covenants that directly restrict, or have the effect of restricting, its ability to make certain capital expenditures or undertake certain acquisitions while the indebtedness remains outstanding. In addition, XCF Global’s ability to use shares of XCF Global’s Class A common stock as consideration for acquisitions or to finance new construction or acquisitions may be impacted by XCF Global’s stock price. The future trading price of XCF Global’s Class A common stock could limit XCF Global’s willingness to use its equity as consideration, the willingness of sellers to accept XCF Global’s shares or its ability to raise additional capital to fund acquisitions, and as a result could limit the size and scope of its acquisition program. If XCF Global is unable to undertake new constructions or pursue acquisitions that it believes would enhance its business or operations, the potential growth of its business and revenues may be adversely affected.

Our ability to construct additional production facilities and acquire existing facilities may be adversely impacted by our outstanding indebtedness and by the price of its stock.

Our ability to finance the construction of additional production facilities and to make future acquisitions of production facilities, particularly those that would be financed solely or in part through cash from operations, may be curtailed due to its obligations to make payments of principal and interest on its outstanding indebtedness and any restrictions imposed in the terms of such indebtedness. We may not have sufficient capital resources, now or in the future, and may be unable to raise sufficient additional debt or equity capital on satisfactory terms, if at all, in order to meet our capital requirements for such acquisitions. In addition, the terms of our then-existing indebtedness may include covenants that directly restrict, or have the effect of restricting, its ability to make certain capital expenditures or undertake certain acquisitions while the indebtedness remains outstanding. In addition, our ability to use shares of our Class A common stock as consideration for acquisitions or to finance new construction or acquisitions may be impacted by our stock price. The future trading price of our Class A common stock could limit our willingness to use our equity as consideration, the willingness of sellers to accept our shares or our ability to raise additional capital to fund acquisitions, and as a result could limit the size and scope of its acquisition program. If we are unable to undertake new constructions or pursue acquisitions that we believe would enhance our business or operations, the potential growth of our business and revenues may be adversely affected.

XCF Global’s acquisitions may expose it to unknown liabilities.

In connection with any future acquisitions, we may also assume operational and environmental liabilities. Some liabilities, including ones that may exist only because of past operations of an acquired facility or business, may prove to be more difficult or costly to address than we initially estimate. Also, government officials responsible for enforcing environmental laws may believe an environmental liability is more significant than we initially estimate, or we may fail to identify or fully appreciate an existing liability before we becomes legally responsible. We may have no recourse, or only limited recourse, to the former owners of such properties in the event such liabilities are present. As a result, we may be liable for claims based upon ownership of an acquired property and required to pay significant settlements, which could adversely affect our financial results and cash flow.

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We may be unable to raise additional capital in the future to support its operations, complete acquisitions and grow its business.

We anticipate needing to raise additional capital to support the execution of our business plan, including our current and planned operations, acquisitions and expansion plans. Such funding may not be available when needed or may not be available on favorable terms or at all. If we raise additional funds in the future by issuing equity securities or securities convertible into or exchangeable for equity securities, dilution of existing stockholders will result, and such securities may have rights, preferences and privileges senior to those of our Class A common stock. Future funding may not be available on favorable terms, if at all. In addition, if we undertake debt financing, the terms of any debt arrangements may include restrictive covenants or other terms that may impose burdens on its ability to operate. If funding is insufficient at any time in the future and we are unable to generate sufficient revenue from its operations to fund its operations, repay outstanding indebtedness, complete capital improvement projects consummate planned acquisitions, its results of operations, prospects and the value of its securities could be adversely affected. Currently, substantially all of New Rise’s assets are subject to liens relating to New Rise’s existing financing agreements. Those liens are likely to impact our ability to obtain additional debt financing and/or the terms available in connection with any debt financing.

We may fail to accurately forecast demand for SAF products, resulting in unexpected shortfalls or surpluses.

We expect to grow our business through a combination of construction of new production facilities and conversion of newly acquired existing facilities into SAF production facilities. Because of the time required to construct new production facilities and upgrade existing production facilities, we must make decisions regarding new construction, acquisitions and production facilities upgrades well in advance of when commercial production and sale of SAF products from those facilities will start. As a result, we may not accurately forecast demand for SAF products, which is critical to our growth plans. We may fail to accurately forecast demand due to several factors, many of which are outside of its control, including actions by its competitors, changes in market conditions, changes in government policies, environmental factors and adverse weather conditions. A shortfall or surplus in the supply of our SAF product may reduce our revenues, result in under-committing or overcommitting capital resources, damage our reputation and otherwise harm our business, results of operations and financial condition.

Competitiveness of our SAF product for aviation fuel use benefits in part from government economic incentives for renewable energy projects or other related policies that could change.

The competitiveness of our SAF products benefits, in part, from federal, state and local government incentives, including but not limited to RINs, LCFS credits in California and BTC, and other incentives to end users, distributors and manufacturers of renewable energy products, which promote the use of renewable energy. These government economic incentives could be reduced or eliminated altogether, or the categories of renewable energy qualifying for such government economic incentives could be changed. These renewable energy program incentives are subject to regulatory oversight and could be administratively or legislatively changed in a manner that could have a material adverse effect on our operations. Reductions in, changes to, or eliminations or expirations of governmental incentives could result in lower demand for, and lower revenues from, our SAF product. Further, our ability to generate revenue from the various government economic incentives depends on our strict compliance with the applicable federal and state programs, which are complex and can involve a significant degree of judgment. If the agencies that administer and enforce these programs disagree with our judgments, otherwise determine that we are not in compliance, conduct reviews of our activities or make changes to the programs, then our ability to generate revenue from the economic incentives could be temporarily restricted pending completion of reviews or as a penalty, permanently limited or lost entirely, and we could also be subject to fines or other sanctions.

In addition, we may be required to register our projects or qualify our products with the federal government, various states or other countries. Any cancellation or revocation or inability to renew those registrations and any delays in obtaining additional registration or qualification of our projects or products if needed could delay future revenues and could adversely affect our cash flows. We may also be required to obtain additional registrations, qualifications or licenses relating to New Rise Reno 2, Fort Myers, Wilson or any other future production facility. Further, we may need to make significant investments in our projects prior to receiving all registrations and/or qualifications. Failure of our projects or products to qualify for government economic incentives could have a material adverse effect on our business.

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Negative attitudes toward renewable energy projects from the U.S. government, other lawmakers and regulators, airlines, other energy industry participants, and activists could adversely affect our business, financial condition and results of operations.

Parties with an interest in energy sources, including lawmakers, regulators, policymakers, other energy industry participants, environmental and advocacy organizations or other activists may invest significant time and money in efforts to delay, repeal or otherwise negatively influence regulations and programs that promote renewable energy. Many of these parties have substantially greater resources and influence than XCF Global. Further, changes in U.S. federal, state or local political, social or economic conditions, including a lack of legislative focus on or inefficiencies within such programs and regulations, could result in their modification, delayed adoption or repeal. Any failure to adopt, delay in implementing, expiration, repeal or modification of these programs and regulations, or the adoption of any programs or regulations that encourage the use of other energy sources over renewable energy, could adversely affect our business, financial condition and results of operations.

Several major airlines such as the member airlines of the Oneworld Alliance have announced goals for adopting SAF to meet their sustainability targets and reduce greenhouse gas emissions. These goals were announced as a result of guidelines established by certain governments and non-governmental organizations, such as the SAF Grand Challenge in the United States, Fit for 55 in the EU, and targets set by the IATA. If these guidelines are scaled back, repealed, or are believed to be insufficient to support demand creation, then airlines may consider revising their own targets for SAF adoption and/or reduce their use of SAF. A change in sentiment and/or reduction in SAF usage would reduce the demand for our SAF product and negatively affect XCF our revenues and financial results. Moreover, the current U.S. reliance on voluntary measures to incentivize SAF adoption may not be as competitive as compared to mandates introduced in the EU which could result in domestic SAF production decreasing available supply and impacting the ability for U.S. airlines to adopt SAF.

We continue to rely on the knowledge and involvement of several of our largest shareholders, and any lack of cooperation or failure to perform on their part could adversely affect our operations and strategic flexibility.

We continue to rely on Soule and EEME, two of our largest shareholder groups for certain funding and legacy knowledge of our New Rise Reno production facility, which they have gained through historical involvement in its development. Soule previously owned and operated New Rise Renewables, LLC (the predecessor to XCF Global, Inc.) through his prior ownership of RESC Renewables, LLC, and his wholly owned entity, Encore, served as the engineering procurement and construction contractor for the construction and subsequent conversion of the facility. As mentioned above, GL Part SPV I, LLC, GL Part SPV II, LLC, and EEME are all owned by Ms. Ladnier. Although Soule and Mr. Singal do not serve as executive officers, employees, or directors of XCF Global, Inc. or its subsidiaries, XCF Global continues to rely on their institutional knowledge, certain historical relationships with vendors and contractors, and familiarity with the New Rise facility. If Soule or Mr. Singal were to withdraw their support, restrict access to institutional knowledge, or pursue business activities that compete with or conflict with our interests, its operations and financial and strategic flexibility could be adversely affected.

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Although Mr. Soule and Mr. Singal do not serve as executive officers, employees, or directors of XCF Global, Inc. or its subsidiaries, we continue to rely on their institutional knowledge, historical relationships with vendors and contractors, and operational familiarity with the New Rise facility in a non-compensatory advisory capacity. Because of this reliance - coupled with their significant equity ownership - both shareholders may continue to exert substantial influence over the Company’s operations, strategic decisions, and commercial relationships.

If Mr. Soule or Mr. Singal were to withdraw their support, restrict access to institutional knowledge, or pursue business activities that compete with or conflict with the Company’s interests, our operations could be disrupted, our ability to manage vendor relationships could be impaired, and our strategic flexibility could be adversely affected. While the Company is actively working to integrate New Rise operations under direct management control and to mitigate this reliance, there can be no assurance that such efforts will fully eliminate the associated risks.

If we choose to produce renewable fuels other than, or in addition to, SAF, we may not achieve the anticipated financial results.

Our existing Reno production facility, New Rise Reno, and additional facilities that we may construct or convert to SAF production may be able to produce other renewable fuels, including renewable naphtha (a byproduct from SAF production), biodiesel, a renewable energy source which can be made from vegetable oils, recycled cooking oil and animal fats that is usually blended with petroleum diesel, and renewable diesel, a biofuel that is chemically equivalent to petroleum diesel and can be used as a “drop-in fuel” which means it can be used in existing diesel engines without the need for modification and transported in petroleum pipelines.

During the initial phase of production ramp-up of SAF, the Reno production facility operated at approximately 50% capacity. Our New Rise Reno team has been reviewing the catalyst processing for SAF to meet nameplate capacity and, on June 1, 2026, announced the receipt of process catalyst at the facility. While ramp-up processes are being undertaken and until final acceptance, management has made the determination to temporarily produce renewable diesel which can be achieved at approximately 2,000 barrels per day, which is approximately 20% below nameplate capacity without any additional modifications to the facility. Although we currently expect to return to SAF production and produce SAF exclusively at our production facilities, there may be circumstances similar to the temporary production of renewable diesel at the New Rise Reno facility in which we decide to produce other renewable fuels in addition to, or instead of, SAF. Many of the risks associated with production and sale of SAF also apply to production and sale of biodiesel, renewable diesel or other renewable fuels. In addition, there may exist other risks associated with a change in our business model and in the production of renewable fuels other than SAF. Those risks may materially and adversely affect our business, and we may not achieve the financial results it anticipates.

XCF Global’s industry is competitive and marked by rapidly advancing technologies.

Currently, the number of SAF producers is limited. However, additional competitors are expected to enter the market, and competitiveness is expected to increase. Existing competitors and new market entrants may have significant competitive advantages over us, including greater operational experience and greater financial, research and development, manufacturing, management and marketing resources, more favorable access to feedstocks, greater brand recognition and stronger historical relationships with their customers. Competition may increase due to greater availability of capital for investment and increased interest in our industry as more companies seek to facilitate the development of renewable fuels. Our competitors may succeed in developing, acquiring or licensing technologies that are more effective or less costly than those we use in the production of SAF. In addition, the products introduced by these competitors may be perceived by customers as having advantages over our SAF product, in terms of quality, price, availability or any combination of those factors. Our failure to successfully compete may have a material adverse effect on our business, financial condition and results of operations and diminish our market share.

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In addition, the fuel and chemical industries are characterized by rapid and significant technological change. Our success may depend on our ability to maintain a competitive position with respect to technological advances, as technological advances introduced or adopted by our competitors and used in their SAF products may diminish demand for our SAF product. In addition, those technological advances may give our competitors significant pricing advantages if those advances allow them to produce SAF products on a more efficient and cost-effective basis. If we are unable to keep pace with technological change, our business, prospects and results of operations could be materially and adversely affected.

Our financial results could vary significantly from quarter to quarter and are difficult to predict.

Our financial results could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control and are difficult to predict. As a result, comparing our results of operations on a period-to-period basis may not be meaningful. In addition, other factors that could cause our quarterly results of operations to fluctuate include:

●	delays or greater than anticipated expenses associated with constructing new production facilities and upgrading existing production facilities that we acquire;
●	fluctuations in the prices or availability of the feedstocks required to produce our SAF product;
●	changes in the size and complexity of our organization, including our expanded operations as a public company;
●	timing of our capital expenditures, particularly with respect to construction of new production facilities and upgrading existing production facilities that we may acquire;
●	changes in general economic, industry and market conditions;
●	business interruptions, particularly in operations at our production facilities;
●	the development of new technologies or similar products by others and any effect on our pricing or demand for our SAF product; and
●	changes in governmental, accounting and tax rules and regulations, environmental, health and safety requirements, and other rules and regulations.

Due to these and other factors, our financial results for any quarterly or annual period may not meet our expectations or the expectations of our investors and may not be meaningful indications of our future performance.

Economic conditions and trends in the business cycles of the airline industry will impact our business and operating results.

The primary end-users of SAF are companies operating fleets of jet aircraft, particularly commercial airlines. The overall demand for SAF are driven by fluctuations in end-user demand, which largely depends on general macroeconomic conditions in the U.S. and globally. Most of the principal end-users of SAF also dependent on general economic conditions, including the price of fuel and energy, availability of affordable credit and capital, interest rates and consumer confidence and spending trends. Shifts in end-users businesses may result in significant fluctuations in demand, volumes, pricing and operating margins for our products.

Improvements in or new discoveries of alternative energy products or production technologies and/or government mandated use of such products or technologies, could have a material adverse effect on our financial condition and results of operations.

Our business depends on the demand for SAF. As a result, any new products that are developed that could compete with the SAF products, including alternative versions of SAF that might be perceived as preferable, or production technologies that may permit competitors to produce SAF more efficiently and economically, or governmental mandates to use those alternative products or production technologies or limit or prohibit XCF Global from using its production technologies could have a material adverse impact on our business, financial condition and results of operations.

Our business is subject to operational and safety risks, including the risk of personal injury to employees and others.

Our operations involve risks such as equipment defects, malfunctions and failures, chemical releases, possible fires or explosions and other risks that could potentially result in injury or death of employees and others, including employees of our service providers, a need to shut down or reduce operation of facilities, increased operating expense and exposure to liability for personal injury, pollution and other environmental damage, and property damage or destruction.

Despite comprehensive training, compliance and response and recovery programs, as well as equipment maintenance programs, XCF Global may incur substantial liabilities in excess of any applicable insurance, which may adversely affect its business, results of operations and financial condition. Any such incidents could also adversely affect our reputation. In addition, a major operational failure, even if suffered by a competitor, may bring enhanced scrutiny and regulation of our industry, which could result in increases in our operating expenses.

We may be subject to citizen opposition and negative publicity due to public concerns over our operations and planned future operations.

High levels of public concern exist over fuel production operations, including with respect to the location and operation of transfer, processing and storage facilities. Part of our business strategy is to increase our production capacity through the construction of new production facilities and the acquisition of existing production facilities to be upgraded and converted into SAF production facilities. Zoning, permit and licensing applications and proceedings, as well as regulatory enforcement proceedings, are all matters open to public scrutiny and comment. Accordingly, from time to time we may be subject to citizen opposition and publicity which may damage our reputation and delay or limit the planned expansion and development of future facilities or operations or impair our ability to renew existing permits, any of which could prevent us from implementing our growth strategy and have a material adverse effect on our business, financial condition or results of operations.

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Our insurance policies do not cover all losses, costs or liabilities that we may experience and we may be unable to maintain adequate insurance coverage.

Our business involves various risks, including claims for causing damage to property and injuries to persons that may include allegations of negligence or professional errors or omissions. Such claims could be substantial. If we are unable to obtain adequate or required insurance coverage, or if such insurance is not available at affordable rates, we could be in violation of our permit conditions and other requirements of the environmental laws, rules and regulations under which it operates. Such violations could render us unable to continue certain operations or operate certain assets, which may significantly impair our financial condition.

Our policies do not cover all of our potential losses, costs or liabilities. We could suffer losses for uninsurable or uninsured risks, or in amounts in excess of our existing insurance coverage, which would significantly affect our financial performance. Our insurance policies may have deductibles and self-retention limits that could expose us to significant financial expense. Our ability to obtain and maintain adequate insurance may be affected by conditions in the insurance market over which we have no control. In addition, because key aspects of our operations will depend on our service providers, we may be exposed to additional risks in the event that our service providers do not maintain adequate insurance coverage and, in the event of any adverse occurrence or loss, a third party may pursue claims against us in addition to our service providers. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our business, financial condition and results of operations. If adequate insurance coverage is not available or not available on economically acceptable terms, our business would be materially and adversely affected.

The litigation environment in which we operate poses a significant risk to our businesses.

We have been involved, and may in the future become involved, from time to time in lawsuits in the ordinary course of our business. Although we have not experienced any losses to date that have had a material adverse effect its operation, we may experience negative outcomes in such lawsuits in the future. Any such negative outcomes could have a material adverse effect on our business, liquidity, financial condition and results of operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establishes reserve and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of judgment. Actual outcomes or losses may differ materially from such assessments and estimates. The settlement or resolution of such claims or proceedings may have a material adverse effect on our results of operations. In addition, judges and juries in certain jurisdictions have demonstrated a willingness to grant large verdicts, including punitive damages, to plaintiffs in personal injury, property damage and other tort cases. The litigation environment in these areas poses a significant business risk to us and could cause a significant diversion of management resources, which may have a material adverse effect on our financial condition, results of operations and cash flows.

Certain of our significant stockholders are involved in litigation which could make it more difficult to obtain additional funding.

Majique Ladnier is the sole member of GL Part SPV I, LLC, GL Part SPV II, LLC and EEME Energy SPV I LLC and has sole voting and investment authority over the shares of XCF Global’s common stock owned by those entities. Ms. Ladnier and her husband, Suneet Singal, are defendants to certain litigation. While XCF Global is not a party to or involved in such litigation in any way, it may be indirectly affected by such litigation and such litigation could have an adverse impact on XCF Global’s ability to obtain additional funding and/or the terms available in connection with any such funding.

XCF Global’s and its service provider’s respective information technology systems could suffer interruptions, failures or breaches, disrupting operations.

XCF Global’s information technology systems, some of which depend on services provided by third parties, serve an important role in the operation of its business. In addition, we depend on certain service providers’ systems to provide critical services for its operations. These systems could be damaged or cease to function properly due to several causes, such as catastrophic events, power outages, security breaches, computer viruses or cyber-based attacks.

To date, neither we nor, to our knowledge, our critical service providers have been materially impacted by such events. However, continually evolving threats mean that we and our third-party information technology systems service providers and our operations service providers must continually evaluate and adapt their respective systems and processes and overall security environment. Any significant future compromise or breach of data security, whether external or internal, or misuse of customer, supplier or company data, could result in significant costs, operational disruptions, lost sales, fines, lawsuits, and damage to our reputation. There is no guarantee that these measures will be adequate to safeguard against all data security breaches, system compromises or misuses of data. In addition, as the regulatory environment related to information security, data collection and use, and privacy becomes increasingly rigorous, with new and constantly changing requirements applicable to our business, compliance with those requirements could also result in additional costs.

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Competitors that produce part or all of their own supply of feedstocks may have a competitive advantage.

We compete with many renewable fuels producers, including producers of biodiesel, renewable diesel and SAF, for available supplies of feedstocks. We do not produce any feedstocks. By contrast, some of our competitors now obtain, or may in the future obtain, a portion or all of their feedstocks from their own production. Competitors that have their own feedstocks production may be better positioned to withstand feedstock shortages or periods of depressed prices for their products.

Uncertainty and illiquidity in the capital markets may impair our ability to obtain equity or debt financing.

Our ability to obtain equity or debt financing depends in large measure on the state of the capital markets, over which we have no control. Our ability to access the capital markets may be restricted at a time when we would like, or need, to access those markets, which could constrain our flexibility to react to changing economic and business conditions. In addition, the cost and availability of debt and equity financing may be adversely impacted by unstable or illiquid market conditions. Protracted uncertainty and illiquidity in these markets also could have an adverse impact on our lenders, or our customers, preventing them from meeting their obligations.

We have substantial indebtedness and expect that at least part of our future financing needs will involve incurring additional indebtedness.

We have a significant amount of outstanding indebtedness. In addition, we expect that at least part of our anticipated future financing requirements will be funded by the issuance of debt securities, obtaining lines of credit or project-based debt financing or other arrangements that will involve incurring additional indebtedness.

Our indebtedness could have important consequences and significant effects on our business. For example, our indebtedness could:

●	increase XCF Global’s vulnerability to adverse changes in general economic, industry and competitive conditions;

●	require XCF Global to commit a substantial portion of its cash flow from operations to make payments on its indebtedness, which would reduce the availability of cash flow to fund working capital, capital expenditures and other general corporate purposes;

●	limit XCF Global’s ability to pursue certain business opportunities;

●	make it more difficult to satisfy XCF Global’s financial obligations;

●	place XCF Global at a competitive disadvantage compared to its competitors that have less debt obligations; and

●	limit XCF Global’s ability to borrow additional funds for working capital, capital expenditures, capital improvements, acquisitions, debt service requirements or execution of its business plan.

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We are in default under certain unsecured loan agreements due to the non-payment of scheduled principal and/or interest amounts.

As part of the acquisition of the Fort Myers and Wilson facilities, Legacy XCF assumed an unsecured debt of $1,519,625. As of the date of this filing, we are in default under certain of these unsecured loan agreements due to the non-payment of scheduled principal and/or interest amounts and, although the holder has not yet exercised its rights, it could call the note or take other action at any time. The affected loans have an aggregate principal balance of approximately $983,750 and interest payable of approximately $535,875 and carry maturities ranging from 2021 to 2024. No payments have been made as of the date of this prospectus on these obligations.

We are actively engaged in discussions with the affected lenders regarding potential amendments, forbearance arrangements, or restructuring of the outstanding obligations, but it cannot guarantee that such discussions will result in a favorable outcome or a waiver of the existing defaults. As of the date of this filing, the lenders have not taken any formal enforcement actions.

If we are unable to resolve the status of these defaults, there could be a range of adverse consequences, including, but not limited to:

●	acceleration of repayment obligations, at the lenders’ discretion;
●	imposition of penalty interest rates or fees;
●	restrictions on XCF Global’s ability to access future financing; and
●	negative impacts on XCF Global’s credit profile and vendor relationships.

Our ability to continue funding operations, meet upcoming working capital requirements and pursue its strategic initiatives depends on resolving the loan defaults, securing additional financing, and/or generating sufficient cash flows from operations. There can be no guarantee that we will be able to do so in an efficient or timely manner, or at all. Failure to resolve the loan defaults could have a material adverse effect on our business, results of operations, financial condition, prospects and reputation.

We may fail to retain key personnel or attract additional qualified personnel.

We depend upon the continued availability and commitment of our key management, including our Chief Executive Officer, Christopher Cooper and chief financial officer, Harvey Schnitzer. The loss of any such members could negatively impact business operations. From time to time, we may need to identify and retain additional skilled management and specialized technical personnel to efficiently operate the business. Recruiting and retaining qualified personnel is critical to XCF Global. If we are not successful in attracting and retaining qualified personnel, our ability to execute our business plan and growth strategy could be affected, which could have a material adverse impact on our profitability, results of operations and financial condition.

We may be unable to manage our growth and successfully expand our operations successfully.

Our future success depends on our ability to manage the rapid growth anticipated in our business plan, including the expected organic growth and growth through the construction of additional production facilities and acquisitions. Our ability to effectively manage our anticipated growth and expansion requires, among other things, our ability to:

●	effectively scale our operations;
●	enhance our operational, financial and management controls and infrastructure, human resources policies, and reporting systems and procedures;
●	maintain and expand our supplier, customer and vendor relationships;
●	effectively manage our key service providers;
●	successfully identify, recruit, hire, train, maintain, motivate and integrate additional employees; and
●	effectively manage and maintain our corporate culture.

These undertakings require significant capital expenditures and allocation of valuable management and employee resources, and XCF Global’s may place a strain on our operational, financial and management infrastructure. XCF Global cannot guarantee it will be able to do so efficiently or in a timely manner, or at all. Our failure to effectively manage growth and expansion could have a material adverse effect on our business, results of operations, financial condition, prospects and reputation.

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The Company’s international growth strategy includes, among other things, licensing its proprietary modular facility design and intellectual property to third parties.

We intend to license its proprietary modular facility design and intellectual property to third parties in international jurisdictions. While this model supports capital-efficient expansion and technology dissemination, it exposes the Company to several execution and operational risks, including:

●	Regulatory uncertainties in foreign markets - local permitting, environmental, tax, and trade regimes may differ substantially from U.S. standards, potentially delaying development timelines or increasing costs;
●	Dependence on partner performance - the success of licensed facilities hinges on the capabilities of external licensees, over whom we may have limited oversight or control;
●	Intellectual property protection challenges - licensing in foreign jurisdictions can heighten risks of unauthorized technology use or IP infringement; and
●	Reputational and financial exposure-any issues experienced by international licensees (e.g., delays, accidents, regulatory violations) may negatively impact XCF’s reputation or expose it to contractual liabilities.

If these risks materialize, the Company could face delays in international rollout, suffer financial losses, or incur additional costs, which could adversely affect its growth objectives and financial condition.

XCF Global may be unable to protect our intellectual property rights, or if others use our technology without authorization, our competitive position could be materially harmed.

Our success depends, in part, on our ability to protect proprietary technology, processes, and know-how relating to the design and operation of SAF facilities. We rely on a combination of intellectual property protections, contractual rights, and trade secret safeguards to maintain our competitive advantage. However, these measures may not prevent third parties, including potential competitors, from misappropriating or independently developing similar technologies.

If competitors, including other developers, are able to use our modular design technology or related processes without authorization, they may be able to build competing SAF facilities, eroding our market position and adversely affecting our revenues and profitability. Defending our intellectual property rights may require costly and time-consuming litigation or arbitration, and we cannot assure you that we would prevail in such proceedings or that we could adequately prevent unauthorized use. In addition, some jurisdictions may offer less robust intellectual property protections than the United States, limiting our ability to enforce our rights globally.

Any failure to adequately protect our intellectual property, or any unauthorized use by others, could materially and adversely impact our competitive position, financial condition, and results of operations.

We may be negatively impacted by inflation.

Increases in inflation could impact the commodities markets generally, the overall demand for our products, our costs for feedstocks, labor, material and services and the margins we are able to realize on our products, all of which could have an adverse impact on our business, financial position and results of operations. Inflation has resulted in higher interest rates, and further increases in interest rates could adversely affect our future ability to obtain financing or materially increase the cost of any additional financing.

Declines in our anticipated profitability could result in the impairment of our assets.

XCF Global is not expected to hold material amounts of long-lived assets on our balance sheet. A decline in expected profitability of one or more of production facilities or a decline in the demand for SAF, could call into question the recoverability of our long-lived assets, and require us to write down or write off these assets. Such an occurrence could have a material adverse effect on our results of operations and financial position.

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Risks Relating to the Business Combination

The BCA may be terminated in accordance with its terms and the Business Combination may not be consummated.

The completion of the Business Combination is subject to the satisfaction or waiver of a number of conditions. Those conditions include, but are not limited to: (a) the stockholders of XCF Global have authorized and adopted the resolutions to be put before the XCF Global stockholders authorizing the issuance of XCF Global Common Shares in connection with the Business Combination and any other matters required to be approved by XCF Global stockholders in order to consummate the Business Combination; (b) the shareholders of DevvStream have passed the resolutions to be put before the DevvStream shareholders authorizing the Domestication, the DevvStream Merger and the BCA; (c) the absence of any law or order that makes the Business Combination or the Domestication illegal or otherwise prohibits or enjoins the parties from consummating the same; (d) the parties to the BCA have received the requisite regulatory approvals; (e) the receipt of applicable stock exchange listing approvals; (f) the registration statement shall have been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and no stop order shall be in effect; (g) the actions required to establish the post-closing board of directors and executive officers have been taken; (h) the Domestication shall have been completed; and (i) if legally available, dissent rights have not been exercised with respect to more than 3% of the issued and outstanding XCF Global Common Shares or DevvStream common shares. The approval of the Southern Energy shareholders is not a condition to consummate the Business Combination because the Southern Energy shareholders authorized and approved the Business Combination prior to Southern Energy executing the BCA.

No assurance can be given that the required conditions to closing will be satisfied. Any delay in completing the Business Combination could cause XCF Global not to realize or to be delayed in realizing, some or all of the benefits that XCF Global, DevvStream and Southern Energy expect to achieve if the Business Combination are successfully completed within their expected time frame.

In addition, if the Business Combination is not completed by the Outside Date, subject to certain limitations, either XCF Global, DevvStream or Southern Energy may choose not to proceed with the Business Combination and the parties can mutually decide to terminate the BCA at any time prior to the consummation of the Business Combination. In addition, XCF Global, DevvStream or Southern Energy may elect to terminate the BCA in certain other circumstances. If the BCA is terminated, XCF Global, DevvStream and Southern Energy may incur substantial fees in connection with termination of the BCA, including a potential termination fee in certain circumstances and will not recognize the anticipated benefits of the Business Combination.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the Business Combination contemplated by the BCA can be completed, various approvals must be obtained from regulatory agencies in the United States and Canada. In deciding whether to grant these approvals, the relevant governmental entities will consider a variety of factors, including the regulatory standing of each of the parties. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay receipt of required approvals.

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The terms of the approvals that are granted may impose conditions, limitations, obligations or costs or place restrictions on the conduct of XCF Global’s, DevvStream’s or Southern Energy’s business or require changes to the terms of the transactions contemplated by the BCA and the corporate governance updates. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the Business Combination contemplated by the BCA and the corporate governance updates, imposing additional material costs on or otherwise reducing the anticipated benefits of the Business Combination if the Business Combination are consummated successfully within the expected timeframe. Nor can there be any assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the Business Combination. Additionally, the completion of the Business Combination is conditioned on the absence of certain orders or injunctions issued by any court of competent jurisdiction or other legal restraints that would prohibit or make illegal the consummation of any of the transactions contemplated by the BCA.

Termination of the BCA could negatively impact XCF Global, DevvStream and/or Southern Energy.

The BCA contains rights to terminate the Business Combination by either XCF Global, DevvStream or Southern Energy. If the BCA is terminated in accordance with its terms and the Business Combination are not consummated, the ongoing businesses of XCF Global, DevvStream and Southern Energy may be adversely affected by a variety of factors. XCF Global’s, DevvStream’s and Southern Energy’s respective businesses may be adversely impacted by the failure to pursue other beneficial opportunities during the pendency of the Business Combination, by the failure to obtain the anticipated benefits of completing the Business Combination, by payment of certain costs relating to the Business Combination and by the focus of their respective managements on the Business Combination for an extended period of time rather than on management opportunities or other issues. The market price of XCF Global Common Shares and DevvStream common shares might decline as a result of any such failures to the extent that the current market prices reflect a market assumption that the Business Combination will be completed.

DevvStream will owe a termination fee of $510,000 to XCF Global if (a) XCF Global or Southern Energy terminates the BCA due to DevvStream changing its board recommendation, (b) DevvStream terminates the BCA to enter into a Superior Proposal (as defined in the BCA) or (c) within 12 months after termination of the BCA for certain reasons (such as a breach by DevvStream, failure to obtain approval of the proposals presented at the DevvStream Special Meeting or reaching the Outside Date (as defined in the BCA)), DevvStream consummates or enters into a definitive agreement for an acquisition proposal that was made known prior to termination. XCF Global will owe a termination fee of $510,000 to DevvStream and $1,190,000 to Southern Energy if (a) DevvStream or Southern Energy terminates the BCA due to XCF Global changing its board recommendation, (b) XCF Global terminates the BCA to enter into a Superior Proposal or (c) within 12 months after termination of the BCA for certain reasons (such as a breach by XCF Global, failure to obtain approval of the proposals presented at the XCF Global Special Meeting or reaching the Outside Date), XCF Global consummates or enters into a definitive agreement for an acquisition proposal that was made known prior to termination. The parties to the BCA acknowledge that no termination fee will be owed if either of DevvStream or XCF Global validly terminate the BCA due to the failure to obtain the DevvStream fairness opinion or the XCF Global fairness opinion, respectively, as provided in the BCA.

XCF Global, DevvStream and/or Southern Energy may also be negatively impacted if the BCA is terminated and their respective boards seek but are unable to find another business combination or strategic transaction offering equivalent or more attractive consideration than the consideration to be provided in the Business Combination or if the respective companies become subject to litigation related to entering into or failing to consummate the Business Combination, including direct actions by XCF Global stockholders, DevvStream shareholders or Southern Energy shareholders, as applicable, against the directors and/or officers of XCF Global, DevvStream or Southern Energy for breaches of fiduciary duty or derivative actions brought by XCF Global, DevvStream or Southern Energy shareholder in the name of the respective companies.

DevvStream’s directors and executive officers have interests in the Business Combination that may be different from or in addition to, the interests of XCF Global stockholders and DevvStream shareholders generally.

When considering the recommendations of the XCF Global Board and the Special Committee to the DevvStream Board with respect to the proposals described in the joint proxy statement, XCF Global stockholders and DevvStream shareholders should be aware that the directors and executive officers of each of XCF Global, DevvStream and Southern Energy may have interests in the Business Combination and have arrangements that are different from or in addition to, those of their respective securityholders generally. These interests and arrangements include the continued employment of certain executive officers of XCF Global by XCF Global or its subsidiaries, the continued employment of certain executive officers of DevvStream by DevvStream or its subsidiaries, the continued service of certain independent directors of XCF Global and DevvStream as directors of XCF Global or its subsidiaries and DevvStream or its subsidiaries, the treatment in the Business Combination of outstanding equity, other equity-based and incentive awards, other compensation and benefit arrangements, including potential severance payments for certain officers upon termination and the right to continued indemnification and insurance coverage for former XCF Global directors and officers by XCF Global and/or former DevvStream directors and officers by DevvStream.

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In particular, certain stakeholders in XCF Global, DevvStream and Southern Energy have overlapping interests, including:

●	Focus Impact Partners, which is owned 50% each by Wray Thorn and Carl Stanton provides certain consulting services to XCF Global and DevvStream pursuant to strategic consulting agreements;

●	Mr. Thorn, who may serve on the board of XCF Global following the Business Combination, currently serves on the boards of directors of both XCF Global and DevvStream;

●	Mr. Stanton, who may serve on the board of XCF Global following the Business Combination, is the chairman of the DevvStream board and was previously a board observer for XCF Global; and

●	EEME and GL (which are owned by Majique Ladnier) are a significant equity investors in each of the three companies, including owning 100% of the Southern Energy equity. In addition, Ms. Ladnier is Southern Energy’s President and sole director.

XCF Global stockholders and DevvStream shareholders should be aware of these interests when they consider voting or consenting, as applicable, to approve and adopt the BCA.

The XCF Global Board and the Special Committee to the DevvStream Board were aware of these interests and considered these interests, among other matters, when they approved and declared advisable the BCA and the Business Combination contemplated by the BCA on the terms and subject to the conditions set forth in the BCA and recommend that XCF Global stockholders and DevvStream shareholders approve the BCA.

Southern Energy may be unable to obtain approval for the issuance of private-activity bonds.

As a condition to the Business Combination, Southern Energy must obtain approval by the State of Louisiana to issue bonds in an aggregate principal amount of at least $400 million. Southern Energy intends on receiving $402 million in financing from the State of Louisiana via the issuance of private-activity bonds issued by the LCDA. To date, however, Southern Energy has not received approval from the LCDA for these bonds. If Southern Energy does not receive this approval, or the approval is received later than Southern Energy expects, completion of the Business Combination may be delayed or may not be achieved in the near term or at all.

Following the consummation of the business combination, EEME will own a significant portion of our equity and its and its affiliates’ interests may conflict with ours or yours in the future.

Following the consummation of the business combination, EEME and its affiliates will own a significant portion of the voting power of our capital stock. For so long as EEME continues to have voting power over a significant percentage of our capital stock, even if such amount is less than 50%, it will still be able to significantly influence the composition of our board of directors and the approval of actions requiring stockholder approval. Accordingly, EEME and its affiliates will have significant influence with respect to our board of directors, management, business plans and policies, including the appointment and removal of our officers. In particular, for so long as EEME and its affiliates continue to beneficially own a significant percentage of our capital stock, they may be able to cause or prevent a change of control of our company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of our company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of our company and ultimately might affect the market price of our common stock.

XCF Global, DevvStream and Southern Energy will incur significant costs in connection with the Business Combination.

XCF Global, DevvStream and Southern Energy have incurred and expect to incur a number of non-recurring costs associated with the Business Combination. These costs and expenses include fees paid to financial, legal and accounting advisors, potential employment-related costs, filing fees, printing expenses and other related charges. Some of these costs are payable by XCF Global, DevvStream and Southern Energy regardless of whether the Business Combination are completed. There are also a large number of processes, policies, procedures, operations, technologies and systems that may or must be integrated in connection with the Business Combination and the integration of the parties’ businesses. While each of XCF Global, DevvStream and Southern Energy has assumed that a certain level of expenses would be incurred in connection with transactions contemplated by the BCA, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the Business Combination that XCF Global may not recoup. These costs and expenses could reduce the realization of efficiencies, strategic benefits and additional income XCF Global, DevvStream and Southern Energy expect to achieve from the Business Combination. Although XCF Global, DevvStream and Southern Energy expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

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The failure to integrate DevvStream’s business and Southern Energy’s business successfully in the expected time frame could adversely affect XCF Global’s future results.

The success of the Business Combination will depend, in large part, on the parties’ ability to realize the anticipated benefits from combining DevvStream’s business with Southern Energy’s business with XCF Global’s business. A successful integration will require focusing a substantial amount of resources and management attention to the integration process, which may divert resources and focus from the development and operation of DevvStream’s and Southern Energy’s regular business operations. XCF Global’s business or results of operations could also be adversely affected by any issues attributable to either company’s operations that arise or are based on events or actions that occur before the closing of the Business Combination. The integration process is subject to a number of risks and uncertainties and no assurance can be given as to the realization of anticipated benefits in full or in part or, if realized, the timing of their realization. Failure to achieve these anticipated benefits could result in increased costs and could adversely affect XCF Global’s future business, financial conditions, operating results and prospects.

Potential difficulties that may be encountered in the integration process include the following:

●	challenges and difficulties associated with managing the larger, more complex, combined company;

●	conforming standards, controls, procedures and policies and compensation structures among the companies;

●	retaining and integrating talent from the three companies, including key employees, while maintaining focus on expanding and maintaining the business;

●	consolidating corporate and administrative infrastructures;

●	coordinating geographically dispersed organizations;

●	addressing possible differences in business backgrounds, corporate cultures and management philosophies;

●	potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Business Combination;

●	effecting potential actions that may be required in connection with obtaining regulatory approvals;

●	performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the Business Combination and integrating the companies’ operations; and

●	difficulties in delivering on XCF Global’s strategy, including the ability of the Business Combination to accelerate growth in the combined business.

XCF Global’s, DevvStream’s and Southern Energy’s business relationships may be subject to disruption due to uncertainty associated with the Business Combination, which could have an adverse effect on XCF Global’s, DevvStream’s and Southern Energy’s results of operations, cash flows and financial position.

Parties with which XCF Global, DevvStream and Southern Energy do business may experience uncertainty associated with the Business Combination, including with respect to current or future business relationships with XCF Global, DevvStream, Southern Energy or the combined company following the completion of the Business Combination. XCF Global’s, DevvStream’s and Southern Energy’s relationships may be subject to disruption as persons with whom XCF Global, DevvStream and/or Southern Energy have a business relationship may have concerns about a larger, more international organization or otherwise and may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with XCF Global, DevvStream or Southern Energy, as applicable or consider entering into business relationships with parties other than XCF Global, DevvStream or Southern Energy. These disruptions could have a material adverse effect on the results of operations, cash flows and financial position of XCF Global, DevvStream, Southern Energy or DevvStream following the completion of the Business Combination, including an adverse effect on the parties’ ability to realize the expected benefits of the Business Combination. The risk and adverse effect, of any disruption could be exacerbated by a delay in the completion of or failure to complete the Business Combination.

XCF Global, DevvStream and Southern Energy will be subject to certain contractual restrictions while the Merger is pending.

The BCA restricts each of XCF Global, DevvStream and Southern Energy from making certain acquisitions and divestitures, entering into certain contracts, incurring certain indebtedness and expenditures, paying dividends, repurchasing or issuing securities outside of existing share repurchase and equity award programs and taking other specified actions until the earlier of the completion of the Business Combination or the termination of the BCA without the consent of the other party. These restrictions may prevent XCF Global, DevvStream and Southern Energy from pursuing attractive business opportunities that may arise prior to the completion of the Business Combination and could have the effect of delaying or preventing other strategic transactions. Adverse effects arising from the pendency of the Business Combination could be exacerbated by any delays in consummation of the Business Combination or the termination of the BCA.

Uncertainties associated with the Business Combination may cause a loss of management personnel and other key employees and XCF Global, DevvStream and Southern Energy may have difficulty attracting and motivating management personnel and other key employees, which could adversely affect the future businesses and operations of XCF Global, DevvStream and Southern Energy.

The success of the Business Combination will depend in part on the retention of personnel critical to the business and operations of XCF Global due to, for example, their technical skills or management expertise. Competition for qualified personnel can be intense.

Current and prospective employees of XCF Global, DevvStream and Southern Energy may experience uncertainty about their future role with XCF Global, DevvStream and Southern Energy until strategies with regard to these employees are announced or executed, which may impair XCF Global’s, DevvStream’s and Southern Energy’s ability to attract, retain and motivate key personnel prior to and following the Business Combination. Employee retention may be particularly challenging during the pendency of the Business Combination, as employees of XCF Global, DevvStream and Southern Energy may experience uncertainty about their future roles with XCF Global. If XCF Global, DevvStream and Southern Energy are unable to retain personnel, XCF Global, DevvStream and Southern Energy could face disruptions in their operations, loss of existing business partners, loss of key information, expertise or know-how and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Business Combination.

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If key employees of XCF Global, DevvStream or Southern Energy depart, XCF Global may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to the business of each of XCF Global, DevvStream or Southern Energy and XCF Global’s ability to realize the anticipated benefits of the Business Combination may be adversely affected. In addition, there could be disruptions to or distractions for the workforce and management associated with integrating employees into XCF Global. Accordingly, no assurance can be given that XCF Global will be able to attract or retain key employees of DevvStream or Southern Energy to the same extent that those companies have been able to attract or retain their own employees in the past.

The Business Combination and the integration of DevvStream and Southern Energy may subject XCF Global to certain liabilities associated with DevvStream and Southern Energy or liabilities that may arise in connection with the completion of the Business Combination, as there has been no public market for Southern Energy capital stock and the lack of a public market makes it difficult to determine the fair market value of Southern Energy.

The Business Combination and the integration of DevvStream and Southern Energy with XCF Global may pose special risks, including write-offs or restructuring charges, unanticipated costs and the loss of key employees. There can be no assurance that the integration will be accomplished effectively or in a timely manner. In addition, the Business Combination and the integration of DevvStream and Southern Energy will subject XCF Global to liabilities that may exist at DevvStream or Southern Energy or may arise in connection with the completion of the Business Combination, some of which may be unknown. Although DevvStream and Southern Energy advisers have conducted due diligence on the operations of DevvStream and Southern Energy, there can be no guarantee that XCF Global is aware of all liabilities of DevvStream and Southern Energy. These liabilities and any additional risks and uncertainties related to the Business Combination not currently known to XCF Global or that XCF Global may currently deem immaterial or unlikely to occur, could negatively impact XCF Global’s, DevvStream’s or Southern Energy’s business, financial condition and results of operations, including profitability. Further, DevvStream’s and Southern Energy’s business is different in certain ways from XCF Global’s and DevvStream’s and Southern Energy’s results of operations may as a result be affected by factors that differ from those currently affecting XCF Global’s results of operations.

Additionally, the outstanding shares of Southern Energy capital stock are privately held and are not traded on any public market. The lack of a public market may make it more difficult to determine the fair market value of Southern Energy than if the outstanding shares of Southern Energy capital stock were traded publicly. The value ascribed to Southern Energy capital stock in other contexts, including in private valuations or financings, may not be indicative of the price at which the outstanding shares of Southern Energy capital stock may have traded if they were traded on a public market. The consideration to be paid to Southern Energy shareholder in the Business Combination was determined based on negotiations between the parties and likewise may not be indicative of the price at which the outstanding shares of Southern Energy capital stock may have traded if they were traded on a public market.

The Business Combination may be treated as a taxable exchange for U.S. federal income tax purposes.

DevvStream intends that the Domestication occurring pursuant to the Business Combination be treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. XCF Global, DevvStream and Southern Energy each intends that the share exchanges occurring pursuant to the Business Combination be treated as an exchange by DevvStream shareholders and Southern Energy shareholders, respectively, that qualifies under Section 368(a) of the Code. If such transactions occurring pursuant to the Business Combination were to so qualify, then neither gain nor loss generally will be recognized by DevvStream and Southern Energy shareholders that are “United States persons” (within the meaning of the Code) except as described below in “Certain U.S. Federal Income Tax Consequences”. However, neither the Domestication nor any Merger constituting the rest of the Business Combination is conditioned on the issuance of an IRS ruling or the receipt of an opinion of counsel that any such transactions occurring pursuant to the Business Combination will qualify as such. Neither DevvStream nor Southern Energy has requested and neither intends to request, any ruling from the IRS or any opinion as to the U.S. federal income tax consequences of the Domestication or any Merger constituting the rest of the Business Combination. Consequently, no assurance can be given that the IRS will not assert or that a court would not sustain, a position contrary to the parties’ position that the share exchanges occurring pursuant to the Business Combination qualify under Section 368(a) of the Code. Accordingly, if there is a final determination that the share exchanges in the Domestication (in the case of DevvStream shareholders) or any of the share exchanges in the Mergers are a taxable exchange for U.S. federal income tax purposes, then a DevvStream or Southern Energy shareholder that is a “United States person” (within the meaning of the Code) that exchanges shares in the Domestication or the respective Merger would generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the fair market value (determined as of the Effective Time) of the XCF Global Common Shares received (or in the case of the Domestication, the DevvStream shares received) and (ii) the shareholder’s adjusted tax basis in the shares of DevvStream and Southern Energy exchanged therefor, as applicable.

Litigation may be instituted against XCF Global, members of the XCF Global Board, DevvStream, members of the DevvStream Board, Southern Energy, members of the Southern Energy Board of Directors and Merger Subs challenging the Business Combination and adverse judgments in these lawsuits may prevent the Business Combination from becoming effective within the expended timeframe or at all.

Lawsuits in connection with the Business Combination may be filed against XCF Global, DevvStream, Southern Energy, Merger Subs and/or their respective directors and officers, as applicable, which could prevent or delay the consummation of the Business Combination and result in additional costs to XCF Global, DevvStream and Southern Energy. The ultimate resolution of any lawsuits cannot be predicted with certainty and an adverse ruling in any such lawsuit may cause the Business Combination to be delayed or not to be completed, which could cause XCF Global, DevvStream and Southern Energy not to realize some or all of the anticipated benefits of the Business Combination. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination are consummated may adversely affect XCF Global’s business, financial condition, results of operations and cash flows. XCF Global, DevvStream and Southern Energy cannot currently predict the outcome of or reasonably estimate the possible loss or range of loss from any such lawsuits or claims.

The Business Combination may be completed even though material adverse changes may result from the announcement of the Business Combination, industry-wide changes or other causes.

In general, either party can refuse to complete the Business Combination if there is a material adverse effect affecting the other party prior to the closing of the Business Combination. However, some types of changes that would result in a material adverse effect of either party are excluded from the definition of a Material Adverse Effect according to the BCA and do not permit either party to refuse to complete the Business Combination. If such adverse changes occur but XCF Global, DevvStream and Southern Energy still complete the Business Combination, the market price of XCF Global Common Shares may suffer.

XCF Global, DevvStream or Southern Energy may waive one or more of the closing conditions without re-soliciting stockholder and/or shareholder approval.

XCF Global, DevvStream or Southern Energy may determine to waive, in whole or in part, one or more of the conditions to its obligations to consummate the Business Combination. XCF Global, DevvStream and Southern Energy currently expect to evaluate the materiality of any waiver and its effect on their respective securityholders, as applicable, in light of the facts and circumstances at the time to determine whether any amendment of the joint proxy statement/prospectus, in the case of XCF Global or any re-solicitation of proxies or voting cards is required in light of such waiver. Any determination whether to waive any condition to the Business Combination or as to re-soliciting stockholder and/or shareholder approval or amending the joint proxy statement as a result of a waiver will be made by XCF Global, DevvStream or Southern Energy, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time.

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XCF Global, DevvStream and Southern Energy are subject to business uncertainties while the Business Combination are pending.

Uncertainty about the completion or effect of the Business Combination may affect the relationship between XCF Global, DevvStream and Southern Energy and their respective suppliers, customers, distributors, licensors and licensees and may have an adverse effect on XCF Global, DevvStream and Southern Energy and consequently on XCF Global. This uncertainty may cause strategic partners or others that deal with XCF Global, DevvStream and Southern Energy to delay or defer entering into contracts with XCF Global, DevvStream and Southern Energy or making other decisions concerning XCF Global, DevvStream and Southern Energy or seek to change or cancel existing business relationships with XCF Global, DevvStream or Southern Energy, which could negatively affect their respective businesses. Any delay or deferral of those decisions or changes in existing agreements could have a material adverse effect on the respective businesses of XCF Global, DevvStream and Southern Energy, regardless of whether the Business Combination are ultimately completed.

Third parties may terminate or alter existing contracts or relationships or with XCF Global, DevvStream or Southern Energy.

Each of XCF Global, DevvStream and Southern Energy has contracts with customers, vendors, distributors, landlords, licensors, lenders and other business partners which may require XCF Global, DevvStream or Southern Energy, as applicable, to obtain consent from these other parties in connection with the Business Combination. If these consents cannot be obtained, the counterparties to these contracts and other third parties with which XCF Global, DevvStream and/or Southern Energy currently have relationships may have the ability to terminate, reduce the scope of or otherwise materially adversely alter their relationships with either or both parties in anticipation of the Business Combination or with the combined company following the Business Combination. The pursuit of such rights may result in XCF Global, DevvStream or Southern Energy suffering a loss of potential future revenue or incurring liabilities in connection with a breach of such agreements and may lose rights that are material to its business. Any such disruptions could limit XCF Global’s ability to achieve the anticipated benefits of the Business Combination. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the Business Combination or the termination of the BCA.

The BCA limits each party’s ability to pursue alternatives to the Business Combination and contains provisions that could affect the decisions of a third party considering making an alternative acquisition proposal to each party.

The BCA prohibits XCF Global, DevvStream and Southern Energy from soliciting, initiating or encouraging alternative proposals with respect to a merger, acquisition or business combination from any third party. Under the terms of the BCA, XCF Global, DevvStream and Southern Energy may, in certain circumstances, communicate and discuss with a third party regarding a superior proposal. Under specified circumstances, upon termination of the BCA in connection with a superior proposal, DevvStream may be required to pay XCF Global a termination fee of $510,000 and upon termination of the BCA in connection with a superior proposal, XCF Global may be required to pay DevvStream a termination fee of $510,000 and Southern Energy a termination fee of $1,190,000. These provisions could affect the decision by a third party to make a competing acquisition proposal, including the structure, pricing and terms proposed by a third party seeking to acquire or merge with parties to the BCA.

The market price of XCF Global Common Shares may be volatile and XCF Global stockholders could lose a significant portion of their investment due to drops in the market price of XCF Global Common Shares following completion of the Business Combination.

The market price of XCF Global Common Shares may be volatile and following completion of the Business Combination, XCF Global stockholders may not be able to resell their XCF Global Common Shares at or above the price at which they acquired the XCF Global Common Shares pursuant to the BCA or otherwise due to fluctuations in its market price, including changes in price caused by factors unrelated to the combined company’s operating performance or prospects. Specific factors that may have a significant effect on the market price for XCF Global Common Shares include, among others, the following:

●	changes in stock market analyst recommendations or earnings estimates regarding the combined company’s common stock, other companies comparable to it or companies in the industries they serve;

●	actual or anticipated fluctuations in the combined company’s operating results or future prospects;

●	reaction to public announcements by the combined company;

●	strategic actions taken by the combined company or its competitors, such as any contemplated business separation, acquisitions or restructurings;

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●	failure of the combined company to achieve the perceived benefits of the Business Combination, including financial results and anticipated synergies, as rapidly as or to the extent anticipated by financial or industry analysts;

●	adverse conditions in the financial market or general U.S. or international economic conditions, including those resulting from war, incidents of terrorism and responses to such events; and

●	sales of common stock by the combined company, members of its management team or significant shareholders.

XCF Global may issue additional XCF Global Common Shares through future offerings, in satisfaction of certain required payments or other obligations in connection with future acquisitions or similar transactions and/or through the exercise or settlement of equity incentives exercisable for XCF Global Common Shares.

XCF Global may from time to time, whether in the ordinary course of business or otherwise, undertake offerings from treasury of the XCF Global Common Shares or other offerings of securities convertible and/or exchangeable into XCF Global Common Shares and it may enter into acquisition agreements, joint venture agreements or similar agreements under which it may issue XCF Global Common Shares in satisfaction of certain required payments or other obligations. Pursuant to the XCF Global equity incentive plan, XCF Global may grant in the future additional equity incentives to eligible participants which may cause existing shareholders to experience dilution of their ownership interests. XCF Global cannot predict the size of any future issuances of XCF Global Common Shares, the requirement for financing alternatives or opportunities (which will remain at the discretion of the XCF Global Board and management team) or the effect that future issuances and sales of XCF Global Common Shares may have on the market price of XCF Global Common Shares. Issuance of a substantial number of additional XCF Global Common Shares or securities convertible and/or exchangeable for XCF Global Common Shares or the potential for such issuances, may adversely affect prevailing market prices for XCF Global Common Shares. With any additional issuance of XCF Global Common Shares, investors may suffer dilution (in some cases which may be material dilution, depending on the quantum of XCF Global Common Shares that are issued or issuable) to their overall voting power and XCF Global may experience dilution in its earnings per share.

Because DevvStream is currently incorporated under the laws of the Province of Alberta, DevvStream shareholders may face difficulties in protecting their interests and their ability to protect their rights through the U.S. Federal courts may be limited.

DevvStream is currently incorporated under the laws of Alberta, Canada, and some or all of DevvStream’s assets, as well as certain of its directors and officers, reside outside of the United States. As a result, it may be difficult for U.S. investors to realize in the United States upon judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws. Similarly, certain directors of our reside outside of Canada. Consequently, it may not be possible for Canadian investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada any judgment of a court of Canada against the directors of the Company who reside outside of Canada since a substantial portion of the assets of such person may be located outside of Canada.

MARKET INDUSTRY AND DATA

Information contained in this prospectus concerning the market and the industry in which XCF competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by XCF based on such sources and XCF’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Although XCF has not independently verified the accuracy or completeness of any third-party information, XCF believes the industry and market position information included in this prospectus is reliable. The industry in which XCF operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors” and elsewhere in this prospectus.

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USE OF PROCEEDS

All of the shares of our common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own account. We will not receive any of the proceeds from the resale of the shares of common stock by the Selling Stockholders.

We will pay all of the fees and expenses incurred in connection with the registration of the shares of common stock other than any discounts, concessions, commissions and similar selling expenses attributable to the sale of shares, which will be borne by the Selling Stockholders.

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DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer the shares of common stock at the prevailing market prices or at privately negotiated prices as it may determine from time to time. We have no control over the prices at which the Selling Stockholders may offer and sell the shares of common stock they hold under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our common stock are currently listed on the Nasdaq Capital Market under the symbol “SAFX”. On August 18, 2026, there were 414 holders of record of our common stock.

Dividend Policy

XCF has not paid any cash dividends on its capital stock and we do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to applicable laws, and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant. In addition, our ability to pay cash dividends on our capital stock in the future may be limited by the terms of any future debt or preferred securities we issue or any credit facilities we enter into.

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BUSINESS

This description contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results discussed in the forward-looking statements as a result of certain of the risks set forth herein. We assume no obligation to update any forward-looking statements contained herein.

Overview

Unless otherwise stated herein or unless the context otherwise requires, the terms “we,” “us,” “our,” “XCF,” and the “Company” refer to XCF Global, Inc. (formerly known as Focus Impact BH3 NewCo, Inc.), a Delaware corporation, after giving effect to the Prior Business Combination between Focus Impact BH3 Acquisition Company, a Delaware corporation (“Focus Impact”), Focus Impact BH3 NewCo, Inc., a Delaware corporation (“NewCo”), Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”), and XCF Global Capital, Inc., a Nevada corporation (“Legacy XCF”), on June 6, 2025.

Legacy XCF was incorporated on January 20, 2023, for the purpose of making investments in renewable energy assets and production facilities. XCF has completed acquisitions in Nevada, Florida, and North Carolina as the foundation for the Company’s first production of sustainable aviation fuel (“SAF”), a synthetic kerosene derived from waste- and residue-based feedstocks such as waste oils and fats, green and municipal waste, and non-food crops and, currently, blended with conventional Jet-A fuel. XCF is committed to reducing the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. Though we are focused on promoting and accelerating the decarbonization of the aviation industry through SAF, we may, opportunistically, produce other renewable products such as renewable diesel, a renewable fuel, and bio-based glycerol, also known as natural glycerin, which is used in healthcare, food, and cosmetics industries. We believe there is a market opportunity in the aviation and renewable fuel sectors as a result of a combination of regulatory support, industry-led demand, and end-user commitment. The actual market environment may evolve differently from our expectations and is subject to a variety of external forces such as government regulation and technological development that may impact the market opportunity. XCF intends to build a nationwide portfolio of SAF and renewable fuels production facilities that use waste- and residue-based feedstocks at competitive production costs. We also intend to implement a fully integrated business model from feedstock supply and production to marketing and sales of SAF and renewable fuels. XCF is currently one of the few publicly traded renewable fuels companies primarily focused on SAF and renewable fuels in the United States, with the stated intention to be a majority SAF producer, distinguishing itself from peers that are predominantly legacy crude oil refiners.

Our intention is to scale and operate clean fuel production facilities engineered to the highest levels of compliance, reliability, and quality. Our initial operations include the New Rise Reno Renewables LLC (“New Rise Reno”) renewable fuel production facility. Legacy XCF completed acquisitions of New Rise SAF Renewables, LLC (“New Rise SAF”) and New Rise Renewables, LLC (“New Rise Renewables”) (collectively, New Rise SAF and New Rise Renewables are referred to as “New Rise”) on January 23, 2025 and February 19, 2025 respectively. Herein, we refer to the acquisitions of New Rise SAF and New Rise Renewables as the “New Rise Acquisitions”. Legacy XCF also owns dormant biodiesel plants in Fort Myers, FL and Wilson, NC that it is considering to further build-out and reconstruct into SAF, renewable fuels, and/or associated SAF-related infrastructure. The Company is continuing to evaluate the role of each of the Fort Myers, Florida and Wilson, North Carolina facilities within XCF’s broader SAF and renewable fuel value chain.

Blended with conventional Jet-A fuel, SAF is a “drop-in fuel” which means it can be used in existing aircraft and aviation infrastructure without the need for modification. Publications by a variety of industry organizations and experts, for example a thought leader piece with Air bp global aviation sustainability director posted on the BP p.l.c. (“BP”) website and publications from the IATA estimate that SAF can reduce lifecycle greenhouse gas emissions by up to 80% compared to conventional jet fuel; this estimated reduction in greenhouse gas emissions is based on factors that impact the ultimate reduction in greenhouse gas emissions for a given SAF product including the feedstock used, the production method employed, and the supply chain to the airport. In a recent study by the EPA on Atmospheric Concentrations of Greenhouse Gases, global atmospheric concentrations of carbon dioxide, methane, nitrous oxide, and certain manufactured greenhouse gases have all risen significantly over the last few hundred years. Further, the EPA has noted that the combustion of fossil fuels such as gasoline and diesel to transport people and goods was the largest source of CO2 emissions in 2022, accounting for 35% of total U.S. CO2 emissions and 28% of total U.S. greenhouse gas emissions.

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XCF intends to generate revenue and contribute to clean energy in the transportation sector by selling renewable fuels, primarily SAF, produced at the Company’s SAF production facilities. XCF primarily intends to sell both “neat” or unblended SAF and blended SAF:

●	Neat SAF is used to describe SAF that has not been blended with conventional Jet-A fuel meeting ASTM Standard D7566. SAF is a direct replacement for fossil jet fuel (conventional jet fuel currently used in the aviation industry), made from renewable raw materials. As previously stated, industry experts including Air bp and IATA indicate that SAF can reduce CO2 emissions by up to 80% over the fuel’s life cycle compared to using fossil jet fuel depending on factors such as the feedstock used, the production method employed, and the supply chain to the airport; and

●	Blended SAF refers to a blended fuel containing a blend ratio of both neat SAF and Jet-A fuel meeting ASTM Standard D1655. Because neat SAF has a lower carbon intensity (“CI”) than Jet-A, blended fuel has a lower CI level than pure Jet-A. CI is a measure of carbon dioxide and other greenhouse gases (CO2e) per unit of activity. According to the U.S. Department of Energy, neat SAF can be blended with Jet-A at different levels with limits between 10% and 50% depending on production pathway and feedstock. Airlines who purchase SAF currently utilize blended SAF at ratios between 90/10 and 70/30 (Jet-A : neat SAF); the maximum blend ratio is 50/50 (Jet-A : neat SAF).

(1) BP “What is Sustainable Aviation Fuel?”

The Company may also opportunistically evaluate the production of other sustainable renewable fuels, including but not limited to renewable diesel and biodiesel.

The need for energy is a necessity and will not be eliminated in the near future. However, due to the cumulative harmful impacts of fossil fuels on our environment, how the world sources its energy is expected to evolve. The transportation sector, one of the largest contributors to GHG emissions according to the EPA, has recognized its role in climate change and has begun to seek alternative energy sources from renewable and sustainable fuels. Specifically, the aviation industry, which, according to the International Energy Agency (“IEA”), accounted for 2.5% of global energy-related CO2 emissions in 2023, is making progress to reduce emissions. Key milestones include:

●	In 2022, the 184 member states of the International Civil Aviation Organization (ICAO) adopted a long-term global aspirational goal of net zero carbon emissions from international aviation by 2050;

●	In 2022, the United States announced important tax credits and a competitive grant program under the Inflation Reduction Act, which will allocate $3.3 billion to scaling up SAF production, with the aim of meeting the 3 billion gallons milestone set by the SAF Grand Challenge by 2030; and

●	In the European Union, the European Parliament and European Council reached an agreement in 2023 on the rules of ReFuelEU Aviation on the schedule of minimum SAF blend-in shares, with sub-targets for synthetic fuels, through 2050.

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As calls for sustainability growth and global demand for renewable energy accelerates, XCF believes it can capitalize upon the scale of this market opportunity and expand at a pace for the foreseeable future. The Company’s ability to capitalize on the market opportunity and implement its plan is dependent on its ability to raise capital necessary for capital investments and operate its facilities efficiently.

Air bp also indicates that pricing for SAF has been higher than conventional jet fuel primarily due to production costs and availability of sustainable feedstocks. Nevertheless, governments and airlines around the world are setting targets to use SAF, as a number of experts, including McKinsey & Company have expressed their belief that SAFs are the most viable near-term option for decreasing aviation-related emissions. The United States is leveraging a combination of loan and grant programs and tax incentives as state and federal governments have taken the lead in stimulating the demand for and adoption of SAF. These efforts have provided significant tailwinds for both SAF supply and demand thus driving a need for new plants and increased production. These incentives, however, may change or be revoked.

XCF Project Pipeline and Growth Plan

In the near term, XCF plans to operate and develop four projects for the production of SAF or associated SAF-related infrastructure. The Company intends to generate revenues from the sale of its SAF products to offtake partners, which include energy companies, fuel wholesalers and brokers, airlines, or fixed-based operators (“FBOs”). The existing facility in Reno, Nevada, which we refer to as New Rise Reno, was converted to SAF production in October 2024 and we currently expect to achieve commercial production of SAF at nameplate capacity as early as the third quarter of 2026. A second facility that we intend to build in Reno, Nevada, adjacent to New Rise Reno (“New Rise Reno 2”), is currently expected to come online in 2028. Our ability to bring future sites online on the intended timeline, if at all, is dependent on our ability to raise and deploy necessary funding capital and effectively manage the project buildout timeline, of which there can be no assurances. Total anticipated annual production output of neat SAF, assuming the projects develop as expected and on time, is expected to be 80 million gallons per year by the end of 2028. Realizing these output assumptions is dependent on various factors, including our ability to raise and deploy necessary funding capital and effectively manage the project buildout timeline and our ability to manage the feedstock supply chain and efficiently operate the facilities , of which there can be no assurances. We believe this rolling expansion strategy allows the Company to bring new supply to the market in parallel with the anticipated increase in demand for SAF in the second half of the decade yet also affords the Company the option to opportunistically pivot to other renewable products or related infrastructure facilities depending on environment and market conditions.

●	New Rise Reno - Our current hydrotreating technology is capable of treating 130 thousand gallons of feedstock per day or approximately 44 million gallons of feedstock per year. Once our facility is upgraded this year, factoring of finished product yields of ~86%, as it compares to feedstock input, and required maintenance downtime of ~26 days per year, we expect New Rise Reno to have a nameplate production capacity of approximately 112 thousand gallons of finished product per day or approximately 38 million gallons per year of neat SAF.

●	New Rise Reno 2 - We expect new construction of New Rise Reno 2 to use similar hydrotreating technology as New Rise Reno with an additional 8,400 gallons per day being able to be treated. As a result, estimated feedstock hydrotreating capabilities would be 139 thousand gallons of feedstock per day or approximately 47 million gallons of feedstock per year. After factoring in finished product yields of ~86% and required maintenance downtime of ~26 days per year, we expect the New Rise Reno 2 production facility to have a nameplate production capacity of approximately 119 thousand gallons of neat SAF per day or approximately 40 million gallons of finished product per year.

●	Fort Myers and Wilson - The Company is continuing to evaluate the role of each of the Fort Myers, Florida and Wilson, North Carolina facilities within XCF’s broader SAF and biofuels value chain. We are considering whether to further build-out and reconstruct these sites into SAF, renewable fuels, and/or associated SAF-related infrastructure.

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New Rise Reno (Reno, Nevada)

In 2023, Legacy XCF began analyzing acquisition targets within the renewable fuels space, which included New Rise Renewables and New Rise Renewables SAF. New Rise Renewables owns and operates the New Rise Reno production facility, which sits on 10 acres of land in the Tahoe Reno Industrial Center (TRI) in Reno, NV; this site is not considered a Tier 1 Renewable Chemical Investment Tax Credit (ITC) area. The facility has rail access and is adjacent to I-80, a major interstate highway. At that time, New Rise Renewables was in the process of bringing its New Rise Reno facility online as a renewable diesel production facility. New Rise Renewables SAF is the adjacent plot next to the current New Rise Reno facility that is expected to be constructed into a SAF facility. Because New Rise Renewables, LLC had a Supply and Offtake Agreement (the “P66 Agreement”) with Phillips 66, the New Rise Reno plant was nearing completion and commencing operations, and the adjacent plot was primed for development, Legacy XCF began negotiations to purchase the outstanding membership interests of New Rise Renewables, LLC.

On December 8, 2023, Legacy XCF entered into the New Rise Renewables Membership Interest Purchase Agreement (the “New Rise Renewables MIPA”) with RESC Renewables Holdings, LLC (“RESC Renewables”) for an aggregate purchase price of $1.1 billion, less acquired liabilities of approximately $112.5 million, to acquire all of the issued and outstanding membership interests in New Rise Renewables. In October 2024, we filed a premerger notification with the FTC to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On November 15, 2024, the thirty-day waiting period expired.

On February 19, 2025, Legacy XCF completed the acquisition of New Rise Renewables subject to additional post-closing conditions. On February 19, 2025, the aggregate purchase price of $1.1 billion was reduced by $118,700,000, which represented principal and interest on New Rise Renewable’s outstanding debt obligations to a financial institution and two notes payable to Legacy XCF. As a result, RESC Renewables was issued 88,126,200 shares of Legacy XCF common stock in exchange for its membership units. In connection with a consulting agreement between RESC Renewables and GL Part SPV I, LLC (“GL”), GL was entitled to receive 4,406,310 shares of the Legacy XCF common stock issued to RESC Renewables. In addition, pursuant to the New Rise Renewables MIPA, Legacy XCF issued a convertible promissory note to RESC Renewables in principal amount of $100,000,000. The entire principal amount of the promissory note was held by RESC Renewables prior to the merger with Focus Impact BH3 Acquisition Corp.

On May 30, 2025, the aggregate purchase price was updated to reflect actual New Rise liabilities of $126,700,000 compared to $118,700,000 in connection with the initial closing on February 19, 2025. As a result, the total shares issued in connection with the acquisition were adjusted to be 87,331,951 of Legacy XCF common stock, of which RESC Renewables received 82,965,533 and GL received 4,366,598 shares of Legacy XCF common stock.

At the closing of the Prior Business Combination (as defined below) the 82,965,533 shares of Legacy XCF common stock issued to RESC Renewables and the 4,366,598 shares of Legacy XCF common stock issued to GL were automatically converted into shares of XCF Class A common stock at an exchange ratio of approximately 0.68627. The 82,965,533 Legacy XCF shares converted into 56,936,990 shares of XCF Class A common stock and the 3,693,830 shares converted into 2,996,678 shares of XCF Class A common stock upon closing.

The New Rise Reno production facility functions as XCF’s flagship SAF production facility. The facility employs a two-stage process including pretreatment and hydrotreatment. Through the use of a pretreatment process, it is expected that New Rise Reno will be able to use a variety of waste- and residue-based feedstocks to produce SAF and other renewable fuels such as renewable diesel. The conversion of New Rise Reno to SAF production was managed by Encore DEC, LLC (“Encore”), one of the engineering, procurement, and construction (“EPC”) companies that was subcontracted to build New Rise Reno and which is 100% owned by Randy Soule. Mr. Soule is currently XCF’s second largest shareholder. Because the required facility infrastructure is similar for both renewable diesel and SAF production, pretreatment, electrical, water, railcar and other infrastructure were already in place from the original construction of the facility. As a result, the New Rise Reno facility was efficiently converted into a SAF production facility without bearing greenfield construction costs. RESC Renewables Holdings, LLC, the sole member of New Rise Renewables provided necessary capital to New Rise Reno to convert the facility to SAF and incurred approximately $17 million in construction costs related to the conversion. The facility underwent testing and produced 20,000 gallons of neat SAF in November 2024.

In February 2025, New Rise Reno began its ramp-up process. The ramp-up process, a critical phase for all new fuel facilities, is the period after commissioning when a new fuel facility works to optimize its production gradually from initial test runs to full, nameplate capacity. During the initial production runs, the facility produced neat SAF at approximately 50% production capacity. Until SAF production is at nameplate capacity, New Rise Reno is not deemed to be an operating facility and classifies as under construction until final project acceptance under New Rise’s license agreement with Axens North America under the original intention of the SAF conversion, such as meeting ASTM 7566 specifications for synthetic blending component standards to be blended with conventional jet fuel. Such final project acceptance has not yet been completed.

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While ramp-up processes are being undertaken and until final plant acceptance, management has made the determination to temporarily produce and sell renewable diesel, a byproduct of SAF production, which can be achieved at approximately 2,000 barrels per day, which is approximately 20% below nameplate capacity, and without any additional modifications to the facility. In May 2025, New Rise Reno began selling renewable diesel under the P66 Agreement, which was subsequently terminated as of May 1, 2026, as further described below.

We currently expect to meet SAF production at nameplate capacity as early as the third quarter of 2026, although we cannot assure you when SAF production will resume, and when it does resume, when or whether the New Rise Reno production facility will be able to produce SAF at full capacity. Any delay beyond the third quarter of 2026 in our ability to resume SAF production and/or any delay in our ability to operate the New Rise Reno production facility at full nameplate capacity for SAF production will adversely affect our revenues and profitability. From April through the end of December 2025, New Rise Reno produced, in aggregate, approximately 5.8 million gallons of neat SAF, renewable diesel, and renewable naphtha.

Since the initial production of renewable diesel, our New Rise Reno production facility has experienced repeated maintenance-related downtime that has required additional maintenance capital expenditures and other unanticipated operating expenses. These disruptions have limited our ability to operate at expected levels and delayed our efforts to achieve full production capacity. Although management has taken steps to address these issues, there can be no assurance as to when or whether the Reno facility will consistently operate at or near 100% production capacity for renewable diesel or SAF. Continued downtime, additional maintenance requirements, or the inability to achieve stable full-capacity operations could materially and adversely affect our revenues, profitability, and liquidity.

The New Rise Reno facility has rail access which serves as an entry and exit point for receiving feedstock directly at the plant and delivering SAF to off-takers. Once feedstock arrives by rail at the on-site spur, it is transported directly from rail cars into storage tanks at the facility’s tank farm. New Rise Reno has the ability to store up to 1.5 million gallons of feedstock at its on-site tank farm with additional storage available on the rail spur.

On May 23, 2017, New Rise Reno entered into the P66 Agreement, a supply and offtake agreement with Phillips 66 whereby Phillips 66 would sell to New Rise Reno 100% of the feedstocks required for the production of renewable diesel at the New Rise Reno facility and purchase from New Rise Reno 100% of the renewable diesel produced at the facility. Under terms of the agreement, feedstock is supplied to New Rise Reno at spot pricing plus transportation, terminal, and logistics expenses plus a per gallon fee. For the sale of renewable diesel, Phillips 66 purchases 100% of the renewable diesel at a price per gallon based on current index prices for renewable diesel and other tax-based credits.

In May 2024, New Rise Reno and Phillips 66 entered into an addendum to the P66 Agreement, with an initial term of five years from the commencement date of September 1,2024, that extends the supply and offtake agreement to include feedstocks for renewable products and the sale of renewable products produced by New Rise Reno, including SAF, to Phillips 66. Under the amended terms of the agreement, the terms of the feedstock price remain unchanged to the original agreement and P66 will charge New Rise Reno for transportation and logistics costs, and terminal, storage, blending and distribution fees to bring the renewable products to market. At the end of the initial five-year term, the agreement shall automatically renew for two successive additional periods of five years, unless otherwise terminated according to the terms, bringing the total duration of the agreement to a potential term of 15 years. XCF and BGN have entered into a supply and offtake term sheet and are working towards a definitive agreement. As of the date of this prospectus, XCF and New Rise Reno do not have other feedstock supply or SAF off-take agreements in place.

October 1, 2025, New Rise Reno entered into an additional amendment to the P66 Agreement. The amendment modifies certain operational provisions of the Agreement, including clarifying that Phillips 66 retains title to feedstock while such feedstock is stored at the New Rise facility and that title transfers to New Rise only when the feedstock exits storage tanks and enters process units for conversion. The amendment also specifies New Rise’s obligations to maintain flow-metering equipment, provide daily inventory reports to Phillips 66, and conduct monthly reconciliations of volumes, and grants Phillips 66 a continuing right, exercisable upon written notice, to require reloading of feedstock from storage tanks into railcars. New Rise must, at its expense, maintain equipment and procedures to perform the reverse-flow operation described in the Amendment and permit Phillips 66 reasonable access to inspect related equipment and operations.

On April 2, 2026, Phillips 66 delivered notice to New Rise Reno of the termination of the P66 Agreement, and the P66 Agreement was terminated as of May 1, 2026.

As of the date of this prospectus, the Company continues to evaluate the termination notice and has engaged in settlement discussions with Phillips 66. Phillips 66 has requested the return of feedstock. The parties disagree over whether title to the feedstock has transferred to New Rise Renewables and over the amount that Phillips 66 is owed in connection with the feedstock. As of the date of this prospectus, New Rise Renewables and Phillips 66 continue to discuss the settlement of this matter. While the Company believes the amount due to Phillips 66 is significantly less than the amount claimed, the resolution of the disagreement is uncertain and there can be no assurance that the Company will prevail in its position.

On April 9, 2026, the Company entered into the BGN Term Sheet for a renewable fuel tolling agreement with BGN, pursuant to which it is anticipated that the Company will provide inside-the-fence logistics, production and refining services, storage and blending as well as marketing support in coordination with BGN’s sales and logistics teams. The initial term of the BGN Term Sheet is three years from the commencement of production. The parties have agreed to work in good faith to execute a definitive long form tolling agreement by November 15, 2026.

On July 9, 2026, the Company announced that the New Rise Renewables Reno facility has begun producing renewable fuels, with initial production consisting of renewable diesel as the Company advances standard commissioning and restart sequencing.

New Rise Reno 2 (Reno, Nevada)

On December 8, 2023, Legacy XCF also entered into the New Rise SAF Renewables MIPA, (the New Rise SAF Renewables MIPA and the New Rise Renewables MIPA are referred to herein as the “MIPAs”) to acquire all of the issued and outstanding membership interests in New Rise SAF Renewables Limited Liability Company from Randy Soule and GL for an aggregate purchase price of $200.0 million. In October 2024, we filed a premerger notification with the FTC to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On November 15, 2024, the thirty-day waiting period expired. Our acquisition of New Rise SAF was completed on January 23, 2025. At closing, the aggregate purchase price of $200 million was reduced by $12.7 million, which represented Legacy XCF’s five times liquidation preference for its preferred membership units. As a result, Randy Soule was issued 15,036,170 shares of Legacy XCF common stock in exchange for his membership units, and GL was issued 3,693,830 shares of Legacy XCF common stock in exchange for its membership units and after consideration of its five times liquidation preference. Total consideration at closing was approximately $187.3 million or 18,730,000 shares of Legacy XCF common stock.

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At the closing of the Prior Business Combination, the 15,036,170 shares of Legacy XCF common stock issued to Randy Soule and the 3,693,830 shares of Legacy XCF common stock issued to GL were automatically converted into shares of XCF Class A common stock at an exchange ratio of approximately 0.68627. The 15,036,170 Legacy XCF shares converted into 10,318,915 shares of XCF Class A common stock and the 3,693,830 shares converted into 2,534,975 shares of XCF Class A common stock upon closing.

This acquisition resulted in Legacy XCF owning a 10-acre plot adjacent to the New Rise Reno production facility. XCF intends to leverage the pretreatment, electrical, water, rail spur, and other infrastructure at the existing New Rise Reno facility to build an additional SAF facility at New Rise Reno 2. As an adjacent site, we expect New Rise Reno 2 will be able to share in the existing utilities and transportation infrastructure already built. Since the lines, pipes, rail track, and other related infrastructure have already been constructed, we expect New Rise Reno 2 will be able to link into existing infrastructure rather than complete a full ground-up build. As we intend to utilize the same pre-treatment and hydrotreatment technology at New Rise Reno 2 that is currently in place at New Rise Reno, New Rise Reno 2 will utilize the same feedstocks as New Rise Reno. New Rise Reno 2 is anticipated to have estimated construction costs of $300 million and will take approximately 28 months to complete from the date construction begins. We anticipate beginning engineering work in 2026 with SAF production to begin in 2028, all dependent on our ability to raise and deploy necessary funding capital and effectively manage the project buildout timeline, of which there can be no assurances. XCF expects that New Rise Reno 2 could produce an additional 40 million gallons of neat SAF annually.

XCF will search for experienced EPC subcontractors to manage the construction of New Rise Reno 2. We may elect to use a service provider to provide operating and maintenance services for the New Rise Reno 2 SAF facility to provide critical operating and maintenance services to operate New Rise Reno 2.

Fort Myers (Fort Myers, Florida) and Wilson (Wilson, North Carolina)

On October 31, 2023, Legacy XCF entered into an asset purchase agreement with Good Steward Biofuels, LLC to acquire a biodiesel plant in Fort Myers, Florida, which we refer to as Fort Myers. Consideration for the purchase was paid at closing by our issuance of 9,800,000 shares of Legacy XCF common stock. The aggregate purchase price was $100.0 million, less $2.0 million in notes payable and loans assumed by Legacy XCF, using a stock price conversion factor of $10.00 per share.

At the closing of the Prior Business Combination, the 9,800,000 shares of Legacy XCF common stock issued to Good Steward were automatically converted into shares of XCF common stock at an exchange ratio of approximately 0.68627. The 9,800,000 Legacy XCF shares converted into 6,725,474 shares of XCF Class A common stock upon closing.

On October 31, 2023, Legacy XCF also entered into an asset purchase agreement with Southeast Renewables, LLC to acquire a biodiesel plant in Wilson, North Carolina, which we refer to as Wilson, for an aggregate purchase price of $100.0 million. Consideration for the purchase was paid at closing by our delivery of a convertible promissory note in the principal amount of $23.0 million and issuance of 7,700,000 shares of Legacy XCF common stock. On December 29, 2023, Legacy XCF and Southeast Renewables, LLC entered into a note purchase agreement to convert the $23.0 million in principal outstanding and $297,425 in accrued interest at a conversion factor of $10.00 per share into 2,329,743 common stock shares.

At the closing of the Prior Business Combination, the 7,700,000 shares and 2,329,743 shares of Legacy XCF common stock issued to Southeast Renewables were automatically converted into shares of XCF Class A common stock at an exchange ratio of approximately 0.68627. The 7,700,000 and 2,329,743 Legacy XCF shares converted into 5,284,301 and 1,598,839 shares of XCF Class A common stock upon closing.

Both Fort Myers and Wilson are dormant biodiesel facilities, potentially strategically positioned to service the South Atlantic, East South Central, and Middle Atlantic markets.

●	Fort Myers - The Fort Myers site is a 7-acre site that is leased from the Florida Department of Agriculture and was originally built to produce biodiesel and glycerin, a byproduct from biodiesel production. The Fort Myers site is located near I-75 on Florida’s Gulf Coast; this jurisdiction is not a Tier 1 ITC area.

●	Wilson - Located in a Tier 1 ITC area near I-587 and I-95, the Wilson site is within 500 miles of New York City and Atlanta, GA, and 600 miles of Nashville, TN. This centric location enables Wilson to serve as an East Coast conduit as the business expands. The Wilson site is 3.75-acre site that was originally built to produce biodiesel and glycerin.

We are considering whether to further build-out and reconstruct the Fort Myers and Wilson sites into SAF, renewable fuels, and/or associated SAF-related infrastructure though environmental, market conditions, and other factors may ultimately indicate an alternative use is more advantageous. If both Fort Myers and Wilson are reconstructed to produce SAF, it is expected to take approximately 36 months to complete from the date construction commences with anticipated construction costs of approximately $350 million per site. The Company is preparing to commission a suitability analysis for each site to determine the optimal use case for each site, ensuring the highest possible accretion to revenue and net profit.

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Future Expansion

XCF intends to leverage the selected technology stack and site design, configuration, and layout of its New Rise Reno production facility as a model for future sites.

We believe this site design requires less area to build a production facility and can be efficiently replicated as modular design allows for rapid expansion. The New Rise Reno site has four modules - feedstock receiving, pretreatment, hydrotreatment, and finished goods (neat SAF) offtake. The feedstock receiving and finished goods offtake modules have direct access to both rail and truck ports. This design increases operational efficiency because it facilitates direct unloading of feedstock for production and direct loading of SAF onto customers’ trucks or rail tanks. By directly unloading feedstock and finished goods rather than storing them for extended periods, the facility requires a smaller sized tank farm, thereby reducing the size of the facility and increasing the speed of construction. However, while we intend to have the New Rise Reno serve as the model, future sites will be designed on a case-by-case basis as facility designs will consider geographic opportunities and limitations; other operations related considerations will be addressed during feasibility studies and FID analysis.

XCF will consider both greenfield developments and facility conversion projects. The Company intends to prioritize future development in locales with favorable regulatory policies, in Tier 1 Renewable Chemical ITC areas in Trade Association for Commercial Property Assessed Clean Energy (C-PACE) approved states. XCF intends to regularly review its site selection criteria in concert with the evolving market dynamics, the unique and specific needs of each potential project, and frequent changes in local, state, and/or federal policies.

International Expansion

XCF intends to grow its international expansion strategy focused on accelerating the deployment of sustainable aviation fuel through capital-efficient partnerships. On October 9, 2025, XCF entered into a binding term sheet with New Rise Australia Pty. Ltd. We believe this approach leverages the Company’s proprietary facility design and process configurations, enabling regional partners to develop and operate renewable fuel projects while XCF retains ownership of its intellectual property. The model is structured with the goal of aligning long-term interests through equity participation, licensing-based revenue streams, and selective governance involvement. This framework is intended to support scalable growth in priority markets while maintaining a disciplined, asset-light approach to global expansion.

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Prior Business Combination

On March 11, 2024, Focus Impact, NewCo, Merger Sub 1, Merger Sub 2, and Legacy XCF entered into a business combination agreement, pursuant to which Focus Impact agreed to combine with Legacy XCF in a series of transactions that would result in NewCo becoming a publicly traded company. On June 6, 2025, the parties to the Prior Business Combination Agreement completed the Prior Business Combination. In connection with the closing of the Prior Business Combination, NewCo changed its name to “XCF Global, Inc.” The terms of the Prior Business Combination Agreement provided that the Prior Business Combination would be completed on the Closing Date in two steps, with (i) Focus Impact merging with and into Merger Sub 1 (the “NewCo Merger”), with Merger Sub 1 surviving the NewCo Merger as a direct wholly owned subsidiary of NewCo and (ii) immediately following the NewCo Merger, Merger Sub 2 merging with and into XCF (the “Company Merger”), with XCF surviving the Company Merger as a direct wholly owned subsidiary of NewCo. Pursuant to the terms of the Prior Business Combination Agreement: in connection with the completion of the NewCo Merger (i) each share of Focus Impact Class A common stock, par value $0.0001 per share outstanding immediately prior to the effectiveness of the NewCo Merger was converted into the right to receive one share of XCF Class A common stock, par value $0.0001 per share (“XCF Common Stock”) (rounded down to the nearest whole share), (ii) each share of Focus Impact Class B common stock, par value $0.0001 per share outstanding immediately prior to the effectiveness of the NewCo Merger was converted into the right to receive one share of XCF Common Stock and (iii) each warrant of Focus Impact outstanding immediately prior to the effectiveness of the NewCo Merger was converted into the right to receive one XCF Warrant, with XCF assuming Focus Impact’s rights and obligations under the existing warrant agreement; and in connection with the completion of the Company Merger, each share of common stock of XCF outstanding immediately prior to the effectiveness of the Company Merger was converted into the right to receive shares of XCF Common Stock (rounded down to the nearest whole share) determined in accordance with the Prior Business Combination Agreement based on a pre-money equity value of XCF of $1,750,000,000, subject to adjustments for net debt and transaction expenses, and a price of $10.00 per share of XCF Common Stock.

At the closing of the Prior Business Combination, NewCo issued an aggregate of 142,120,364 shares of XCF Common Stock to equity holders of XCF in exchange for their equity interests in XCF. Subsequent to the Closing, XCF Global, Inc. issued an additional 10,268 shares to account for final closing balances bringing to the total issued aggregate shares in connection with the closing of the Prior Business Combination to be 142,130,632 shares of XCF Common Stock. In addition, pursuant to certain non-redemption agreements between Focus Impact and certain Focus Impact stockholders (the “Non-Redeeming Stockholders”), the Non-Redeeming Stockholders received 622,109 shares of XCF Common Stock at the closing of the Prior Business Combination. An aggregate of 1,200,000 shares of XCF Common Stock were also issued at the closing of the Prior Business Combination to Polar Multi-Strategy Master Fund, pursuant to the terms of a subscription agreement, dated as of November 3, 2025 between Focus Impact and Polar Multi-Strategy Master Fund.

As of the closing of the Prior Business Combination and after giving effect to the NewCo Merger and Company Merger, XCF had approximately 149.3 million shares of XCF Common Stock outstanding. On a fully diluted basis, calculated using the treasury stock method and assuming the net exercise of all warrants that are in-the-money based on the closing price of Focus Impact on June 6, 2025, the fully diluted share count was approximately 157.8 million shares. The fully diluted share count does not include any out-of-the-money warrants. This share count is provided solely for the purpose of estimating market capitalization and may differ from accounting treatment under GAAP or from other financial metrics used in our public filings.

Business Combination

 On January 26, 2026, XCF, entered into the Term Sheet with Southern Energy, DevvStream and EEME, which sets forth the principal terms and conditions of a proposed business combination and related financing transactions (collectively, the “Business Combination”). Pursuant to the Term Sheet, and subject to the finalization of mutually agreeable merger structure and definitive transaction documents and ultimately the satisfaction of certain closing conditions, it is expected that Southern and DEVS will each merge with wholly-owned subsidiaries of XCF, with Southern and DEVS surviving, and their respective stockholders receiving shares of Common Stock of XCF, resulting in Southern and DEVS becoming wholly-owned subsidiaries of XCF.

In connection with and to support the Business Combination and subject to the terms and conditions set forth in the Term Sheet, XCF agreed to invest $10 million to convert and build out its New Rise Reno facility for SAF blending and related corporate purposes (the “Plant Conversion”), to be funded through the sale by XCF to EEME of $10 million of Common Stock; provided that in no event shall XCF issue to EEME, nor shall EEME (i) acquire more than 41,639,170 shares of XCF’s common stock pursuant to this Term Sheet or (ii) acquire or to otherwise become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of a number of shares of Common Stock in excess of 19.99% of the issued and outstanding shares of Common Stock as of the date hereof until such time as XCF has obtain stockholder approval for such issuance (the “Share Cap”), which XCF obtained on March 6, 2026. Subsequent to the execution of the Term Sheet, EEME has purchased 69,000,000 shares of Common Stock for $6,900,000. The issuance and sale to EEME of the remaining 31,000,000 shares of Common Stock is expected to be consummated periodically during the period ending during the week of March 31, 2026, but there can be no assurances in this regard. EEME is expected to have customary demand and piggy-back registration rights and will not be subject to any lock-up or other transfer restrictions (other than as imposed by applicable securities laws or underwriters.) EEME’s obligation to acquire such shares is independent of the remainder of the Business Combination contemplated by the Term Sheet. The offer and sale of the shares of XCF common stock to EEME, will be made in reliance upon Section 4(a)(2) under the Securities Act, or upon such other exemption or exclusion from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions with the EEME to be made under the Term Sheet.

On March 6, 2026, XCF held a Special Meeting of Shareholders (the “Special Meeting”). At the Special Meeting, the Shareholders approved the potential issuance of 19.99% or more of XCF’s issued and outstanding Common Stock as of January 26, 2026 to a single investor, thus removing the Share Cap.

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The Term Sheet provides that the Board of Directors of XCF (the “Board”) post-closing will be comprised of four members designated by XCF (including XCF’s Chief Executive Officer, Chris Cooper, as chair), two members designated by Southern, and one member designated by DEVS.

The Term Sheet includes customary provisions regarding definitive agreements, including that the business combination agreement and related agreements will contain customary representations, warranties, covenants, indemnities, limitations on indemnity, termination provisions, and other terms typical for transactions of this nature.

The Term Sheet further provides for certain interim covenants and restrictions, including, but not limited to, that (so long as EEME continues funding under the schedule) XCF will not issue securities under its equity line of credit without EEME’s approval, neither XCF nor DEVS will effect any reverse split without EEME’s prior written consent, and neither XCF, Southern, nor DEVS (or their affiliates) will sell shares to brokers for naked short coverage.

The Term Sheet is governed by Delaware law, contains customary confidentiality provisions, and will remain in effect until the earliest of 180 days after its date, execution of definitive agreements, mutual written termination, termination by XCF for failure by EEME to timely fund per the schedule, termination by any party based on unsatisfactory due diligence, or termination by any party to fulfill fiduciary duties in respect of a superior offer.

There can be no assurance that any of the foregoing conditions will be satisfied or waived, that the definitive agreements necessary to consummate the Business Combination will be entered into, or that the Business Combination will be consummated on the terms described herein or at all. The closing of the Business Combination, including the satisfaction of the closing conditions, are subject to numerous factors, many of which are outside the control of XCF, including market conditions, regulatory approvals, the actions of third parties, the ability of the parties to negotiate and execute definitive agreements, and the achievement of specified operational and financial milestones, including certain conditions that depend on the business performance and operating results of XCF. Although the Term Sheet provides that certain provisions are binding on the parties, it does not obligate the parties to consummate the Business Combination, and the Term Sheet reflects preliminary, non-final terms that remain subject to further negotiation, modification, and approval by the applicable boards of directors and special committees and may be terminated in accordance with its terms, including in circumstances involving an alleged breach. Any such termination, or a failure by the parties to agree on definitive documentation, could result in disputes or litigation relating to the interpretation, enforceability, or performance of the binding provisions of the Term Sheet, which could be costly, time-consuming, divert management attention, and adversely affect the financial condition or liquidity of one or more of the parties, including their ability to pursue or defend such claims. Accordingly, investors should not place undue reliance on the consummation of the Business Combination or on the achievement of any related milestones or financial thresholds. Moreover, even if the Business Combination is consummated, the parties may never achieve the purpose of the Business Combination and the market value the parties are aiming to achieve may never materialize. See “Risk Factors.”

Competitive Strengths and Advantages: XCF’s Full Suite of Capabilities

In addition to New Rise Reno, XCF has several projects in the pipeline and intends to capitalize on an early mover advantage and strong regulatory and market tailwinds for sustainable fuels to become a leading producer of SAF in the United States. XCF believes it has the opportunity to leverage repeatable site design, proven technologies, flexible and versatile feedstock requirements, and a variety of financing sources to build a strong foundation for realizing its planned growth model.

Early Mover Advantage

XCF is currently one of the few publicly traded renewable fuels companies primarily focused on SAF in the United States, with the stated intention to be a majority SAF producer, distinguishing itself from peers that are predominantly legacy crude oil refiners. The Company holds a strategic early-mover advantage with commercial production of SAF currently expected to begin as early as the third quarter of 2026, and a production facility design that can be replicated.

The current competitive landscape for SAF production facilities in North America is illustrated in the graphic below, which shows SAF production facilities that are currently operational (producing SAF), that are currently under construction, and that are proposed or under development (pre-construction).

Source: Argus SAF Capacity Map, June 2025

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Reliable, Proven Technologies

XCF uses a two-stage production process, using pretreated feedstock with the established hydrotreated and isomerization of esters and fatty acids (HEFA) pathway. The HEFA pathway is a process for refining vegetable oils, waste oils, or fats into SAF through hydroprocessing and isomerization, which removes sulfur, oxygen, nitrogen and metals from the feedstock.

Pretreatment is a key stage of the production process in that it allows facilities to react to changes in feedstock market conditions and de-risk the supply chain even in times of high volatility. Additionally, pretreated feedstocks support a longer catalyst life which results in less frequent shutdowns for catalyst changeout. A pretreatment stage is already in place at New Rise Reno. XCF intends to employ a pretreatment stage at each facility or, depending on realized expansion plans, develop a regional pretreatment hub for its feedstock.

There are multiple technology pathways to produce SAF approved by ASTM International (“ASTM”), a global organization that develops and provides standards for various industries and applications. ASTM is an international standards organization that produces standards for SAF, among other things. XCF uses the HEFA pathway, due to the lower capital costs, reliability, and the availability of feedstocks which are close in energy density to fossil fuels. HEFA, approved in June 2011, is a proven technology currently in use at multiple advanced biofuel refineries worldwide to produce SAF and renewable diesel. While SAF has multiple ASTM-approved pathways, HEFA-based SAF is the only product that is commercially available today.

XCF processes a variety of waste- and residue-based feedstocks into renewable fuels. These feedstocks, which are not suitable for direct human consumption, include waste oils, agricultural residues, animal fats, and co-products from industrial agriculture. These feedstocks are hydroprocessed under the HEFA pathway to break apart the long chain of fatty acids and subsequently hydro-isomerized and hydrocracked. In this process, feedstock undergoes a hydrodeoxygenation process in which the removal of the oxygen atom from the reactant occurs in the presence of hydrogen. Then, the hydrocarbons are cracked and isomerized, a refining process that alters the fundamental arrangement of atoms in the molecule without adding or removing anything from the original material, to jet fuel chain length. The HEFA process is similar to that used for hydrotreated renewable diesel production, only with a more intense cracking of the longer chain carbon molecules. Airlines currently use SAF that is blended with fossil jet fuel. SAF that has not been blended with another fuel is referred to as “neat SAF” which represents the end product produced by our production facilities. Currently, there are no specific mandates as to the ratio of blended SAF that must be used by the aviation industry. XCF’s ability to sell blended SAF results in less neat SAF being sold on a per gallon basis leading to the ability to earn additional revenues on a per gallon basis. XCF has had discussions with potential offtake partners to provide Jet-A/SAF blends of 90/10 and 80/20. In 2011, ASTM put forth ASTM D7566 SAF (HEFA) that regulates blended SAF ratios at a maximum ratio of 50/50.

Hydrogenation is a key part of the SAF production process whereby a chemical reaction is created between molecular hydrogen and another element or compound. The proprietary hydrogenation technology we use is licensed by New Rise Reno from Axens North America, a wholly-owned subsidiary of IFPEN and one of the industry leaders in process and catalyst development with more than 3,000 industrial units under license. New Rise Reno and Axens entered into a perpetual license agreement on Axens technology enables versatile hydrotreatment, boosts yields, and facilitates longer catalyst life. In addition to the technology license, a guarantee agreement has also been executed. Axens’ technology is in place at New Rise Reno and XCF intends to obtain similar licenses from Axens to utilize Axens’ technology at future sites.

On December 9, 2020 New Rise Reno and Axens North America Inc. entered into a license agreement whereby New Rise Reno received the non-exclusive right to utilize Axens’ liquid full hydrotreating technology and related process thereto, in exchange for a one-time license fee of $1,050,000, consisting of: i) a project closing fee of $200,000, ii) a fee of $200,000 on project acceptance, which is not to exceed four years after the effective date of the agreement, iii) $350,000 after one-year of operation following the acceptance date, iv) $200,000 after two years of operation following the acceptance date, and v) 100,000 after three years of operation following the acceptance date. Under terms of the agreement, project acceptance is defined as the date that Axens has completed its performance tests, which includes inspection of the Axens unit to check conformity with the process design and reactor inspection. In addition, acceptance will be confirmed with an acceptance certificate issued between New Rise and Axens. To date, a total of $200,000 has been paid as part of the license agreement and acceptance criteria has not yet been met. The license agreement does not require royalties paid to Axens North America, Inc. The related license to use the Axens technology and process is effective so long as New Rise Reno continues to utilize the Axens process and the related hydrotreating equipment. The license agreement is non-transferrable except that it may be assigned to an affiliate or successor of the assigning party or upon written consent of the parties. Axens has the right to terminate the license agreement in the event of New Rise’s uncured breaches of the agreement, including failures to make payment, use of Axens’ intellectual property outside of the scope of the license and breaches of confidentiality obligations.

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Production Process

Versatile Feedstock Base

Like New Rise Reno, XCF intends that future production facilities will also have feedstock pretreatment equipment. This attribute affords XCF the flexibility to utilize and/or shift to a variety of different low carbon intensity feedstocks due to the pretreatment technology and Axens hydrotreater technology in use at New Rise Reno and intended to be deployed at future sites.

Commonly used feedstock sources for production of renewable fuels from triglycerides, an ester derived from glycerol and three fatty acids which are the main constituents of body fat in humans and other vertebrates, as well as vegetable fat, have been distillers corn oil (“DCO”), refined, bleached and deodorized soybean oil (“RBD SBO”), canola oil, and waste oils such as used cooking oil, yellow grease, and animal tallow (from meat processing). XCF processes a variety of waste- and residue-based feedstocks into renewable fuels. These feedstocks, which are not suitable for direct human consumption, include waste oils, agricultural residues, animal fats, and co-products from industrial agriculture. XCF has used DCO, a byproduct of U.S. ethanol production, to produce SAF and uses crude degummed soybean oil, a co-product of the U.S. oilseed supply chain, to produce renewable diesel. The Renewable Fuel Standard (RFS) program and Low Carbon Fuel Standard are major drivers for the demand for production of renewable fuels in the U.S. market which in turn leads to demand for feedstock resources. A summary of these feedstocks according to a July 2023 publication by Burns McDonnell titled, “Renewable Diesel Feedstocks: Considering Plant-and Animal-Based Options,” follows:

●	Animal Fats: The processing of animals produces approximately 10 million pounds of triglycerides as rendered animal fats annually. Historically, around one-third of these triglycerides are used in the human food chain and in consumer products while one-third is used in animal feed, and the final third, approximately 3.5 billion pounds, is used as a feedstock to produce renewable fuels.

●	Canola: In North American, roughly 1 billion bushels of canola are produced per year. While around ~40% of the crop is exported, approximately 60% is crushed in North America to produce canola meal and yielding around 3.3 billion pounds of oil. In 2022, the US Environmental Protection Agency (“EPA”) approved a pathway for canola as a feedstock for renewable fuel.

●	Corn: Approximately 14.5 billion bushels of corn are produced in the US and Canada annually making it the largest available source of triglycerides. A 56-pound bushel of corn can yield approximately 2 pounds of oil, indicating a potential volume of 29 billion pounds of corn oil available in the market. Per the USDA, roughly 40% of corn is processed into ethanol and is mixed into renewable fuels today. New Rise previously used 100% DCO for renewable diesel production due to the availability, economical price point, and higher purity than other fats, oils, and greases currently on the market today.

●	Soybean: There are approximately 4.8 billion bushels of soybeans produced in the US and Canada annually. Around 50% of this production is utilized domestically while the remaining volume is exported as whole beans. Soybeans which are utilized domestically are crushed to produce soybean meal for livestock use and soybean oil. A 60-pound bushel of soybeans can yield approximately 12 pounds of soybean oil. Approximately 60% of the oil is used in food and industrial applications while approximately 40% of the oil produced, around 11 billion pounds, is used in the production of renewable fuels. New crush capacity under construction in the U.S. is expected to increase the percentage of soybeans used domestically which is intended to result in the availability of additional supply to support growth in the demand for oil to produce renewable fuels.

●	Waste Oils: Waste oils, referred to as recycled or mixed oils in the referenced Burns McDonnell publication, used as feedstocks for renewable fuel production include lower-quality fats and oils such as used cooking oil, yellow grease, and other rendered products. These products may have higher concentrations of triglyceride degradation, such as free fatty acids, ketones and aldehydes or other materials identified as moisture, insoluble and unsaponifiables. While these properties limit some commercial uses for these triglycerides, as recovered co-products, they have low carbon intensity which makes them attractive as feedstocks for the production of renewable fuels.

As part of its long-term strategy, XCF intends to build an integrated business model that includes feedstock supply and delivery to its plants; XCF has identified strategic partnerships to facilitate this objective. Through vertical integration, XCF believes that it can position itself to secure a reliable source of sustainable non-food feedstock volumes at competitive pricing. By working with strategic partnerships, XCF expects to have the ability to purchase non-food feedstock crops, farm-direct and partner with underutilized crush facilities and/or expand collection networks for used cooking oil and other waste and by-product oils. These initiatives are intended to both reduce the overall feedstock cost to XCF’s production facilities and ensure reliable supply as competition for feedstocks increases in the coming years.

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Financing

Government sponsored loans, grants, and other programs are part of a regulatory environment that supports the development of SAF facilities and continued adoption of SAF by the aviation industry. Management has identified various government-sponsored programs which may provide lower-cost financing and tax credits for some XCF facilities. Management is also actively engaged in discussions with multiple potential investors regarding capital needed for the conversion of existing production facilities to SAF production and construction and conversions of additional productions facilities. We intend to identify and apply for multiple financing options for these facilities, which includes grants, loans and other financing arrangements as opportunities materialize in the near future.

Greater Nevada Credit Union Loan

New Rise Reno operates our existing production facility in Reno, Nevada. New Rise Reno has four notes payable outstanding, in aggregate principal amount of $112,580,000, to Greater Nevada Credit Union (“GNCU”), as the successor to Jefferson Financial Federal Credit Union (the “GNCU Loan”). The GNCU Loan was underwritten by certain guarantees issued by the United States Department of Agriculture (the “USDA”) under the Biorefinery, Renewable Chemical and Biobased Product Manufacturing Assistance Program, which guaranteed 100% of the principal amount of the notes evidencing the GNCU Loan (the “USDA Guaranty”). Pursuant to the terms and conditions of the USDA Guaranty, the GNCU Loan is secured by a priority first lien on all assets of the project, except for inventory and accounts receivable, which may be used by New Rise Reno for routine business purposes so long as New Rise Reno is not in default of the GNCU Loan. The USDA must approve, inter alia, the accounts agreement, any issuance of additional debt by New Rise Reno, the transfer or sale of New Rise Reno assets or collateral, lien priorities, the substitution, release or foreclosure on the collateral, and GNCU’s exercise of any rights it has relating to the GNCU Loan, including those rights provided in the notes evidencing the GNCU Loan and the other transaction documents relating to the GNCU Loan. In addition, New Rise Renewables is a guarantor of the GNCU Loan.

On March 28, 2025, counsel for GNCU and Greater Nevada Commercial Lending, LLC (the servicer for the GNCU Loan) provided notice to New Rise Reno asserting that an event of default has occurred with respect to the GNCU Loan as a result of New Rise Reno’s failure to make required minimum monthly payments. The letter also demands that New Rise Reno and New Rise take immediate steps to bring the GNCU Loan current and to cure any and all other non-payment-related defaults that may exist, as well as a demand that New Rise Reno and New Rise provide evidence sufficient for GNCU to determine that it remains secure and that the prospect of repayment of the GNCU Loan has not been impaired by any material adverse change in New Rise Reno’s financial condition, or in the financial condition of New Rise, as a guarantor of the GNCU Loan. GNCU has demanded that the GNCU Loan be brought current, including payment of all late charges, no later than close of business on May 27, 2025. As of December 31, 2025, New Rise Reno has not made payment of the amounts demanded. As of December 31, 2025, the amount required to bring the GNCU Loan current is approximately $29,000,000 inclusive of principal and interest, excluding approximately $2,700,000 of penalties/late charges.

GNCU’s rights and remedies in connection with an event of default include acceleration of the unpaid principal amount of the GNCU Loan, and/or possession, control, sale, and foreclosure on any collateral, including all rights and interests in and to the real property on which the SAF production facility is located (including any after-acquired fixtures, equipment and improvements to the production facility) under the terms of the Ground Lease by and between Twain GL XXVIII, LLC (“Twain”), as the landlord, and New Rise, as the tenant, dated March 29, 2022 (the “Ground Lease”), which is discussed below under “Twain Ground Lease.” GNCU would be obligated to obtain USDA approval in the event that GNCU seeks to exercise any rights it has under the GNCU Loan, including GNCU’s rights prescribed in the notes evidencing the GNCU Loan and related loan documents (including any attempt to foreclose or sell any collateral). The notes also permit GNCU to refrain from taking any action on any of the notes, collateral or any guarantee with the approval of USDA.

On August 6, 2025, GNCU counsel sent a letter to New Rise Reno notifying New Rise Reno of (1) additional events of default under the existing loan documents relating to the GNCU Loan, (2) failure to timely cure the ongoing payment default on the GNCU Loan by the deadline set forth in the demand to cure addressed to New Rise Reno dated March 3, 2025, and (3) the acceleration of the full unpaid balances of the GNCU Loan pursuant to GNCU’s rights under the loan documents relating to the GNCU Loan. The acceleration notice indicated that the amount owing as of August 5, 2025, excluding applicable fees, costs, and penalties, is $130,671,882. Subsequent to the notification, counsel for the Company and counsel for GNCU engaged in discussions regarding the notification, and on August 27, 2025, the Company, on behalf of New Rise Reno and GNCU entered into a Pre-Negotiation Letter outlining the terms under which the parties would engage in discussions for the purpose of entering into letter agreements, meetings, conferences, and written communications with respect to the outstanding default notice and balance due to GNCU. The Pre-Negotiation letter does not obligate any party to take any action with respect to the GNCU Loan and GNCU expressly reserved its rights under the loan documents relating to the GNCU Loan.

On August 27, 2025, the Company and New Rise Reno received a notice from GNCU withdrawing the August 6, 2025 notice of acceleration (the “Notice of Withdrawal”). Besides withdrawing the notice of acceleration, the Notice of Withdrawal specifies that GNCU does not withdraw, modify, or waive the notice of additional events of default and failure to timely cure ongoing payment default set forth in the August 6, 2025 notice of acceleration, which conditions remain in effect. GNCU also does not withdraw or modify the March 6, 2025 demand to cure.

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If GNCU pursues one or more of its available remedies under the GNCU Loan, the notes and related loan documents and is successful in exercising its possessory or foreclosure remedies, or is successful in obtaining a judgment requiring New Rise Reno, New Rise or XCF to pay penalties and damages in addition to amounts New Rise Reno may owe under the GNCU Loan, such events would materially disrupt our operations and impair our ability to generate revenue, and, in the case of GNCU taking possession of the facility and/or our assets, could result in a temporary or permanent cessation of our operations at the New Rise Reno production facility. Any of these results would have a material adverse effect on our business and financial condition and would materially impair our ability to execute our business plan. In addition, the existence of defaults under the GNCU Loan and the Ground Lease could make it more difficult to us to obtain financing on acceptable terms, or at all, which would materially impair our ability to execute our business plan.

XCF is in active discussions with GNCU to resolve the matters addressed in GNCU’s notice to New Rise Reno, including the possibility of a potential forbearance or modified loan payment schedule while XCF seeks and secures financing and ramps-up SAF production so as to generate sufficient cash flows from operations to be able to make payments under the GNCU Loan, including any past due loan payments and penalties. XCF is making minimal monthly payments to GNCU as a gesture to provide XCF temporary relief until the New Rise Reno facility is upgraded in the second quarter of 2026. However, XCF is actively evaluating financing alternatives with other financial institutions and investors that would allow the re-financing of the GNCU Loan and the Ground Lease payments (as discussed below). However, there can be no assurance that we will be able to reach agreement with GNCU or Twain to resolve these matters on acceptable terms, or at all, or obtain sufficient financing to allow us to re-finance the GNCU Loan and Ground Lease payments and also execute our business plan.

Twain Ground Lease

New Rise Reno leases the land on which the New Rise Reno production facility is located pursuant to a ground lease evidenced by the Ground Lease effective as of March 29, 2022, between Twain, as the landlord and New Rise Reno, as the tenant. Pursuant to the Ground Lease, New Rise Reno is obligated to pay Twain base and supplemental rent quarterly in amounts set forth therein. The land was acquired by Twain from New Rise Reno pursuant to the terms of a Purchase and Sale Agreement dated as of March 29, 2022, by and between Twain, as the buyer and New Rise Reno, as the seller.

On April 18, 2025, and April 30, 2025, counsel to Twain provided notice to New Rise Reno asserting that New Rise Reno is in default of the terms of the Ground Lease for its failure to make certain payments that are due and owing thereunder. In the notices, Twain sought immediate payment from New Rise Reno to cure the claimed default. These notices were in addition to prior correspondence directed to New Rise Reno from counsel on behalf of Twain dated December 7, 2023, and June 21, 2024, also asserting to certain defaults under the Ground Lease relating to failures to make required payments. The April 18, 2025, notice demanded payment by April 28, 2025, and the April 30, 2025, notice demanded immediate payment. As of the date of this filing, New Rise Reno has made minimal monthly payments to Twain as a gesture to provide XCF temporary relief until the New Rise Reno facility is upgraded in the second quarter of 2026. As of December 31, 2025, the amount required to satisfy the amounts owing under the Ground Lease totaled approximately $29,000,000, comprised of (i) $18,400,000 of lease payments and (ii) $10,600,000 of late fees and penalties.

Twain’s remedies in the case of an event to default under the Ground Lease include the right to terminate the lease, the right to bring an action to recover the amount of all unpaid rent earned as of the date of termination or in the amount of all unpaid rent for the balance of the term of the lease, and to seek any other amount necessary to compensate Twain for New Rise Reno’s failure to perform its obligations under the Ground Lease. Twain’s available remedies also include the right to take possession of, operate, and/or relet the premises. As discussed above regarding the GNCU Loan, Twain’s secured interests are subordinate to those of GNCU. If Twain were to exercise its possessory or foreclosure remedies under the Ground Lease, it would need to seek approval from and coordinate with GNCU, which in turn would need to consult with USDA. Alternatively, Twain could file a legal action against New Rise Reno, seeking all unpaid rent and damages.

If Twain pursues one or more of its available remedies under the Ground Lease and is successful in exercising its possessory or foreclosure remedies, or is successful in obtaining a judgment requiring New Rise Reno or XCF to pay penalties and damages in addition to amounts New Rise Reno may owe under the Ground Lease, such events would materially disrupt our operations and impair our ability to generate revenue, and, in the case of Twain taking possession of the facility and/or our assets, could result in a temporary or permanent cessation of our operations at the production facility. Any of these results would have a material adverse effect on our business and financial condition and would materially impair our ability to execute our business plan. In addition, the existence of defaults under the GNCU Loan and the Ground Lease could make it more difficult for us to obtain financing on acceptable terms, or at all, which would materially impair our ability to execute our business plan. In addition, the existence of defaults under the Ground Lease and the GNCU Loan could make it more difficult for us to obtain financing on acceptable terms, or at all, which would materially impair our ability to execute our business plan.

Twain Forbearance Agreement

On June 11, 2025, XCF, New Rise Reno and Twain entered into a forbearance agreement, pursuant to which Twain has agreed to forbear from exercising its rights and remedies under the Ground Lease and related documents and/or applicable law with respect to any alleged defaults or alleged events of default until September 3, 2025, subject to certain conditions and exceptions provided in the forbearance agreement. In consideration of Twain’s forbearance, XCF issued 4,000,000 shares of XCF Common Stock to Twain. The shares were registered for sale in the Form S-1A filed with the SEC on November 26, 2025. The net proceeds of any sale of these shares are to be credited on a dollar-for-dollar basis against any remaining principal, interest, and penalties owed by New Rise Reno to Twain.

On April 29, 2026, New Rise Reno entered into a second forbearance agreement with Twain. The terms of the second forbearance agreement call for, among other things, the issuance of 4,000,000 shares of XCF Global common stock and the monthly payment of the greater of (i) $150,000 and (ii) 40% of the free cash flow generated from the operations of New Rise from the prior calendar month. XCF Global will use its reasonable best efforts to file a registration statement to register for resale such shares. In the event that the aggregate net proceeds received by the landlord from the sale of the landlord shares exceeds the aggregate amount of principal, interest, penalties and repurchase premium owed by the XCF Global to Twain pursuant to the lease agreement the landlord shall immediately transfer the remaining landlord shares to XCF.

As discussed above with respect to the GNCU Loan, XCF is actively evaluating financing alternatives with other financial institutions and investors that would allow the re-financing of the GNCU Loan and the Ground Lease payments. However, there can be no assurance that we will be able to reach agreement with GNCU or Twain to resolve these matters on acceptable terms, or at all, or obtain sufficient financing to allow us to re-finance the GNCU Loan and Ground Lease payments and also execute our business plan.

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As discussed above with respect to the GNCU Loan, XCF is actively evaluating financing alternatives with other financial institutions and investors that would allow the re-financing of the GNCU Loan and the Ground Lease payments. However, there can be no assurance that we will be able to reach agreement with GNCU or Twain to resolve these matters on acceptable terms, or at all, or obtain sufficient financing to allow us to re-finance the GNCU Loan and Ground Lease payments and also execute our business plan.

Southeast Related Indebtedness

As part of the acquisition of the Fort Myers and Wilson facilities, Legacy XCF assumed an unsecured debt of $1,519,625. As of the date of this filing, the Company is in default under certain of these unsecured loan agreements due to the non-payment of scheduled principal and/or interest amounts and although the holder hasn’t yet exercised its rights, it could call the note or take other action at any time. The affected loans have an aggregate principal balance of approximately $983,750 and interest payable of approximately $353,875 and carry maturities ranging from 2021 to 2024. No payments have been made as of the date of this filing on these obligations.

The Company is actively engaged in discussions with the affected lenders regarding potential amendments, forbearance arrangements, or restructuring of the outstanding obligations, but there can be no assurance that such discussions will result in a favorable outcome or a waiver of the existing defaults. As of the date of this filing, the lenders have not taken any formal enforcement actions.

These defaults could result in a range of adverse consequences, including but not limited to:

●	The acceleration of repayment obligations, at the lenders’ discretion;

●	The imposition of penalty interest rates or fees;

●	Restrictions on the Company’s ability to access future financing; and

●	Negative impacts on the Company’s credit profile and vendor relationships.

The Company’s ability to continue funding operations, meet upcoming working capital requirements, and pursue its strategic initiatives is dependent on resolving the loan defaults, securing additional financing, and/or generating sufficient cash flows from operations. The Company is exploring all available options to preserve liquidity, including equity financing, asset sales, or strategic partnerships.

XCF Operations and Management

XCF uses a combination of internal management and third-party service providers to manage the business and plant operations and may make changes to its operations management model from time to time depending on business conditions. Management is primarily responsible for feedstock acquisitions, off-take agreements, growth and acquisition strategy, execution of current business plans, financing of existing and future projects, day-to-day plant operations and maintenance, and management of third-party service providers. Third-party service providers are expected to be utilized for EPC services; however, the company may elect to engage third-party service providers to manage the day-to-day plant operations and maintenance of future sites.

Encore

Encore was one of the EPC companies that was subcontracted to build New Rise Reno. Encore managed the conversion of New Rise Reno to SAF production. Encore is 100% controlled by Randy Soule, who is currently our second largest shareholder.

Encore was responsible for:

●	Procurement and installation of new equipment as it relates to construction projects;

●	Procurement of all structural materials, instruments, controls and programming for plant construction;

●	Infrastructure expansion and procurement of related equipment; and

●	Overall project management for related construction projects.

XCF does not have any future plans to use Encore at the New Rise Reno facility or any other projects.

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Orion Plant Services, Inc.

In February 2024, we signed an operations and maintenance agreement with Orion Plant Services, Inc. (“Orion”). Orion’s responsibilities included:

●	Monitoring and operating the production facility;

●	Monitoring and troubleshooting any mechanical or electrical issues and taking necessary corrective actions;

●	On-site training to its employees;

●	Plant performance and improvement plans;

●	Health and safety compliance;

●	Overall project management and control; and

●	Development of training and facility procedures as it relates to facility setup, hiring and training, tank farm and rail yard, utilities, hydrotreater, facility commissioning and maintenance programs.

In Q4 2024, New Rise Reno terminated its agreement with Orion and directly hired the employees rather than utilize the service provider. New Rise Reno currently manages day-to-day operations and maintenance at the New Rise Reno facility.

Market Environment

Transportation and Greenhouse Gas Emissions

The transportation sector has been identified as a leading contributor of greenhouse gas emissions in the United States for the last three decades. The “Inventory of U.S. Greenhouse Gas Emissions and Sinks (Inventory)” is an annual report published by the EPA which tracks U.S. greenhouse gas emissions and sinks by source, economic sector, and greenhouse gas going back to 1990. Additionally, the EPA uses the Greenhouse Gas Reporting Program (GHGRP) which requires reporting of greenhouse gas data and other relevant information from large GHG emission sources, fuel and industrial gas suppliers, and CO2 injection sites in the United States; reported data is made available in October of each year.

The gasses covered by the latest Inventory report (2022) include carbon dioxide, methane, nitrous oxide, hydrofluorocarbons, perfluorocarbons, sulfur hexafluoride, and nitrogen trifluoride. The national greenhouse gas inventory is submitted to the United Nations in accordance with the Framework Convention on Climate Change. According to this report, the primary sources of greenhouse gas emissions by economic sector in the U.S. are:

Transportation (28.5%) - The transportation sector generates the largest share of greenhouse gas emissions. Greenhouse gas emissions from transportation primarily come from burning fossil fuel for cars, trucks, ships, trains, and planes. Over 94% of the fuel used for transportation is petroleum based, which includes primarily gasoline and diesel.

Electricity production (25.0%) - Electric power generates the second largest share of greenhouse gas emissions and includes emissions from electricity production used by other end use sectors. In 2022, 59% of electricity was produced from burning fossil fuels, mostly coal and natural gas.

Industry (23.0%) - Greenhouse gas emissions from industry primarily come from burning fossil fuels for energy, as well as greenhouse gas emissions from certain chemical reactions necessary to produce goods from raw materials. If emissions from electricity use are allocated to the industrial end-use sector, industrial activities account for a much larger share (~30%) of the U.S.’s greenhouse gas emissions.

Market Opportunity and Demand for Renewable Fuels

The market for renewable fuels is nascent but growing, though energy use in the industry is still dominated by liquid transportation fuels derived from fossil, carbon-based raw materials. Through a combination of loan and grant programs and tax incentives, state and federal government organizations have taken the lead in stimulating the demand for and adoption of SAF providing significant tailwinds for both SAF supply and demand, driving a need for new plants and increased production. The transportation industry has responded by seeking sustainable fuel alternatives and making commitments for incorporating SAF into their fuel programs with key milestones in 2030 and 2050.

According to the U.S. Energy Information Administration (“EIA”), in 2023, petroleum products accounted for approximately 89% of total U.S. transportation sector energy use. Biofuels contributed approximately 6%, most of which were blended with petroleum fuels (gasoline, diesel fuel, and jet fuel). Gasoline, accounting for 52% of transportation energy use, is the dominant transportation fuel in the United States, followed by distillate fuels (mostly diesel fuel) at 22% and jet fuel at 12%.

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As various industry bodies and governmental agencies have announced aspirational decarbonization targets by 2050, XCF believes that market and political sentiment will continue to shift in favor of sustainability, significantly altering the mix of fuel consumption in favor of renewable fuels. Decarbonization refers to the removal or reduction of carbon dioxide (CO2) output into the atmosphere.

The renewable fuels that XCF will produce at its facilities are designed to meet the EPA’s Renewable Fuel Standard (RFS), which requires a minimum volume of transportation fuels sold in the U.S. to contain renewable fuel to help reduce greenhouse gas emissions. The final volume requirements under the EPA’s RFS are set forth below. On July 1, 2022, the EPA issued final Renewable Fuel Volume Requirements for calendar years 2020, 2021, and 2022. On June 21, 2023, the EPA announced a final rule to establish RFS volumes for 2023, 2024, and 2025. The EPA Administrator has the discretion to determine the volume amounts for all fuel categories starting in 2023. These volume mandates drive demand for renewable fuels. Decarbonization refers to the removal or reduction of carbon dioxide (CO2) output into the atmosphere.

	Renewable Fuel Volume Requirements 2020-2025
	(billion RINs)
Year	2020	2021	2022	2023	2024	2025
Cellulosic Biofuel	0.51	0.56	0.63	0.84	1.09	1.38
Biomass-Based DieselA	2.43	2.43	2.76	2.82	3.04	3.35
Advanced Biofuel	4.63	5.05	5.63	5.94	6.54	7.33
Renewable Fuel	17.13	18.84	20.63	20.94	21.54	22.33

A.	Biomass-Based Diesel is given in billion gallons

The market for renewable fuels is also driven by the adoption of low-carbon fuel standards in certain states and Canadian provinces. Low-carbon fuel standards programs establish levels of carbon intensity for transportation fuels and requires fuel providers to demonstrate that the volume and type of fuel they supply for use in that state or province meets the carbon intensity level or standard that is established for that year. Businesses such as XCF that create cleaner fuels will generate credits that can be sold to fuel users who must offset deficits.

The SAF Opportunity

According to the IEA, in 2023, aviation accounted for 2.5% of global energy-related CO2 emissions, having grown faster in recent decades than rail, road or shipping. While aviation has gradually become less energy intensive on a passenger per mile basis as aircraft have become more efficient, efficiency gains can only go so far toward reaching climate goals. SAF allows for the decarbonization of the fuel without requiring changes to the aircraft technology or other aviation related infrastructure. According to the IATA, SAF could contribute around 65% of the reduction in emissions needed by aviation to reach net zero CO2 emissions by 2050.

Commercial aviation has developed largely due to the relatively high energy per unit mass of traditional fossil-based jet fuel, which can power planes for the necessary durations and distances without adding unmanageable weight. To date, no other traditional energy source has proved a viable substitute.

However, recent engineering of SAF has produced a sustainable alternative chemically similar to traditional jet fuel which achieves the energy density required to power large aircraft. This makes SAF a drop-in fuel, in that it seamlessly integrates with existing aviation infrastructure without the need for modification and is easily blended with or used in place of traditional Jet-A. While there is no mandated or established industry standard for the blend rate, the maximum Jet-A and SAF blend ratio is up to 50/50 (fossil jet fuel: neat SAF). We have the ability to deliver neat SAF but we expect offtake partners to require a ratio of blended SAF. Notably, regulatory intervention or the establishment of a common blend standard could impact the Company’s financial outlook. In 2011, ASTM put forth ASTM D7566 SAF (HEFA) that regulates blended SAF ratios at a maximum ratio of 50/50. As SAF is produced from sustainable feedstocks, using SAF could drive significant reductions in carbon emissions.

Due to SAF’s promise as a viable substitute for fossil-based jet fuels, in 2021 the U.S. Department of Energy (DOE), the U.S. Department of Transportation (DOT), the U.S. Department of Agriculture (USDA), and other federal government agencies announced the Sustainable Aviation Fuel Grand Challenge, as part of a comprehensive strategy for scaling up new technologies to produce SAF on a commercial scale. The Challenge aims to expand domestic consumption of SAF to 3 billion gallons per year by 2030 and 35 billion gallons per year by 2050 - projected 100% of aviation fuel demand - while achieving at least a 50% reduction in lifecycle greenhouse gas emissions. Recent EPA data shows that approximately 5 million gallons of SAF were consumed in 2021 and over 14 million gallons in 2022. According to the Sustainable Aviation Fuel Market Outlook (June 2024 update) by SkyRNG, SAF capacity announcements to date in the US are expected to produce 2.2 billion gallons SAF by 2030 leaving a potential shortfall of around 800 million gallons of SAF for achieving the 2030 milestone.

As this has propelled sustainability into key focus for the airline industry, multiple airlines around the world have announced near- and medium-term goals for adopting SAF for use in meeting their sustainability targets as it relates to reducing greenhouse gas emissions. In September 2025, the one world Alliance and member airlines, in partnership with Breakthrough Energy Ventures (BEV) announced the launch of a new investment fund that seeks to accelerate the global development of long-term aviation fuel solutions that are cost effective, scalable and have lower emissions than conventional fuels as part of its commitment to achieve net-zero carbon emissions by 2050. According to IATA, in 2024, SAF accounted for 0.3% of global jet fuel production though many airlines have a target of 10% by 2030; the SAF Grand Challenge’s goal of net zero by 2050 relies on SAF accounting for 65% of fuel. In the European Union (“EU”), rules will require fuel suppliers to ensure that 2% of fuel made available at EU airports is SAF in 2025, rising to 6% in 2030, 20% in 2035, and gradually to 70% in 2050.

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The mission of The Sustainable Aviation Buyers Alliance (“SABA”) is to accelerate the path to net-zero aviation by driving investment in high-integrity SAF, catalyzing new SAF production, technological innovation, and supporting member engagement in policy-making efforts. Spearheaded by RMI and Environmental Defense Fund (EDF) and supported by its founding companies, the SABA aims to accelerate the path to net zero aviation by driving investment in and adoption of SAF, which could substantially reduce emissions from air travel.

In late 2022, ICAO member states adopted a long-term global aspirational goal (“LTAG”) to achieve net zero carbon emissions from international aviation by 2050. The agreement aims to reduce emissions within the sector itself (i.e. directly from aviation activity, as opposed to via offsetting emissions through purchase of credits). Although it remains non-binding and lacks intermediate goals, member state governments are expected to produce action plans within their own national timeframe and capabilities.

According to IATA, airlines will need 500 million tons (~165 billion gallons) of SAF annually by 2050, encompassing both biomass and power-to-liquid sources, to achieve net zero carbon emissions. IATA reported that 2024 SAF production reached 1 million tons (~330 million gallons) of SAF, requiring an approximately 27% annual growth rate to meet the 2050 target. Given the potential for even more countries to announce targets or for blending to occur even in countries without targets in place, this estimated growth requirement could be conservative.

Blended SAF, which is a blend of traditional Jet-A fuel and SAF, is used by airlines around the world as an alternative fuel option to traditional 100% Jet-A fuel for the purpose of reducing greenhouse gas emissions as described above. Airlines have taken meaningful steps to incorporate SAF into their fuel purchasing programs. According to the ICAO, as of March 2026 there are over 180 airports around the world distributing SAF and over 54 billion liters of SAF under offtake agreements.

XCF’s Products

XCF intends to sell renewable fuels such as SAF, renewable diesel, and renewable naphtha.

●	Fossil jet fuel - refers to conventional jet fuel and is known as Jet-A under ASTM 1655.

●	Neat SAF - is an umbrella term that refers to multiple synthetic jet products meeting ASTM Standard D7566. Commonly known production pathways include alcohol to jet (AtJ), Fischer-Tropsch (FT), and hydroprocessed esters and fatty acids (HEFA), which all produce synthetic paraffinic kerosene (SPK). These “neat SAF” pathways are where greatest emissions reductions are found.

●	Blended SAF (or what many simply call SAF) - refers to a blended, finished fuel containing a blend of neat SAF and Jet-A that meets ASTM Standard 1655. Neat SAF has a lower CI than Jet-A, thus lowering the overall CI of the fuel. Airlines currently utilize blended SAF at ratios of 90/10 or 80/20 (Jet-A : neat SAF); the maximum blend ratio is 50/50 (Jet-A : neat SAF).

●	Renewable Diesel (RD) - refers to a drop-in diesel fuel produced from renewable feedstocks such as waste oils, animal fats, and agricultural residues through processes like hydrotreating. Renewable diesel is chemically identical to conventional petroleum-based diesel and meets ASTM Standard D975. Unlike biodiesel (which is blended with petroleum diesel under ASTM D6751), renewable diesel can be used as a direct substitute for fossil diesel in existing engines and infrastructure without blending limits.

●	Renewable Naphtha - a byproduct of the production process for SAF and renewable diesel that is chemically similar to petroleum-derived naphtha and can be used as a blending component in gasoline or as a feedstock for producing renewable chemicals, plastics, and hydrogen.

Competitive Environment

Our current competitors primarily consist of:

●	Traditional fossil fuel refiners that are diversifying their product mix and/or transitioning to a renewable energy-led product portfolio;

●	Technology-driven companies who are pioneering various new pathways for SAF; and

●	Production-focused companies which license hydrotreating technology and excel in bringing sites online efficiently and marketing SAF.

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The current competitive environment in North America includes approximately 30 competitor production facilities, of which six are operational sites, six are under construction, and 18 sites have been proposed or are under development and slated to come online by the end of 2030 or after. As sites take several years from development to first production, it is expected that this competitive set is representative of how the market will evolve until approximately 2030. XCF has a project pipeline that includes a new site, New Rise Reno 2, which is expected to come online in 2028, giving it an early mover advantage over the majority of the competition and the opportunity to bring more supply to market as demand increases in the coming years.

A brief overview of the businesses we currently believe to be our material competitors follows. These producers compete in the drop-in renewable fuels market and may produce products in addition to SAF such as renewable diesel. Competitors’ businesses do not represent a direct comparison to XCF whose business model currently focuses on SAF production utilizing the HEFA pathway. Some producers may be developing new technologies and are not yet producing renewable fuels at commercial scale or may also have traditional refinery as a core business. A brief overview of the SAF or renewable diesel production of the competitors includes:

Gevo: Gevo produces SAF, renewable diesel, animal feed, and other low-carbon, bio-based raw materials. According to the company’s website, the expected annual production output of Gevo’s ATJ60 facility in Lake Preston, South Dakota is 60 million gallons per year of liquid hydrocarbons in the form of jet fuel and renewable gasoline. Total anticipated annual neat SAF production output of XCF, assuming the timely completion of New Rise Reno 2, is expected to be 80 million gallons per year by the end of 2028, of which New Rise Reno is expected to produce 38 million gallons per year.

LanzaJet, Inc.: LanzaJet Inc., a subsidiary of LanzaTech, Inc. (LNZA), intends to produce low-carbon sustainable aviation fuel and renewable diesel through its alcohol-to-jet (ATJ) technology. According to the company’s website, their Freedom Pines ATJ facility completed construction in January 2024. The facility has nameplate capacity of 10 million gallons per year and is expected to come online in 2025. Total anticipated annual neat SAF production output of XCF, assuming the timely completion of New Rise Reno 2, is expected to be 80 million gallons per year by the end of 2028, of which New Rise Reno is expected to produce 38 million gallons per year.

Montana Renewables, LLC: Montana Renewables LLC, a subsidiary of Calumet, Inc. (CLMT), is a producer of SAF, renewable diesel, and renewable naphtha. According to the company’s website, annual production capacity for SAF is around 30 million gallons per year. In January 2025, the company was awarded a $1.44Bn DOE loan to fund expansion of its facility to an expected 300 million gallons per year; the facility is expected to run at approximately 50% capacity in 2026. Total anticipated annual neat SAF production output of XCF, assuming the timely completion of New Rise Reno 2, is expected to be 80 million gallons per year by the end of 2028, of which New Rise Reno is expected to produce 38 million gallons per year.

Neste: Neste claims to be the world’s leading producer of renewable diesel and SAF and a forerunner in providing renewable feedstock solutions. In addition to renewable diesel and SAF, Neste produces a variety of other products. According to the company’s website, output of global SAF production is expected to reach 1.5 million tons in 2025. Total anticipated annual neat SAF production output of XCF, assuming the timely completion of New Rise Reno 2, is expected to be 80 million gallons per year by the end of 2028, of which New Rise Reno is expected to produce 38 million gallons per year.

There are several key factors which drive competition, namely price, production capacity, and location. As all neat SAF must meet ASTM D7566 standards, quality is less of a competitive advantage. In the future, however, as new pathways become commercially viable, fuels which have lower CI scores may become available which could serve as a competitive advantage.

SAF companies compete with other renewable fuels companies for feedstock. As the demand for SAF and other renewable fuels grows in the coming years, access to a reliable supply of feedstock at a suitable price will likely become a key driver of success.

U.S. Federal Income Tax Credits

In addition to grants and loans, the United States federal government incentivizes the production of low-carbon transportation fuel and sustainable aviation fuel through production tax credits (that can be used against income tax liabilities) pursuant to sections 40A, 40B, 6426, and 45Z (collectively, the “Tax Credits”) of the Code. Tax credits available under Code sections 40A and 40B expired at the end of 2024, and tax credits under Code section 45Z are available from 2025 through 2029 as extended under the One Big Beautiful Bill Act.

The Tax Credits are a key part of an energy policy environment that supports the development and production of sustainable aviation and transportation fuel facilities. The Tax Credits can be monetized in various ways, including certain refundable provisions through the end of 2024, and from 2025 through 2029, through tax equity financings or the sale of Tax Credits to certain purchasers. With respect to those facilities eligible for Tax Credits in the years in which such credits are available (and, as relevant, for years in which the Tax Credits are extended through Congressional action), the Company intends to monetize all available Tax Credits in an efficient manner to support the development, construction, and ongoing operation of low-carbon transportation and sustainable aviation fuel facilities. In certain instances, depending on the manner in which the Company monetizes Tax Credits, the Company may retain certain tax attributes associated with its facilities, including depreciation, that can provide cashflow and timing benefits with respect to the Company’s federal income tax liabilities.

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Clean Fuel Production Tax Credit (45Z Credit) / Blenders and Renewable Diesel Tax Credit (40B /40A)

The Tax Credits provide up to a $1 per gallon production tax credit for low-carbon transportation fuels and $1.75 per gallon tax credit for SAF, indexed annually for inflation, currently scheduled to expire at the end of 2029.

The 45Z Credit is available from January 1, 2025 until December 31, 2029, as extended under the One Big Beautiful Bill Act. The value of each credit increases inversely relative to the reduction in the fuel’s carbon intensity, measured in kilograms of CO2e per mmBTU. Specifically, the value of the 45Z Credit begins with a baseline assumption that fuels have a maximum carbon intensity of 50 kilograms of CO2e per mmBTU, and as that intensity approaches zero, the value of the credit increases, up to a certain cap, indexed for inflation. For transportation fuels, the maximum 45Z Credit value is $1/gallon, assuming certain labor, wage and apprenticeship requirements are satisfied (which the Company intends to comply with). This $1/gallon value is in part determined using the GREET model. The GREET model is a tool that assesses a range of lifecycle energy, emissions, and environmental impact challenges and that can be used to guide decision-making, research and development, and regulations related to transportation and the energy sector. In its SAF application, the GREET model is used for determining carbon intensity, for which the Treasury Department is obligated to publish tabular data taxpayers can rely upon for substantiating their CI scores. For SAF, the maximum 45Z Credit value is $1.75/gallon until the end of 2025 and $1.00/gallon until the end of 2029, assuming certain labor, wage and apprenticeship requirements are satisfied (which the Company intends to comply with), using the Carbon Offsetting and Reduction Scheme for International Aviation, which has been adopted by CORSIA model (or a similar model under the federal government’s Clean Air Act). For both transportation fuels and SAF, failure of the company to comply with prevailing wage and apprenticeship requirements results in an 80% reduction in the 45Z Credit value.

The GREET model is subject to change on a periodic basis, and while the 45Z Credit statutory language requires the publication of carbon intensity tables for transportation fuels, there is uncertainty as to the version of GREET those tables will refer to, or how the tables will vary over time, including during the credit period. Accordingly, there is a risk the 45Z Credit values will fluctuate during the credit period, and that the Company may not be able to permanently rely on a version of carbon intensity tables in a GREET model. This may result in uncertainty as to financing a project and measuring the magnitude of tax credits that the Company can monetize. In addition, the market for SAF is currently developing, and models under CORSIA or other federally allowable rules are in a state of flux. Moreover, the Section 45Z statute does not provide for SAF tables, suggesting taxpayers will be required to develop their own computations. Finally, while the Section 45Z statute requires tables to be published for transportation fuels, there is no such requirement for SAF. Accordingly, there is uncertainty as to transportation fuel credit values for purposes of Code section 45Z. Similarly, for other Fuels Credits, there is no requirement to publish tables with credit values, resulting in potential uncertainty as to whether the IRS will respect a taxpayer’s determination of the Fuels Credit value for any given tax year.

The fuels tax credits under Code sections 40A and 40B (together, “40 Credits”), respectively, provided for $1.00 per gallon for certain biodiesel fuels and $1.25 per gallon production tax credit for SAF. The 40 Credits expired on December 31, 2024. The Fuels Credit under Code section 40B requires that the SAF produced, discounting that portion which is kerosene, have a GHG reduction percentage of at least 50%. In contrast, the Fuels Credit under Code section 40A does not consider lifecycle GHG and accounting for the carbon intensity score of fuel to determine the maximum credit achievable per gallon of fuel produced. Additionally, there is no requirement to publish tables with credit values, resulting in potential uncertainty as to whether the IRS will respect a taxpayer’s determination of the 40 Credits value for any given tax year. The 40 Credits expired at the end of 2024 and were replaced with the 45Z Credit.

In addition to federal income tax incentives, the Company intends to manage its operations to qualify for additional federal and state regulatory incentives as described below.

Renewable Fuel Standard (RFS)

The RFS program was developed under the Energy Policy Act of 2005 as an amendment to the CAA. The EISA expanded the RFS program to reduce GHG emissions by expanding the use of renewable fuels. The RFS is a national policy governed by the EPA in consultations with the USDA and the DOE. The program demands a specific volume of renewable fuel to substitute traditional petroleum-based fuel for transportation.

To satisfy the requirements of the RFS program, refiners or importers of petroleum fuels must either blend in sufficient volumes of renewable fuels or obtain RINs to meet the EPA’s RVO. Each refiner’s or importer’s RVO is calculated by the EPA annually based on the CAA volume projections of gasoline and diesel production for the year. The RVO is the volume a refiner or importer is obligated to sell based on the company’s total fuel sale.

To generate RINs, a fuel producer needs to maintain significant data on the feedstock used to create the fuel. RINs are generated once a producer generates a gallon of renewable fuel. In relation to SAF, once a renewable fuel source is blended with a non-renewable medium at a blender, the RIN credit can be separated and sold to others or claimed by the blender if it has an RVO. Qualifying renewable fuels are required to achieve reduction in GHG commissions compared to a petroleum-baseline metric from 2005 mandated by the EISA, although facilities producing fuel before 2007 are not required to meet the GHG emissions reductions specified to generate RINs (the class of RINs these facilities qualify for, however, is typically less valuable than the RINs we anticipate our fuels will generate). XCF currently anticipates that its fuels will qualify to generate RINs specific to biomass-based diesel, and/or cellulosic biodiesels (both would also qualify for the broader category of “renewable fuels”).

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The price of RIN credits is not fixed, but variable, depending on supply and demand dynamics. Demand for RINs is dependent upon the RVO requirements set forth by the EPA, while supply is based on output of renewable fuel producers, which respond to costs of production. RINs are frequently traded, with prices reflecting these dynamics.

With the rise in global demand for non-food feedstocks, XCF expects to see an increase in the cost of SAF per gallon, which, XCF believes, will directly raise the prices of RINs for sale.

On the other hand, EPA’s latest RFS rules-announced in June of 2023-set annual volume requirements for 2023-2025 below biofuel production trends, which would apply downward pressure on the prices of RINs. The limits set by the EPA in future years could also affect the financial model with respect to price of RINs.

Low Carbon Fuel Standard (LCFS)

Like the RFS program, the LCFS tax credit focuses on decreasing the carbon intensity of California’s transportation fuel and providing an increase in lower-carbon fuel alternatives to improve the quality of air. The LCFS program was initiated in 2009 by the California Air Resource Board (“CARB”) and implemented in 2011. The program was amended and readopted in 2016 to address procedural changes to its adoption process. CARB approved additional amendments in 2018 which strengthen the CI benchmarks through 2030, aligning with California’s 2030 GHG reduction target. The current LCFS regulation imposes a standard 20% CI decline starting 2030. In December 2023, CARB proposed revisions to the LCFS regulation that will impose more stringent CI benchmarks and tighten rules around eligibility of certain projects to generate LCFS credits. The LCFS allows for a lifecycle assessment of fuels by measuring the GHG emissions associated with the production, transportation and use of the fuel. CI scores measure both the direct and indirect effects of crop-based biofuels. Each CI represents grams of carbon dioxide equivalents per megajoule (gCO2e/MJ). The CI score of each low-carbon fuel is compared to the declining CI benchmark for each year. Low-carbon fuels below the designated benchmark generate a credit while fuels above generate a deficit. XCF, being a provider of transportation fuel, must demonstrate that the mix of fuels delivered to California is compliant with the LCFS standards on an annual basis. XCF can utilize a variety of feedstocks including but not limited to corn, soybean, and used cooking oils which generates a lower CI score in comparison to traditional petroleum-based fuels. The CI benchmark score fluctuates annually, and fuel providers must meet the benchmark accordingly. For compliance purposes, a deficit generator indicates the number of credits acquired is greater than or equal to the number of deficits accumulated. According to the LCFS data dashboard, $2 billion worth of credit transactions were accounted for in 2018. To expand low-carbon initiatives, the LCFS program is planning to create a Pacific-Coast collaborative with Washington, Oregon, and British Colombia. The trickle-down effect of the LCFS credit is sparking interest for similar programs in other regions of the world such as Brazil and Canada.

On June 27, 2025, the California Office of Administrative Law (OAL) approved the amended LCFS regulation, submitted by the CARB to the OAL on May 16, 2025. Following OAL’s approval, CARB announced that the amendments would enter into force in July 1, 2025. The amendments increase both the pre- and post-2030 stringency of the CI benchmarks. Specifically, they increase the CI reduction targets from 20% to 30% by 20230, and aim for a 90% reduction by 2045, based on a 2010 baseline. The amendments establish, among other things, a phased sustainability certification process for biomass and impose a cap on the issuance of credits for biomass-based diesel produced from soybean, canola, or sunflower oil, limiting it to 20% of the total credits per producer.

To monetize this credit, LCFS is tracked quarterly via CI scores. Once credits are calculated, the credits undergo a verification process post credit generation. Thus, fuel producers and blenders must maintain transaction logs to maintain compliance with LCFS standards for fuel pathway-based crediting. In August 2025, a 40 CI renewable diesel (RD) received approximately $0.31/gallon in California LCFS credit value. For the month of December 2025, the average credit was $55 per metric tonne with 384 transfers and a total volume of 6,870,000 (credits – MTs) where MT is a metric tonne. The range for December was $46 to $96 per metric tonne. There are 264.172 gallons of diesel in 1 MT. This converts to $.21 as the average price per gallon with a range for the month of $.17 to $.36.

Intellectual Property

XCF does not currently own any intellectual property material to its operations and instead plans to license existing technologies for the operations of its plants. Currently, New Rise licenses Axens’ proprietary hydrogenation technology in renewable fuels production at New Rise Reno. XCF intends to obtain similar licenses from Axens to utilize this technology at future sites.

Regulatory Matters - Environmental and Compliance

As a refiner of biofuels, XCF will be subject to federal, state and local environmental laws, regulations and permit conditions, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. Environmental laws and regulations may, among other things:

●	Require the installation of pollution control equipment;

●	Restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with SAF, or other production activities; and

●	Require preparation of an environmental assessment or an environmental impact statement.

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These laws, regulations and permits impose legal obligations that are applicable to the operations of our facilities and may sometimes require us to incur significant human resources and capital costs to remain compliant with existing regulations or conform to new ones. Environmental laws and regulations change over time, and any such changes, more vigorous enforcement policies, or the discovery of currently unknown conditions may require substantial expenditures to rectify and conform. Regulations and the compliance of such regulations may also require us to make operational changes to limit actual or potential impacts to the environment; such changes could have a material impact on our ability to produce fuels to previously realized specifications or volumes. A violation of these laws, regulations, permits or license conditions could result in substantial fines, criminal sanctions, permit revocations and/or facility shutdowns.

New laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require us to make significant additional expenditures. Continued government and public emphasis on environmental issues can result in increased future investments in environmental controls at our facilities which cannot be estimated now. Present and future environmental laws and regulations applicable to our operations, more vigorous enforcement policies and discovery of currently unknown conditions could all require us to make substantial expenditures which could materially impact the company.

Site Development

In connection with the conversion of New Rise Reno to a SAF facility, and the anticipated build-outs of New Rise Reno 2 and potential buildout of, Fort Myers and Wilson, as well as any new site development projects, XCF is required to obtain various permits from government bodies to commence new construction or the conversion of existing sites. We cannot be assured such permits will be received. Regulators could make demands that increase our construction costs which might force us to obtain additional financing. Permit conditions could also restrict or limit the extent of our intended site development initiatives. We cannot guarantee that we will be able to obtain or comply with the terms of all necessary permits required for constructing a new SAF facility or complete the retrofit of a biodiesel plant. Failure to obtain and comply with all applicable permits and licenses could disrupt site development initiatives by postponing, delaying, and/or halting our construction and could subject us to future claims.

New Rise Reno has received occupancy and operating permits for its buildings and facilities.

Operations

As XCF is a producer and operator of renewable fuels production facilities, various permits from government bodies are required for SAF production and operation of the SAF production facilities, and we cannot be assured such permits will be received. As a condition to granting the permits necessary for operating our facilities, regulators could make demands that increase our operations costs, which might force us to obtain additional financing or render our SAF product non-competitive. Permit conditions could also restrict or limit the extent of our operations. We cannot guarantee that we will be able to obtain or comply with the terms of all necessary permits to operate a SAF plant and engage in SAF production. Failure to obtain and comply with all applicable permits and licenses could halt production. XCF will be required to be compliant with regulations relating to: Air Emissions, Water Discharge, Contamination, and Spills or Releases of Hazardous Materials.

Air Emissions

Our air emissions are subject to CAA, the CAA Amendments of 1990 and similar state and local laws and associated regulations. Under the CAA, the EPA has promulgated National Emissions Standards for Hazardous Air Pollutants, which could apply to our facilities if the emissions of hazardous air pollutants exceed certain thresholds. If a facility we operate is authorized to emit hazardous air pollutants above the threshold level, then we might still be required to come into compliance with another National Emissions Standards for Hazardous Air Pollutants at some future time. New or expanded facilities might be required to comply with both standards upon startup if they exceed the hazardous air pollutant threshold.

In addition to the costs for achieving and maintaining compliance with these laws, more stringent standards may also limit our operating flexibility. Direct impacts may occur through the CAA’s permitting requirements and/or emission control and monitoring requirements relating to specific air pollutants, as well as the requirement to maintain a risk management program to help prevent accidental releases of certain regulated substances. Some or all of the regulations promulgated pursuant to the CAA, or any future promulgations of regulations, may require the installation of controls or changes to the facilities to maintain compliance. The cost to implement new controls, equipment, or changes to operations could be substantial.

New Rise Reno has a Class II Operating Air Quality Permit issued by Bureau of Air Pollution Control under the Nevada Department of Conservation and Natural Resources as it relates to the production of renewable diesel. New Rise Reno 2, Fort Myers and Wilson will also be subject to the CAA and will need to comply with any CAA requirements with respect thereto.

Water Discharge

The facilities that XCF will operate will be subject to requirements under the Federal Water Pollution Control Act of 1972, as amended, also known as the federal Clean Water Act (“CWA”), and analogous state laws impose restrictions and stringent controls on the discharge of pollutants into the water affect our business. Such discharges are prohibited, except in accordance with the terms of a permit issued by the EPA or the appropriate state agencies. Any unpermitted release of pollutants could result in penalties, as well as significant remedial obligations. Notably, laws and their implementing regulations are subject to change and there can be no assurance that such future costs will not be material.

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New Rise Reno currently has a general permit for stormwater discharges associated with industrial activity issued by the State of Nevada, Division of Environmental Protection. As additional facilities are brought online, we will be required to comply with the CWA. New Rise Reno 2, Fort Myers and Wilson will also be subject to the CWA and will need to obtain associated permits for water discharges as part of the build-outs and ongoing operations of the related plants.

Contamination

XCF may also be subject to potential liability for the investigation and cleanup of environmental contamination at each of the properties that we own or operate and at off-site locations where we arrange for the disposal of hazardous wastes. If significant contamination is identified at our properties in the future, costs to investigate and remediate this contamination and costs to investigate or remediate associated damage could be significant. If any of these sites are subject to investigation and/or remediation requirements, we may be strictly and jointly and severally responsible under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), Emergency Planning and Community Right-to-Know Act (“EPCRA”), or other environmental laws for all or part of the costs of such investigation and/or remediation, and for damage to natural resources. XCF may also be subject to related claims by private parties alleging property damage or personal injury due to exposure to hazardous or other materials at or from such properties. While costs to address contamination or related third-party claims could be significant, based upon currently available information, we are not aware of any such material contamination or third-party claims at New Rise, Fort Myers, or Wilson. Based on our current assessment of the environmental and regulatory risks, we have not accrued any amounts for environmental matters as of December 31, 2025 at the aforementioned sites. The ultimate costs of any liabilities that may be identified or the discovery of additional contaminants could materially adversely impact our results of operation or financial condition. As additional production facilities are brought online, we will be required to comply with related contamination rules.

Spills or Releases of Hazardous Materials

Our operations involve the storage, handling, transport and disposal of bulk materials, some of which contain oil, contaminants and other regulated substances. The production and transportation of our products may result in spills or releases of hazardous substances, which could result in claims from governmental authorities or third parties relating to actual or alleged personal injury, property damage, or damage to natural resources. The response to such events is governed by the EPCRA which requires facilities to report the storage, use, and release of hazardous chemicals to federal, state, and local governments and Section 103 of the CERCLA which mandates immediate reporting of releases of hazardous substances exceeding reportable quantities to the National Response Center.

New Rise Reno has a Site Pollution Incident Legal Liability insurance policy which provides coverage against some liabilities that result from spills. Additionally, New Rise Reno’s general and umbrella liability policy coverage includes, but is not limited to, physical damage to assets, employer’s liability, comprehensive general liability, automobile liability and workers’ compensation. XCF, itself, does not carry environmental insurance. XCF believes that its insurance is adequate for the industry, but losses could occur for uninsurable or uninsured risks or in amounts exceeding existing insurance coverage. The occurrence of events which result in significant personal injury or damage to XCF’s property, natural resources or third parties that is not covered by insurance could have a material adverse impact on the results of our operation and financial condition. We are not aware of any such material spills or releases of hazardous substances that have resulted in government or third-party claims at New Rise, Fort Myers, or Wilson.

Properties

New Rise Reno is our flagship production facility. New Rise leases the land on which the New Rise Reno facilities are located pursuant to a ground lease evidenced by the Ground Lease effective as of March 29, 2022 between Twain GL XXVIII, LLC, as the landlord and New Rise Renewables Reno, LLC, as the tenant. The land was acquired by Twain GL XXVIII, LLC from New Rise Renewables Reno, LLC pursuant to the terms of a Purchase and Sale Agreement dated as of March 29, 2022, by and between Twain GL XXVIII, LLC, as the buyer and New Rise Renewables Reno, LLC, as the seller. New Rise Renewables Reno, LLC is a wholly-owned subsidiary of New Rise Renewables. The material equipment, fixtures, buildings and improvements attached or affixed to the land are owned by New Rise Renewables and New Rise Renewables Reno, LLC. The purchase price for the land acquisition under the Purchase and Sale Agreement was $2,800,000. New Rise Renewables Reno, LLC’s obligations under the Ground Lease are guaranteed by New Rise Renewables and Encore (a company wholly-owned by Soule).

The lease term is 99 years from the effective date of March 29, 2022. Rent is payable quarterly in advance in four equal installments on the first business day of January, April, July, and October of every calendar year during the term. For 2025, total rent payments are expected to be $10.7 million. Lease payments are comprised of base rent and supplemental rent. Base rent is calculated by multiplying the “rent basis” by 7.28%, where the rent basis is an amount equal to equal to the amount of the “tenant improvement allowance” paid by Twain GL XXVIII, LLC from time to time. No minimum tenant improvement allowance is required to be paid by Twain GL XXVIII, LLC. Supplemental rent increases during the term of the lease. During the second, third and fourth years of the lease, the supplemental rent is:

●	Lease year 2: lease year 2 base rent x 2.48%;

●	Lease year 2: lease year 2 base rent x 2.48%; and

●	Lease year 4: (lease year 4 base rent x 2.48%) + (lease year 4 base rent x 2.48% x 102.48%) + (lease year 4 base rent x 2.48% x 102.48%) + (lease year 4 base rent x 2.48% x 102.48% x 102.48%).

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For the fifth lease year and continuing thereafter on the first day of each lease year, supplemental rent will be adjusted to an amount equal to the sum of (i) 2.48% of the base rent for the immediately preceding applicable lease year plus (ii) 102.48%) of the supplemental rent for the immediately preceding applicable lease year.

In addition, beginning on the commencement of the sixth lease year and continuing thereafter every five years (each such 5-year period, a “CPI Adjustment Period”) and continuing until the end of the lease term, Supplemental Rent also will be increased on the first day of each CPI Adjustment Period by the percentage change in the CPI figure from (i) the commencement date for the first CPI Adjustment Period (or the first day of the immediately preceding CPI Adjustment Period for all subsequent CPI Adjustment Periods) to (ii) the last day of the fifth lease year for the first CPI Adjustment Period or the last day of the immediately preceding CPI Adjustment Period for all subsequent CPI Adjustment Periods, if and only if, the percentage increase in the CPI figure during such CPI Adjustment Period is greater than the percentage increase in Supplemental Rent during the same CPI Adjustment Period. For purposes of the lease, “CPI” means The Consumer Price Index for All Urban Consumers (“CPI-U”) for the U.S. City Average for All Items, as published by the Bureau of Labor Statistics of the U.S. Department of Labor (or if the publication of such Consumer Price Index is discontinued, a comparable index similar in nature to the discontinued index which clearly reflects that diminution (or increase) in the real value of the purchasing power of the U.S. dollar reported for the calendar year in question).

New Rise Renewables Reno, LLC has the right to purchase Twain GL XXVIII, LLC’s interest in the premises. The right is exercisable following March 29, 2024. In order to exercise the repurchase right, New Rise Renewables Reno, LLC must not be in default or breach of the lease and must provide Twain GL XXVIII, LLC with written notice of its intent to exercise its right. The purchase price for the repurchase is equal to the quotient of (i) aggregate Base Rent and Supplemental Rent for the current Lease Year in effect as of the date of the notice of the intent to repurchase (as increased by the percentage change in the CPI figure from the commencement date for the first CPI Adjustment Period or the first day of the immediately preceding CPI Adjustment Period for all subsequent CPI Adjustment Periods to the last day of the month in which Twain GL XXVIII, LLC’s receives the notice, divided by (ii) a cap rate of 6.53%. If, however, the repurchase occurs after the fifth year of the lease, the purchase price will be calculated based on the aggregate Base Rent and Supplemental Rent payable during the fifth lease year.

The transactions under the Purchase and Sale Agreement and the Ground Lease were determined to not qualify for sale/leaseback treatment. Instead, the transactions have been treated as a financing arrangement. The financing liability is categorized as long-term liability in the amount of $132,806,188 and $132,767,058 as of December 31, 2025 and December 31, 2024, respectively.

On April 18, 2025 and April 30, 2025, counsel to Twain provided notice to New Rise Reno asserting that New Rise Reno is in default of the terms of the Ground Lease for its failure to make certain payments that are due and owing thereunder.

Legal Proceedings

We have been involved in various claims and legal actions that arose in the ordinary course of business and were not material to our operations or financial results, and in the future we may be a party to various claims and routine litigation arising in the ordinary course of business.

Greater Nevada Credit Union Loan

New Rise Reno has four notes payable outstanding, in aggregate principal amount of $112,580,000, to GNCU, as the successor to Jefferson Financial Federal Credit Union. The GNCU Loan was underwritten by certain guarantees issued by the USDA under the Biorefinery, Renewable Chemical and Biobased Product Manufacturing Assistance Program, which guaranteed 100% of the principal amount of the notes evidencing the GNCU Loan. Pursuant to the terms and conditions of the USDA Guaranty, the GNCU Loan is secured by a priority first lien on all assets of the project, except for inventory and accounts receivable, which may be used by New Rise Reno for routine business purposes so long as New Rise Reno is not in default of the GNCU Loan. The USDA must approve, inter alia, the accounts agreement, any issuance of additional debt by New Rise Reno, the transfer or sale of New Rise Reno assets or collateral, lien priorities, the substitution, release or foreclosure on the collateral, and GNCU’s exercise of any rights it has relating to the GNCU Loan, including those rights provided in the notes evidencing the GNCU Loan and the other transaction documents relating to the GNCU Loan. In addition, New Rise is a guarantor of the GNCU Loan.

On March 28, 2025, counsel for GNCU and Greater Nevada Commercial Lending, LLC (the servicer for the GNCU Loan) provided notice to New Rise Reno asserting than an event of default has occurred with respect to the GNCU Loan as a result of New Rise Reno’s failure to make required minimum monthly payments. The letter also demands that New Rise Reno and New Rise take immediate steps to bring the GNCU Loan current and to cure any and all other non-payment-related defaults that may exist, as well as a demand that New Rise Reno and New Rise provide evidence sufficient for GNCU to determine that it remains secure and that the prospect of repayment of the GNCU Loan has not been impaired by any material adverse change in New Rise Reno’s financial condition, or in the financial condition of New Rise, as a guarantor of the GNCU Loan. GNCU has demanded that the GNCU Loan be brought current, including payment of all late charges, no later than close of business on May 27, 2025. As of the dated of hereof, New Rise Reno has not made payment of all the amounts demanded. As of December 31, 2025, the amount required to bring the GNCU Loan current is approximately $29,000,000, inclusive of principal and interest, excluding approximately $2,700,000 of penalties/late charges.

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GNCU’s rights and remedies in connection with an event of default include acceleration of the unpaid principal amount of the GNCU Loan, and/or possession, control, sale, and foreclosure on any collateral, including all rights and interests in and to the real property on which the SAF production facility is located (including any after-acquired fixtures, equipment and improvements to the production facility) under the terms of the Ground Lease by and between Twain, as the landlord, and New Rise, as the tenant, dated March 29, 2022, which is discussed below under “Twain Ground Lease.” GNCU would be obligated to obtain USDA approval in the event that GNCU seeks to exercise any rights it has under the GNCU Loan, including GNCU’s rights prescribed in the notes evidencing the GNCU Loan and related loan documents (including any attempt to foreclose or sell any collateral). The notes also permit GNCU to refrain from taking any action on anu of the notes, the collateral or any guarantee with the approval of USDA.

If GNCU pursues one or more of its available remedies under the GNCU Loan, the notes and related loan documents and is successful in exercising its possessory or foreclosure remedies, or is successful in obtaining a judgment requiring New Rise Reno, New Rise or XCF to pay penalties and damages in addition to amounts New Rise Reno may owe under the GNCU Loan, such events would materially disrupt our operations and impair our ability to generate revenue, and, in the case of GNCU taking possession of the facility and/or our assets, could result in a temporary or permanent cessation of our operations at the New Rise Reno production facility. Any of these results would have a material adverse effect on our business and financial condition, and would materially impair our ability to execute our business plan. In addition, the existence of defaults under the GNCU Loan and the Ground Lease could make it more difficult to us to obtain financing on acceptable terms, or at all, which would materially impair our ability to execute our business plan.

XCF is in active discussions with GNCU to resolve the matters addressed in GNCU’s notice to New Rise Reno, including the possibility of a potential forbearance or modified loan payment schedule while XCF seeks and secures financing and ramps-up SAF production so as to generate sufficient cash flows from operations to be able to make payments under the GNCU Loan, including any past due loan payments and penalties. As of the date of this filing, XCF has made minimal monthly payments to GNCU as a gesture to provide XCF temporary relief until the New Rise Reno facility is upgraded in the second quarter of 2026. However, XCF is actively evaluating financing alternatives with other financial institutions and investors that would allow the re- financing of the GNCU Loan and the Ground Lease payments (as discussed below). There can be no assurance that we will be able to reach agreement with GNCU or Twain to resolve these matters on acceptable terms, or at all, or obtain sufficient financing to allow us to re-finance the GNCU Loan and Ground Lease payments and also execute our business plan.

Twain Ground Lease

New Rise Reno leases the land on which the New Rise Reno production facility is located pursuant to a ground lease evidenced by the Ground Lease effective as of March 29, 2022 between Twain, as the landlord and New Rise Reno, as the tenant. Pursuant to the Ground Lease, New Rise Reno is obligated to pay Twain base and supplemental rent quarterly in amounts set forth therein. The land was acquired by Twain from New Rise Reno pursuant to the terms of a Purchase and Sale Agreement dated as of March 29, 2022, by and between Twain, as the buyer and New Rise Reno, as the seller.

On April 18, 2025 and April 30, 2025, counsel to Twain provided notice to New Rise Reno asserting that New Rise Reno is in default of the terms of the Ground Lease for its failure to make certain payments that are due and owing thereunder. In the notices, Twain sought immediate payment from New Rise Reno to cure the claimed default. These notices were in addition to prior correspondence directed to New Rise Reno from counsel on behalf of Twain dated December 7, 2023 and June 21, 2024, also asserting to certain defaults under the Ground Lease relating to failures to make required payments. The April 18, 2025 notice demanded payment by April 28, 2025 and the April 30, 2025 notice demanded immediate payment. As of the date of filing of hereof, New Rise Reno has made minimal monthly payments to Twain as a gesture to provide XCF temporary relief until the New Rise Reno facility is upgraded in the second quarter of 2026.

Twain’s remedies in the case of an event to default under the Ground Lease include the right to terminate the lease, the right to bring an action to recover the amount of all unpaid rent earned as of the date of termination or in the amount of all unpaid rent for the balance of the term of the lease, and to seek any other amount necessary to compensate Twain for New Rise Reno’s failure to perform its obligations under the Ground Lease. Twain’s available remedies also include the right to take possession of, operate, and/or relet the premises. As discussed above regarding the GNCU Loan, Twain’s secured interests are subordinate to those of GNCU. If Twain were to exercise its possessory or foreclosure remedies under the Ground Lease, it would need to seek approval from and coordinate with GNCU, which in turn would need to consult with USDA. Alternatively, Twain could file a legal action against New Rise Reno, seeking all unpaid rent and damages.

If Twain pursues one or more of its available remedies under the Ground Lease and is successful in exercising its possessory or foreclosure remedies, or is successful in obtaining a judgment requiring New Rise Reno or XCF to pay penalties and damages in addition to amounts New Rise Reno may owe under the Ground Lease, such events would materially disrupt our operations and impair our ability to generate revenue, and, in the case of Twain taking possession of the facility and/or our assets, could result in a temporary or permanent cessation of our operations at the production facility. Any of these results would have a material adverse effect on our business and financial condition, and would materially impair our ability to execute our business plan. In addition, the existence of defaults under the GNCU Loan and the Ground Lease could make it more difficult to us to obtain financing on acceptable terms, or at all, which would materially impair our ability to execute our business plan.

XCF is in active discussions with Twain to resolve the matters addressed in Twain’s notices to New Rise Reno, including the possibility of a potential forbearance or modified lease payment schedule while XCF seeks and secures financing and ramps-up SAF production so as to generate sufficient cash flows from operations to be able to make payments under the Ground Lease, including any past due lease payments and penalties. As discussed above with respect to the GNCU Loan, XCF is actively evaluating financing alternatives with other financial institutions and investors that would allow the re-financing of the GNCU Loan and the Ground Lease payments. However, there can be no assurance that we will be able to reach agreement with GNCU or Twain to resolve these matters on acceptable terms, or at all, or obtain sufficient financing to allow us to re-finance the GNCU Loan and Ground Lease payments and also execute our business plan.

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Polaris

In March 2024, Polaris Processing, LLC (“Polaris”), which provided operations and maintenance services to New Rise Reno, under an Operations and Maintenances Services Agreement dated May 10, 2022, filed an arbitration demand against New Rise Reno due to New Rise Reno’s failure to timely pay invoices and for hiring employees who were subject to the operations and maintenances services agreement’s non-solicitation provision. In April 2024, Polaris and New Rise Reno settled the disputes and as settlement, New Rise Reno agreed to pay a lump sum settlement to Polaris in the amount of $1.70 million. Subsequent to the settlement, New Rise Reno made all payments through its law firm for settlement of the outstanding amount. In September 2024, New Rise Reno was informed that approximately $0.95 million in payments had not been received by Polaris and remained outstanding. Upon further investigation, New Rise Reno was informed by their legal counsel that wire instruction information provided by their legal counsel was incorrect and compromised as a result of a hack of the legal counsel’s computer system. New Rise Reno’s counsel is in the process of filing insurance claims to cover the payment; however New Rise Reno remains liable for the outstanding payment that remains due to Polaris. On October 11, 2024, Polaris filed a subsequent complaint against New Rise Reno requesting summary judgment on the remaining amount due. No amount has been recorded on New Rise Reno’s balance sheet as it expects to be fully reimbursed by its legal counsel for this matter. However, we cannot assure you that such reimbursement shall take place.

Human Resources & Social Responsibility

Employees

Our ability to attract and retain top talent is both a strategic advantage for the Company and a significant determinant of our success. As of December 31, 2025, XCF, including New Rise Renewables, had a total of approximately 53 employees. We also occasionally engage independent contractors to supplement our permanent workforce. None of our employees are represented by a labor union or covered by collective bargaining agreements, and we have not experienced any work stoppages.

Diversity, Equity, and Inclusion

XCF is committed to Diversity, Equity and Inclusion. As a company that operates on a global scale, we work with a diverse array of colleagues, customers, and communities. To maintain this environment, we fully observe all federal, state, and local laws regarding workplace discrimination, harassment, and unlawful retaliation.

Health & Safety

The well-being of our employees, contractors, and surrounding communities are of the utmost importance to us. First and foremost, we recognize the value of human life, and prioritize the health and safety of people. We know that for our business to thrive, our employees and customers must be able to trust that the work environment and product are safe. Any health and safety incident involving biofuels may lead to restrictions on the industry, which could result in difficulties obtaining permits and buyers. To mitigate this risk, we implement and maintain policies, practices, and controls of the highest caliber to ensure we are not merely in compliance with health and safety regulations, but actively pursuing the safest business possible.

55

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus.

XCF Global is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Proposed Transaction, other events contemplated by the Term Sheet, and other transactions described below.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”). The unaudited pro forma condensed combined financial information presents the pro forma effects of the Proposed Transaction and other related transactions, including XCF Global’s probable acquisition of Southern Energy and DevvStream.

Basis of Presentation

The results set forth in the unaudited pro forma condensed combined financial information include Transaction Accounting Adjustments that give effect to events that are directly attributable to the Transactions described below.

The acquisition of Southern Energy will be accounted for as an asset acquisition, with no goodwill recorded, in accordance with GAAP as the acquired set of activities and assets did not meet the definition of a business under applicable accounting guidance. Under this method of accounting, Southern Energy will be treated as a group of assets being acquired by XCF Global for financial reporting purposes. Accordingly, for accounting purposes, the acquisition of Southern Energy will be treated as XCF Global issuing shares for the net assets of Southern Energy, with the consideration being allocated to the acquired assets based on their relative fair values.

The acquisition of DevvStream will be accounted for as a business combination, in accordance with GAAP. Under this method of accounting, the fair value of consideration given up will be allocated in the books of XCF Global to net assets of DevvStream based on their respective fair value on acquisition date, with any residual or shortfall being recognized as goodwill or gain on bargain purchase, respectively, for financial reporting purposes.

We determined that XCF Global is the predecessor entity as the former stockholders of XCF Global will retain a controlling financial interest of 66.67% in XCF Global. The former owners of Southern Energy will receive approximately 23.33% of outstanding shares in XCF Global following the Proposed Transaction. The former owners of DevvStream will receive approximately 10.00% of outstanding shares in XCF Global following the Proposed Transaction. This acquisition of Southern Energy and DevvStream will not result in a change in control of XCF Global and does not affect the determination of the predecessor entity.

The unaudited pro forma combined balance sheet as of June 30, 2026 combines the historical unaudited balance sheet of XCF Global as of June 30, 2026, with the historical unaudited balance sheet of Southern Energy as of April 30, 2026, and the historical unaudited balance sheet of DevvStream as of April 30, 2026, on a pro forma basis as if the Proposed Transaction, and the other related transactions occurred on June 30, 2026.

The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2025 combines the historical audited statement of operations of XCF Global for the year ended December 31, 2025 with the historical unaudited statement of operations of Southern Energy for the period from May 15, 2025 (date of inception) to October 31, 2025, and the historical unaudited statement of operations of DevvStream for the twelve months ended October 31, 2025, on a pro forma basis as if the Proposed Transaction, and the other related transactions occurred on January 1, 2025, the beginning of the earliest period presented. These periods are presented on the basis that XCF Global is the acquirer for accounting purposes.

The period from May 15, 2025 (date of inception) to October 31, 2025 of Southern Energy’s historical statement of operations ending on October 31, 2025 is calculated by taking the audited statement of operations of Southern Energy for the period from inception (May 15, 2025) to July 31, 2025 and adding the unaudited statement of operations results of Southern Energy for the three months ended October 31, 2025.

56

The twelve-month period of DevvStream’s historical statement of operations ending on October 31, 2025 is calculated by taking the audited statement of operations of DevvStream for the year ended July 31, 2025 and subtracting the unaudited statement of operations results of DevvStream for the three months ended October 31, 2024, and adding the unaudited statement of operations results of DevvStream for the three months ended October 31, 2025.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2026 combines the historical unaudited statement of operations of XCF Global for the six months ended June 30, 2026 with the historical unaudited statement of operations of Southern Energy for the six months ended April 30, 2026, and the historical unaudited statement of operations of DevvStream for the six months ended April 30, 2026, on a pro forma basis as if the Proposed Transaction, and the other related transactions occurred on January 1, 2025, the beginning of the earliest period presented. These periods are presented on the basis that XCF Global is the acquirer for accounting purposes.

The six-month period of Southern Energy’s historical statement of operations ending on April 30, 2026 is calculated by taking the unaudited statement of operations of Southern Energy for the nine months ended April 30, 2026 and subtracting the unaudited statement of operations results of Southern Energy for the three months ended October 31, 2025.

The six-month period of DevvStream’s historical statement of operations ending on April 30, 2026 is calculated by taking the unaudited statement of operations of DevvStream for the nine months ended April 30, 2026 and subtracting the unaudited statement of operations results of DevvStream for the three months ended October 31, 2025.

The Transaction Accounting Adjustments reflecting the consummation of the Proposed Transaction, and other related transactions are based on certain currently available information and certain assumptions and methodologies that XCF Global believes are reasonable under the circumstances. The unaudited condensed combined Transaction Accounting Adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the Transaction Accounting Adjustments and it is possible the difference may be material. XCF Global believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Proposed Transaction, and other related transactions based on information available to management at the time and that the Transaction Accounting Adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any Management Adjustments for anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Proposed Transaction. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been if the Proposed Transaction, and other transactions at each of XCF Global, Southern Energy, and DevvStream that took place subsequent to the financial statement dates reflected herein that are reflect material changes to financial conditions or are considered to have an impact on inputs to the Proposed Transaction, had taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of XCF Global, Southern Energy, and DevvStream.

57

Unaudited Pro Forma Condensed Combined Balance Sheet

as of June 30, 2026

Presented in $	XCF Global, Inc.	Southern Energy Inc.	DevvStream Corp.
	June 30, 2026	April 30, 2026	April 30, 2026	Transaction accounting adjustments		Transaction financing adjustments		Pro forma XCF Global
ASSETS
Current assets
Cash and cash equivalents	329,084	25,000	201,132	738,000	6			1,293,216
Accounts receivable, net	1,711,635	-	7,227					1,718,862
Related party receivables	739,917	-	-					739,917
GST receivable	-	-	131,378	(131,378)	1			-
Corporate taxes receivable	-	-	171,573	(171,573)	1			-
Other receivable	950,000	-	-	302,951	1			1,252,951
Deferred financing costs	-	-	138,720					138,720
Prepaid expenses	-	100,000	272,140					372,140
Inventory, net	7,361,147	-	-	112,609	1			7,473,756
Carbon credits	-	-	112,609	(112,609)	1			-
Deposit on carbon credits purchase	-	-	164,191					164,191
Other current assets	1,490,405	-	-					1,490,405
Total current assets	12,582,188	125,000	1,198,970	738,000		-		14,644,158

Security deposit	800,000	-	-					800,000
Property, plant and equipment	407,648,007	-	-					407,648,007
Restricted cash - LT	-	-	79,990	(79,990)	5			-
Long-term advances	-	-	900,000	(900,000)	3			-
Cryptocurrencies	-	-	2,738,489	(2,738,489)	5			-
Deferred financing costs - LT	-	-	69,170					69,170
Deposit on carbon credits purchase - LT	-	-	207,212					207,212
Construction-in-progress	-	200,000	-					200,000
Deposit for land	-	550,000	-					550,000
Investment in associate	-	-	598,591					598,591
Intangible assets	-	-	-	64,842,261	13			70,342,261
				5,500,000	14
Goodwill	-	-	-	29,726,240	14			29,726,240
Total assets	421,030,195	875,000	5,792,422	97,088,022		-		524,785,639

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities

Accounts payable	42,064,158	146,217	9,672,211	5,000,000	8			56,882,586
Related party payable	-	62,806	34,271					97,077
Loans payable to related party	356,427	1,247,251	-					1,603,678
Notes payable, current portion	124,245,105	-	-					124,245,105
Warrant liabilities	7,097,326	-	431,270					7,528,596
Accrued expenses and other current liabilities	77,171,082	-	-					77,171,082
Convertible debentures	-	-	4,660,394	(3,195,000)	4			-
				(1,215,394)	5
				(250,000)	10
Convertible debentures - related parties	-	-	388,901					388,901
Default penalty liability on convertible debt	-	-	1,159,038	(1,159,038)	5			-
Promissory note payable	-	-	536,482					536,482
Deferred financing benefit	-	-	78,773					78,773
Stock option derivative	-	-	6,735					6,735
Stop loss provision	-	-	1,123,777	(1,123,777)	9			-
Total current liabilities	250,934,098	1,456,274	18,091,852	(1,943,209)		-		268,539,015

Financial liability, net of closing costs	132,825,754	-	-					132,825,754
Loan payable, long-term	-	900,000	-	(900,000)	3			-
Total liabilities	383,759,852	2,356,274	18,091,852	(2,843,209)		-		401,364,769

STOCKHOLDERS’ EQUITY

Common stock	39,452	-	-	14,410	13			60,037
				6,175	14
Additional paid in capital	85,902,009	-	30,702,600	3,195,000	4			174,106,951
				738,000	6
				(2,925,000)	8
				1,123,777	9
				250,000	10
				(2,081,274)	11
				(42,846,077)	12
				64,827,851	13
				35,220,065	14
Series A preferred stock subscription	-	-	900,000	(1,500,000)	12	600,000	15	-
Subscription receivable	-	-	(20,000)	20,000	12			-
Accumulated other comprehensive income	-	-	44,855	(44,855)	12			-
Deficit	(48,671,118)	(1,481,274)	(43,926,885)	(444,047)	5	(600,000)	15	(50,746,118)
				(2,075,000)	8
				2,081,274	11
				44,370,932	12

Total stockholders’ equity (deficit)	37,270,343	(1,481,274)	(12,299,430)	99,931,231		-		123,420,870
Total liabilities and stockholders’ equity (deficit)	421,030,195	875,000	5,792,422	97,088,022		-		524,785,639

58

Unaudited Pro Forma Condensed Combined Statement of Operations

for the six months ended June 30, 2026

Presented in $	XCF Global, Inc.	Southern Energy Inc.	DevvStream Corp.
	6-months ended June 30, 2026	6-months ended April 30, 2026	6-months ended April 30, 2026	Transaction accounting adjustments		Pro forma XCF Global

Revenue	1,039,569	-	7,763			1,047,332
Cost of sales	1,075,619	-	8,293			1,083,912
Gross loss	(36,050)	-	(530)			(36,580)

Operating expenses	5,010,244	-	-			5,010,244
General and administrative expenses	4,883,111	107,665	615,611	597,671	1	8,113,446
				(78,598)	2
				1,512,986	13
				475,000	14
Severance expense, net	(14,516)	-	-			(14,516)
Professional fees	6,178,735	-	3,558,279	1,045,716	1	10,782,730
Advertising and promotion	-	-	331,683	(331,683)	1	-
Salaries and wages	-	-	265,988	(265,988)	1	-
Legal fees	-	805,706	-	(805,706)	1	-
Consulting fees	-	240,010	-	(240,010)	1	-
Total operating expenses	16,057,574	1,153,381	4,771,561	1,909,388		23,891,904

Loss from operations	(16,093,624)	(1,153,381)	(4,772,091)	(1,909,388)		(23,928,484)

Other income (expense)
Change in the fair value of notes payable	(331,229)	-	-			(331,229)
Change in fair value of warrants	(6,311,824)	-	2,911,905			(3,399,919)
Interest income (expense), net	(9,633,164)	-	-	(25,086)	1	(9,658,250)
Other income (expense), net	424,407	-	14,157	(2,061,929)	1	(1,623,365)
Staking income	-	-	41,598	(41,598)	1	-
Interest expense	-	-	(495,949)	25,086	1	-
				72,081	7
				398,782	10
Accretion expense	-	-	(434,247)	117,073	7	-
				317,174	10
Stop-loss provision loss	-	-	(29,012)	29,012	1	-
Loss on investment in associate	-	-	(19,831)	19,831	1	-
Impairment of carbon credits	-	-	(14,706)			(14,706)
Loss on revaluation of cryptocurrencies	-	-	(2,018,962)	2,018,962	1	-
Foreign exchange gain/loss	-	-	(35,722)	35,722	1	-
Third-party contribution income	-	78,598	-	(78,598)	2	-
Loss on default penalty on convertible debt	-	-	(1,159,038)			(1,159,038)
Inducement expenses on loan conversion	-	-	(3,599,981)			(3,599,981)
Total other income (expense)	(15,851,810)	78,598	(4,839,788)	826,512		(19,786,488)

Net loss	(31,945,434)	(1,074,783)	(9,611,879)	(1,082,876)		(43,714,972)

Other comprehensive loss
Foreign currency translation	-	-	(242)	-		(242)

Net loss and comprehensive loss	(31,945,434)	(1,074,783)	(9,612,121)	(1,082,876)		(43,715,214)

Basic and diluted loss per share	$(0.11)	$-	$(1.38)			$(0.08)

Weighted average number of shares outstanding	297,418,437	-	6,941,016			520,433,287

59

Unaudited Pro Forma Condensed Combined Statement of Operations

for the year ended December 31, 2025

Presented in $	XCF Global, Inc.	Southern Energy Inc.	DevvStream Corp.
	12-months ended December 31, 2025	Period from inception (May 15, 2025) to October 31, 2025	12-months ended October 31, 2025	Transaction accounting adjustments		Pro forma XCF Global

Revenue	20,815,955	-	26,894			20,842,849
Cost of sales	24,586,068	-	12,071			24,598,139
Gross loss	(3,770,113)	-	14,823			(3,755,290)

Operating expenses	7,010,223	-	-	600,000	15	7,610,223
General and administrative expenses	22,385,312	116,317	1,485,705	1,878,794	1	29,842,100
				3,025,972	13
				950,000	14
Severance expense, net	19,162,500	-	-			19,162,500
Professional fees	15,559,033	-	8,201,557	290,174	1	26,125,764
				2,075,000	8
Advertising and promotion	-	-	777,216	(777,216)	1	-
Depreciation	-	-	592	(592)	1	-
Salaries and wages	-	-	1,100,986	(1,100,986)	1	-
Consulting fees	-	290,174	-	(290,174)	1	-
Total operating expenses	64,117,068	406,491	11,566,056	6,650,972		82,740,587

Loss from operations	(67,887,181)	(406,491)	(11,551,233)	(6,650,972)		(86,495,877)

Other income (expense)
Change in the fair value of notes payable	4,567,951	-	-			4,567,951
Change in the fair value of loans payable related party	(514,709)	-	-			(514,709)
Change in fair value of warrants	209,916,200	-	4,499,822			214,416,022
Loss on issuance of debt	(138,000)	-	-			(138,000)
Loss on issuance of debt to related party	(40,531,000)	-	-			(40,531,000)
ELOC commitment fees	(7,400,000)	-	-			(7,400,000)
Unrealized loss on derivative asset	(16,156,071)	-	-			(16,156,071)
Realized gain on derivative asset	1,316,827	-	-			1,316,827
Interest income (expense), net	(9,155,274)	-	-	(31,086)	1	(9,186,360)
Other income (expense), net	(13,975)	-	-	(2,143,009)	1	(2,156,984)
Staking income	-	-	14,334	(14,334)	1	-
Interest expense	-	-	(572,238)	26,701	1	-
				259,886	7
				285,651	10
Accretion expense	-	-	(531,874)	4,385	1	-
				321,604	7
				205,885	10
Stop-loss provision loss	-	-	(1,094,765)	1,094,765	1	-
Loss on investment in associate	-	-	(601,578)	601,578	1	-
Impairment of carbon credits	-	-	(1,224,060)			(1,224,060)
Loss on revaluation of cryptocurrencies	-	-	(423,481)	423,481	1	-
Unrealized loss on derivative liability	-	-	2,065,850			2,065,850
Gain on share settlement	-	-	907,392			907,392
Gain (Loss) on settlement of debt	-	-	17,007	(444,047)	5	(427,040)
Foreign exchange gain/loss	-	-	(37,519)	37,519	1	-
Total other income (expense)	141,891,949	-	3,018,890	628,979		145,539,818

Net income (loss)	74,004,768	(406,491)	(8,532,343)	(6,021,993)		59,043,941

Other comprehensive gain
Foreign currency translation	-	-	49			49

Net income (loss) and comprehensive income (loss)	74,004,768	(406,491)	(8,532,294)	(6,021,993)		59,043,990

Basic and diluted loss per share	$0.52	$-	$(3.41)			$0.16

Weighted average number of shares outstanding	142,298,067	-	2,502,404			365,312,917

60

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The results set forth in the unaudited pro forma condensed combined financial information include Transaction Accounting Adjustments that give effect to events that are directly attributable to the Transactions described below.

The acquisition of Southern Energy will be accounted for as an asset acquisition, with no goodwill recorded, in accordance with GAAP as the acquired set of activities and assets did not meet the definition of a business under applicable accounting guidance. Under this method of accounting, Southern Energy will be treated as a group of assets being acquired by XCF Global for financial reporting purposes. Accordingly, for accounting purposes, the acquisition of Southern Energy will be treated as XCF Global issuing shares for the net assets of Southern Energy, with the consideration being allocated to the acquired assets based on their relative fair values.

The acquisition of DevvStream will be accounted for as a business combination, in accordance with GAAP. Under this method of accounting, the fair value of consideration given up will be allocated in the books of XCF Global to net assets of DevvStream based on their respective fair value on acquisition date, with any residual or shortfall being recognized as goodwill or gain on bargain purchase, respectively, for financial reporting purposes.

We determined that XCF Global is the predecessor entity as the former stockholders of XCF Global will retain a controlling financial interest of 66.67% in XCF Global. The former owners of Southern Energy will receive approximately 23.33% of outstanding shares in XCF Global following the Proposed Transaction. The former owners of DevvStream will receive approximately 10.00% of outstanding shares in XCF Global following the Proposed Transaction. This acquisition of Southern Energy and DevvStream will not result in a change in control of XCF Global and does not affect the determination of the predecessor entity.

The unaudited pro forma combined balance sheet as of June 30, 2026 combines the historical unaudited balance sheet of XCF Global as of June 30, 2026, with the historical unaudited balance sheet of Southern Energy as of April 30, 2026, and the historical unaudited balance sheet of DevvStream as of April 30, 2026, on a pro forma basis as if the Proposed Transaction, and the other related transactions occurred on June 30, 2026.

The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2025 combines the historical audited statement of operations of XCF Global for the year ended December 31, 2025 with the historical unaudited statement of operations of Southern Energy for the period from May 15, 2025 (date of inception) to October 31, 2025, and the historical unaudited statement of operations of DevvStream for the twelve months ended October 31, 2025, on a pro forma basis as if the Proposed Transaction, and the other related transactions occurred on January 1, 2025, the beginning of the earliest period presented. These periods are presented on the basis that XCF Global is the acquirer for accounting purposes.

The period from May 15, 2025 (date of inception) to October 31, 2025 of Southern Energy’s historical statement of operations ending on October 31, 2025 is calculated by taking the audited statement of operations of Southern Energy for the period from inception (May 15, 2025) to July 31, 2025 and adding the unaudited statement of operations results of Southern Energy for the three months ended October 31, 2025.

The twelve-month period of DevvStream’s historical statement of operations ending on October 31, 2025 is calculated by taking the audited statement of operations of DevvStream for the year ended July 31, 2025 and subtracting the unaudited statement of operations results of DevvStream for the three months ended October 31, 2024, and adding the unaudited statement of operations results of DevvStream for the three months ended October 31, 2025.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2026 combines the historical unaudited statement of operations of XCF Global for the six months ended June 30, 2026 with the historical unaudited statement of operations of Southern Energy for the six months ended April 30, 2026, and the historical unaudited statement of operations of DevvStream for the six months ended April 30, 2026, on a pro forma basis as if the Proposed Transaction, and the other related transactions occurred on January 1, 2025, the beginning of the earliest period presented. These periods are presented on the basis that XCF Global is the acquirer for accounting purposes.

61

The six-month period of Southern Energy’s historical statement of operations ending on April 30, 2026 is calculated by taking the unaudited statement of operations of Southern Energy for the nine months ended April 30, 2026 and subtracting the unaudited statement of operations results of Southern Energy for the three months ended October 31, 2025.

The six-month period of DevvStream’s historical statement of operations ending on April 30, 2026 is calculated by taking the unaudited statement of operations of DevvStream for the nine months ended April 30, 2026 and subtracting the unaudited statement of operations results of DevvStream for the three months ended October 31, 2025.

The Transaction Accounting Adjustments reflecting the consummation of the Proposed Transaction, and other related transactions are based on certain currently available information and certain assumptions and methodologies that XCF Global believes are reasonable under the circumstances. The unaudited condensed combined Transaction Accounting Adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the Transaction Accounting Adjustments and it is possible the difference may be material. XCF Global believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Proposed Transaction, and other related transactions based on information available to management at the time and that the Transaction Accounting Adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any Management Adjustments for anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Proposed Transaction. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been if the Proposed Transaction, and other transactions at each of XCF Global, Southern Energy, and DevvStream that took place subsequent to the financial statement dates reflected herein that are reflect material changes to financial conditions or are considered to have an impact on inputs to the Proposed Transaction, had taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of XCF Global, Southern Energy, and DevvStream.

“Transaction Accounting Adjustments” are adjustments that are directly attributable to the Proposed Transaction, factually supportable, and expected to have a continuing impact on the combined company’s results. “Transaction Financing Adjustments” are adjustments that reflect debt or equity financing that is directly associated with, and expected to be consummated concurrently with, the closing of the Proposed Transaction. Adjustments that are non-recurring in nature are included in the pro forma statements of operations for the annual period only, in accordance with Article 11 of Regulation S-X.

Note 2. Accounting Policies and Reclassifications

Management performed a comprehensive review of the three entities’ accounting policies. As a result of the review, management did not identify any material differences in the accounting policies applied by XCF Global, Southern Energy, and DevvStream that would require adjustments in the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Southern Energy’s, and DevvStream’s financial statement presentation with that of XCF Global. Such reclassifications are presented in Transaction Accounting Adjustment #1, and include:

●	Presenting “GST receivable” and “corporate taxes receivable” as “other receivable”

●	Presenting “carbon credits” as “inventory, net”

●	Presenting “advertising and promotion”, “depreciation”, and “salaries and wages” as “general and administrative expenses”

●	Presenting “legal fees” and “consulting fees” as “professional fees”

●	Presenting “interest expense” and “accretion expense” as “interest income (expense), net”

●	Presenting “staking income”, “stop-loss provision loss”, “loss on investment in associate”, “loss on revaluation of cryptocurrencies” and “foreign exchange gain/loss” as “other income (expense), net”

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Note 3. Adjustments to the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Proposed Transaction, and other related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. XCF Global has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments and Transaction Financing Adjustments in the unaudited pro forma condensed combined financial information. XCF Global, Southern Energy, and DevvStream have not had any historical relationship prior to the Proposed Transaction, other than reimbursement of expenses of Southern Energy by DevvStream pursuant to an agreed upon use of proceeds with EEME related to a previously-completed PIPE investment by EEME into DevvStream, and DevvStream’s investment into Southern Energy. Accordingly, no pro forma adjustments were required to eliminate activities between the companies, other than the pro forma adjustment to eliminate expenses reimbursed by DevvStream in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 (see Adjustment 2 for further details), and the pro forma adjustment to eliminate long-term advances to Southern Energy reported by DevvStream, and the loan payable, long term to DevvStream reported by Southern Energy (see Adjustment 3 for further details).

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of XCF Global Common Stock outstanding, assuming the Proposed Transaction, and other related transactions occurred on January 1, 2025.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026 are as follows:

1.	Represents the reclassification of items on the unaudited pro forma condensed combined balance sheet as of June 30, 2026 to conform to presentation of items with that of XCF Global. GST receivable of $131,378 and Corporate taxes receivable of $171,573 are reclassified to Other receivable. Carbon credits of $112,609 are reclassified to Inventory, net.

3.	Represents the elimination of advances by DevvStream to Southern Energy on the unaudited pro forma condensed combined balance sheet as of June 30, 2026. Long-term advances and Loan payable, long-term were each reduced by $900,000.

4.	Represents conversions of a Helena convertible debenture into DevvStream shares since April 30, 2026, pursuant to a conversion side letter with Helena, and further conversions subsequent to a settlement agreement between DevvStream and Helena. Amounts totalling $3,195,000 were converted into 19,064,287 DevvStream shares. Convertible debentures decreased by $3,195,000 and Additional paid in capital increased by $3,195,000.

5.	Represents a settlement agreement between Helena and DevvStream regarding the Helena convertible debenture executed on June 8, 2026, which settles outstanding Helena convertible debenture balances via certain cryptocurrencies and restricted cash of DevvStream, and agreed upon a remaining liability of $1,000,000. Restricted cash - LT decreased by $79,990, Cryptocurrencies decreased by $2,738,489, Convertible debentures decreased by $1,215,394, Default penalty liability on convertible debt decreased by $1,159,038 and Deficit increased by $444,047.

6.	Represents additional ELOC drawdown by DevvStream, with shares issued to Helena. Cash and cash equivalents increased by $738,000 and Additional paid in capital increased by $738,000.

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8.	Represents estimated of expected transaction costs, of $5,000,000. XCF Global’s total transaction costs are expected to be $2,925,000 which is charged to Additional Paid-in Capital as share issuance costs, as XCF Global is the accounting acquirer, and are expected to be settled in cash and recorded in accounts payable. Southern Energy’s total transaction costs are expected to be $450,000 which is charged to Deficit as Professional Fees, and are expected to be settled in cash and recorded in accounts payable. DevvStream’s total transaction costs are expected to be $1,625,000 which is charged to Deficit as Professional Fees, and are expected to be settled in cash and recorded in accounts payable. Accounts payable increased by $5,000,000, Additional paid in capital decreased by $2,925,000 and Deficit increased by $2,075,000.

9.	Represents settlement of a pre-existing stop-loss obligation by DevvStream on June 24, 2026. DevvStream issued 4,624,126 shares, net, to a counterparty unrelated to the Business Combination. Stop loss provision and Additional paid in capital increased by $1,123,777, respectively.

10.	Represents presumed full conversion of remaining outstanding convertible debenture owed by DevvStream to Helena. Pursuant to the Business Combination Agreement, the amount of DevvStream Per Share Consideration is defined by the amount of DevvStream Outstanding Shares, which presumes full conversion of convertible debentures owed to Helena. For the purpose of this pro-forma adjustment, remaining outstanding amounts are presumed converted at the floor price of $0.07722. Convertible debentures decreased by $250,000 and Additional paid in capital increased by $250,000.

11.	Represents elimination of equity of Southern Energy upon consummation of the Proposed Transaction. Deficit decreased by $2,081,274 and Additional paid in capital decreased by $2,081,274.

12.	Represents elimination of equity of DevvStream upon consummation of the Proposed Transaction. Deficit decreased by $44,370,932, Subscription receivable decreased by $20,000, Accumulated other comprehensive income decreased by $44,855, Series A preferred stock subscription decreased by $1,500,000 and Additional paid in capital decreased by $42,846,077.

13.	Represents the issuance of 144,093,914 shares by XCF Global, representing 35% of XCF Global’s pro-forma outstanding shares immediately prior to the Proposed Transaction, to stockholders of Southern Energy.

Stockholders of each of XCF Global, Southern Energy, and DevvStream, will hold 66.67%, 23.33%, and 10%, respectively, of XCF Global upon completion of the Proposed Transaction.

The acquisition of Southern Energy will be accounted for as an asset acquisition, with no goodwill recorded, in accordance with GAAP as the acquired set of activities and assets did not meet the definition of a business under applicable accounting guidance since Southern Energy lacked processes and outputs.

Estimated consideration is based on the closing price of XCF Global shares as of August 13, 2026 of $0.45/share, the fair value of shares issued is $64,842,261.

It is assessed that the fair value of shares given up is more clearly evident for the determination of purchase consideration given shares of XCF Global are publicly traded. In contrast, the net assets acquired contained developmental rights, customer contracts and other intangible assets held by Southern Energy, lack active markets and/or readily available comparables through which their fair valuation could be reliably estimated.

The consideration given up for the acquisition of Southern Energy is allocated to Intangible assets, as Southern Energy does not possess material tangible assets.

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The allocation of consideration transferred is as follows:

Development rights	38,905,357
Customer contracts	25,936,904
Consideration transferred	64,842,261

The aggregate adjustment results in an increase in Common stock of $14,410 and an increase in Additional paid in capital of $64,827,851.

The intangible assets recognized reflect a preliminary purchase price allocation and are subject to adjustment upon completion of a formal valuation. The accounting methodology and allocation of purchase price are preliminary in nature and estimates, and is subject to finalization.

The value of purchase price consideration will change based on fluctuations in the share price of XCF Global common stock and the number of XCF Global common stock outstanding on the closing date. XCF Global believes that a 10% fluctuation in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:

	XCF Global Share Price	Purchase consideration
As presented	0.4500	64,842,261
10% increase	0.4950	71,326,487
10% decrease	0.4050	58,358,035

14.	Represents the issuance of 61,754,534 shares by XCF Global, representing 15% of XCF Global’s pro-forma outstanding shares immediately prior to the Proposed Transaction, to stockholders of DevvStream.

Stockholders of each of XCF Global, Southern Energy, and DevvStream, will hold 66.67%, 23.33%, and 10%, respectively, of XCF Global upon completion of the Proposed Transaction.

The acquisition of DevvStream will be accounted for as a business combination in accordance with GAAP as the acquired set of activities and assets met the definition of a business, with inputs and processes.

Estimated consideration is based on the closing price of XCF Global shares as of August 13, 2026 of $0.45/share, the fair value of shares issued is $27,789,540.

The allocation of consideration transferred is as follows:

Net assets of DevvStream at acquisition, pro-forma	(7,436,700)
Market relationships	3,000,000
Database and trade secrets	1,500,000
Intellectual property	1,000,000
Goodwill	29,726,240
Consideration transferred	27,789,540

The adjustment results in increase in Intangible assets of $5,500,000 and Goodwill of $29,726,240, and increase in Common stock of $6,175 and Additional paid in capital of $35,220,065.

The intangible assets and goodwill recognized reflect a preliminary purchase price allocation and are subject to adjustment upon completion of a formal valuation. The accounting methodology and allocation of purchase price are preliminary in nature and estimates, and is subject to finalization.

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The value of purchase price consideration will change based on fluctuations in the share price of XCF Global common stock and the number of XCF Global common stock outstanding on the closing date. XCF Global believes that a 10% fluctuation in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:

	XCF Global Share Price	Purchase consideration
As presented	0.4500	27,789,540
10% increase	0.4950	30,568,494
10% decrease	0.4050	25,010,586

Transaction Financing Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

15.	Represents the recognition of an obligation to issue shares of DevvStream in connection with issuance of certain Preferred Shares in advance of the Proposed Transaction. As of the date of this unaudited pro forma condensed combined financial statements, the amount of additional funds received was $600,000. Such funds were invested by DevvStream for expenditures of Southern Energy. Series A preferred stock subscription increased by $600,000 and Deficit increased by $600,000. Upon closing of the Proposed Transaction, the obligation will be settled through the issuance of XCF Global shares, at which point the balance is reclassified to Additional paid-in capital as a Transaction Accounting Adjustment (see Transaction Accounting Adjustment #12).

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026, and for the year ended December 31, 2025, are as follows:

1.	Represents the reclassification of items on the unaudited pro forma condensed combined statements of operations to conform to presentation of items with that of XCF Global, as follows:

	For the year ended December 31, 2025	For the six months ended June 30, 2026
Reclassification to professional fees:
Consulting fees	$290,174	$240,010
Legal fees	-	805,706
	$290,174	$1,045,716

Reclassification to general and administrative expenses
Advertising and promotion	$777,216	$331,683
Depreciation	592	-
Salaries and wages	1,100,986	265,988
	$1,878,794	$597,671

Reclassification to interest income (expense), net:
Interest expense	$(26,701)	$(25,086)
Accretion expense	(4,385)	-
	$(31,086)	$(25,086)

Reclassification to other income (expense), net:
Staking income	$14,334	$41,598
Stop-loss provision loss	(1,094,765)	(29,012)
Loss on investment in associate	(601,578)	(19,831)
Loss on revaluation of cryptocurrencies	(423,481)	(2,018,962)
Foreign exchange gain/loss	(37,519)	(35,722)
	$(2,143,009)	$(2,061,929)

2.	Represents the inter-entity elimination of expenses of Southern Energy paid by DevvStream, during the six months ended April 30, 2026. Third-party contribution income of $78,598 is netted off against General and administrative expenses of $78,598.

5.	Represents a settlement agreement between Helena and DevvStream regarding the Helena convertible debenture executed on June 8, 2026, which settles outstanding Helena convertible debenture balances via certain cryptocurrencies and restricted cash of DevvStream, and agreed upon a remaining liability of $1,000,000. Gain on settlement of debt decreased by $444,047. This adjustment is presented as if the event occurred at the beginning of the earliest date presented, i.e., January 1, 2025. The impact on statement of operations is expected to be nonrecurring.

7.	Represents settlement in March 2026 by DevvStream certain convertible debentures in issuance with Focus, and accounts payable owed to Focus, through the issuance of shares. The adjustment represents the removal of interest expense and accretion expenses in the unaudited pro forma condensed combined statements of operations, as if the convertible debentures with Focus were extinguished from the earliest date presented, i.e., January 1, 2025. As these convertible debentures have been extinguished, there is no expected recurring impact in the future.

8.	Represents expected transaction costs of the Proposed Transaction, pertaining to costs incurred by Southern Energy of $450,000, and DevvStream of $1,625,000, totaling $2,075,000 which are charged as professional fees. This adjustment is presented as if the event occurred at the beginning of the earliest date presented, i.e., January 1, 2025. The impact on statement of operations is expected to be nonrecurring.

10.	Represents presumed full conversion of remaining outstanding convertible debenture owed by DevvStream to Helena, pursuant to conversion commitments previously provided to DevvStream by Helena, and pursuant to the terms of the Proposed Transaction which required inclusion of conversion shares arising from Helena convertible debts to be included in the determination of DevvStream Outstanding Shares. The adjustment represents the removal of interest expense and accretion expenses in the unaudited pro forma condensed combined statements of operations, as if the convertible debentures with Helena were extinguished from the earliest date presented, i.e., January 1, 2025.

13.	Represents pro-forma amortization on intangible assets acquired, with Development rights being amortized over 30 years, and Customer contracts being amortized over 15 years. The adjustment results in amortization expenses of $3,025,972 for the year ended December 31, 2025 and $1,512,986 for the six months ended June 30, 2026, which is reported in General and administrative expenses.

14.	Represents pro-forma amortization on intangible assets acquired, with Market relationships and Intellectual property being amortized over 5 years, and Database and trade secrets being amortized over 10 years. The adjustment results in amortization expenses of $950,000 for the year ended December 31, 2025 and $475,000 for the six months ended June 30, 2026, which is reported in General and administrative expenses.

15.	Represents funds invested by DevvStream into Southern Energy, of $600,000 as of the date of these unaudited pro forma condensed combined financial statements, which were expended for Southern Energy’s operating activities. This adjustment is presented as if the event occurred at the beginning of the earliest date presented, i.e., January 1, 2025. The impact on statement of operations is expected to be nonrecurring.

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Note 4. Net Income (Loss) per Share

Net income (loss) per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Proposed Transaction, and other related transactions. As the Proposed Transaction, and other related transactions are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Proposed Transaction, and other related transactions have been outstanding for the entirety of all periods presented.

The calculation of net income (loss) per share in the unaudited pro forma condensed combined financial information is as follows:

	For the twelve months ended December 31, 2025	For the six months ended June 30, 2026
Weighted average shares outstanding (WASO) calculation	Number of Shares	Number of Shares
XCF Global Stockholders	159,464,469	314,584,839
Southern Energy Stockholders	144,093,914	144,093,914
DevvStream Stockholders	61,754,534	61,754,534
Pro forma WASO - Basic and diluted	365,312,917	520,433,287

For the twelve months ended December 31, 2025
Pro forma net income	$59,043,941
Pro Forma Income Per Share - Basic and Diluted	$0.16

For the six months ended June 30, 2026
Pro forma net loss		$(43,714,972)
Pro Forma Loss Per Share - Basic and Diluted		$(0.08)

The number of shares outstanding adopted for Southern Energy Stockholders and DevvStream Stockholders reflect as if the issuance of XCF Global shares (Transaction Accounting Adjustments #13 and #14) for the Proposed Transaction occurred at the beginning of the earliest period presented in these unaudited pro forma condensed combined financial statements.

Upon consummation of the Proposed Transaction, the post-Closing share ownership will be:

Basic Share Capitalization	Number of Shares	% Ownership
XCF Global Stockholders	411,696,896	66.67%
Southern Energy Stockholders	144,093,914	23.33%
DevvStream Stockholders	61,754,534	10.00%
Pro forma Common Stock - Basic	617,545,344	100.00%

The number of pro forma shares of XCF Global is utilized in the calculation of pro forma shares issuable to stockholders of Southern Energy and DevvStream, respectively (see Transaction Accounting Adjustments #13 and #14 for further information).

Upon the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net income (loss) per share for the period and scenarios presented because including them would have had an anti-dilutive effect:

Number of Common Stock Equivalents
XCF Global Warrants	18,000,000
XCF Global RSUs	10,524,084
DevvStream Warrants, replacement issuances by XCF Global	2,671,145
DevvStream RSUs, replacement issuances by XCF Global	178,169
DevvStream Options, replacement issuances by XCF Global	118,761

Note 5. Statement of Operations Reconciliation

For purposes of preparing Southern Energy, presented in the pro forma condensed combined statement of operations for the period from May 15, 2025 (inception date) to October 31, 2025, the historical audited statement of loss period from inception (May 15, 2025) to July 31, 2025 of Southern Energy was adjusted by adding Southern Energy’s unaudited statement of loss for the three months ended October 31, 2025.

For purposes of preparing DevvStream, presented in the pro forma condensed combined statement of operations for the twelve-months ended October 31, 2025, the historical audited statement of operations and comprehensive loss for the year ended July 31, 2025 of DevvStream was adjusted by subtracting DevvStream’s unaudited statement of operations and comprehensive loss for the three months ended October 31, 2024, and adding the unaudited statement of operations and comprehensive loss of DevvStream for the three months ended October 31, 2025.

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The following presents a reconciliation of Southern Energy’s statement of profit or loss for the period from May 15, 2025 (inception date) to October 31, 2025:

	Period from inception (May 15, 2025) to July 31, 2025	3-months ended October 31, 2025	Period from inception (May 15, 2025) to October 31, 2025
Presented in $	(A)	(B)	(A + B)

Operating expenses
Consulting fees	148,050	142,124	290,174
General and administrative expenses	62,872	53,445	116,317
Total operating expenses	210,922	195,569	406,491

Loss from operations	(210,922)	(195,569)	(406,491)

The following presents a reconciliation of DevvStream’s statement of profit or loss for the twelve months ended October 31, 2025:

	Year ended July 31, 2025	3-months ended October 31, 2025	3-months ended October 31, 2024	12-months ended October 31, 2025
Presented in $	(A)	(B)	(C)	(A + B – C)

Revenue	25,794	1,100	-	26,894
Cost of sales	10,187	1,884	-	12,071
Gross loss	15,607	(784)	-	14,823

Operating expenses
Advertising and promotion	1,000,073	49,038	271,895	777,216
Depreciation	953	-	361	592
General and administrative expenses	964,473	578,567	57,335	1,485,705
Professional fees	8,447,280	1,163,650	1,409,373	8,201,557
Salaries and wages	1,593,794	(4,550)	488,258	1,100,986
Total operating expenses	12,006,573	1,786,705	2,227,222	11,566,056

Other income (expense)
Staking income	-	14,334	-	14,334
Accretion expense	(346,424)	(230,015)	(44,565)	(531,874)
Interest expense	(313,778)	(271,200)	(12,740)	(572,238)
Loss on investment in associate	(512,011)	(89,567)	-	(601,578)
Unrealized gain/loss on derivative liability	719,000	(1,500)	(1,348,350)	2,065,850
Loss on revaluation of cryptocurrencies	-	(423,481)	-	(423,481)
Unrealized loss on convertible debt – FVTPL	70,500	-	70,500	-
Unrealized gain/loss on warrant derivative	1,728,392	2,283,298	(488,132)	4,499,822
Foreign exchange gain/loss	(31,664)	(3,403)	2,452	(37,519)
Impairment of carbon credits	(1,224,060)	-	-	(1,224,060)
(Gain)/Loss on share settlement	899,015	-	(8,377)	907,392
(Gain)/Loss on settlement of debt	-	17,007	-	17,007
Stop-loss provision loss	(1,065,235)	(29,530)	-	(1,094,765)
Total other income (expense)	(76,265)	1,265,943	(1,829,212)	3,018,890

Net loss	(12,067,231)	(521,546)	(4,056,434)	(8,532,343)

Other comprehensive gain
Foreign currency translation	1,448	96	1,495	49

Net loss and comprehensive loss	(12,065,783)	(521,450)	(4,054,939)	(8,532,294)

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For purposes of preparing Southern Energy, presented in the pro forma condensed combined statement of operations for the six-months ended April 30, 2026, the historical unaudited statement of loss for the nine months ended April 30, 2026 of Southern Energy was adjusted by subtracting Southern Energy’s unaudited statement of loss for the three months ended October 31, 2025.

For purposes of preparing DevvStream, presented in the pro forma condensed combined statement of operations for the six-months ended April 30, 2026, the historical unaudited statement of operations and comprehensive loss for the nine months ended April 30, 2026 of DevvStream was adjusted by subtracting DevvStream’s unaudited statement of operations and comprehensive loss for the three months ended October 31, 2025.

The following presents a reconciliation of Southern Energy’s statement of profit or loss for six months ended April 30, 2026:

	9-months ended April 30, 2026	3-months ended October 31, 2025	6-months ended April 30, 2026
Presented in $	(A)	(B)	(A – B)

Operating expenses
Consulting fees	382,134	142,124	240,010
General and administrative expenses	161,110	53,445	107,665
Legal fees	805,706	-	805,706
Total operating expenses	1,348,950	195,569	1,153,381

Third-party contribution income	78,598	-	78,598

Loss from operations	(1,270,352)	(195,569)	(1,074,783)

The following presents a reconciliation of DevvStream’s statement of profit or loss for six months ended April 30, 2026:

	9-months ended April 30, 2026	3-months ended October 31, 2025	6-months ended April 30, 2026
Presented in $	(A)	(B)	(A – B)

Revenue	8,863	1,100	7,763
Cost of sales	10,177	1,884	8,293
Gross loss	(1,314)	(784)	(530)

Operating expenses
Advertising and promotion	380,721	49,038	331,683
General and administrative expenses	1,194,178	578,567	615,611
Professional fees	4,721,929	1,163,650	3,558,279
Salaries and wages	261,438	(4,550)	265,988
Total operating expenses	6,558,266	1,786,705	4,771,561

Other income (expense)
Other income	14,157	-	14,157
Staking income	55,932	14,334	41,598
Accretion expense	(664,262)	(230,015)	(434,247)
Interest expense	(767,149)	(271,200)	(495,949)
Loss on investment in associate	(109,398)	(89,567)	(19,831)
Unrealized gain/loss on derivative liability	(1,500)	(1,500)	-
Loss on revaluation of cryptocurrencies	(2,442,443)	(423,481)	(2,018,962)
Unrealized gain/loss on warrant derivative	5,195,203	2,283,298	2,911,905
Foreign exchange gain/loss	(39,125)	(3,403)	(35,722)
Impairment of carbon credits	(14,706)	-	(14,706)
(Gain)/Loss on settlement of debt	17,007	17,007	-
Inducement expenses on loan conversion	(3,599,981)	-	(3,599,981)
Loss on default penalty on convertible debt	(1,159,038)	-	(1,159,038)
Stop-loss provision loss	(58,542)	(29,530)	(29,012)
Total other income (expense)	(3,573,845)	1,265,943	(4,839,788)

Net loss	(10,133,425)	(521,546)	(9,611,879)

Other comprehensive gain
Foreign currency translation	(146)	96	(242)

Net loss and comprehensive loss	(10,133,571)	(521,450)	(9,612,121)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NEW XCF

Unless otherwise stated herein or unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company”, “and “New XCF” refer to XCF Global, Inc. (formerly known as Focus Impact BH3 NewCo, Inc.), a Delaware corporation, after giving effect to the Business Combination (as defined below) and following the Closing Date, June 6, 2025. In addition, unless otherwise stated herein or unless the context otherwise requires (i) references to “NewCo” refer to Focus Impact BH3 NewCo, Inc. prior to the Closing Date, (ii) references to “Legacy XCF” refer to XCF Global Capital, Inc., a Nevada corporation, prior to the Closing Date and (iii) references to “Focus Impact” refer to Focus Impact BH3 Acquisition Company, a Delaware corporation. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties, and assumptions that could cause XCF’s actual results to differ materially from management’s expectations. Factors which could cause such differences are discussed herein and set forth in the “Risk Factors” section included elsewhere in this prospectus.

Company Overview

XCF Global, Inc. (“New XCF” or the “Company”), a Delaware corporation, formerly known as Focus Impact BH3 NewCo, Inc. was founded on March 6, 2024, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. Subsequent to the Business Combination (as defined below), the name was changed to XCF Global Inc.

In connection with the completion of the Business Combination, Legacy XCF became a wholly owned subsidiary of New XCF. Legacy XCF was formed in January 2023, was founded to develop, operate and invest in renewable energy assets and production facilities and will continue those initiatives and business activities as the primary operating subsidiary of New XCF. Throughout 2023, Legacy XCF identified acquisition targets in Nevada, Florida, and North Carolina as the foundation for the Company’s first production of sustainable aviation fuel (“SAF”), a synthetic kerosene derived from waste- and residue-based feedstocks such as waste oils and fats, green and municipal waste, and non-food crops and, currently, blended with conventional Jet-A fuel. We are committed to reducing the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. Though we are focused on promoting and accelerating the decarbonization of the aviation industry through SAF, we may, opportunistically, produce other renewable products such as renewable diesel, a renewable fuel, and bio-based glycerol, also known as natural glycerin, which is used in healthcare, food, and cosmetics industries. We believe there is a market opportunity in the aviation and renewable sectors as a result of a combination of regulatory support, industry-led demand and end-user commitment. The actual market environment may evolve differently from our expectations and is subject to a variety of external forces such as government regulation and technological development that may impact the market opportunity. XCF intends to build a nationwide portfolio of SAF and renewable fuels production facilities that use waste-and residue-based feedstocks at competitive production costs. We also intend to implement a fully integrated business model from feedstock supply and production to marketing and sales of SAF. XCF is currently one of the few publicly traded renewable fuels companies primarily focused on SAF and renewable fuels in the United States, with the stated intention to be a majority SAF producer, distinguishing itself from peers that are predominantly legacy crude oil refiners.

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We intend to scale and operate clean fuel production facilities engineered to the highest levels of compliance, reliability, and quality. The Company owns New Rise Reno Renewables LLC, which owns and operates a renewable fuels facility, New Rise Reno, in McCarren, Nevada. In February 2025, New Rise Reno started its ramp-up process and began initial production of SAF and renewable naphtha (a byproduct in SAF production). First deliveries of near SAF and renewable naphtha began in March 2025. During the initial phase of production ramp-up, New Rise Reno production facility operated at approximately 50% of nameplate capacity. Until SAF production is at nameplate capacity, New Rise Reno is not deemed to be an operating facility and classifies as under construction until final project acceptance under New Rise’s license agreement with Axens North America under the original intention of the SAF conversion. Such final project acceptance has not yet been completed. While ramp-up processes are being undertaken and until final plant acceptance, management has made the determination to temporarily produce and sell renewable diesel, a byproduct of SAF production, which can be achieved at approximately 2,000 barrels per day, which is approximately 20% below nameplate capacity, and without any additional modifications to the facility. In May 2025, New Rise Reno began selling renewable diesel under its Supply and Offtake Agreement with Phillips 66 (the “P66 Agreement”). The P66 Agreement was canceled on May 1, 2026 and the Company entered into a a Renewable Fuel Tolling Agreement with BGN, an independent global energy and commodities group, pursuant to which it is anticipated that the Company will provide the following services to BGN both at its New Rise Reno facility and, potentially, a second, future XCF facility:

●	Inside-the-Fence Logistics: Receipt, handling, and management of feedstock inventory;
●	Production/Refining: Processing BGN-owned feedstock into Sustainable Aviation Fuel (SAF) and Renewable Naphtha;
●	Storage and Blending: Provision of tankage for feedstocks and finished products, including blending services to meet commercial specifications; and,
●	Marketing Support: Coordination with BGN’s sales and logistics teams per the existing MOU

We also own dormant biodiesel plants located in Fort Myers, Florida and Wilson, North Carolina that we intend to further build-out and reconstruct into SAF, renewable fuels and/or associated SAF-related infrastructure. The Company is continuing to evaluate the role of each of the Fort Myers, Florida and Wilson, North Carolina facilities within our broader SAF and biofuels value chain.

Company Formation and Initial Acquisitions

New XCF, formerly known as Focus Impact BH3 NewCo, Inc., was founded on March 6, 2024, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. Subsequent to the Business Combination (as defined below), the name was changed to XCF Global Inc.

On October 31, 2023, Legacy XCF entered into an asset purchase agreement with Southeast Renewables, LLC (“Southeast Renewables”) to acquire its Wilson, North Carolina biodiesel plant assets for an aggregate purchase price of $100,000,000. Legacy XCF issued Southeast Renewables 7,700,000 shares of Legacy XCF at an agreed conversion price of $10 per share ($77,000,000) and issued a convertible promissory note (“Southeast Renewables Convertible Note”) in principal amount of $23,000,000, with a maturity date of October 31, 2024. The Southeast Renewables Convertible Note accrues interest at the per annum rate of 8%. The Southeast Renewables Convertible Note can be converted into shares of Legacy XCF common stock based on the outstanding principal and interest, divided by the conversion price. The conversion price prior to a change of control is $10, and subsequent to a change of control is equal to the volume weighted average price of the shares of common stock for the 20 days prior to the notice of conversion.

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On December 29, 2023, Southeast Renewables exercised its right to convert the Southeast Renewables Convertible Note principal balance of $23,000,000 plus accrued interest of $297,425 into 2,329,743 shares of Legacy XCF common stock.

At the closing of the Business Combination, the 7,700,000 shares and 2,329,743 shares of Legacy XCF common stock issued to Southeast Renewables were automatically converted into shares of New XCF Class A common stock at an exchange ratio of approximately 0.68627. The 7,700,000 and 2,329,743 Legacy XCF shares converted into 5,284,301 and 1,598,839 shares of New XCF Class A common stock upon closing.

On October 31, 2023, Legacy XCF also entered into an asset purchase agreement with Good Steward Biofuels FL, LLC (“Good Steward”), to acquire its Fort Myers, Florida biodiesel plant assets. Legacy XCF issued Southeast Renewables, the parent company of Good Steward, 9,800,000 shares of XCF common stock as partial consideration for the purchase, and also assumed certain liabilities, including a $356,426 loan made by GL Part SPV I, LLC (“GL”) to Southeast Renewables. GL was a shareholder of Legacy XCF and owns membership interests in Southeast Renewables. The purchase price was $100,000,000 less $200,000 in notes payable, and loans assumed by Legacy XCF using a conversion price of $10 per share.

At the closing of the Business Combination, the 9,800,000 shares of Legacy XCF common stock issued to Good Steward were automatically converted into shares of New XCF common stock at an exchange ratio of approximately 0.68627. The 9,800,000 Legacy XCF shares converted into 6,725,474 shares of New XCF Class A common stock upon closing.

The Wilson, North Carolina plant and Fort Myers, Florida plant have been non-operational for over three years and five years, respectively.

On January 23, 2025, and February 19, 2025, Legacy XCF completed its acquisitions (the “Acquisition”) of New Rise SAF Renewables Limited Liability Company, (“New Rise SAF”) and New Rise Renewables, LLC. (“New Rise Renewables”) (collectively the “New Rise Entities”), which became wholly owned subsidiaries of Legacy XCF. New Rise Renewables, a Delaware limited liability company, was formed on September 23, 2016, for the purpose of owning 100% of New Rise Renewables Reno, LLC (“New Rise Reno”). New Rise Renewables is focused on producing renewable fuels to lower the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. The New Rise Reno facility is built on a 10-acre parcel located within McCarran, Nevada.

Recent Developments

On July 9, 2026, the Company’s flagship refinery, New Rise Renewables Reno (“NRRR”), became fully operational and commenced with the production, initially, of Renewable Diesel and it is estimated that in fourth quarter of 2026 the refinery will produce SBC for use in SAF.  Prior to the first shipment of Renewable Diesel on August 6, 2026, the refinery had produced approximately 886,400 gallons of Renewable Diesel.  On August 6, 2026, NRRR began fulfilling customer orders of approximately 55,000 gallons per day, with fulfillment of approximately 90,000 gallons per day at nameplate capacity, NRRR invoices its customers on the same day that product is loaded in tanker trucks or railcars, with payment terms of net 10 days.

Renewable Fuels Production

XCF’s current production facility in Reno, Nevada was converted to SAF production in October 2024 and began initial production of SAF and renewable naphtha (a byproduct in SAF production) in February 2025. First deliveries of neat SAF and renewable naphtha produced at New Rise Reno began in March 2025 under our existing Supply and Offtake Agreement with Phillips 66 (the “P66 Agreement”).

During the initial phase of production ramp-up of SAF, the Reno production facility operated at approximately 50% capacity for SAF. Our New Rise Reno team has been reviewing the catalyst processing for SAF to meet nameplate capacity. Until SAF production is at nameplate capacity, New Rise is not deemed to be an operating business and classifies as under construction. The project will be under construction until final project acceptance is completed as per the agreement between New Rise and Axens North America which is working on SAF conversion. Due to the conversion to SAF and associated testing of the facility, we have observed variable operating performance which has impacted the ability of the plant to operate at full capacity. While ramp-up processes are being undertaken and until final acceptance, management has made the determination to temporarily produce renewable diesel which can be achieved at approximately 2,000 barrels per day, which is approximately 20% below nameplate capacity, without any additional modifications to the facility. Management regards the production of renewable diesel as an interim derivative during the ramp-up process of the ongoing SAF conversion process. If the plant was configured solely for renewable diesel production, the facility would operate at higher production rates due to the specific requirements of catalyst required for renewable diesel production.

We currently expect to resume SAF production as early as the fourth quarter of 2026, although we cannot assure you when SAF production will resume, and when it does resume, when or whether the Reno production facility will be able to produce SAF at full capacity. Any delay beyond the fourth quarter of 2026 in our ability to resume SAF or renewable diesel production in third quarter of 2026, and/or any delay in our ability to operate the Reno production facility at full nameplate capacity for SAF production will adversely affect our revenues and profitability.

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Greater Nevada Credit Union Loan

New Rise Reno operates our existing production facility in Reno, Nevada. New Rise Reno has four notes payable outstanding, in aggregate principal amount of $112,580,000, to Greater Nevada Credit Union (“GNCU”), as the successor to Jefferson Financial Federal Credit Union (the “GNCU Loan”). The GNCU Loan was underwritten by certain guarantees issued by the United States Department of Agriculture (the “USDA”) under the Biorefinery, Renewable Chemical and Biobased Product Manufacturing Assistance Program, which guaranteed 100% of the principal amount of the notes evidencing the GNCU Loan (the “USDA Guaranty”). Pursuant to the terms and conditions of the USDA Guaranty, the GNCU Loan is secured by a priority first lien on all assets of the project, except for inventory and accounts receivable, which may be used by New Rise Reno for routine business purposes so long as New Rise Reno is not in default of the GNCU Loan. The USDA must approve, inter alia, the accounts agreement, any issuance of additional debt by New Rise Reno, the transfer or sale of New Rise Reno assets or collateral, lien priorities, the substitution, release or foreclosure on the collateral, and GNCU’s exercise of any rights it has relating to the GNCU Loan, including those rights provided in the notes evidencing the GNCU Loan and the other transaction documents relating to the GNCU Loan. In addition, New Rise Renewables is a guarantor of the GNCU Loan.

On March 28, 2025, counsel for GNCU and Greater Nevada Commercial Lending, LLC (the servicer for the GNCU Loan) provided notice to New Rise Reno asserting that an event of default has occurred with respect to the GNCU Loan as a result of New Rise Reno’s failure to make required minimum monthly payments. The letter also demands that New Rise Reno and New Rise take immediate steps to bring the GNCU Loan current and to cure any and all other non-payment-related defaults that may exist, as well as a demand that New Rise Reno and New Rise provide evidence sufficient for GNCU to determine that it remains secure and that the prospect of repayment of the GNCU Loan has not been impaired by any material adverse change in New Rise Reno’s financial condition, or in the financial condition of New Rise, as a guarantor of the GNCU Loan. GNCU has demanded that the GNCU Loan be brought current, including payment of all late charges, no later than close of business on May 27, 2025. As of the date of this filing, New Rise Reno has not made payment of all the amounts demanded. As of June 30, 2026, the amount required to bring the GNCU Loan current is approximately $32,500,000, inclusive of principal and interest, excluding approximately $2,800,000 of penalties/late charges.

GNCU’s rights and remedies in connection with an event of default include acceleration of the unpaid principal amount of the GNCU Loan, and/or possession, control, sale, and foreclosure on any collateral, including all rights and interests in and to the real property on which the SAF production facility is located (including any after-acquired fixtures, equipment and improvements to the production facility) under the terms of the Ground Lease by and between Twain GL XXVIII, LLC (“Twain”), as the landlord, and New Rise, as the tenant, dated March 29, 2022 (the “Ground Lease”), which is discussed below under “Twain Ground Lease.” GNCU would be obligated to obtain USDA approval in the event that GNCU seeks to exercise any rights it has under the GNCU Loan, including GNCU’s rights prescribed in the notes evidencing the GNCU Loan and related loan documents (including any attempt to foreclose or sell any collateral). The notes also permit GNCU to refrain from taking any action on any of the notes, collateral or any guarantee with the approval of USDA.

On August 6, 2025, GNCU counsel sent a letter to New Rise Reno notifying New Rise Reno of (1) additional events of default under the existing loan documents relating to the GNCU Loan, (2) failure to timely cure the ongoing payment default on the GNCU Loan by the deadline set forth in the demand to cure addressed to New Rise Reno dated March 3, 2025, and (3) the acceleration of the full unpaid balances of the GNCU Loan pursuant to GNCU’s rights under the loan documents relating to the GNCU Loan. The acceleration notice indicated that the amount owing as of August 5, 2025, excluding applicable fees, costs, and penalties, is $130,671,882. Subsequent to the notification, counsel for the Company and counsel for GNCU engaged in discussions regarding the notification, and on August 27, 2025, the Company, on behalf of New Rise Reno and GNCU entered into a Pre-Negotiation Letter outlining the terms under which the parties would engage in discussions for the purpose of entering into letter agreements, meetings, conferences, and written communications with respect to the outstanding default notice and balance due to GNCU. The Pre-Negotiation letter does not obligate any party to take any action with respect to the GNCU Loan and GNCU expressly reserved its rights under the loan documents relating to the GNCU Loan.

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On August 27, 2025, the Company and New Rise Reno received a notice from GNCU withdrawing the August 6, 2025, notice of acceleration (the “Notice of Withdrawal”). Besides withdrawing the notice of acceleration, the Notice of Withdrawal specifies that GNCU does not withdraw, modify, or waive the notice of additional events of default and failure to timely cure ongoing payment default set forth in the August 6, 2025, notice of acceleration, which conditions remain in effect. GNCU also does not withdraw or modify the March 6, 2025, demand to cure.

If GNCU pursues one or more of its available remedies under the GNCU Loan, the notes and related loan documents and is successful in exercising its possessory or foreclosure remedies, or is successful in obtaining a judgment requiring New Rise Reno, New Rise or XCF to pay penalties and damages in addition to amounts New Rise Reno may owe under the GNCU Loan, such events would materially disrupt our operations and impair our ability to generate revenue, and, in the case of GNCU taking possession of the facility and/or our assets, could result in a temporary or permanent cessation of our operations at the New Rise Reno production facility. Any of these results would have a material adverse effect on our business and financial condition and would materially impair our ability to execute our business plan. In addition, the existence of defaults under the GNCU Loan and the Ground Lease could make it more difficult for the Company to obtain financing on acceptable terms, or at all, which would materially impair our ability to execute our business plan.

XCF is in active discussions with GNCU to resolve the matters addressed in GNCU’s notice to New Rise Reno, including the possibility of a potential forbearance or modified loan payment schedule while XCF seeks and secures financing and ramps-up SAF production so as to generate sufficient cash flows from operations to be able to make payments under the GNCU Loan, including any past due loan payments and penalties. XCF is actively evaluating financing alternatives with other financial institutions and investors that would allow the re- financing of the GNCU Loan and the Ground Lease payments (as discussed below). However, there can be no assurance that we will be able to reach agreement with GNCU or Twain to resolve these matters on acceptable terms, or at all, or obtain sufficient financing to allow us to re-finance the GNCU Loan and Ground Lease payments and also execute our business plan.

Twain Ground Lease

New Rise Reno leases the land on which the New Rise Reno production facility is located pursuant to a ground lease evidenced by the Ground Lease effective as of March 29, 2022, between Twain, as the landlord and New Rise Reno, as the tenant. Pursuant to the Ground Lease, New Rise Reno is obligated to pay Twain base and supplemental rent quarterly in amounts set forth therein. The land was acquired by Twain from New Rise Reno pursuant to the terms of a Purchase and Sale Agreement dated as of March 29, 2022, by and between Twain, as the buyer and New Rise Reno, as the seller.

On April 18, 2025, and April 30, 2025, counsel to Twain provided notice to New Rise Reno asserting that New Rise Reno is in default of the terms of the Ground Lease for its failure to make certain payments that are due and owing thereunder. In the notices, Twain sought immediate payment from New Rise Reno to cure the claimed default. These notices were in addition to prior correspondence directed to New Rise Reno from counsel on behalf of Twain dated December 7, 2023, and June 21, 2024, also asserting to certain defaults under the Ground Lease relating to failures to make required payments. The April 18, 2025, notice demanded payment by April 28, 2025, and the April 30, 2025, notice demanded immediate payment. As of June 30, 2026, the amount required to satisfy the amounts owing under the Ground Lease totaled approximately $34,330,000, comprised of (i) $20,630,000 of lease payments and (ii) $13,700,000 of late fees and penalties.

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Twain’s remedies in the case of an event to default under the Ground Lease include the right to terminate the lease, the right to bring an action to recover the amount of all unpaid rent earned as of the date of termination or in the amount of all unpaid rent for the balance of the term of the lease, and to seek any other amount necessary to compensate Twain for New Rise Reno’s failure to perform its obligations under the Ground Lease. Twain’s available remedies also include the right to take possession of, operate, and/or relet the premises. As discussed above regarding the GNCU Loan, Twain’s secured interests are subordinate to those of GNCU. If Twain were to exercise its possessory or foreclosure remedies under the Ground Lease, it would need to seek approval from and coordinate with GNCU, which in turn would need to consult with USDA. Alternatively, Twain could file legal action against New Rise Reno, seeking all unpaid rent and damages.

If Twain pursues one or more of its available remedies under the Ground Lease and is successful in exercising its possessory or foreclosure remedies, or is successful in obtaining a judgment requiring New Rise Reno or XCF to pay penalties and damages in addition to amounts New Rise Reno may owe under the Ground Lease, such events would materially disrupt our operations and impair our ability to generate revenue, and, in the case of Twain taking possession of the facility and/or our assets, could result in a temporary or permanent cessation of our operations at the production facility. Any of these results would have a material adverse effect on our business and financial condition and would materially impair our ability to execute our business plan. In addition, the existence of defaults under the GNCU Loan and the Ground Lease could make it more difficult for us to obtain financing on acceptable terms, or at all, which would materially impair our ability to execute our business plan.

Twain Forbearance Agreements

On June 11, 2025, XCF, New Rise Reno and Twain entered into a Forbearance Agreement”), pursuant to which Twain has agreed to forbear from exercising its rights and remedies under the Ground Lease and related documents and/or applicable law with respect to any alleged defaults or alleged events of default until September 3, 2025, subject to certain conditions and exceptions provided in the Twain Forbearance Agreement. In consideration of Twain’s forbearance, XCF issued 4,000,000 shares of XCF Common Stock to Twain and use its reasonable best efforts to file a registration statement on appropriate form with the SEC to register the shares for resale. The net proceeds of any sale of these shares are to be credited on a dollar-for-dollar basis against any remaining principal, interest, and penalties owed by New Rise Reno to Twain.

On April 27, 2026, New Rise Renewables Reno, LLC entered into a second Forbearance Agreement with Twain. The terms of the Forbearance Agreement call for, among other things, the issuance of 4,000,000 shares of Class A Common Stock and the monthly payment of the greater of i) $150,000 and ii) 40% of the free cash flow generated from the operations of New Rise from the prior calendar month. The Company will use its reasonable best efforts to file a registration statement to register for resale such shares. In the event that the aggregate net proceeds received by the Landlord from the sale of the landlord shares exceeds the aggregate amount of principal, interest, penalties and repurchase premium owed by the Company to Twain pursuant to the lease agreement the Landlord shall immediately transfer the remaining Landlord Shares to XCF.

As discussed above with respect to the GNCU Loan, XCF is actively evaluating financing alternatives with other financial institutions and investors that would allow the re-financing of the GNCU Loan and the Ground Lease payments. However, there can be no assurance that we will be able to reach agreement with GNCU or Twain to resolve these matters on acceptable terms, or at all, or obtain sufficient financing to allow us to re-finance the GNCU Loan and Ground Lease payments and also execute our business plan.

Southeast Related Indebtedness

As part of the acquisition of the Fort Myers and Wilson facilities, Legacy XCF assumed an unsecured debt of $2,200,000. As of the date of this filing, the Company is in default under certain of these unsecured loan agreements due to the non-payment of scheduled principal and/or interest amounts and although the holder has not yet exercised its rights, it could call the note or take other action at any time. The affected loans have an aggregate principal balance of approximately $1,700,000 and interest payable of approximately $500,000 and carry maturities ranging from 2021 to 2024.

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The Company is actively engaged in discussions with the affected lenders regarding potential amendments, forbearance arrangements, or restructuring of the outstanding obligations, but there can be no assurance that such discussions will result in a favorable outcome or a waiver of the existing defaults. As of the date of this filing, the lenders have not taken any formal enforcement actions.

These defaults could result in a range of adverse consequences, including but not limited to:

●	The acceleration of repayment obligations, at the lenders’ discretion,
●	The imposition of penalty interest rates or fees,
●	Restrictions on the Company’s ability to access future financing, and
●	Negative impacts on the Company’s credit profile and vendor relationships.

The Company’s ability to continue funding operations, meet upcoming working capital requirements, and pursue its strategic initiatives is dependent on resolving the loan defaults, securing additional financing, and/or generating sufficient cash flows from operations. The Company is exploring all available options to preserve liquidity, including equity financing, asset sales, or strategic partnerships.

Securities Purchase Agreement

On April 15, 2026, the Company entered into a Securities Purchase Agreement with Brown Stone Capital Ltd. for the purchase of 10,000,000 shares of Class A Common Stock for the aggregate equity investment equal to $1.0 million. The Company will register the resale of the shares by the Buyer with U.S. Securities and Exchange Commission either (i) in connection with the Form S-4 registration statement the Company intends to file in connection with its recently announced Business Combination Agreement with Southern Energy Renewables, Inc. and DevvStream Corp. or (ii) if such registration statement is not available for the registration of the resale of the shares, concurrently with the registration of the resale of the 90,000,000 shares of Class A Common Stock the Company is selling to EEME Energy SPV I LLC. During the three months ended March 31, 2026, EEME purchased 69,000,000 shares. On April 16, 2026, EEME purchased their remaining 21,000,000 shares as provided under their agreement.

Cancellation of the Phillips 66 Agreement

Prior to April 2, 2026, the Company’s revenues were generated under an agreement with Phillips 66. Under the Phillips 66 agreement, the Company sold renewable diesel, sustainable aviation fuel, renewable Naphtha, (collectively, “renewable fuels”) and transfer Renewable Identification Numbers and Low Carbon Fuel Standard credits (collectively “environmental credits”) associated with the generation of the renewable fuels. On April 2, 2026, Phillips 66 delivered formal notice (“the Notice”) to New Rise of the termination of the Supply and Offtake Agreement dated May 23, 2017 (as amended, the “Agreement”) between New Rise and Phillips 66. The Notice provides that the Agreement is terminated as of May 1, 2026.

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As a result of the termination of the Phillips 66 agreement, the Company identified $1,655,291 included in accounts receivable that is no longer collectible. The Company has written this off to bad debt expense which is included in operating expenses on the unaudited condensed consolidated statement of operations and the unaudited condensed consolidated statement of cash flows.

As of the date of this filing, XCF Global continues to evaluate the termination notice and has engaged in settlement discussions with Phillips 66. Phillips 66 has requested the return of feedstock. The parties disagree over whether title to the feedstock has transferred to New Rise Renewables and over the amount that Phillips 66 is owed in connection with the feedstock. As of the date of this filing, New Rise Renewables and Phillips 66 continue to discuss the settlement of this matter. While XCF Global believes the amount due to Phillips 66 is significantly less than the amount claimed, the resolution of the disagreement is uncertain and there can be no assurance that the Company will prevail in its position.

Tolling Agreement with BGN

On April 9, 2026, the Company entered into a term sheet (the “BGN Term Sheet”) with BGN INT US, LLC (“BGN”), an independent global energy and commodities group, pursuant to which the Company would provide inside-the-fence logistics, production and refining services, storage and blending as well as marketing support in coordination with BGN’s sales and logistics teams. On July 7, 2026, the Company announced the execution of definitive agreements with BGN, which established the commercial structure previously contemplated under the BGN Term Sheet. Pursuant to the definitive agreements, BGN is expected to facilitate feedstock supply and serve as a commercialization partner for renewable fuels produced at the Company’s New Rise Renewables Reno facility, including sustainable aviation fuel, renewable diesel and renewable naphtha. The parties intend to coordinate production planning, logistics and product marketing activities designed to support efficient delivery to end markets. The long-term framework is initially intended to support operations at the New Rise Renewables Reno facility and may be expanded to future XCF Global facilities, subject to operational readiness, market conditions, regulatory requirements and other customary business considerations.

Polar Subscription Agreement

On November 3, 2023, Focus Impact BH3 Acquisition Company entered into the Polar Subscription Agreement under which Polar agreed to make capital contributions to the previous SPAC Sponsor. Pursuant to the Polar Subscription Agreement, the capital contribution shall be repaid to Polar by the Company within five (5) business days of the Company closing a business combination. Polar may elect to receive such repayment (i) in cash or (ii) in shares of common stock of the surviving entity in such Business Combination (the “Surviving Entity”) at a rate of one share of common stock for each ten dollars ($10.00) of the capital contribution that is funded. As of the date of this filing, the Company has not repaid Polar $1,200,000 of the assumed liability in connection with the closing of the business combination. The unpaid balance carries an interest rate of 120,000 shares per month that the amount remains outstanding. On June 28, 2025, XCF received notice from Polar that it was in technical default of the Polar Subscription Agreement.

On October 7, 2025, the Company issued 480,000 shares of Class A common stock to Polar for the Default.

On April 24, 2026, the Company issued 600,000 shares of Class A common stock to Polar for the Default.

The Company is actively engaged in discussions with the affected lenders regarding potential amendments, forbearance arrangements, or restructuring of the outstanding obligations, but there can be no assurance that such discussions will result in a favorable outcome or a waiver of the existing defaults. As of the date of this filing, the lenders have not taken any formal enforcement actions.

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These technical defaults could result in a range of adverse consequences, including but not limited to:

●	The acceleration of repayment obligations, at the lenders’ discretion,
●	The imposition of penalty interest rates or fees,
●	Restrictions on the Company’s ability to access future financing, and
●	Negative impacts on the Company’s credit profile and vendor relationships.

The Company’s ability to continue funding operations, meet upcoming working capital requirements, and pursue its strategic initiatives is dependent on resolving the loan defaults, securing additional financing, and/or generating sufficient cash flows from operations. The Company is exploring all available options to preserve liquidity, including equity financing, asset sales, or strategic partnerships.

Business Combination with Southern Energy Renewables

Following the execution of the term sheet in January 2026, on April 13, 2026, the Company entered into a definitive Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, the “BCA” and the transactions contemplated thereby, collectively, the “Transactions”), by and among the Company, DevvStream, Southern, DevvStream Merger Sub Inc., a Delaware corporation and a newly-formed wholly-owned subsidiary of the Company (“DevvStream Merger Sub”), and Southern Merger Sub Inc., a Delaware corporation and a newly-formed wholly-owned subsidiary of the Company (“Southern Merger Sub”). The terms of the Transactions contains customary representations, warranties, covenants and closing conditions. The Transactions remain subject to customary closing conditions as well as the other terms.

Proxy Statement and Stockholder Meeting

The Company has prepared and filed with the SEC a registration statement on Form S-4 (or other appropriate form) in connection with the registration under the Securities Act of the Company Common Shares to be issued in the Mergers (the “Registration Statement”), which will also contain the proxy statement of the Company and a circular for DevvStream. The Form S-4 was deemed effective on July 31, 2026. The Company and DevvStream will convene special meetings of their respective shareholders to consider the Transactions. with related public announcements having occurred, and completed an engagement with an investment bank to sell the bond offering; (f) the Company and Southern shall have entered into the SAF Offtake Agreement; (g) Southern shall have entered into one or more European Offtake Agreements; (h) the gross revenue of the Company for its blended fuel product shall exceed $1,000,000,000 on an annualized, go-forward basis by June 30, 2026, and annualized EBITDA shall equal at least $100,000,000; (i) the aggregate amount of Southern’s unrestricted cash and cash equivalents plus certain previously funded cash shall equal at least $10,000,000; (j) EEME Energy SPV I LLC shall have beneficial ownership of at least a majority of the outstanding Southern Shares; and (k) delivery to DevvStream of customary officer certificates from the Company, the Merger Subs, and Southern.

There can be no assurances that the closing conditions will be achieved or waived.

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Termination Fees

DevvStream will owe a termination fee of $510,000 to the Company if (a) the Company or Southern terminates the BCA due to DevvStream changing its board recommendation, (b) DevvStream terminates the BCA to enter into a Superior Proposal, or (c) within 12 months after termination of the BCA for certain reasons (such as a breach by DevvStream, failure to obtain DevvStream Shareholder Approval, or reaching the Outside Date), DevvStream consummates or enters into a definitive agreement for an Acquisition Proposal that was made known prior to termination.

The Company will owe a termination fee of $510,000 to DevvStream and $1,190,000 to Southern if (a) DevvStream or Southern terminates the BCA due to the Company changing its board recommendation, (b) the Company terminates the BCA to enter into a Superior Proposal, or (c) within 12 months after termination of the BCA for certain reasons (such as a breach by the Company, failure to obtain Company Shareholder Approval, or reaching the Outside Date), the Company consummates or enters into a definitive agreement for an Acquisition Proposal that was made known prior to termination.

The Parties acknowledge that no termination fee shall be owed if either of DevvStream or the Company validly terminate the BCA due to the failure to the DevvStream Fairness Opinion or the Company Fairness Opinion, respectively, as provided in the BCA.

Fees and Expenses

Except as expressly provided in the BCA, each Party will bear its own expenses incurred in connection with the Transactions, whether or not the Transactions are consummated. However, if the BCA is terminated because the requisite DevvStream Shareholder Approval is not obtained, DevvStream is required to reimburse the Company for reasonable, documented expenses up to $170,000. Conversely, if the BCA is terminated because the requisite Company Shareholder Approval is not obtained, the Company is required to reimburse DevvStream for reasonable, documented expenses up to $170,000 and reimburse Southern for reasonable, documented expenses up to $397,000. Transfer Taxes incurred in connection with the Transactions will be paid equally by the Parties.

Support & Lock-Up Agreements

In connection with signing the BCA, (i) the Company, Southern, DevvStream, and the Company Core Securityholders entered into a Company Support & Lock-Up Agreement, (ii) the Company, Southern, DevvStream, and the DevvStream Core Securityholders entered into a DevvStream Support & Lock-Up Agreement, and (iii) the Company, Southern, DevvStream, and the Southern Securityholders entered into a Southern Support & Lock-Up Agreement (collectively, the “Support & Lock-Up Agreements”), each dated April 13, 2026.

Pursuant to the Support & Lock-Up Agreements, the respective securityholders agreed to vote any covered shares held by them in favor of the Transactions and against any competing alternative transactions. Because the Company Core Securityholders and DevvStream Core Securityholders hold a sufficient number of voting shares to approve the Transactions on behalf of the Company and DevvStream, respectively, the requisite shareholder approvals for the Company and DevvStream are ensured, provided that such securityholders comply with their voting obligations under the Support & Lock-Up Agreements. Additionally, the securityholders agreed to certain transfer and lock-up restrictions, subject to customary exceptions for permitted transfers.

BTIG, LLC

BTIG, LLC On May 14, 2025, the Company entered in an engagement letter agreement (the “Letter Agreement”) with BTIG, LLC (“BTIG”), pursuant to which BTIG agreed to provide strategic and capital markets advisory services to the Company. On February 28, 2026, the Company and BTIG agreed to terminate the Letter Agreement pursuant to a termination letter agreement (the “Termination Letter Agreement”), by and between the Company and BTIG, dated as of February 18, 2026. In connection with the Termination Letter Agreement, on March 19, 2026, the Company issued 275,144 shares of Common Stock to BTIG.

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Results of Operations – for the three and six months ended June 30, 2026, and 2025

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$690,881	$6,576,232	$1,039,569	$6,576,232
Cost of sales	414,681	7,811,302	1,075,619	7,811,302
Gross income (loss)	276,200	(1,235,070)	(36,050)	(1,235,070)

Operating expenses:
Operating expenses	1,574,560	2,177,269	5,010,244	3,724,134
General and administrative expenses	913,028	6,487,895	4,883,111	10,270,680
Severance expense, net	-	13,200,000	(14,516)	13,200,000
Professional fees	3,544,729	11,277,307	6,178,735	11,853,942
Total operating expenses	6,032,317	33,142,471	16,057,574	39,048,756

Loss from operations	(5,756,117)	(34,377,541)	(16,093,624)	(40,283,826)

Other income (expense)
Change in the fair value of notes payable	(188,371)	4,797,980	(331,229)	4,797,980
Change in fair value of warrants	(1,747,324)	206,166,000	(6,311,824)	206,166,000
Loss on issuance of debt to related party	-	(40,531,000)	-	(40,531,000)
ELOC commitment fees	-	(7,400,000)	-	(7,400,000)
Unrealized loss on derivative asset	-	(16,058,628)	-	(16,058,628)
Interest income (expense), net	(6,549,595)	(2,067,970)	(9,633,164)	(3,566,870)
Other income (expense), net	108,389	(260,732)	424,407	(322,748)
Total other income (expense)	(8,376,901)	144,645,650	(15,851,810)	143,084,734

Net income (loss)	$(14,133,018)	$110,268,109	$(31,945,434)	$102,800,908

Net Income (loss) per common share; basic and diluted	$(0.04)	$0.83	$(0.11)	$0.84
Weighted average number of common shares outstanding; basic and diluted	353,177,339	133,638,081	297,418,437	121,740,904

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Individual components of our results are discussed below:

Cost of sales

We incurred $414,681 and $7,811,302 of cost of sales for the three months ended June 30, 2026, and 2025, respectively. We incurred $1,075,619 and $7,811,302 of cost of sales for the six months ended June 30, 2026, and 2025, Cost of sales primarily consists of feedstock.

Operating expense, net

We incurred $1,574,560 and $2,177, 269 of operating costs for the three months ended June 30, 2026, and 2025, respectively. We incurred $5,010,244 and $3,724,134 of operating costs for the six months ended June 30, 2026, and 2025, respectively. Direct costs primarily consist of plant utilities, plant operating expenses, and logistic and handling costs.

General and administrative expenses

We incurred $913,028 and $6,487,895 of general and administrative expenses during the three months ended June 30, 2026, and 2025, respectively. We incurred $4,883,111 and $10,270,680 of general and administrative expenses during the six months ended June 30, 2026, and 2025, respectively. General and administrative expenses primarily consist of stock-based compensation, professional fees, payroll expenses, rent, and other expenses. The expenses have increased due to an increase in stock-based compensation and payroll cost during the three-month period ended June 30, 2026.The expenses have increased due to an increase in stock-based compensation and payroll cost during the  six-month period ended June 30, 2026.

Severance expense, net

We incurred $0 and $13,200,000 of severance expenses during the three months ended June 30, 2026, and 2025, respectively. We incurred $(14,516) and $13,200,000 of severance expenses during the six months ended June 30, 2026, and 2025, respectively. Severance expenses consist of cash and stock-based compensation that may be paid to former executives and contractors as part of their severance agreement. Severance expense was negative for the quarter due to the reversal of previously recorded amortization of stock-based compensation related to separated employees.

Professional fees

We incurred $3,544,729 and $11,277,307 of professional fees during the three months ended June 30, 2026, and 2025. We incurred $6,178,735 and $11,853,942 of professional fees during the six months ended June 30, 2026, and 2025. Professional fees primarily consist of fees payable for transaction cost, consulting fees for transaction closing, legal fees, marketing consultancy, and other consultancy expenses.

Change in the fair value of notes payable

Change in the fair value of note payable was $(188,371) and $4,797,980, respectively, for the three months ended June 30, 2026, and 2025. Change in the fair value of note payable was $(331,229) and $4,797,980, respectively, for the six months ended June 30, 2026, and 2025. As a result of the Acquisition and Business Combination, XCF assumed several promissory note agreements and a note payable from Polar Multi-Strategy Master Fund (“Polar”) of $1,200,000. The Company elected the fair value option for valuing these notes.  For the six months ended June 30, 2026, the Company recognized a $407,027 gain due to the change in fair value of the Polar note and is recorded within change in the fair value of note payable in the unaudited condensed consolidated statements of operation. The Company recognized a $67,962 loss due to the change in fair value of the other promissory notes and is recorded within change in the fair value of note payable in the unaudited condensed consolidated statements of operation.

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Change in fair value of warrants

Change in the fair value of warrants was a loss of ($1,747,324) for the three months ended June 30, 2026, and a gain of $206,166,000 for the same period in 2025. The change in the fair value of the warrants was a loss of ($6,311,824) for the six months ended June 30, 2026, as compared to a gain of $206,166,000 for the six months ending June 30, 2025. In connection with the closing of Business Combination, the Company assumed 11,500,000 outstanding public warrants (the “Public Warrants”) to purchase an aggregate 11,500,000 shares of New XCF common stock at $11.50 and 6,400,000 outstanding private placement warrants (the “Private Placement Warrants”) to purchase an aggregate 6,400,000 shares of New XCF common stock at $11.50. The total value of the liability associated with the Public Warrants and Private Warrants was $7,053,675 and $751,800, measured at fair value as of June 30, 2026, and December 31, 2025, respectively.

On June 12, 2026, the Company issued 100,000 of Placement Agent Warrants with an exercise price of $0.21.  The fair value of the New Warrants at the date of issue was $33,702 and the fair value of the New Warrants at June 30, 2026, was $43,651.

Interest expense

We incurred a loss of $6,549,595 and $2,067,970 million of interest expense, net for the three months ended June 30, 2026, and 2025, respectively. We incurred a loss of $9,633,164 and $3,566,870 million of interest expense, net for the six months ended June 30, 2026, and 2025, respectively. Interest expense consists of interest incurred on our convertible promissory notes and notes payable and late fees on the notes payable. For the three and six months ended June 30, 2026, the Company entered into additional convertible promissory notes and incurred late fees on financial liability as compared to the three and six months ended June 30, 2025, resulting in additional interest expense being incurred during the period.

Other income (expenses), net

We earned other income equal to $108,389 and $(260,732) for the three months ended June 30, 2026, and 2025, respectively. We incurred expenses equal to $424,407 and $(322,748), for the six months ended June 30, 2026, and 2025, respectively. Other expenses primarily consist of gain on settlement of accounts payable, franchise tax, and discount on notes issued.

Liquidity and Capital Resources

We continually monitor and manage cash flow to assess the liquidity necessary to fund operations and capital projects. We manage our capital resources and adjust them to account for changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust our capital resources, we may, where necessary, control the amount of working capital, pursue financing, or manage the timing of our capital expenditures. As of June 30, 2026, we had a working capital shortage of $238,351,910 (current assets of $12,582,188 less current liabilities of $250,934,098). The significant working capital deficient is primarily due to the notes payable that have been reclassified as current notes payable. These conditions raise substantial doubt about our ability to continue as a going concern.

On April 18, 2025, and April 30, 2025, the Company received notice that New Rise Reno is in default of the terms of the financial liability to Greater Nevada Credit Union (“GNCU”) for its failure to make certain payments that are due and owing thereunder. By letter dated August 6, 2025, GNCU notified New Rise Reno of additional events of default and the acceleration of the full unpaid balances of the GNCU Loan. The acceleration notice indicated that the amount owing as of August 5, 2025, excluding applicable fees, costs, and penalties, is $130,671,882.10. On August 27, 2025, GNCU withdrew the notice of acceleration; however, GNCU did not withdraw, modify, or waive the notice of additional events of default and failure to timely cure ongoing payment default. The Company is in active discussions with GNCU to resolve these matters, including the possibility of a potential forbearance or modified loan payment schedule while the Company seeks and secures financing and ramps-up SAF production. The Company is actively evaluating financing alternatives that, if completed, would allow the refinancing of the GNCU Loan and the Ground Lease payments. However, there can be no assurance that the Company will be able to reach agreement with GNCU to resolve these matters on acceptable terms, or at all. If GNCU pursues one or more of its available remedies and is successful in exercising its possessory or foreclosure remedies, such events would materially disrupt operations and could result in a temporary or permanent cessation of operations at the New Rise Reno production facility.

As part of the acquisition of the Fort Myers and Wilson facilities, Legacy XCF assumed unsecured debt of $(1,519,625). As of the date of this prospectus, the Company is in default under certain of these unsecured loan agreements due to the non-payment of scheduled principal and/or interest amounts. The affected loans have an aggregate principal balance of approximately $983,750 and interest payable of approximately $353,875 and carry maturities ranging from 2021 to 2024. Although the holders have not yet exercised their rights, they could call the notes or take other action at any time. The Company is actively engaged in discussions with the affected lenders regarding potential amendments, forbearance arrangements, or restructuring of the outstanding obligations, but there can be no assurance that such discussions will result in a favorable outcome or a waiver of the existing defaults.

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As of the date of this prospectus, the Company has not repaid Polar Multi-Strategy Master Fund $1,200,000 of the assumed liability in connection with the closing of the Prior Business Combination. The unpaid balance carries a penalty interest rate of 120,000 shares per month that the amount remains outstanding. On June 28, 2025, XCF received notice from Polar that it was in technical default of the Polar Subscription Agreement. On October 7, 2025, the Company issued 480,000 shares of Class A common stock to Polar for the default, and on April 24, 2026, the Company issued an additional 600,000 shares of Class A common stock to Polar for the continuing default. In the Company is in the process of issuing an additional 360,000 of Class A common stock for the period through July 2026 as default penalty shares.

As discussed elsewhere in this prospectus, on April 2, 2026, Phillips 66 delivered notice to New Rise Reno of termination of the P66 Agreement, and the P66 Agreement was terminated as of May 1, 2026. XCF Global continues to evaluate the termination notice and has engaged in settlement discussions with Phillips 66. The parties disagree over whether title to the feedstock has transferred to New Rise Renewables and over the amount that Phillips 66 is owed in connection with the feedstock. As of the date of this prospectus. New Rise Renewables and Phillips 66 continue to discuss the settlement of this matter. While XCF Global believes the amount due to Phillips 66 is significantly less than the amount claimed, the resolution of the disagreement is uncertain and there can be no assurance that the Company will prevail in its position. The ultimate resolution of these claims could impact the Company’s liquidity and need for cash.

The Company’s ultimate success is dependent on its ability to obtain additional financing and generate sufficient cash flow to meet its obligations on a timely basis. The Company’s business will require significant capital to sustain operations and significant investments to execute its long-term business plan. Absent generation of sufficient revenue from the execution of the Company’s long-term business plan, the Company will need to obtain debt or equity financing, especially if the Company experiences downturns, delays in production, or other operating disruptions in its business that are more severe or longer than anticipated, or if the Company experiences significant increases in expense levels resulting from being a publicly-traded company or from operations. Such additional debt or equity financing may not be available to the Company on favorable terms, if at all. If we do raise additional capital through public or private equity or convertible debt offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of holders of our Class A common stock. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or paying dividends.

The Company continues to actively pursue additional capital resources. Although the Company remains optimistic about possibilities, there can be no assurance that the Company will be successful in raising additional capital.

Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors”.

Current cash and cash equivalents as of June 30, 2026, excluding restricted cash, totaled $329,084. We do not believe cash on hand will be adequate to satisfy obligations in the ordinary course of business over the next twelve months. Management has assessed the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to raise sufficient funds to pay ongoing operating expenditures and meet its obligations over the next twelve months. Based on this assessment, there are material uncertainties about the business that may cast doubt about the Company’s ability to continue as a going concern. The Company historically was able to obtain certain bridge financing from a significant shareholder (GL Part SPV I, LLC) to fund its operations, but there is no ongoing commitment or obligation to provide such financing in the future. The Company is currently actively seeking new sources of financing, which will enable the Company to meet its obligations for the twelve-month period from the date the financial statements were available to be issued. The financial statements do not give effect to any adjustments that are required to realize assets and discharge liabilities in other than the normal course of business and at amounts different from those reflected in the financial statements. Such adjustments could be material.

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The table below presents our cash flows during the six months ended June 30, 2026, and 2025, respectively:

	For the six	For the six
	months ended	months ended
	June 30, 2026	June 30, 2025
Net cash provided by (used in):
Operating activities	$(10,686,369)	$(8,535,798)
Investing activities	(6,355,930)	(1,253,317)
Financing activities	17,212,151	9,787,000
Net increase in cash	$169,852	$(2,115)

Individual components of our cash flows are discussed below:

Net cash used in operating activities

Net cash used in operating activities during the six months ended June 30, 2026, and 2025 was $(10,686,369) and $(8,535,798) respectively.

For the six months ended June 30, 2026, net cash used in operating activities of $(10,686,369) primarily consisted of a net loss of $31,945,434, non-cash change in fair value of warrants liabilities of $6,311,824, and a benefit of stock-based compensation expenses of 6,104,584, a decrease in accounts receivable of $21,183,836, a decrease in accounts payable of $4,613,211 and an increase of accrued expenses of $8,782,730.

For the six months ended June 30, 2025, net cash used in operating activities was $(10,868,369). This was primarily due to a net gain of $102,800,908 and a non-cash change in the fair value of warrants of $(206,166,000), a non-cash severance expense of 13,200,000 and a $40,531,000 loss on issuance of debt to a related party.

Net cash used in investing activities

Net cash used in investing activities during the six months ended June 30, 2026, and 2025 was $6,355,930 and $1,253,317, respectively.

For the six months ended June 30, 2026 and June 30, 2025, net cash used in investing activities primarily consisted of additions to construction in progress of $6,366,930 and $1,474,214, respectively.

Net cash provided by financing activities

Net cash provided by financing activities during the six months ended June 30, 2026, and 2025 was $17,212,151 and $9,787,000, respectively.

During the six months ended June 30, 2026, net cash provided by financing activities primarily consisted of proceeds from stock issuances of $14,985,001 and repayment of notes of $1,650,000.

Net cash provided by financing activities during the six months ended June 30, 2025, was $9,787,000. Net cash provided by financing activities consisted of proceeds from member contributions.

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Note Conversion - GL Part SPV

On January 14, 2025, Legacy XCF entered into two note purchase agreements pursuant to which GL agreed to purchase, and XCF agreed to sell and issue to GL, two promissory notes in principal amounts of $200,000 and $138,333. The unsecured convertible notes provided for an interest rate of 10% per annum, with the principal amount plus any accrued interest convertible into shares of Legacy XCF common stock at a conversion price of $0.40 per share. GL subsequently exercised its right to convert the principal amounts of each note into 500,000 shares and 345,833 shares, respectively, for each principal amount noted above. No interest was accrued on the principal amounts of the notes. At the closing of the Business Combination, the 500,000 and 345,833 shares, totaling 845,833 of Legacy XCF common stock issued to GL were automatically converted into shares of New XCF common stock at an exchange ratio of approximately 0.68627. The 845,833 Legacy XCF shares converted into 580,472 shares of New XCF Class A common stock upon closing.

Note Conversion - SKY MD

On January 14, 2025, Legacy XCF entered into a note purchase agreement with Sky MD, LLC (“Sky MD”) to which Sky MD agreed to purchase, and XCF agreed to sell and issue to Sky MD, a promissory note in principal amount of $138,333. The unsecured, convertible note provided for an interest rate of 10% per annum, with the principal amount plus any accrued interest convertible into shares of Legacy XCF common stock at a conversion price of $0.40 per share. Sky MD subsequently exercised its right to convert the principal amount of the note into 345,833 shares. No interest was accrued on the principal amount of the notes. At the closing of the Business Combination, the 345,833 of Legacy XCF common stock issued to Sky MD were automatically converted into shares of New XCF common stock at an exchange ratio of approximately 0.68627. The 345,833 Legacy XCF shares converted into 237,336 shares of New XCF Class A common stock upon closing.

Note Conversion - Focus Impact Partners

On January 14, 2025, Legacy XCF entered into a note purchase agreement with Focus Impact Partners, LLC (“Focus Impact Partners”) to which Focus Impact Partners agreed to purchase, and Legacy XCF agreed to sell and issue to Focus Impact Partners, a promissory note in principal amount of $150,000. The unsecured, convertible note provided for an interest rate of 10% per annum, with the principal amount plus any accrued interest convertible into shares of Legacy XCF common stock at a conversion price of $0.40 per share. Focus Impact Partners subsequently exercised its right to convert the principal amount of the note into 375,000 shares. No interest was accrued on the principal amount of the note.

At the closing of the Business Combination, the 375,000 shares of Legacy XCF common stock issued to Focus Impact Partners were automatically converted into shares of New XCF common stock at an exchange ratio of approximately 0.68627. The 375,000 Legacy XCF shares converted into 257,352 shares of New XCF Class A common stock upon closing.

Note Conversion - Innovativ Media Group

On January 31, 2025, Legacy XCF and Innovativ Media Group, Inc. entered into a promissory note for $500,000. The promissory note bears interest of $100,000, payable on the earliest of March 31, 2025, unless extended by mutual written consent of XCF and Innovativ Media Group, Inc., or upon an event of default. In connection with the issuance of the promissory note, Legacy XCF issued 250,000 shares of its common stock to Innovativ Media Group, Inc. At the closing of the Business Combination, the 250,000 shares of Legacy XCF common stock issued to Innovativ were automatically converted into shares of New XCF common stock at an exchange ratio of approximately 0.68627. The 250,000 Legacy XCF shares converted into 171,568 shares of New XCF Class A common stock upon closing.

On April 17, 2025, Legacy XCF and Innovativ entered into a first amendment to the Innovativ Promissory Note (the “Amended Innovativ Promissory Note”) whereby the payment terms of the note were amended to the earliest of (i) 10 business days from the date of XCF entering into a Qualified Financing Event and receiving proceeds therefrom, unless extended in writing by mutual consent of Legacy XCF and Innovativ, or (ii) an event of default (as specified in the Amended Innovativ Promissory Note), if such note is then declared due and payable in writing by Innovativ. A “Qualified Financing Event” under the Amended Innovativ Promissory Note means the closing of any transaction or series of related transactions, including without limitation any equity or debt financing, that results in gross proceeds to the Company of at least $15,000,000, and that directly or indirectly results in the Company’s refinancing, repayment, or restructuring of any portion of its secured debt obligations, including through a refinancing, recapitalization, debt-for-equity exchange, secured loan facility, or other similar financing arrangement; provided, however, that any such event shall not be deemed a Qualified Financing Event unless, following the closing of such transaction(s), XCF maintains a minimum cash balance of at least $3,000,000 in its primary operating bank account, and each of the foregoing conditions is fully satisfied without waiver or modification, except as may be expressly agreed to in writing by Innovativ and XCF. The Amended Innovativ Promissory Note also provides for additional one-time interest payment on the note at a fixed rate of 12% or $60,000, which amount is in addition to the interest already payable on the original note.

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Promissory Note - GL Part SPV

On February 13, 2025, Legacy XCF and GL entered into a promissory note (the “February 2025 Promissory Note”) for the gross principal amount of $1,200,000 with net proceeds from the note equal to $1,000,000. The February 2025 Promissory Note bears interest of $200,000, is unsecured, and, under its initial terms, payment of the February 2025 Promissory Note was due at the earlier of (i) 30 days from the date of receipt of any customer payment paid to XCF, unless extended in writing by mutual consent of XCF and GL or (ii) an event of default (as specified in the February 2025 Promissory Note), if such note is then declared due and payable in writing by GL. In connection with the issuance of the February 2025 Promissory Note, Legacy XCF issued 200,000 shares of its common stock to GL. At the closing of the Business Combination, the 200,000 shares of Legacy XCF common stock issued to Innovativ were automatically converted into shares of New XCF common stock at an exchange ratio of approximately 0.68627. The 200,000 Legacy XCF shares converted into 137,255 shares of New XCF Class A common stock upon closing.

On April 17, 2025, Legacy XCF and GL entered into a first amendment to the February 2025 Promissory Note (the “Amended February 2025 Promissory Note”) whereby the payment terms of the note were amended to the earliest of (i) 10 business days from the date of XCF entering into a Qualified Financing Event (as defined below) and receiving proceeds therefrom, unless extended in writing by mutual consent of XCF and GL, or (ii) an event of default (as specified in the Amended February 2025 Promissory Note), if such note is then declared due and payable in writing by GL. A “Qualified Financing Event” under the Amended February 2025 Promissory Note means the closing of any transaction or series of related transactions, including without limitation any equity or debt financing, that results in gross proceeds to the Company of at least $15,000,000 and that directly or indirectly results in the Company’s refinancing, repayment, or restructuring of any portion of its secured debt obligations, including through a refinancing, recapitalization, debt-for-equity exchange, secured loan facility, or other similar financing arrangement; provided, however, that any such event shall not be deemed a Qualified Financing Event unless, following the closing of such transaction(s), XCF maintains a minimum cash balance of at least $3,000,000 in its primary operating bank account, and each of the foregoing conditions is fully satisfied without waiver or modification, except as may be expressly agreed to in writing by GL and XCF.

On April 17, 2025, Legacy XCF and GL entered into a promissory note (the “April 2025 Promissory Note”) for the gross principal amount of $2,500,000. The April 2025 Promissory Note bears interest of $300,000, is unsecured, and is due at the earlier of (i) 10 business days from the date of XCF entering into a Qualified Financing Event and receiving proceeds therefrom unless extended in writing by mutual consent of XCF and GL, or (ii) an event of default (as specified in the April 2025 Promissory Note), if such note is then declared due and payable in writing by GL. A “Qualified Financing Event” under the April 2025 Promissory Note means the closing of any transaction or series of related transactions, including without limitation any equity or debt financing, that results in gross proceeds to the Company of at least $15,000,000, and that directly or indirectly results in the Company’s refinancing, repayment, or restructuring of any portion of its secured debt obligations, including through a refinancing, recapitalization, debt-for-equity exchange, secured loan facility, or other similar financing arrangement; provided, however, that any such event shall not be deemed a Qualified Financing Event unless, following the closing of such transaction(s), XCF maintains a minimum cash balance of at least $3,000,000 in its primary operating bank account, and each of the foregoing conditions is fully satisfied without waiver or modification, except as may be expressly agreed to in writing by GL and XCF. In connection with the issuance of the April 2025 Promissory Note, Legacy XCF issued 5,000,000 shares of its common stock to Innovativ based on assignment from GL. At the closing of the Business Combination, the 5,000,000 shares of Legacy XCF common stock issued to Innovativ were automatically converted into shares of New XCF common stock at an exchange ratio of approximately 0.68627. The 5,000,000 Legacy XCF shares converted into 3,431,364 shares of New XCF Class A common stock upon closing.

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Narrow Road Capital Note

On May 1, 2025, Legacy XCF and Narrow Road Capital, Ltd. entered into a promissory note (the “Narrow Road Note”) for the gross principal amount of $700,000. The Narrow Road Note bears interest of $140,000, is unsecured, and is due at the earlier of (i) September 30, 2025, or (ii) an event of default (as specified in the Narrow Road Note), if such note is then declared due and payable in writing by the holder. In connection with the issuance of the Narrow Road Note, the holder has the right, but not the obligation, to elect to receive up to 280,000 shares of common stock of the Legacy XCF, at any time on or before the earlier of (x) the repayment of the Narrow Road Note in full, or (ii) six (6) months from issuance of the Narrow Road Note. This right lapses automatically if not exercised by such date. If such share issuance occurs after the closing of the Business Combination transaction with Focus Impact, the shares to be issued will be calculated based on the finalized conversion ratio applicable to shares of Legacy XCF in connection with the Business Combination closing. Narrow Road elected to receive 500 shares on May 30, 2025. On September 10, 2025 Narrow Road elected the right to receive the remaining outstanding 279,500 shares associated with the note which were convertible into 191,813 shares of New XCF Class A common stock.

Cribb Note

On May 14, 2025, Legacy XCF and Gregory Segars Cribb entered into a promissory note (the “Cribb Note”) for the gross principal amount of $250,000. The Cribb Note bears interest of $50,000, is unsecured, and is due at the earlier of (i) September 30, 2025, or (ii) an event of default (as specified in the Cribb Note), if such note is then declared due and payable in writing by the holder. In connection with the issuance of the Cribb Note, the holder has the right, but not the obligation, to elect to receive up to 100,000 shares of common stock of the Company, at any time on or before the earlier of (x) the repayment of the Cribb Note in full, or (ii) six (6) months from issuance of the Cribb Note. This right lapses automatically if not exercised by such date. If such share issuance occurs after the closing of the Business Combination transaction with Focus Impact, the shares to be issued will be calculated based on the finalized conversion ratio applicable to shares of Legacy XCF in connection with the Business Combination closing. Gregory Segars Cribb elected to receive 500 shares on May 30, 2025. On September 10, 2025 Gregory Segars Cribb elected the right to receive the remaining outstanding 99,500 shares associated with the note were convertible into 68,214 shares of New XCF Class A common stock.

ELOC Agreement

On May 30, 2025, Legacy XCF and New XCF entered into an equity line of credit purchase agreement (the “ELOC Agreement”) with Helena Global Investment Opportunities I Ltd (the “Investor”). Pursuant to the ELOC Agreement, following the completion of the Business Combination, New XCF will have the right to issue and to sell to the Investor from time to time, as provided in the ELOC Agreement, up to $50,000,000 of Class A Common Stock of XCF, subject to the conditions set forth therein. As a commitment fee in connection with the execution of the ELOC Agreement, Legacy XCF has issued 740,000 shares of Legacy XCF’s common stock to the Investor, representing the expected number of shares of its common stock that will be equal to 500,000 shares of XCF Class A common stock as of the closing of the Business Combination.

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Helena Note

On May 30, 2025, Legacy XCF, XCF, Randall Soule, in his individual capacity as a shareholder of XCF (“Soule”), and Helena Global Investment Opportunities I Ltd (“Helena”) entered into a promissory note (the “Helena Note”) for gross principal amount of $2,000,000. The Helena Note bears interest of $400,000, is unsecured, and is due at the earlier of (i) the date that is three months from Helena’s disbursement of the loan evidenced by the Helena Note, (ii) an event of default (as specified in the Helena Note), if such note is then declared due and payable in writing by the holder or if a bankruptcy event occurs (in which case no written notice from the holder is required) or (iii) in connection with future debt or equity issuances by XCF or its subsidiaries. In connection with the issuance of the Helena Note, Soule has agreed to transfer 2,840,000 shares of Legacy XCF common stock held by him to Helena, representing the expected number of shares of Legacy XCF common stock that will be equal to 1,948,862 shares of XCF Class A common stock as of the closing of the business combination (the “Advanced Shares”). Upon Helena’s receipt of an aggregate of $2,400,000 in (i) payments from XCF and (ii) aggregate net proceeds from the sale of Advanced Shares, XCF’s payment obligations for principal and interest under the Helena Note will have been satisfied and Helena is obligated to return any remaining Advanced Shares to Soule. If Helena shall have sold all of the Advanced Shares and not yet received at least $2,400,000 in net proceeds from the sale thereof and in other payments from XCF, XCF shall remain responsible for payment of any shortfall, which shall be payable as otherwise required under the terms of the Helena Note. As disclosed above with respect to the Helena Note, in connection with the issuance of the Helena Note, Randall Soule agreed to transfer 2,840,000 shares of Legacy XCF common stock held by him to Helena.

The Company and Mr. Soule entered into a letter agreement dated as of May 30, 2025 (the “Share Issuance Agreement”), pursuant to which the Company agreed to issue Mr. Soule 2,840,000 shares of Legacy XCF common stock in consideration for Mr. Soule’s transfer of an equal number of shares to Helena.

At the closing of the Business Combination, the 2,840,000 shares of Legacy XCF common stock issued to Mr. Soule were automatically converted into shares of New XCF common stock at an exchange ratio of approximately 0.68627. The 2,840,000 Legacy XCF shares converted into 1,949,015 shares of New XCF Class A common stock upon closing.

On July 10, 2025, XCF and Helena entered into Amendment No. 1 to the Helena Note. Pursuant to Amendment No. 1, in exchange for a cash payment from Helena of $2,249,771, XCF and Soule waived Helena’s obligation to return certain shares of the Company’s Class A common stock pursuant to Section 11.2 of the original Helena Note. XCF and Soule agreed to amend the Share Issuance Agreement. Under the terms of the amendment, Soule has agreed to return to XCF for cancellation of certain shares that had been issued to him pursuant to the Shares Issuance Agreement.

EEME Energy

On July 29, 2025, XCF and EEME Energy SPV I LLC (“EEME Energy”) entered into a Convertible Note Purchase Agreement pursuant to which the Company agreed to issue and sell up to $7,500,000 in aggregate principal amount of convertible promissory notes in one or more closings. In connection with the execution of the Note Purchase Agreement, the Company also agreed to pay an arrangement fee and advisory fee to EEME Energy, which will be paid through the issuance of 750,000 shares of the Company’s Class A common stock as it relates to the arrangement fee and 200,000 of the Company’s Class A common stock as it relates to the advisory fee. EEME Energy has elected to convert in aggregate $7,200,000 of the Convertible Promissory Note (including any interest accrued thereon) into shares of common stock of XCF.

On May 25, 2026, the Company entered into a securities purchase agreement with EEME Energy SPV I, LLC (“EEME”), pursuant to which the Company agreed to issue 13,333,340 shares of its Common Stock for aggregate gross proceeds of approximately $2 million at a price per share of $0.15.

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Skyfall Capital and YBR Advisors

On October 22, 2025, the Company entered into two promissory notes, one with Skyfall Capital Ltd. and another with YBR Advisors Inc. Each note is in the principal amount of $560,000, for an aggregate principal amount of $1,120,000 (collectively, the “Notes”). Each note includes an original issue discount of $60,000 resulting in net proceeds of $500,000 for each note (or $1,000,000 in the aggregate). The Notes bear no interest except upon an event of default, at which point interest accrues at 12% per annum on overdue amounts. The Notes mature three months from disbursement of the loan proceeds. Disbursement is conditioned upon the filing of a registration statement with the Securities and Exchange Commission registering shares of the Company’s common stock issuable under the Purchase Agreement dated May 30, 2025, with Helena Global Investment Opportunities 1 Ltd. The Company is required to apply 50% of net proceeds from sales of common stock under the Purchase Agreement to repay the Notes on a pro rata basis. The Notes also contain mandatory prepayment provisions requiring immediate repayment using proceeds from any debt issuances other than permitted debt.

Hollywood Horizons, Inc.

On July 16, 2026, the Company entered into a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement (the “Note and Security Agreement”) with Hollywood Horizons, Inc. (“Hollywood”) pursuant to which the Company entered into a $400,000 senior secured loan with a 25% original issue discount, resulting in a purchase price of $300,000.

The loan amount is equal to $400,000 with a 25% original issue discount. The note bears interest at ten percent (10%) per annum, payable monthly, with a non-amortizing two (2) month term. Interest is calculated on a 360-day year basis. The loan balance, including any accrued interest, is due in full 60 days after funding, with optional prepayment allowed without penalty. Default interest accrues at 18% per annum. The Company must make mandatory prepayments from (i) the first and any subsequent revenue collections from the sale of any products or services and (ii) the proceeds of any assets that are sold outside the ordinary course of business, until the loan is fully repaid.

Additionally, the Company agreed to issue a non-refundable commitment fee of 500,000 shares (the “Commitment Fee”) of its Common Stock pursuant to the Note and Security Agreement.

To secure the loan, the Company granted Hollywood a first-priority security interest in all inventories, accounts, environmental attributes, deposit and securities accounts, equipment, chattel paper, and proceeds. The security interest granted only covers assets of XCF Global, Inc. and does not extend to the assets held by any subsidiaries of the Company. In addition, the Company must reserve 5,000,000 shares of authorized but unissued Common Stock as Penalty of Default Shares, (the “Default Shares”) to be issued to Hollywood immediately upon any Event of Default (as defined in the Note and Security Agreement). The secured loan is the sole responsibility of XCF Global, Inc. and is not guaranteed by any of the Company’s subsidiaries

GL PART SPV II, LLC

On July 17, 2026, XCF the Company, entered into a warrant purchase agreement (the “Warrant Purchase Agreement”) with GL PART SPV II, LLC (“GL PART SPV II”), pursuant to which, among other things, the Company agreed to issue and sell to GL PART SPV II and GL PART SPV II agreed to purchase from the Company in a private placement a Common Stock purchase warrant (the “Initial Warrant”) to purchase up to 6,891,798 shares of Common Stock, at an exercise price of $2.50 per share, subject to adjustment in accordance with the terms of the Initial Warrant. GL PART SPV II is to pay $1,000,000 for the Initial Warrant, which is equal to $0.1451 per share of Common Stock underlying the Initial Warrant (the “Per Warrant Share Purchase Price”). Subject to the satisfaction or waiver of the closing conditions set forth in the Warrant Purchase Agreement, the closing of the sale of the Initial Warrant (the “Initial Closing”) is to occur to occur on July 31, 2026, or such other date as may be agreed by the Company and GL PART SPV II.

The Warrant Purchase Agreement also provides that, at GL PART SPV II’s sole discretion, GL PART SPV II may purchase from the Company up to an additional $99.0 million of Common Stock purchase warrants (each, an “Additional Warrant” and, collectively, the “Additional Warrants”, and together with Initial Warrants, the “Warrants”), with terms substantially identical to the Initial Warrant. The Additional Warrants may be purchased on July 31, 2026, August 31, 2026, September 30, 2026, October 30, 2026, November 30, 2026, December 31, 2026, or such other dates prior to December 31, 2026 as may be mutually agreed upon by the Company and GL PART SPV II. The price to be paid for the Additional Warrants will be based on a formula set forth in the Warrant Purchase Agreement, which takes into account the Black-Scholes value of each Warrant. The Warrant Purchase Agreement provides that (i) the aggregate number of shares of Common Stock issuable upon exercise of the Warrants issued under the Warrant Purchase Agreement may not exceed 50,000,000 shares and (ii) the Per Warrant Share Purchase Price for the Additional Warrants may not be less than $0.10.

GL PART SPV II is controlled by Majique Ladnier, who is the largest beneficial owner of the Common Stock.

The Warrant Purchase Agreement contains customary representations and warranties, and the sale of the Warrants is subject to customary closing conditions. The exercise price of the Warrants and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustments for stock splits, combinations, stock dividends or similar events. The Warrants may be exercised for cash or on a cashless basis.

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Registration Rights Agreement

Pursuant to the terms of the Warrant Purchase Agreement, the Company and GL PART SPV II have agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) at the Initial Closing, pursuant to which, among other things, the Company will agree to (i) file a shelf registration statement (the “Registration Statement”) providing for the registration of the resale of the Warrants and the shares of Common Stock underlying the Warrants (collectively, the “Registrable Securities”) under the Securities Act on or before December 4, 2026 (the “Filing Deadline”), unless GL PART SPV II notifies the Company prior to November 30, 2026 that it may purchase one or more Additional Warrants after November 30, 2026 and before December 31, 2026, in which case the Filing Deadline shall be January 5, 2027, (ii) use its reasonable best efforts to cause the Registration Statement to be declared effective after its filing at the earliest possible date, but no later than the earlier of (a) the 120th calendar day following the initial filing date of the Registration Statement if the SEC notifies the Company that it will “review” the Registration Statement and (b) the fifth Business Day after the date the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review, and (iii) maintain the effectiveness of the Registration Statement until the earlier of: the (a) date on which GL PART SPV II shall have resold all the Registrable Securities covered thereby; (b) the date on which the Registrable Securities may be resold by GL PART SPV II without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act (“Rule 144”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or any other rule of similar effect; (c) the date on which all legends restricting transfer of the Registrable Securities under the Securities Act have been removed from the Registrable Securities.

Lombard Street Partners, LLC

On July 20, 2026, the Company entered into a Securities Purchase Agreement with Lombard Street Partners, LLC (“Lombard”), pursuant to which the Company sold 6,666,667 shares of its Common Stock to Lombard for an aggregate amount of $1,000,000.05. The Company agreed to issue one half of such shares promptly after the execution of such agreement and the remainder of such shares on July 24, 2026. The purchase price also is being paid in two installments, with one half paid on July 22, 2026 and the remainder paid on July 24, 2026.

The Company agreed to file a registration statement with the Securities and Exchange Commission registering the resale of such shares within two weeks following the effective date of its Form S-4 registration statement related to its proposed business combination among the Company, Southern Energy Renewables, Inc. and DevvStream Corp.

Brown Stone Capital Limited

On July 1, 2026, the Company entered into a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement (the “Note and Security Agreement”) with Brown Stone Capital Limited (“Brown Stone”) pursuant to which the Company entered into a $1,000,000 senior secured loan with a 25% original issue discount, resulting in a purchase price of $750,000.

The loan amount is equal to $1,000,000 with a 25% original issue discount. The note bears interest at ten percent (10%) per annum, payable monthly, with a non-amortizing two (2) month term. Interest is calculated on a 360-day year basis. The loan balance, including any accrued interest, is due in full 60 days after funding, with optional prepayment allowed without penalty. Default interest accrues at 18% per annum. The Company must make mandatory prepayments from (i) the first and any subsequent revenue collections and (ii) the proceeds of any assets that are sold outside the ordinary course of business, until the loan is fully repaid.

Additionally, the Company agreed to issue a non-refundable commitment fee of 500,000 shares (the “Commitment Fee”) of its Common Stock pursuant to the Note and Security Agreement.

To secure the loan, the Company granted Brown Stone a first-priority security interest in all inventories, accounts, environmental attributes, deposit and securities accounts, equipment, chattel paper, and proceeds. The security interest granted only covers assets of XCF Global, Inc. and does not extend to the assets held by any subsidiaries of the Company. In addition, the Company must reserve 5,000,000 shares of authorized but unissued Common Stock as Penalty of Default Shares, (the “Default Shares”) to be issued to Brown Stone immediately upon any Event of Default (as defined in the Note and Security Agreement). The secured loan is the sole responsibility of XCF Global, Inc. and is not guaranteed by any of the Company’s subsidiaries

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Encore DEC, LLC

On May 6, 2026, the Company, New Rise Reno, a subsidiary of the Company, and Encore DEC, LLC (“Encore”) entered into a payable acknowledgement and settlement agreement (the “Encore Agreement”), pursuant to which approximately $16.7 million of outstanding accounts payable due to Encore DEC will be settled through the issuance of 37,033,386 shares of the Company’s Common Stock. Encore provides Engineering, Procurement and Construction (“EPC”) services to the Company. Encore is 100% owned by Randy Soule, one of the major shareholders of the Company, and has provided feedstock degumming hydrotreater off gas conservation system construction services and sustainable aviation fuel conversion services to New Rise Reno.

Under the Encore Agreement, the conversion price is equal to the greater of: (a) the average closing price of XCF Common Stock on Nasdaq for the five (5) trading days immediately preceding the Effective Date, and (b) the closing price on the trading day immediately preceding the Effective Date (the “Conversion Price”). The conversion price was determined to be $0.451 per share and will result in 37,033,386 shares of Common Stock being issued to Encore. After the conversion, Randall Soule will beneficially own approximately 30.56% of the Company’s outstanding Class A Common Stock.

Abri Capital Limited

On August 12, 2026, the Company entered into a Note and Security Agreement with Abri Capital Limited (“Abri”) pursuant to which the Company entered into a $666,666 senior secured loan with a 25% original issue discount, resulting in a purchase price of $500,000.

The loan amount is equal to $666,666 with a 25% original issue discount. The note bears interest at ten percent (10%) per annum, payable monthly and on the August 20, 2026 (the “Maturity Date”). Default interest accrues at 18% per annum. The note is non-amortizing and no payments are due prior to the Maturity Date.

Additionally, the Company agreed to issue a non-refundable commitment fee of 500,000 shares (the “Commitment Fee”) of its Class A Common Stock, par value $0.0001 (“Common Stock”) pursuant to the Note and Security Agreement.

To secure the loan, the Company granted Abri a first-priority security interest in all inventories, accounts, environmental attributes, deposit and securities accounts, equipment, chattel paper, and proceeds. The security interest granted only covers assets of XCF Global, Inc. and does not extend to the assets held by any subsidiaries of the Company. In addition, the Company must reserve 5,000,000 shares of authorized but unissued Common Stock as Penalty of Default Shares, (the “Default Shares”) to be issued to Abri immediately upon any Event of Default (as defined in the Note and Security Agreement). The secured loan is the sole responsibility of XCF Global, Inc. and is not guaranteed by any of the Company’s subsidiaries.

Contractual Obligations

The Company has a long-term financial liability of $132,825,754 related to a real estate lease arrangement. There are no other long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations, or long-term liabilities.

Quantitative and Qualitative Disclosures about Market Risk

Our board of directors have overall responsibility for the establishment and oversight of our risk management policies on an annual basis. Management identifies and evaluates our financial risks and is charged with the responsibility of establishing controls and procedures to ensure financial risks are mitigated in accordance with the approved policies.

Our financial instruments consist of cash, related party receivables, accrued expenses and other current liabilities, related party payables, notes and interest payable, certain convertible notes payable, and professional fees payable. The fair value of our financial instruments approximates their carrying value due to the short-term nature of the financial instruments.

Our risk exposures are summarized below:

Credit Risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Our credit risk is primarily attributable to our liquid financial assets, including cash. Our financial asset with maximum exposure to credit risk is subscription receivable. We hold cash with a major financial institution, therefore minimizing our credit risk related to cash.

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Liquidity Risk

Liquidity risk is the risk that we will not be able to meet financial obligations as they fall due. We manage liquidity by maintaining adequate cash balances and by raising equity financing. We have no assurance that such financings will be available on favorable terms in the future. In general, we attempt to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares.

As of June 30, 2026, we had cash, excluding restricted cash, of $329,084 to settle current liabilities of $250,934,098 which fall due for payment within twelve months of the balance sheet date.

Refer to “Liquidity and Capital Resources” for further discussion of liquidity risk and the measures we are taking to mitigate this risk.

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect our income or the value of holdings or financial instruments. As of June 30, 2026, we had cash of $329,084 denominated in US dollars, which we believe does not have significant market risk exposure. Our Southeast Convertible Note and other promissory notes have a fixed interest rate; therefore, we are not exposed to market risk for changing interest rates.

Inflation Risk

We do not believe that inflation had a significant impact on the results of our operations for the period presented in our financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.

Capital Management

Capital is comprised of our stockholders’ equity and any debt that we may issue. Our objectives when managing capital are to maintain financial strength and to protect our ability to meet ongoing liabilities, to continue as a going concern, to maintain creditworthiness, and to maximize returns for our stockholders over the long term. Protecting the ability to pay current and future liabilities includes maintaining capital above minimum regulatory levels, current financial strength rating requirements, and internally determined capital guidelines, and calculated risk management levels. We manage capital structure to maximize financial flexibility by making adjustments in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. We do not presently utilize any quantitative measures to monitor its capital, but rather we rely on our management expertise to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given our size, is reasonable. We are not subject to externally imposed capital requirements.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with generally accepted accounting principles in the U.S. The preparation of our financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

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While our significant accounting policies are described in more detail in the notes to our financial statements, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.

Inventory

Inventories are comprised of raw materials, work-in-process and finished goods, and are stated at the lower of cost or net realizable value. Cost is determined by using the weighted average method. Management compares the cost of inventories with the net realizable value, and an allowance is made to write down inventories to market value, if lower. Net realizable value is the estimated selling price in the ordinary course of business, less predictable cost of completion and applicable selling expenses. The cost of inventories includes inbound freight costs. As of June 30, 2026, the Company has $6,331,240 and $991,155 of raw materials and finished goods inventory, net of reserves, respectively. As a result of and in accordance with Amendment No. 9, all feedstock at the New Rise Reno facility has entered the process for conversion and therefore, all raw material has been recorded as raw material inventory.  On April 1, 2026, the P66 agreement was terminated (see Note 11).

Impairment of Long-Lived Assets

Long-lived assets, including construction in progress, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future net cash flows expected to be generated by the asset group. If an asset group is determined not to be recoverable, the asset group’s carrying value is considered to be impaired. The impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair market value of the assets and is allocated to individual assets in the asset group on a relative fair value basis, not to be reduced below an individual asset’s fair value. During the periods ended June 30, 2026 and December 31, 2025, no triggering events were identified that would require a quantitative assessment. During the periods ended June 30, 2026, and December 31, 2025, no impairment expense was recognized.

Income Taxes

The Company’s income tax policy is considered critical due to the significant judgment required in evaluating deferred tax assets, assessing valuation allowances, and estimating liabilities for uncertain tax positions. Management regularly reviews the realizability of deferred tax assets and adjusts valuation allowances accordingly. The Company also evaluates tax positions taken in filed returns and records reserves where appropriate.

Construction in progress (“CIP”)

We incur costs related to the development and construction of our projects. Development costs are expensed as incurred. Once management concludes that construction of a project is probable and sufficient development milestones have been achieved, certain directly attributable costs are capitalized as construction in progress and depreciated over the useful life of the related asset once placed into service.

Determining whether a project has reached the point at which construction is considered probable requires significant judgment and depends on factors such as regulatory approvals, financing availability, project economics, and management’s intent and ability to proceed. If management’s judgments regarding project viability change, capitalized costs could be written off, which could have a material adverse effect on our financial results.

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Off-balance Sheet Arrangements

We have not entered into any material off-balance sheet arrangements such as guarantee contracts, contingent interests in assets transferred to unconsolidated entities, derivative financial obligations, or with respect to any obligations under a variable interest equity arrangement.

Emerging Growth Company Status

After the closing of the Business Combination, the Company qualifies to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected to opt out of the extended transition period and will adopt new or revised financial accounting standards upon the effective dates for non-emerging growth companies. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE.

Directors and Officers

As of June 30, 2026, our directors and executive officers are as follows:

Name	Age	Position(s)
Chris Cooper	56	Chief Executive Officer; Director
Harvey Schnitzer	68	Chief Financial Officer
Wray Thorn	55	Director
Sanford Cockrell	67	Director
Si-Yeon Kim	55	Director
Carter McCain	62	Director

Christopher Cooper, age 56. Mr. Christopher Cooper leverages more than 25 years of experience in the global energy industry. He most recently served as Head of Renewables Trading at BGN, a leading energy and commodities trading company, from November 2023 to November 2025. From July 2022 to November 2023, he served as President of Neste U.S. (North America), where he led strategy, operations, and stakeholder engagement, following his tenure as Vice President, Americas, Renewable Aviation from January 2020 to July 2022. From 2017 to 2019, Mr. Cooper served as Executive Vice President at Mercury Fuels, where he focused on renewable fuel commercialization and trading. Earlier in his career, Mr. Cooper spent 17 years at Phillips 66 and Chevron, holding positions of increasing responsibility in commercial strategy, downstream operations, and business development. He served with Phillips 66 from 2012 to 2017 and with Chevron from 2000 to 2012. His background combines operational depth with an international perspective on energy transition, renewable fuels, and infrastructure innovation. Mr. Cooper is a professional pilot and holds a Bachelor of Science in Business Management from the University of Phoenix and a Master of Business Administration from Oklahoma Wesleyan University.

Harvey Schnitzer, age 68. Mr. Schnitzer is a seasoned financial and operational executive with extensive experience leading global organizations through growth, integration, restructuring, and strategic transformation. His background includes more than three decades serving as Chief Financial Officer, Chief Operations Officer, and Board Member across public, private, and private-equity–backed companies. From July 2023 to July 2025, Mr. Schnitzer served as Chief Financial Officer for Farouk Systems, Inc., where he provided strategic and financial leadership to the Chairman of the Board and oversaw finance, accounting, FP&A, credit & collections, legal, commercial insurance, and led the implementation of an ERP upgrade and a new e-commerce platform. During his tenure, he negotiated contracts and royalty agreements generating meaningful incremental profit, reduced expenses, and implemented operational and inventory initiatives that significantly improved profitability and customer service. From June 2020 to June 2023, Mr. Schnitzer provided consulting services to a variety of clients. Mr. Schnitzer holds a Master of Business Administration from Loyola College, as well as a bachelor’s degree in accounting.

Sanford A. Cockrell III, age 67. Mr. Sanford Cockrell is a seasoned strategy and financial executive with over 40 years of experience advising senior executives, management teams, and boards of directors of large multinational companies. His expertise spans complex financial accounting and taxation, corporate strategy, capital deployment, operational execution, and investor and regulatory relations. During his career with Deloitte LLP, from July 1984 to May 2021, Mr. Cockrell served in a variety of key roles, including service on Deloitte’s U.S. and global boards of directors (including as Vice Chair of the U.S. board), as Advisory Partner to several of Deloitte’s largest public company attest clients, as Partner and Global Leader, CXO and Board Programs, as Partner and Global Leader, CFO Program and as Lead Partner of the New York office of the Special Acquisition Services Group. His extensive experience working with c-suite executives and boards allows him to provide key insights into best-in-class executive team execution and valuable interactions with boards of directors. After retiring from Deloitte, from August 2021 to June 2023 he served as Executive Vice President and CFO of Flipt, LLC, where he was responsible for all aspects of financial management and strategy for a next-generation pharmacy benefits manager. In addition, from May 2023 to present, Mr. Cockrell has served as a Client Advisory Council Member for CAPTRUST, where he provides strategic advice regarding coverage and penetrating the professional services marketplace in providing investment advisory services. Mr. Cockrell also serves on the Advisory Board of Theia Analytics Group, Inc., a risk intelligence company which offers forward-looking enterprise risk insights by utilizing AI. He earned his B.S. in Business Administration from the University of North Carolina at Chapel Hill and is a member of the American Institute of CPAs. We believe Mr. Cockrell’s extensive leadership in accounting, taxation, corporate governance, financial strategy, and executive advisory makes him well qualified to serve as a member of our Board.

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Si-Yeon Kim, age 55. Ms. Si-Yeon Kim is an experienced executive and corporate board member, private equity advisor, and global risk expert with over 20 years of experience in M&A, private equity, and international operations across travel, payments, consumer industrials, and decarbonization. She has held leadership roles at American Express, JPMorgan Chase & Co., and Avon, advising public and private boards on risk management, cybersecurity, regulatory compliance, and strategic growth initiatives. From 2014 to 2022, Ms. Kim served as EVP, Chief Risk & Compliance Officer / Executive Chair of ESG for American Express Global Business Travel (Amex GBT), where she played a key role in Amex GBT’s $5.3 billion public listing (NYSE: GBTG), leading $1 billion in capital deployment for digital transformation and M&A integration. She also helped launch the first-ever blockchain-based SAF platform in partnership with Shell Aviation and represented Amex GBT at COP26 to advance corporate climate strategies. Prior to her time with Amex GBT, she served as Chief Compliance Officer for One Equity Partners (the private equity arm of JPMorgan Chase) and as Assistant General Counsel for Global M&A and Asia Pacific, for Avon. Ms. Kim also currently serves on the board of Associated Metal Forming Technologies, an industrials manufacturing company backed by One Equity Partners Her experience spans IPO preparation, business transformation, governance, and emerging clean technologies. Ms. Kim holds a B.A. from Seoul National University, an A.M. from Harvard University and a J.D from Columbia University Law School. We believe Ms. Kim’s extensive leadership in corporate governance, M&A, and sustainability makes her well qualified to serve as a member of our Board.

Carter McCain, age 62. Mr. Carter McCain is a highly accomplished attorney and business leader with a long and distinguished career with over 37 years of experience advising clients on a variety of matters including international business, alternative finance and funding and financial instruments. Mr. McCain is the Founder and is a principal in McCain Law P.A and McCain Family Office since 2015. Mr. McCain has also served since May 2017 as Director and General Counsel of Vermilion LLC, a family-owned private investment company focused on fuel trading and gold arbitrage. In addition, from 2018 to present, Mr. McCain has served as General Counsel and Director of ANS Capital Partners, LLC. Mr. McCain holds a B.S.B.A. from the University of Florida and a J.D. from Stetson University College of Law. We believe his experience in international transactions and investments and his legal expertise makes him well qualified to serve as a member of our Board.

Wray T. Thorn, age 55. Mr. Wray Thorn has been a Partner and Co-Founder of Focus Impact Partners, LLC since 2021, and prior to the completion of the Prior Business Combination, served as the Chief Investment Officer and director of Focus Impact BH3 Acquisition Company. He also currently serves on the board of DevvStream Corp. and Skipper Pets, Inc. Also, since 2021, Mr. Thorn has been the Founder and Chief Executive of Clear Heights Capital. From 2012 to 2021, Mr. Thorn was a Managing Director and Chief Investment Officer - Private Investments at Two Sigma Investments, where he architected and led the firm’s private equity, venture capital and impact investment businesses and was a leader in the creation of Hamilton Insurance Group and the incubation of Two Sigma’s insurance technology activities. With approximately three decades of experience as a chief investment officer, investment leader and lead director, Mr. Thorn has firsthand knowledge of investment firm leadership, private investing and company value creation. Mr. Thorn has built and led businesses to source, structure, finance and make private investments, to allocate and risk manage capital across private investment strategies and to help companies, organizations and executives realize their growth and development objectives. Mr. Thorn has also been at the forefront of proactive impact investing principals, putting people first in private investing as well as applying data and technology to innovate private investing. Mr. Thorn also serves on the Board of Youth, INC and Vice Chair of the Board and Chair of the Investment Committee for Futures and Options, and is a Trustee of the Randall’s Island Park Alliance, which are Non-Profit Organizations. We believe his significant experience and leadership in private equity and corporate leadership makes him well qualified to serve as a member of our Board.

Board Composition

The Board of Directors is currently comprised of five Board members and is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected each year and each class serving a three-year term except that: (i) Class I directors will serve an initial term to expire at our 2026 annual meeting of stockholders and subsequently will be elected to serve three-year terms; (ii) Class II directors will serve an initial term to expire at our 2027 annual meeting of stockholders and subsequently will be elected to serve three-year terms; and (iii) Class III directors will serve an initial term to expire at our 2028 annual meeting of stockholders and subsequently will be elected to serve three-year terms. The Class I director is Christopher Cooper. The Class II directors are Sanford Cockrell and Si-Yeon Kim. The Class III directors are Wray Thorn and Carter McCain.

Director Independence

Under Nasdaq listing requirements and rules, our board of directors must be comprised of a majority of independent directors. In addition, subject to certain exception, Nasdaq rules also require that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent, and our Audit Committee members must also satisfy additional independence criteria set forth in Rule 10A-3 under the Exchange Act.

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Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has reviewed the composition of the board of directors and the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and the independence of each director. Based upon information requested from and provided by each director concerning the director’s background, employment and affiliations, including family relationships, our board of directors has determined that each of Sanford Cockrell, Si-Yeon Kim and Carter McCain is an “independent director” under Nasdaq rules and that Sanford Cockrell, Si-Yeon Kim and Carter McCain who will comprise our Audit Committee, also satisfy the independence standards for audit committees established by the SEC. In making such determinations, the board of directors considered the relationships that each such director has with our company and all other facts and circumstances the board of directors deemed relevant in determining independence.

Director Compensation

The following table sets forth the compensation of our non-employee Directors in 2025:

Non-Employee Director Compensation Table

Name	Fees earned or paid in cash (1)	Stock Awards	Option awards (2)	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
Wray Thorn	$-	$-	$-	$-	$-	$-	$-
Sanford Cockrell	$-	$2,200,000	$-	$-	$-	$-	$2,200,000
Si-Yeon Kim	$-	$2,200,000	$-	$-	$-	$-	$2,200,000
Carter McCain	$-	$2,200,000	$-	$-	$-	$-	$2,200,000

(1)	Amounts represent cash compensation earned by our non-employee Directors during 2025 in connection with their Board service including any service on committees or service in connection with special committees established by the Board.

(2)	The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718, Compensation—Stock Compensation (ASC 718).

The only grants made to the directors of the Company during the fiscal year ended December 31, 2025 was the issuance of 100,000 RSUs which were granted upon the closing of the Prior Business Combination. Although Mr. Thorn is not an employee of XCF, he will not receive the non-employee director compensation summarized above for so long as the Strategic Consulting Agreement, dated as of February 19, 2025, by and between XCF and the Sponsor, is in effect.

Board Leadership Structure

Mr. Thorn will serve as Interim Chair of the Board.

The board of directors will not have a policy regarding whether the role of the Chair of the board and Chief Executive Officer should be separate or combined, and the board of directors intends to maintain the flexibility to select the board of directors Chair and Chief Executive Officer and reorganize the leadership structure, from time to time, based on criteria that are in the best interests of XCF and its stockholders.

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Our bylaws provide that at any time when the Chair is not an independent director, the board of directors may designate a lead independent director. The board of directors has not currently designated a lead independent director. If a lead independent director is designated, the lead independent director will have responsibility for (i) presiding at meetings of the board of directors at which the Chair is not present, including executive sessions of the independent directors, (ii) approving information sent to the board of directors, (iii) approving the agenda and schedule for board of directors meetings to provide that there is sufficient time for discussion of all agenda items, (iv) serving as liaison between the Chair and the independent directors, (v) communicating with significant stockholders, when circumstances warrant and (vi) performing such other designated duties as the board of directors may determine from time to time.

Committees of the Board

We have three standing committees of the board of directors - an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Committee members will serve on these committees until their resignation or until otherwise determined by the board of directors.

Audit Committee

The Audit Committee consists of Sanford Cockrell, Si-Yeon Kim and Carter McCain. The board of directors has determined that each member of the Audit Committee meets the “independence” requirements of Nasdaq and Rule 10A-3 under the Exchange Act. The Chair of the Audit Committee is Mr. Cockrell. The board of directors has determined that each of the members of the Audit Committee meet the applicable financial literacy requirements under Nasdaq and SEC rules and also has determined that Mr. Cockrell qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of the SEC’s Regulation S-K.

The purpose of the Audit Committee is to assist the board of directors in its oversight of:

●	the quality and integrity of XCF’s financial statements;
●	the accounting and financial reporting processes, including the effectiveness of XCF’s internal controls over financial reporting;
●	XCF’s compliance with legal and regulatory requirements;
●	the quality and integrity of the annual audit, including the independent auditor’s qualifications and independence;
●	the performance of XCF’s independent auditor; and
●	the design and implementation of XCF’s internal audit function, and the performance of the internal audit function after it has been established.

The Audit Committee has adopted a charter that is available on XCF’s website: https://www.xcf.global

Compensation Committee

The Compensation Committee consists of Carter McCain, Sanford Cockrell and Si-Yeon Kim. The Chair of the Compensation Committee is Mr. McCain. The board of directors has determined that each member of the Compensation Committee meets the “independence” requirements of Nasdaq and that each committee member is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

The purpose of the Compensation Committee is to assist the board of directors in its oversight of the compensation of XCF’s executive officers and non-employee directors. Specific responsibilities of the Compensation Committee include:

●	review and approve the goals and objectives with respect to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of the goals and objectives and, based upon this evaluation, review and set, or make recommendations to the board of directors regarding the compensation of the Chief Executive Officer;
●	oversee an evaluation of the individuals, other than the Chief Executive Officer, who are “officers” under Rule 16a-1(f) of the Exchange Act, and, after considering such evaluation, will review and set, or make recommendations to the board of directors regarding the compensation of such officers;
●	review and make recommendations to the board of directors regarding compensation of the board of directors’ non-employee directors, including equity-based awards;
●	review and approve XCF’s overall compensation philosophy and related compensation and benefit programs, policies, and practices;
●	review and approve or make recommendations to the board of directors regarding XCF’s incentive compensation, equity- based plans, and other benefit plans; and
●	oversee all matters relating to stockholder approval of executive compensation, including advisory votes on executive compensation (“say-on-pay” votes), the frequency of such votes (“say-when-on-pay” votes), and the appropriate Committee or recommended board of directors response to such votes.

The Compensation Committee has adopted a charter that is available on XCF’s website: https://www.xcf.global

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Si-Yeon Kim, Sanford Cockrell and Carter McCain. The Chair of the Nominating and Corporate Governance Committee is Ms. Kim. The board of directors has determined that each member of the Nominating and Corporate Governance Committee meets the “independence” requirements of Nasdaq.

Specific responsibilities of the Nominating and Corporate Governance Committee include:

●	identify individuals qualified to become members of the board of directors consistent with criteria approved by the board of directors and to recommend that the board of directors select the director nominees for the next annual meeting of stockholders;

●	develop and recommend to the board of directors a set of Corporate Governance Guidelines;

●	oversee the evaluation of the board of directors and committees of the board of directors; and

●	assist the board of directors with corporate governance matters.

The Nominating and Corporate Governance Committee has adopted a charter that is available on XCF’s website: https://www.xcf.global

Compensation Committee Interlocks and Insider Participation

None of XCF’s executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

Role of the Board in Risk Oversight

The board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The Audit Committee is responsible for overseeing the management of risks relating to our financial reporting, accounting, and auditing matters, including our major financial risk exposures; cybersecurity and data privacy risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the board of directors, as well as risks concerning environmental and social matters. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through discussions with committee members and regular reports from management about such risks, as well as the actions taken by management to adequately address those risks.

Indemnification of Officers and Directors

XCF’s bylaws require that we indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, XCF’s certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

XCF has entered into indemnification agreements with its directors and executive officers. On the Closing Date, These agreements provide for indemnification and advancements by XCF, subject to the limitations and exclusions provided therein, of certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by a director or executive officer in any action or proceeding arising out of their services as one of XCF’s directors or executive officers or any other company or enterprise to which the person is or was serving or providing services at XCF’s request.

Code of Ethics and Business Conduct

The board of directors has adopted a written Code of Ethics and Business Conduct that applies to all of our employees, officers and directors of XCF, including XCF’s principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions to the aforementioned officers). A current copy of the Code of Ethics and Business Conduct will be posted on the investor section of our corporate website. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics and Business Conduct on our website rather than by filing a Current Report on Form 8-K.

Insider Trading Arrangements and Policies

We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. Our insider trading policy strictly prohibits engaging in hedging or monetization transactions with respect to the Company’s securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, with regard to us trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements in all respects.

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Family Relationships

There are no family relationships between any of our officers or directors.

Meetings of the Board of Directors and Shareholders

Our Board of Directors met 9 times during fiscal year ended December 31, 2025. Members of management are invited to and attend selected board and committee meetings, depending on the agenda, to report on relevant topics and respond to questions, and engage informally with committee chairs on relevant topics.

The Company has not held its first Annual Meeting of Shareholders yet.

Legal Proceedings

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors and any persons who beneficially own more than ten percent of the Company’s Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission Officers, Directors and beneficial owners of more than ten percent of the Common Stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of forms furnished to the Company and written representations from the executive officers, Directors and holders of ten percent or more of the Company’s Common Stock, the Company believes that in fiscal year 2025: (i) none of the directors or executive officers filed a Form 3, (ii) none of the directors filed a Form 4 to report the grant made at the time of the closing of the Prior Business Combination, and (iii) Pamela Abowd did not file a Form 4 to report the grant of 45,000 RSUs and 60,000 RSUs following the Prior Business Combination, which the Company is working to correct now. To the Company’s knowledge, those were the only missed Section 16 filings by the directors and executive officers in 2025. As for 10% or greater shareholders, the Company is aware of the following missed filings: (i) none of the 10% shareholders, including GL Part SPV I, LLC, GL Part SPV II, LLC, EEME Energy SPV I, LLC, Randy Soule, and RESC Renewables, LLC, filed a Form 3, (ii) GL Part SPV II, LLC did not file a Form 4 for the issuance of 1,610 shares on July 9, 2025, (iii) GL Part SPV I, LLC did not file a Form 4 for the issuance of 433 shares on July 7, 2025 and 856,245 shares on November 24, 2025, (iv) EEME Energy SPV I, LLC did not file a Form 4 for the issuance of 3,216,220 shares on October 6, 2025, 950,000 shares on November 24, 2025, 7,000,000 shares on January 26, 2026, 31,000,000 shares on February 20, 2026, 10,000,000 shares on March 13, 2026, 1,500,000 shares on March 24, 2026, 19,500,000 shares on March 30, 2026, and 21,000,000 shares on March 16, 2026 and (v) Randy Soule did not file a Form 4 for the sale of 700,000 shares on December 12, 2025, 352,177 shares on December 17, 2025, 358,057 shares on December 19, 2025, 500,000 shares on December 23, 2025, and 100,000 shares on December 24, 2025.

ITEM 11. EXECUTIVE COMPENSATION.

Summary Compensation Table

The following table sets forth the aggregate compensation in 2025 and 2024 for services in all capacities paid or accrued by the Company to our most highly compensated officers during the fiscal year ended December 31, 2025, as well as three former executive officers (the “Named Executive Officers”).

				Stock	Option	Non-Equity Annual Incentive Plan	Non-Equity Long Term Incentive Plan	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Mihir Dange(1)	2025	507,295	-	717,062	-	-	-	-	1,224,357
Former Chief Executive Officer	2024	-	-	-	-	-	-	-	-
Chris Cooper	2025	50,000	-	-	-	-	-	-	50,000
Chief Executive Officer	2024	-	-	-	-	-	-	-	-
Gregory Surette(2)	2025	368,946	-	1,319,199	-	-	-	-	1,688,145
Former Chief Strategy Officer	2024	-	-	-	-	-	-	-	-
Simon Oxley(3)	2025	335,573	-	1,522,376	-	-	-	-	1,857,949
Former Chief Executive Officer	2024	-	-	-	-	-	-	-	-

(1)	Mr. Dange did not receive compensation from XCF during 2023 or 2024. Mr. Dange served as Chief Executive Officer until his termination on November 7, 2025.
(2)	Mr. Surette did not receive compensation from XCF during 2024. Mr. Surette served as Chief Strategy Officer until his termination on February 2, 2026.
(3)	Mr. Oxley served as CFO until his termination on January 9, 2026.

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Compensation Discussion and Analysis

This section explains the objectives of our named executive officer compensation program, the compensation decisions we made with respect to compensation for our fiscal year ended July 31, 2025, and the factors we considered in making those decisions, and focuses on the compensation of officers who are listed below as our “named executive officers” and Key Employees.

The Compensation Committee of our Board of Directors is responsible for establishing and evaluating our policies governing the compensation of our executive officers, including our named executive officers. The Compensation Committee reviews and proposes recommendations to the Board of Directors regarding the compensation to be paid to the Chief Executive Officer. In addition, the Compensation Committee reviews and approves the compensation to be paid to all other executive officers. The Compensation Committee ensures that the total compensation paid to our executive officers is fair, reasonable, and competitive.

Elements of Named Executive Officer Compensation

For 2025, the principal components of compensation for our named executive officers consisted of their Annual Base Salary.

Annual Base Salary

We provide our named executive officers with a base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge, and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business.

Other Compensation

Other aspects of compensation applicable to our named executive officers consist of the following:

Retirement Benefits

We do not have any pension plan or other retirement benefits for our directors, officers or employees. The Company offers employees participation in a 401K program. The 401K is funded by the employee only.

Health and Welfare Benefits

The company offers employees and executives comprehensive healthcare plans that include medical, dental and vision.

Executive Officer Employment Agreements

XCF has entered into employment agreements with its executive officers that became effective immediately following the closing of the Prior Business Combination. The material terms of the agreements are summarized below.

Christopher Cooper, Chief Executive Officer

The agreement with Mr. Cooper provides for an annual base salary of $500,000 and he will be eligible to earn a target bonus equal to 100% of base salary. The actual bonus amount may be higher or lower than the target based on performance relative to goals and metrics established and approved by the Board. The target bonus may be elected in cash or stock at Mr. Cooper’s election, subject to limits set by the Board or Compensation Committee. In connection with the 2025 Equity Incentive Plan, Mr. Cooper will be awarded management stock options equal to 2% of the fully diluted ownership of the Company (calculated as of September 30, 2025), vesting annually over five years. Mr. Cooper also will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of the Company) Mr. Cooper will be entitled to severance in the amount of 100% of his then-applicable base salary plus any unpaid bonus from a previous period (if awarded by the Board) and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of the Company, he will be entitled to severance in the amount of 150% of his then-applicable base salary plus any unpaid bonus from a previous period (if awarded by the Board), immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits.

Harvey Schnitzer, Chief Financial Officer

We do not have an employment agreement with Mr. Schnitzer and his employment is pursuant to an agreement with ZRG Interim Solutions (“ZRG”), dated December 29, 2025 (the “Services Agreement”). Under the terms of the Services Agreement, the Company pays ZRG an amount equal to $12,500 per week and Mr. Schnitzer is compensated by ZRG.

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Separation Agreements

Termination of Chief Executive Officer

On November 7, 2025, the Board terminated Mihir Dange’s employment with the Company. Mr. Dange formerly served as the Chairman of the Board and Chief Executive Officer of the Company. Based on the facts known at the time, the termination was considered to be a termination “without cause” pursuant to the terms of Mr. Dange’s employment agreement (the “Dange Employment Agreement”). The Dange Employment Agreement provides for certain severance benefits in the event of a termination “without cause,” subject to Mr. Dange’s execution of a release of claims and continued compliance with applicable restrictive covenants. In connection with a termination without cause Mr. Dange will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the fiscal year and continuation of certain insurance benefits.

On April 9, 2026, XCF Global, Inc. (the “Company”), terminated the employment of William Dale, Chief Financial Officer (“CFO”). The Company and Board of Directors thank Mr. Dale for his leadership and service as Interim CFO, and for his contributions in helping to position XCF for its next phase of growth.

Termination of Chief Strategy Officer

On February 2, 2026, the Company terminated the employment of Gregory Surette, Chief Strategy Officer. The agreement provides Mr. Surette with severance benefits, including (i) three times his annual base salary payable in equal monthly installments over twelve months, (ii) any unpaid annual bonus from prior periods, (iii) a termination bonus equal to three times the annual bonus he would have earned for 2026 (assuming full performance), and (iv) payment or reimbursement of COBRA premiums for continued health coverage for himself and his covered dependents. Mr. Surette’s existing equity awards and restrictive covenants from his employment agreement are expressly preserved and continue to apply.

Resignation of Chief Accounting Officer

On April 9, 2026, Pamela Abowd, the Company’s Chief Accounting Officer, tendered her resignation, effective as of April 30, 2026. Mr. Schnitzer will assume the Chief Accounting Officer responsibilities upon Ms. Abowd’s departure.

Separation Agreements with Other Officers

In connection with the retirement of Joseph Cunningham, who served as XCF’s Chief Accounting Officer prior to the Prior Business Combination (such entity, “Legacy XCF”) and as a Legacy XCF director and the retirement of Stephen Goodwin, who served as Legacy XCF’s Chief Business Development Officer and as a Legacy XCF director, we entered into separation agreements with each of Mr. Cunningham and Mr. Goodwin.

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The agreement with Mr. Cunningham provides that Mr. Cunningham will receive a total of $330,000 in cash payments, of which $30,000 is payable on his separation date, with the remaining payments to being made in equal monthly installments over twelve months following his separation date, subject to our right to delay such payments under certain circumstances. In addition, Mr. Cunningham received 300,000 shares of common stock at closing of the Prior Business Combination.

The agreement with Mr. Goodwin provides that Mr. Goodwin will receive a total of $330,000 in cash payments, of which $30,000 is payable on his separation date, with the remaining payments to being made in equal monthly installments over twelve months following his separation date, subject to our right to delay such payments under certain circumstances. In addition, Mr. Goodwin received 300,000 shares of common stock at closing of the Prior Business Combination.

Equity Incentive Plans

2025 Equity Incentive Plan

In connection with the closing of the Prior Business Combination, we adopted the XCF Global, Inc. 2025 Equity Incentive Plan (the “Equity Incentive Plan”). The key features of the Equity Incentive Plan are summarized below.

Purpose. The purpose of the Equity Incentive Plan is to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts towards our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of our common stock.

Types of Awards. Our Equity Incentive Plan provides for the grant of the following forms of awards: (i) Incentive Stock Options (“ISOs”); (ii) Nonstatutory Stock Options (“NSOs”); (iii) stock appreciation rights (“SARs”); (iv) Restricted Stock Awards; (v) Restricted Stock Unit (“RSU”) Awards; (vi) Performance Awards; (vii) other awards; and (viii) cash awards.

Eligibility. Our employees, directors and consultants are eligible to receive awards under the Equity Incentive Plan. Incentive Stock Options may be granted only to our employees or employees of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Sections 424(e) and (f) of the Code, including any applicable regulations and guidance thereunder (the “Code”)). An individual who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of one of our subsidiaries (each, a “Ten Percent Stockholder”) may not be granted an Incentive Stock Option unless (i) the exercise price of such option is at least 110% of the fair market value on the date of grant of such option and (ii) the option is not exercisable after the expiration of five years from the date of grant of such option.

Authorized Shares. The aggregate number of shares of our common stock that may be issued pursuant to awards will not exceed 7% of the fully diluted, and as converted, outstanding common stock immediately following consummation of the Prior Business Combination. In addition, subject to any adjustments as necessary to implement any capitalization adjustments, such aggregate number of shares of common stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to five percent (5.0%) of the total number of shares of our capital stock outstanding on December 31 of the preceding year; provided, however, that our board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock.

The following actions do not result in an issuance of shares under the Equity Incentive Plan and accordingly do not reduce the number of shares subject to the share reserve and available for issuance under the Equity Incentive Plan: (i) the expiration or termination of any portion of an award without the shares covered by such portion of the award having been issued; (ii) the settlement of any portion of an award in cash (i.e., the participant receives cash rather than shares of common stock); (iii) the withholding of shares of common stock that would otherwise be issued by us to satisfy the exercise price, strike price or purchase price of an award; or (iv) the withholding of shares of common stock that would otherwise be issued by us to satisfy a tax withholding obligation in connection with an award. Additionally, the following shares previously issued pursuant to an award and accordingly initially deducted from the number of shares subject to the share reserve and available for issuance under the Equity Incentive Plan will be added back to such number of shares and again become available for issuance under the Equity Incentive Plan: (A) any shares that are forfeited back to or repurchased by us because of a failure to meet a contingency or condition required for the vesting of such shares; (B) any shares that are reacquired by us to satisfy the exercise, strike or purchase price of an award; and (C) any shares that are reacquired by us to satisfy a tax withholding obligation in connection with an award.

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Stock Options and SARs. No option or SAR will be exercisable after the expiration of ten years (or in the case of an ISO granted to a Ten Percent Stockholder, five years) from the date of grant of such award or such shorter period specified in the applicable award agreement.

The exercise or strike price of each option or SAR will not be less than 100% of the fair market value on the date of grant of the award of such option or SAR (or in the case of an ISO granted to a Ten Percent Stockholder, 110% of the fair market value per share as of the date of grant); provided that an option or SAR may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

In order to exercise any vested option or SAR, the participant must provide notice of exercise to the Equity Incentive Plan’s administrator in accordance with the applicable award agreement. The board will determine the method and forms of payment for the exercise price of an option (including, without limitation, net settlement, payment in cash or shares, or broker assisted exercise). The appreciation distribution payable to a participant in respect of an exercised SAR may be paid in the form of shares or cash (or any combination of shares and cash) or in any other form of payment, as determined by the board and specified in the applicable award agreement.

An option or SAR will not be transferable, except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the participant only by the participant; provided, however, that the board may permit transfer of an option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the participant’s request. Subject to the approval of the board or a duly authorized officer, an option or SAR may be transferred pursuant to a domestic relations order.”

If a participant’s continuous service is terminated for cause, the participant’s options and SARs will terminate and be forfeited immediately upon such termination of continuous service. If a participant’s continuous service terminates for any reason other than for cause, the participant may exercise his or her option or SAR to the extent vested. If a participant’s continuous service terminates for any reason other than for cause, the participant may exercise his or her option or SAR to the extent vested, but only within the time periods set forth in the Equity Incentive Plan.

Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the board and in accordance with the Equity Incentive Plan. Unless otherwise determined by the board, a participant will have voting and other rights as a stockholder of ours with respect to any shares subject to a Restricted Stock Award. A participant will not have voting or any other rights as a stockholder of ours with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award). Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares subject to a Restricted Stock Award or RSU Award, as determined by the board and specified in the Award Agreement.

If a participant’s continuous service terminates for any reason, (i) we may receive through a forfeiture condition or a repurchase right any or all of the shares of common stock held by the participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the participant will have no further right, title or interest in the RSU Award, the shares of common stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

Performance Awards. With respect to any performance award, the length of any performance period, the performance goals to be achieved during the performance period, the other terms and conditions of such award, and the measure of whether and to what degree such performance goals have been attained will be determined by the board.

Other Stock Awards. Other forms of awards valued in whole or in part by reference to, or otherwise based on, common stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the fair market value at the time of grant) may be granted either alone or in addition to awards provided for under the Equity Incentive Plan. Subject to the provisions of the Equity Incentive Plan, the board will have sole and complete discretion to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of common stock (or the cash equivalent thereof) to be granted pursuant to such other awards and all other terms and conditions of such other awards.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any fiscal year following the year in which the Closing occurs, including awards granted and cash fees paid by us to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the board during such fiscal year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. For avoidance of doubt, compensation will count towards this limit for the fiscal year in which it was granted or earned, and not later when distributed, in the event it is deferred.

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Capitalization Adjustments. In the event of a capitalization adjustment, the board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of common stock subject to the Equity Incentive Plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding awards.

Dissolution or Liquidation. Unless otherwise determined by the board, in the event of a dissolution or liquidation of us, all outstanding awards (other than awards consisting of vested and outstanding shares of common stock not subject to a forfeiture condition or our right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of common stock subject to any repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by us notwithstanding the fact that the holder of such award is providing continuous service; provided, however, that the board may determine to cause some or all awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture.

Corporate Transactions. The following applies to awards under the Equity Incentive Plan in the event of a corporate transaction, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the board at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the Equity Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the consummation of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the consummation of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the consummation of the transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the consummation of the transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction.

In the event a stock award will terminate if not exercised prior to the consummation of a transaction, the board may provide, in its sole discretion, that the holder of such award may not exercise such award but will receive a payment, in such form as may be determined by the board, equal in value, at the consummation of the transaction, to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the award (including, at the discretion of the board, any unvested portion of such award), over (ii) any exercise price payable by such holder in connection with such exercise.

Under our Equity Incentive Plan, a corporate transaction is defined to include: (i) a sale of all or substantially all of our assets; (ii) the sale or disposition of more than 50% of our outstanding securities; (iii) the consummation of a merger or consolidation where we do not survive the transaction; and (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

Change in Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability or settlement in the event of a change in control. Under the Equity Incentive Plan, a change in control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction, (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders do not own more than 50% of the combined voting power of the surviving entity (or its parent company), (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our assets, (iv) certain dissolutions, liquidations and (v) changes in our board of directors such that individuals who, on the date the Equity Incentive Plan is adopted by our board of directors, are members of our board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the board (provided, that, any appointment or election of a new board member that is approved or recommended by a majority vote of the members of the Incumbent Board then still in office shall be considered a member of the Incumbent Board)).

Administration. Our board of directors, or a duly authorized committee thereof, will administer our Equity Incentive Plan.

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Clawback. All awards granted under the Equity Incentive Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, our board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the board determines necessary or appropriate.

Transferability. Except as expressly provided in the Equity Incentive Plan or the form of award agreement, awards granted under the Equity Incentive Plan may not be transferred or assigned by the participant.

Section 409A. The Equity Incentive Plan and awards granted thereunder are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and will be limited, construed, and interpreted in accordance with such intent. In no event will we be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the participant on account of non-compliance with Section 409A of the Code and the guidance and regulations issued thereunder.

Termination; Suspension; Amendment. The board may suspend or terminate the Equity Incentive Plan at any time, provided that any suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Equity Incentive Plan is in effect except with the written consent of the affected participant. The board may amend the Equity Incentive Plan in any respect the board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by applicable law (including, for the avoidance of doubt, for any amendment that would (A) increase the number of shares reserved for issuance under the Equity Incentive Plan or (B) change the classification of individuals eligible to receive awards under the Equity Incentive Plan. Except as provided above, rights under any award granted before amendment of the Equity Incentive Plan will not be materially impaired by any amendment of the Equity Incentive Plan unless (A) the Company requests the consent of the affected participant and (B) such participant consents in writing.

2025 Employee Stock Purchase Plan

In connection with the closing of the Prior Business Combination, we adopted the XCF Global, Inc. 2025 Employee Stock Purchase Plan (the “ESPP”), The key features of the ESPP are summarized below.

Purpose. The purpose of the ESPP is to secure and retain the services of employees and provide incentives for such persons to exert maximum efforts our success.

Structure. The ESPP provides a means by which eligible employees may be given an opportunity to purchase shares of our common stock. Our ESPP will include two components: (i) a 423 component and (ii) a non-423 component. We intend (but make no undertaking or representation to maintain) the 423 component to qualify as an “employee stock purchase plan” under Section 423 of the Code and the provisions of the 423 component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. The ESPP also will authorize grants of purchase rights under a non-423 component that do not meet the requirements of an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided in the ESPP or determined by the board, the non-423 component will operate and be administered in the same manner as the 423 component. In addition, we may make separate offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the ESPP or the requirements of an “employee stock purchase plan” under Section 423 of the Code to the extent the offering is made under the 423 component), and we will designate which designated company is participating in each separate offering.

Shares Subject to the Plan. The maximum number of shares of common stock that may be issued under the ESPP will not exceed 250,000 shares of common stock, plus the number of shares of common stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034 in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year and (ii) 750,000 shares of common stock. Notwithstanding the foregoing, the board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence.

Administration. Our board of directors, or a duly authorized committee thereof, will administer our ESPP. If administration is delegated to a committee, the committee will have, in connection with the administration of the ESPP, the powers theretofore possessed by the board that have been delegated to the committee, including the power to delegate to a subcommittee any of the administrative powers the committee is authorized to exercise.

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Offerings. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Each offering will include (through incorporation of the provisions of the ESPP by reference in the document comprising the offering or otherwise) the period during which the offering will be effective, which period will not exceed 27 months.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined by the board in each offering) for the purchase of our common stock under the ESPP. Unless otherwise determined by our board of directors, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (i) 85% of the fair market value of a share of our common stock on the first date of an offering; or (ii) 85% of the fair market value of a share of our common stock on the date of purchase. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period.

Eligibility. Purchase rights may be granted only to our employees or, as the board may designate and in accordance with the provisions of the ESPP, to employees of a related corporation or an affiliate. Except as provided in the ESPP or as required by applicable law, an employee will not be eligible to be granted purchase rights unless, on the offering date, the employee has been in our employ or the employ of the related corporation or the affiliate, as the case may be, for such continuous period preceding such offering date as the board may (unless prohibited by applicable law) require, but in no event will the required period of continuous employment be equal to or greater than two years. The board may also provide (unless prohibited by applicable law) that no employee will be eligible to be granted purchase rights under the ESPP unless, on the offering date, such employee’s customary employment, the related corporation or the affiliate is more than 20 hours per week and more than five months per calendar year or such other criteria as the board may determine consistent with Section 423 of the Code with respect to the 423 component. The board may also exclude (unless prohibited by applicable law) from participation in the ESPP or any offering any employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code), or a subset of such highly compensated employees.

Purchase Rights; Purchase Price. On the first day of each offering period (each such date, an “offering date”), each eligible employee, pursuant to an offering made under the ESPP, will be granted a purchase right to purchase up to that number of shares of common stock purchasable either with a percentage of earnings (as defined by the board in each offering) or with a maximum dollar amount, as designated by the board, but in either case not exceeding 15% of such employee’s earnings (as defined by the board in each offering) during the period that begins on the offering date (or such later date as the board determines for a particular offering) and ends on the date stated in the offering.

The purchase price of shares of common stock acquired pursuant to purchase rights will be no less than the lesser of (i) an amount equal to 85% of the fair market value of the shares of common stock on the offering date or (ii) an amount equal to 85% of the fair market value of the shares of common stock on the applicable purchase date.

Capitalization Adjustment. In the event of a Capitalization Adjustment, the board will appropriately and proportionately adjust (i) the class(es) and maximum number of securities subject to the ESPP, (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year, (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing offering. The board will make these adjustments, and its determination will be final, binding and conclusive.

Capitalization Adjustment, under the ESPP, is defined as any change that is made in, or other events that occur with respect to, the common stock subject to the ESPP or subject to any purchase right after the date the ESPP is adopted by the board without the receipt of consideration by us through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of ours will not be treated as a Capitalization Adjustment.

Corporate Transactions. In the event of a Corporate Transaction, then (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding purchase rights or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of common stock within ten business days (or such other period specified by the board) prior to the Corporate Transaction, and the purchase rights will terminate immediately after such purchase.

A Corporate Transaction, under the ESPP, is defined as the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale or other disposition of all or substantially all, as determined by the board in its sole discretion, of the consolidated assets of ours and our subsidiaries; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

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ESPP Amendment or Termination. Our board of directors has the authority to amend or terminate our ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent; provided, the board of directors may amend the terms of the ESPP and/or of an outstanding purchase right granted thereunder, to exempt any outstanding purchase right or future purchase right that may be granted under the ESPP from or to allow any such purchase rights to comply with Section 409A of the Code. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Outstanding Equity Awards

The following table provides information concerning outstanding equity awards as of December 31, 2025:

	Option Awards				Stock Awards
Name and principal position	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price (s)	Option expiration date	Number of Shares that have not yet vested	Market value of shares of stock that have not vested*	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Chris Cooper, Chief Executive Officer	-	-	-	-	-	-	-	-
Mihir Dange, Former Chief Executive Officer	-	-	-	-	-	-	-	-
Simon Oxley, Former Chief Financial Officer	-	-	-	-	1,522,376	415,608	-	-
Gregory Surette, Former Chief Strategy Officer	-	-	-	-	1,319,199	360,141	-	-

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2025 with respect to our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
2025 Equity Incentive Plan	5,984,957		$14,557,181
2025 Employee Stock Purchase Plan	-	$-	1,000,000
Equity compensation plans not approved by stockholders:
None	-	$-	-
Total:	5,984,957	$-	15,557,181

(A)	The number in this column represents the number of shares issuable under outstanding Restricted Stock Unit awards (“RSUs”) based on the maximum award level.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of August 14, 2026 by (i) each principal stockholder, (ii) each director; (iii) each of the executive officers; and (iv) all executive officers and directors as a group. Other than the holders listed below, we do not know of any person who beneficially owns more than 5% of our Common Stock as of August  , 2026. Except as otherwise indicated in footnotes to this table or, where applicable, to the extent authority is shared by spouses under community property laws, to our knowledge, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Five Percent Holders
RESC Renewables Holdings, LLC(1)	66,778,148	16.25%
Encore DEC, LLC(2)(3)	37,716,385	9.18%
Randy Soule(2)(3)	941,040	* %
GL Part SPV I, LLC(4)(5)(6)	14,187,115	3.45%
GL Part SPV II, LLC(4)(5)(6)	20,588,185	5.01%
EEME Energy SPV I, LLC(4)(5)(6)	109,499,560	26.65%
Sky MD, LLC(7)	7,491,031	1.82%
Brown Stone Capital Ltd(8)	23,833,340	5.80%
Directors and Executive Officers(9)
Christopher Cooper	-	*
Carter McCain(10)(11)	32,000	*
Sanford Cockrell(10)	25,000	*
Si-Yeon Kim(10)	25,000	*
Wray Thorn(12)	3,564,296	*
Harvey Schnitzer	-	*
All executive officers and directors as a group (8 persons)	3,671,296	*

* Less than 1%

(1)	The business address of RESC Renewables Holdings, LLC is 14830 Kivett Lane, Reno, NV 89521. Creative Planning Business Alliance, the receiver appointed by a court on May 28, 2026, has sole voting authority over the shares of our Common Stock indicated in the table. Pursuant to the court order, disposition of the shares of our Common Stock indicated in the table requires the majority vote of a representative sales committee consisting of RESC, LLC; TMB Group Reno, LLC; and Tomar, LLC. Each of the members of the representative sales committee disclaims beneficial ownership of the shares of our Common Stock indicated in the table except to the extent of its pecuniary interest therein.
(2)	The business address of Encore DEC, LLC is 425 Western Rd. #102, Reno, NV 89506. Randy Soule owns all of the membership interests in RESC Renewables Holdings, LLC and has sole voting and investment authority over the shares of our Common Stock indicated in the table.
(3)	The business address of Mr. Soule is 14830 Kivett Lane, Reno, NV 89521. In addition to the shares held by him individually, Mr. Soule, through his ownership of all of the membership interests in RESC Renewables Holdings, LLC, also beneficially owns the shares of our Common Stock held by RESC Renewables Holdings, LLC.
(4)	The business address of GL Part SPV I, LLC is 30 N Gould Street, Suite R, Sheridan, Wyoming 82801. Majique Ladnier is the sole member of GL Part SPV I, LLC and has sole voting and investment authority over the shares of our Common Stock.
(5)	The business address of GL Part SPV II, LLC is 30 N Gould Street, Suite R, Sheridan, Wyoming 82801. Majique Ladnier is the sole member of GL Part SPV II, LLC and has sole voting and investment authority over the shares of our Common Stock.
(6)	The business address of EEME Energy SPV I, LLC is 30 N Gould Street, Suite R, Sheridan, Wyoming 82801. Majique Ladnier is the sole member of EEME Energy SPV I, LLC and has sole voting and investment authority over the shares of Common Stock.
(7)	The business address of Sky MD, LLC is 149 Sussex Street, Jersey City, NJ 07302. Mihir Dange, former CEO, is the sole member of Sky MD, LLC and has sole voting and investment authority over the shares of Common Stock.
(8)	The business address of Brown Stone Capital Ltd is Rear No. 2 Glenthorne Road, London, United Kingdom, N11 3HT.
(9)	Unless otherwise noted, the business address of each of XCF’s directors and officers is 2500 CityWest Boulevard, Suite 150 - 138, Houston, TX 77042.
(10)	Each of the Non-Employee independent members of the Board of Directors received an award of restricted stock units representing 100,000 shares of our Common Stock in connection with their joining the Board of Directors of XCF. The restricted stock units vest over a period of four years with the first vesting to occur on the first anniversary of the award.
(11)	Consists of 7,000 shares of Class A Common Stock held by Mr. McCain’s spouse. Mr. McCain may be deemed to beneficially own these securities pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, although he disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(12)	Focus Impact Partners, LLC beneficially owns 257,352 shares of our Common Stock. Mr. Thorn is a Partner and Co-Founder of Focus Impact Partners, LLC and, as a result, may be deemed to share beneficial ownership of the shares held by Focus Impact Partners, LLC. Focus Impact BHAC Sponsor, LLC beneficially owns 3,306,944. Mr. Thorn is a Partner of Focus Impact BHAC Sponsor, LLC and, as a result, may be deemed to share beneficial ownership of the shares held by Focus Impact BHAC Sponsor, LLC.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transactions

SEC rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving an amount that exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, Director, nominee for Director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

The Audit Committee of the Board of Directors (or, to the extent applicable, our disinterested directors) is responsible for reviewing all transactions between the Company and any officer or Director of the Company or any entity in which an officer of Director has a material interest. Any such transactions must be on terms no less favorable than those that could be obtained on an arms-length basis from independent third parties.

EEME Energy; Business Combination

On January 26, 2026, XCF entered into the term sheet with Southern, DEVS, and EEME, which sets forth the principal terms and conditions of the Business Combination. Pursuant to the Term Sheet, and subject to the finalization of mutually agreeable merger structure and definitive transaction documents and ultimately the satisfaction of certain closing conditions, it is expected that Southern and DEVS will each merge with wholly-owned subsidiaries of XCF, with Southern and DEVS surviving, and their respective stockholders receiving shares of Common Stock of XCF, resulting in Southern and DEVS becoming wholly-owned subsidiaries of XCF.

As of March 30, 2026, in connection with the Business Combination described above, the Company has issued 69,000,000 shares of Common Stock to EEME Energy for approximately $6,900,000.

In connection with and to support the Business Combination and subject to the terms and conditions set forth in the Term Sheet, XCF agreed to invest $10,000,000 to convert and build out its New Rise Reno facility for the Plant Conversion, to be funded through the sale by XCF to EEME of $10 million of Common Stock; provided that in no event shall XCF issue to EEME, nor shall EEME (i) acquire more than 41,639,170 shares of XCF’s common stock pursuant to this Term Sheet or (ii) acquire or to otherwise become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of a number of shares of Common Stock in excess of the Share Cap, which XCF obtained on March 6, 2026. Subsequent to the execution of the Term Sheet, EEME has purchased 69,000,000 shares of Common Stock for $6,900,000. The issuance and sale to EEME of the remaining 50,500,000 shares of Common Stock is expected to be consummated periodically. EEME is expected to have customary demand and piggy-back registration rights and will not be subject to any lock-up or other transfer restrictions (other than as imposed by applicable securities laws or underwriters.) EEME’s obligation to acquire such shares is independent of the remainder of the Business Combination contemplated by the Term Sheet.

EEME Energy is an entity affiliated with Majique Ladnier. Ms. Ladnier is the sole member of EEME Energy SPV I, LLC and is also the sole member of two of our existing stockholders, the GL Entities. Immediately after the conversions pursuant to the GL Loan Agreement, the GL Amendment No. 1 and the GL Amendment No. 2, GL Part SPV I, LLC, will be deemed to beneficially own through itself, GL Part SPV II, LLC and EEME Energy SPV I, LLC, approximately 37.3% of the Company’s outstanding Class A Common Stock or approximately 109,941,520 shares as of the date of this filing.

Randy Soule; RESC Renewables Holdings LLC; Encore DEC, LLC

New Rise Acquisitions

On December 8, 2023, Legacy XCF entered into the New Rise Renewables MIPA with RESC Renewables to acquire all of the issued and outstanding membership interests of New Rise Renewables for an aggregate purchase price of $1,100,000,000 less acquired liabilities, comprised of incurred indebtedness, of $112,580,000. Consideration for the purchase was paid at closing of the Acquisitions by delivery of a convertible promissory note (the “New Rise Convertible Note”) in principal amount of $100,000,000 and issuance of 88,750,000 shares of Legacy XCF common stock. The New Rise Convertible Note was non-interest bearing and had a maturity date of twelve months after the date the note was issued in connection with the closing of the Acquisition. Once issued, the New Rise Convertible Note can be converted into shares of Legacy XCF common stock based on the outstanding principal, divided by the conversion price. The New Rise Renewables MIPA provides that the conversion price will be equal to the average price of the shares of common stock for the 10 days prior to and 10 days subsequent to the notice of conversion. However, in connection with the execution of a Company Support Agreement by RESC and Randy Soule subsequent to December 31, 2023, it was agreed that the conversion price would be set at $10 per share when the New Rise Convertible Note is issued.

On December 8, 2023, Legacy XCF also entered into the New Rise SAF Renewables MIPA with Randy Soule and GL Part SPV I, LLC to acquire all the issued and outstanding membership interests of New Rise SAF Renewables for an aggregate purchase price of $200,000,000.

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On January 31, 2025, Legacy XCF issued a promissory note with a principal amount of $500,000 to Innovativ Media Group, Inc. as part of a financing arrangement. Proceeds from the note were provided to New Rise Renewables as a note payable to Legacy XCF and will be included as indebtedness of New Rise Renewables, which resulted in a reduction of the number of XCF shares issuable upon the closing of the New Rise Renewables acquisition.

During Q4 2024, Legacy XCF issued three convertible notes to GL Part SPV I, LLC in the amounts of $1,000,000, $1,090,000, and $250,000. Proceeds from the convertible notes were utilized to purchase preferred membership units of New Rise SAF Renewables in the amounts of 100,000 preferred membership units, 109,000 preferred membership units, and 25,000 preferred membership units, respectively. On January 14, 2025, Legacy XCF issued one convertible note to GL Part SPV I, LLC for $200,000. Proceeds from the convertible note were utilized to purchase preferred membership units of New Rise SAF Renewables in the amount of 20,000 preferred membership units. The preferred membership units had preferential treatment upon a liquidation event before any amounts are paid to the common membership units and receive five times the amount contributed as capital. As a result, the total contributed capital of $2,540,000 was netted against the purchase price of New Rise SAF by $12,700,000 upon closing. The transaction closed on January 23, 2025. At closing, Randy Soule was issued 15,036,170 shares of Legacy XCF common stock in exchange for his membership units, and GL was issued 3,693,830 shares of Legacy XCF common stock in exchange for its membership units and after consideration of its five times liquidation preference.

At the closing of the Prior Business Combination, the 15,036,170 shares of Legacy XCF common stock issued to Randy Soule and the 3,693,830 shares of Legacy XCF common stock issued to GL were automatically converted into shares of XCF common stock at an exchange ratio of approximately 0.68627.

On February 19, 2025, Legacy XCF completed the acquisition of New Rise Renewables subject to additional post-closing conditions. On February 19, 2025, the aggregate purchase price of $1.1 billion was reduced by $118,700,000, which represented principal and interest on New Rise Renewable’s outstanding debt obligations to a financial institution and two notes payable to Legacy XCF. As a result, RESC was issued 88,126,200 shares of Legacy XCF common stock in exchange for its membership units. In connection with a consulting agreement between RESC and GL, GL was entitled to receive 4,406,310 shares of the Legacy XCF common stock issued to RESC. In addition, pursuant to the New Rise Renewables MIPA, Legacy XCF issued a convertible promissory note to RESC in principal amount of $100,000,000, of which $51,746,680 in principal amount was subsequently assigned from RESC to Encore DEC, LLC, an entity 100% owned by Randy Soule, which was subsequently cancelled on May 30, 2025. The entire principal amount of the promissory note was held by RESC prior to Prior Business Combination.

On May 30, 2025, the aggregate purchase price was updated to reflect actual New Rise liabilities of $126,700,000 compared to $118,700,000 in connection with the initial closing on February 19, 2025. As a result, the total shares issued in connection with the acquisition were adjusted to be 87,331,951 of Legacy XCF common stock, of which RESC received 82,965,533 and GL received 4,366,598 shares of Legacy XCF common stock.

At the closing of the Prior Business Combination the 82,965,533 shares of Legacy XCF common stock issued to RESC and the 4,366,598 shares of Legacy XCF common stock issued to GL were automatically converted into shares of XCF common stock at an exchange ratio of approximately 0.68627. The 82,965,533 Legacy XCF shares converted into 56,936,990 shares of XCF common stock and the 4,366,598 shares converted into 2,996,678 shares of XCF common stock upon closing.

Encore DEC, LLC Payable Settlement

On November 19, 2025, the Company, New Rise Reno, a subsidiary of the Company, and Encore entered into the Encore Agreement, pursuant to which $28,000,000 of the then outstanding accounts payable due to Encore will be settled through the issuance of shares of the Company’s Class A Common Stock. Encore provides EPC services to the Company. Encore is 100% owned by Randy Soule, the majority shareholder of the Company, and has provided feedstock degumming hydrotreater off gas conservation system construction services and sustainable aviation fuel conversion services to New Rise Reno.

Under the Encore Agreement, the conversion price is equal to the higher of: (a) the closing price of the Company’s Class A Common Stock on the trading day immediately preceding the agreement date, and (b) the average closing price over the five (5) trading days immediately preceding the agreement date. The conversion price was determined to be $0.7613 per share and 36,779,193 shares of Class A Common Stock have been issued to Encore. Immediately after the conversion, Randall Soule beneficially owned approximately 53.6% of the Company’s outstanding Class A Common Stock inclusive of shares held directly, and indirectly through RESC Renewables Holdings and Encore DEC, LLC. However, on May 28, 2026, a court appointed a receiver for RESC Renewables Holdings and Soule no longer exercised beneficial ownership over such shares.

Encore DEC, LLC Company Support Agreement

On November 24, 2025, the Company and Encore entered into the Encore Company Support Agreement, pursuant to which, Encore agreed not to transfer, sell, hedge, pledge, or otherwise dispose of 35% of Encore’s 36,779,193 beneficially owned shares of Class A Common Stock of the Company (12,872,718 shares) until the earlier to occur of (a) the date the Company waives the Encore Company Support Agreement and (b) six months from the date in which the registration statement registering the resale of Encore’s shares became effective under the Securities Act of 1933, as amended. That registration statement became effective on December 2, 2025.

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Helena Note and Share Issuance

On May 30, 2025, NewCo, Legacy XCF and Randy Soule, in his individual capacity as a shareholder of Legacy XCF (“Soule”), entered into the Helena Note with Helena for gross principal amount of $2,000,000. In connection with the issuance of the Helena Note, Randy Soule agreed to transfer 2,840,000 Advanced Shares. Pursuant thereto, upon Helena’s receipt of an aggregate of $2,400,000 in (i) payments from us and (ii) aggregate net proceeds from the sale of Advanced Shares, our payment obligations for principal and interest under the Helena Note will have been satisfied and Helena would have been obligated to return any remaining Advanced Shares to Randall Soule. At the same time, Legacy XCF and Mr. Soule entered into a letter agreement (the “Soule Agreement”), pursuant to which the Company agreed to issue Mr. Soule 2,840,000 shares of Legacy XCF common stock in consideration for Mr. Soule’s transfer of an equal number of shares to Helena. However, on July 10, 2025, XCF, Mr. Soule and Helena entered into Helena Amendment No. 1. Pursuant to Helena Amendment No. 1, in exchange for a cash payment from Helena to XCF of $2,249,771.14, XCF and Mr. Soule waived Helena’s obligation to return certain shares pursuant to the terms of the original Helena Note. Also on July 10, 2025, XCF and Mr. Soule agreed to amend the original Soule Agreement, with Mr. Soule agreeing agreed to return to XCF for cancellation certain shares of our common stock issued to him pursuant to the original Soule Agreement.

GL Part SPV I, LLC

Convertible Promissory Notes

During 2023, GL, a Legacy XCF stockholder and current holder of shares of our common stock, agreed to loan $202,383 to Legacy XCF for operating capital. From January 1, 2024 to February 14, 2024, GL loaned an additional $1,008,000 to Legacy XCF. The loans made pursuant to the applicable loan agreements were interest bearing at 10% per annum, unsecured, and convertible into shares of Legacy XCF common stock at a conversion price equal to $1.00 per share. On February 14, 2024, Legacy XCF and GL entered into a note purchase agreement pursuant to which $1,210,383 of the aggregate principal amount under the prior loans were consolidated into one convertible promissory note issued by Legacy XCF in an equivalent principal amount, interest rate and conversion terms. GL subsequently exercised its right to convert the $1,210,383 of principal and $9,487 in accrued interest into 1,219,870 shares of Legacy XCF common stock. On February 26, 2024, Legacy XCF and GL entered into a note purchase agreement pursuant to which GL agreed to purchase, and Legacy XCF agreed to sell and issue to GL, a convertible promissory note in the principal amount of $600,000. The convertible note provided for an interest rate of 10% per annum, unsecured, with the principal amount plus any accrued interest convertible into shares of Legacy XCF common stock at a conversion price equal to $1.00 per share. GL subsequently exercised its right to convert the $600,000 of principal and $164 in accrued interest into 600,164 shares of Legacy XCF common stock. GL initially became a Legacy XCF stockholder through its purchase of 20,450,000 shares of Legacy XCF common stock for an aggregate purchase price of $20,450 pursuant to a stock purchase agreement dated September 14, 2023.

Pursuant to the transactions described above, GL owned an aggregate of 22,270,034 shares of Legacy XCF common stock.

During Q4 2024, Legacy XCF and GL entered into four convertible promissory notes for principal amounts of $2 million, $1.0 million, $1.09 million and $0.3 million. The convertible promissory notes bore interest at 10% per annum on the outstanding principal, were unsecured, and were convertible into shares of Legacy XCF common stock at a conversion price of $0.40 per share. During Q4 2024, the convertible promissory notes were converted into 5,000,000 shares, 2,500,000 shares, 2,725,000 shares and 625,000 shares of Legacy XCF common stock, respectively, for the above principal amounts.

On January 14, 2025, Legacy XCF and GL entered into two convertible promissory notes for principal amounts of $0.2 million and $0.14 million. The convertible promissory notes bore interest at 10% per annum on the outstanding principal, were unsecured, and were convertible into shares of Legacy XCF common stock at a conversion price of $0.40 per share. On January 14, 2025, the convertible promissory notes were converted into 500,000 shares and 345,833 shares, respectively, for the above principal amounts.

After conversion of the promissory notes described above, GL owned an aggregate of 33,965,867 shares of Legacy XCF common stock.

On February 13, 2025, Legacy XCF and GL entered into the February 2025 Promissory Note for the gross principal amount of $1.2 million with net proceeds from the note equal to $1.0 million. The February 2025 Promissory Note bears interest of $0.2 million, is unsecured, and, under its initial terms, payment of the February 2025 Promissory Note was due at the earlier of (i) 30 days from the date of receipt of any customer payment paid to Legacy XCF, unless extended in writing by mutual consent of Legacy XCF and GL or (ii) an event of default (as specified in the February 2025 Promissory Note), if such note is then declared due and payable in writing by GL. In connection with the issuance of the February 2025 Promissory Note, Legacy XCF issued 200,000 shares of its common stock to GL.

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On April 17, 2025, Legacy XCF and GL entered into the Amended February 2025 Promissory Note whereby the payment terms of the note were amended to the earliest of (i) 10 business days from the date of XCF entering into a Qualified Financing Event and receiving proceeds therefrom, unless extended in writing by mutual consent of Legacy XCF and GL, or (ii) an event of default (as specified in the Amended February 2025 Promissory Note), if such note is then declared due and payable in writing by GL. A “Qualified Financing Event” under the Amended February 2025 Promissory Note means the closing of any transaction or series of related transactions, including without limitation any equity or debt financing, that results in gross proceeds to the company of at least $15 million, and that directly or indirectly results in the company’s refinancing, repayment, or restructuring of any portion of its secured debt obligations, including through a refinancing, recapitalization, debt-for-equity exchange, secured loan facility, or other similar financing arrangement; provided, however, that any such event shall not be deemed a Qualified Financing Event unless, following the closing of such transaction(s), Legacy XCF maintains a minimum cash balance of at least $3 million in its primary operating bank account, and each of the foregoing conditions is fully satisfied without waiver or modification, except as may be expressly agreed to in writing by GL and Legacy XCF.

All of the Legacy XCF shares received by GL in these transactions were exchanged for shares of our common stock upon closing of the Prior Business Combination on the same terms as other holders of Legacy XCF common stock.

Loan Acknowledgement and Conversion Agreement

On November 19, 2025, the Company, New Rise Reno and GL entered into the GL Loan Agreement whereby GL has the right to convert $2,350,000 of the then outstanding loan payable to GL into shares of the Company’s Class A Common Stock. GL is an existing shareholder of the Company and previously provided debt and loan financing to the Company and its subsidiaries. Subsequent to the parties’ execution and delivery of the GL Loan Agreement, GL provided notice to the Company of its intention to exercise its conversion right.

Under the GL Loan Agreement, the conversion price is equal to the higher of: (a) the closing price of the Company’s Class A Common Stock on the trading day immediately preceding the agreement date, and (b) the average closing price over the five (5) trading days immediately preceding the agreement date. The conversion price was determined to be $0.7613 per share and 3,086,825 shares of Class A Common Stock have been issued to GL.

GL Amendment No. 1 to Form of Promissory Note

On November 19, 2025, the Company, XCF Global Capital, Inc. and the GL Amendment No. 1 whereby GL has the right to convert $2,500,000 of the then outstanding principal amount and $300,000 of interest due to GL into shares of the Company’s Class A Common Stock. Subsequent to the parties’ execution and delivery of the GL Loan Agreement, GL provided notice to the Company of its intention to exercise its conversion right.

Under the GL Amendment No. 1, the conversion price is equal to the higher of: (a) the closing price of the Company’s Class A Common Stock on the trading day immediately preceding the agreement date, and (b) the average closing price over the five (5) trading days immediately preceding the agreement date. The conversion price was determined to be $0.7613 per share and 3,677,919 shares of Class A Common Stock have been issued to GL.

GL Amendment No. 2 to Form of Promissory Note

On November 19, 2025, the Company, XCF Global Capital, Inc. and GL entered into the GL Amendment No. 2”) whereby GL has the right to convert $1,200,000 of the then outstanding principal amount and $240,000 of interest due to GL into shares of the Company’s Class A Common Stock. Subsequent to the parties’ execution and delivery of the GL Loan Agreement, GL provided notice to the Company of its intention to exercise its conversion right.

Under the GL Amendment No. 2, the conversion price is equal to the higher of: (a) the closing price of the Company’s Class A Common Stock on the trading day immediately preceding the agreement date, and (b) the average closing price over the five (5) trading days immediately preceding the agreement date. The conversion price was determined to be $0.7613 per share and 1,891,501 shares of Class A Common Stock have been issued to GL.

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Certain Litigation Involving GL’s Sole Member and a GL Related Party

Ms. Ladnier’s spouse, Suneet Singal, serves as a consultant to the GL entities and was a consultant to New Rise (on behalf of the GL entities). Mr. Singal was a defendant in a case captioned Securities and Exchange Commission v. Suneet Singal, First Capital Real Estate Investments, LLC, First Capital Real Estate Advisors LP, and First Capital Real Estate Trust Inc. The SEC’s complaint in this case, filed on December 13, 2019, alleged that Singal and his entities engaged in two separate frauds relating to two public companies, First Capital Real Estate Trust Inc. and First Capital Investment Corporation. In final judgments entered on July 23, 2021, without admitting or denying the allegations in the complaint, Mr. Singal and the other defendants consented to be enjoined from violating the anti-fraud provisions of Section 17(a) of the Securities Act of 1933 and Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934. In addition, the judgments further enjoin Singal from violating the anti-fraud provisions of Sections 206(1) and 206(2) of the Investment Advisers Act of 1940, as well as Sections 36(a), 57(a) and Rule 17d-1 of the Investment Company Act of 1940. Mr. Singal and the other defendants agreed to pay a total of $3.2 million in disgorgement and $676,400 in prejudgment interest, and Mr. Singal individually also agreed to pay a civil monetary penalty of $3.2 million. Mr. Singal also consented to a bar for a period of 10 years from acting as an officer or director of a public company.

New Rise Acquisitions - Additional Share Acquisitions

GL also acquired additional shares of Legacy XCF common stock in connection with the closing of the New Rise Acquisitions. Upon the closing of the transactions contemplated by the New Rise Renewables MIPA, pursuant to an agreement between RESC and GL, GL received 4,435,000 shares of Legacy XCF common stock. Upon the closing of the transactions contemplated by the New Rise SAF Renewables MIPA, pursuant to the terms of the New Rise SAF Renewables MIPA, GL received 3,693,830 shares of Legacy XCF common stock.

Fort Myers and Wilson Transactions - Additional Share Acquisitions

GL also had an indirect ownership interest in additional shares of Legacy XCF common stock through its ownership interest in Southeast Renewables, which were issued shares of Legacy XCF common stock in connection with XCF’s acquisitions of certain assets from Southeast Renewables and Good Steward.

On October 31, 2023, XCF entered into an asset purchase agreement with Southeast Renewables to acquire certain assets related to its Wilson, NC biodiesel plant for an aggregate purchase price of $100 million. Legacy XCF issued Southeast Renewables 7,700,000 shares of XCF at an agreed conversion price of $10 per share ($77 million) and issued a convertible promissory note in principal amount of $23 million, with a maturity date of October 31, 2024. The Southeast Renewables Convertible Note accrues interest at the per annum rate of 8%. The Southeast Renewables Convertible Note can be converted into shares of Legacy XCF common stock based on the outstanding principal and interest, divided by the conversion price. The conversion price prior to a change of control is $10, and subsequent to a change of control is equal to the volume weighted average price of the shares of common stock for the 20 days prior to the notice of conversion.

In addition, on October 31, 2023, Legacy XCF entered into an asset purchase agreement with Good Steward to acquire certain assets related to its Fort Myers, FL biodiesel plant. Legacy XCF issued Southeast Renewables, the parent company of Good Steward, 9,800,000 shares of Legacy XCF common stock as partial consideration for the purchase, and also assumed certain liabilities, including a $356,426 loan made by GL to Southeast Renewables.

On December 29, 2023, Southeast Renewables exercised its right to convert the Southeast Renewables Convertible Note principal balance of $23 million plus accrued interest of $297,425 into 2,329,743 shares of Legacy XCF common stock.

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GL was a shareholder of Legacy XCF and held membership interests in Southeast Renewables. It is our understanding that Southeast Renewables distributed some or all of the shares of Legacy XCF common stock received in these transactions, and when that distribution was completed, GL is believed to have received 6,373,796 shares of Legacy XCF common stock from such distribution.

All of the Legacy XCF shares received by GL in these transactions were exchanged for shares of our common stock upon closing of the Prior Business Combination on the same terms as other holders of Legacy XCF common stock.

EEME Note Purchase Agreement

On June 29, 2025, XCF and EEME Energy entered into the EEME Note Purchase Agreement pursuant to which we agreed to issue and sell up to $7.5 million in aggregate principal amount of convertible promissory notes in one or more closings. In connection with the execution of the EEME Note Purchase Agreement, we also agreed to pay an arrangement fee and advisory fee to EEME Energy, which will be paid through the issuance of 750,000 shares of our common stock as it relates to an arrangement fee and 200,000 of our common stock as it relates to an advisory fee.

In connection with our issuance of the notes to EEME Energy, we will pay to EEME Energy upfront interest equal to 13.3% of the principal amount of the applicable notes. In lieu of our having any obligation to make cash interest payments under such notes, we and EEME Energy agreed to settle the interest payment through a share conversion pursuant to which we are obligated to issue shares of our common stock (the “Interest Payment Conversion Shares”) calculated by dividing (x) the amount of interest that would otherwise be due and payable on the applicable notes at such notes’ maturity date (calculated as 13.3% of the principal amount of the applicable note) by (y) the applicable conversion price.

EEME Energy is an entity affiliated with Majique Ladnier. Ms. Ladnier is the sole member of EEME Energy SPV I, LLC and is also the sole member of the GL Entities. Immediately after the conversions pursuant to the GL Loan Agreement, the GL Amendment No. 1 and the GL Amendment No. 2, GL Part SPV I, LLC will be deemed to beneficially own through itself, GL Part SPV II, LLC and EEME Energy SPV I, LLC, approximately 19.9% of the Company’s outstanding Class A Common Stock excluding any stock issued through the Business Combination mentioned above.

Consulting Agreement with Focus Impact Partners

On February 19, 2025, Legacy XCF and Focus Impact Partners, LLC entered into a strategic consulting agreement (the “Consulting Agreement”), pursuant to which Focus Impact Partners will provide Legacy XCF (and, XCF following completion of the Prior Business Combination) with certain consulting services. Under the terms of the Consulting Agreement, Focus Impact Partners will receive an annual consulting fee of $1,500,000, which will be payable in monthly installments of $125,000 starting with an initial payment on or prior to March 31, 2025 (pro-rated from February 19, 2025 through and including March 31, 2025). In addition to the annual fee, the Consulting Agreement also provides that Focus Impact Partners is entitled to an additional consulting fee in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction for which Focus Impact Partners provides consulting services, the amount and terms of which will be subject to mutual agreement between the company and Focus Impact Partners consistent with the market practice for such consulting services.

The Consulting Agreement has a term of three years unless terminated early with at least 90 days advance notice and will be automatically extended for successive one year periods at the end of each year unless either party provide a written notice to the other party of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Consulting Agreement. If the Consulting Agreement is terminated by us without “cause,” Focus Impact Partners is entitled to be paid any and all fees that would be due and payable through the expiration of the then-current term of the Consulting Agreement as if it had not been so terminated.

Carl Stanton, and Wray Thorn, co-founders of Focus Impact Partners, are founders of Focus Impact, the Sponsor in connection with the Prior Business Combination and served as directors of Focus Impact. Mr. Thorn currently serves as a member of our board of directors and Mr. Stanton is a board observer.

Focus Impact BHAC Sponsor, LLC Company Support Agreement

On November 24, 2025, the Company and Focus Impact BHAC Sponsor, LLC entered into a the Focus Impact Company Support Agreement”), pursuant to which, Focus Impact agreed not to transfer, sell, hedge, pledge, or otherwise dispose of 100% of its 3,306,944 beneficially owned shares of Class A Common Stock of the Company until the earlier to occur of (a) the date the Company waives the Focus Impact Company Support Agreement and (b) June 2, 2026 (six months from the date on which the Registration Statement registering the resale of Focus Impact’s shares becomes effective under the Securities Act of 1933, as amended.)

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PRINCIPAL ACCOUNTANT FEES AND SERVICES.

The following table provides the aggregate fees billed for professional services rendered by the Company’s principal accountants, Grant Thornton LLP (“Grant Thornton”), in the categories indicated during each of the two fiscal years ended December 31, 2025 and 2024:

Grant Thornton Fees

Services Rendered	2025	2024
Audit Fees(1)	$978,366	$633,450
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
	$978,366	$633,450

(1)	Audit Fees. This category includes fees for professional services provided in conjunction with the audit of the Company’s financial statements and with the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, review of the Company’s quarterly financial statements, assistance and review of documents filed with the Securities and Exchange Commission, consents, and comfort letters and attestation services provided in connection with statutory and other regulatory filings and engagements.

(2)	Audit-Related Fees. This category includes fees for assurance and related professional services associated with due diligence related to mergers and acquisitions, consultation on accounting standards or transactions, internal control reviews and assistance with internal control reporting requirements, services related to the audit of employee benefit plans, and other attestation services not required by statute or regulation.

(3)	Tax Fees. This category includes fees for professional services provided related to tax compliance, tax planning and tax advice.

(4)	All Other Fees. There were no other fees paid to Grant Thornton.

Services Approved by Audit Committee

All audit fees were approved by the audit committee, pursuant to Item 2-01(c)(7)(i)(C) of Regulation S-X.

Pre-Approval Policy

The Audit Committee approves in advance all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC rules on auditor independence and has pre-approved certain specified audit and non-audit services to be provided by Grant Thornton for up to twelve (12) months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration.

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TRANSACTIONS RELATED TO THE OFFERING UNDER THIS PROSPECTUS

The common stock to be offered by the Selling Stockholders under this prospectus include, in large part, shares of common stock that were issued pursuant to a number of transactions completed in connection certain private placements and related to certain agreements. These transactions are summarized below.

Intracoastal Capital LLC

We are registering 666,667 shares of Common Stock that were issued in exchange for $100,000.05 pursuant to the terms of a Securities Purchase Agreement, by and between the Company and Intracoastal Capital LLC, dated as of June 11, 2026.

Akeevaw Naiman

We are registering a total of 1,800,146 shares of Common Stock which consists of: (i) 1,133,479 shares of Common Stock that were issued pursuant to the terms of a Promissory Note, by and between the Company and Narrow Road Capital Ltd, dated as of May 1, 2025 and (ii) 666,667 shares of Common Stock that were issued pursuant to the terms of a Securities Purchase Agreement, by and between the Company and Narrow Road Capital Ltd., dated as of June 11, 2026.

Gregory Segars Cribb

We are registering 281,491 shares of Common Stock that were issued pursuant to the terms of a Promissory Note, by and between the Company and Gregory Segars Cribb, dated as of May 9, 2025.

Twain GL XXVIII, LLC

We are registering 4,000,000 shares of Common Stock that were issued as a condition to forbearance pursuant to the terms of a Forbearance Agreement, by and between the Company and Twain GL XXVIII, LLC, dated as of April 27, 2026.

EEME Energy SPV I, LLC

We are registering a total of 103,333,340 shares of Common Stock which consists of: (i) 90,000,000 shares of Common Stock that were issued pursuant to the terms of a Term Sheet, by and between the Company, EEME Energy SPV I, LLC and certain other parties, dated as of January 26, 2026 and (ii) 13,333,340 shares of Common Stock that were issued in exchange for $2,000,000 pursuant to the terms of a Securities Purchase Agreement, by and between the Company and EEME Energy SPV I, LLC, dated as of May 25, 2026.

BTIG, LLC

We are registering 275,144 shares of Common Stock that were issued pursuant to the terms of a Letter Agreement, by and between the Company and BTIG, LLC, dated as of May 14, 2025 and the terms of a Termination Letter Agreement, by and between the Company and BTIG, LLC, dated as of February 18, 2026.

Sumon Chaudhuri

We are registering 365,104 shares of Common Stock that were issued as payment for consulting services for the months of November 2025 through January 2026 pursuant to a Consulting Agreement, by and between the Company and Sumon Chaudhuri, dated as of November 19, 2025.

Encore DEC, LLC

We are registering 37,033,385 shares of Common Stock that were issued pursuant to the terms of a Payable and Acknowledgment and Settlement Agreement, by and between the Company, New Rise Renewables Reno LLC and Encore DEC, LLC, dated as of June 11, 2026.

Brown Stone Capital Ltd.

We are registering a total of 28,833,340 shares of Common Stock which consists of: (i) 10,000,000 shares of Common Stock issued in exchange for $1,000,000 pursuant to the terms of a Securities Purchase Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of April 15, 2026, (ii) 13,333,340 shares of Common Stock issued in exchange for $2,000,000 pursuant to the terms of a Securities Purchase Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of May 22, 2026 and (iii) 500,000 shares of Common Stock that were issued pursuant to the terms of a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of July 1, 2026; and (iv) 5,000,000 shares of Common Stock that may be issued in an Event of Default pursuant to the terms of a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Brown Stone Capital Ltd., dated as of July 1, 2026.

Roth Capital Partners, LLC

We are registering a total of 1,047,353 which consists of: (i) 1,012,353 shares of Common Stock that were issued pursuant to the terms of an Engagement Letter, by and between the Company and Roth Capital Partners, LLC, dated as of December 24, 2025 and (ii) 35,000 shares of Common Stock that are issuable upon the exercise of certain warrants that were issued pursuant to the terms of an Engagement Letter, by and between the Company and Roth Capital Partners, LLC, dated as of December 24, 2025.

Joseph Cunningham

We are registering 554,324 shares of Common Stock that were issued as severance payments pursuant to the terms of a Separation Agreement, by and between the Company and Joseph Cunningham, dated as of February 28, 2025.

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Steve Goodwin

We are registering 554,324 shares of Common Stock that were issued as severance payments pursuant to the terms of a Separation Agreement, by and between the Company and Steve Goodwin, dated as of March 1, 2025.

He Must Increase LLC

We are registering 848,734 shares of Common Stock that were issued to HMI pursuant to the terms of certain Debt Cancellation Agreements, each dated May 14, 2026, by and between the Company and HMI. The shares were issued in satisfaction of an aggregate of $382,779.13 of indebtedness at a conversion price of $0.451 per share.

Connective Capital I QP LP

We are registering 509,613 shares of Common Stock that were issued in exchange for $76,441.95 pursuant to the terms of a Securities Purchase Agreement, by and between the Company and Connective Capital I QP LP, dated as of June 11, 2026.

Connective Capital Emerging Energy QP LP

We are registering 2,157,054 shares of Common Stock that were issued in exchange for $323,558.10 pursuant to the terms of a Securities Purchase Agreement, by and between the Company and Connective Capital Emerging Energy QP LP, dated as of June 11, 2026.

H.C. Wainwright & Co., LLC

We are registering 151,666 shares of Common Stock that were issued pursuant to the terms of an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026.

We are registering 8,125 shares of Common Stock that are issuable upon the exercise of certain warrants which were issued to Noam Rubinstein pursuant to the terms of an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026.

We are registering 650 shares of Common Stock that are issuable upon the exercise of certain warrants which were issued to Charles Worthman pursuant to the terms of an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026.

We are registering 41,681 shares of Common Stock that are issuable upon the exercise of certain warrants which were issued to Augustus Trading LLC pursuant to the terms of an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026.

We are registering 14,544 shares of Common Stock that are issuable upon the exercise of certain warrants which were issued to Wilson Drive Holdings LLC pursuant to the terms of an Engagement Letter, by and between the Company and H.C. Wainwright & Co., LLC, dated as of June 4, 2026.

Hollywood Horizons, Inc.

We are registering 5,500,000 shares of Common Stock consisting of: (i) 500,000 shares issued to that were issued to Hollywood Horizons, Inc. as a non-refundable commitment fee pursuant to the terms of a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, dated as of July 16, 2026, by and between the Company and Hollywood Horizons, Inc.; and (ii) 5,000,000 shares underlying the promissory note which may be issued to Hollywood Horizons, Inc. upon an Event of Default pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, dated as of July 16, 2026, by and between the Company and Hollywood Horizons, Inc.

Lombard Street Partners, LLC

We are registering 6,666,667 shares of Common Stock that were issued in exchange for $1,000,000.05 pursuant to the terms of a Purchase Agreement, by and between the Company and Lombard Street Partners, LLC, dated as of July 20, 2026.

Polar Multi-Strategy Master Fund

We are registering 960,000 shares of Common Stock issued to Polar Multi-Strategy Master Fund as penalty shares pursuant to the terms of a Subscription Agreement, by and between the Company and Polar Multi-Strategy Master Fund, dated as of November 23, 2025.

Abri Capital Limited

We are registering 12,166,667 shares of Common Stock consisting of: (i) 500,000 shares issued to Abri Capital Limited as commitment fee shares pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Abri Capital Limited, dated as of August 12, 2026, (ii) 5,000,000 shares underlying the promissory note which may be issued to Abri Capital Limited upon an Event of Default pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Abri Capital Limited, dated as of August 12, 2026 and (iii) 6,666,667 shares underlying the promissory note which may be issued to Abri Capital Limited upon conversion pursuant to a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, by and between the Company and Abri Capital Limited, dated as of August 12, 2026 ; and

Cohen and Company Securities, LLC

We are registering 5,000,000 shares of Common Stock that may be issued to Cohen and Company Securities, LLC pursuant to the terms of a Convertible Promissory Note, by and between the Company and Cohen and Company Securities, LLC, dated as of July 7, 2025.

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SELLING STOCKHOLDERS

This prospectus relates to the resale of 212,770,019 shares of common stock offered by the Selling Stockholders listed below. We are registering the shares of common stock to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares of common stock from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares of common stock when and as they deem appropriate in the manner described in the “Plan of Distribution”.

The table below presents information regarding the Selling Stockholders and the shares of our common stock that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholders.

The second column lists the number the shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the common stock. The third column (entitled “Maximum Number of Common Stock to be Offered Pursuant to this Prospectus”) represents all of the common stock that the Selling Stockholders may offer under this prospectus. The fourth and fifth columns list the amount of common stock owned after the offering, by number of shares of common stock and percentage of outstanding shares of common stock assuming in both cases the sale of all of the commons stock offered by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell some, all or none of their shares in this offering. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares.

None of the Selling Stockholders has been an officer or director of the Company or any of its predecessors within the last three years. As described in “Certain Relationships and Related Party Transactions,” Randy Soule, through entities that he controls, has had and currently has material business relationships with the Company.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering(1)	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering		Percentage of Shares Owned After the Offering
EEME Energy SPV I, LLC (2)	109,499,560	103,330,340	6,166,220		1.4%
Brown Stone Capital LTD (3)	28,833,340	28,833,340	—		*
Lombard Street Partners, LLC (4)	6,666,667	6,666,667	—		*
Twain GL XXVIII, LLC (5)	8,000,000	4,000,000	4,000,000		*
Connective Capital Emerging Energy QP LP (6)	2,157,054	2,157,054	—		*
Narrow Road Capital LTD (7)	1,800,146	1,800,146	—		*
Roth Capital Partners, LLC (8	1,047,353	1,047,353	—		*
Polar Multi-Strategy Master Fund (9)	960,000	960,000	—
Encore DEC, LLC (10)	37,033,385	37,033,385	—		*
He Must Increase, LLC (11)	848,734	848,734	—		*
Intracoastal Capital, LLC (12)	666,667	666,667	—		*
Joseph F. Cunningham(13)	554,324	554,324	—		*
Steve Goodwin(14)	554,324	554,324	—		*
Connective Capital I QP LP (15)	509,613	509,613	—		*
Hollywood Horizons, Inc. (16)	5,500,000	5,500,000	—	*	*
Sumon Chaudhuri(17)	427,858	365,104	62,754		*
H.C. Wainwright & Co., LLC (18)	151,666	151,666	—		*
BTIG, LLC(19)	275,144	275,144	—		*
Augustus Trading LLC (20)	48,681	48,681	—		*
Wilson Drive Holdings LLC (21)	14,544	14,544	—		*
Noam Rubinstein (22)	8,125	8,125	—		*
Charles Worthman (23)	650	650	—		*
Gregory Segars Cribb (24)	386,217	281,148	105,069		*
Cohen & Company Securities, LLC (25)	—	5,000,000	—
Abri Capital Limited (26)	12,166,667	12,166,667	—

*less than 1.0%

(1) Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2) The securities offered pursuant to this prospectus consist of 103,333,340 shares of common stock. EEME Energy SPV I, LLC is a limited liability company organized under the laws of Wyoming and its business address is 30 N. Gould St., Suite R, Sheridan, WY 82801. Majique Ladnier is the sole member of EEME Energy SPV I, LLC and has sole voting and investment authority over the shares of our common stock indicated in the table.

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(3) The securities offered pursuant to this prospectus consist of 28,833,340 shares of common stock. Brown Stone Capital LTD is a company organized under the laws of the United Kingdom and its business address is Rear No 2 Glenthorne Road London N11 3HT United Kingdom. Nima Montazeri owns all of the membership interests in Brown Stone Capital LTD and has sole voting and investment authority over the shares of our common stock indicated in the table.

(4) The securities offered pursuant to this prospectus consist of 6,666,667 shares of common stock. Lombard Street Partners, LLC is a limited liability company organized under the laws of California and its business address is 30 N. Gould St., Suite R, Sheridan, WY 82801.

(5) The securities offered pursuant to this prospectus consist of 4,000,000 shares of common stock. The business address of TWAIN GL XXVIII, LLC is 2200 Washington Avenue, St. Louis, MO 63103. TWAIN GL XXVIII, LLC is managed by Twain Financial Partners Holdings, LLC. Mathew Badler and Marc Hirshman have voting and investment authority over the shares of our common stock indicated in the table.

(6) The securities offered pursuant to this prospectus consist of 2,157,054 shares of common stock. Connective Capital Emerging Energy QP LP is a Delaware limited partnership and its business address is 720 University Ave Ste 100 Palo Alto Ca 94301-2149. Mr. Roberrt Romero has voting and investment authority over the shares of our common stock indicated in the table.

(7) The securities offered pursuant to this prospectus consist of 1,506,085 shares of common stock. The business address of Narrow Road Capital LTD is The Coach House, Church Road, Turnbridge Wells, Kent, TN1 1JT UK. William Hodson, Director and Emilie Hodson, Director, have voting and investment authority over the shares of our common stock indicated in the table.

(8) The securities offered pursuant to this prospectus consist of 1,012,353 shares of common stock and 35,000 warrants. The business address of Roth Capital Partners, LLC is 888 San Clemente Dr Ste 400, Newport Beach CA 92660-6369.

(9) The securities offered pursuant to this prospectus consist of 960,000 shares of common stock. The business address of Polar Multi-Strategy Master Fund is 16 York Street, Suite 2900, Toronto, ON, M5J 0E6 CANADA. Polar Asset Management Partners Inc. is the manager of Polar Multi-Strategy Master Fund. Paul Sabourin, Chief Investment Officer of Polar Asset Management Partners Inc. has voting and investment authority over the shares of our common stock indicated in the table.

(10) The securities offered pursuant to this prospectus consist of 937,192 shares of common stock. Encore DEC, LLC is a limited liability company organized under the laws of Delaware and its business address is 425 Western Rd., Reno, NV 89506. Randy Soule owns all of the membership interests in Encore DEC, LLC and has sole voting and investment authority over the shares of our common stock indicated in the table.

(11) The securities offered pursuant to this prospectus consist of 848,734 shares of common stock. He Must Increase, LLC is an Arizona limited liability company and its business address is 333 N Wilmot Rd., Suite 340 Tucson AZ 85711.

(12) The securities offered pursuant to this prospectus consist of 666,667 shares of common stock. Intracoastal Capital, LLC is a Delaware limited liability company and its business address is 2211A Lakeside Dr Deerfield IL 60015-1265.

(13) The securities offered pursuant to this prospectus consist of 554,324 shares of common stock The business address of Mr. Cunningham is 7228 Marblethorpe Drive, Roseville, CA 95747. Mr. Cunningham has voting and investment authority over the shares of our common stock indicated in the table.

(14) The securities offered pursuant to this prospectus consist of 554,324 shares of common stock The business address of Mr. Goodwin is 3320 Fieldcrest Drive, Sacramento CA 95821. Mr. Goodwin has voting and investment authority over the shares of our common stock indicated in the table.

(15) The securities offered pursuant to this prospectus consist of 509,613 shares of common stock. Connective Capital I QP LP is a Delaware limited partnership and its business address is 720 University Ave Ste 100 Palo Alto Ca 94301-2149. Mr. Roberrt Romero has voting and investment authority over the shares of our common stock indicated in the table.

(16) The securities offered pursuant to this prospectus consist of 5,500,000 shares of common stock. Hollywood Horizon, Inc. is a corporation organized under the laws of California and its business address is 1628 Pandora Ave, Los Angeles, CA 90024-6114. Jacques Tizabi has sole voting and investment authority over the shares of our common stock indicated in the table.

(17) The securities offered pursuant to this prospectus consist of 365,104 shares of common stock The business address of Mr. Chaudhuri is 506 Pickney Avenue, Sugar Land, TX 77479. Mr. Chaudhuri has voting and investment authority over the shares of our common stock indicated in the table.

(18) The securities offered pursuant to this prospectus consist of 151,666 shares of common stock. is a limited liability company organized under the laws of Delaware and its business address is 430 Park Avenue, 3rd Floor, New York NY 10022.

(19) The securities offered pursuant to this prospectus consist of 141,811 shares of common stock. The business address of BTIG, LLC is 350 Bush Street, 9th Floor, San Francisco, CA 94111. Anton Long, Chief Executive Officer, has voting and investment authority over the shares of our common stock indicated in the table.

(20) The securities offered pursuant to this prospectus consist of 48,681 warrants.

(21) The securities offered pursuant to this prospectus consist of 14,544 warrants.

(22) The securities offered pursuant to this prospectus consist of 8,125 warrants.

(23) The securities offered pursuant to this prospectus consist of 650 warrants.

(24) The securities offered pursuant to this prospectus consist of 281,148 shares of common stock.

(25) Up to 5,000,000 shares of common stock may be issued for the conversion of a convertible promissory note into common stock. The business address of Cohen and Company Securities, LLC is 2929 Arch Street, Suite 1703, Philadelphia, PA. 19104. Jerry Serowik has voting and investment authority over the shares of our common stock indicated in the table.

(26) The securities offered pursuant to this prospectus consist of 12,166,667 shares of Common Stock. The business address of Abri Capital Limited is 2 Church Street, Hamilton HM11 Bermuda. Jeffrey Tirman has voting and investment authority over the shares of our common stock indicated in the table.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (the “Bylaws”) in their entirety for a complete description of the rights and preferences of our securities. Our Charter and Bylaws are filed as exhibits to the registration statement of which this prospectus forms a part.

Capital Stock

Our Charter authorizes the issuance of 550,000,000 shares, consisting of two classes of stock: (i) 500,000,000 shares of Class A Common Stock, par value $0.0001 per share (which we refer to as our common stock) and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share.

Voting Power

Except as otherwise provided in our Charter or as required by applicable law, holders of common stock will each be entitled to one vote per share. As of the date of this prospectus, we do not have any shares of preferred stock outstanding. If we do issue shares of preferred stock in the future, such shares may or may not have voting rights.

Dividends

Subject to any preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to receive dividends and other distributions as may from time to time be declared by our board of directors, in its discretion out of legally available assets, ratably in proportion to the number of shares held by each such holder, and at such times and in such amounts as the board of directors in its discretion may determine.

Liquidation, Dissolution or Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment of debts and other liabilities and of and the rights of holders of preferred stock, if any, have been satisfied, the holders of all outstanding shares of our common stock will be entitled to receive our remaining assets available for distribution ratably in proportion to the number of shares held by each such stockholder.

Election of Directors

In general, directors are elected by a majority of the votes cast at an annual meeting of stockholders by holders of our common stock, voting as a single class.

At the closing of the Prior Business Combination, we entered into an Agreement Regarding Board Nomination Rights (the “Board Agreement”) Focus Impact BHAC Sponsor, LLC (“Sponsor”), which provides that for as long as the Sponsor maintains minimum ownership levels of our common stock, the Sponsor will be entitled to designate up to two directors Under the terms of the Board Agreement, the Sponsor currently is able to designate one director and that right will increase to a right to designate a second director in the event our board of directors is expanded to nine directors from six and the designation would not otherwise create adverse issues under Nasdaq listing requirements regarding board independence. If the Sponsor’s ownership level drops below certain specified levels, it will either be limited to designating one director, subject to the other terms of the Board Agreement, or will lose its designation right entirely. In addition, under the terms of the Board Agreement, the Sponsor is entitled to designate one person as board observer. We are obligated to take certain actions to assure that the Sponsor designees are nominated as directors.

Warrants

Upon the closing of the Prior Business Combination, we assumed Focus Impact’s obligations under their outstanding warrants. Each outstanding warrant will entitle the holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below. A warrant holder may exercise its warrants only for a whole number of shares of our common stock. The warrants will expire five years after the closing of the Prior Business Combination (the closing occurred on June 6, 2025), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

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Redemption of Warrants

Redemption of warrants when the price per share of our common stock equals or exceeds $18.00.

We may call the warrants for redemption:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and
●	if, and only if, the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “- Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”).

Redemption of warrants when the price per share of our common stock equals or exceeds $10.00.

Once the warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our common stock except as otherwise described below;
●	if, and only if, the closing price of our common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “- Anti-Dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and
●	if, and only if, the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “- Anti-Dilution Adjustments”), then the Private Placement Warrants must also concurrently be called for redemption on the same terms (except as described herein with respect to a holder’s ability to cashless exercise its warrants) as the outstanding Public Warrants.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of our common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day immediately following the 10-trading day period described above ends.

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The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “- Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “- Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the market value and the newly issued price as set forth under the heading “- Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “- Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of	Fair Market Value of Common Stock
warrants)	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	-	-	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of our common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of our common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of our common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of our common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of our common stock.

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This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for our common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of our common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of our shares of our common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth under “- Redemption of warrants when the price per share of our common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of the proxy statement/prospectus relating to the Prior Business Combination. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when our common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants our common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of our common stock than they would have received if they had chosen to wait to exercise their warrants for shares of our common stock if and when our common stock was trading at a price higher than the exercise price of $11.50.

Redemption Procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of our common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of our common stock is increased by a stock dividend payable in shares of our common stock, or by a split-up of shares of our common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of our common stock. A rights offering to holders of our common stock entitling holders to purchase shares of our common stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of our common stock equal to the product of (1) the number of shares of our common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our common stock) multiplied by (2) one minus the quotient of (x) the price per share of our common stock paid in such rights offering divided by (y) the historical fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for our common stock, in determining the price payable for our common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of our common stock as reported during the 10-trading day period ending on the trading day prior to the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

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In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our common stock on account of such shares of our common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of our common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of our common stock.

Whenever the number of shares of our common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of our common stock (other than those described above or that solely affects the par value of such shares of our common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the Charter or as a result of the redemption of shares of our common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of our common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of our common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of our common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

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The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants: (i) are not redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in the prospectus related to the initial public offering, so long as they are held by the Sponsor or any of its permitted transferees. If the private warrants are held by holders other than the Sponsor or any of its permitted transferees, they will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the Units sold in the initial public offering.

Anti-Takeover Effects of Our Charter and Bylaws and Certain Provisions of Delaware Law

The Charter, the Bylaws and the Delaware General Corporation Law (“DGCL”) contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of XCF. These provisions are intended to avoid costly takeover battles, reduce XCF’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the XCF board of directors to maximize stockholder value in connection with any unsolicited offer to acquire XCF. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of XCF by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our common stock. The Charter will provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special stockholder meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended or approved by all of our directors then in office, except that holders of one or more series of our preferred stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of XCF by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

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Election of Directors and Vacancies

The Charter provides that our board of directors will determine the number of directors who will serve on the board. Our board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the closing date of the Prior Business Combination. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the closing date of the Prior Business Combination, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on our board of directors. The term of all Class I directors shall automatically become one year commencing on the seventh annual meeting of stockholders, the term of all Class II directors shall automatically become one year commencing on the eighth annual meeting of stockholders and the term of all Class III directors shall automatically become one year commencing on the ninth annual meeting of stockholders, with all directors having a term of one year from and after such ninth annual meeting of stockholders.

In addition, the Charter provides that any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Board Agreement and any rights of the holders of preferred stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting our board will shorten the term of any incumbent director.

Business Combinations

We have elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the Charter provides that we will not engage in any “business combinations” (as defined in the Charter), at any point in time at which our common stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any “interested stockholder” (as defined in the Charter) for a three-year period after the time that such person became an interested stockholder unless:

●	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Under the Charter, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. Under certain circumstances, such provisions in the Charter make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the Charter could have an anti-takeover effect with respect to certain transactions which our board of directors does not approve in advance. Such provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Quorum

The Bylaws will provide that at any meeting of our board of directors a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the Charter expressly authorizes cumulative voting. The Charter does not authorize cumulative voting.

General Stockholder Meetings

The Charter will provide that special meetings of stockholders may be called only by or at the direction of our board of directors, the Chairman of the board or directors or the Chief Executive Officer.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of stockholders following the closing of the Prior Business Combination, the date of the preceding annual meeting will be deemed to be June 30 of the preceding calendar year). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of New XCF.

Supermajority Provisions

The Charter and the Bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the Delaware law or the Charter. Any amendment, alteration, rescission or repeal of the Bylaws by our stockholders requires the affirmative vote of the holders of at least 66-2∕3% in voting power of all then outstanding shares of our stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s Charter, unless the Charter requires a greater percentage. The Charter provide that Section 4.4 of Article IV, Article V, Article VI, Article VII, Article VIII, Article IX, and Article X therein, including the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2∕3% in voting power of all then outstanding shares entitled to vote thereon, voting together as a single class:

●	the provision requiring a 66-2∕3% supermajority vote for stockholders to amend the NewCo Bylaws;
●	the provisions providing for a classified NewCo Board (the election and term of directors);
●	the provisions regarding filling vacancies on the NewCo Board and newly created directorships;
●	the provisions regarding resignation and removal of directors;
●	the provisions regarding calling special meetings of stockholders;
●	the provisions regarding stockholder action by written consent;
●	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

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●	the provisions regarding the selection of forum (see “- Exclusive Forum”); and
●	the amendment provision requiring that the above provisions be amended only with a 66-2∕3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of XCF or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of XCF. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Charter provides that, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of XCF, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of XCF to XCF or our stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against XCF or any current or former director, officer, other employee, agent or stockholder of XCF arising pursuant to any provision of the DGCL, the Charter (as it may be amended or restated from time to time) or the Bylaws (as it may be amended or restated from time to time), (iv) any action asserting a claim against XCF or any current or former director, officer, other employee, agent or stockholder of XCF governed by the internal affairs doctrine of the law of the State of Delaware or (v) any action to interpret, apply, enforce or determine the validity of the Charter shall, as to any action in the foregoing clauses (i) through (v), to the fullest extent permitted by law. be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act of 1933, as amended, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article X of the Charter will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. While Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Charter. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with XCF or our directors, officers, stockholders, agents or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of the Charter inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, XCF may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

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Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that XCF has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of XCF or its subsidiaries. The Charter provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which XCF or its affiliates now engage or propose to engage or (ii) otherwise competing with XCF or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for XCF or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to XCF or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Charter does not renounce XCF’s interest in any business opportunity that is expressly offered to, or acquired or developed by a non-employee director solely in his or her capacity as a director or officer of XCF. To the fullest extent permitted by law, a corporate opportunity shall not be deemed to be a potential corporate opportunity for XCF if it is a business opportunity that (i) XCF is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of XCF’s business or is of no practical advantage to XCF or (iii) is one in which XCF has no interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions is to eliminate the rights of XCF and its stockholders, through stockholders’ derivative suits on XCF’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that XCF must indemnify and advance expenses to directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Charter and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit XCF and its stockholders. In addition, your investment may be adversely affected to the extent XCF pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to XCF’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, NewCo has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Registration Rights

We have entered into registration rights agreement with certain of our securityholders, pursuant to which, among other things, the securityholders will have specified rights to require XCF to register all or a portion of their shares under the Securities Act.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences relevant to non-U.S. holders, as defined below, of the ownership and disposition of our common stock acquired in this offering. The following summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable United States federal income tax regulations promulgated under the Code (the “Treasury Regulations”) and judicial and administrative authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. We have not sought and do not plan to seek any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following discussion, and we cannot assure you that the IRS or a court will agree with our statements and conclusions. This summary does not consider the consequences related to state, local, gift, estate, or foreign tax, any alternative minimum tax consequences or the consequences of Medicare tax on certain investment income, nor does it address tax consequences to special classes of investors, including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, entities classified as partnerships for United States federal income tax purposes, dealers in securities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, United States expatriates or United States expatriated entities, those who are subject to the United States anti-inversion rules, traders in securities that elect to use a mark-to-market method of accounting for U.S. federal income tax purposes with respect to their securities holdings, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons that will hold our common stock as a position in a “straddle,” “conversion transaction,” synthetic security or other integrated investment or risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to non-U.S. holders who will hold our common stock as capital assets (generally, property held for investment) within the meaning of section 1221 of the Code. Each potential non-U.S. investor should consult its own tax advisor as to the United States federal, state, local, foreign and any other tax consequences of the ownership and disposition of our common stock.

You are a “non-U.S. holder” if you are a beneficial owner of our common stock for United States federal income tax purposes that is:

●	a nonresident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;
●	a corporation (or other entity that is taxable as a corporation for United States federal income tax purposes) not created or organized in the United States or under the laws of the United States or of any State (or the District of Columbia);
●	an estate other than an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or
●	a trust other than a trust: (A) the administration of which is subject to the primary supervision of a United States court and which has one or more “United States persons” (as defined in Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust; or (B) that has a valid election in effect under appropriate Treasury Regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are treated as a partner in such an entity or arrangement holding our common stock, you should consult your tax advisor as to the United States federal income tax consequences applicable to you.

Distributions

Distributions of cash or property (other than certain stock distributions) with respect to our common stock will be treated as dividends when paid to the extent of our current and accumulated earnings and profits as determined for United States federal income tax purposes. To the extent any such distributions exceed both our current and accumulated earnings and profits, such excess amount will first be treated as a tax-free return of capital reducing your adjusted tax basis in our common stock, but not below zero, and thereafter will be treated as gain from the sale or other taxable disposition of such stock, the treatment of which is discussed below under “— Gain on Disposition of Shares of Common Stock.” Your adjusted tax basis in a share of our common stock is generally your purchase price for such share, reduced (but not below zero) by the amount of such prior tax-free returns of capital.

131

Except as described below, dividends paid to you are subject to withholding of United States federal income tax at a 30% gross rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% gross rate (rather than the lower treaty rate) on dividends paid to you, unless you have furnished to us or our paying agent:

●	a valid applicable IRS Form W-8 upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or
●	if our common stock is held through certain foreign intermediaries or foreign partnerships, other documentary evidence establishing your entitlement to the lower treaty rate in accordance with Treasury Regulations.

This valid certification must be provided to us or our paying agent prior to the payment to you of any dividends and must be updated periodically, including upon a change in circumstances that makes any information on such certificate incorrect. If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment or fixed base that you maintain in the United States, we generally are not required to withhold tax from such dividends, provided that you have furnished to us or our paying agent a valid IRS Form W-8ECI upon which you represent, under penalties of perjury, that:

●	you are a non-U.S. person; and
●	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends, although not subject to withholding tax, are taxed on a net income basis at applicable graduated individual or corporate tax rates in generally the same manner as if the non-U.S. holder were a United States person, unless an applicable income tax treaty provides otherwise. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% gross rate, or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Shares of Common Stock

Subject to the discussions below regarding backup withholding and FATCA, if you are a non-U.S. holder, you generally will not be subject to United States federal income or withholding tax on gain realized on the sale, exchange or other disposition of our common stock unless (i) you are an individual who is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions exist, (ii) the gain is “effectively connected” with your conduct of a trade or business in the United States (and the gain is attributable to a permanent establishment or fixed base that you maintain in the United States, if that is required by an applicable income tax treaty); or (iii) we are or have been a U.S. real property holding corporation (“USRPHC”) for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that you held shares of our common stock, and certain other conditions are met.

132

If you are an individual described in (i) above, you will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the sale, which may be offset by certain United States source capital losses, if any, recognized in the taxable year of the disposition of our common stock. If you are a non-U.S. holder described in (ii) above, gain recognized on the sale will generally be subject to United States federal income tax at graduated United States federal income tax rates on a net income basis and in generally the same manner as if the non-U.S. holder were a United States person, unless an applicable income tax treaty provides otherwise. Additionally, a non-U.S. holder that is a corporation may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits, subject to certain adjustments, or at such lower rate as may be specified by an applicable income tax treaty. We believe that we are not currently and will not become a USRPHC. If, however, we are or become a USRPHC, so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder who holds, or held (at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the disposition of the common stock. Non-U.S. holders should consult their own tax advisors about the consequences if we are, or become, a USRPHC.

Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide different results.

Information Reporting and Backup Withholding

Payments of dividends, and the tax withheld on those payments, are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Under the provisions of an applicable income tax treaty or agreement, copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN or Form W-8BEN-E (or other applicable form), or otherwise establish an exemption and the payor does not have actual knowledge or reason to know that the holder is a United States person that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

Payment of the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain U.S.-related entities and financial intermediaries is subject to information reporting and, depending on the circumstances, backup withholding, unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN, W-8BEN-E (or other applicable form), or otherwise establishes an exemption and the payor does not have actual knowledge or reason to know the holder is a United States person that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a refund or a credit against the non-U.S. holder’s United States federal income tax liability, provided that the non-U.S. holder timely provides the required information to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations (commonly referred to as FATCA), imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions,” or “FFIs,” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.

133

As a general matter, FATCA imposes a 30% withholding tax on dividends on our common stock if paid to a foreign entity unless (i) the foreign entity is an FFI that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of an FFI that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such an agreement; (ii) the foreign entity is not an FFI and either certifies that it does not have any “substantial” U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign entity qualifies for an exemption from these rules. In certain cases, a “substantial” United States owner can mean an owner of any interest in the foreign entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

On December 13, 2018, the IRS and the Treasury Department issued proposed regulations that provide certain guidance and relief from the regulatory burden associated with FATCA, or the Proposed Regulations. The Proposed Regulations provide that the gross proceeds from a disposition of stock, such as our common stock, is no longer subject to the 30% withholding tax under FATCA. With limited exceptions, the preamble to the Proposed Regulation provides that taxpayers can generally rely on the Proposed Regulations until final regulations are issued.

If withholding is required under FATCA on a payment related to our common stock, investors that otherwise would be exempt from FATCA withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available) by filing a U.S. federal income tax return (which may entail significant administrative burden).

Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The foregoing summary is for general information only and is not intended to constitute a complete description of all U.S. federal income tax consequences for non-U.S. holders relating to the purchase, ownership, and disposition of shares of our common stock. If you are considering the purchase of shares of our common stock, you should consult with your tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of shares of our common stock, as well as the consequences to you arising under U.S. tax laws other than the federal income tax law discussed in this summary or under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

134

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the Selling Stockholders. The shares may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents;
●	“at the market” into an existing market for the shares of common stock;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law

The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our common stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Neither we nor the Selling Stockholders can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Stockholders.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

135

We also have agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $300,000.

Our shares of common stock are currently listed on the Nasdaq Global Market under the symbol “SAFX.”

LEGAL MATTERS

The validity of the securities offered hereby has neem passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

XCF Global

The audited consolidated financial statements of XCF Global as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, included in this prospectus and elsewhere in this registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

DevvStream

The financial statements of DevvStream Corp. as of July 31, 2025 and for the year ended July 31, 2025, have been included this this prospectus in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of DevvStream Holdings Inc. as of July 31, 2024 and for the year ended July 31, 2024, have been included in this prospectus in reliance upon the report of MNP LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Southern Energy

The financial statements of Southern Energy as of July 31, 2025 and for the period from May 15, 2025 (inception) to July 31, 2025 have been audited by Davidson & Company LLP, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to XCF and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus forms a part. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The reports and other information we file with the SEC are also available at our website at www.xcf.global. We have included the web addresses for the SEC and us as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites does not constitute part of this prospectus.

136

INDEX TO FINANCIAL STATEMENTS

XCF GLOBAL, INC.

DEVVSTREAM CORP.

On August 8, 2025, the Company effected a 1-for-10 reverse stock split of its outstanding common stock. All share and per share amounts in these consolidated financial statements and related footnotes have been retroactively adjusted to reflect the reverse stock split for all periods presented, unless otherwise indicated (the “Reverse Stock Split”).

SOUTHERN ENERGY

F-1

XCF GLOBAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$329,084	$154,937
Restricted cash	-	4,295
Accounts receivable, net	1,711,635	24,550,762
Related party receivables	739,917	739,917
Other receivable	950,000	1,076,080
Inventory	7,361,147	337,971
Other current assets	1,490,405	784,645
Total current assets	12,582,188	27,648,607

Security deposit	800,000	1,500,000
Property, plant and equipment	407,648,007	390,323,968
TOTAL ASSETS	$421,030,195	$419,472,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$42,064,158	$48,122,947
Related party payable	-	16,701,982
Loans payable to related party	356,427	593,231
Notes payable, current portion	124,245,105	121,915,613
Warrant liabilities	7,097,326	751,800
Accrued expenses and other current liabilities	77,171,082	60,928,865
Total current liabilities	250,934,098	249,014,438

Financial liability, net of closing costs	132,825,754	132,806,188
TOTAL LIABILITIES	383,759,852	381,820,626

Commitments and contingencies (Note 11)	-	-

STOCKHOLDERS’ EQUITY
Preferred stock; $0.0001 par value, 50,000,000 shares authorized; none issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	-	-
Common Stock; $0.0001 par value, 500,000,000 shares authorized; 394,530,494 and 206,473,533 shares issued and outstanding as of June 30, 2026, and December 31, 2025, respectively	39,452	20,646
Additional paid-in capital	85,902,009	54,356,988
Accumulated deficit	(48,671,118)	(16,725,685)
TOTAL STOCKHOLDERS’ EQUITY	37,270,343	37,651,949
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$421,030,195	$419,472,575

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

XCF GLOBAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$690,881	$6,576,232	$1,039,569	$6,576,232
Cost of sales	414,681	7,811,302	1,075,619	7,811,302
Gross income (loss)	276,200	(1,235,070)	(36,050)	(1,235,070)

Operating expenses:
Operating expenses	1,574,560	2,177,269	5,010,244	3,724,134
General and administrative expenses	913,028	6,487,895	4,883,111	10,270,680
Severance expense, net	-	13,200,000	(14,516)	13,200,000
Professional fees	3,544,729	11,277,307	6,178,735	11,853,942
Total operating expenses	6,032,317	33,142,471	16,057,574	39,048,756

Loss from operations	(5,756,117)	(34,377,541)	(16,093,624)	(40,283,826)

Other income (expense)
Change in the fair value of notes payable	(188,371)	4,797,980	(331,229)	4,797,980
Change in fair value of warrants	(1,747,324)	206,166,000	(6,311,824)	206,166,000
Loss on issuance of debt to related party	-	(40,531,000)	-	(40,531,000)
ELOC commitment fees	-	(7,400,000)	-	(7,400,000)
Unrealized loss on derivative asset	-	(16,058,628)	-	(16,058,628)
Interest income (expense), net	(6,549,595)	(2,067,970)	(9,633,164)	(3,566,870)
Other income (expense), net	108,389	(260,732)	424,407	(322,748)
Total other income (expense)	(8,376,901)	144,645,650	(15,851,810)	143,084,734

Net income (loss)	$(14,133,018)	$110,268,109	$(31,945,434)	$102,800,908

Net Income (loss) per common share; basic and diluted	$(0.04)	$0.83	$(0.11)	$0.84

Weighted average number of common shares outstanding; basic and diluted	353,177,339	133,638,081	297,418,437	121,740,904

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

XCF GLOBAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	For the Three and Six Months Ended June 30, 2026
	Common		Additional
	Stock		Paid in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2025	206,473,533	$20,646	$54,356,988	$(16,725,685)	$37,651,949
ELOC at the market stock sales	15,200,000	1,519	2,678,710	-	2,680,229
EEME Energy SPV LLC, stock issued	69,000,000	6,900	6,893,100	-	6,900,000
BTIG, LLC, stock issued in settlement	275,144	27	69,308	-	69,335
Stock based compensation expense (benefit) associated with restricted stock units	-	-	(4,704,128)	-	(4,704,128)
Non-employee share-based payments	-	-	524,325	-	524,325
Net loss	-	-	-	(17,812,415)	(17,812,415)
Balance, as of March 31, 2026	290,948,677	29,092	59,818,303	(34,538,100)	25,309,295

EEME Energy SPV I LLC capital raise	34,333,340	3,433	4,096,568	-	4,100,001
Common stock issued for penalty interest on notes payable	1,684,111	168	1,858,378	-	1,858,546
Common stock issued to Brown Stone	23,333,340	2,333	2,997,667	-	3,000,000
Common stock issued to Roth Capital	1,012,353	101	362,149	-	362,250
Common stock issued to Narrow Road	666,667	67	99,933	-	100,000
Common stock issued to Connective Capital	2,666,667	267	399,733	-	400,000
Common stock issued to Intracoastal Capital	666,667	67	99,933	-	100,000
Common stock issued to Wainwright	151,666	15	22,735	-	22,750
Common stock issued to Encore, a related party, to settle accounts payable	37,033,385	3,703	16,698,354	-	16,702,057
Common stock issued to settle accounts payable with vendors	2,033,621	206	917,414	-	917,620
Stock issuance costs	-	-	(68,702)	-	(68,702)
Stock based compensation expense (benefit) associated with restricted stock units	-	-	(1,400,456)	-	(1,400,456)
Net loss	-	-	-	(14,133,018)	(14,133,018)
Balance as of June 30, 2026	394,530,494	$39,452	$85,902,009	$(48,671,118)	$37,270,343

F-4

XCF GLOBAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	For the Three and Six Months Ended June 30, 2025
	Members’
	Contributions,		Common		Additional
	Net of	Members’	Stock		Paid in	Accumulated	Total
	Distributions	Deficit	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2024	$-	$-	140,227,818	$140,228	$70,313,190	$(29,018,191)	$41,435,227
Recapitalization on February 19, 2025	-	-	42,850,576	42,851	(70,313,190)	(18,269,283)	(88,539,622)
Balance as of December 31, 2024, as adjusted	-	-	183,078,394	183,078	-	(47,287,474)	(47,104,397)
Net loss	-	-	-	-	-	(7,467,201)	(7,467,201)
Balance at March 31, 2025	$-	$-	183,078,394	$183,078	$-	$(54,754,675)	$(54,571,597)

Recapitalization on June 6, 2025	-	-	(57,446,488)	(170,515)	43,613,494	(43,442,979)	-
Issuance of common stock to Focus Impact in connection with the Business Combination	-	-	5,322,463	532	(226,081,998)		(226,081,466)
ELOC commitment fee	-	-	507,802	51	7,399,949		7,400,000
Common stock issued for conversion of loan payable to related party	-	-	10,000,000	1,000	99,999,000		100,000,000
Agreements in connection with the Business Combination	-	-	622,109	62	1,239,938		1,240,000
Common stock issued for conversion of loan payable to related party	-	-	1,200,000	120	(120)		-
Common stock issued for conversion of loan payable to related party	-	-	3,431,096	343	40,399,657		40,400,000
Common stock issued in conjunction with promissory notes	-	-	686	-	10,000		10,000
Common stock issued as compensation for severance	-	-	600,000	60	13,199,940		13,200,000
Common stock issued as replacement shares to Randy Soule	-	-	1,948,862	195	19,088,430		19,088,625
Stock based compensation associated with restricted stock	-	-	-	-	1,131,710		1,131,710
Net income	-	-	-	-		110,268,109	110,268,109
Balance at June 30, 2025	$-	$-	149,264,925	$14,926	$-	$12,070,455	$12,085,381

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

XCF GLOBAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net income (loss)	$(31,945,434)	$102,800,908
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Stock-based compensation expense (benefit)	(6,104,584)	1,186,605
Non-cash severance expense	(14,516)	13,200,000
Non-employee share-based payments	524,325	-
Net realizable value adjustments	-	2,581,874
Change in fair value of notes payable	331,229	(4,797,980)
Change in fair value of loans payable to related party	-	79,000
Amortization of debt discount	-	105,747
Loss on issuance of debt to related party	-	40,531,000
Loss on issuance of debt	-	138,000
ELOC commitment fee expense	-	7,400,000
Change in fair value of warrant liabilities	6,311,824	(206,166,000)
Change in fair value of derivative asset	-	16,058,628
Bad debt expense	1,655,291	-
Changes in operating assets and liabilities:
Accounts receivable	21,183,836	(7,364,394)
Related party receivable	-	(65,180)
Inventories	(7,023,176)	(5,932,599)
Security deposit	700,000	-
Other current assets	(489,199)	191,389
Related party payable	-	709,318
Accounts payable	(4,613,211)	15,241,633
Loans payable to related party	-	-
Professional fees payable	-	4,915,209
Accrued expenses and other current liabilities	8,797,246	10,651,043
Net cash used in operating activities	(10,686,369)	(8,535,798)
Cash flows from investing activities:
Cash acquired in Acquisition	-	220,897
Capital expenditures for construction in progress	(6,355,930)	(1,474,214)
Net cash used in investing activities	(6,355,930)	(1,253,317)
Cash flows from financing activities:
Proceeds from member contributions	-	4,387,000
Proceeds from borrowing	1,200,000	1,950,000
Proceeds from related party note payable	-	2,500,000
Payment of GNCU loans	(750,000)	-
Payment of financial liability	(900,000)	-
Proceeds for common stock issued to EEME	11,000,001	-
Proceeds from note payable	31,917	950,000
ELOC at the market stock sales	2,680,233	-
Proceeds from issuance of common stock to Brown Stone	3,000,000	-
Proceeds from issuance of common stock to Roth Capital	362,250	-
Proceeds from issuance of common stock to Narrow Road	100,000	-
Proceeds from issuance of common stock to Connective Capital	400,000	-
Proceeds from issuance of common stock to Intracoastal Capital	100,000	-
Proceeds from issuance of common stock to Wainwright	22,750
Capital raise costs	(35,000)	-
Net cash provided by financing activities	17,212,151	9,787,000

Net increase in cash, cash equivalents and restricted cash	169,852	(2,115)
Cash, cash equivalents and restricted cash at beginning of period	159,232	413,006
Cash, cash equivalents and restricted cash at the end of period	$329,084	$410,891

Supplemental disclosure of cash flow information
Cash paid for interest	$1,741,304	$-

Supplemental disclosure of Non-Cash Investing and Financing Activities:
Capitalization of debt closing costs to construction in progress	$-	$107,650
Issuance of common stock in exchange for members’ equity in Acquisition	$-	$1,060,619,510
Assumption of net assets (liabilities) in Acquisition	$-	$(93,647,521)
Issuance of membership units to settle related party payables	$-	$500,000
Assumption of net assets (liabilities) from Business Combination	$-	$(226,081,466)
Conversion of convertible note payable to related parties into New XCF common stock	$-	$100,000,000
Issuance of common stock for ELOC commitment fee	$-	$7,400,000
Conversion of non redemption agreement	$-	$1,240,000
Interest capitalization on notes payable	$4,802,006	$5,943,286
Interest capitalization on financial liability	$5,445,590	$5,306,929
Conversion of miscellaneous notes and payables to equity	$917,621	$-
Common stock issued as penalty interest on various notes	$1,858,547	$-
Common stock issued to vendor	$69,335	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-6

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Description of Business

XCF Global, Inc. (“New XCF, the “Company”, or “we”), a Delaware corporation, formerly known as Focus Impact BH3 NewCo, Inc., was founded on March 6, 2024, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. Subsequent to the Business Combination, the name was changed to XCF Global, Inc.

In connection with the completion of the Business Combination described below under “Business Combination,” XCF Global Capital, Inc., a Nevada corporation (referred to herein as “Legacy XCF”), became a wholly-owned subsidiary of New XCF. Legacy XCF was formed in January 2023, and was founded to develop, operate and invest in renewable energy assets and production facilities. Throughout 2023, Legacy XCF identified acquisition targets in Nevada, Florida, and North Carolina as the foundation for the Company’s first production of sustainable aviation fuel (“SAF”), a synthetic kerosene derived from waste- and residue-based feedstocks such as waste oils and fats, green and municipal waste, and non-food crops and, currently, blended with conventional Jet-A fuel. We are committed to reducing the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. Though we are focused on promoting and accelerating the decarbonization of the aviation industry through SAF, we may, opportunistically, produce other renewable products such as renewable diesel, a renewable fuel, and bio-based glycerol, also known as natural glycerin, which is used in healthcare, food, and cosmetics industries. We believe there is a market opportunity in the aviation and renewable sectors as a result of a combination of regulatory support, industry-led demand and end-user commitment. The actual market environment may evolve differently from our expectations and is subject to a variety of external forces such as government regulation and technological development that may impact the market opportunity. New XCF intends to build a nationwide portfolio of SAF and renewable fuels production facilities that use waste- and residue-based feedstocks at competitive production costs. We also intend to implement a fully integrated business model from feedstock supply and production to marketing and sales of SAF. New XCF is currently one of the few publicly traded renewable fuels companies primarily focused on SAF and renewable fuels in the United States, with the stated intention to be a majority SAF producer, distinguishing itself from peers that are predominantly legacy crude oil refiners. We intend to scale and operate clean fuel production facilities engineered to the highest levels of compliance, reliability, and quality. We also own dormant biodiesel plants located in Fort Myers, Florida and Wilson, North Carolina that we intend to further build-out and reconstruct SAF, renewable fuels and/or associated SAF-related infrastructure. We are continuing to evaluate the role of each of the Fort Myers, Florida and Wilson, North Carolina facilities within New XCF’s broader SAF and biofuels value chain.

On January 23, 2025 and February 19, 2025, Legacy XCF completed its acquisitions (the “Acquisition”) of New Rise SAF Renewables Limited Liability Company, (“New Rise SAF”) and New Rise Renewables, LLC. (“New Rise Renewables”) (collectively the “New Rise Entities”), which became wholly owned subsidiaries of XCF Global Capital, Inc. (“Legacy XCF”). New Rise Renewables, a Delaware limited liability company, was formed on September 23, 2016 for the purpose of owning 100% of New Rise Renewables Reno, LLC (“New Rise Reno”). New Rise Renewables is focused on producing renewable fuels to lower the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. The New Rise Reno facility is built on a 10-acre parcel located within McCarran, Nevada. New Rise Reno’s activities have primarily consisted of acquiring plant assets, infrastructure development and construction, and other pre-operational expenditures. In February 2025, New Rise Reno began initial production of SAF and renewable naphtha (a byproduct in SAF production). First deliveries of neat SAF and renewable naphtha began in March 2025. During the initial phase of production ramp-up, New Rise Reno production facility operated at approximately 50% of nameplate capacity. Until SAF production is at nameplate capacity, New Rise Reno is not deemed to be an operating facility and classifies as under construction until final project acceptance under New Rise’s license agreement with Axens North America under the original intention of the SAF conversion. Such final project acceptance has not yet been completed. While ramp-up processes are being undertaken and until final plant acceptance, management has made the determination to temporarily produce and sell renewable diesel, a byproduct of SAF production, which can be achieved at approximately 2,000 barrels per day, which is approximately 20% below nameplate capacity, and without any additional modifications to the facility. In May 2025, New Rise Reno began selling renewable diesel under its Supply and Offtake Agreement with Phillips 66 (the “P66 Agreement”). On April 2, 2026, P66 delivered notice to New Rise Reno of termination of the P66 Agreement, and the P66 Agreement was terminated as of May 1, 2026. On April 9, 2026, the Company entered into a term sheet (the “BGN Term Sheet”) with BGN INT US, LLC (“BGN”), an independent global energy and commodities group, pursuant to which the Company would provide inside-the-fence logistics, production and refining services, storage and blending as well as marketing support in coordination with BGN’s sales and logistics teams.  On July 7, 2026, the Company announced the execution of definitive agreements with BGN, which established the commercial structure previously contemplated under the BGN Term Sheet.  Pursuant to the definitive agreements, BGN is expected to facilitate feedstock supply and serve as  a commercialization partner for renewable fuels produced at the Company’s New Rise Renewables Reno facility, including sustainable aviation fuel, renewable diesel and renewable naphtha. The parties intend to coordinate production planning, logistics, and product marketing activities designed to support efficient delivery to end markets.

F-7

Business Combination

On March 11, 2024, Legacy XCF entered into a business combination agreement (the “Business Combination Agreement”) with Focus Impact BH3 Acquisition Company (“Focus Impact”), Focus Impact BH3 Newco, Inc., (“NewCo”) a wholly owned subsidiary of Focus Impact, Focus Impact BH3 Merger Sub 1, LLC, a wholly owned subsidiary of NewCo (“Merger Sub 1”), and Focus Impact BH3 Merger Sub 2, Inc., a wholly owned subsidiary of NewCo (“Merger Sub 2”). The business combination was effected in two steps: (a) Focus Impact merged with and into Merger Sub 1, with Merger Sub 1 being the surviving entity as a wholly owned subsidiary of NewCo; and (b) immediately after, Merger Sub 2 merged with and into Legacy XCF, with Legacy XCF continuing as a wholly-owned subsidiary of NewCo (these transactions, collectively, the “Business Combination”).

The Business Combination closed on June 6, 2025 (the “Closing Date”). As a result of the Business Combination, NewCo, subsequently changed its name to XCF Global, Inc. and became a new publicly traded company on NASDAQ (Nasdaq: SAFX).

In connection with the closing of the Business Combination:

●	All shares of Class A common stock of Legacy XCF outstanding as of immediately prior to the Business Combination were cancelled and automatically converted into the right to receive an aggregate 142,130,632 shares of New XCF Class A common stock, par value $0.0001 per share.

●	All 651,919 shares outstanding Focus Impact Class A and Class B common stock were cancelled and converted into shares of common stock of New XCF on a one-for-one basis.

●	11,500,000 redeemable outstanding public warrants and 6,400,000 private placement warrants of Focus Impact representing the right to purchase one share of Focus Impact Class A common stock were adjusted to represent the right to purchase one share of New XCF Class A common stock at $11.50 per share.

The Business Combination was accounted for as a reverse recapitalization in accordance with US GAAP. Accordingly, Legacy XCF was deemed the accounting acquirer (and legal acquiree) and NewCo was treated as the accounting acquiree (and legal acquirer).

Under this method of accounting, the reverse recapitalization was treated as the equivalent of Legacy XCF issuing stock for the net assets (liabilities) of Focus Impact, accompanied by a recapitalization. The net assets of Focus Impact are stated at historical cost, with no goodwill or other intangible assets recorded. The consolidated assets, liabilities, and results of operations prior to the Business Combination are those of Legacy XCF. All periods prior to the Business Combination have been retrospectively adjusted in accordance with the Business Combination Agreement for the equivalent number of common shares outstanding immediately after the Business Combination to affect the reverse recapitalization. Additionally, all outstanding convertible notes were adjusted in accordance with their terms, which will, among other changes to the convertible note terms, result in proportionate adjustments being made to the number of shares issuable upon exercise of such convertible notes and to the exercise and redemption prices of such convertible notes. The number of shares for all periods prior to the Closing Date have been retrospectively decreased using the exchange ratio that was established (the “Exchange Ratio”).

F-8

The following table sets forth the assets and liabilities as of June 6, 2025, that were assumed in connection with the execution of the Business Combination:

Focus Impact
Current assets:
Loan receivable	$2,000,000
Other current assets	71,556
Total current assets	2,071,556

Total assets acquired	$2,071,556
Current liabilities:
Non-redemption agreement	$1,240,000
Accrued expenses and other current liabilities	7,686,531
Notes payable	8,558,492
Warrant liabilities	210,668,000
Total current liabilities assumed	$228,153,023

Total assets acquired and liabilities assumed	$(226,081,467)

In connection with the Business Combination, we incurred a total of approximately $17,011,496 of transaction costs, consisting of legal and other professional fees, of which $6,923,808 was recorded to additional paid-in capital, and $10,087,688 was recorded as an expense in professional fees on the unaudited condensed consolidated statements of operations. All contractual receivables are expected to be collected.

Conversion of Convertible Note to related party

In connection with the closing of the Business Combination, an outstanding Legacy XCF convertible note-to-related party with an aggregate principal amount of $100,000,000 was converted into 10,000,000 shares of New XCF Class A common stock.

Public Warrants and Private Placement Warrants

In connection with the closing of the Business Combination, the Company assumed 11,500,000 outstanding public warrants (the “Public Warrants”) to purchase an aggregate of 11,500,000 shares of Focus Impact Class A common stock at $11.50 per share, which were adjusted to represent the right to purchase an aggregate of 11,500,000 shares of New XCF Class A common stock at $11.50 per share. The total value of the liability associated with the Public Warrants was $121,900,000 measured at fair value at the Closing Date.

In connection with the closing of the Business Combination, the Company assumed 6,400,000 outstanding private placement warrants (the “Private Placement Warrants”) to purchase an aggregate of 6,400,000 of Focus Impact Class A common stock at $11.50 per share, which were adjusted to represent the right to purchase an aggregate of 6,400,000 shares of New XCF Class A common stock at $11.50 per share. The total value of the liability associated with the Private Placement Warrants was $88,768,000 at the Closing Date

F-9

The Private Placement Warrants are identical to the Public Warrants underlying the units initially sold by Focus Impact, except that the Private Placement Warrants: (i) will not be redeemable by the Company so long as they are held by the Former Sponsor or Sponsor (as defined in the Private Placement Warrants and the Public Warrants) or any of its permitted transferees; (ii) may be exercised for cash or on a cashless basis, so long as they are held by the Former Sponsor or Sponsor or any of its permitted transferees and (iii) are (including the common stock issuable upon exercise of the Private Placement Warrants) entitled to registration rights. Additionally, the Former Sponsor and Sponsor have agreed not to transfer, assign or sell any of the Private Placement Warrants, including the Class A common stock issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Initial Business Combination.

ELOC Agreement

On May 30, 2025, New XCF and Legacy XCF entered into an equity line of credit purchase agreement (the “ELOC Agreement”) with Helena Global Investment Opportunities I Ltd (“Helena”). Pursuant to the ELOC Agreement, following the completion of the Business Combination, New XCF will have the right to issue and to sell to Helena from time to time, as provided in the ELOC Agreement, up to $50,000,000 of Class A common stock of New XCF, subject to the conditions set forth therein. At issuance, the fair value of the ELOC Agreement was zero. As of June 30, 2026, the Company has sold 17,350,000 shares of Class A common stock raising $2,944,118 net of commissions due Helena related to these At the Market (“ATM”) stock sales and before note payments to Skyfall Capital and YBR Advisors.

As a commitment fee in connection with the execution of the ELOC Agreement, on May 31, 2025, Legacy XCF issued to Helena 740,000 shares of Legacy XCF’s common stock (the “Commitment Shares”). The Commitment Shares were valued at $10.00 per share for a total value of $7,400,000 which was recorded in ELOC commitment fees in the consolidated statements of operations.

On June 15, 2026, the Company terminated the Helena Agreement.

Reverse Asset Acquisition

On December 8, 2023, Legacy XCF and the owners of New Rise Renewables and New Rise SAF, entered into two agreements: (1) the Membership Interest Purchase Agreement with New Rise SAF (“New Rise SAF MIPA”), and (2) the Membership Interest Purchase Agreement with New Rise Renewables (the “New Rise Renewables MIPA,” and together with the New Rise SAF MIPA, the “MIPAs”). The MIPAs facilitated the purchase of 100% of the equity in both New Rise Renewables and New Rise SAF by Legacy XCF, with both transactions closing during the period ending March 31, 2025. The two transactions were consummated as follows:

●	On January 23, 2025, the New Rise SAF acquisition closed when Legacy XCF transferred 18,730,000 shares of its common stock to Randy Soule and GL Part I SPV, LLC (“GL”) – the two legacy membership interest holders of New Rise SAF – in exchange for 100% of the outstanding membership interests of that entity.

●	On February 19, 2025, the New Rise Renewables acquisition closed when Legacy XCF transferred 87,331,951 shares of its common stock to RESC Renewables, LLC (“RESC”) and GL– the two legacy membership interest holders of New Rise Renewables – and issued a $100,000,000 convertible promissory note dated February 19, 2025 (discussed in the “Convertible Promissory Note” section below) to RESC in exchange for 100% of the outstanding membership interests of New Rise Renewables.

F-10

The exchange of equity interests between Legacy XCF and the New Rise Entities were executed in contemplation of one another and were treated as a combined transaction, which resulted in the New Rise entities becoming wholly owned subsidiaries of Legacy XCF. The combined transaction was accounted for as a reverse asset acquisition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805-50, “Business Combinations – Related Issues”. New Rise Entities are considered the accounting acquirers and legal acquirees, and Legacy XCF is the legal acquirer and accounting acquiree.

As a result of the Acquisition, the historical financial statements of the consolidated company prior to February 19, 2025, are those of New Rise Renewables and New Rise SAF. The assets and liabilities of Legacy XCF were recorded at fair value as of the acquisition date. The equity structure presented in the financial statements has been retroactively restated to reflect the legal capital structure of Legacy XCF, including the shares issued to New Rise Renewables and New Rise SAF in connection with the acquisition. Prior to the recapitalization, members of the New Rise entities contributed $4,887,000 in equity interests. Total shares of Legacy XCF common stock outstanding immediately following the close of transaction were 183,078,394.

The following table sets forth the fair values of the assets and liabilities as of February 19, 2025, that were assumed in connection with the execution of the MIPAs:

Legacy XCF
Current assets:
Cash and cash equivalents	$220,897
Related party receivables	674,737
Receivable from New Rise Renewables LLC	1,939,974
Convertible notes receivable	141,401
Total current assets	2,977,009
Land	179,000
Construction in progress	10,763,059
Total assets acquired	$13,919,068
Current liabilities:
Professional fees payable	$2,975,451
Accrued expenses and other current liabilities	191,677
Accrued interest on notes payable	501,402
Notes payable	1,964,417
Loan payable to related party	1,712,745
Convertible notes payable to related party (Note 9)	100,000,000
Total current liabilities assumed	107,345,692
Total assets acquired and liabilities assumed	$(93,426,624)

The results of operations for Legacy XCF are included in the consolidated financial statements from the date of acquisition forward. All intercompany accounts and transactions have been eliminated in consolidation. All contractual receivables are expected to be collected.

F-11

Proposed Transaction with Southern Energy Renewables and DevvStream Corp.

On January 26, 2026, the Company entered into a binding term sheet (the “Term Sheet”) with Southern Energy Renewables, Inc., a Louisiana corporation (“Southern”), DevvStream Corp., an Alberta corporation (“DEVS”), and EEME Energy SPV I LLC (“EEME”), which sets forth the principal terms and conditions of a proposed business combination and related financing transactions (collectively, the “Proposed Transaction”). Pursuant to the Term Sheet, and subject to the finalization of mutually agreeable merger structure and definitive transaction documents and ultimately the satisfaction of certain closing conditions, it is expected that Southern and DEVS will each merge with wholly-owned subsidiaries of the Company, with Southern and DEVS surviving, and their respective stockholders receiving shares of Class A common stock of the Company, par value $0.0001 per share, resulting in Southern and DEVS becoming wholly-owned subsidiaries of XCF. EEME is a related party and is a significant shareholder of New XCF.

In connection with and to support the Proposed Transaction, the Company agreed to invest $10,000,000 to convert and build out its New Rise Reno facility for sustainable aviation fuel blending and related corporate purposes, to be funded through the sale by the Company to EEME of $10,000,000 Common Stock. During the three months ended March 31, 2026, EEME has purchased 69,000,000 shares of Common Stock for $6,900,000. During the three months ended June 30, 2026, EEME has purchased an additional 21,000,000 shares of Common Stock for $2,100,000 bringing the total to $9,000,000. The remaining 10,000,000 shares were purchased by Brown Stone Capital for $1,000,000.

Liquidity and Going Concern

In accordance with Accounting Standards Update, (“ASU”), 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“ASC 205-40”), Management has the responsibility to evaluate whether conditions and/or events raise substantial doubt about the Company’s ability to meet its future financial obligations as they become due within one year after the date that the unaudited condensed consolidated financial statements are issued. This evaluation requires management to perform two steps. First, management must evaluate whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern. Second, if management concludes that substantial doubt is raised, management is required to consider whether it has plans in place to alleviate that doubt. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the unaudited condensed consolidated financial statements are issued. Disclosures in the notes to the unaudited condensed consolidated financial statements are required if management concludes that substantial doubt exists or that its plans alleviate the substantial doubt that was raised.

Since inception through June 30, 2026, the Company has incurred recurring losses from operations. The loss from operations was ($16,093,624) and ($40,283,826) for the six months ended June 30, 2026, and 2025, respectively. The Company had an accumulated deficit of $(48,671,118) and current liabilities of $250,934,098 as of June 30, 2026. The Company has cash equivalents, excluding restricted cash, of $329,084 at June 30, 2026. Management believes that operating losses and negative operating cash flows will continue into the foreseeable future, until such time as the New Rise Reno refinery becomes fully operational. These conditions raise substantial doubt about our ability to continue as a going concern.

Our ultimate success is dependent on our ability to obtain additional financing and generate sufficient cash flow to meet the Company’s obligations on a timely basis. The business will require significant capital to sustain operations and significant investments to execute the Company’s long-term business plan. Absent generation of sufficient revenue from the execution of the Company’s long-term business plan, we will need to obtain debt or equity financing, especially if the Company experiences downturns in its business that are more severe or longer than anticipated, or if we experience significant increases in expense levels resulting from being a publicly-traded company or operations. Such additional debt or equity financing may not be available to the Company on favorable terms, if at all.

F-12

If we are not able to secure adequate additional funding when needed, we will need to reevaluate the Company’s operating plan and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned programs or cease operations entirely. These actions could materially impact our business, results of operations and future prospects. There can be no assurance that in the event we require additional financing, such financing will be available on terms that are favorable, or at all. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending would have a material adverse effect on our ability to achieve our intended business objectives.

Therefore, there is substantial doubt about our ability to continue as a going concern within one year after the date that the unaudited condensed consolidated financial statements are issued. The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to the Company’s ability to continue as a going concern.

Change in Reporting Presentation

Previously, the Company presented professional fees payable as separate line items in the condensed consolidated balance sheets. During the first quarter of 2026, the Company made a voluntary change in accounting presentation to reclassify the amounts to accounts payable and accrued expenses and other current liabilities. Prior period amounts of $7,845,379 and $2,697,000 have been reclassified to accounts payable and accrued expenses and other current liabilities, respectively, to conform to the current year presentation.

Previously, the Company presented the change in fair value of notes payable in the other income (expense) line item in the condensed consolidated statement of operations. During the second quarter of 2025, the Company made a voluntary change in accounting presentation to reclassify the amounts to a separate line item. Prior period amounts of $(45,000) have been reclassified to change in fair value of notes payable, respectively, to conform to the current year presentation.

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements for New XCF and its wholly-owned subsidiaries have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and the instructions to Form 10-Q. They do not include all of the information and disclosures required by U.S. GAAP for complete financial statements and should be read in conjunction with the consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2025. All intercompany balances and transactions have been eliminated in consolidation. In the Company’s opinion, all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation have been included.

Emerging Growth Company Status

After the closing of the Business Combination, the Company has elected to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

F-13

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected to opt out of the extended transition period and will adopt new or revised financial accounting standards upon the effective dates for non-emerging growth companies. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. Such estimates include the opening balance sheet fair values in connection with the Acquisition, allowance for credit losses, reserves for net realizable value of inventory, useful lives of property, plant and equipment, the valuation of long-lived assets and their recoverability, stock-based compensation, the valuation of warrant liabilities, the valuation of loans payable where the fair value option was elected, the valuation of loans payable to related parties where the fair value option was elected, and accounting for income taxes and uncertain tax positions. The Company bases its estimates on historical experience and also on assumptions that management considers reasonable. The Company assesses these estimates on an ongoing basis; however, actual results could materially differ from these estimates.

Segments

Operating segments as defined in ASC 280, “Segment Reporting”, are components of public entities that engage in business activities from which they may earn revenues and incur expenses for which separate financial information is available and which is evaluated regularly by the Company’s chief operating decision maker in deciding how to assess performance and allocate resources.

The Company has one reportable segment: renewable fuels. The renewable fuels segment will derive revenues from selling renewable energy products in the future once the Company’s plant facilities reach principal operations. The Company’s chief operating decision maker is the senior executive committee that includes the Chief Executive Officer and Chief Financial Officer.

The measures of segment profit or loss and total assets used by the chief operating decision maker to assess performance for the renewable fuels segment and decide how to allocate resources is based on net income (loss) and total assets as reported on the consolidated statements of operations and balance sheets, respectively. The significant expense categories, their amounts and other segment items that are regularly provided to the chief operating decision maker are those that are reported in the Company’s consolidated statements of operations.

Cash, Cash Equivalents and Restricted Cash

All highly liquid temporary cash investments with original maturities of three months or less are cash equivalents. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings. The Company has not experienced any losses on these accounts and believes credit risk to be minimal. Restricted cash represents funds the Company is required to set aside for debt servicing purposes. The Company does not have restricted funds during the six months ended June 30, 2026.

F-14

The Company reconciles cash, cash equivalents, and restricted cash reported in its consolidated balance sheets that aggregate to the beginning and ending balances shown in the Company’s consolidated statements of cash flows as follows:

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$329,084	$154,937
Restricted cash	-	4,295
Total cash, cash equivalents and restricted cash	$329,084	$159,232

Accounts Receivable

Accounts receivable, net, are reported at the invoiced amount, less an allowance for potential uncollectible amounts. The Company did not recognize an allowance for uncollectible amounts as of June 30, 2026 and December 31, 2025.

Inventory

Inventories are comprised of raw materials, work-in-process and finished goods, and are stated at the lower of cost and net realizable value. Cost is determined using the weighted-average method. Management compares the cost of inventories with the net realizable value, and an allowance is made to write down inventories to market value, if lower. Net realizable value is the estimated selling price in the ordinary course of business, less predictable cost of completion and applicable selling expenses. The cost of inventories includes inbound freight costs.

On October 1, 2025, New Rise Reno entered into Amendment No. 9 to the P66 Agreement. The amendment modifies certain operational provisions of the P66 Agreement, including clarifying that Phillips 66 retains title to feedstock while such feedstock is stored at the New Rise facility and that title transfers to New Rise only when the feedstock exits storage tanks and enters process units for conversion. The amendment also grants Phillips 66 a continuing right, exercisable upon written notice, to require reloading of feedstock from storage tanks into railcars. Previously, as a result of Amendment No. 9, the feedstock was not controlled by New Rise and therefore, no raw material was recorded. As a result of and in accordance with Amendment No. 9, all feedstock at the New Rise Reno facility has entered the process for conversion and therefore, all raw material has been recorded as raw material inventory. On April 1, 2026, the P66 agreement was terminated (see Note 11). On June 30, 2026, the Company had $6,369,992 in raw materials that had entered the process for conversion and therefore included in inventory of the Company. The Company also had accounts receivable due from Phillips 66 of $1,711,635 and accounts payable due to Phillips 66 of $7,737,076 related to the processing arrangement. In addition, the Company’s finished goods inventory included $991,155 of SBC produced from feedstock for which title had transferred to the Company.

Property, Plant and Equipment

Land, machinery and equipment and operation plant are recorded at cost less accumulated depreciation. Depreciation of machinery and equipment and operation plant is calculated on a straight-line basis over the estimated useful lives of the assets, which generally range from three to thirty-nine years. Expenditures for renewals and betterments that extend the useful lives of or improve existing property or equipment are capitalized. Expenditure on maintenance and repairs are expensed as incurred.

Depreciation commences upon the machinery and equipment and operation plant being placed in service. As of June 30, 2026, no machinery, equipment or operation plant had been placed in service and therefore there was no depreciation expense or accumulated depreciation as of the balance sheet date.

F-15

Construction in progress represents expenditures necessary to bring an asset, project, new facilities or equipment to the condition necessary for its intended use and are capitalized and recorded at cost. Once completed and ready for its intended use, the asset is transferred to property, plant and equipment to be depreciated or amortized.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property, plant and equipment and finite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability is assessed by comparing the carrying amount of the asset group to the undiscounted future cash flows expected to result from the use and eventual disposition of the assets. If the carrying amount exceeds the undiscounted cash flows, an impairment loss is recognized for the amount by which the carrying amount exceeds fair value, generally determined using discounted cash flow techniques or market participant assumptions. The impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair market value of the assets and is allocated to individual assets in the asset group on a relative fair value basis, not to be reduced below an individual asset’s fair value. The Company operates in one reporting unit.

For the six months ending June 30, 2026, and December 31, 2025, no events were identified that would require a quantitative assessment for impairment.

Subscription Agreement

On November 3, 2023, Focus Impact entered into a subscription agreement (the “Subscription Agreement”) with Focus Impact BHAC Sponsor, LLC and Polar Multi-Strategy Master Fund (“Polar”), pursuant to which Polar agreed to make certain capital contributions to Focus Impact of up to $1,200,000 (the “Capital Contribution” or “Note Payable - Polar”) at the request of Focus Impact. The Capital Contribution were to be repaid to Polar by Focus Impact within five (5) business days of Focus Impact’s closing of the Business Combination (the “Closing”). Polar could elect to receive such repayment in cash or in shares of Class A common stock of New XCF. Additionally, as stipulated by the Subscription Agreement, in consideration of the Capital Contribution funded by Polar, 1,200,000 shares of New XCF Class A common stock was issued to Polar on the Closing Date (“Subscription Agreement Shares – Polar”).

In accordance with ASC 825, Focus Impact elected to record the Note Payable - Polar at fair value upon issuance and will remeasure the Note Payable - Polar at fair value at each reporting period.

The Note Payable - Polar was not settled at close of the Business Combination, and New XCF assumed the obligation. Pursuant to Section 1.5 and Section 1.6 of the Subscription Agreement, Polar gave notice to the Company, that as of June 17, 2025, the Company was in default of the agreement (“the Default Date”). Since the default continued for a period of five business days from the Default Date (the “Default”), the Company will issue 120,000 shares of common stock to Polar each month until the Default is cured (the “Default Shares – Polar”). For the period beginning June 17, 2025 and ending October of 2025, the Company has issued a total of 720,000 shares to Polar. On April 24, 2026, the Company issued an additional 600,000 shares to Polar as default penalty shares for a total of 1,320,000 shares. The additional shares to Polar are included in the caption “Common stock issued for penalty on notes payable” reflected in the Unaudited Condensed Consolidated Statements of Stockholders’ Equity. This brings the Company current through April 2026. It is delinquent in delivering the proper number of shares as called for by the Subscription Agreement by 240,000 Class A shares of Common Stock for the period ended June 30, 2026.

F-16

Derivative Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in FASB ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”), and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, was conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding. The Company has concluded that the Public Warrants and Private Placement Warrants issued pursuant to the warrant agreements qualify for liability accounting treatment and are recorded as derivative liabilities on the consolidated balance sheets and measured at fair value at issuance and remeasured at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations during the period of change.

On June 12, 2026, the Company issued 100,000 New Warrants with an exercise price of $0.21 and a termination date of June 12, 2031. The Company’s stock price on June 12, 2026, was $0.34. Similar to the warrants described above, the Company has concluded that the New Warrants were issued with warrant agreements that qualify for liability accounting treatment and are recorded as derivative liabilities on the unaudited condensed consolidated balance sheets and measured at fair value at issuance and remeasured at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations during the period of change.

Derivative Asset

The Company evaluates all features contained in financing agreements to determine if there are any embedded derivatives that require separate accounting from the underlying agreement. An embedded derivative that requires separation is accounted for as a separate asset or liability from the host agreement. The derivative asset or liability is accounted for at fair value, with changes in fair value recognized in the unaudited condensed consolidated statement of operations. The Company determined that certain features under the Helena Note qualified as an embedded derivative. The derivative asset is accounted for separately from the Helena Note at fair value.

Changes in the fair value of derivatives that do not result in current-period cash settlements are non-cash operating items and are excluded from the consolidated statements of cash flows. These non-cash gains and losses are reflected in the reconciliation of net income to net cash provided by operating activities.

Revenue

The Company recognizes revenue when control of the promised goods or services is transferred to its customers, in an amount that reflects the consideration to which it expects to be entitled in exchange for the goods or services. To achieve that core principle, a five-step approach is applied: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue allocated to each performance obligation when the Company satisfies the performance obligation. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account for revenue recognition.

Revenue from the Company’s point in time product sales is recognized when products are transferred, or services are invoiced and control transferred. See Note 3, Revenues from Contracts with Customers.

The Company is the principal in its customer contracts because it has control over the goods and services prior to them being transferred to the customer, and as such, revenue is recognized on a gross basis. Sales taxes are excluded from revenues. Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities.

F-17

Cost of Sales

Cost of sales includes those costs directly associated with the production of revenues, such as raw material consumed, freight costs, personnel costs, and other direct production costs.

Stock-Based Compensation

The Company recognizes compensation expense for all stock-based payment arrangements over the requisite service period of the award and recognizes forfeitures as they occur. For service and performance-based stock options, the Company determines the grant date fair value using the Black-Scholes-Merton option pricing model, which requires the input of certain assumptions, including the expected life of the stock-based payment award, stock price volatility and risk-free interest rate. For restricted stock units, the Company determines the grant date fair value based on the closing market price of its Class A common stock on the date of grant. The Company records the amortization of the cost of stock-based compensation to General and administrative expenses in the Unaudited Condensed Consolidated Statements of Operations. Those shares awarded as severance are recorded in Severance expense on the Unaudited Condensed Consolidated Statements of Operations.

Operating Expenses

Operating expenses are expensed as incurred and include plant utilities, repairs and maintenance, quality control and testing.

General and Administrative

General and administrative expenses are expensed as incurred. The Company’s general and administrative costs consist of personnel costs, financial accounting consulting, legal and regulatory fees, marketing costs, website development costs, insurance costs, travel expenses and hiring expenses.

Severance Expense

Severance expenses consist of cash and stock-based compensation that may be paid to former executives and contractors as part of their severance agreement.

Income Taxes

The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. Accounting standards regarding income taxes require a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a “more likely than not” realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments, and which may not accurately anticipate actual outcomes. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

F-18

Net Income (Loss) Per Common Share

Basic net income (loss) per share is computed by dividing net income (loss) attributable to common stockholders (the numerator) by the weighted average number of common shares outstanding for the period (the denominator). Diluted net income per common share attributable to common shareholders is computed by dividing net income by the weighted average number of common shares outstanding during the period adjusted for the dilutive effects of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Recently Issued, Not Yet Adopted Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) – Disaggregation of Income Statement Expenses,” which requires additional disclosure about specified categories of expenses included in relevant expense captions presented on the income statement. The amendments are effective for annual periods beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either prospectively or retrospectively. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In March 2026, the FASB issued ASU 2026-02, Environmental Credits and Environmental Credit Obligations (Topic 818), which establishes comprehensive recognition, measurement, presentation, and disclosure guidance for environmental credits and related compliance obligations. The standard applies to all environmental credit programs in which an entity obtains or generates tradable instruments that can be used to settle a regulatory compliance obligation or transferred to third parties. The Company’s activities include the production and sale of renewable diesel, renewable naphtha, and renewable jet fuel, which generate Low Carbon Fuel Standard (“LCFS”) credits and other environmental credits under federal and state programs. These credits meet the definition of environmental credits under Topic 818. Under the new guidance, environmental credits are recognized as assets when it is probable that the Company will (i) use the credits to settle a regulatory compliance obligation, (ii) transfer the credits in an exchange transaction, or (iii) transfer the credits in a nonreciprocal transaction. Environmental credits obtained through purchase or generation are initially measured at cost, including directly attributable costs to obtain or generate the credits. Credits intended for compliance are subsequently measured at cost and are not remeasured. Credits intended for sale or transfer are also carried at cost and are subject to impairment when indicators of impairment exist. The Company is currently evaluating the impact of adopting ASU 2026-02 on its consolidated financial statements.

Recently Adopted Accounting Pronouncements

In May 2025, the FASB issued ASU 2025-03 (“ASU 2025-03”), Business Combinations (Topic 805) and Consolidation (Topic 810), which enhance the comparability of financial statements across entities engaging in acquisition transactions effected primarily by exchanging equity interests when the legal acquiree meets the definition of a business. Specifically, under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The amendments in this Update do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The amendments are effective for fiscal years beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. The amendment should be applied prospectively to any acquisition transaction that occurs after the initial application date. Early adoption is permitted as of the beginning of an interim or annual reporting period. The Company early adopted the ASU 2025-03 as of January 1, 2025. The adoption of ASU 2025-03 did not have a material impact on its unaudited condensed consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 (“ASU 2023-09”), Income Taxes, which enhances the transparency of income tax disclosures by expanding annual disclosure requirements related to the rate reconciliation and income taxes paid. The amendments are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied on a prospective basis. Retrospective application is permitted. The Company adopted ASU 2023-09 as of January 1, 2025. The adoption did not have a material impact on its unaudited condensed consolidated financial statements.

In November 2024, the FASB issued ASU 2024-04 (“ASU 2024-04”), Debt-Debt with Conversion and Other Options (Subtopic 470-20). The guidance in ASU 2024-04 clarifies the requirements related to accounting for the settlement of a debt instrument as an induced conversion. The standard is effective for fiscal years beginning after December 15, 2025, and interim periods within fiscal years beginning after December 15, 2025, with early adoption permitted as of the beginning of a reporting period if the entity has also adopted ASU 2020-06 for that period. The Company adopted ASU 2024-04 as of January 1, 2026, on a prospective basis. The adoption did not have a material impact on its unaudited condensed consolidated financial statements.

F-19

In September 2025, the FASB issued ASU 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606): Scope Clarifications for Certain Contracts and Share-Based Consideration. The amendments refine the scope of ASC 815 by introducing a new exception for certain non-exchange-traded contracts whose underlying variables are based on the operations or activities of one of the contract parties, thereby reducing the number of arrangements requiring derivative accounting. The ASU also clarifies that share-based noncash consideration received from a customer is accounted for under ASC 606, measured at fair value at contract inception and recognized as revenue as performance obligations are satisfied, unless and until the instrument becomes subject to other applicable GAAP. ASU 2025-07 is effective for fiscal years beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted ASU 2025-07 as of January 1, 2026. The adoption did not have a material impact on its unaudited condensed consolidated financial statements.

NOTE 3. REVENUE FROM CONTRACTS WITH CUSTOMERS

Historically, the Company’s revenues were generated under an agreement with Phillips 66. Under the Phillips 66 agreement, the Company sold renewable diesel, sustainable aviation fuel, renewable Naphtha, (collectively, “renewable fuels”) and transfer Renewable Identification Numbers (“RIN”) and Low Carbon Fuel Standard credits (“LCFS”) (collectively “environmental credits”) associated with the generation of the renewable fuels. See Note 11, Commitments and Contingencies.

Sale of sustainable aviation fuel and Naphtha

As discussed in Note 1, the Company is currently in the process of constructing plants to process non-food feedstock into renewable fuels. While the Company owns several plants, none of the facilities have commenced production operations as of June 30, 2026. As the plants were in the construction phase, all sales of sustainable aviation fuel and Naphtha are considered activities to bring the plant assets to operating production; therefore, in accordance with ASC 360-10-30-1, sales of sustainable aviation fuel and Naphtha during the construction phase before operational commencement occurs are capitalized as a reduction of the cost of the plant. For the three and six months ended June 30, 2026, $0 and $251,468 of net sales of Naphtha and synthetic blended components were capitalized as a reduction of the cost of the plants, respectively. For the three and six months ended June 30, 2025, $1,854,743 and $2,487,760 of gross sales of Naphtha and synthetic blended components were capitalized as a reduction of the cost of the plants, respectively.

Sale of renewable diesel and environmental credits

The Company generates revenue from the sale of renewable diesel and transfer of related environmental credits when control is transferred to the customer. The amount of consideration to which the Company is entitled for the delivery of renewable diesel and environmental credits is based on pricing established in the contract that is indexed to commodity market prices and quantities sold. Revenue related to the sale of renewable energy and environmental credits is recognized at a point in time when control is transferred to the customer.

The table below presents the Company’s revenue disaggregated by revenue source for the three and six months ending:

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Revenue service line:
Renewable diesel products	$561,549	$3,372,667	$643,656	$3,372,667
Renewable diesel environmental credits	-	3,203,565	97,301	3,203,565
Naphtha product sales	129,332	-	298,612	-
Total revenue	$690,881	$6,576,232	$1,039,569	$6,576,232

F-20

NOTE 4. INVENTORY

Inventory consists of the following:

	June 30,	December 31,
	2026	2025
Finished goods	$991,155	$337,971
Raw materials	6,369,992	-
Total inventory	$7,361,147	$337,971

NOTE 5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	June 30,	December 31,
	2026	2025
Construction in progress	$379,991,332	$362,667,293
Land	1,704,675	1,704,675
Machinery and equipment	9,555,000	9,555,000
Operations plant	16,397,000	16,397,000
Total property, plant and equipment	$407,648,007	$390,323,968

NOTE 6. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	June 30,	December 31,
	2026	2025
Accrued interest	$64,252,834	$49,989,414
Accrued separation expense	10,175,814	5,862,500
Other accrued expenses	2,742,434	5,076,951
Accrued expenses and other current liabilities	$77,171,082	$60,928,865

NOTE 7. NOTES PAYABLE

Greater Nevada Credit Union

As of June 30, 2026, and December 31, 2025, the Company had four notes payable to Greater Nevada Credit Union (“GNCU”, and collectively, the “GNCU Loan”) that are secured by substantially all of New Rise Reno’s assets located in McCarran, Nevada. The loan was made in two tranches of $56,290,000 each. Each tranche is made up of a Note 1 for 80% of the tranche or $45,032,000 and a Note 2 for the remaining 20% or $11,258,000 of the tranche. The Note 1 in each tranche is guaranteed by the US Department of Agriculture Rural Development and bears an interest rate of Wall Street Journal Prime Rate plus 2%. Note 2 in each tranche bears interest at Wall Street Journal Prime Rate plus 7%. At June 30, 2026, the interest rates were 8.75% and 13.75% for Note 1 and Note 2, respectively. At December 31, 2025, the interest rates were 9.25% and 14.25% for Note 1 and Note 2 within each tranche, respectively. All interest is payable monthly. The maturity date for the GNCU Loan is December 6, 2037. The Company is currently in default on these notes due to failure to make required minimum monthly payments and the outstanding balance has been classified as current on the consolidated balance sheets.

F-21

In connection with the issuance of the notes, the Company incurred direct costs and closing fees totaling $3,523,380. In accordance with FASB ASC Topic 835-30, “Imputation of Interest”, these costs have been recognized as debt closing costs and are being amortized over the term of the notes. The monthly amortization is $14,681 and during the six months ended June 30, 2026 and 2025, $44,042 and $44,042, respectively, of debt closing costs have been capitalized as construction in progress. The monthly amortization is $14,681 and during the six months ended June 30, 2026 and 2025, $88,084 and $88,084, respectively, of debt closing costs have been capitalized as construction in progress. The balance of the GNCU Loan is presented net of the unamortized closing costs on the accompanying consolidated balance sheets. As of June 30, 2026, and December 31, 2025, the gross notes payable balance was $112,580,000, which is presented net of the unamortized closing costs on the notes of $2,011,263 and $2,099,347, respectively. As of June 30, 2026, and December 31, 2025, unpaid accrued interest on the notes payable was $25,068,908 and $20,266,902, respectively. Total interest expense for the three and six months ended June 30, 2026, was $2,414,372 and $4,802,006, respectively. For the three and six months ended June 30, 2025, total interest expense was $2,978,679 and $5,943,286, respectively.

Miscellaneous Notes

The Company also assumed several promissory note agreements as part of the Acquisition that occurred in February 2025. The aggregate notes payable balance was $1,648,353 and interest payable of $833,915 as of June 30, 2026. Interest on the promissory notes range from 8% - 12% per annum. Total interest expense for the three and six months ended June 30, 2026, was $27,531 and $833,915, respectively. Total interest expense for the three and six months ended June 30, 2025, was $60,070 and $196,592, respectively. The Company converted several of these notes to equity during the quarter ending June 30, 2026. Maturity dates for these promissory notes are less than one year. One of the promissory notes is secured by the building and all equipment located in the biodiesel plant in Fort Myers, Florida. These notes have matured and the notes are payable on demand. Additionally, the Company elected the fair value option for measuring the fair value of one of its promissory notes assumed in the Acquisition. During the three and six months ended June 30, 2026, the Company recognized a gain of $16,802 and a loss of ($64,009) as compared to a loss of ($5,000) and $50,000 for the same period during 2025 in fair value adjustments related to the promissory note. The loss was recognized in other income (expense) in the unaudited condensed consolidated statements of operations. As of June 30, 2026, the fair value of the promissory note was $542,657.

On May 14, 2026, the Company entered into Debt Conversion Agreements with various miscellaneous note holders. The agreements call for, among other things, a conversion price of $0.451 per share. The debt conversion includes six individuals and business entities providing for the conversion of $917,618 in debt for 2,033,621 shares of the Company’s Class A Common stock.

Narrow Road Capital Note

On May 10, 2025, Legacy XCF and Narrow Road Capital Ltd entered into a promissory note for gross principal amount of $700,000. The promissory note bears interest of $140,000, per quarter, is unsecured, and is due at the earlier of (i) September 30, 2025, or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, the holder had the right, but not the obligation, to elect to receive up to 280,000, shares of Legacy XCF common stock equivalent to 192,141 Class A common stock of New XCF if elected after the Business Combination. On each issuance date, the note and corresponding common stock shares were recognized at their issuance date fair values and any difference, as compared to the cash proceeds received were recorded as a loss from issuance of debt in the consolidated statements of operations. On November 21, 2025 the Company paid $140,000 in accrued interest to Narrow Road Capital. On October 8, 2025, the Company issued 68,214 of New XCF Class A common shares to Narrow Road Capital. On November 21, 2025, the Company issued 102,233 New XCF Class A common shares to Narrow Road Capital. On April 13, 2026, the Company issued 802,629 shares of Class A common stock for penalty interest through March 31, 2026, to Narrow Road Capital. The company has accrued interest outstanding as of June 30, 2026, of $140,000. Additionally, the Company elected the fair value option for measuring this promissory note. For the fair value calculation, the Company assumed that the note would be retired on December 31, 2026, for periods before April 1, 2026. For subsequent periods, the Company is assuming the note will be retired on December 31, 2027. During the three and six months ended June 30, 2026, the Company recognized a gain of $95,180 and $130,821, respectively. During the three- and six-month periods ended June 30, 2025, the Company recognized a loss of $22,000 in fair value adjustments related to the promissory note. The loss was recognized in other income (expense) in the unaudited condensed consolidated statements of operations. As of June 30, 2026, the fair value of the note payable was $1,382,050.

Gregary Segars Cribb Note

On May 10, 2025, Legacy XCF and Gregory Segars Cribb entered into a promissory note for gross principal amount of $250,000. The promissory note bears interest of $50,000, is unsecured, and is due at the earlier of (i), or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, the holder had the right, but not the obligation, to elect to receive up to 100,000 shares of Legacy XCF common stock equivalent to 68,622 Class A common stock of New XCF if elected after the Business Combination. On each issuance date, the note and corresponding common stock shares were recognized at their issuance date fair values and any difference, as compared to the cash proceeds received were recorded as a loss from issuance of debt in the consolidated statements of operations. Additionally, the Company elected the fair value option for measuring this promissory note. For the fair value calculation, the Company assumed that the note would be retired on December 31, 2026, for periods before April 1, 2026. For subsequent periods, the Company is assuming the note will be retired on December 31, 2027. During the three and six months ended June 30, 2026, the Company recognized a gain of $84,538 and $50,034, respectively, in fair value adjustments related to the promissory note. During the three- and six-month periods ended June 30, 2025, the Company recognized a loss of $6,000 in fair value adjustments related to the promissory note. The gain or loss was recognized in other income (expense) in the unaudited condensed consolidated statements of operations. As of June 30, 2026, the fair value of the note payable was $452,215.

F-22

Helena Global Investment Opportunities Note

On May 30, 2025, New XCF, Legacy XCF, Randall Soule (“Soule”), in his individual capacity as a shareholder of Legacy XCF, and Helena Global Investment Opportunities I Ltd (“Helena”) entered into a promissory note (the “Helena” or “Helena Note”) for gross principal amount of $2,000,000. The Helena Note bears interest of $400,000, is unsecured, and is due at the earlier of (i) the date that is three months from Helena’s disbursement of the loan, (ii) an event of default (as specified in the Helena Note), if such note is then declared due and payable in writing by the holder or if a bankruptcy event occurs (in which case no written notice from the holder is required) or (iii) in connection with future debt or equity issuances by New XCF or its subsidiaries. In connection with the issuance of the Helena Note, Soule has agreed to transfer 2,840,000 shares of Legacy XCF common stock held by him to Helena, representing the expected number of shares of Legacy XCF common stock that will be equal to 1,948,862 shares of New XCF Class A common stock as of the closing of the Business Combination (the “Advanced Shares”). Upon Helena’s receipt of an aggregate of $2,400,000 in (i) payments from New XCF and (ii) aggregate net proceeds from the sale of Advanced Shares, New XCF’s payment obligations for principal and interest under the Helena Note will have been satisfied and Helena is obligated to return any remaining Advanced Shares to Soule. If Helena shall have sold all of the Advanced Shares and not yet received at least $2,400,000 in net proceeds from the sale thereof and in other payments from New XCF, New XCF shall remain responsible for payment of any shortfall, which shall be payable as otherwise required under the terms of the Helena Note. As disclosed above with respect to the Helena Note, in connection with the issuance of the Helena Note, Soule agreed to transfer 2,840,000 shares of Legacy XCF common stock held by him to Helena. The Company and Soule entered into a letter agreement dated as of May 30, 2025 (the “Side Letter Forward” or “derivative asset”), pursuant to which the Company agreed to issue Soule 2,840,000 shares of Legacy XCF common stock (“Replacement Shares”) in consideration for Soule’s transfer of an equal number of shares to Helena. At issuance, the Company recorded the Replacement Shares and the Side Letter Forward at their fair value. On July 1 and July 16, 2025, the Company received cash payment from Helena totaling $2,249,381 for the remaining Advanced Shares, and in exchange the Company and Soule waived Helena’s obligation to return the remaining Advanced Shares. The Company remeasured the derivative asset and recorded an unrealized gain of $97,443 which was recorded within unrealized loss on derivative asset in the unaudited condensed consolidated statements of operation. The Company derecognized the derivative asset at the settlement date fair value and recorded $1,316,827 of gain for the difference between the cash received and the fair value of the derivative asset, which is recorded in realized gain on derivative asset. For the period ended December 31, 2025, the Company recognized a $16,156,071 loss on the Side Letter Forward, which is recorded in unrealized loss on derivative asset in the unaudited condensed consolidated statement of operations. As of June 30, 2026 and December 31, 2025, the fair value of the derivative asset is $0.

As part of the Business Combination, the Company assumed $2,400,000 notes payable with a related debt discount of $400,000. On June 18, 2025, the Helena Note was paid off and settled as Helena sold 783,501 Advanced Shares and received an amount in cash proceeds equal to $2,400,000.

Polar Note

As a result of the Business Combination that closed June 6, 2025, the Company assumed a note payable from Polar with face value of $1,200,000. The Company elected the fair value option for valuing this loan and valued the loan at $6,480,632 at June 6, 2025. On October 8, 2025, and November 21, 2025, the Company assigned 480,000 and 240,000 shares for a total of 720,000 XCF New Class A shares as penalty interest. From the date of Business Combination when the Note was originally valued at $6,480,632 to December 31, 2025, the Company recognized a $5,042,024 gain due to the change in fair value which was recorded within change in the fair value of note payable in the consolidated statements of operation. For the three months ending June 30, 2026, and 2025, the Company recognized a gain of $365,345 and $4,875,980, in fair value which is recorded within change in the fair value of note payable in the consolidated statements of operation. For the six months ended June 30, 2026 and 2025, the Company recognized a gain of $407,027, and $4,875,980, in fair value which is recorded within change in the fair value of note payable in the unaudited condensed consolidated statements of operation. As of June 30, 2026, the fair value of the note payable due to Polar was $1,845,636.

F-23

Cohen & Company Securities Note

On July 7, 2025, Cohen & Company Securities, LLC (“CCS”) converted previously accrued $5,500,000 of success fees into a promissory note (the “CCS Note”). The CCS Note bears interest of 10% per annum compounded monthly, is unsecured, and is due December 31, 2026 (“Maturity Date”). Commencing on June 30, 2025, interest is payable in kind or cash at the election of the Company by accruing such interest in arrears on the last day of each month. Beginning on September 6, 2025, and on each month thereafter until Maturity Date, the Company shall pay $343,750 (each such payment, an “Amortization Payment”) to CCS. The Company may, in its sole discretion, elect to pay all or any portion of the Amortization Payments or any interest due and payable on the Maturity Date in Class A common stock. At the issuance date, the Company determined a fair value of $4,796,223 for the CCS Note. During the year ended December 31, 2025, the Company recognized a gain of $279,334 in fair value adjustments which is recorded in change in the fair value of note payable in the consolidated statements of operations. During the three months ending June 30, 2026, the Company recognized a gain of $80,569, and $0, in fair value adjustments which is recorded in change in the fair value of note payable in the consolidated statements of operations. During the six months ended June 30, 2026 and 2025, the Company recognized a loss of $176,235 and $0, in fair value adjustments which is recorded in change in the fair value of note payable in the unaudited condensed consolidated statements of operations. As of June 30, 2026, the fair value of the CCS Note was $5,125,000.

Skyfall Capital Ltd Note

On October 22, 2025, the Company entered into a note for $560,000 with Skyfall Capital Ltd (“Skyfall”). The note was discounted $60,000 with loan proceeds of $500,000. The note accrues interest at the default rate of 12% per annum after the maturity date set as three months following the disbursement of the Loan. During December 2025, Skyfall received $18,870 on the outstanding balance from the sale of class A shares under the ELOC stock sales agreement. During the month of January 2026, Skyfall received an additional $423,812 as repayment on the outstanding balance through the sale of shares under the ELOC stock sales agreement. During the three months ending June 30, 2026 and 2025, the Company recognized a loss in fair value of $44,319 and $0, which is recorded in change in the fair value of note payable in the unaudited condensed consolidated statements of operations. During the six months ended June 30, 2026 and 2025, the Company recognized a loss in fair value of $3,718 and $0 which is recorded in change in the fair value of note payable in the unaudited condensed consolidated statements of operations. As of June 30, 2026, the fair value of the Skyfall Note was $113,870. This note matured during February 2026 and is in default.

YBR Advisors, Inc. Note

On October 22, 2025, the Company entered into a note for $560,000 with YBR Advisors Inc. (“YBR”). The note was discounted $60,000 with loan proceeds of $500,000. The note accrues interest at the default rate of 12% per annum after the maturity date set as three months following the disbursement of the loan. During December 2025, YBR received $18,870 on the outstanding balance from the sale of class A shares under the ELOC stock sales agreement. During the month of January 2026 YBR received an additional $423,812 as repayment on the outstanding balance through the sale of shares under the ELOC stock sales agreement. During the three months ended June 30, 2026 and 2025, the Company recognized a loss in fair value of $44,319 and $0, which is recorded in change in the fair value of note payable in the unaudited condensed consolidated statements of operations. During the six months ended June 30, 2026 and 2025, the Company recognized a loss in fair value of $3,718 and $0, which is recorded in change in the fair value of note payable in the unaudited condensed consolidated statements of operations. As of June 30, 2026, the fair value of the YBR Note was $113,870. This note matured during February 2026 and is default.

Encore Payable

On May 6, 2026, the Company and Encore entered into a payable acknowledgement and settlement agreement, pursuant to which approximately $16,701,982 of outstanding notes and accounts payable due to Encore will be settled through the issuance of 37,033,386 shares of the Company’s Class A Common Stock, par value $0.0001. Encore provides EPC services to the Company. Encore is 100% owned by Randy Soule, the second largest shareholder of the Company, and has provided feedstock degumming hydrotreater off gas conservation system construction services and sustainable aviation fuel conversion services to New Rise Reno.

Debt Conversion Agreements

On May 14, 2026, the Company entered into Debt Conversion Agreements with various other parties. The agreements call for, among other things, a conversion price of $0.451 per share. The debt conversion includes six individuals and business entities providing for the conversion of $917,163 in debt for 2,033,621 shares of the Company’s Class A Common stock. When the six participants are included with the Encore debt conversion described above, the debt conversion represents $17,619,220 in debt for 39,067,007 shares of the Company’s Class A Common stock.

Advario Texas Note

On April 30, 2026, New Rise Renewables, LLC entered into a note with Advario Texas City, LLC (“Advario”) for $1,200,000 to satisfy an existing payable. An amount of $25,000 was paid upon the execution of the note. An additional payment of $25,000 is due on July 1, 2026, or the operational start of the plant, whichever occurs first. The note calls for monthly installments of $50,000 beginning on May 15, 2026 until the note is paid in full. The note accrues interest at the lesser of the Secured Overnight Financing Rate (“SOFR”) plus 3% per annum or the maximum rate permitted by applicable law. Payments are applied first to interest then to principal. The note is guaranteed by XCF Global, Inc.

The Company made an initial payment of $25,000 and made a payment of $50,000 on May 29, 2026. The Company recorded $13,154 in interest expense for the three months ended June 30, 2026. The Company elected fair value and recorded a fair value loss of $109,013 at June 30, 2026. The Company has not made any additional payments.

F-24

Notes Summary

As of June 30, 2026, future expected maturities of the Company’s notes payable are as follows:

2026	$37,495,313
2027	5,364,139
2028	5,746,548
2029	6,194,706
2030	6,661,568
Thereafter	63,343,085
Total	$124,805,359
Less: Current maturities	(122,794,096)
Less: Closing costs	(2,011,263)
Total notes payable, net of current maturities, net of closing costs	$-

As of June 30, 2026, and December 31, 2025, cumulative interest expense capitalized as part of construction in progress totaled $84,309,689 and $78,787,171, respectively.

NOTE 8. FINANCIAL LIABILITY

Failed Sale and Leaseback

In March 2022, New Rise Reno engaged in a sale and leaseback transaction with Twain GL XXVIII, LLC (“Twain”) involving a 99-year lease of property. The agreement provides for a mandatory repurchase clause. As a result, the transaction does not meet the criteria for a sale and leaseback transaction and is instead treated as a financial liability by the Company. Encore DEC, LLC (“Encore”), a related party is a guarantor for this financial liability. Encore is 100% owned by Randy Soule who is the second largest shareholder of the Company.

The financial liability is categorized as long-term liability. The amount due is $132,825,754 and $132,806,188 as of June 30, 2026, and December 31, 2025, respectively, which is presented net of unamortized closing costs.

As of June 30, 2026 and December 31, 2025, the Company’s financial liability is secured by substantially all of New Rise Reno’s assets located in McCarran, Nevada. The financial liability bears interest equal to 7.28% (“Base Interest”) and is payable quarterly. Additionally, the financial liability includes supplemental interest payments beginning June 30, 2023 equal to 2.48 % of the Base Interest, with increases to 5.02%, 7.63%, and 10.30% of the Base Interest in the succeeding three years, respectively. Beginning in the sixth year the supplemental interest will be adjusted on an annual basis in accordance with the Consumer Price Index (“CPI”). All rent payments as per the lease agreement are classified as interest. Principal payment is not due in the first five years of the lease. Beginning on the first day of the sixth year of the lease, on the first business day of each month of every calendar year during the term, tenant shall pay to landlord in addition to Base Interest and supplemental interest, an amount equal to the prior calendar month’s gross revenue generated at the project after deducting the following: (i) normal and customary operating expenses, (ii) Base Interest, (iii) supplemental interest, (iv) any additional rent, and (v) debt service and other payments to lender under the leasehold encumbrance.

The gross financial liability balance was $136,533,315 and $136,533,315 at June 30, 2026, and December 31, 2025, respectively, which is presented net of the unamortized closing costs of $3,707,562 and $3,727,127, respectively, as of June 30, 2026, and December 31, 2025. At June 30, 2026, and December 31, 2025, unpaid accrued interest and late fees on the financial liability were $40,183,110 and $29,030,990, respectively.

F-25

Additionally, in connection with the issuance of this financial liability, the Company incurred direct costs and closing fees totaling $3,873,864. These costs have been recognized as debt closing costs and are being amortized over the term of the financial liability. During the three months ending March 31, 2026, and 2025, $9,782 and $9,782, respectively, of debt closing costs for each period have been capitalized as construction in progress. During the six months ended June 30, 2026, and 2025, $19,565 and $19,565, respectively, of debt closing costs for each period have been capitalized as construction in progress.

On April 18, 2025, and April 30, 2025, the Company received notice that New Rise Reno is in default of the terms of the financial liability for its failure to make certain payments that are due and owing thereunder. In the notices, Twain sought immediate payment from Reno to cure the claimed default.

On June 11, 2025, New XCF, New Rise Reno and the Twain entered into a forbearance agreement (“Forbearance Agreement”), pursuant to which Twain has agreed to forbear from exercising its rights and remedies (i.e. to terminate and accelerate all payment) under the lease and related documents and/or applicable law with respect to any alleged defaults or alleged events of default until September 3, 2025. In consideration of the forbearance, New XCF issued 4,000,000 shares of New XCF Class A common stock to the Twain (“Landlord Shares”).

In response to a new notice to New Rise Reno, the Company entered into a second Forbearance Agreement on April 27, 2026, for 4,000,000 shares of New XCF Class A common stock. The terms of the second Forbearance Agreement call for Twain to forbear from exercising its rights and remedies (i.e. to terminate and accelerate all payment) under the lease and related documents and/or applicable law with respect to any alleged defaults or alleged events of default until January 1, 2027. The terms of the second Forbearance Agreement are identical to the terms of the first Forbearance Agreement except for the extension of the forbearance date to January 1, 2027.

The net proceeds of any sale of the forbearance shares are to be credited on a dollar-for-dollar basis against any remaining principal, interest, and penalties owed by New Rise Reno. Although the Landlord Shares were legally issued by the Company on June 10, 2025 (“Forbearance Date”) and April 30, 2026, the second Forbearance Date, they are not considered issued for accounting purposes on the Forbearance Date since they represent the addition of embedded settlement mechanisms to the financial liability and any excess Landlord Shares are required to be returned to the Company. The Company evaluated the Forbearance Agreement under ASC 470-60, Troubled Debt Restructurings by Debtors, and concluded that the arrangement represents a troubled debt restructuring of the financial liability because Twain granted concessions that it otherwise would not have considered in light of the Company’s financial condition. As of the second Forbearance Date, the total principal due on the financial liability was $136,533,315 and the total interest and penalties due on the financial liability was $37,544,050. The Company concluded that the future undiscounted cash payments required under the financial liability after the Forbearance Date are greater than its current carrying amount. Accordingly, the Company did not recognize a restructuring gain.

NOTE 9. RELATED PARTY TRANSACTIONS

Related Party Receivables

As a result of the Acquisition, the Company assumed related party receivables of $728,218 due from Randy Soule, the second largest shareholder of the Company related to regulatory filing fees. Additionally, the related party receivables balance includes immaterial advances to certain officers of the Company for travel and other expenses.

Related Party Payable

Encore DEC, LLC (“Encore”) provided Engineering, Procurement and Construction (“EPC”) services to the Company. Encore is 100% owned by Randy Soule, the second largest shareholder of the Company. During the six months ended June 30, 2026, and 2025, Encore provided feedstock degumming hydrotreater off gas conservation system construction services and sustainable aviation fuel conversion services and the Company incurred costs of $0 and $1,115,400, respectively, which were subsequently capitalized to CIP. During the three-month period ending June 30, 2026, and the twelve-month period ending December 31, 2025, Encore paid expenses on behalf of the Company totaling $0 and $142,000 (net of expense reimbursements to Encore), respectively. The outstanding payable balance to Encore as of December 31, 2025, was $16,701,982. The payable did not bear any interest and has no due date. As of June 30, 2026, and December 31, 2025, cumulative purchases from Encore were included in construction in progress totaled $103,473,847and $103,473,847, respectively.

On May 6, 2026, the Company and Encore entered into a payable acknowledgement and settlement agreement, pursuant to which approximately $16,701,982 of outstanding notes and accounts payable due to Encore were settled through the issuance of 37,033,385 shares of the Company’s Class A Common Stock, par value $0.0001.

Loans Payable to Related Party

During the year ended December 31, 2023, the Company entered into a loan payable with GL borrowing an aggregate of $2,350,000. The amount was borrowed on various dates ranging from August 14, 2023 to November 20, 2023. As of November 17, 2025, the balance due for this loan was $2,350,000, and the amount is expected to be paid within one year. The payable does not bear an interest rate and has no due date.

F-26

As a result of the Acquisition that occurred in February 2025, the Company assumed an additional loan payable with GL of $1,200,000. The Company has elected the fair value option for valuing this loan. The loan payable bears interest of $240,000, is unsecured, and is due at the earlier of (i) 30 days from the date of receipt of any customer payment paid to the Company, unless extended in writing by mutual consent or (ii) an event of default (as specified in the promissory note). The note for $1,200,000 was retired on November 17, 2025. During the year ended December 31, 2025, the Company recognized a loss of $240,000, in fair value adjustments related to the promissory note. Gains and losses are recognized in other income (expense) in the consolidated statements of operations.

On April 17, 2025, Legacy XCF and GL entered into a promissory note for gross principal amount of $2,500,000. The promissory note bears interest of $300,000, is unsecured, and is due at the earlier of (i) 10 business days from the date of Legacy XCF entering into any transaction or series of related transactions, including any equity or debt financing, that results in gross proceeds to the Company of at least $15,000,000 and that directly or indirectly results in the Company’s refinancing, repayment, or restructuring of any portion of its secured debt obligations (“Qualified Financing Event”), unless extended in writing by mutual consent of Legacy XCF and GL or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, Legacy XCF issued 3,431,096 shares of its common stock to parties assigned by GL. The Company elected the fair value option for measuring this promissory note. On the issuance date, the note and its corresponding common stock were recognized at their issuance date fair values and any difference, as compared to the cash proceeds received, were recorded as a loss from issuance of debt in the consolidated statements of operations. The note was retired on November 17, 2025. The Company recorded a loss on issuance of debt of $40,531,000 on the issuance date. During the year ending December 31, 2025, the Company recognized a loss of $300,000 in fair value adjustments related to the promissory note. The loss was recognized in other income (expense) in the consolidated statements of operations.

On November 17, 2025, the Company converted the three notes to equity by issuing 8,656,245 Class A common shares.

The Company also assumed an additional loan payable with GL of $356,426 as a result of the Acquisition. Interest on the loan accrues interest at 10% per annum. The loan is already matured and is in default as per the loan agreement although the Company continues to accrue interest. At June 30, 2026, and at December 31, 2025, this note had accrued interest of $95,014 and $77,340, respectively.

Convertible Note Purchase Agreement with EEME Energy SPV I LLC

On July 30, 2025 (the “Initial Closing”), the Company entered into the purchase agreement with EEME Energy SPV I LLC (“EEME Energy”), pursuant to which it issued a convertible note for $2,000,000, which matures one year from the date of issuance and accrues interest at 13.3% per annum. Additionally, on August 11, 2025, the Company issued an additional $4,000,000 convertible note under the purchase agreement (the “Subsequent Closing”). Principal and interest are payable upon the maturity date, unless converted into Class A common stock prior to the maturity date. The Company may sell additional notes to EEME Energy, provided that the aggregate amount does not exceed $7,500,000, and the convertible notes can only be issued for up to one year from the Initial Closing. In connection with the execution of the note purchase agreement, the Company agreed to pay 750,000 shares of the Company’s Class A common stock as an arrangement fee and 200,000 of the Company’s Class A common stock as an advisory fee, which is payable at the Initial Closing (collectively, the “Fee Shares to related party”). At issuance the Company recorded $1,425,000 in expenses for the Fee Shares to related party. This expense was recorded in general and administrative expenses in the consolidated statements of operations. EEME Energy has elected to convert an aggregate of $6,000,000 of the Convertible Promissory Note (including any interest accrued thereon) into shares of Class A common stock of New XCF. The Company has elected the fair value option for valuing this note payable to related party (the “EMEE Energy Note”). At the issuance date, the Company determined a fair value of $6,276,423. For the year ended December 31, 2025, the Company recognized a gain of $25,291 in fair value adjustments related to the convertible note. Gains and losses are recognized in other income (expense) in the consolidated statements of operations.

The provisions of the notes call for the conversion of the notes to shares at a discount to the 5-day VWAP (volume weighted average price) of shares upon issuance. Upon issuance, the Company recorded the fair value for this conversion feature (a derivative) of $187,396 and $247,386 for the $2,000,000 and $4,000,000 notes, respectively.

F-27

On October 6, 2025, the Company converted both notes to shares of Class A common stock. At the same time, the Company recorded a loss of fair value on the derivatives associated with the $2,000,000 and $4,000,000 notes for $187,396 and $247,386, respectively.

On November 17, 2025, the Company issued an additional $1,200,000 convertible note under the purchase agreement. The note would accrue interest at 13.3% as in previous notes. The note was converted to equity shares of Class A common stock on November 17, 2025, the same day.

Convertible Note Payable to Related Party

As a result of the Acquisition that occurred in February 2025, the Company assumed a convertible note payable to related party of $100,000,000. The convertible note was issued to RESC as part of the consideration of the Acquisition, bears no interest, and may be prepaid at par without penalty at the Company’s discretion. The note was recorded at cost on the date of Acquisition. Upon closing of the Business Combination, the note automatically converted into 10,000,000 shares of New XCF Class A common stock at a fixed conversion price of $10 per share.

NOTE 10. FAIR VALUE MEASUREMENTS

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market.

When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

●	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

●	Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The Company has various liabilities which it has elected the fair value option under FASB ASC 825, “Financial Instruments”. These liabilities are classified as Level 3 due to the use of unobservable inputs in the valuation of the liabilities. Gains and losses from the remeasurement of these liabilities are recorded in other income (expense) within the condensed consolidated statements of operations.

F-28

The following table sets forth the fair value of the Company’s financial assets and liabilities by level within the fair value hierarchy as of June 30, 2026.

	At June 30, 2026
	Level 1	Level 2	Level 3	Total
Liabilities:
Note payable (Note 7)	$-	$-	$3,626,977	$3,626,977
CCS Note (Note 7)	-	-	5,125,000	5,125,000
Public Warrants	-	-	4,531,000	4,531,000
Private Placement Warrants	-	-	2,522,675	2,522,675
New Warrants			43,651	43,651
Note payable – Polar (Note 7)	-	-	1,845,636	1,845,636
Total liabilities	$-	$-	$17,694,939	$17,694,939

The following table sets forth the fair value of the Company’s financial assets and liabilities by level within the fair value hierarchy as of December 31, 2025.

	At December 31, 2025
	Level 1	Level 2	Level 3	Total
Liabilities:
Note payable (Note 7)	$-	$-	$3,323,407	$3,323,407
CCS Note (Note 7)	-	-	5,220,666	5,220,666
Public Warrants	-	-	483,000	483,000
Private Placement Warrants	-	-	268,800	268,800
Note payable – Polar (Note 7)	-	-	1,438,609	1,438,609
Total liabilities	$-	$-	$10,734,482	$10,734,482

As of June 30, 2026, the notes measured at fair value and carrying value within Notes payable, current portion, on the consolidated balance sheets was $10,597,339 and $124,245,105, respectively. As of December 31, 2025, the notes measured at fair value and carrying value within Notes payable, current portion on the consolidated balance sheets was $9,982,682 and $111,932,931, respectively.

The following table summarizes the changes in fair value of the Company’s liabilities measured using Level 3 inputs for the:

	Six Months Ended June 30, 2026
	Beginning	Acquisitions &		Change in
	Balance	Issuances	Payments	Fair Value	Ending Balance
Note payable (Note 7)	$3,323,407	$1,200,000	$(847,624)	$(48,806)	$3,626,977
CCS Note (Note 7)	5,220,666	-	-	(95,666)	5,125,000
Public Warrants	483,000	-	-	4,048,000	4,531,000
Private Placement Warrants	268,800	-	-	2,253,875	2,522,675
New Warrants	-	33,702	-	9,949	43,651
Note payable – Polar (Note 7)	1,438,609	-	-	407,027	1,845,636
Total	$10,734,482	$1,233,702	$(847,624)	$6,574,379	$17,694,939

F-29

The following table summarizes the changes in fair value of the Company’s liabilities measured using Level 3 inputs for the:

	Year Ended December 31, 2025
	Beginning	Acquisitions		Change in	Ending
	Balance	& Issuances	Payments	Fair Value	Balance
Note payable (Note 7)	$-	$2,788,000	$(37,740)	$535,407	$3,323,407
CCS Note (Note 7)	-	4,796,223	-	424,443	5,220,666
Loan payable to related party (Note 9)	-	10,311,423	(10,214,709)	(96,714)	-
Public Warrants	-	121,900,000	-	(121,417,000)	483,000
Private Placement Warrants	-	88,768,000	-	(88,499,200)	268,800
Note payable – Polar (Note 7)	-	6,480,632	-	(5,042,024)	1,438,609
Total	$-	$235,044,278	$(10,252,449)	$(214,095,088)	$10,734,482

The fair value of the Company’s liabilities recorded under the fair value option was estimated using Level 3 fair value measurements. The significant inputs to the calculation of the fair value of liabilities recorded under the fair value option as of June 30, 2026, were as follows:

	Three Months Ended June 30, 2026
	Note Payable(1)	CCS Note(1)
Valuation Inputs:
Expected term (in years)	1.50	1.50
Risk-adjusted discount rate	13.90% - 16.95%	13.90%

(1)	Fair value was estimated using a discounted cash flow model, which applies a risk-adjusted discount rate to projected future cash flows. The valuation involves significant judgement in determining key inputs such as forecasted revenue growth, margin expectations and discount rates.

The fair value of the Company’s liabilities recorded under the fair value option was estimated using Level 3 fair value measurements. The significant inputs to the calculation of the fair value of liabilities recorded under the fair value option as of December 31, 2025, were as follows:

	Year Ended December 31, 2025
			Loan Payable to
	Note Payable(1)	CCS Note(1)	Related Party(1)
Valuation Inputs:
Expected term (in years)	0.25 - 1.00	1.25 - 1.00	0.25 - 1.00
Risk-adjusted discount rate	11.89%	11.96% - 16.95%	11.89% - 17.38%

(1)	Fair value was estimated using a discounted cash flow model, which applies a risk-adjusted discount rate to projected future cash flows. The valuation involves significant judgement in determining key inputs such as forecasted revenue growth, margin expectations and discount rates.

Public Warrants

At June 30, 2026, the Company valued the Public Warrants using the Black Scholes Merton valuation model, which is a Level 3 fair value measurement in the fair value hierarchy under ASC 820. For the three months ended June 30, 2026 and 2025, the Company recognized a loss of $1,115,500 and $119,830,000, respectively, related to the remeasurement of the Public Warrant liabilities. For the six months ended June 30, 2026 and 2025, the Company recognized a loss of $4,048,000 and a loss of $119,830,000, respectively, related to the remeasurement of the Public Warrant liabilities. Changes in the fair value of Public Warrants are recognized in the consolidated statements of operations within “Change in fair value of warrant liabilities.”

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The key inputs into the models for the Public Warrants at June 30, 2026, were as follows:

Input	June 30, 2026

Warrant exercise price	$11.50
Risk-free rate	4.169%
Dividend yield	0.00%
Expected term (years)	3.9333
Expected volatility	223.44%
Class A common stock price	$0.440

Private Placement Warrants

At June 30, 2026, the Company valued the Private Placement Warrants using the Black Scholes Merton valuation model, which is a Level 3 fair value measurement. Due to the use of unobservable inputs and management judgment, the fair value measurement of Private Placement Warrants is classified as Level 3 in the fair value hierarchy under ASC 820. Changes in the fair value of Private Placement Warrants are recognized in the consolidated statements of operations within “Change in fair value of warrant liabilities.”

For the three month period ended June 30, 2026 and 2025, the Company recognized a loss of $621,875 and $86,336,000, respectively, related to the remeasurement of Private Placement Warrant liabilities. For the six month period ended June 30, 2026 and 2025, the Company recognized a loss of $2,253,875 and $86,336,000, respectively, related to the remeasurement of Private Placement Warrant liabilities.

The key inputs into the models for the Private Placement Warrants were as follows:

Input	June 30, 2026

Warrant exercise price	$11.50
Risk-free rate	4.169%
Dividend yield	0.00%
Expected term (years)	3.9333
Expected volatility	223.44%
Class A common stock price	$0.440

New Warrants

On June 12, 2026, the Company issued 100,000 warrants, (“New Warrants”) with an exercise price of $0.21 with a five-year term expiring June 12, 2031. On the date of their issuance, the closing price of the Company stock was $0.34. The Company initially valued the warrants at $33,702 using the Black Scholes Merton valuation model. At June 30, 2026, the Company valued the warrants at $44,651. The Company recorded a gain in fair value of $9,949 at June 30, 2026 related to the remeasurement of the New Warrants.

Input	June 30, 2026

Warrant exercise price	$0.21
Risk-free rate	4.190%
Dividend yield	0.00%
Expected term (years)	4.9500
Expected volatility	223.44%
Class A common stock price	$0.440

Note Payable - Polar

Initially, the Note Payable - Polar was valued using a Monte Carlo simulation model. Subsequently, for December 31, 2025, the Company valued the Note Payable – Polar using the Black Scholes Merton model. For the three and six-month period ending June 30, 2026 , the Company recognized a gain of $365,345 and $407,027, respectively, related to the remeasurement of the Polar note payable.

F-31

The key inputs into the model for the Note Payable – Polar were as follows:

Input	June 30, 2026

Risk-free rate	4.06%
Expected term (years)	1.50
Expected volatility	223.44%
Class A common stock price	$0.44

Nonrecurring Fair Value Measurements

On May 30, 2025, New XCF, Legacy XCF, Randall Soule, and Helena Global Investment Opportunities I Ltd. (“Helena”) entered into an unsecured promissory note with a gross principal amount of $2.0 million and $0.4 million of interest (the “Helena Note”). In connection with the Helena Note, Mr. Soule transferred 2,840,000 shares of Legacy XCF common stock to Helena (the “Advanced Shares”). The Helena Note is satisfied with Helena’s receipt of an aggregate of $2.4 million from net proceeds from the sale of the Advanced Shares. Any excess Advanced Shares are required to be returned by Helena, and any shortfall remains payable by New XCF.

Simultaneously, the Company entered into a side letter agreement with Mr. Soule (the “Side Letter Forward”), pursuant to which the Company agreed to issue Mr. Soule 2,840,000 replacement shares in exchange for his transfer of the Advanced Shares to Helena. The Side Letter Forward was accounted for as a derivative asset and initially recorded at fair value, classified as a Level 3 instrument within the fair value hierarchy. The Company uses the intrinsic value method to estimate the fair value of the derivative asset because the contract’s settlement is based on the fair value of underlying equity instruments. The intrinsic value of the derivative asset is calculated as the difference between the shares expected to be received by the Company and the shares to settle the Helena Note, multiplied by the price per share on a scenario-based method using the business combination share price.

In July 2025, the Company received aggregate cash proceeds of $2,249,381 from Helena related to the remaining Advanced Shares, and Helena’s obligation to return those shares was waived.

NOTE 11. COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is periodically involved in litigation claims arising in the ordinary course of business. Legal fees and other costs associated with such actions are expensed as incurred. In addition, the Company assesses, in conjunction with its legal counsel, the need to record a liability for litigation and contingencies. The Company reserves costs relating to these matters when a loss is probable, and the amount can be reasonably estimated.

In March 2024, Polaris Processing, LLC (“Polaris”) filed an arbitration demand against New Rise Reno related to unpaid invoices and alleged violations of a non-solicitation provision under an Operations and Maintenance Services Agreement. In April 2024, the parties entered into a settlement agreement under which New Rise Reno agreed to pay Polaris $1,700,000.

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Subsequent to making the settlement payments through outside legal counsel, New Rise Reno was informed that approximately $950,000 of the payments had not been received by Polaris and were misdirected due to a cybersecurity incident affecting outside legal counsel. New Rise Reno’s legal counsel is in the process of pursuing insurance recovery, and direct recovery from the law firm, for the misdirected funds. However, New Rise Reno remains obligated to Polaris for the unpaid amount. In October 2024, Polaris filed a complaint seeking summary judgment for the unpaid amount.

As of June 30, 2026, and December 31, 2025, the Company recorded a liability of $950,000 within accrued expenses and other current liabilities and a corresponding other receivable of $950,000 for the amount expected to be recovered from New Rise Reno’s legal counsel. This matter is expected to be resolved within the next twelve months.

Phillips 66 Contract

On May 23, 2017, New Rise Reno entered into the P66 Agreement whereby Phillips 66 would sell to New Rise Reno 100% of the feedstocks required for the production of renewable diesel at the New Rise Reno facility and purchase from New Rise Reno 100% of the renewable diesel produced at the facility, in both cases expected to be approximately 2,000 barrels per day; renewable diesel is a biofuel that is chemically equivalent to petroleum diesel and can be used as a “drop-in fuel” which means it can be used in existing diesel engines without the need for modification. Under terms of the agreement, feedstock was supplied to New Rise Reno at spot pricing plus transportation, terminal, and logistics expenses plus a per gallon fixed fee. For the sale of renewable diesel, Phillips 66 purchased 100% of the renewable diesel at a price per gallon based on current index prices for renewable diesel and other tax-based credits.

In May 2024, New Rise Reno in and Phillips 66 entered into an addendum to the P66 Agreement, with an initial term of five years from the commencement date of September 1, 2024, that extended the supply and offtake agreement to include feedstocks for renewable products and the sale of renewable products produced by New Rise Reno to Phillips 66. Under the amended terms of the agreement, the terms of the feedstock price remained unchanged from the original agreement with Phillips 66 charging New Rise Reno for transportation and logistics costs, and terminal, storage, blending and distribution fees to bring the renewable products to market. At the end of the initial five-year term, the amended agreement provided for automatic renewed for two successive additional periods of five years, for a potential total duration of 15 years, unless earlier terminated. On October 1, 2025, New Rise Reno and Phillips 66 entered into an amendment whereby New Rise Reno would no longer pay for the feedstock at the time of delivery. Phillips 66 would consign the feedstock to new Rise Reno by delivering it into the tanks of New Rise Reno. Pursuant to such amendment, Phillips 66 retained the right to have the feedstock reloaded onto railcars for delivery to another location of Phillips 66’s choosing. New Rise Reno does not own the feedstock but bears the risk of loss should the material be damaged or destroyed. On April 2, 2026, Phillips 66 delivered notice to New Rise Reno of termination of the P66 Agreement, and the P66 Agreement was terminated as of May 1, 2026.

In connection with the termination, Phillips 66 also notified XCF Global of (1) suspension of its performance obligations under the P66 Agreement, including all product purchase, delivery, receipt, and payment obligations; (2) demand of performance assurance, pursuant to Section 13.3 of the P66 Agreement; and (3) its intent to exercise its rights of setoff under Section 22.5 of the Agreement and applicable law, whereby amounts owed by Phillips 66 to New Rise may be applied against amounts owed by New Rise to Phillips 66, including feedstock receivables and any accelerated obligations.

As a result of the termination of the Phillips 66 agreement, the Company identified $1,655,291 included in accounts receivable that is no longer collectible. The Company has written this off to bad debt expense which is included in operating expenses on the unaudited condensed consolidated statement of operations and the unaudited condensed consolidated statement of cash flows.

As of the date of this filing, the Company continues to evaluate the termination notice and has engaged in settlement discussions with Phillips 66. Phillips 66 has requested the return of feedstock. The parties disagree over whether title to the feedstock has transferred to New Rise Renewables and over the amount that Phillips 66 is owed in connection with the feedstock. As of the date of this filing, New Rise Renewables and Phillips 66 continue to discuss the settlement of this matter. While XCF Global believes the amount due to Phillips 66 is significantly less than the amount claimed, the resolution of the disagreement is uncertain and there can be no assurance that the Company will prevail in its position.

F-33

Employee Separation Agreements

On January 9, 2026, XCF entered into a Transition Agreement with Simon Oxley, the Company’s Chief Financial Officer effective immediately. In accordance with the Transition Agreement with Mr. Oxley, the Company granted 5,246,260 restricted stock units and $81,500 in unpaid salary and fringe benefits for 2025 (collectively “backpay”). The Company agreed to use its commercially reasonable best efforts to file a registration statement covering the shares of Class A common stock, par value $0.0001 per share underlying the RSUs within ninety days following the date the shares underlying the RSUs are issued.

On February 2, 2026, the Company separated with Gregory Surette, the Company’s Chief Strategy Officer. Mr. Surette has not agreed to the Company’s proposed Separation Agreement. The Company is continuing to negotiate a settlement with Mr. Surrette.  On July 29, 2026, Mr. Surette filed an arbitration claim against the Company with the American Arbitration Association.

On January 2, 2026, the Company separated with Deep Singal, the Company’s Director of Business Development. As part of the formal Separation Agreement the Company and in consideration of certain covenants the Company granted 425,675 restricted stock units and $19,640 in unpaid salary and fringe benefits for 2025 (collectively “backpay”). The Company agreed to use its commercially reasonable best efforts to file a registration statement covering the shares of Class A common stock, par value $0.0001 per share underlying the RSUs within ninety days following the date the shares underlying the RSUs are issued.

On February 2, 2026, the Company separated with Gregory Savarese, the Company’s Chief Marketing Officer. The Separation Agreement remains unsigned. Mr. Savarese has filed an arbitration claim against the Company with the American Arbitration Association.

On January 2, 2026, the Company separated with Jae Ryu, the Company’s Head of Land Development. The Company entered into a formal Separation Agreement and in consideration for certain covenants the Company granted 928,245 restricted stock units and $31,874 in unpaid salary and fringe benefits for 2025 (collectively “backpay”). The Company agreed to use its commercially reasonable best efforts to file a registration statement covering the shares of Class A common stock, par value $0.0001 per share underlying the RSUs within ninety days following the date the shares underlying the RSUs are issued.

On April 30, 2026, Pamela Abowd resigned from her position as Chief Accounting Officer. On May 1, 2026, the Company entered into a Consulting Agreement with Pamela Abowd effective April 30, 2026. The Consulting Agreement calls for the payment of $160,000 in four equal installments of $40,000 on the first business day of each month through August 31, 2026, the last month of the consulting agreement.

During the six month ended June 30, 2026, certain employees and contractors (“Terminated Individuals”) were terminated in the normal course of business. In accordance with the Terminated Individuals agreements, the Company has recognized all payments and share issuances required by the agreements. Additionally, in accordance with the agreements, certain Terminated Employees have forfeited their right to certain share grants. Upon cancellation of these shares, the Company has reversed the associated expense recognized in prior periods.

Accrued separation expense	$4,680,000
Stock based compensation for RSU issued upon separation	1,724,914
Other payments	283,315
Forfeiture of RSUs[1]	(6,702,745)
Severance expense, net	$(14,516)

(1)	Reversal of previously recognized stock-based compensation expense.

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NOTE 12. INCOME TAXES

The Company accounts for its income taxes in accordance with ASC 740, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards.

Due to our cumulative loss position, historical net operating losses (“NOLs”), and other available evidence related to our ability to generate taxable income, we have recorded a full valuation allowance against our net deferred tax assets as of June 30, 2026, and December 31, 2025. Accordingly, we have not recorded a provision for federal income taxes during the three months and six months ended June 30, 2026.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operation in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward.

We may have experienced ownership changes as defined by Internal Revenue Code (“IRC”) Section 382 in February 2025, and we are in the process of preparing an analysis of the annual limitation on the utilization of our NOLs. We will continue to monitor trading activity in our shares that may cause an additional ownership change, which may ultimately affect our ability to fully utilize our existing NOL carryforwards.

During the year ended December 31, 2025, Legacy XCF acquired New Rise in a transaction accounted for as a reverse acquisition, (the “Acquisition”). As a result of the Acquisition, New Rise was treated as the accounting predecessor for financial reporting purposes.

Prior to the Acquisition, New Rise was not a taxable reporting entity for U.S. federal and state income tax purposes. Upon consummation of the Acquisition, New Rise became a taxable entity and recorded opening deferred tax assets and liabilities as of the acquisition date, net of any valuation allowance.

As a result of the Acquisition, New Rise experienced a tax basis refresh such that historical book-tax timing differences associated with periods prior to the transaction are no longer applicable. Accordingly, deferred tax assets and liabilities recognized in connection with the Acquisition relate to differences between (i) the book carrying amounts of the acquiree’s assets and liabilities and (ii) the tax bases established as a result of the consideration exchanged in the transaction, together with other post-transaction temporary differences and tax attribute carryforwards.

The Company evaluated the realizability of deferred tax assets arising from (i) the change in New Rise’s tax status and (ii) the additional deferred tax asset basis created in the Acquisition. Based on the weight of available positive and negative evidence, including the Company’s cumulative loss position and expectations regarding the generation of future taxable income, management concluded that it is more likely than not that the Company’s deferred tax assets will not be realized. Accordingly, the Company recorded a valuation allowance sufficient to fully offset its deferred tax assets.

As a result of maintaining a full valuation allowance, no income tax expense or benefit was recognized in the unaudited condensed consolidated statements of operations in connection with the change in tax status or the deferred tax impacts of the Acquisition. In addition, no amounts were recorded to additional paid-in capital related to deferred tax assets arising from the transaction.

NOTE 13. STOCKHOLDERS’ EQUITY

Authorized Capital

The Company is currently authorized to issue up to 500,000,000 shares of Class A common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. As of June 30, 2026, no preferred stock has been issued.

The Company has reserved shares of Class A common stock for issuance related to the following as of June 30, 2026:

Warrants to purchase Class A common stock	18,000,000
Employee stock purchase plan	1,000,000
Vested RSUs - Contractors	459,782
Vested RSUs — Board Members and Employees	6,685,100
Unvested RSUs — Board Members and Employees	3,379,202
Stock options and RSUs, authorized for future issuance, increased by 5% January 1st	2,641,823
Total shares reserved	32,165,907

Warrants to Purchase Common Stock

In connection with the closing of the Business Combination, all outstanding warrants to purchase Focus Impact common stock were converted into rollover warrants to purchase New XCF Class A common stock. As of June 30, 2026, there were 17,900,000 rollover warrants outstanding to purchase Class A common stock.

On June 12, 2026, the Company issued 100,000 New Warrants with an exercise price of $0.21 with a five-year term expiring June 12, 2031.

Common Stock

The Company is currently authorized to issue up to 500,000,000 shares of Class A common stock with a par value of $0.0001. In connection with the Business Combination, Focus Impact converted the 4,670,544 shares of Class A common stock and 651,919 shares of Class B common stock of Focus Impact into 5,322,463 of New XCF Class A common stock. For periods prior to the Business Combination as disclosed in Note 1 above, the reported share and per share amounts have been retroactively converted by the exchange ratio of 0.6862. As of June 30, 2026 and December 31, 2025, 394,530,494 and 206,473,533 shares of common stock were issued and outstanding, respectively. The holders of the Company’s common stock are entitled to receive dividends equally when, as and if declared by the Board of Directors, out of funds legally available.

F-35

The holders of the Company’s Class A common stock have sole voting rights, one vote for each share held of record, and are entitled upon liquidation of the Company to share ratably in the net assets of the Company available for distribution after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the Class A common stock. The shares of Class A common stock are not redeemable and have no pre-emptive or similar rights.

Equity Issued in Settlement of Vendor Invoices

During the three months ended June 30, 2026, the Company issued shares of its common stock to certain vendors in settlement of outstanding invoices for professional and advisory services. The Company issued 275,144 shares of Class A Common stock with a fair value of $69,335.

The shares were measured at fair value on the date the Company’s Board of Directors approved the settlement agreements, which represents the date a mutual understanding of the settlement was reached. Fair value was determined using the Company’s closing market price on that date. The issuance of common stock resulted in a reduction of accounts payable and an increase in common stock and additional paid in capital. Any difference between the carrying amount of the liabilities settled and the fair value of the equity instruments issued was recognized in the unaudited condensed consolidated statement of operations in other income (expense), net.

Stock-Based Compensation

On June 6, 2025, the Company’s Board of Directors adopted and stockholders approved the 2025 Equity Incentive Plan (the “2025 Plan”). The 2025 Plan became effective immediately upon the closing of the Business Combination Agreement. The 2025 Plan provides for the grant of incentive stock options (“ISO”), nonstatutory stock options (“NSO”), stock appreciation rights (“SARs”), restricted stock awards (“RSA”), restricted stock unit awards (“RSU”), performance awards, other awards, and cash awards. Each award is set forth in a separate agreement with the person who received the award which indicates the type, terms and conditions of the award. Initially, a maximum number of 10,449,264 shares of New XCF Class A common stock may be issued under the 2025 Plan. In addition, the number of shares of New XCF Class A common stock reserved for issuance under the 2025 Plan will automatically increase on January 1 of each year, starting on January 1, 2026 and ending on (and including) January 1, 2034, in an amount equal to five percent (5.0%) of the total number of shares of the Company’s Capital Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of Shares.

A summary of RSU activity for the six months ended June 30, 2026, under the 2025 Plan is as follows:

		Weighted
		Average
	Number of	Grant Date
	RSUs	Fair Value
Unvested as of December 31, 2025	4,798,167	$12.03
Granted	9,716,702	0.27
Vested and released	(6,693,380)	0.47
Cancelled or forfeited	(4,442,287)	9.50
Unvested as of June 30, 2026	3,379,202	$1.96

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Stock-based compensation expense

The Company frequently makes awards on a laddered or graded basis. The Company has elected to amortize the award over a straight-line basis over the requisite service period for the entire award (that is, over the requisite service period of the last separately vesting portion of the award). The Company terminated a number of employees during the period ended June 30, 2026. The amortization of stock-based compensation for the three and six months ended June 30, 2026, for the remaining employees was $763,374 and $1,566,402 and was included in general and administrative expenses on the condensed consolidated statement of operations. Upon separation of employees during the three months ending March 31, 2026 (Note 11), all unvested shares were forfeited. The reversal of prior period stock-based compensation for the forfeited awards was ($5,502,156) net of the full amortization of new stock awards of $1,127,739 granted as part of the former employees severance. This amount is included in severance expense on the condensed consolidated statement of operations. The net value of the stock-based compensation for remaining employees of $1,566,402 and terminated employees of ($7,670,986) is ($6,104,584) which is included in stock-based compensation expense (benefit) associated with restricted stock units on the condensed consolidated statement of cash flows. The stock based compensation expense recognized for the same period in 2025 was $1,186,605. The fair value of RSUs that vested during the six months ended June 30, 2026, was $3,145,889. During the three months ending June 30, 2026, one employee left the Company causing a reversal of the outstanding unvested stock awards of $2,168,830.

As of June 30, 2026, there was a total of $3,379,202 of unrecognized stock-based compensation costs related to RSUs. Such compensation cost is expected to be recognized over a weighted-average period of approximately 0.68 years.

Equity-based contractor compensation

On June 6, 2025, the Company’s board of directors adopted and stockholders approved the 2025 Equity Incentive Plan (the “2025 Plan”). The 2025 Plan became effective immediately upon the closing of the Business Combination Agreement. The 2025 Plan provided among other things for the compensation of contractors, most of whom became employees at a later time, with equity shares in lieu of cash compensation.

A summary of RSU activity for contractors for the six months ended June 30, 2026, under the 2025 Plan is as follows:

	Number of RSUs	Weighted Average Grant Date Fair Value
Unvested as of December 31, 2025	693,895	$1.61
Granted	-	-
Vested	(459,782)	1.61
Cancelled or forfeited	(234,113)	1.61
Unvested as of June 30, 2026	-	-

Equity based contractor compensation expense

Stock-based compensation expense of $524,325 was recognized for the three months ended March 31, 2026. There was no contractor stock-based compensation expense recognized for the three months ended June 30, 2026. No stock-based contractor compensation expenses were recognized during the same period in 2025. The stock-based contractor compensation is recorded in general and administrative expense in the consolidated statements of operations.

As of June 30, 2026, there was a total of $0 of unrecognized contractor stock-based compensation costs related to RSUs. As a result, there will be no contractor stock-based compensation costs amortized in future periods.

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NOTE 14. EMPLOYEE STOCK PURCHASE PLAN

The Company adopted an Employee Stock Purchase Plan (the “ESPP Plan”) in connection with the consummation of the Business Combination. All qualified employees may voluntarily enroll to purchase the Company’s Class A common stock through payroll deductions at a price equal to 85% of the lower of the fair market values of the stock of the offering periods or the applicable purchase date. As of June 30, 2026, 1,000,000 shares were reserved for future issuance under the ESPP Plan.

NOTE 15. EARNINGS PER SHARE

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share attributable to common stockholders for the three and six months ended June 30, 2026:

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Basic earnings per share:
Net loss	$(14,133,018)	$110,268,109	$(31,945,434)	$102,800,908
Weighted average common shares outstanding	353,177,339	133,638,081	297,418,437	121,740,904
Basic earnings per share	$(0.04)	$0.83	$(0.11)	$0.84
Diluted earnings per share:
Net loss	$(14,133,018)	$110,268,109	$(31,945,434)	$102,800,908
Weighted-average common shares outstanding	353,177,339	133,638,081	297,418,437	121,740,904
	-	-	-	-
Weighted-average common shares outstanding, assuming dilution	353,177,339	133,638,081	297,418,437	121,740,904
Diluted earnings per share	$(0.04)	$0.83	$(0.11)	$0.84

The following table presents the potential common shares outstanding that were excluded from the computation of diluted net earnings per share of common stock as of the periods presented because including them would have been anti-dilutive:

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Common stock warrants	18,000,000	17,900,000	18,000,000	17,900,000
RSUs issued and outstanding	10,524,084	2,684,000	10,524,084	2,684,000
Total potential common shares excluded from diluted net earnings per share	28,524,084	20,584,000	28,524,084	20,584,000

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NOTE 16. SIGNIFICANT CONTRACTS

Consulting Agreement with Focus Impact Partners

On February 19, 2025, Legacy XCF and Focus Impact Partners entered into a strategic consulting agreement (the “Consulting Agreement”), pursuant to which Focus Impact Partners will provide Legacy XCF (and New XCF following completion of the Business Combination) with certain consulting services. Under the terms of the Consulting Agreement, Focus Impact Partners, LLC (the “Consultant”) will receive an annual consulting fee of $1,500,000, which will be payable in monthly installments of $125,000 starting with an initial payment on or prior to June 30, 2025 (pro-rated from February 19, 2025, through and including June 30, 2025). In addition to the annual fee, the Consulting Agreement also provides that Focus Impact Partners is entitled to an additional consulting fee in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction for which Focus Impact Partners provides consulting services, the amount and terms of which will be subject to mutual agreement between the company and Focus Impact Partners consistent with the market practice for such consulting services.

On May 21, 2026, the Company entered into an Addendum to the Strategic Consulting Agreement (this “Addendum”). As of June 30, 2026, the Company will owe the Consultant $2,041,667 in accrued and unpaid fees for services rendered under the Agreement for the period from February 19, 2025, through June 30, 2026. The Company desires to pay this outstanding balance by the issuance 4,581,838 shares of the Company’s Class A common stock, par value $0.0001. The Company desires to make an additional issuance to Consultant in an amount of 3,564,241 shares of Common Stock in consideration for the services provided and to be provided by Consultant, provided (a) Consultant has not terminated the Agreement prior to January 1, 2027, and (b) the Company has not terminated the Agreement for Cause (as defined in the Agreement) prior to January 1, 2027. On May 5, 2026, the Board of Directors of the Company approved the issuance of shares of Common Stock in lieu of a cash payment of the outstanding amount.

In satisfaction of the outstanding amount and for the additional services, the Company has agreed to issue the Consultant 8,146,434 shares of Class A Common Stock provided that all of that (a) Consultant has not terminated the Agreement prior to January 1, 2027, and (b) the Company has not terminated the Agreement for cause prior to January 1, 2027.

Consulting Agreement with Roth Capital Partners, LLC

On December 24, 2025, the Company retained Roth Capital Partners, LLC to advise the Company on capital markets issues including (i) equity markets issues, (ii) evaluating the Company’s equity (iii) perform analysis of equity capital markets, (iv) provide advice on the Company’s capital structure, including existing debt structure, (v) advise on potential strategic financing partnerships and international licensing arrangements. The contract is for a 12-month period calling for a $400,000 fee. Half to be paid in eight installments of $25,000, while the other half to be paid in the Company’s common stock in one lump sum. The shares will be subject to a six-month lock-up period following the date of issuance. The restrictions shall release in three (3) equal quarterly installments, such that one-third of the shares become freely tradeable on each of the dates that are six months, nine months, and twelve months following the date of issuance. On April 30, 2026, the Company issued 930,686 shares of Class A Common stock under the terms of this Agreement. On June 11, 2026, the Company issued 81,667 additional shares of Class A common stock under the terms of this Agreement.

Tolling Agreement with BGN

On April 9, 2026, the Company entered into a term sheet (the “BGN Term Sheet”) with BGN INT US, LLC (“BGN”), an independent global energy and commodities group, pursuant to which the Company would provide inside-the-fence logistics, production and refining services, storage and blending as well as marketing support in coordination with BGN’s sales and logistics teams. On July 7, 2026, the Company announced the execution of definitive agreements with BGN, which established the commercial structure previously contemplated under the BGN Term Sheet. Pursuant to the definitive agreements, BGN is expected to facilitate feedstock supply and serve as a commercialization partner for renewable fuels produced at the Company’s New Rise Renewables Reno facility, including sustainable aviation fuel, renewable diesel and renewable naphtha. The parties intend to coordinate production planning, logistics and product marketing activities designed to support efficient delivery to end markets. The long-term framework is initially intended to support operations at the New Rise Renewables Reno facility and may be expanded to future XCF Global facilities, subject to operational readiness, market conditions, regulatory requirements and other customary business considerations. There have been no deliveries under the Tolling Agreement for the period ended June 30,2026.

NOTE 17. CONCENTRATIONS

Credit Risk

The Company maintains its cash balances in financial institutions. The balances in the financial institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company’s cash balances may be in excess of the insured limit.

Customer Concentrations

As of June 30, 2026, the Company had one major customer that accounted for approximately 90% of its revenues totaling $937,084 for the three and six months ended June 30, 2026. The Company had one major customer that accounted for 100% of accounts receivable totaling $1,711,635 as of June 30, 2026. As of June 30, 2025, the Company had one major customer that accounted for 100% of its revenues totaling $6,576,232 for the three and six month periods ended June 30, 2025, and 100% of accounts receivable totaling $9,852,154 as of June 30, 2025. The Company had one customer that accounted for 100% of accounts receivable totaling $24,550,762 as of December 31, 2025.

Vendor Concentrations

As of June 30, 2026, the Company had one material vendor that provides feedstock used in the production of our renewable fuels, that accounts for approximately 18% of accounts payable. As of December 31, 2025, the Company had four major vendors that accounted for approximately 71% of accounts payable.

F-39

NOTE 18. SUBSEQUENT EVENTS

The Company has evaluated all transactions through the date of the accompanying unaudited condensed consolidated financial statements were issued for subsequent events disclosure or adjustment consideration.

Short-Term Financing

On July 1, 2026, XCF Global, Inc. (the “Company”), entered into a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement (the “Note and Security Agreement”) with Brown Stone Capital Limited (the “Brown Stone”) pursuant to which the Company entered into a $1,000,000 senior secured loan with a 25% original issue discount, resulting in a purchase price of $750,000.

The loan amount is equal to $1,000,000 with a 25% original issue discount. The note bears interest at ten percent (10%) per annum, payable monthly, with a non-amortizing two (2) month term. Interest is calculated on a 360-day year basis. The loan balance, including any accrued interest, is due in full 60 days after funding, with optional prepayment allowed without penalty. Default interest accrues at 18% per annum. The Company must make mandatory prepayments from (i) the first and any subsequent revenue collections and (ii) the proceeds of any assets that are sold outside the ordinary course of business, until the loan is fully repaid.

Additionally, the Company agreed to issue a non-refundable commitment fee of 500,000 shares (the “Commitment Fee”) of its Class A Common Stock, par value $0.0001 (“Common Stock”) pursuant to the Note and Security Agreement.

To secure the loan, the Company granted Brown Stone a first-priority security interest in all inventories, accounts, environmental attributes, deposit and securities accounts, equipment, chattel paper, and proceeds. The security interest granted only covers assets of XCF Global, Inc. and does not extend to the assets held by any subsidiaries of the Company. In addition, the Company must reserve 5,000,000 shares of authorized but unissued Common Stock as Penalty of Default Shares, (the “Default Shares”) to be issued to Brown Stone immediately upon any Event of Default (as defined in the Note and Security Agreement). The secured loan is the sole responsibility of XCF Global, Inc. and is not guaranteed by any of the Company’s subsidiaries

Short-Term Note

On July 16, 2026, XCF Global, Inc. (the “Company”), entered into a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement (the “Note and Security Agreement”) with Hollywood Horizons, Inc. (the “Hollywood”) pursuant to which the Company entered into a $400,000 senior secured loan with a 25% original issue discount, resulting in a purchase price of $300,000.

The loan amount is equal to $400,000 with a 25% original issue discount. The note bears interest at ten percent (10%) per annum, payable monthly, with a non-amortizing two (2) month term. Interest is calculated on a 360-day year basis. The loan balance, including any accrued interest, is due in full 60 days after funding, with optional prepayment allowed without penalty. Default interest accrues at 18% per annum. The Company must make mandatory prepayments from (i) the first and any subsequent revenue collections from the sale of any products or services and (ii) the proceeds of any assets that are sold outside the ordinary course of business, until the loan is fully repaid.

Additionally, the Company agreed to issue a non-refundable commitment fee of 500,000 shares (the “Commitment Fee”) of its Class A Common Stock, par value $0.0001 (“Common Stock”) pursuant to the Note and Security Agreement.

To secure the loan, the Company granted Hollywood a first-priority security interest in all inventories, accounts, environmental attributes, deposit and securities accounts, equipment, chattel paper, and proceeds. The security interest granted only covers assets of XCF Global, Inc. and does not extend to the assets held by any subsidiaries of the Company. In addition, the Company must reserve 5,000,000 shares of authorized but unissued Common Stock as Penalty of Default Shares, (the “Default Shares”) to be issued to Hollywood immediately upon any Event of Default (as defined in the Note and Security Agreement). The secured loan is the sole responsibility of XCF Global, Inc. and is not guaranteed by any of the Company’s subsidiaries

Warrant Purchase Agreement

On July 17, 2026, XCF the Company, entered into a warrant purchase agreement (the “Warrant Purchase Agreement”) with GL PART SPV II, LLC (the “Investor”), pursuant to which, among other things, the Company agreed to issue and sell to the Investor and the Investor agreed to purchase from the Company in a private placement a Common Stock purchase warrant (the “Initial Warrant”) to purchase up to 6,891,798 shares of Common Stock, at an exercise price of $2.50 per share, subject to adjustment in accordance with the terms of the Initial Warrant. The Investor is to pay $1,000,000 for the Initial Warrant, which is equal to $0.1451 per share of Common Stock underlying the Initial Warrant (the “Per Warrant Share Purchase Price”). Subject to the satisfaction or waiver of the closing conditions set forth in the Warrant Purchase Agreement, the closing of the sale of the Initial Warrant (the “Initial Closing”) is to occur to occur on July 31, 2026, or such other date as may be agreed by the Company and the Investor.

F-40

The Warrant Purchase Agreement also provides that, at the Investor’s sole discretion, the Investor may purchase from the Company up to an additional $99.0 million of Common Stock purchase warrants (each, an “Additional Warrant” and, collectively, the “Additional Warrants”, and together with Initial Warrants, the “Warrants”), with terms substantially identical to the Initial Warrant. The Additional Warrants may be purchased on July 31, 2026, August 31, 2026, September 30, 2026, October 30, 2026, November 30, 2026, December 31, 2026, or such other dates prior to December 31, 2026 as may be mutually agreed upon by the Company and the Investor. The price to be paid for the Additional Warrants will be based on a formula set forth in the Warrant Purchase Agreement, which takes into account the Black-Scholes value of each Warrant. The Warrant Purchase Agreement provides that (i) the aggregate number of shares of Common Stock issuable upon exercise of the Warrants issued under the Warrant Purchase Agreement may not exceed 50,000,000 shares and (ii) the Per Warrant Share Purchase Price for the Additional Warrants may not be less than $0.10.

The Investor is controlled by Majique Ladnier, who is the largest beneficial owner of the Common Stock.

The Warrant Purchase Agreement contains customary representations and warranties, and the sale of the Warrants is subject to customary closing conditions.

The exercise price of the Warrants and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustments for stock splits, combinations, stock dividends or similar events. The Warrants may be exercised for cash or on a cashless basis.

Registration Rights Agreement

Pursuant to the terms of the Warrant Purchase Agreement, the Company and the Investor have agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) at the Initial Closing, pursuant to which, among other things, the Company will agree to (i) file a shelf registration statement (the “Registration Statement”) providing for the registration of the resale of the Warrants and the shares of Common Stock underlying the Warrants (collectively, the “Registrable Securities”) under the Securities Act of 1933, as amended (the “Securities Act”) on or before December 4, 2026 (the “Filing Deadline”), unless the Investor notifies the Company prior to November 30, 2026 that it may purchase one or more Additional Warrants after November 30, 2026 and before December 31, 2026, in which case the Filing Deadline shall be January 5, 2027, (ii) use its reasonable best efforts to cause the Registration Statement to be declared effective after its filing at the earliest possible date, but no later than the earlier of (a) the 120th calendar day following the initial filing date of the Registration Statement if the Securities and Exchange Commission (“SEC”) notifies the Company that it will “review” the Registration Statement and (b) the fifth Business Day after the date the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review, and (iii) maintain the effectiveness of the Registration Statement until the earlier of: the (a) date on which the Investor shall have resold all the Registrable Securities covered thereby; (b) the date on which the Registrable Securities may be resold by the Investor without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act (“Rule 144”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or any other rule of similar effect; (c) the date on which all legends restricting transfer of the Registrable Securities under the Securities Act have been removed from the Registrable Securities.

Securities Purchase Agreement with Lombard Street Partners

On July 20, 2026, the Company entered into a Securities Purchase Agreement with Lombard Street Partners, LLC, pursuant to which the Company sold 6,666,667 shares of its Common Stock to Lombard Street Partners, LLC for an aggregate amount of $1,000,000. The Company agreed to issue one half of such shares promptly after the execution of such agreement and the remainder of such shares on July 24, 2026. The purchase price also is being paid in two installments, with one half paid on July 22, 2026, and the remainder paid on July 24, 2026.

The Company agreed to file a registration statement with the Securities and Exchange Commission registering the resale of such shares within two weeks following the effective date of its Form S-4 registration statement related to its proposed business combination among the Company, Southern Energy Renewables, Inc. and DevvStream Corp.

Penalty Interest Payment to Narrow Road

On July 6, 2026, the Company issued 330,859 shares of the Company’s Class A common stock to Narrow Road Capital Ltd as penalty interest under the terms of the promissory note, dated May 1, 2025.

Securities Purchase Agreement with Abri Capital Limited

On August 12, 2026, the Company entered into a Note and Security Agreement with Abri Capital Limited (“Abri”) pursuant to which the Company entered into a $666,666 senior secured loan with a 25% original issue discount, resulting in a purchase price of $500,000.

The loan amount is equal to $666,666 with a 25% original issue discount. The note bears interest at ten percent (10%) per annum, payable monthly and on the August 20, 2026 (the “Maturity Date”). Default interest accrues at 18% per annum. The note is non-amortizing and no payments are due prior to the Maturity Date.

Additionally, the Company agreed to issue a non-refundable commitment fee of 500,000 shares (the “Commitment Fee”) of its Class A Common Stock, par value $0.0001 (“Common Stock”) pursuant to the Note and Security Agreement.

To secure the loan, the Company granted Abri a first-priority security interest in all inventories, accounts, environmental attributes, deposit and securities accounts, equipment, chattel paper, and proceeds. The security interest granted only covers assets of XCF Global, Inc. and does not extend to the assets held by any subsidiaries of the Company. In addition, the Company must reserve 5,000,000 shares of authorized but unissued Common Stock as Penalty of Default Shares, (the “Default Shares”) to be issued to Abri immediately upon any Event of Default (as defined in the Note and Security Agreement). The secured loan is the sole responsibility of XCF Global, Inc. and is not guaranteed by any of the Company’s subsidiaries.

F-41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders XCF Global, Inc.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of XCF Global, Inc. (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses since its inception and management expects operating losses and negative cash flow to continue for the foreseeable future. These conditions, along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2025.

Dallas, Texas March 31, 2026

F-42

XCF GLOBAL, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,	As of December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$154,937	$407,182
Restricted cash	4,295	5,824
Accounts receivable	24,550,762	-
Related party receivables	739,917	-
Other receivable	1,076,080	950,000
Inventory, net	337,971	-
Other current assets	784,645	62,419
Total current assets	27,648,607	1,425,425

Security Deposit	1,500,000	1,500,000
Property, plant and equipment	390,323,968	351,702,307
TOTAL ASSETS	$419,472,575	$354,627,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$40,277,568	$8,474,052
Related party payable	16,701,982	38,932,248
Professional fees payable	10,542,379	-
Loans payable to related party	593,231	2,350,000
Notes payable, current portion	121,915,613	110,304,484
Warrant liabilities	751,800	-
Accrued expenses and other current liabilities	58,231,865	20,364,663
Total current liabilities	249,014,438	180,425,447

Financial liability, net of closing costs	132,806,188	132,767,058
TOTAL LIABILITIES	$381,820,626	$313,192,505

Commitments and contingencies (Note 11)	-	-
STOCKHOLDERS’ EQUITY
Preferred stock; $0.0001 par value, 50,000,000 shares authorized; none issued and outstanding as of December 31, 2025, and 2024, respectively	-	-
Common Stock; $0.0001 par value, 500,000,000 shares authorized; 206,473,533 and 140,227,818 shares issued and outstanding as of December 31, 2025, and 2024, respectively	20,646	140,228
Additional paid-in capital	54,356,988	70,313,190
Accumulated deficit	(16,725,685)	(29,018,191)
TOTAL STOCKHOLDERS’ EQUITY	37,651,949	41,435,227
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$419,472,575	$354,627,732

F-43

XCF GLOBAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31, 2025	December 31, 2024
Revenue	$20,815,955	$-
Cost of sales	24,586,068	-
Gross loss	(3,770,113)	-
Operating expenses:

Operating expenses	7,010,223	2,987,852
General and administrative expenses	22,385,312	18,186,056
Severance expense	19,162,500	-
Professional fees	15,559,033	-
Total operating expenses	64,117,068	21,173,908

Loss from operations	(67,887,181)	(21,173,908)

Other income (expense)
Change in the fair value of note payable	4,567,951	-
Change in the fair value of loans payable related party	(514,709)	-
Change in fair value of warrants	209,916,200	-
Loss on issuance of debt	(138,000)	-
Loss on issuance of debt to related party	(40,531,000)	-
ELOC commitment fees	(7,400,000)	-
Unrealized loss on derivative asset	(16,156,071)	-
Realized gain on derivative asset	1,316,827	-
Interest expense, net	(9,155,274)	(2,930,889)
Other income (expense), net	(13,975)
Total other income (expense)	141,891,949	(2,930,889)

Net income (loss)	$74,004,768	$(24,104,797)

Income (loss) per common share, basic and diluted(1)	$0.52	$-

Weighted average number of common shares outstanding, basic and diluted(1)	142,298,067	-

(1)	The historical common equity structure was in the form of membership percentages, and no shares were issued. As such, reporting periods prior to the year ended December 31, 2025 will not present share or per share data.

F-44

XCF GLOBAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2025 and 2024

	For the Year Ended December 31, 2025
				Retained
			Additional	Earnings
	Common Stock		Paid in	(Accumulated
	Shares	Amount	Capital	Deficit)	Total Equity
BALANCE, December 31, 2024	140,227,818	$140,228	$70,313,190	$(29,018,191)	$41,435,227
Recapitalization (Note 1)	42,850,576	42,850	(70,313,190)	(18,269,283)	(88,539,623)
Recapitalization (Note 1)	(57,446,488)	(170,515)	43,613,494	(43,442,979)	-
Issuance of common stock to FOCUS in connection with the Business Combination	5,322,463	532	(226,081,998)	-	(226,081,466)
Common stock issued as compensation for ELOC commitment fee	507,802	51	7,399,949	-	7,400,000
Common stock issued for conversion of loan payable to related party	10,000,000	1,000	99,999,000	-	100,000,000
Common stock issued to settle Non-redemption Agreements in connection with the Business Combination	622,109	62	1,239,938	-	1,240,000
Common stock issued in conjunction with loan payable to related party	12,087,341	1,209	46,988,791	-	46,990,000
Common stock issued in conjunction with promissory notes	399,458	39	199,960	-	199,999
Common stock issued as compensation for severance	600,000	60	13,199,940	-	13,200,000
Common stock issued as replacement shares to Randy Soule	1,948,862	195	19,088,430	-	19,088,625
Common stock issued to EEME as advisory fees	950,000	95	1,424,905	-	1,425,000
Common stock issued to BTIG as merger advisory fees	133,333	13	999,987	-	1,000,000
				-
Common stock issued to EEME in conjunction with promissory note conversion	7,348,043	735	7,857,884	-	7,858,619

Common stock issued in conjunction with a consulting agreement	62,754	6	47,994	-	48,000
ELOC at the market stock sales	2,150,000	215	861,013	-	861,228
Common stock issued to Encore, a related party, to settle accounts payable	36,779,193	3,678	27,996,322	-	28,000,000
Additional shares issued in de-spac	10,268	1	-	-	1
Common stock issued to Polar in connection with the Subscription Agreement	1,920,000	192	743,808	-	744,000
Stock based compensation associated with restricted stock units	-	-	7,941,754	-	7,941,754
Non-employee share-based payments	-	-	835,818	-	835,818
Net income	-	-	-	74,004,768	74,004,768
Balance as of December 31, 2025	206,473,533	$20,646	$54,356,988	$(16,725,685)	$37,651,949

	Year Ended December 31, 2024
	Members’ Contributions, Net of Distributions	Members’ Deficit	Common Stock Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total Equity

Balance as of December 31, 2023	$35,737,914	$(6,027,934)	-	$-	$-	$-	$29,709,980
Recapitalization (Note 1)	(35,737,914)	6,027,934	140,227,818	140,228	70,313,190	(4,913,394)	35,830,044
Net loss	-	-	-	-	-	(24,104,797)	(24,104,797)
Balance as of December 31, 2024	$-	$-	140,227,818	$140,228	$70,313,190	$(29,018,191)	$41,435,227

F-45

XCF GLOBAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities
Net income (loss)	$74,004,768	$(24,104,797)
Adjustments to reconcile net income (loss) to net cash flows from operating activities
Stock-based compensation expense	8,777,574	-
Non-cash severance expense	19,162,500	-
Net realizable value adjustments	2,581,874	-
Change in fair value of notes payable	(4,567,951)	-
Change in fair value of loans payable to related party	514,709	-
Amortization of debt discount	128,927	-
Fee shares to related party	1,425,095	-
Loss on issuance of debt	138,000	-
Loss on issuance of debt- related party	40,531,000	-
Conversion of NRA shares post deSPAC	1
ELOC commitment fee expense	7,400,000	-
Change in fair value of warrant liabilities	(209,916,200)	-
Change in fair value of derivative asset	14,839,243	-
Changes in operating assets and liabilities:
Accounts receivable	(19,948,508)	-
Related party receivables	(65,180)	(2,396,334)
Inventories	(2,919,845)	-
Other current assets	(585,348)	(1,526,541)
Related party payable	(7,285,995)	10,315,014
Accounts payable	35,765,394	6,539,107
Professional fees payable	7,566,928	-
Accrued expenses and other current liabilities	14,595,266	35,988
Net cash used in operating activities	(17,857,747)	(11,137,563)

Cash flows from investing activities:
Cash acquired in Acquisition	220,897	-
Cash paid for operations plant	-	(239,134)
Purchase of property and equipment	-	(28,678,950)
Cash paid for construction in progress	(1,784,214)	-
Net cash used in investing activities	(1,563,317)	(28,918,084)

Cash flows from financing activities:

Proceeds from member contributions	4,387,000	37,895,675
Proceeds from loan payable to related party	9,936,804	2,396,334
Proceeds from note payable	2,070,000	-
Payment of note payable	(37,740)	-
Proceeds from borrowing	1,950,000	500,000
Debt settlement	(2)	-
Repayment of borrowing	-	(500,000)
ELOC at the market stock sales	861,228	-
Net cash provided by financing activities	19,167,290	40,292,009

Net decrease in cash, cash equivalents and restricted cash	(253,774)	236,362
Cash, cash equivalents and restricted cash at beginning of year	413,006	176,600
Cash, cash equivalents and restricted cash at the end of year	$159,232	$413,006
Supplemental disclosure of cash flow information
Cash paid for interest	-	6,592,639

Supplemental disclosure of noncash investing and financing activities
Capitalization of debt closing costs to construction in progress	161,475	215,299
Issuance of common stock in exchange for members’ equity in Acquisition	1,060,619,510	-
Assumption of net assets (liabilities) in Acquisition	(93,647,521)	-
Issuance of membership units to settle related party payables	500,000	-
Assumption of net assets (liabilities) from Business Combination	(226,081,466)	-
Conversion of convertible note payable to related parties into New XCF common stock	100,000,000	-
Issuance of common stock for ELOC commitment fee	7,400,000	-

Conversion of non redemption agreement	1,240,000	-
Fee shares to related party	1,425,000
Interest capitalization on notes payable	11,720,829	4,505,441
Interest capitalization on financial liability	10,774,604	9,588,939
Convertible note issued for services from vendor	5,500,000	-

F-46

XCF GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Description of Business

XCF Global, Inc. (“New XCF, the “Company”, or “we”), a Delaware corporation, formerly known as Focus Impact BH3 NewCo, Inc., was founded on March 6, 2024, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. Subsequent to the Business Combination, the name was changed to XCF Global, Inc.

In connection with the completion of the Business Combination described below under “The Business Combination,” XCF Global Capital, Inc., a Nevada corporation (referred to herein as “Legacy XCF”), became a wholly-owned subsidiary of New XCF. Legacy XCF was formed in January 2023, and was founded, to develop, operate and invest in renewable energy assets and production facilities. Throughout 2023, Legacy XCF identified acquisition targets in Nevada, Florida, and North Carolina as the foundation for the Company’s first production of sustainable aviation fuel (“SAF”), a synthetic kerosene derived from waste- and residue-based feedstocks such as waste oils and fats, green and municipal waste, and non-food crops and, currently, blended with conventional Jet-A fuel. We are committed to reducing the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. Though we are focused on promoting and accelerating the decarbonization of the aviation industry through SAF, we may, opportunistically, produce other renewable products such as renewable diesel, a renewable fuel, and bio-based glycerol, also known as natural glycerin, which is used in healthcare, food, and cosmetics industries. We believe there is a market opportunity in the aviation and renewable sectors as a result of a combination of regulatory support, industry-led demand and end-user commitment. The actual market environment may evolve differently from our expectations and is subject to a variety of external forces such as government regulation and technological development that may impact the market opportunity. New XCF intends to build a nationwide portfolio of SAF and renewable fuels production facilities that use waste- and residue-based feedstocks at competitive production costs. We also intend to implement a fully integrated business model from feedstock supply and production to marketing and sales of SAF. New XCF is currently one of the few publicly traded renewable fuels companies primarily focused on SAF and renewable fuels in the United States, with the stated intention to be a majority SAF producer, distinguishing itself from peers that are predominantly legacy crude oil refiners. We intend to scale and operate clean fuel production facilities engineered to the highest levels of compliance, reliability, and quality. We also own dormant biodiesel plants located in Fort Myers, Florida and Wilson, North Carolina that we intend to further build-out and reconstruct SAF, renewable fuels and/or associated SAF-related infrastructure. We are continuing to evaluate the role of each of the Fort Myers, Florida and Wilson, North Carolina facilities within New XCF’s broader SAF and biofuels value chain.

On January 23, 2025 and February 19, 2025, Legacy XCF completed its acquisitions (the “Acquisition”) of New Rise SAF Renewables Limited Liability Company, (“New Rise SAF”) and New Rise Renewables, LLC. (“New Rise Renewables”) (collectively the “New Rise Entities”), which became wholly-owned subsidiaries of XCF Global Capital, Inc. (“Legacy XCF”). New Rise Renewables, a Delaware limited liability company, was formed on September 23, 2016 for the purpose of owning 100% of New Rise Renewables Reno, LLC (“New Rise Reno”). New Rise Renewables is focused on producing renewable fuels to lower the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. The New Rise Reno facility is built on a 10-acre parcel located within McCarran, Nevada. New Rise Reno’s activities have primarily consisted of acquiring plant assets, infrastructure development and construction, and other pre-operational expenditures. In February 2025, New Rise Reno began initial production of SAF and renewable naphtha (a byproduct in SAF production). First deliveries of neat SAF and renewable naphtha began in March 2025. During the initial phase of production ramp-up, New Rise Reno production facility operated at approximately 50% of nameplate capacity. Until SAF production is at nameplate capacity, New Rise Reno is not deemed to be an operating facility and classifies as under construction until final project acceptance under New Rise’s license agreement with Axens North America under the original intention of the SAF conversion. Such final project acceptance has not yet been completed. While ramp-up processes are being undertaken and until final plant acceptance, management has made the determination to temporarily produce and sell renewable diesel, a byproduct of SAF production, which can be achieved at approximately 2,000 barrels per day, which is approximately 20% below nameplate capacity, and without any additional modifications to the facility. In May 2025, New Rise Reno began selling renewable diesel under its Supply and Offtake Agreement with Phillips 66 (the “P66 Agreement”).

Business Combination

On March 11, 2024, Legacy XCF entered into a business combination agreement (the “Business Combination Agreement”) with Focus Impact BH3 Acquisition Company (“Focus Impact”), Focus Impact BH3 Newco, Inc., (“NewCo”) a wholly owned subsidiary of Focus Impact, Focus Impact BH3 Merger Sub 1, LLC, a wholly owned subsidiary of NewCo (“Merger Sub 1”), and Focus Impact BH3 Merger Sub 2, Inc., a wholly owned subsidiary of NewCo (“Merger Sub 2”). The business combination was effected in two steps: (a) Focus Impact merged with and into Merger Sub 1, with Merger Sub 1 being the surviving entity as a wholly owned subsidiary of NewCo; and (b) immediately after, Merger Sub 2 merged with and into Legacy XCF, with Legacy XCF continuing as a wholly-owned subsidiary of NewCo (these transactions, collectively, the “Business Combination”).

The Business Combination closed on June 6, 2025 (the “Closing Date”). As a result of the Business Combination, NewCo, subsequently changed its name to XCF Global, Inc. and became a new publicly-traded company on NASDAQ (Nasdaq: SAFX).

In connection with the closing of the Business Combination:

●	All shares of Class A common stock of Legacy XCF outstanding as of immediately prior to the Business Combination were cancelled and automatically converted into the right to receive an aggregate 142,130,632 shares of New XCF Class A common stock, par value $0.0001 per share.

●	All 651,919 shares outstanding Focus Impact Class A and Class B common stock were cancelled and converted into shares of common stock of New XCF on a one-for-one basis.

●	11,500,000 redeemable outstanding public warrants and 6,400,000 private placement warrants of Focus Impact representing the right to purchase one share of Focus Impact Class A common stock were adjusted to represent the right to purchase one share of New XCF Class A common stock at $11.50 per share.

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The Business Combination was accounted for as a reverse recapitalization in accordance with US GAAP. Accordingly, Legacy XCF was deemed the accounting acquirer (and legal acquiree) and NewCo was treated as the accounting acquiree (and legal acquirer).

Under this method of accounting, the reverse recapitalization was treated as the equivalent of Legacy XCF issuing stock for the net assets (liabilities) of Focus Impact, accompanied by a recapitalization. The net assets of Focus Impact are stated at historical cost, with no goodwill or other intangible assets recorded. The consolidated assets, liabilities, and results of operations prior to the Business Combination are those of Legacy XCF. All periods prior to the Business Combination have been retrospectively adjusted in accordance with the Business Combination Agreement for the equivalent number of common shares outstanding immediately after the Business Combination to effect the reverse recapitalization. Additionally, all outstanding convertible notes were adjusted in accordance with their terms, which will, among other changes to the convertible note terms, result in proportionate adjustments being made to the number of shares issuable upon exercise of such convertible notes and to the exercise and redemption prices of such convertible notes. The number of shares for all periods prior to the Closing Date have been retrospectively decreased using the exchange ratio that was established (the “Exchange Ratio”).

The following table sets forth the assets and liabilities as of June 6, 2025, that were assumed in connection with the execution of the Business Combination:

Focus Impact
Current assets:
Loan receivable	$2,000,000
Other current assets	71,556
Total current assets	2,071,556
Total assets acquired	$2,071,556
Current liabilities:
Non-redemption agreement	$1,240,000
Accrued expenses and other current liabilities	7,686,531
Notes payable	8,558,492
Warrant liabilities	210,668,000
Total current liabilities assumed	$228,153,023

Total assets acquired and liabilities assumed	$(226,081,467)

In connection with the Business Combination, we incurred a total of approximately $17,011,496 of transaction costs, consisting of legal and other professional fees, of which $6,923,808 was recorded to additional paid-in capital, and $10,087,688 was recorded as an expense in professional fees on the consolidated statements of operations. All contractual receivables are expected to be collected.

Conversion of Convertible Note to related party

In connection with the closing of the Business Combination, an outstanding Legacy XCF convertible note to related party with an aggregate principal amount of $100,000,000 was converted into 10,000,000 shares of New XCF Class A common stock.

Public Warrants and Private Placement Warrants

In connection with the closing of the Business Combination, the Company assumed 11,500,000 outstanding public warrants (the “Public Warrants”) to purchase an aggregate of 11,500,000 shares of Focus Impact Class A common stock at $11.50 per share, which were adjusted to represent the right to purchase an aggregate of 11,500,000 shares of New XCF Class A common stock at $11.50 per share. The total value of the liability associated with the Public Warrants was $121,900,000 measured at fair value at the Closing Date.

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In connection with the closing of the Business Combination, the Company assumed 6,400,000 outstanding private placement warrants (the “Private Placement Warrants”) to purchase an aggregate of 6,400,000 of Focus Impact Class A common stock at $11.50 per share, which were adjusted to represent the right to purchase an aggregate of 6,400,000 shares of New XCF Class A common stock at $11.50 per share. The total value of the liability associated with the Private Placement Warrants was $88,768,000 at the Closing Date

The Private Placement Warrants are identical to the Public Warrants underlying the units initially sold by Focus Impact, except that the Private Placement Warrants: (i) will not be redeemable by the Company so long as they are held by the Former Sponsor or Sponsor (as defined in the Private Placement Warrants and the Public Warrants) or any of its permitted transferees; (ii) may be exercised for cash or on a cashless basis, so long as they are held by the Former Sponsor or Sponsor or any of its permitted transferees and (iii) are (including the common stock issuable upon exercise of the Private Placement Warrants) entitled to registration rights. Additionally, the Former Sponsor and Sponsor have agreed not to transfer, assign or sell any of the Private Placement Warrants, including the Class A common stock issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Initial Business Combination.

ELOC Agreement

On May 30, 2025, New XCF and Legacy XCF entered into an equity line of credit purchase agreement (the “ELOC Agreement”) with Helena Global Investment Opportunities I Ltd (“Helena”). Pursuant to the ELOC Agreement, following the completion of the Business Combination, New XCF will have the right to issue and to sell to Helena from time to time, as provided in the ELOC Agreement, up to $50,000,000 of Class A common stock of New XCF, subject to the conditions set forth therein. At issuance, the fair value of the ELOC Agreement was zero. As of December 31, 2025, the Company has sold 2,150,000 shares of Class A common stock raising $861,228 net of commissions due Helena related to these At the Market (“ATM”) stock sales.

As a commitment fee in connection with the execution of the ELOC Agreement, on May 31, 2025, Legacy XCF issued to Helena 740,000 shares of Legacy XCF’s common stock (the “Commitment Shares”). The Commitment Shares were valued at $10.00 per share for a total value of $7,400,000 which was recorded in ELOC commitment fees in the consolidated statements of operations. As of December 31, 2025, the Company has other receivable balance of $126,080 that reflects proceeds in transit from ELOC.

Reverse Asset Acquisition

On December 8, 2023, Legacy XCF and the owners of New Rise Renewables and New Rise SAF, entered into two agreements: (1) the Membership Interest Purchase Agreement with New Rise SAF (“New Rise SAF MIPA”), and (2) the Membership Interest Purchase Agreement with New Rise Renewables (the “New Rise Renewables MIPA,” and together with the New Rise SAF MIPA, the “MIPAs”). The MIPAs facilitated the purchase of 100% of the equity in both New Rise Renewables and New Rise SAF by Legacy XCF, with both transactions closing during the period ending March 31, 2025. The two transactions were consummated as follows:

●	On January 23, 2025, the New Rise SAF acquisition closed when Legacy XCF transferred 18,730,000 shares of its common stock to Randy Soule and GL Part I SPV, LLC (“GL”) – the two legacy membership interest holders of New Rise SAF – in exchange for 100% of the outstanding membership interests of that entity.

●	On February 19, 2025, the New Rise Renewables acquisition closed when Legacy XCF transferred 87,331,951 shares of its common stock to RESC Renewables, LLC (“RESC”) and GL– the two legacy membership interest holders of New Rise Renewables – and issued a $100,000,000 convertible promissory note dated February 19, 2025 (discussed in the “Convertible Promissory Note” section below) to RESC in exchange for 100% of the outstanding membership interests of New Rise Renewables.

The exchange of equity interests between Legacy XCF and the New Rise Entities were executed in contemplation of one another and were treated as a combined transaction, which resulted in the New Rise entities becoming wholly owned subsidiaries of Legacy XCF. The combined transaction was accounted for as a reverse asset acquisition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805-50, “Business Combinations – Related Issues”. New Rise Entities are considered the accounting acquirers and legal acquirees, and Legacy XCF is the legal acquirer and accounting acquiree.

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As a result of the Acquisition, the historical financial statements of the consolidated company prior to February 19, 2025, are those of New Rise Renewables and New Rise SAF. The assets and liabilities of Legacy XCF were recorded at fair value as of the acquisition date. The equity structure presented in the financial statements has been retroactively restated to reflect the legal capital structure of Legacy XCF, including the shares issued to New Rise Renewables and New Rise SAF in connection with the acquisition. Prior to the recapitalization, members of the New Rise entities contributed $4,887,000 in equity interests. Total shares of Legacy XCF common stock outstanding immediately following the close of transaction were 183,078,394.

The following table sets forth the fair values of the assets and liabilities as of February 19, 2025, that were assumed in connection with the execution of the MIPAs:

Legacy XCF
Current assets:
Cash and cash equivalents	$220,897
Related party receivables	674,737
Receivable from New Rise Renewables LLC	1,939,974
Convertible notes receivable	141,401
Total current assets	2,977,009
Land	179,000
Construction in progress	10,763,059
Total assets acquired	$13,919,068
Current liabilities:
Professional fees payable	$2,975,451
Accrued expenses and other current liabilities	191,677
Accrued interest on notes payable	501,402
Notes payable	1,964,417
Loan payable to related party	1,712,745
Convertible notes payable to related party (Note 9)	100,000,000
Total current liabilities assumed	107,345,692
Total assets acquired and liabilities assumed	$(93,426,624)

The results of operations for Legacy XCF are included in the consolidated financial statements from the date of acquisition forward. All intercompany accounts and transactions have been eliminated in consolidation. All contractual receivables are expected to be collected.

Liquidity and Going Concern

In accordance with Accounting Standards Update, (“ASU”), 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40) (“ASC 205-40”), Management has the responsibility to evaluate whether conditions and/or events raise substantial doubt about the Company’s ability to meet its future financial obligations as they become due within one year after the date that the consolidated financial statements are issued. This evaluation requires management to perform two steps. First, management must evaluate whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern. Second, if management concludes that substantial doubt is raised, management is required to consider whether it has plans in place to alleviate that doubt. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the consolidated financial statements are issued. Disclosures in the notes to the consolidated financial statements are required if management concludes that substantial doubt exists or that its plans alleviate the substantial doubt that was raised.

Since inception through year end, the Company has incurred recurring losses from operations. The loss from operations was $67,887,181 and $21,173,908, respectively, for the years ending December 31, 2025, and 2024. The Company had an accumulated deficit of $16,725,685, and current liabilities of $249,014,438 as of December 31, 2025, and cash equivalents, excluding restricted cash, of $154,937. Management believes that operating losses and negative operating cash flows will continue into the foreseeable future. These conditions raise substantial doubt about our ability to continue as a going concern.

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Our ultimate success is dependent on our ability to obtain additional financing and generate sufficient cash flow to meet the Company’s obligations on a timely basis. The business will require significant capital to sustain operations and significant investments to execute the Company’s long-term business plan. Absent generation of sufficient revenue from the execution of the Company’s long-term business plan, we will need to obtain debt or equity financing, especially if the Company experiences downturns in its business that are more severe or longer than anticipated, or if we experience significant increases in expense levels resulting from being a publicly-traded company or operations. Such additional debt or equity financing may not be available to the Company on favorable terms, if at all.

If we are not able to secure adequate additional funding when needed, we will need to reevaluate the Company’s operating plan and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned programs or cease operations entirely. These actions could materially impact our business, results of operations and future prospects. There can be no assurance that in the event we require additional financing, such financing will be available on terms that are favorable, or at all. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending would have a material adverse effect on our ability to achieve its intended business objectives.

Therefore, there is substantial doubt about our ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The accompanying consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to the Company’s ability to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES

Basis of Presentation

The accompanying consolidated financial statements for New XCF and its wholly-owned subsidiaries have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and instructions to Form 10-K. All intercompany balances and transactions have been eliminated in consolidation. In the Company’s opinion, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included.

Emerging Growth Company Status

After the closing of the Business Combination, the Company has elected to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected to opt out of the extended transition period and will adopt new or revised financial accounting standards upon the effective dates for non-emerging growth companies This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. Such estimates include the opening balance sheet fair values in connection with the Acquisition, allowance for credit losses, reserves for net realizable value of inventory, useful lives of property, plant and equipment, the valuation of long-lived assets and their recoverability, stock-based compensation, the valuation of warrant liabilities, the valuation of loans payable where the fair value option was elected, the valuation of loans payable to related parties where the fair value option was elected, and accounting for income taxes and uncertain tax positions. The Company bases its estimates on historical experience and also on assumptions that management considers reasonable. The Company assesses these estimates on an ongoing basis; however, actual results could materially differ from these estimates.

Segments

Operating segments as defined in ASC 280, “Segment Reporting”, are components of public entities that engage in business activities from which they may earn revenues and incur expenses for which separate financial information is available and which is evaluated regularly by the Company’s chief operating decision maker in deciding how to assess performance and allocate resources.

The Company has one reportable segment: renewable fuels. The renewable fuels segment will derive revenues from selling renewable energy products in the future once the Company’s plant facilities reach principal operations. The Company’s chief operating decision maker is the senior executive committee that includes the Chief Executive Officer and Chief Financial Officer.

The measures of segment profit or loss and total assets used by the chief operating decision maker to assess performance for the renewable fuels segment and decide how to allocate resources is based on net income (loss) and total assets as reported on the consolidated statements of operations and balance sheets, respectively. The significant expense categories, their amounts and other segment items that are regularly provided to the chief operating decision maker are those that are reported in the Company’s consolidated statements of operations.

Cash, Cash Equivalents and Restricted Cash

All highly liquid temporary cash investments with original maturities of three months or less are cash equivalents. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings. The Company has not experienced any losses on these accounts and believes credit risk to be minimal. Restricted cash represents funds the Company is required to set aside for debt servicing purposes.

The Company reconciles cash, cash equivalents, and restricted cash reported in its consolidated balance sheets that aggregate to the beginning and ending balances shown in the Company’s consolidated statements of cash flows as follows:

	December 31,	December 31,
	2025	2024
Cash and cash equivalents	$154,937	$407,182
Restricted cash	4,295	5,824
Total cash, cash equivalents and restricted cash	$159,232	$413,006

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Accounts Receivable, net

Accounts receivable, net, are reported at the invoiced amount, less an allowance for potential uncollectible amounts. The Company did not recognize an allowance for uncollectible amounts as of December 31, 2025, or 2024.

Inventory

Inventories are comprised of raw materials, work-in-process and finished goods, and are stated at the lower of cost or net realizable value. Cost is determined using the weighted-average method. Management compares the cost of inventories with the net realizable value, and an allowance is made to write down inventories to market value, if lower. Net realizable value is the estimated selling price in the ordinary course of business, less predictable cost of completion and applicable selling expenses. The cost of inventories includes inbound freight costs.

On October 1, 2025, New Rise Reno entered into Amendment No. 9 to the P66 Agreement. The amendment modifies certain operational provisions of the P66 Agreement, including clarifying that Phillips 66 retains title to feedstock while such feedstock is stored at the New Rise facility and that title transfers to New Rise only when the feedstock exits storage tanks and enters process units for conversion. The amendment also grants Phillips 66 a continuing right, exercisable upon written notice, to require reloading of feedstock from storage tanks into railcars. As a result of Amendment No. 9, the feedstock is not controlled by New Rise Reno until entering the process for conversion and therefore, no raw material is recorded for the feedstock within storage at the New Rise Reno facility.

Property, Plant and Equipment

Land, machinery and equipment and operation plant are recorded at cost less accumulated depreciation. Depreciation of machinery and equipment and operation plant is calculated on a straight-line basis over the estimated useful lives of the assets, which generally range from three to thirty-nine years. Expenditures for renewals and betterments that extend the useful lives of or improve existing property or equipment are capitalized. Expenditure on maintenance and repairs are expensed as incurred.

Depreciation commences upon the machinery and equipment and operation plant being placed in service. As of December 31, 2025, no machinery, equipment or operation plant had been placed in service and therefore there was no accumulated depreciation as of the balance sheet date.

Construction in progress represents expenditures necessary to bring an asset, project, new facilities or equipment to the condition necessary for its intended use and are capitalized and recorded at cost. Once completed and ready for its intended use, the asset is transferred to property, plant and equipment to be depreciated or amortized.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property, plant and equipment and finite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability is assessed by comparing the carrying amount of the asset group to the undiscounted future cash flows expected to result from the use and eventual disposition of the assets. If the carrying amount exceeds the undiscounted cash flows, an impairment loss is recognized for the amount by which the carrying amount exceeds fair value, generally determined using discounted cash flow techniques or market participant assumptions. The impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair market value of the assets and is allocated to individual assets in the asset group on a relative fair value basis, not to be reduced below an individual asset’s fair value. The Company operates in one reporting unit.

During the years ended December 31, 2025, and 2024, no events were identified that would require a quantitative assessment. During the years ending December 31, 2025, and 2024, no impairment expense was recognized.

Subscription Agreement

On November 3, 2023, Focus Impact entered into a subscription agreement (the “Subscription Agreement”) with Focus Impact BHAC Sponsor, LLC and Polar Multi-Strategy Master Fund (“Polar”), pursuant to which Polar agreed to make certain capital contributions to Focus Impact of up to $1,200,000 (the “Capital Contribution” or “Note Payable - Polar”) at the request of Focus Impact. The Capital Contribution were to be repaid to Polar by Focus Impact within five (5) business days of Focus Impact’s closing of the Business Combination (the “Closing”). Polar could elect to receive such repayment in cash or in shares of Class A common stock of New XCF. Additionally, as stipulated by the Subscription Agreement, in consideration of the Capital Contribution funded by Polar, 1,200,000 shares of New XCF Class A common stock was issued to Polar on the Closing Date (“Subscription Agreement Shares – Polar”).

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In accordance with ASC 825, Focus Impact elected to record the Note Payable - Polar at fair value upon issuance and will remeasure the Note Payable - Polar at fair value at each reporting period.

The Note Payable - Polar was not settled at close of the Business Combination, and New XCF assumed the obligation. Pursuant to Section 1.5 and Section 1.6 of the Subscription Agreement, Polar gave notice to the Company, that as of June 17, 2025, the Company was in default of the agreement (“the Default Date”). Since the default continued for a period of five business days from the Default Date (the “Default”), the Company will issue 120,000 shares of common stock to Polar each month until the Default is cured (the “Default Shares – Polar”). During the year ending December 31, 2025, the Company has issued 720,000 shares to Polar.

Derivative Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in FASB ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”), and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, was conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding. The Company has concluded that the Public Warrants and Private Placement Warrants issued pursuant to the warrant agreements qualify for liability accounting treatment and are recorded as derivative liabilities on the consolidated balance sheets and measured at fair value at issuance and remeasured at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations in the period of change.

Derivative Asset

The Company evaluates all features contained in financing agreements to determine if there are any embedded derivatives that require separate accounting from the underlying agreement. An embedded derivative that requires separation is accounted for as a separate asset or liability from the host agreement. The derivative asset or liability is accounted for at fair value, with changes in fair value recognized in the consolidated statement of operations. The Company determined that certain features under the Helena Note qualified as an embedded derivative. The derivative asset is accounted for separately from the Helena Note at fair value.

Changes in the fair value of derivatives that do not result in current-period cash settlements are non-cash operating items and are excluded from the consolidated statements of cash flows. These non-cash gains and losses are reflected in the reconciliation of net income to net cash provided by operating activities.

Revenue

The Company recognizes revenue when control of the promised goods or services is transferred to its customers, in an amount that reflects the consideration to which it expects to be entitled in exchange for the goods or services. To achieve that core principle, a five-step approach is applied: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue allocated to each performance obligation when the Company satisfies the performance obligation. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account for revenue recognition.

Revenue from the Company’s point in time product sales is recognized when products are transferred, or services are invoiced and control transferred. The transfer of control occurs upon shipment or delivery of the product, as the customer accepts the product, has title and significant risks and rewards of ownership of the product, physical possession of the product has been transferred, and we have the right to payment. See Note 3, Revenues from Contracts with Customers.

The Company is the principal in its customer contracts because it has control over the goods and services prior to them being transferred to the customer, and as such, revenue is recognized on a gross basis. Sales taxes are excluded from revenues. Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities.

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Cost of Sales

Cost of sales includes those costs directly associated with the production of revenues, such as raw material consumed, freight costs, personnel costs, and other direct production costs.

Stock-Based Compensation

The Company recognizes compensation expense for all stock-based payment arrangements over the requisite service period of the award and recognizes forfeitures as they occur. For service and performance-based stock options, the Company determines the grant date fair value using the Black-Scholes-Merton option pricing model, which requires the input of certain assumptions, including the expected life of the stock-based payment award, stock price volatility and risk-free interest rate. For restricted stock units, the Company determines the grant date fair value based on the closing market price of its Class A common stock on the date of grant.

Operating Expenses

Operating expenses are expensed as incurred and include plant utilities, repairs and maintenance, quality control and testing.

General and Administrative

General and administrative expenses are expensed as incurred. The Company’s general and administrative costs consist of personnel costs, financial accounting consulting, legal and regulatory fees, marketing costs, website development costs, insurance costs, travel expenses and hiring expenses.

Severance Expense

Severance expenses consist of stock-based compensation that may be paid to former executives as part of their severance agreement.

Income Taxes

The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. Accounting standards regarding income taxes requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a “more likely than not” realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments, and which may not accurately anticipate actual outcomes. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

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Net Income (Loss) Per Common Share

Basic net income (loss) per share is computed by dividing net income (loss) attributable to common stockholders (the numerator) by the weighted average number of common shares outstanding for the period (the denominator). Diluted net income per common share attributable to common shareholders is computed by dividing net income by the weighted average number of common shares outstanding during the period adjusted for the dilutive effects of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Recently Issued, Not Yet Adopted Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40) – Disaggregation of Income Statement Expenses,” which requires additional disclosure about specified categories of expenses included in relevant expense captions presented on the income statement. The amendments are effective for annual periods beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either prospectively or retrospectively. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In November 2024, the FASB issued ASU 2024-04 (“ASU 2024-04”), Debt-Debt with Conversion and Other Options (Subtopic 470-20). The guidance in ASU 2024-04 clarifies the requirements related to accounting for the settlement of a debt instrument as an induced conversion. The standard is effective for fiscal years beginning after December 15, 2025, and interim periods within fiscal years beginning after December 15, 2025, with early adoption permitted as of the beginning of a reporting period if the entity has also adopted ASU 2020-06 for that period. The Company is currently evaluating the impact that the adoption of ASU 2024-04 may have on its disclosures in its consolidated financial statements.

In September 2025, the FASB issued ASU 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606): Scope Clarifications for Certain Contracts and Share-Based Consideration. The amendments refine the scope of ASC 815 by introducing a new exception for certain non-exchange-traded contracts whose underlying variables are based on the operations or activities of one of the contract parties, thereby reducing the number of arrangements requiring derivative accounting. The ASU also clarifies that share-based noncash consideration received from a customer is accounted for under ASC 606, measured at fair value at contract inception and recognized as revenue as performance obligations are satisfied, unless and until the instrument becomes subject to other applicable GAAP. ASU 2025-07 is effective for fiscal years beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2024-07 may have on its disclosures in its consolidated financial statements.

Recently Adopted Accounting Pronouncements

In May 2025, the FASB issued ASU 2025-03 (“ASU 2025-03”), Business Combinations (Topic 805) and Consolidation (Topic 810), which enhance the comparability of financial statements across entities engaging in acquisition transactions effected primarily by exchanging equity interests when the legal acquiree meets the definition of a business. Specifically, under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The amendments in this Update do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The amendments are effective for fiscal years beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. The amendment should be applied prospectively to any acquisition transaction that occurs after the initial application date. Early adoption is permitted as of the beginning of an interim or annual reporting period. The Company early adopted the ASU 2025-03 as of January 1, 2025. The adoption of ASU 2025-03 did not have a material impact on its consolidated financial statements as of December 31, 2025.

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In December 2023, the FASB issued ASU 2023-09 (“ASU 2023-09”), Income Taxes, which enhances the transparency of income tax disclosures by expanding annual disclosure requirements related to the rate reconciliation and income taxes paid. The amendments are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied on a prospective basis. Retrospective application is permitted. The Company adopted ASU 2023-09 as of January 1, 2025. The adoption did not have a material impact on its consolidated financial statements.

NOTE 3. REVENUE FROM CONTRACTS WITH CUSTOMERS

The Company’s revenues are generated under an agreement with Phillips 66, which is the only revenue contract the Company has entered. Under the Phillips 66 agreement, the Company will sell renewable diesel, sustainable aviation fuel, renewable Naphtha, (collectively, “renewable fuels”) and transfer Renewable Identification Numbers (“RIN”) and Low Carbon Fuel Standard credits (“LCFS”) (collectively “environmental credits”) associated with the generation of the renewable fuels.

Sale of sustainable aviation fuel and Naphtha

As discussed in Note 1, the Company is currently in the process of constructing plants to process non-food feedstock into renewable fuels. While the Company owns several plants, none of the facilities have commenced production operations as of December 31, 2025. As the plants were in the construction phase, all sales of sustainable aviation fuel and Naphtha are considered activities to bring the plant assets to operating production; therefore, in accordance with ASC 360-10-30-1, sales of sustainable aviation fuel and Naphtha during the construction phase before operational commencement occurs are capitalized as a reduction of the cost of the plant. For the years ended December 31, 2025 and December 31, 2024, $2,741,987 and $0 of net sales of Naphtha and synthetic blended components were capitalized as a reduction of the cost of the plants, respectively.

Sale of renewable diesel and environmental credits

The Company generates revenue from the sale of renewable diesel and transfer of related environmental credits under the contract with Phillips 66 when control is transferred to the customer. The amount of consideration to which the Company is entitled for the delivery of renewable diesel and environmental credits is based on pricing established in the contract that is indexed to commodity market prices and quantities sold. Revenue related to the sale of renewable energy and environmental credits is recognized at a point in time when control is transferred to the customer. During the years ended December 31, 2025 and 2024, $20,815,955 and $0 was recognized from the sales of renewable diesel, Naphtha and environmental credits, respectively.

The table below presents the Company’s revenue disaggregated by revenue source.

	December 31, 2025	December 31, 2024
Revenue service line:
Renewable diesel products	$11,271,665	$-
Renewable diesel environmental credits	9,412,944	-
Naphtha product sales	131,346	-
Total revenue	$20,815,955	$-

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NOTE 4. INVENTORY, NET

Inventory consists of the following:

	December 31,	December 31,
	2025	2024
Finished goods	$337,971	$-
Raw materials	-	-
Total inventory, net	$337,971	$-

As of December 31, 2025, finished goods inventory is stated net of net realizable value adjustments of $49,277. There was no raw materials inventory as of December 31, 2025.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	December 31,	December 31,
	2025	2024
Construction in progress	$362,667,293	$324,224,632
Land	1,704,675	1,260,000
Machinery and equipment	9,555,000	9,555,000
Operations plant	16,397,000	16,662,675
Total property, plant and equipment	$390,323,968	$351,702,307

NOTE 6. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31,	December 31,
	2025	2024
Accrued interest	$49,989,414	$19,362,859
Other accrued expenses	8,242,451	1,001,804
Accrued expenses and other current liabilities	$58,231,865	$20,364,663

NOTE 7. NOTES PAYABLE

Greater Nevada Credit Union

As of December 31, 2025, and December 31, 2024, the Company has four notes payable to Greater Nevada Credit Union (“GNCU”, and collectively, the “GNCU Loan”) that are secured by substantially all of New Rise Reno’s assets located in McCarran, Nevada. The loan was made in two tranches of $56,290,000 each. Each tranche is made up of a Note 1 for 80% of the tranche or $45,032,000 and a Note 2 for the remaining 20% or $11,258,000 of the tranche. The Note 1 in each tranche is guaranteed by the US Department of Agriculture Rural Development and bears an interest rate of Wall Street Journal Prime Rate plus 2%. Note 2 in each tranche bears interest at Wall Street Journal Prime Rate plus 7%. At December 31, 2025, the interest rates were 9.25% and 14.25% for Note 1 and Note 2, respectively. At December 31, 2024, the interest rates were 10.00% and 15.00% for Note 1 and Note 2 within each tranche, respectively. All interest is payable monthly. The maturity date for the GNCU Loan is December 6, 2037. The Company is currently in default on these notes due to failure to make required minimum monthly payments and the outstanding balance has been classified as current on the consolidated balance sheets.

In connection with the issuance of the notes, the Company incurred direct costs and closing fees totaling $3,523,380. In accordance with FASB ASC Topic 835-30, “Imputation of Interest”, these costs have been recognized as debt closing costs and are being amortized over the term of the notes. During both periods ended December 31, 2025, and 2024, $176,169 of debt closing costs have been capitalized as construction in progress, respectively. The balance of the GNCU Loan is presented net of the unamortized closing costs on the accompanying consolidated balance sheets. As of December 31, 2025, and 2024, the gross notes payable balance was $112,580,000, which is presented net of the unamortized closing costs on the notes of $2,099,347 and $2,275,516, respectively. As of December 31, 2025, and 2024, unpaid accrued interest on the notes payable was $20,271,633 and $8,550,804, respectively. Total interest expense for the year ended December 31, 2025, and 2024, $11,720,829 and $8,550,804, respectively.

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Miscellaneous Notes

The Company also assumed several promissory note agreements as part of the Acquisition that occurred in February 2025. The aggregate notes payable balance was $1,964,282 and interest payable of $769,452 as of December 31, 2025. Interest on the promissory notes range from 8% - 12% per annum. Total interest expense for the year ended December 31, 2025, and 2024, was $309,746 and $0, respectively. Maturity dates for these promissory notes are less than one year. One of the promissory notes is secured by the building and all equipment located in the biodiesel plant in Fort Myers, Florida. These notes have matured and the notes are payable on demand. Additionally, the Company elected the fair value option for measuring the fair value of one of its promissory notes assumed in the Acquisition. During the year ended December 31, 2025, and 2024, the Company recognized a loss of $89,865 and $0, respectively, in fair value adjustments related to the promissory note. The loss was recognized in other income (expense) in the consolidated statements of operations. As of December 31, 2025, the fair value of the promissory note was $589,865.

Narrow Road Capital Note

On May 10, 2025, Legacy XCF and Narrow Road Capital Ltd entered into a promissory note for gross principal amount of $700,000. The promissory note bears interest of $140,000 , is unsecured, and is due at the earlier of (i) September 30, 2025 or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, the holder had the right, but not the obligation, to elect to receive up to 280,000, shares of Legacy XCF common stock equivalent to 192,141 Class A common stock of New XCF if elected after the Business Combination. On each issuance date, the note and corresponding common stock shares were recognized at their issuance date fair values and any difference, as compared to the cash proceeds received were recorded as a loss from issuance of debt in the consolidated statements of operations. On November 21, 2025 the Company paid $140,000 in accrued interest. On October 8, 2025, the Company issued 68,214 of New XCF Class A common shares. On November 21, 2025, the Company issued 102,233 New XCF Class A common shares. Additionally, the Company elected the fair value option for measuring this promissory note. For the fair value calculation, the Company assumed that the note would be retired at December 31, 2026. During the year ended December 31, 2025, and 2024, the Company recognized a loss of $551,229 and $0, respectively, in fair value adjustments related to the promissory note. The gain was recognized in other income (expense) in the consolidated statements of operations. As of December 31, 2025 the fair value of the note payable was $1,251,229.

Gregary Segars Cribb Note

On May 10, 2025, Legacy XCF and Gregory Segars Cribb entered into a promissory note for gross principal amount of $250,000. The promissory note bears interest of $50,000, is unsecured, and is due at the earlier of (i) September 30, 2025 or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, the holder had the right, but not the obligation, to elect to receive up to 100,000 shares of Legacy XCF common stock equivalent to 68,622 Class A common stock of New XCF if elected after the Business Combination. On each issuance date, the note and corresponding common stock shares were recognized at their issuance date fair values and any difference, as compared to the cash proceeds received were recorded as a loss from issuance of debt in the consolidated statements of operations. Additionally, the Company elected the fair value option for measuring this promissory note. During the year ended December 31, 2025, and 2024, the Company recognized a loss of $152,181 and $0, respectively, in fair value adjustments related to the promissory note. The gain was recognized in other income (expense) in the consolidated statements of operations. As of December 31, 2025, the fair value of the note payable was $402,181.

F-59

Helena Global Investment Opportunities Note

On May 30, 2025, New XCF, Legacy XCF, Randall Soule (“Soule”), in his individual capacity as a shareholder of Legacy XCF, and Helena Global Investment Opportunities I Ltd (“Helena”) entered into a promissory note (the “Helena” or “Helena Note”) for gross principal amount of $2,000,000. The Helena Note bears interest of $400,000, is unsecured, and is due at the earlier of (i) the date that is three months from Helena’s disbursement of the loan, (ii) an event of default (as specified in the Helena Note), if such note is then declared due and payable in writing by the holder or if a bankruptcy event occurs (in which case no written notice from the holder is required) or (iii) in connection with future debt or equity issuances by New XCF or its subsidiaries. In connection with the issuance of the Helena Note, Soule has agreed to transfer 2,840,000 shares of Legacy XCF common stock held by him to Helena, representing the expected number of shares of Legacy XCF common stock that will be equal to 1,948,862 shares of New XCF Class A common stock as of the closing of the Business Combination (the “Advanced Shares”). Upon Helena’s receipt of an aggregate of $2,400,000 in (i) payments from New XCF and (ii) aggregate net proceeds from the sale of Advanced Shares, New XCF’s payment obligations for principal and interest under the Helena Note will have been satisfied and Helena is obligated to return any remaining Advanced Shares to Soule. If Helena shall have sold all of the Advanced Shares and not yet received at least $2,400,000 in net proceeds from the sale thereof and in other payments from New XCF, New XCF shall remain responsible for payment of any shortfall, which shall be payable as otherwise required under the terms of the Helena Note. As disclosed above with respect to the Helena Note, in connection with the issuance of the Helena Note, Soule agreed to transfer 2,840,000 shares of Legacy XCF common stock held by him to Helena. The Company and Soule entered into a letter agreement dated as of May 30, 2025 (the “Side Letter Forward” or “derivative asset”), pursuant to which the Company agreed to issue Soule 2,840,000 shares of Legacy XCF common stock (“Replacement Shares”) in consideration for Soule’s transfer of an equal number of shares to Helena. At issuance, the Company recorded the Replacement Shares and the Side Letter Forward at their fair value. On July 1 and July 16, 2025, the Company received cash payment from Helena totaling $2,249,381 for the remaining Advanced Shares, and in exchange the Company and Soule waived Helena’s obligation to return the those remaining Advanced Shares. The Company remeasured the derivate asset and recorded an unrealized gain of $97,443 which was recorded within unrealized loss on derivative asset in the consolidated statements of operation. The Company derecognized the derivative asset at the settlement date fair value and recorded $1,316,827 of gain for the difference between the cash received and the fair value of the derivative asset, which is recorded in realized gain on derivative asset. For the period ended December 31, 2025, the Company recognized a $16,156,071 loss on the Side Letter Forward, which is recorded in unrealized loss on derivative asset in the consolidated statement of operations. As of December 31, 2025, the fair value of the derivative asset is $0.

As part of the Business Combination, the Company assumed $2,400,000 notes payable with a related debt discount of $400,000. On June 18, 2025, the Helena Note was paid off and settled as Helena sold 783,501 of the Advanced Shares and received an amount in cash proceeds equal to $2,400,000.

Polar Note

As a result of the Business Combination that closed June 6, 2025, the Company assumed a note payable from Polar with face value of $1.2 million. The Company elected the fair value option for valuing this loan and valued the loan at $6,480,632 at June 6, 2025. On October 8, 2025 and November 21, 2025, the Company assigned 480,000 and 240,000 shares for a total of 720,000 XCF New Class A shares. From the date of Business Combination when the Note was originally valued at $6,480,632 to period end, the Company recognized a $5,042,024 gain due to the change in fair value and is recorded within change in the fair value of note payable in the consolidated statements of operation. As of December 31, 2025, the fair value of the note payable due to Polar was $1,438,609.

Cohen & Company Securities Note

On July 7, 2025, Cohen & Company Securities, LLC (“CCS”) converted previously accrued $5,500,000 of success fees into a promissory note (the “CCS Note”). The CCS Note bears interest of 10% per annum compounded monthly, is unsecured, and is due December 31, 2026 (“Maturity Date”). Commencing on June 30, 2025, interest is payable in kind or cash at the election of the Company by accruing such interest in arrears on the last day of each month. Beginning on September 6, 2025, and on each month thereafter until Maturity Date, the Company shall pay $343,750 (each such payment, an “Amortization Payment”) to CCS. The Company may, in its sole discretion, elect to pay all or any portion of the Amortization Payments or any interest due and payable on the Maturity Date in Class A common stock. At the issuance date, the Company determined a fair value of $4,796,223 for the CCS Note. During the year ended December 31, 2025, and 2024, the Company recognized a gain of $279,334 and $0, respectively, in fair value adjustments which is recorded in change in the fair value of note payable in the consolidated statements of operations. As of December 31, 2025 the fair value of the CCS Note was $5,220,666.

F-60

Skyfall Capital Ltd Note

On October 22, 2025, the Company entered into a note for $560,000 with Skyfall Capital Ltd (“Skyfall”). The note was discounted $60,000 with loan proceeds of $500,000. The note accrues interest at the default rate of 12% per annum after the maturity date set as three months following the disbursement of the loan. The Company was not in default on this loan at December 31, 2025; however subsequent to December 31, 2025, the loan matured and is in default. During the year ended December 31, 2025 the Company recognized a loss of $1,064 in fair value adjustments which is recorded in change in the fair value of note payable in the consolidated statements of operations. As of December 31, 2025 the fair value of the Skyfall Note was $540,066.

YBR Advisors, Inc. Note

On October 22, 2025, the Company entered into a note for $560,000 with YBR Advisors Inc. (“YBR”). The note was discounted $60,000 with loan proceeds of $500,000. The note accrues interest at the default rate of 12% per annum after the maturity date set as three months following the disbursement of the loan. The Company was not in default on this loan at December 31, 2025; however subsequent to December 31, 2025, the loan matured and is in default. During the year ended December 31, 2025 the Company recognized a loss of $1,064 in fair value adjustments which is recorded in change in the fair value of note payable in the consolidated statements of operations. As of December 31, 2025 the fair value of the YBR Note was $540,066.

Notes Summary

As of December 31, 2025, future expected maturities of the Company’s notes payable are as follows:

2026	$36,704,913
2027	5,364,139
2028	5,746,548
2029	6,194,706
2030	6,661,568
Thereafter	63,343,086
Total	$124,014,960
Less: Current maturities	(121,915,613)
Less: Closing costs	(2,099,347)
Total notes payable, net of current maturities, net of closing costs	$-

As of December 31, 2025, and 2024, cumulative interest expense capitalized as part of construction in progress totaled $78,787,171 and $67,066,342, respectively.

NOTE 8. FINANCIAL LIABILITY

Failed Sale and Leaseback

In March 2022, New Rise Reno engaged in a sale and leaseback transaction with Twain GL XXVIII, LLC (“Twain”) involving a 99-year lease of property. The agreement provides for a mandatory repurchase clause. As a result, the transaction does not meet the criteria for a sale and leaseback transaction and is instead treated as a financial liability by the Company. Encore DEC, LLC (“Encore”), a related party is a guarantor for this financial liability. Encore is 100% owned by Randy Soule who is the second largest shareholder of the Company.

The financial liability is categorized as long-term liability and the amount due is $132,806,188 and $132,767,058 as of December 31, 2025, and 2024, respectively, which is presented net of unamortized closing costs.

F-61

As of December 31, 2025, and 2024, the Company’s financial liability is secured by substantially all of New Rise Reno’s assets located in McCarran, Nevada. The financial liability bears interest equal to 7.28% (“Base Interest”) and is payable quarterly. Additionally, the financial liability includes supplemental interest payments beginning June 30, 2023 equal to 2.48 % of the Base Interest, with increases to 5.02%, 7.63%, and 10.30% of the Base Interest in the succeeding three years, respectively. Beginning in the sixth year the supplemental interest will be adjusted on an annual basis in accordance with the Consumer Price Index (“CPI”). All rent payments as per the lease agreement are classified as interest. Principal payment is not due in the first five years of the lease. Beginning on the first day of the sixth year of the lease, on the first business day of each month of every calendar year during the term, tenant shall pay to landlord in addition to Base Interest and supplemental interest, an amount equal to the prior calendar month’s gross revenue generated at the project after deducting the following: (i) normal and customary operating expenses, (ii) Base Interest, (iii) supplemental interest, (iv) any additional rent, and (v) debt service and other payments to lender under the leasehold encumbrance.

The gross financial liability balance was $136,533,315 at December 31, 2025, and 2024, respectively, which is presented net of the unamortized closing costs of $3,727,127 and $3,766,257, respectively, as of December 31, 2025, and 2024. At December 31, 2025, and 2024, unpaid accrued interest and late fees on the financial liability was $29,030,990 and $10,812,055, respectively.

Additionally, in connection with the issuance of this financial liability, the Company incurred direct costs and closing fees totaling $3,873,864. These costs have been recognized as debt closing costs and are being amortized over the term of the financial liability. During the periods ended December 31, 2025, and 2024, $39,130 and $39,130, respectively, of debt closing costs for each period have been capitalized as construction in progress.

On April 18, 2025, and April 30, 2025, the Company received notice that New Rise Reno is in default of the terms of the financial liability for its failure to make certain payments that are due and owing thereunder. In the notices, Twain sought immediate payment from Reno to cure the claimed default.

On June 11, 2025, New XCF, New Rise Reno and the Twain entered into a forbearance agreement (“Forbearance Agreement”), pursuant to which Twain has agreed to forbear from exercising its rights and remedies (i.e. to terminate and accelerate all payment) under the lease and related documents and/or applicable law with respect to any alleged defaults or alleged events of default until September 3, 2025. In consideration of the forbearance, New XCF issued 4,000,000 shares of New XCF Class A common stock to the Twain (“Landlord Shares”). The net proceeds of any sale of the shares are to be credited on a dollar-for-dollar basis against any remaining principal, interest, and penalties owed by New Rise Reno. Although the Landlord Shares were legally issued by the Company on June 10, 2025 (“Forbearance Date”), they are not considered issued for accounting purposes on the Forbearance Date since they represent the addition of embedded settlement mechanisms to the financial liability and any excess Landlord Shares are required to be returned to the Company. The Company evaluated the Forbearance Agreement under ASC 470-60, Troubled Debt Restructurings by Debtors, and concluded that the arrangement represents a troubled debt restructuring of the financial liability because Twain granted concessions that it otherwise would not have considered in light of the Company’s financial condition. As of the Forbearance Date, the total principal due on the financial liability was $136,533,315 and the total interest and penalties due on the financial liability was $17,407,707. The Company concluded that the future undiscounted cash payments required under the financial liability after the Forbearance Date are greater than its current carrying amount. Accordingly, the Company did not recognize a restructuring gain.

NOTE 9. RELATED PARTY TRANSACTIONS

Related Party Receivables

As a result of the Acquisition, the Company assumed related party receivables of $728,218 due from Randy Soule, the second largest shareholder of the Company related to regulatory filing fees. Additionally, the related party receivables balance includes immaterial advances to certain officers of the Company for travel and other expenses.

F-62

Related Party Payable

Encore DEC, LLC (“Encore”) provides Engineering, Procurement and Construction (“EPC”) services to the Company. Encore is 100% owned by Randy Soule, the second largest shareholder of the Company. During the year ended December 31, 2025, and 2024, Encore provided feedstock degumming hydrotreater off gas conservation system construction services and sustainable aviation fuel conversion services and the Company incurred costs of $0 and $0, respectively, which were subsequently capitalized to CIP. During the period ended December 31, 2025, and 2024, Encore paid expenses on behalf of New XCF and Legacy XCF totaling $142,000 and $51,732 (net of expense reimbursements to Encore), respectively. The outstanding payable balance to Encore as of December 31, 2025, and 2024, was $16,701,982 and $38,932,248, respectively. The payable does not bear any interest rate and has no due date. The balance is considered payable upon demand and is classified as current on the consolidated balance sheets. The Company expects to repay the balance upon generating the cash flow through operations or financing activity. As of December 31, 2025, and 2024, cumulative purchases from Encore were included in construction in progress totaled $103,473,847 and $96,412,822, respectively.

Loans Payable to Related Party

During the year ended December 31, 2023, the Company entered into a loan payable with GL borrowing an aggregate of $2,350,000. The amount was borrowed on various dates ranging from August 14, 2023 to November 20, 2023. As of December 31, 2025, and 2024, the balance due for this loan was $2,350,000, and the amount is expected to be paid within one year. The payable does not bear an interest rate and has no due date.

As a result of the Acquisition that occurred in February 2025, the Company assumed an additional loan payable with GL of $1,200,000. The Company has elected the fair value option for valuing this loan. The loan payable bears interest of $240,000, is unsecured, and is due at the earlier of (i) 30 days from the date of receipt of any customer payment paid to the Company, unless extended in writing by mutual consent or (ii) an event of default (as specified in the promissory note). During the year ended December 31, 2025, and 2024, the Company recognized a loss of $240,000 and $0, respectively, in fair value adjustments related to the promissory note. Gains and losses are recognized in other income (expense) in the consolidated statements of operations.

On April 17, 2025, Legacy XCF and GL entered into a promissory note for gross principal amount of $2,500,000. The promissory note bears interest of $300,000, is unsecured, and is due at the earlier of (i) 10 business days from the date of Legacy XCF entering into any transaction or series of related transactions, including any equity or debt financing, that results in gross proceeds to the Company of at least $15,000,000 and that directly or indirectly results in the Company’s refinancing, repayment, or restructuring of any portion of its secured debt obligations (“Qualified Financing Event”), unless extended in writing by mutual consent of Legacy XCF and GL or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, Legacy XCF issued 3,431,096 shares of its common stock to parties assigned by GL. The Company elected the fair value option for measuring this promissory note. On the issuance date, the note and its corresponding common stock were recognized at their issuance date fair values and any difference, as compared to the cash proceeds received were recorded as a loss from issuance of debt in the consolidated statements of operations. The Company recorded a loss on issuance of debt of $40,531,000 on the issuance date. During the year ending December 31, 2025, and 2024, the Company recognized a loss of $300,000 and $0 in fair value adjustments related to the promissory note. The loss was recognized in other income (expense) in the consolidated statements of operations.

On November 17, 2025, the Company converted the three notes to equity by issuing 8,656,245 Class A common shares.

The Company also assumed an additional loan payable with GL of $356,426 as a result of the Acquisition. Interest on the loan accrues interest at 10% per annum. The loan is already matured and is in default as per the loan agreement although the Company continues to accrue interest. At December 31, 2025, this note had accrued interest of $77,340.

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Convertible Note Purchase Agreement with EEME Energy SPV I LLC

On July 30, 2025 (the “Initial Closing”), the Company entered into the purchase agreement with EEME Energy SPV I LLC (“EEME Energy”), pursuant to which it issued a convertible note for $2,000,000, which matures one year from the date of issuance and accrues interest at 13.3% per annum. Additionally, on August 11, 2025, the Company issued an additional $4,000,000 convertible note under the purchase agreement (the “Subsequent Closing”). Principal and interest are payable upon the maturity date, unless converted into Class A common stock prior to the maturity date. The Company may sell additional notes to EEME Energy, provided that the aggregate amount does not exceed $7,500,000, and the convertible notes can only be issued for up to one year from the Initial Closing. In connection with the execution of the note purchase agreement, the Company agreed to pay 750,000 shares of the Company’s Class A common stock as an arrangement fee and 200,000 of the Company’s Class A common stock as an advisory fee, which is payable at the Initial Closing (collectively, the “Fee Shares to related party”). At issuance the Company recorded $1,425,000 in expenses for the Fee Shares to related party. This expense was recorded in general and administrative expenses in the consolidated statements of operations. EEME Energy has elected to convert an aggregate of $6,000,000 of the Convertible Promissory Note (including any interest accrued thereon) into shares of Class A common stock of New XCF. The Company has elected the fair value option for valuing this note payable to related party (the “EMEE Energy Note”). At the issuance date, the Company determined a fair value of $6,276,423. For the year ended December 31, 2025, the Company recognized a gain of $25,291 in fair value adjustments related to the convertible note. Gains and losses are recognized in other income (expense) in the consolidated statements of operations.

The provisions of the notes, call for the conversion of the notes to shares at a discount to the 5-day VWAP (volume weighted average price) of shares upon issuance. As a result, the Company recorded the fair value for this conversion feature (a derivative) of $187,396 and $247,386 for the $2,000,000 and $4,000,000 notes, respectively.

On October 6, 2025, the Company converted both notes to shares of Class A common stock. At the same time, the Company recorded a loss of fair value on the derivatives associated with the $2,000,000 and $4,000,000 notes for $187,396 and $247,386.

On November 17, 2025, the Company issued an additional $1,200,000 convertible note under the purchase agreement. The note would accrue interest at 13.3% as in previous notes. The note was converted to equity shares of Class A common stock on November 17, 2025, the same day.

Convertible Note Payable to Related Party

As a result of the Acquisition that occurred in February 2025, the Company assumed a convertible note payable to related party of $100,000,000. The convertible note was issued to RESC as part of the consideration of the Acquisition, bears no interest, and may be prepaid at par without penalty at the Company’s discretion. The note was recorded at cost on the date of Acquisition. Upon closing of the Business Combination, the note automatically converted into 10,000,000 shares of New XCF Class A common stock at a fixed conversion price of $10 per share.

NOTE 10. FAIR VALUE MEASUREMENTS

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market.

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When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

●	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

●	Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The Company has various liabilities which it has elected the fair value option under FASB ASC 825, “Financial Instruments”. These liabilities are classified as Level 3 due to the use of unobservable inputs in the valuation of the liabilities. Gains and losses from the remeasurement of these liabilities are recorded in other income (expense) within the condensed consolidated statements of operations.

The following table sets forth the fair value of the Company’s financial assets and liabilities by level within the fair value hierarchy as of December 31, 2025. There were no financial assets and liabilities recorded at fair value as of December 31, 2024.

	At December 31, 2025
	Level 1	Level 2	Level 3	Total
Liabilities:
Note payable (Note 7)	$-	$-	$3,323,407	$3,323,407
CCS Note (Note 7)	-	-	5,220,666	5,220,666
Public Warrants	-	-	483,000	483,000
Private Placement Warrants	-	-	268,800	268,800
Note payable – Polar (Note 7)	-	-	1,438,609	1,438,609
Total liabilities	$-	$-	$10,734,481	$10,734,481

As of December 31, 2025, the notes measured at fair value and carrying value within Notes payable, current portion on the consolidated balance sheets was $9,982,682 and $111,932,931, respectively. There were no items measured at fair value during the year ended December 31, 2024.

The following table summarizes the changes in fair value of the Company’s liabilities measured using Level 3 inputs for the year ended December 31, 2025:

	Year Ended December 31, 2025
	Beginning Balance	Acquisitions & Issuances	Payments	Change in Fair Value	Ending Balance
Note payable (Note 7)	$–	$2,788,000	$(37,740)	$535,407	$3,323,407
CCS Note (Note 7)	–	4,796,223	–	424,443	5,220,666
Loan payable to related party (Note 9)	–	10,311,423	(10,214,709)	(96,714)	–
Public Warrants	–	121,900,000	–	(121,417,000)	483,000
Private Placement Warrants	–	88,768,000	–	(88,499,200)	268,800
Note payable – Polar (Note 7)	–	6,480,632	–	(5,042,024)	1,438,609
Total	$–	$235,044,278	$(10,252,449)	$(214,057,348)	$10,734,481

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The fair value of the Company’s liabilities recorded under the fair value option was estimated using Level 3 fair value measurements. The significant inputs to the calculation of the fair value of liabilities recorded under the fair value option at issuance and December 31, 2025, were as follows:

	Year Ended December 31, 2025
	Note Payable(1)	CCS Note(1)	Loan Payable to Related Party(1)
Valuation Inputs:
Expected term (in years)	0.25 – 1.00	1.25 – 1.00	0.25 – 1.00
Risk-adjusted discount rate	11.89%	11.96% - 16.95%	11.89% - 17.38%

(1)	Fair value was estimated using a discounted cash flow model, which applies a risk-adjusted discount rate to projected future cash flows. The valuation involves significant judgement in determining key inputs such as forecasted revenue growth, margin expectations and discount rates.

Public Warrants

The Company initially valued the Public Warrants using a Monte Carlo simulation model, which is a Level 3 fair value measurement. Due to the use of unobservable inputs and management judgment, the fair value measurement of Public Warrants is classified as Level 3 in the fair value hierarchy under ASC 820. Changes in the fair value of Public Warrants are recognized in the consolidated statements of operations within “Change in fair value of warrant liabilities.”

At December 31, 2025, the Company valued the Public Warrants using the Black Scholes Merton valuation model, which is a Level 3 fair value measurement. For the period ended December 31, 2025, the Company recognized a loss of $121,417,000 related to the remeasurement of the Public Warrant liabilities.

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The key inputs into the models for the Public Warrants at December 31, 2025, were as follows:

Input	December 31, 2025

Warrant exercise price	$11.50
Risk-free rate	3.67%
Dividend yield	0.00%
Expected term (years)	4.4
Expected volatility	100.58%
Class A common stock price	$0.27

Private Placement Warrants

The Company initially valued the Private Placement Warrants using the Monte Carlo simulation model, which is a Level 3 fair value measurement. Due to the use of unobservable inputs and management judgment, the fair value measurement of Private Placement Warrants is classified as Level 3 in the fair value hierarchy under ASC 820. Changes in the fair value of Private Placement Warrants are recognized in the consolidated statements of operations within “Change in fair value of warrant liabilities.”

At December 31 2025, the Company valued the Private Placement Warrants using the Black Scholes Merton valuation model, which is a Level 3 fair value measurement. For the period ended December 31, 2025, the Company recognized a loss of $88,499,200 related to the remeasurement of Private Placement Warrant liabilities.

The key inputs into the models for the Private Placement Warrants were as follows:

Input	December 31, 2025

Warrant exercise price	$11.50
Risk-free rate	3.67%
Dividend yield	0.00%
Expected term (years)	4.4
Expected volatility	100.58%
Class A common stock price	$0.27

Note Payable - Polar

Initially, the Note Payable - Polar was valued using a Monte Carlo simulation model. Subsequently, for December 31, 2025, the Company valued the Note Payable – Polar using the Black Scholes Merton model. For the year ended December 31, 2025, the Company recognized a gain of $5,042,023 related to the remeasurement of the Polar note payable.

The key inputs into the model for the Note Payable – Polar were as follows:

Input	December 31, 2025

Risk-free rate	3.48%
Expected term (years)	1.0
Class A common stock price	$0.27

The carrying value of the Company’s cash and cash equivalents, restricted cash, accounts receivable, related party receivable, accounts payable, professional fees payable, related party payables, and accrued expenses approximate their fair value because of the short-term nature of these financial instruments.

Nonrecurring Fair Value Measurements

On May 30, 2025, New XCF, Legacy XCF, Randall Soule, and Helena Global Investment Opportunities I Ltd. (“Helena”) entered into an unsecured promissory note with a gross principal amount of $2.0 million and $0.4 million of interest (the “Helena Note”). In connection with the Helena Note, Mr. Soule transferred 2,840,000 shares of Legacy XCF common stock to Helena (the “Advanced Shares”). The Helena Note is satisfied upon Helena’s receipt of an aggregate of $2.4 million from net proceeds from the sale of the Advanced Shares. Any excess Advanced Shares are required to be returned by Helena, and any shortfall remains payable by New XCF.

Simultaneously, the Company entered into a side letter agreement with Mr. Soule (the “Side Letter Forward”), pursuant to which the Company agreed to issue Mr. Soule 2,840,000 replacement shares in exchange for his transfer of the Advanced Shares to Helena. The Side Letter Forward was accounted for as a derivative asset and initially recorded at fair value, classified as a Level 3 instrument within the fair value hierarchy. The Company uses the intrinsic value method to estimate the fair value of the derivative asset because the contract’s settlement is based on the fair value of underlying equity instruments. The intrinsic value of the derivative asset is calculated as the difference between the shares expected to be received by the Company and the shares to settle the Helena Note, multiplied by the price per share on a scenario based method using the business combination share price.

In July 2025, the Company received aggregate cash proceeds of $2,249,381 from Helena related to the remaining Advanced Shares, and Helena’s obligation to return those shares was waived. The derivative asset was subsequently remeasured and settled, resulting in a realized gain and unrealized loss recognized in the consolidated statements of operations of $1,316,827 and $16,156,071, respectively, for the year ended December 31, 2025.

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NOTE 11. COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is periodically involved in litigation claims arising in the ordinary course of business. Legal fees and other costs associated with such actions are expensed as incurred. In addition, the Company assesses, in conjunction with its legal counsel, the need to record a liability for litigation and contingencies. The Company reserves costs relating to these matters when a loss is probable, and the amount can be reasonably estimated.

In March 2024, Polaris Processing, LLC (“Polaris”) filed an arbitration demand against New Rise Reno related to unpaid invoices and alleged violations of a non-solicitation provision under an Operations and Maintenance Services Agreement. In April 2024, the parties entered into a settlement agreement under which New Rise Reno agreed to pay Polaris $1,700,000.

Subsequent to making the settlement payments through outside legal counsel, New Rise Reno was informed that approximately $950,000 of the payments had not been received by Polaris and were misdirected due to a cybersecurity incident affecting outside legal counsel. New Rise Reno’s legal counsel is in the process of pursuing insurance recovery for the misdirected funds. However, New Rise Reno remains obligated to Polaris for the unpaid amount. In October 2024, Polaris filed a complaint seeking summary judgment for the unpaid amount.

As of December 31, 2025 and 2024, the Company recorded a liability of $950,000 within accrued expenses and other current liabilities and a corresponding other receivable of $950,000 for the amount expected to be recovered from New Rise Reno’s legal counsel. This matter is expected to be resolved within the next twelve months.

NOTE 12. INCOME TAXES

The Company accounts for its income taxes in accordance with ASC 740, “Incomes Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operation in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward.

Significant components of our deferred tax assets and liabilities are as follows:

2025
Deferred tax assets
Net operating loss (“NOL”) carryforwards
U.S. federal	$20,461,846
Tax Credits
Energy related tax credits	185,987
Goodwill	139,473,347
Property, Plant and Equipment	575,817
Stock Compensation	1,843,290
Other	2,412,094
Less: valuation allowance	(164,952,382)
Deferred tax assets, net of valuation allowance	-

Deferred tax liabilities	-

Total deferred tax liabilities	-

Net deferred tax liabilities	$-

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As of December 21, 2025, and 2024, the Company had federal net operating loss carryforwards of $97,437,361 and $0, respectively. Our net operating loss carryforwards have an indefinite carryforward period.

We may have experienced ownership changes as defined by Internal Revenue Code (“IRC”) Section 382 in 2025, and we are in the process of preparing an analysis of the annual limitation on the utilization of our NOLs. We will continue to monitor trading activity in our shares that may cause an additional ownership change, which may ultimately affect our ability to fully utilize our existing NOL carryforwards.

For the year ended December 31, 2025, the Company recorded no current or deferred income tax expense or benefit. Deferred tax assets and liabilities, if any, are measured using enacted tax rates expected to apply when temporary differences reverse. In 2024, the predecessor was not a tax paying entity; therefore no 2024 amounts are presented in the accompanying tables. Management evaluates the realizability of deferred tax assets and records a valuation allowance when it is more likely than not that some or all of the deferred tax assets will not be realized.

During the year ended December 31, 2025, Legacy XCF acquired New Rise in a transaction accounted for as a reverse acquisition, the Acquisition. As a result of the Acquisition, New Rise is treated as the accounting predecessor for financial reporting purposes.

Prior to the Acquisition, New Rise was not a taxable reporting entity for U.S. federal and state income tax purposes. Upon consummation of the Acquisition, New Rise became a taxable entity and recorded opening deferred tax assets and liabilities as of the acquisition date, net of any valuation allowance.

As a result of the Acquisition, New Rise experienced a tax basis refresh such that historical book-tax timing differences associated with periods prior to the transaction are no longer applicable. Accordingly, deferred tax assets and liabilities recognized in connection with the Acquisition relate to differences between (i) the book carrying amounts of the acquiree’s assets and liabilities and (ii) the tax bases established as a result of the consideration exchanged in the transaction, together with other post-transaction temporary differences and tax attribute carryforwards.

The Company evaluated the realizability of deferred tax assets arising from (i) the change in New Rise’s tax status and (ii) the additional deferred tax asset basis created in the Acquisition. Based on the weight of available positive and negative evidence, including the Company’s cumulative loss position and expectations regarding the generation of future taxable income, management concluded that it is more likely than not that the Company’s deferred tax assets will not be realized. Accordingly, the Company recorded a valuation allowance sufficient to fully offset its deferred tax assets.

As a result of maintaining a full valuation allowance, no income tax expense or benefit was recognized in the consolidated statements of operations in connection with the change in tax status or the deferred tax impacts of the Acquisition. In addition, no amounts were recorded to additional paid-in capital related to deferred tax assets arising from the transaction.

Due to our cumulative loss position, historical net operating losses (“NOLs”), and other available evidence related to our ability to generate taxable income, we have recorded a full valuation allowance against our net deferred tax assets as of December 31, 2025, and December 31, 2024. Accordingly, we have not recorded a provision for federal income taxes during the year ended December 31, 2025. During the year ended December 31, 2025, the Company recorded an increase in its valuation allowance of $164,952,382 due to continued operating losses as reflected in the rate reconciliation table with the remaining increase of approximately $148,845,231 attributable to deferred tax assets recognized in the Acquisition as a result of the change in New Rise’s filing status.

The table below provides the updated requirements of ASU No. 2023-09 for 2025. See Note 2 for additional details on the adoption of ASU No. 2023-09.

Our income tax rates do not bear a customary relationship to statutory income tax rates. A reconciliation of the U.S. federal statutory income tax rate of 21% to our effective income tax rate for the year ended December 31, 2025 is as follows:

	Year Ended December 31, 2025
	Amount	Percent
U.S. federal statutory tax rate	$15,541,001	21%
State and local income taxes, net of federal income tax effect	-	-
Tax credits	(185,987)	(0.25)%
Changes in valuation allowance	16,107,151	21.77%
Nontaxable or nondeductible items
Loss on issuance of debt	8,511,510	11.50%
Change in fair value of warrants	(44,082,402)	(59.57)%
Unrealized loss on derivative asset	3,392,775	4.58%
Transaction costs	715,952	0.97%
Changes in unrecognized tax benefits
Other adjustments	-	-
Effective tax rate as reported	$-	-%

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NOTE 13. STOCKHOLDERS’ EQUITY

Authorized Capital

The Company is currently authorized to issue up to 500,000,000 shares of Class A common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. As of December 31, 2025, no preferred stock has been issued.

The Company has reserved shares of Class A common stock for issuance related to the following as of December 31, 2025:

Warrants to purchase Class A common stock	17,900,000
Employee stock purchase plan	1,000,000
RSUs, issued and outstanding	5,984,957
Stock options and RSUs, authorized for future issuance	4,464,307
Total shares reserved	29,349,264

Warrants to Purchase Common Stock

In connection with the closing of the Business Combination, all outstanding warrants to purchase Focus Impact common stock were converted into rollover warrants to purchase New XCF Class A common stock. As of December 31,2025, there were 17,900,000 rollover warrants outstanding to purchase Class A common stock.

Common Stock

The Company is currently authorized to issue up to 500,000,000 shares of Class A common stock with a par value of $0.0001. In connection with the Business Combination, Focus Impact converted the 4,670,544 shares of Class A common stock and 651,919 shares of Class B common stock of Focus Impact into 5,322,463 of New XCF Class A common stock. For periods prior to the Business Combination as disclosed in Note 1 above, the reported share and per share amounts have been retroactively converted by the exchange ratio of 0.6862. As of December 31, 2025, and 2024, 206,473,533 and 140,227,818 shares of common stock were issued and outstanding, respectively. The holders of the Company’s common stock are entitled to receive dividends equally when, as and if declared by the Board of Directors, out of funds legally available.

The holders of the Company’s Class A common stock have sole voting rights, one vote for each share held of record, and are entitled upon liquidation of the Company to share ratably in the net assets of the Company available for distribution after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the Class A common stock. The shares of Class A common stock are not redeemable and have no pre-emptive or similar rights.

Stock-Based Compensation

On June 6, 2025, the Company’s Board of Directors adopted and stockholders approved the 2025 Equity Incentive Plan (the “2025 Plan”). The 2025 Plan became effective immediately upon the closing of the Business Combination Agreement. The 2025 Plan provides for the grant of incentive stock options (“ISO”), nonstatutory stock options (“NSO”), stock appreciation rights (“SARs”), restricted stock awards (“RSA”), restricted stock unit awards (“RSU”), performance awards, other awards, and cash awards. Each award is set forth in a separate agreement with the person who received the award which indicates the type, terms and conditions of the award. Initially, a maximum number of 10,449,264 shares of New XCF Class A common stock may be issued under the 2025 Plan. In addition, the number of shares of New XCF Class A common stock reserved for issuance under the 2025 Plan will automatically increase on January 1 of each year, starting on January 1, 2026 and ending on (and including) January 1, 2034, in an amount equal to five percent (5.0%) of the total number of shares of the Company’s Capital Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of Shares.

There was no equity plan in place for the year ending December 31, 2024.

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A summary of RSU activity for the year ended December 31, 2025, under the 2025 Plan is as follows:

		Weighted Average
	Number of RSUs	Grant Date Fair Value
Unvested as of December 31, 2024	-	$-
Granted	5,334,000	7.27
Vested	(105,833)	22.00
Cancelled or forfeited	(430,000)	22.00
Unvested as of December 31, 2025	4,798,167	$12.03

Stock-based compensation expense

The Company frequently makes awards on a laddered or graded basis. The Company has elected to amortize the award over a straight-line basis over the requisite service period for the entire award (that is, over the requisite service period of the last separately vesting portion of the award). Stock-based compensation expense of $7,941,754 was recognized for the year ended December 31, 2025. No stock-based compensation expenses were recognized during the year ended December 31, 2024. The stock-based compensation is recorded in general and administrative expense in the consolidated statements of operations.

As of December 31, 2025, there was a total of $43,792,746 of unrecognized stock-based compensation costs related to RSUs. Such compensation cost is expected to be recognized over a weighted-average period of approximately 3.05 years.

Equity-based contractor compensation

On June 6, 2025, the Company’s board of directors adopted and stockholders approved the 2025 Equity Incentive Plan (the “2025 Plan”). The 2025 Plan became effective immediately upon the closing of the Business Combination Agreement. The 2025 Plan provided among other things for the compensation of contractors, most of whom became employees at a later time, with equity shares in lieu of cash compensation.

There was no stock-based plan in effect for contractors for the year ended December 31, 2024.

A summary of RSU activity for contractors for the year ended December 31, 2025, under the 2025 Plan is as follows:

		Weighted Average
	Number of RSUs	Grant Date Fair Value
Unvested as of December 31, 2024	–	$-
Granted	1,080,957	1.61
Vested	(387,062)	1.61
Cancelled or forfeited	–
Unvested as of December 31, 2025	693,895	1.61

Equity based contractor compensation expense

Stock-based compensation expense of $835,818 was recognized for the year ended December 31, 2025. No stock-based contractor compensation expenses were recognized during the year ended December 31, 2024. The stock-based contractor compensation is recorded in general and administrative expense in the consolidated statements of operations.

As of December 31, 2025, there was a total of $901,247 of unrecognized contractor stock-based compensation costs related to RSUs. Such compensation cost is expected to be recognized over a weighted-average period of approximately 2.44 years.

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NOTE 14. EMPLOYEE STOCK PURCHASE PLAN

The Company adopted an Employee Stock Purchase Plan (the “ESPP Plan”) in connection with the consummation of the Business Combination. All qualified employees may voluntarily enroll to purchase the Company’s Class A common stock through payroll deductions at a price equal to 85% of the lower of the fair market values of the stock of the offering periods or the applicable purchase date. As of December 31, 2025, 1,000,000 shares were reserved for future issuance under the ESPP Plan.

NOTE 15. EARNINGS PER SHARE

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share attributable to common stockholders for the year ended December 31, 2025:

Year Ended
December 31, 2025
Basic earnings per share:
Net income (loss)	$74,004,768
Weighted-average common shares outstanding	142,298,067
Basic earnings per share	$0.52
Diluted earnings per share:
Net income (loss)	$74,004,768
Weighted-average common shares outstanding	142,298,067
Dilutive effect of common share equivalents	-
Weighted-average common shares outstanding, assuming dilution	142,298,067
Diluted earnings per share	$0.52

The following table presents the potential common shares outstanding that were excluded from the computation of diluted net earnings per share of common stock as of the periods presented because including them would have been anti-dilutive:

Year Ended
December 31, 2025
Common stock warrants	17,900,000
RSUs issued and outstanding	5,984,957
Total potential common shares excluded from diluted net earnings per share	23,884,957

NOTE 16. SIGNIFICANT CONTRACTS

Consulting Agreement with Focus Impact Partners

On February 19, 2025, Legacy XCF and Focus Impact Partners entered into a strategic consulting agreement (the “Consulting Agreement”), pursuant to which Focus Impact Partners will provide Legacy XCF (and New XCF following completion of the Business Combination) with certain consulting services. Under the terms of the Consulting Agreement, Focus Impact Partners will receive an annual consulting fee of $1,500,000, which will be payable in monthly installments of $125,000 starting with an initial payment on or prior to June 30, 2025 (pro-rated from February 19, 2025 through and including June 30, 2025). In addition to the annual fee, the Consulting Agreement also provides that Focus Impact Partners is entitled to an additional consulting fee in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction for which Focus Impact Partners provides consulting services, the amount and terms of which will be subject to mutual agreement between the company and Focus Impact Partners consistent with the market practice for such consulting services.

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NOTE 17. CONCENTRATIONS

Credit Risk

The Company maintains its cash balances in financial institutions. The balances in the financial institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company’s cash balances may be in excess of the insured limit.

Customer Concentrations

As of December 31, 2025, the Company had one major customer that accounted for approximately 100% of its revenues totaling $20,815,955 for the period ended December 31, 2025. The Company had one major customer that accounted for 100% of accounts receivable totaling $24,550,762 as of December 31, 2025. No revenue was recognized during the year ended December 31, 2024.

Vendor Concentrations

As of December 31, 2025, the Company had four major vendors that accounted for approximately 71% and $36,320,298 of accounts payable as of December 31, 2025. As of December 31, 2024, the Company had two major vendors that accounted for approximately 69% and $5,857,729 of accounts payable. The Company expects to maintain these relationships with the vendors.

NOTE 18. SUBSEQUENT EVENTS

The Company has evaluated all transactions through the date of the accompanying condensed consolidated financial statements were issued for subsequent events disclosure or adjustment consideration.

Separation Agreements

On January 9, 2026, XCF entered into a Transition Agreement with Simon Oxley, the Company’s Chief Financial Officer effective immediately. In consideration for certain covenants by Mr. Oxley, the Company granted 5,246,260 restricted stock units. The Company agreed to use its commercially reasonable best efforts to file a registration statement covering the shares of Class A common stock, par value $0.0001 per share underlying the RSUs within ninety days following the date the shares underlying the RSUs are issued.

Business Combination

On January 26, 2026, XCF entered into a binding term sheet (the “Term Sheet”) with Southern Energy Renewables, Inc., a Louisiana corporation (“Southern”), DevvStream Corp., an Alberta corporation (“DEVS”), and EEME Energy SPV I LLC (“EEME”), which sets forth the principal terms and conditions of a proposed business combination and related financing transactions (collectively, the “Proposed Transaction”). Pursuant to the Term Sheet, and subject to the finalization of mutually agreeable merger structure and definitive transaction documents and ultimately the satisfaction of certain closing conditions, it is expected that Southern and DEVS will each merge with wholly-owned subsidiaries of XCF, with Southern and DEVS surviving, and their respective stockholders receiving shares of Class A common stock of XCF, par value $0.0001 per share, resulting in Southern and DEVS becoming wholly-owned subsidiaries of XCF.

In connection with and to support the Proposed Transaction, XCF agreed to invest $10,000,000 to convert and build out its New Rise Reno facility for sustainable aviation fuel blending and related corporate purposes, to be funded through the sale by XCF to EEME of $10,000,000 of Common Stock. Subsequently, EEME has purchased 69,000,000 shares of Common Stock for $6,900,000. The issuance and sale to EEME of the remaining 31,000,000 shares of Common Stock is expected to be consummated periodically during the period ending the week of March 31, 2026.

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DevvStream Corp.

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

(Unaudited — Expressed in United States dollars)

As at	April 30, 2026	July 31, 2025
ASSETS
Current assets
Cash	$201,132	$3,446,111
Trade receivable	7,229	7,360
GST receivable	131,376	140,646
Corporate taxes receivable	171,573	171,573
Deferred financing costs	138,720	138,720
Prepaid expenses	272,140	175,896
Deposit on carbon credits purchase	164,191	173,649
Carbon credits	112,609	83,672
Total current assets	1,198,970	4,337,627

Restricted cash	79,990	6,405,000
Cryptocurrencies – restricted	2,738,489	—
Long-term advances	900,000	—
Deferred financing costs, long-term	69,170	172,925
Deposit on carbon credits purchase, long-term	207,212	247,754
Investment in associate	598,591	707,989
Total assets	$5,792,422	$11,871,295

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable and accrued liabilities	$9,672,211	$10,682,665
Accounts payable and accrued liabilities – related parties	34,271	794,990
Convertible debentures	4,660,394	—
Convertible debentures – related parties	388,901	375,027
Default penalty liability on convertible debt	1,159,038	—
Derivative liabilities	—	72,500
Warrant liabilities	431,270	5,626,473
Stock option liabilities	6,735	133,465
Stop loss provision liabilities	1,123,777	1,065,235
Promissory note payable	536,482	—
Deferred financing benefit	78,773	—
Total current liabilities	18,091,852	18,750,355

Convertible debentures, long term	—	8,800,339
Convertible debentures – related parties, long term	—	3,914,146
Total liabilities	18,091,852	31,464,840

Shareholders’ deficiency
Common shares (No par value, unlimited common shares authorized; 16,131,164 common shares issued and outstanding) (July 31, 2025 – 3,541,668)	—	—
Additional paid in capital	30,702,600	14,174,914
Series A preferred stock subscription	900,000	—
Subscription receivable	(20,000)	(20,000)
Accumulated other comprehensive loss	44,855	45,001
Deficit	(43,926,885)	(33,793,460)
Total shareholders’ deficiency	(12,299,430)	(19,593,545)
Total liabilities and shareholders’ deficiency	$5,792,422	$11,871,295
Going concern (Note 2(b))
Commitments and contingencies (Note 18)
Subsequent events (Note 19)

See accompanying notes to the condensed consolidated interim financial statements.

F-74

DevvStream Corp.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited — Expressed in United States dollars)

	Nine months ended April 30, 2026	Nine months ended April 30, 2025	Three months ended April 30, 2026	Three months ended April 30, 2025
Revenue	$8,863	$10,164	$720	$10,164
Cost of sales	(10,177)	(2,688)	(1,520)	(2,688)
Gross profit	(1,314)	7,476	(800)	7,476

Operating expenses
Sales and marketing	380,721	832,188	184,260	155,496
Depreciation	—	953	—	231
General and administrative	1,194,178	627,377	418,735	235,972
Professional fees	4,721,929	6,846,934	1,451,076	841,536
Salaries and wages	261,438	1,013,152	83,635	353,808
Total operating expenses	(6,558,266)	(9,320,604)	(2,137,706)	(1,587,043)

Other income (loss)
Other income	14,157	—	14,157	—
Staking income	55,932	—	15,687	—
Accretion expense	(664,262)	(226,853)	(196,151)	(57,908)
Interest expense	(767,149)	(151,865)	(209,378)	(75,264)
Equity loss on investment in associate	(109,398)	(405,654)	(9,221)	(298,804)
Change in fair value of derivative liabilities	(1,500)	719,000	—	—
Change in fair value of warrant liabilities	5,195,203	5,651,008	1,437,604	5,641,785
Change in fair value of mandatory convertible debentures	—	70,500	—	—
Impairment of carbon credits	(14,706)	(1,207,782)	(1,738)	18
Inducement expenses on loan conversion	(3,599,981)	—	(3,599,981)	—
Stop-loss provision loss	(58,542)	(1,101,248)	(9,202)	(76,535)
Loss on revaluation of cryptocurrencies	(2,442,443)	—	(329,371)	—
Loss on default penalty on convertible debt	(1,159,038)	—	(1,159,038)	—
Gain on share settlement	—	899,015	—	—
Gain on settlement of debt	17,007	—	—	—
Foreign exchange loss	(39,125)	(24,428)	(12,178)	(31,100)
Total other income (loss)	(3,573,845)	4,221,693	(4,058,810)	5,102,192

Net income (loss)	$(10,133,425)	$(5,091,435)	$(6,197,316)	$3,522,625

Other comprehensive gain (loss)
Foreign currency translation	(146)	1,435	(18)	(373)
Net income (loss) and comprehensive income (loss)	(10,133,571)	(5,090,000)	(6,197,334)	3,522,252

Weighted average number of common shares outstanding – Basic	5,866,870	2,252,416	9,715,606	2,914,622
Weighted average number of common shares outstanding – Diluted	5,866,870	2,252,416	9,715,606	2,914,622

Income (Loss) per share – Basic	$(1.73)	$(2.26)	$(0.64)	$1.21
Income (Loss) per share – Diluted	$(1.73)	$(2.26)	$(0.64)	$1.21

See accompanying notes to the condensed consolidated interim financial statements.

F-75

DevvStream Corp.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF
CHANGES IN SHAREHOLDERS’ DEFICIENCY

(Unaudited — Expressed in United States dollars)

	Number of Shares	Additional Paid-in Capital	Obligation to issue shares	Subscription receivable	Accumulated Deficit	Accumulated other comprehensive income (loss)	Total shareholders’ equity (deficiency)
Balance, July 31, 2024	1,163,871	$13,321,266	$—	$—	$(21,726,229)	$43,553	$(8,361,410)
Share based compensation – RSUs	—	431,722	—	—	—	—	431,722
Share based compensation – Options	—	52,855	—	—	—	—	52,855
Warrants reclassified to liabilities on change in functional currency	—	(454,571)	—	—	—	—	(454,571)
Stock options reclassified to liabilities on RTO	—	(330,090)	—	—	—	—	(330,090)
Conversion option derivative transferred to equity	—	266,000	—	—	—	—	266,000
Gain on modification of debt with related parties	—	582,167	—	—	—	—	582,167
Recapitalization on RTO	—	(23,548,887)	—	—	—	—	(23,548,887)
Shares issued for warrant exercises	9,176	389,729	—	—	—	—	389,729
Conversion of mandatory convertible debentures	2,244	49,500	—	—	—	—	49,500
Shares for settlement of debt	342,895	10,888,912	—	—	—	—	10,888,912
Shares issued in connection with RTO	515,920	3,147,117	—	—	—	—	3,147,117
Shares issued for acquisition of associate	200,000	1,220,000	—	—	—	—	1,220,000
Shares issued for PIPE financing	169,480	2,250,000	—	(20,000)	—	—	2,230,000
Shares issued for carbon credit purchases	324,987	1,982,424	—	—	—	—	1,982,424
Shares issued for ELOC commitment	66,666	363,333	—	—	—	—	363,333
Shares issued for services	55,729	585,155	—	—	—	—	585,155
Shares issued for ELOC drawdown	160,600	481,530	—	—	—	—	481,530
Share issuance costs	—	(16,723)	—	—	—	—	(16,723)
Foreign currency translation	—	—	—	—	—	1,435	1,435
Net loss	—	—	—	—	(5,091,435)	—	(5,091,435)
Balance, April 30, 2025	$3,011,568	$11,661,439	$—	$(20,000)	$(26,817,664)	$44,988	$(15,131,237)
F-76

DevvStream Corp.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF
CHANGES IN SHAREHOLDERS’ DEFICIENCY — (Continued)

(Unaudited — Expressed in United States dollars)

	Number of Shares	Additional Paid-in Capital	Obligation to issue shares	Subscription receivable	Accumulated Deficit	Accumulated other comprehensive income (loss)	Total shareholders’ equity (deficiency)
Balance, July 31, 2025	3,541,668	$14,174,914	$—	$(20,000)	$(33,793,460)	$45,001	$(19,593,545)
Cancellation of shares	(26)	—	—	—	—	—	—
Share based compensation – RSUs	—	86,478	—	—	—	—	86,478
Share based compensation – Options	—	35,943	—	—	—	—	35,943
Shares issued for PIPE financing	128,370	2,000,004	—	—	—	—	2,000,004
Shares issued for ELOC drawdown	1,412,000	2,320,930	—	—	—	—	2,320,930
Shares issued for conversion of convertible debt	4,965,908	3,272,313	—	—	—	—	3,272,313
Shares issued for settlement of debt	6,083,244	8,665,773	—	—	—	—	8,665,773
Issuance of pre-funded warrants	—	250,000	—	—	—	—	250,000
Proceeds from Series A preferred stock subscription	—	—	900,000	—	—	—	900,000
Amortization of deferred financing costs	—	(103,755)	—	—	—	—	(103,755)
Foreign currency translation	—	—	—	—	—	(146)	(146)
Net loss	—	—	—	—	(10,133,425)	—	(10,133,425)
Balance, April 30, 2026	16,131,164	$30,702,600	$900,000	$(20,000)	$(43,926,885)	$44,855	$(12,299,430)
F-77

DevvStream Corp.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF
CHANGES IN SHAREHOLDERS’ DEFICIENCY — (Continued)

(Unaudited — Expressed in United States dollars)

	Number of Shares	Additional Paid-in Capital	Obligation to issue shares	Subscription receivable	Accumulated Deficit	Accumulated other comprehensive income (loss)	Total shareholders’ equity (deficiency)
Balance, January 31, 2025	2,834,302	$10,946,618	$—	$—	$(30,340,289)	$45,361	$(19,348,310)
Share based compensation – RSUs	—	186,017	—	—	—	—	186,017
Share based compensation – Options	—	5,664	—	—	—	—	5,664
Shares issued for ELOC commitment	16,666	58,333	—	—	—	—	58,333
Shares issued for ELOC drawdown	160,600	481,530	—	—	—	—	481,530
Shares issued for PIPE financing	—	—	—	(20,000)	—	—	(20,000)
Share issuance costs	—		(16,723)				(16,723)
Foreign currency translation	—	—	—	—	—	(373)	(373)
Net loss	—	—	—	—	3,522,625	—	3,522,625
Balance, April 30, 2025	3,011,568	$11,661,439	$—	$(20,000)	$(26,817,664)	$44,988	$(15,131,237)

Balance, January 31, 2026	4,881,012	$18,429,564	$—	$(20,000)	$(37,729,569)	$44,873	$(19,275,132)
Share based compensation – RSUs	—	6,714	—	—	—	—	6,714
Share based compensation – Options	—	(931)	—	—	—	—	(931)
Shares issued for ELOC drawdown	201,000	112,992	—	—	—	—	112,992
Shares issued for conversion of convertible debt	4,965,908	3,272,313	—	—	—	—	3,272,313
Shares issued for settlement of debt	6,083,244	8,665,773	—	—	—	—	8,665,773
Issuance of pre-funded warrants	—	250,000	—	—	—	—	250,000
Proceeds from Series A preferred stock subscription	—	—	900,000	—	—	—	900,000
Amortization of deferred financing costs	—	(33,825)	—	—	—	—	(33,825)
Foreign currency translation	—	—	—	—	—	(18)	(18)
Net loss	—	—	—	—	(6,197,316)	—	(6,197,316)
Balance, April 30, 2026	16,131,164	$30,702,600	$900,000	$(20,000)	$(43,926,885)	$44,855	$(12,299,430)

See accompanying notes to the condensed consolidated interim financial statements.

F-78

DevvStream Corp.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(Unaudited — Expressed in United States dollars)

For the nine months ended April 30,	2026	2025
Operating activities
Net loss for the period	$(10,133,425)	$(5,091,435)
Items not affecting cash:
Depreciation	—	953
Share based compensation	122,421	484,577
Change in fair value of derivative liabilities	1,500	(719,000)
Change in fair value of mandatory convertible debentures	—	(70,500)
Change in fair value of warrant liabilities	(5,195,203)	(5,651,008)
Change in fair value of stock option liabilities	(126,730)	(294,441)
Gain on settlement of accounts payable	(17,007)	(899,015)
Loss on investment in associate	109,398	405,654
Loss on revaluation of cryptocurrencies	2,442,443	—
Impairment of carbon credits	14,706	1,207,782
Inducement expenses on loan conversion	3,599,981	—
Loss on default penalty on convertible debt	1,159,038	—
Retirement of carbon credits	50,000	—
Stop-loss provision loss	58,542	1,101,248
Staking income	(55,932)	—
Accrued interest	765,418	149,905
Accretion expense	664,262	226,853
Other income	(14,157)	—
Changes in non-cash working capital items:
Trade receivable	133	(9,164)
GST receivable	9,268	(37,350)
Other receivables	—	(171,573)
Carbon credits	(43,643)	(97,904)
Prepaid expenses	(96,244)	(60,857)
Accounts payable and accrued liabilities	(492,929)	4,761,674
Due to related party	(261,237)	—
Net cash used in operating activities	(7,439,397)	(4,763,601)

Investing activities
Cash assumed on RTO	—	1,661,645
Purchase of cryptocurrencies	(5,125,100)	—
Sale of cryptocurrencies	100	—
Advances to Southern Energy Renewables	(900,000)	—
Net cash (used in) provided by investing activities	(6,025,000)	1,661,645

Financing activities
(Repayment of) Proceeds from convertible debentures	(1,611,402)	285,650
Proceeds from warrant exercise	—	86,237
Proceeds from PIPE financing	2,000,004	2,230,000
Proceeds from ELOC drawdown	1,655,952	481,530
Proceeds from promissory note	700,000	—

F-79

DevvStream Corp.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS — (Continued)

(Unaudited — Expressed in United States dollars)

For the nine months ended April 30,	2026	2025
Proceeds from pre-funded warrants	250,000	—
Proceeds from Series A preferred stock subscription	900,000	—
Net cash provided by financing activities	3,894,554	3,083,417
Effect of exchange rate changes on cash	(146)	1,435

Net decrease in cash and restricted cash	(9,569,989)	(17,104)
Cash and restricted cash, Beginning	9,851,111	21,106
Cash and restricted cash, Ending	$281,122	$4,002

Presented as:
Cash	$201,132	$4,002
Restricted cash	79,990	—
Cash and restricted cash, Ending	$281,122	$4,002

Supplemental information:
Taxes paid	$—	$—
Interest paid	$410,898	$—
Fair value of warrants exercised	$—	$389,729
Fair value of securities issued for the RTO (Note 4)	$—	$3,147,117
Fair value of securities issued for settlement of accounts payable	$1,000,000	$10,888,912
Fair value of securities issued for services	$—	$585,155
Fair value of securities issued for carbon credits	$—	$1,982,424
Fair value of securities issued for the acquisition of interest in associate	$—	$1,220,000
Fair value of securities issued for ELOC commitment	$—	$363,333
Repayment of convertible debentures from ELOC drawdown proceeds	$580,233	$—
Repayment of promissory note payable from ELOC drawdown proceeds	$84,745	$—
Convertible debentures and derivative liabilities converted into shares	$7,588,105	$—
Fair value of securities issued for inducement expenses	$3,349,981	$—
Convertible debenture issued for inducement expenses	$250,000	$—

See accompanying notes to the condensed consolidated interim financial statements.

F-80

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

1.      Nature of operations

DevvStream Corp. (formerly Focus Impact Acquisition Corp.) (the “Company” or “Devv Corp.”) is a company existing under the Business Corporations Act of Alberta, Canada. The head office is located at #1700, 421 – 7th Avenue S.W., Calgary, Alberta, T2P 4K9 and its records and registered office is located at 2108 N St., Suite 4254, Sacramento, CA 95816.

The Company was a special purpose acquisition corporation incorporated in Delaware, the United States on February 23, 2021. On November 6, 2024, the Company completed a reverse takeover (“RTO”) with DevvStream Holdings Inc. (“Devv Holdings”) (Note 4) pursuant to a business combination agreement (“BCA”) entered into on September 12, 2023 (and as amended on May 1, 2024, August 10, 2024 and October 29, 2024). The transaction is also referred to as the “De-SPAC” transaction. The Company was redomiciled as an Alberta company as part of the De-SPAC transaction. Devv Holdings is an Environmental Social and Governance (“ESG”) principled, high-tech, impact investing company focused on high quality and high return carbon credit generating projects. Devv Holdings is deemed as the acquirer for accounting purposes, and therefore its assets, liabilities and operations are included in the condensed consolidated interim financial statements at their historical carrying values. The Company’s operations are considered to be a continuance of the business and operations of Devv Holdings, with the Company’s operations being included from November 6, 2024, the closing date of the De-SPAC transaction, onwards.

The Company is a public company which is listed on the Nasdaq Stock Exchange (“NASDAQ”) under the symbol “DEVS”.

2.      Basis of preparation

(a) Statement of compliance

These unaudited condensed consolidated interim financial statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions in Article 10 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), effective for the nine months ended April 30, 2026.

Certain information or footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying condensed consolidated interim financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended July 31, 2025. The interim period results do not necessarily indicate the results that may be expected for any other interim period or for the full fiscal year.

These unaudited condensed consolidated interim financial statements have been prepared on a historical cost basis. In addition, these condensed consolidated interim financial statements have been prepared using the accrual basis of accounting, except for the cash flow information.

(b) Going concern

These unaudited condensed consolidated interim financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. As at April 30, 2026, the Company has a working capital deficit, has incurred negative cash flows and losses since inception, and has generated limited revenues to date. The Company’s ability to continue its operations, realize its assets at their carrying values and discharge its liabilities is dependent upon its ability to raise adequate financing from external sources and generate profits and positive cash flows from operations.

F-81

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

2.      Basis of preparation (cont.)

The Company will require additional capital to fund its operations, to evaluate strategic opportunities, and for working capital purposes. However, there is no assurance that the Company will be able to secure such financing on favourable terms. These matters raise substantial doubt regarding the Company’s ability to continue as a going concern. These unaudited condensed consolidated interim financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern. Such adjustments could be material.

(c) Basis of consolidation

These unaudited condensed consolidated interim financial statements include the accounts of the Company and entities controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. All intercompany balances and transactions, income and expenses have been eliminated upon consolidation.

As of April 30, 2026, the Company’s subsidiaries were:

Name of subsidiary	Place of incorporation	Ownership
Devv Holdings	Vancouver, British Columbia	100%
Devvstream, Inc. (“DESG”)	Delaware, USA	100%
DevvESG Streaming Finco Ltd (“Finco”)	British Columbia, Canada	100%
Sierra Merger Sub, Inc.	Delaware, USA	100%

On November 10, 2022, the Company made an investment into Marmota Solutions Incorporated (“Marmota”). On the date of the initial investment, the Company owned 50% of Marmota and accounted for the investment as an equity investment. On October 16, 2023, the Company reduced its interest in Marmota to 10% by returning common shares to Marmota for cancellation in consideration of $19.

On November 6, 2024, the Company made an investment into Freedom Carbon Solutions LLC (formerly Monroe Sequestration Partners, LLC) (“FCS”). The Company owns 50% of FCS and accounted for the investment as an equity investment.

(d) Variable interest entities (“VIE”)

A VIE is an entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to control the entity’s activities or do not substantially participate in the gains and losses of the entity. Upon inception of a contractual agreement, and thereafter, if a reconsideration event occurs, the Company performs an assessment to determine whether the arrangement contains a variable interest in an entity and whether that entity is a VIE. The primary beneficiary of a VIE is the party that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. Where the Company concludes that it is the primary beneficiary of a VIE, the Company consolidates the accounts of that VIE.

(e) Functional and presentation currencies

Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar (“CAD$”) to the United States dollar (“US$”) for Devv Holdings and DESG. Finco’s functional currency remained CAD$. This change aligns with the business’s future focus and the effective date of the Devv Corp.’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing. The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. Upon the change in functional currency

F-82

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

2.      Basis of preparation (cont.)

on August 1, 2024, 121,995 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities (Note 12). Determining the functional currency involved significant judgments to assess the primary economic environment in which the Company operates, including factors such as the currency of underlying transactions, the location of key operations, and the currency of expected cash flows.

The Company’s presentation currency is and continues to be the United States dollar.

(f) Use of estimates and judgments

In preparing these condensed consolidated interim financial statements, management has made judgements, estimates and assumptions that affect the applicability of the Company’s accounting policies. In preparing these condensed consolidated interim financial statements, the significant estimates and critical judgments were the same as those applied to the audited consolidated financial statements as at and for the year ended July 31, 2025, other than the below:

Critical Judgements

Advances to Southern Energy Renewables, Inc.

Between February and April 2026, the Company advanced $900,000 in funds to Southern Energy Renewables Inc. (“Southern”), pursuant to the agreed upon use of proceeds from Series A preferred stock subscriptions received by the Company. The form of such investments into Southern are to be agreed upon between the Company and Southern, and may be in debt and/or equity securities of Southern. As of April 30, 2026, the Company assesses it has no power to direct the activities that most significantly affect Southern’s economic performance nor obligation to absorb losses or right to receive benefits from Southern. As such, the Company considers advances to Southern to-date to be a non-current asset in the form of a long-term advance as of April 30, 2026, pending resolution of the form of the ultimate instrument(s) of the Company’s investment into Southern.

(g) Emerging growth company

The Company is an “Emerging Growth Company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it has taken advantage of certain exemptions that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial reporting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

F-83

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

3.      Significant accounting policies

The significant accounting policies applied in the preparation of these condensed consolidated interim financial statements are consistent with the accounting policies disclosed in the Company’s audited consolidated financial statements for the year ended July 31, 2025. The following accounting policies have been updated or included to reflect transactions occurring during the current interim period:

(a) Cryptocurrencies

The Company accounts for cryptocurrencies as indefinite-lived intangible assets in accordance with ASC 350-60. Cryptocurrencies are initially recorded at cost and subsequently measured at fair value at each reporting date based on quoted prices in active markets, with changes in fair value recognized in earnings in accordance with ASC 350-60-35 and ASC 820. Cryptocurrencies are not amortized.

Cryptocurrency holdings are classified as non-current assets when they are restricted as collateral for long-term obligations or when the Company does not expect to liquidate the assets within twelve months, consistent with ASC 210-10-45. The Company may delegate certain cryptocurrency holdings to blockchain validators to earn staking rewards; such delegation does not result in derecognition of the underlying tokens because the Company retains control of the assets. Staking rewards are recognized in earnings when earned and measured at fair value on the date earned.

(b) Default penalty liability on convertible debt

Certain convertible debts issued by the Company include registration rights, a default of which requires the Company to pay liquidated damages, additional interest, and default premiums.

The Company accounts for default penalty liability on convertible debt in accordance with ASC Topic 450, Contingencies (“Topic 450”). A loss contingency is accrued if it is both probable and reasonably estimable. Topic 450 defines “probable” as “the future event or events are likely to occur”, and the amount to be accrued shall be a better estimate than any other estimate within the range, or the minimum amount in the range if no amount within the range is a better estimate than any other amount.

The Company assessed that such obligations are probable and estimable, insofar as the Company has filed a registration statement which was not declared effective by the effectiveness deadline, and the creditor has asserted such default subsequent to April 30, 2026. Accordingly, the Company accrued for liabilities on the default penalties based on the terms of the convertible debt, and will adjust the liability at each reporting period.

4.      Reverse takeover

On September 12, 2023 (and as amended on May 1, 2024, August 10, 2024 and October 29, 2024), the Company entered into a Business Combination Agreement (“BCA”) with Devv Holdings.

Pursuant to the BCA, on November 6, 2024, the Company changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby became a company existing under the Business Corporations Act of Alberta, and changed its name to Devvstream Corp., and Devv Holdings was amalgamated with a wholly owned subsidiary of the Company to form one corporate entity.

Under the BCA, the Company consolidated all of its issued and outstanding common stock on a 1:0.9692 basis. All the outstanding Devv Holdings subordinate voting shares (“SVS”) were exchanged for common stock of the Company on a common conversion ratio of 0.152934 (the “Common Conversion Ratio”). All the outstanding Devv Holdings multiple voting shares (“MVS”), being the equivalent of 10 SVS, were exchanged for common stock of the Company on the basis of the Common Conversion Ratio. In addition, all of the outstanding convertible securities of Devv Holdings were exchanged for securities of the Company on the basis of the Common Conversion Ratio, with corresponding adjustments to exercise prices, and otherwise on substantially the same economic terms and conditions. The De-SPAC transaction was completed on November 6, 2024.

F-84

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

4.      Reverse takeover (cont.)

Historical presentation of number of shares, warrants, options, and RSUs outstanding, weighted average number of shares outstanding, and exercise price of equity instruments, that are presented elsewhere in the condensed consolidated financial statements, including the condensed consolidated balance sheets, condensed consolidated statements of operations and comprehensive loss, condensed consolidated statements of changes in shareholders’ deficiency, and Note 10 and 14, are retrospectively adjusted to reflect the application of the Common Conversion Ratio, with exercise price of warrants and options, and conversion price of convertible debentures adjusted by the inverse of the Common Conversion Ratio. This is further adjusted by a one-for-ten reverse stock split that took place on August 8, 2025.

In consideration for the De-SPAC transaction, the Company issued 465,747 common shares to the former holders of SVS of Devv Holdings and 711,140 common shares to the former holders of MVS of Devv Holdings. The former shareholders of the Company retained 515,920 shares. The fair value per share was estimated to be $6.10 (CAD$8.50) based on the last trading price of Devv Holdings on the Cboe Exchange.

As at November 6, 2024, the Company had 22,699,987 warrants outstanding, each exercisable at $1.52 for 0.09692 common shares, expiring on November 6, 2029. The fair value of the warrants was estimated to be $7,196,286 based on the Black-Scholes Option Pricing Model using the following assumptions: share price – $0.61, expected dividend yield – 0%, expected volatility – 87%, risk-free interest rate – 3.12% and an expected remaining life – 5 years. Expected volatility was estimated by using the average of historical volatility of Devv Holdings and of public traded companies that the Company considers to be comparable. The expected warrant life represents the period of time that warrants granted are expected to be outstanding. The risk-free interest rate is based on Canadian government bonds with a remaining term equal to the expected life of the warrants.

Immediately after the completion of the De-SPAC transaction, the former holders of Devv Holdings’ shares owned 70% of the shares of the combined entity. As a result of the De-SPAC transaction, the former shareholders of Devv Holdings acquired control of the Company, thereby constituting an RTO of the Company. The RTO was determined to be a purchase of the Company’s net assets by the shareholders of Devv Holdings.

The De-SPAC transaction was accounted for as a capital transaction of Devv Holdings and equivalent to the issuance of shares by Devv Holdings for the net assets of the Company accompanied by a recapitalization as the Company did not qualify as a business according to the definition of ASC Topic 805, Business Combinations, and met the definition of a non-operating public shell. As a result, the transaction has been accounted for as an asset acquisition with Devv Holdings being identified as the acquirer and the Company being treated as the accounting acquiree with the transaction being measured at the fair value of the equity consideration issued to the Company’s shareholders. Devv Holdings is the continuing entity.

The excess of the fair value of the shares issued over the value of the net monetary assets acquired has been recognized as a reduction in equity.

The purchase price is allocated as follows:

Fair value of shares retained by former shareholders of the Company (515,920 post 1:0.9692 consolidation shares at $6.10 (CAD$8.50))	$3,147,117
Fair value of replacement warrants of the Company	7,196,286
Total consideration	$10,343,403

Net assets (liabilities) acquired of the Company:
Cash and cash equivalents	$1,661,645
Accounts payable and accrued liabilities	(11,867,129)
Promissory note payable (Note 10)	(3,000,000)
Total net assets (liabilities)	$(13,205,484)

Reduction to additional paid in capital as a result of the recapitalization	$23,548,887
F-85

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

4.      Reverse takeover (cont.)

Sponsor side letter

In connection with the De-SPAC transaction, Focus Impact Sponsor entered into a sponsor side letter, and agreed to certain transfer and lock-up restrictions of the Company’s common stock, which would terminate upon the earlier of: (i) 360 days after November 6, 2024; (ii) a liquidation, merger, capital stock exchange, reorganization, or other similar transaction that results in all of the Company’s stockholders having the right to exchange their equity for cash, securities or other property; or, (iii) if the Company’s common stock has a closing price of at least $120 per share for any 20 trading days in a 30-day trading period starting from April 5, 2025. Focus Impact Sponsor also agreed to vote its shares in favor of the RTO.

Registration rights agreement

In connection with the De-SPAC transaction, on November 6, 2024, the Company, Focus Impact Sponsor, and certain historical holders of Devv Holdings securities entered into an Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the historical holders of Devv Holdings securities and Focus Impact Sponsor were granted customary registration rights with respect to the securities of the Company that they hold.

Indemnification agreements

In connection with the De-SPAC transaction, on November 6, 2024, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses, including attorney’s fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request.

5.      Carbon credits

Between October 17, 2024 and October 28, 2024, Devv Holdings entered into multiple agreements to acquire carbon credits in return for shares of the Company once the De-SPAC Transaction was completed. On November 6, 2024, concurrent with the completion of the business combination, the Company issued 324,987 common shares in consideration for these agreements. The fair value of the shares issued was $1,982,424.

Stop-loss provision

All of the agreements contain adjustment clauses whereby if the Company’s share price falls below the respective purchase prices outlined in the agreements, in the 12 to 18 months following the agreements, the Company is obligated to issue additional shares to cover the shortfall. The Company has assessed that the potential liability associated with the stop-loss provision for carbon credits received as of April 30, 2026 is $1,123,777, based on the closing market price of the Company’s shares on that date.

Deposit on carbon credits

Consideration paid of $371,403 related to the future delivery of carbon credits is recorded as a deposit on carbon credits, of which $271,403 relate to a contract containing a stop-loss provision. The stop-loss provision related to these contracts has not been recognized. As there is not yet certainty to the delivery of the credits, the obligation to issue additional shares is not probable as at April 30, 2026.

F-86

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

5.      Carbon credits (cont.)

Retirement of carbon credits

On June 20, 2025, the Company entered into an agreement to purchase 16,500 carbon credits from a vendor at a unit price of $6.06, for a total purchase consideration of $100,000. Under the terms of the agreement, the vendor is required to retire 50% of the credits on behalf of the Company within five (5) days of payment confirmation and transfer the remainder to the Company. As of April 30, 2026, full consideration of $100,000 has been paid. On August 14, 2025, the vendor retired 50% of the purchased credits (8,250 credits) on behalf of the Company to offset the Company’s carbon footprints. Accordingly, an environmental expense of $50,000 has been recorded in general and administrative expenses during the nine months ended April 30, 2026. The remaining 8,250 carbon credits have been fully delivered to the Company on January 21, 2026.

Impairment of carbon credits

During the nine months ended April 30, 2026, the Company identified indicators that the NRV of certain carbon credits had declined below their carrying values due to changes in market pricing. As a result, the Company wrote down the affected carbon credits to their NRV. The impairment recognized during the nine months ended April 30, 2026 amounted to $14,706.

The impairment was recognized as impairment of carbon credits in the consolidated statements of operations and comprehensive loss. The write-down establishes a new cost basis for the impaired carbon credits, which will not be subsequently reversed in future periods, even if market prices recover, in accordance with US GAAP.

6.      Cryptocurrencies

The Company holds cryptocurrency assets and related cash balances with Bitgo Trust Company, Inc., a cryptocurrency exchange which is a South Dakota chartered trust company. These holdings are subject to collateral requirements associated with the Company’s convertible debentures issued to Helena, the proceeds of which were used to fund the Bitgo account (Note 10).

Under the terms of this financing arrangement, all cryptocurrency and cash maintained with Bitgo are restricted to secure the Helena convertible debt until the fair value of the Company’s cryptocurrency holdings exceeds $20 million (the “Threshold Amount”). Helena also maintains a first preference claim on the Company’s assets until the Threshold Amount is met. Once the Threshold Amount is achieved, only cryptocurrency holdings up to $20 million in a segregated account remain pledged as security; however, as of April 30, 2026, the Threshold Amount had not been met, and all cryptocurrency and cash balances remained fully restricted.

Cryptocurrencies are accounted for as indefinite-lived intangible assets in accordance with ASC 350-60 and are subsequently measured at fair value, with changes in fair value recognized in earnings in accordance with ASC 350-60-35 and ASC 820. Fair value is determined using quoted prices in active markets.

Activity in cryptocurrency holdings during the nine months ended April 30, 2026 was as follows:

	Bitcoin	Solana	USDC	Total
Balance, August 1, 2025	$—	$—	$—	$—
Purchases	2,562,500	2,562,500	100	5,125,100
Sales	—	—	(100)	(100)
Staking income earned	—	55,932	—	55,932
Fair value loss	(866,328)	(1,576,115)	—	(2,442,443)
Balance, April 30, 2026	$1,696,172	$1,042,317	$—	$2,738,489
F-87

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

6.      Cryptocurrencies (cont.)

As at April 30, 2026, the Company held 22.229041 BTC and 12,554.44 SOL, with fair values of $76,304.32 per BTC and $83.02 per SOL. The Company also held $79,990 in cash in the Bitgo account (Note 10). All cryptocurrency and cash balances are presented as non-current assets, as management does not expect to liquidate these assets within the next twelve months and the balances are pledged as collateral for long-term debt, in accordance with ASC 210-10-45.

The Company participates in staking activities for Solana. Staked Solana remains recognized as an asset of the Company because delegation to validators does not transfer control of the underlying tokens, and the criteria for derecognition under ASC 350-10-40 are not met. Staking rewards are recognized in earnings when earned and measured at fair value on the date earned. During the period, the Company earned 443.46 SOL, with a total fair value of $55,932.

On May 28, 2026, the Company received a Notice of Exclusive Control from Helena, in relation to the Helena convertible debt (Note 10), in which Helena asserted an event of default had occurred in relation to a failure to cause a registration statement covering the resale of shares issuable upon conversion of the Helena convertible debt to be declared effective by the Securities and Exchange Commission by the applicable deadline. As such, Helena has instructed Bitgo to exercise control rights over the custodial account and removed the Company’s rights over the custodial account, with the stated intent of liquidation of assets held in the custodial account to be applied against the balance of the Helena convertible debt and asserted liquidated damages. The Company has accrued a default penalty liability as of April 30, 2026 of $1,159,038 (Note 10) in relation to the failure to cause a registration statement to be declared effective.

On June 8, 2026, the Company entered into a settlement agreement with Helena in which among others, the Company has agreed to relinquish control over the Bitgo custodial account, with a mutually agreed valuation of $2,600,000 for the cryptocurrency and restricted cash held in the account, which is applied against the Helena convertible debt, with a remaining debt (Note 10) consisting of liquidated damages and penalties remaining outstanding subsequently.

7.      Investment in associate

On November 6, 2024, the Company received 2,000,000 shares in FCS, in connection with an agreement to acquire a stake in FCS in exchange for 200,000 shares of the Company that was entered into on October 28, 2024. At the time of acquisition, the 2,000,000 shares of FCS received by the Company represented 50% of shares outstanding, and the initial balance of investment was determined to be $1,220,000 being the fair value of the shares issued by the Company in consideration for the exchange. As at April 30, 2026, the Company’s share of ownership remained at 50%. Management assessed that the Company has significant influence over FCS based on its share of ownership, and that the investment should be accounted for using the equity method of accounting.

Summarized financial information of FCS and a reconciliation of the carrying amount of the investment set forth in the condensed consolidated interim balance sheets are set out below:

Summarized balance sheet

April 30, 2026
ASSETS
Cash	$258
Due from related parties	123,075
Start-up costs, net	99,483
Total assets	$222,816

LIABILITIES
Accounts payable and accrued liabilities	$255,388
Convertible notes	1,251,825
Loan from shareholder	1,418
Total liabilities	$1,508,631
F-88

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

7.      Investment in associate (cont.)

Summarized statement of loss

	For the nine months ended April 30, 2026	For the three months ended April 30, 2026
Consulting revenue	4,990	4,990

Operating expenses
General and administrative expenses	$2,753	$207
Guaranteed payments	155,899	5,000
Legal and professional fees	1,749	—
Travel	1,241	—
Amortization	7,869	—
Total operating expenses	$(169,511)	$(5,207)

Interest expenses	(54,275)	(18,225)
Net loss	$(218,796)	$(18,442)
Company’s ownership	50%	50%
Company’s share of loss	$(109,398)	$(9,221)

A continuity of the Company’s investment in associate is as follows:

Balance as at July 31, 2024	$—
Investment by the Company	1,220,000
Company’s share of loss	(512,011)
Balance as at July 31, 2025	$707,989
Company’s share of loss	(109,398)
Balance as at April 30, 2026	$598,591

8.      Equity Line of Credit (“ELOC”)

On October 29, 2024, the Company entered into the ELOC Agreement with Helena Global Investment Opportunities I Ltd (“Helena”). Under the ELOC Agreement, the Company will have the right to issue and to sell to Helena from time to time, up to $40,000,000 of the Company’s common shares following the closing of the De-SPAC Transaction and the effectiveness of the registration statement registering the Company’s common shares being sold under the ELOC Agreement (the “Helena Registration Statement”). As a commitment fee in connection with the execution of the ELOC Agreement, 50,000 shares of the Company was issued upon closing of the De-SPAC transaction. Following the closing of the De-SPAC Transaction and the Helena Registration Statement becoming effective, the Company issued to Helena common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $7.50. On March 17, 2025, the Company issued 16,666 shares in satisfaction of this obligation.

The Company may require that Helena purchase the Company’s common shares by delivering one or more advance notices to Helena setting forth, in each advance notice, the amount of advance it is requesting, which amount may not exceed an amount equal to the lesser of (i) 100% of the average of the daily value traded of the common shares over the 10 trading days immediately preceding such advance notice, and (ii) $8,000,000. However, in no event may the number of common shares issuable to Helena pursuant to an advance cause the aggregate number of shares beneficially owned (as calculated pursuant to Section 13 (d) of the Exchange Act) by Helena and its affiliates as a result of previous issuances and sales of common shares to Helena under the ELOC Agreement to exceed 9.99% of the then outstanding common shares.

F-89

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

8.      Equity Line of Credit (“ELOC”) (cont.)

On March 18, 2025, the Company and Helena entered into a first amendment to ELOC Agreement, which allows Helena to permit Secondary Advances, as defined in the amendment, as well as to update references to “Common Stock” in the ELOC Agreement to “Common Shares”. On August 4, 2025, the Company and Helena entered into a second amendment to ELOC Agreement, which increased the commitment amount from $40,000,000 to $300,000,000.

On December 3, 2025, the Company entered a side letter with Helena, amending the terms of the Company’s existing convertible note and ELOC Agreement. The amendment places temporary limits on Helena’s sales of conversion shares, subject to trading-volume conditions, and requires the Company to submit advance notices sufficient to receive at least $7,500,000 in net proceeds under the ELOC prior to February 28, 2026. The Company has not submitted advance notices to receive sufficient net proceeds as of February 28, 2026, as the Company subsequently entered into a binding term sheet for a merger (Note 18), which placed restrictions on further drawdowns of the ELOC by the Company.

As at April 30, 2026, $5,649,011 have been drawn against the ELOC through the issuance of 2,257,700 shares. During the nine months ended April 30, 2026, $2,320,930 has been drawn against the ELOC through the issuance of 1,412,000 shares (Note 14).

On June 3, 2026, the Company terminated the ELOC Agreement with Helena.

9.      Accounts payable and accrued liabilities

	April 30, 2026	July 31, 2025
Accounts payable	$1,691,915	$1,113,372
Accrued liabilities	5,470,067	7,059,064
Excise taxes payable	2,410,973	2,410,973
Income taxes payable	99,256	99,256
	9,672,211	10,682,665
Accounts payable, related parties	11,354	271,919
Accrued liabilities, related parties	22,917	523,071
	$9,706,482	$11,477,655

10.    Convertible debentures

Devvio Tranche (Related Party Convertible Debt)

On January 12, 2024, the Company closed an unsecured convertible notes offering in the principal amount of $100,000 with Devvio that will bear interest at a rate of 5.3% per annum, is payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted. The maturity was November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. Devvio is a related party to the Company through its ownership of the Company’s shares, and one of Devvio’s officers, directors and principal owners was a director of the Company during the year ended July 31, 2024 and until November 7, 2024.

In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:

●        At a conversion price equal to the greater of (a) $76.50 multiplied by the common conversion ratio as set forth in the BCA (the “Common Conversion Ratio”), and (b) CAD$10.30. The shares are thereafter exchanged for common shares of the Combined Company at the Common Conversion Ratio.

F-90

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

10.    Convertible debentures (cont.)

●        If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of October 8, 2024 (270 days from the issuance date of the notes) and the termination of the business combination agreement for the De-SPAC transaction, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:

●        At a conversion price equal to the greater of (a) the 30-day volume weighted average trading price (“VWAP”) of the shares on Cboe Canada stock exchange and (b) CAD$10.30.

●        Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$10.30. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.

At issuance, the Devvio Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $45,000 using the Monte Carlo model.

The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.

On November 6, 2024, the Company completed the De-SPAC transaction (Note 4), and accordingly, the conversion terms of the principal amount and accrued interest crystalized such that they are convertible, at the option of the lender, at a conversion price of $11.70 (being $76.50 multiplied by the Common Conversion Ratio). If the convertible notes are not converted into shares, the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

Upon the crystallization of the conversion price, the conversion option met the definition of equity under Topic 815 and bifurcation is no longer required. The fair value of the conversion option was remeasured on November 6, 2024 to be $176,000 and was transferred into equity. The fair value was estimated using the Black-Scholes Option Pricing model using the following assumptions: expected dividend yield - 0%, expected volatility - 275%, risk-free interest rate - 3.10% and an expected remaining life - 0.6 years.

On November 12, 2024, the maturity of the Devvio Tranche was extended to May 30, 2025. As there was no change to the cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the debt as a result of this change. The Devvio Tranche is outstanding as of April 30, 2026, and the Company is in the process of negotiating a further extension.

Focus Impact Partners Convertible Debt (Related Party Convertible Debt)

In the prior year, the Company closed an unsecured convertible notes offering with Focus Impact Partners, LLC (“Focus Impact Partners”). Subsequent to the closing of the De-SPAC transaction, Focus Impact Partners became a related party of the Company as one of the directors of the Company is an officer of Focus Impact Partners. The convertible notes were initially closed on January 12, 2024 and additional advances were added under the same offering. The total initial principal amounts of $550,000 under the original Focus Impact Partners Convertible Debt were received in five installments: $150,000 on November 6, 2023, $150,000 on January 9, 2024, $100,000 on March 28, 2024, $100,000 on April 19, 2024, and $50,000 on June 13, 2024. The debentures will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction (Note 4) and the debentures are not converted. The maturity date for all advances was November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.

F-91

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

10.    Convertible debentures (cont.)

In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:

●        At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange multiplied by the Common Conversion Ratio, and (b) $20.00 (the De-SPAC Floor Price”).

●        The shares are thereafter exchanged for common shares of the Company at the Common Conversion Ratio.

●        If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of October 8, 2024 (270 days from the issuance date of the notes), or the termination of the BCA with Focus Impact, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:

●        At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange calculated on the conversion date and b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $4.75.

●        Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 20-day VWAP and (b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $4.75.

●        The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.

On June 28, 2024, the Company and Focus Impact Partners agreed to amend the Focus Impact Partners Convertible Debt (“the June 2024 Amendment”) such that the De-SPAC Floor Price would be amended from $20.00 to CA$4.75.

On June 28, 2024, the Company received additional proceeds of $20,000 under the June 2024 Amendment.

On August 19, 2024, October 18, 2024, October 28, 2024 and November 1, 2024, the Company received additional proceeds of $41,500, $6,500, $7,650 and $12,000 under the June 2024 Amendment.

The Focus Impact Partners Convertible Debt were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The total fair value of the derivative liabilities at the various issuance dates for the proceeds received during the year ended July 31, 2024 was estimated to be $25,800 as valued using the Monte Carlo model. The total fair value of the derivative liabilities at the various issuance dates for the proceeds received during the year ended July 31, 2025 was estimated to be $65,750 as valued using the Monte Carlo model.

F-92

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

10.    Convertible debentures (cont.)

The June 2024 Amendment had no impact on the classification of the convertible debenture and therefore, the conversion feature was considered a derivative before and after the modification. As there was no change to the host instrument cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the host debt as a result of this change.

As the conversion option was bifurcated before and after the modification, the change in the fair value of the conversion feature was recognized as the loss on revaluation of the derivative liabilities through the consolidated statement of operations and comprehensive loss.

The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.

On November 13, 2024, the Company issued a new $637,150 convertible note bearing interest of 5.3% per annum, with a maturity date of November 13, 2026 (“New Focus Impact Partners Convertible Debt”), in exchange for the cancellation of the Focus Impact Partners Convertible Debt as described above (the “November 2024 Amendment”). The principal loan amount and any accrued interest under the New Focus Impact Partners Convertible Debt are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares, subject to a floor of $8.67 per share. The Company retains the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.

Accrued interest on the previously existing Focus Impact Partners Convertible Debt, amounting to $21,129, were not converted into the New Focus Impact Partners Convertible Debt, and were transferred to accrued liabilities of the Company.

As a result of the November 2024 amendment, the conversion option met the definition of equity under Topic 815 and bifurcation is no longer required. As the conversion option was bifurcated before the amendment but not bifurcated after the amendment, a change in the fair value of the conversion option of over 10% of the of the carrying amount of the original debt without the bifurcation at inception constitutes a substantial change. Immediately prior to the November 2024 Amendment, the value of the conversion feature associated with the Focus Impact Partners Grid Note was $2,250,000. The fair value of the conversion feature was $59,000 after the November 2024 Amendment as estimated using the Monte Carlo model. With the 10% test being met, extinguishment accounting was applied. The carrying value of the old debt of $637,650 was derecognized and the fair value of the new debt of $544,441 (based on a 14% market yield) was recognized. The fair value of the conversion feature of $59,000 was transferred to equity. As Focus Impact Partners is a related party, the gain on the extinguishment of $93,209 was recognized in equity as a capital transaction pursuant to ASC 470-50-40-2.

On March 10, 2026, the Company and Focus Impact Partners entered into a conversion agreement to settle the outstanding New Focus Impact Partners Convertible Debt through the issuance of common shares at a conversion price of $0.9026 per share. At the settlement date, the debt had a carrying value of $999,691, comprising the fair value of the debt of $1,051,032 less the unamortized discount of $51,341. As the conversion was effected at a price below the $8.67 floor conversion price provided under the original terms, the Company issued additional shares to induce conversion, and the settlement was accounted for as an induced conversion under ASC 470-20. Upon conversion, the carrying value of the debt of $999,691 was derecognized and reclassified to equity. The Company issued 1,164,450 common shares in settlement, compared to the 121,226 shares issuable under the original conversion terms, resulting in 1,043,224 incremental inducement shares. The fair value of the incremental consideration, measured as 1,043,224 shares at the Company’s share price of $0.7920 on the settlement date, was $826,233 and was recognized as an inducement expense in the statement of operations.

F-93

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

10.    Convertible debentures (cont.)

Envviron Tranche (Related Party Convertible Debt)

On April 23, 2024, the Company closed an unsecured convertible note offering in the principal amount of $250,000 with Envviron SAS (a company controlled by a former director of the Company) that will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted (“Envviron Tranche”). The maturity date was February 15, 2025. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. The terms of the Envviron Tranche are identical to the original Focus Impact Partners Convertible Debt.

In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:

●        At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange, and (b) $20.00. The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.

●        If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of January 18, 2025 (270 days from the issuance date of the notes) and the termination of the BCA for the De-SPAC transaction, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:

●        At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$4.75.

●        Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$4.75. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.

The Envviron Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $2,750 using the Monte Carlo model.

The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.

On November 6, 2024, the Company completed the De-SPAC transaction (Note 4), and accordingly, the conversion terms of the principal amount and accrued interest crystalized such that they are convertible, at the option of the lender, at a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on the NASDAQ, and (b) $20.00. If the convertible notes are not converted into shares, the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

Upon the crystallization of the conversion price, the conversion option met the definition of equity under Topic 815 and bifurcation is no longer required. The fair value of the conversion option was remeasured on November 6, 2024 to be $31,000 and was transferred into equity. The fair value was estimated using the Monte Carlo model.

F-94

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

10.    Convertible debentures (cont.)

On November 12, 2024, the maturity of the Envviron Tranche are extended to May 30, 2025. As there was no change to the cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the debt as a result of this change. The Envviron Tranche is outstanding as of April 30, 2026, and the Company is in the process of negotiating a further extension.

Debt Assumed on RTO

Upon the completion of the De-SPAC transaction (Note 4), the Company assumed two unsecured promissory notes amounting to $3,000,000 issued to Focus Impact Sponsor, LLC (the “Focus Impact Sponsor”), a significant shareholder of the Company. The promissory notes were interest-free and had a maturity date on the completion of the De-SPAC transaction (Note 4). Upon the completion of the De-SPAC transaction, $1,500,000 of the promissory notes was convertible into warrants of the Company at a price of $1.00 per warrant. The Company also assumed $345,000 of accrued administrative fees owing to Focus Impact Partners.

On November 13, 2024, the Company issued new convertible notes totaling $3,345,000, bearing interest of 5.3% per annum, with a maturity date of November 13, 2026 (“New Convertible Debt”), in exchange for the cancellation of the assumed debt described above.

The principal loan amount and any accrued interest under the New Convertible Debt are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares, subject to a floor of $8.67 per share. The Company has the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.

As the conversion feature was not bifurcated before and after the amendment, a difference in the present value of cash flows under the terms of the new debt instrument of at least 10% from the present value of the remaining cash flows under the terms of the original debt instrument constitutes a substantial change. The change was assessed to be in excess of 10%. With the 10% test being met, extinguishment accounting was applied. The carrying value of the old debt of $3,345,000 was derecognized and the fair value of the new debt of $2,856,042 (based on a 14% market yield) was recognized. As Focus Impact Partners and the Focus Impact Sponsor are related parties, the gain on the extinguishment of $488,957 was recognized in equity as a capital transaction pursuant to ASC 470-50-40-2.

In connection with the New Focus Impact Partners Convertible Debt and the New Convertible Debt, the Company agreed (i) to grant the Secured Parties a first ranking security interest in all of the carbon credits and similar environmental assets held by the Company, presently existing or hereafter created or acquired, and (ii) to execute and deliver to the Secured Parties a security agreement evidencing the Secured Parties’ security interest (the “Security Agreement”). On December 18, 2024, the Company executed and delivered to the Secured Parties the Security Agreement.

On March 10, 2026, the Company and Focus Impact Sponsor entered into a conversion agreement to settle the outstanding New Convertible Debt through the issuance of common shares at a conversion price of $0.9026 per share. At the settlement date, the debt had a carrying value of $3,053,582, comprising the fair value of the debt of $3,210,403 less the unamortized discount of $156,821. As the conversion was effected at a price below the $8.67 floor conversion price provided under the original terms, the Company issued additional shares to induce conversion, and the settlement was accounted for as an induced conversion under ASC 470-20. Upon conversion, the carrying value of the debt of $3,053,582 was derecognized and reclassified to equity. The Company issued 3,556,839 common shares in settlement, compared to the 370,289 shares issuable under the original conversion terms, resulting in 3,186,550 incremental inducement shares. The fair value of the incremental consideration, measured as 3,186,550 shares at the Company’s share price of $0.7920 on the settlement date, was $2,523,748 and was recognized as an inducement expense in the statement of operations.

F-95

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

10.    Convertible debentures (cont.)

Additional Focus Impact Partners Convertible Debt (Related Party Convertible Debt)

On March 19, 2025, the Company closed a convertible note offering in the principal amount of $218,000 with Focus Impact Partners that will bear interest at a rate of 5.3% per annum, with a maturity date of March 19, 2027 (“Additional Convertible Debt”).

The principal loan amount and any accrued interest under the Additional Convertible Debt are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares. The Company has a right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.

Due to the absence of a floor conversion price, the Additional Convertible Debt was determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liabilities at issuance was estimated to be $72,500 as valued using the Monte Carlo model.

On March 10, 2026, the Company and Focus Impact Partners entered into a conversion agreement to settle the outstanding Additional Convertible Debt through the issuance of 254,045 common shares.

Because the conversion was effected outside the original stated conversion terms, the transaction was accounted for as an extinguishment of debt under ASC 470-50. At the settlement date, the Company derecognized the host debt component with a carrying value of $188,519 (face value of $229,301 net of unamortized discount of $40,781) and the related embedded derivative liability, measured at a fair value of $74,000 at the conversion date using the Monte Carlo model. The fair value of the common shares issued in settlement was $201,203, determined using the Company’s share price of $0.7920 on the settlement date. As the debt was held by a related party, the resulting $61,316 difference between the carrying value of the liabilities extinguished and the fair value of the consideration issued was recognized as a capital transaction within additional paid-in capital in accordance with ASC 470-50-40-2.

Crypto Strategy Convertible Debt

On July 17, 2025, the Company entered into a securities purchase agreement with Helena for the issuance of up to fifty-nine tranches of convertible notes (“Crypto Strategy Convertible Debt”) for a total principal amount of $300,000,000, with closings of each tranche subject to fulfillment of conditions. Each tranche will have an issuance discount of 8%, and bear interest at a rate of 8% per annum, with a maturity date of 18 months from the date of funding. Interest shall be payable by the Company on the first day of each month. At the option of the Company, the interest is payable in cash, through the issuance of additional notes, or under certain situations, through the issuance of common shares. The Crypto Strategy Convertible Debt ranks senior to all outstanding and future indebtedness of the Company. The securities purchase agreement will terminate automatically on July 17, 2027.

The principal loan amount and any accrued interest under the Crypto Strategy Convertible Debt in issuance are convertible into common stock of the Company at the option of the holder at 95% of the lowest daily volume weighted average price of the Company’s shares during the 5 preceding trading days, subject to a floor price of $0.07722, and a cap price of $7.722.

If the Company issues any debt or equity, the lenders have the option to cause the Company to direct 25% of aggregate proceeds of such issuances to repay the Crypto Strategy Convertible Debt. The Company has a right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date. A 10% prepayment penalty is applied on any repayments prior to the maturity date.

F-96

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

10.    Convertible debentures (cont.)

During the period ending on the later of (i) 12 months after the closing date of the initial tranche of the Crypto Strategy Convertible Debt, and (ii) the termination of the securities purchase agreement for the Crypto Strategy Convertible Debt, if the Company offers new securities for sale, the lenders have first refusal to up to 25% of the new securities being offered.

The proceeds of the Crypto Strategy Convertible Debt are subject to restrictions of use, with 70% of the net proceeds of the initial tranche, and 75% of the net proceeds of the subsequent tranches are required to be used to purchase cryptocurrencies. Until such time as the Company’s aggregate acquisition of cryptocurrencies equal or exceeds $20,000,000 (the “Digital Asset Threshold Amount”), the Crypto Strategy Convertible Debt will be secured by a first preference perfected security interest in all of the existing and future assets of the Company and its direct and indirect subsidiaries, including all of the capital stock of each of the subsidiaries and cryptocurrencies purchased with the proceeds of the Crypto Strategy Convertible Debt, as evidenced by a security agreement. Subject to certain exceptions contained in the purchase agreement for the Crypto Strategy Convertible Debt, upon the Company’s achievement of the Digital Asset Threshold Amount, the parties have agreed to amend the terms of the security agreement such that the Company’s obligations shall thereafter be secured exclusively by the cryptocurrencies held in the designated collateral control account.

As of April 30, 2026, the Crypto Strategy Convertible Debt is secured by up to $20,000,000 of proceeds from the Crypto Strategy Convertible Debt, held in a segregated account for trading in cryptocurrencies.

The segregated account is subject to a crypto control account agreement, which requires lenders’ approval for actions taken in the segregated account.

On July 17, 2025, the Company closed the initial tranche of the Crypto Strategy Convertible Debt in the principal amount of $10,000,000, for gross proceeds of $9,200,000, with a maturity date of January 17, 2027. The Company also incurred $85,000 in transaction costs in connection with the issuance. $6,405,000 of net proceeds are intended for the purchase of cryptocurrencies. As of April 30, 2026, $79,990 are held as cash in a segregated account, and are thus presented as restricted cash in the consolidated balance sheet and $5,125,100 has been used for purchase of cryptocurrencies (Note 6).

In connection with entering into the Crypto Strategy Convertible Debt, the Company entered into a registration rights agreement (the “RRA”), pursuant to which, the Company agreed to register for resale the common shares that are issuable upon conversion of the Crypto Strategy Convertible Debt. If the registration statement covering the resale of the common shares is not filed or declared effective by certain dates set forth in the RRA, the Company will be required to pay Helena certain amounts as liquidated damages.

On December 3, 2025, the Company received a consent and waiver letter from Helena in relation to a Merger Agreement (Note 14) entered into between the Company and Southern Energy Renewables Inc. (“Southern”), under which Helena agreed to (i) consent to the Company entering into the Merger Agreement; (ii) waive its right to terminate the securities purchase agreement for the Crypto Strategy Convertible Debt in relation to a potential change of control triggered by the execution of the Merger Agreement; (iii) waive its right to cause the Company to utilize 25% of the aggregate proceeds of any issuances in connection with the Merger Agreement with Southern to repay the Crypto Strategy Convertible Debt.; (iv) waive its right to participate in any stock issuances contemplated by the Merger Agreement; (v) waive the Company’s obligation to deliver any notice of change of control triggered by the execution of the Merger Agreement, and other limited waivers.

On March 5, 2026, the Company and Helena entered into a mutual agreement for an interest waiver on the Crypto Strategy Convertible Debt through the end of May 2026, and to utilize $1,200,000 held as restricted cash in the Bitgo account to partially prepay the debt, inclusive of a 10% prepayment penalty. The Company assessed the amendment under ASC 470-50 and concluded the modification was not substantial.

F-97

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

10.    Convertible debentures (cont.)

Between March 2026 and April 2026, the Company issued 4,965,908 shares (Note 14) pursuant to conversion notices issued to the Company by Helena in relation to the Crypto Strategy Convertible Debt, for the conversion of principal of $3,188,250. Further, on April 28, 2026 the Company received an irrevocable conversion notice to convert principal of $250,000 for 900,756 shares, which are not issued until May 1, 2026, has been recorded as converted, as of April 30, 2026. Accordingly, the corresponding carrying value of $3,272,313 in relation to the Crypto Strategy Convertible Debt is reclassified from convertible debt to equity.

Subsequent to April 30, 2026, Helena asserted an event of default under the Crypto Strategy Convertible Debt and took control of the Bitgo custodial account (Note 6). On June 8, 2026, the Company entered into a settlement agreement with Helena under which it relinquished the account, and the agreed value of $2,600,000 was applied against the debt, with a remaining balance of liquidated damages and penalties outstanding, after further conversions of the Crypto Strategy Convertible Debt (Note 19). The Company has recorded a default penalty accrual as of April 30, 2026, as reported below.

Default Penalty on Convertible Debt

Under the terms of the Crypto Strategy Convertible Debt and the RRA, an event of default arising from a failure to secure the effectiveness of a registration statement by the agreed upon deadline entitles the holder to liquidated damages of 1% of the outstanding balances per month, together with interest of 10% per annum on those liquidated damages, and a mandatory default amount equal to a 130% premium on outstanding principal and interest. The deadline to secure an effective registration statement was November 8, 2025. The Company’s failure to secure an effective registration statement was a condition that existed as of April 30, 2026. Helena’s assertion of default in May 2026 (Note 19) and the related settlement in June 2026 (Note 19) demonstrated that the loss was probable and reasonably estimable as of April 30, 2026.

Accordingly, in accordance with ASC 450-20, the Company recognized a provision for default penalties of $1,159,038 as of April 30, 2026, comprising liquidated damages and related interest of $456,642 and a default premium of $702,396. The Company concluded that the 5% default interest otherwise provided for was not applicable in light of an interest holiday granted by Helena, and that no liability for conversion-failure liquidated damages existed as of April 30, 2026 as the relevant condition had not arisen at that date.

Waiver Fee Note

On February 10, 2026, the Company issued a $250,000 convertible promissory note (the “Waiver Fee Note”) to Helena pursuant to a debt conversion side letter. The Waiver Fee Note was issued as consideration for Helena’s commitment to convert a minimum of $9,000,000 of principal and accrued interest under the Crypto Strategy Convertible Debt by May 10, 2026, and no cash proceeds were received by the Company on issuance. The Waiver Fee Note bears interest at 8% per annum, computed on the basis of a 360-day year of twelve 30-day months, and matures on January 17, 2027.

As no cash or other consideration was received by the Company and the Waiver Fee Note was issued solely to induce Helena’s conversion commitment, the $250,000 principal amount was recognized as an inducement expense on issuance, with a corresponding convertible debt liability. The note was issued at its face amount with no original issue discount and no transaction costs; accordingly, its effective interest rate equals the contractual rate of 8% and its net carrying value equals its gross carrying value, with no accretion recognized in any period. Consistent with the assessment of the Crypto Strategy Convertible Debt, the conversion feature attached to the Waiver Fee Note is not bifurcated.

F-98

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

10.    Convertible debentures (cont.)

A continuity of the Company’s convertible debentures is as follows:

Balance as at July 31, 2024	$881,544
Issued	13,686,133
Fair value of embedded derivative	(138,250)
Issuance discount	(800,000)
Transaction costs	(85,000)
Repayment	(448,151)
Accretion	346,424
Interest	305,591
Accrued interest transferred to accrued liabilities	(21,129)
Extinguishment	(3,982,650)
Assumed on RTO	3,345,000
Balance as at July 31, 2025	$13,089,512
Issuance	250,000
Repayment	(2,191,635)
Accretion	664,262
Interest	751,261
Conversion	(3,272,313)
Extinguishment	(4,241,792)
Balance as at April 30, 2026	$5,049,295

Breakdown of the Company’s convertible debentures is as follows:

	April 30, 2026	July 31, 2025
Convertible debentures, short-term, related party	$388,901	$375,027
Convertible debentures, long-term, related party	—	3,914,146
Convertible debentures, short-term	4,660,394	—
Convertible debentures, long-term	—	8,800,339
	$5,049,295	$13,089,512

The face value of the convertible debentures as of April 30, 2026 was $5,245,298.

Below is a continuity of the embedded derivative liabilities:

Balance as at July 31, 2024	$919,250
Derivative liability component	138,250
Change in fair value of derivative liabilities	(719,000)
Transferred to equity	(266,000)
Balance as at July 31, 2025	$72,500
Change in fair value of derivative liabilities	1,500
Transferred to equity	(74,000)
Balance as at April 30, 2026	$—

In connection with the issuance of the convertible debentures during the year ended July 31, 2025, the Company incurred $85,000 in directly attributable transaction costs, which are allocated to the convertible debenture.

F-99

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

10.    Convertible debentures (cont.)

In connection with the issuance of the convertible debentures during the year ended July 31, 2024, the Company incurred $40,227 in directly attributable transaction costs. $36,484 was allocated to the host financial liability, $3,743 was allocated to the embedded derivative and recorded immediately in the consolidated statement of operations as general and administrative expenses.

The key inputs used in the Monte Carlo model for the derivative liabilities were as follows:

	At initial measurement (for the year ended July 31, 2025)	As at July 31, 2025	As at March 10, 2026 (extinguishment date)
Probability of De-SPAC Transaction closing	90% – 99%	N/A	N/A
Risk-free interest rate	0.61% – 4.25%	2.75%	2.43%
Expected term (years)	0.01 – 2.00	1.63	1.02
Expected annual volatility for the Company	92.5% – 150%	150%	150%
Expected annual volatility for Focus Impact	2.5% – 100%	N/A	N/A
Common conversion ratio	0.063 – 0.1462	N/A	N/A
Foreign exchange rate	0.718 – 0.734	N/A	N/A

As at April 30, 2026, the conversion options attached to the Devvio Tranche, the Focus Impact Partners Convertible Debt, the Envviron Tranche, and the New Convertible Debt meet the definition of equity under Topic 815 and are accordingly no longer presented as derivative liabilities. Only the conversion option attached to the Additional Convertible Debt is presented as derivative liabilities, which has been transferred to equity upon extinguishment of the Additional Convertible Debt.

11.    Promissory Note

On March 6, 2026, the Company issued a non-interest-bearing promissory note (the “Note”) to Helena with the principal amount of $700,000. The Note is unsecured, matures on March 6, 2027, and may be prepaid in whole or in part at any time without penalty. The Company received cash proceeds of $700,000 on March 10, 2026.

As the Note is non-interest-bearing, the Company imputed interest in accordance with ASC 835-30 and recorded the Note at its present value at issuance of $595,759, determined by discounting the face amount at an imputed market rate of 17.50% per annum. The resulting discount of $104,240 is amortized to interest expense over the term of the Note using the effective interest method. A deferred financing benefit of the same amount is recognized as a current liability, which will be amortized over the term of the Note to offset imputed interest expense on the Note.

During the nine months ended April 30, 2026, the Company made partial repayments of $84,745 against the face value of the Note through drawdowns under its ELOC (Note 8) and recognized imputed interest expense of $14,157. As at April 30, 2026, the Note had a face value of $615,255, an unamortized discount of $78,773, and a net carrying value of $536,482, which is classified as a current liability.

12.    Warrant liabilities

Impact of Change in Functional Currency on August 1, 2024

As at July 31, 2024, the Company had 132,811 warrants outstanding. The exercise price of these warrants is denominated in CAD. Due to the change in functional currency of the Company, a total of 121,995 warrants which were issued in connection with the Company’s reverse merger on November 4, 2022 and for private placements with an initial carrying value of $1,836,666 were reassessed to be derivative liabilities. The fair value of the warrants upon

F-100

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

12.    Warrant liabilities (cont.)

the change in classification on August 1, 2024 of $454,571, was remeasured using the Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield – 0%, expected volatility – 105%, risk-free interest rate – 3.49% and an expected remaining life – 0.7 years. The fair value of these warrants is classified as Level 2 in the fair value hierarchy. The difference between the previous carrying value which was initially recorded as equity and the fair value of the warrant liabilities on August 1, 2024 was $1,382,096. Pursuant to ASC 815-40-35-9, the difference is recognized within equity.

10,816 of the warrants outstanding on August 1, 2024 were issued to brokers as compensation for finders fees (the “Broker Warrants”) and fall under the Scope of ASC 718, Stock-based Compensation. As the Company’s stock was primarily traded on the Cboe Exchange in Canadian dollars during the three months ended October 31, 2024, the exemption under ASC 718-10-25-14A is met and the Broker Warrants remain equity classified.

Changes to warrant liability during the nine months ended April 30, 2026

As at April 30, 2026, the fair value of the liability classified warrants were remeasured at $431,270 using the Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield – 0%, expected volatility – 150%, risk-free interest rate – 3.13% and an expected remaining life of 3.49 years. The Company recognized ($5,195,203) as a change in fair value for the nine months ended April 30, 2026.

The following is a continuity of the Company’s derivative warrant liabilities:

Balance as at July 31, 2024	$—
Warrants fair value upon change in functional currency (Note 2)	454,571
Warrants issued upon De-SPAC transaction (Note 4)	7,196,286
Warrants to be issued (mandatory convertible debentures)	7,500
Change in fair value of warrant liabilities (exercised warrants)	162,396
Change in fair value of warrant liabilities (expired warrants)	(25,067)
Fair value of warrants exercised	(303,492)
Change in fair value of warrant liabilities	(1,865,721)
Balance as at July 31, 2025	$5,626,473
Change in fair value of warrant liabilities	(5,195,203)
Balance as at April 30, 2026	$431,270

13.    Stock option liabilities

Impact of listing on the NASDAQ on November 6, 2024

As at November 6, 2024, the Company had 62,772 stock options outstanding. The exercise price of these stock options is denominated in CAD. Due to the listing of the Company on the NASDAQ (Note 4) and commencement of trading of shares in the United States dollars, exemptions available under ASC 718-10-25-14 to classify stock options with strike prices in foreign currencies as equity were no longer met and all stock options outstanding were reassessed to be derivative liabilities. The fair value of the stock options upon the change in classification on November 6, 2024 of $330,090, was remeasured using the Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield – 0%, expected volatility – 97%, risk-free interest rate – 3.12% and an expected remaining life – 5.96 years. The fair value of these options is classified as Level 2 in the fair value hierarchy. The difference between the previous carrying value which was initially recorded as equity and the fair value of the option liabilities on August 1, 2024 was $1,381,715. Pursuant to ASC 815-40-35-9, the difference is recognized within equity.

F-101

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

13.    Stock option liabilities (cont.)

Changes to stock option liability during the nine months ended April 30, 2026

As at April 30, 2026, the fair value of the liability classified stock options were remeasured at $6,735 using Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield – 0%, expected volatility – 150%, risk-free interest rate – 3.30% and an expected remaining life of 4.48 years. The Company recognized ($126,730) as a change in fair value for the period ended April 30, 2026, which is presented within salaries and wages.

The following is a continuity of the Company’s derivative stock option liabilities:

Balance as at July 31, 2024	$—
Stock options fair value upon change De-SPAC transaction (Note 4)	330,090
Change in fair value of stock option liabilities	(196,625)
Balance as at July 31, 2025	$133,465
Change in fair value of stock option liabilities	(126,730)
Balance as at April 30, 2026	$6,735

14.    Share capital

(a) Authorized

The Company is authorized to issue an unlimited number of common stock without par value.

The Company is authorized to issue an unlimited number of preferred stock, issuable in series in accordance with the Business Corporations Act of Alberta, Canada.

(b) Shares issued

Shares issued during the nine months ended April 30, 2026

In August 2025, the Company issued 300,000 shares in accordance with the ELOC Agreement with Helena (Note 8) for gross proceeds of $756,600.

In December 2025, the Company issued 411,000 shares in accordance with the ELOC Agreement with Helena (Note 8) for gross proceeds of $821,238.

On December 3, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Southern and Sierra Merger Sub, Inc., a Delaware corporation and a newly-formed wholly owned subsidiary of the Company. The transaction contemplates (i) a domestication of the Company into a Delaware corporation, (ii) a merger in which Southern will become a wholly owned subsidiary of the Company, and (iii) the issuance of Company common shares to Southern’s existing shareholders such that, upon completion of the merger, the Southern shareholders (inclusive of the concurrent PIPE described below) will hold approximately 70% of the Company’s common shares on a fully diluted basis, resulting in a reverse takeover of the Company by Southern. The Merger Agreement has been automatically terminated as of May 12, 2026 pursuant to its terms, with mutual agreement between the Company and Southern. The Company and Southern instead entered into a business combination agreement (“XCF BCA”) on April 13, 2026 for a three-party merger among the Company, Southern, and XCF Global Inc. (“XCF”) (Note 18).

F-102

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

14.    Share capital (cont.)

Concurrent with signing the Merger Agreement with Southern, the Company entered into a Securities Purchase Agreement with EEME Energy SPV I LLC (“EEME”) pursuant to which the Company issued 128,370 shares of its common stock for aggregate gross proceeds of $2,000,004 in a private placement transaction at a price of $15.58 per share. The Company also agreed to register the resale of such shares and the shares issuable to Southern shareholders following the closing of the merger.

In January 2026, the Company issued 500,000 shares in accordance with the ELOC Agreement with Helena (Note 8) for gross proceeds of $630,100.

On March 13, 2026, the Company issued 4,721,289 shares in accordance with a conversion agreement with Focus Impact Partners and Focus Impact Sponsor entered into on March 10, 2026 (Note 10) for the extinguishment of the New Focus Impact Partners Convertible Debt, and the Debt Assumed on RTO, at an agreed conversion price of $0.9026. The Company recognized in equity the carrying value on extinguishment date of the convertible debts of $4,053,273, along with an inducement expense of $3,349,981 which represented the fair value of 4,229,774 shares that would have otherwise not been issued under the original conversion terms (with a floor conversion price of $8.67). The Company also issued 254,045 shares with fair value of $201,203 to Focus Impact Partners in accordance with the conversion agreement for extinguishment of the Additional Focus Impact Partners Convertible Debt (Note 10), which had a carrying value of $188,519, and an associated derivative liability having a carrying value of $74,000. The Company recognized the gain on settlement of $61,316 in equity as the transaction is more akin to a capital transaction per ASC 470-50-40-2, to reflect the Focus Impact Sponsor undertaking the settlements in its capacity as a significant shareholder of the Company.

On March 13, 2026, the Company also issued 1,107,910 shares with fair value of $877,465 in accordance with the same conversion agreement in settlement of an accrued liability of $1,000,000 owed to Focus Impact Partners in relation to a strategic consulting agreement (Note 18). The Company recognized the gain on settlement of $122,535 in equity as the transaction is more akin to a capital transaction per ASC 470-50-40-2, to reflect the Focus Impact Sponsor undertaking the settlements in its capacity as a significant shareholder of the Company.

Between March 2026 and April 2026, the Company issued 4,965,908 shares pursuant to conversion notices issued to the Company by Helena in relation to the Crypto Strategy Convertible Debt (Note 10), for the conversion of principal of $3,188,250. Further, on April 28, 2026 the Company received a conversion notice to convert principal of $250,000 for 900,756 shares, which are not issued until May 1, 2026. Accordingly, the corresponding carrying value of $3,272,313 in relation to the Crypto Strategy Convertible Debt is reclassified from convertible debt to equity.

In April 2026, the Company issued 201,000 shares in accordance with the ELOC Agreement with Helena (Note 8) for gross proceeds of $112,992.

Shares issued during the nine months ended April 30, 2025

On September 5, 2024, the Company issued 1,596 shares with a fair value of $47,904 in settlement of accounts payable in the amount of $39,527 and recognized a loss on the settlement of $8,377.

In October 28, 2024, the Company issued 2,244 shares with a fair value of $49,500 for the conversion of the mandatory convertible debentures (Note 10).

On October 29, 2024, the Company issued 9,176 shares for the exercise of 600,000 share purchase warrants, at an exercise price of CAD$13.08 per share for gross proceeds of $86,237. The fair value of the warrants was $303,492.

On November 6, 2024, the Company completed the De-SPAC transaction (Note 4), with each of former Devv Holdings shares converted to securities of the Company on a 1 to 0.152934 basis. All disclosures in these financial statements on number of shares have been accordingly converted on the same basis. 515,920 shares with a fair value of $3,147,117 were retained by former shareholders of the Company as consideration for the De-SPAC transaction.

F-103

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

14.    Share capital (cont.)

On November 6, 2024, upon completion of the De-SPAC transaction (Note 4), the Company also issued:

●        200,000 shares with a fair value of $1,220,000 for the acquisition of 50% interest in an associate, FCS (Note 7).

●        300,052 shares with a fair value of $1,830,318 in settlement of accounts payable and accrued liabilities with various vendors of Devv Holdings and Devv Corp, in the amount of $10,523,400. On October 29, 2024, the Focus Impact Sponsor transferred their Focus Impact Class A shares (“Sponsor Shares”) to the various vendors in settlement of the debt. Upon the closing of the De-SPAC transaction, the Company issued 300,052 replacement shares to the Focus Impact Sponsor. As Focus Impact Sponsor transferred the Sponsor Shares on behalf of the Company, and assumed the risk of the De-SPAC transaction not occurring (wherein Devv Holdings and Devv Corp would not have been obliged to compensate Focus Impact Sponsor in that eventuality), the transaction is more akin to a capital transaction per ASC 470-50-40-2, to reflect the risk undertaken by Focus Impact Sponsor in its capacity as a significant shareholder of the Company. As such the gain on settlement of $8,693,082 was recognized in equity.

●        169,480 shares to various parties for gross proceeds of $2,250,000, of which $20,000 remain receivable as of April 30, 2026.

●        50,000 shares with a fair value of $305,000 as a commitment fee in connection with the ELOC Agreement with Helena (Notes 8 and 18). The fair value of the shares is recognized as deferred financing costs of the Company.

●        324,987 shares with a fair value of $1,982,424 for the acquisition of carbon credits, and for deposits on carbon credits purchases (Note 5).

On November 13, 2024, the Company issued 55,729 shares with a fair value of $585,155 in consideration to Focus Impact Partners, for entering into a strategic consulting agreement (Note 18).

On December 27, 2024, the Company issued 41,247 shares with a fair value of $317,608 in settlement of accounts payable and accrued liabilities with various vendors of the Company, in the amount of $1,225,000, and recognized a gain on settlement of $907,392.

On March 17, 2025, the Company issued 16,666 shares with a fair value of $58,333 in accordance with the ELOC Agreement with Helena (Note 8) in satisfaction of the $125,000 commitment (Note 18) upon the effectiveness of the Helena Registration Statement.

In March 2025, the Company issued 160,600 shares in accordance with the ELOC Agreement with Helena (Note 8) for gross proceeds of $481,530.

Series A Preferred Stock Subscription during the nine months ended April 30, 2026

On February 11, 2026, the Company entered into a confidential binding term sheet with EEME for the issuance of Series A Non-Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) of the Company for up to $5,000,000, with non-refundable initial deposits advanced to the Company to be applied against the aggregate purchase price of the preferred stock upon closing of the transaction. Pursuant to the term sheet, the Series A Preferred Stock is to have non-cumulative dividends, perpetual, no mandatory redemption, maturity, sinking fund, or repurchase obligations, and will be convertible into common stock of the Company at a price to be determined in definitive documents. The use of proceeds was stated to be 100% towards the Company’s investment in equity and/or debt securities of Southern.

As of April 30, 2026, the Company had received an aggregate of $900,000 in Series A Preferred Stock Subscription from EEME, and correspondingly advanced $900,000 to Southern, which has been classified as long-term advances pending definitive agreement among parties the form of the Company’s investment in Southern.

F-104

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

14.    Share capital (cont.)

On June 3, 2026, the Company entered into a binding term sheet with EEME regarding the same issuance of the Series A Preferred Stock, which included (i) an amendment of investment amount to up to $6,000,000, (ii) reserving $1,000,000 of proceeds for general working capital purposes with the balance being 100% funded for the Company’s investment in Southern, and (iii) including verbiage for potential conversion of the Series A Preferred Stock into common stock of XCF, should the transaction contemplated by the XCF BCA be consummated. The Company has, as of the date hereof, entered into a definitive agreement related to this term sheet.

(c) Share purchase warrants

The continuity of share purchase warrants is as follows:

	Number of warrants	Weighted Average Exercise price	Remaining life (Years)
Balance, July 31, 2024	132,811	$47.23	0.67
Issued on RTO (Note 4)	22,699,987	$1.52	—
Exercised	(9,176)	$9.50	—
Expired	(105,032)	$56.90	—
Balance, July 31, 2025	22,718,590	$1.53	4.27
Issued	250,025	$0.00	—
Balance, April 30, 2026	22,968,615	$1.51	3.48
As at April 30, 2026, the following share purchase warrants were outstanding:

Number of warrants outstanding	Exercise price	Expiry date
18,603	CAD$ 9.60	September 29, 2026
22,699,987*	$ 1.52	November 6, 2029
250,025	$ 0.00	N/A
22,968,615

____________

*        Each warrant exercisable for 0.09692 common stock.

Except for 250,025 pre-funded warrants issued during the nine months ended April 30, 2026, all other warrants outstanding are liability classified (Note 12).

On April 27, 2026, the Company entered into a securities purchase agreement with Helena, pursuant to which the Company issued to Helena Partners Inc. 250,025 pre-funded warrants for gross proceeds of $250,000 ($0.9999 per pre-funded warrant). Each pre-funded warrant is immediately exercisable upon issuance, has no expiration date, and is exercisable for one share of common stock of the Company at a nominal exercise price of $0.0001.

The Company has a commitment to issue 1,122 warrants with an exercise price of CAD$67.30 as of April 30, 2026.

Of the 22,699,987 warrants issued on the RTO, 11,200,000 were to replace former SPAC public warrants (“Public Warrants”), and 11,499,987 were to replace former SPAC private warrants (“Private Warrants”, together with Public Warrants, “SPAC Warrants”). Each SPAC Warrant is exercisable at $1.52 for 0.09692 shares of common stock.

In connection with the Initial Business Combination, the Company assumed the agreements for the SPAC Warrants between the Company’s predecessor, Focus Impact Acquisition Corp., and Continental Stock Transfer & Trust Company, as warrant agent, and entered into such amendments thereto as were necessary to give effect to the provisions of the BCA, and each SPAC Warrant then outstanding and unexercised automatically without any action on the part of its holder was converted into a warrant of the Company.

F-105

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

14.    Share capital (cont.)

Each replacement warrant is subject to the same terms and conditions, including exercisability terms, as were applicable to the corresponding SPAC Warrants immediately prior to the Initial Business Combination, except to the extent of such terms or conditions that are rendered inoperative by the Initial Business Combination. Accordingly, following the Initial Business Combination:

●        each replacement warrant will be exercisable solely for the Company’s common shares;

●        the number of the Company’s common shares subject to each replacement warrant will be equal to the number of Class A common shares subject to the applicable SPAC Warrant (subject to amendments as set forth in the agreement to the SPAC Warrants)

●        the per share exercise price for the Company’s common shares issuable upon exercise of such replacement warrant will be equal to the per share exercise price for the Class A Common Shares subject to the applicable SPAC Warrant, as in effective prior to the Initial Business Combination (subject to amendments as set forth in the agreement to the SPAC Warrants)

Public Warrants

The Company had agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Initial Business Combination, the Company would use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and the Company would use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of common stock until the warrants expired or were redeemed, as specified in the warrant agreement; provided that if the Company’s common stock was at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfied the definition of a ‘‘covered security” under Section 18(b)(1) of the Securities Act, the Company may at the Company’s option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elected, would not be required to file or maintain in effect a registration statement, but would use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company would have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the lessor of (A) the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) the product of 0.361 and the number of whole warrants being exercised by such holder. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Private Warrants

The Private Warrants are not redeemable by the Company so long as they are held by Focus Impact Sponsor or its permitted transferees. Focus Impact Sponsor or its permitted transferees have the option to exercise the Private Warrants on a cashless basis.

F-106

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

14.    Share capital (cont.)

Company’s right to redemption of warrants

The Company may redeem the outstanding Public Warrants under the following conditions, while a registration statement covering the common stock issuable upon exercise of the warrants is effective, upon a minimum of 30 days’ prior written notice of redemption to each warrant holder:

(1)    Redemption at a price of $0.01 per warrant

         If common stock is trading at a price in excess of $23.90 (“Upper Redemption Trigger”) for any 20 trading days within a 30-day period ending three trading days before the Company sends a notice of redemption to the warrant holders.

(2)    Redemption at a price of $0.10 per warrant

         If the common stock is trading in excess of $13.20 (“Lower Redemption Trigger”) for any 20 trading days within a 30-day period ending three trading days before the Company sends a notice of redemption to the warrant holders.

         Concurrently, if the common stock is trading at a price of less than the Upper Redemption Trigger for any 20 trading days within a 30-day period ending three trading days before the Company sends a notice of redemption to the warrant holders, the Private Warrants must also be concurrently called for redemption on the same terms as the Public Warrants.

Adjustments to exercise price of SPAC Warrants

The terms of the SPAC Warrants provided for an adjustment of the exercise price if the Initial Business Combination issued shares at a price (“Newly Issued Price”) below $92.00 per share, the aggregate gross proceeds from such issuances represent more than 60% of total equity proceeds, and the 20-day VWAP of the Company’s shares upon Initial Business Combination (“Market Value”) is below $92.00.

In such event, the exercise price will be adjusted to be 115% of the higher of the Market Value and the Newly Issued Price (“Reference Price”); the Upper Redemption Trigger will be adjusted to be 180% of the Reference Price ; and the Lower Redemption Trigger will be adjusted to the Reference Price.

On December 6, 2024, the Company determined the Newly Issued Price was $13.20; and the Market Value was $9.40. Accordingly, the Reference Price was set at $13.20. The Company accordingly issued a notice of warrant adjustment to holders of SPAC Warrants, effecting the following adjustments in accordance with the terms of the SPAC Warrants:

●        Adjustment to the exercise price of the SPAC Warrants to $1.52 per 0.09692 share of the common stock of the Company, being 115% of Reference Price;

●        Adjustment of the Upper Redemption Trigger to $23.90 per share of the common stock of the Company, being 180% of Reference Price;

●        Adjustment of the Lower Redemption Trigger to $13.20 per share of the common stock of the Company, being the Reference Price

The number of SPAC Warrants outstanding is not impacted by the consolidation arising from the RTO (Note 4) nor the reverse stock split of the Company. Correspondingly, the exercise price is also not adjusted. Instead, the number of shares each SPAC Warrant is exercisable into is adjusted to account for such adjustments. Upon the RTO, the number of shares each SPAC Warrant is exercisable into (“Exercise Ratio”) is reduced from 1 to 0.9692. Upon reverse stock-split in August 2025, the Exercise Ratio is further reduced to 0.09692.

F-107

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

14.    Share capital (cont.)

As set forth in the warrant agreement for the SPAC Warrants, the SPAC Warrants are not exercisable for any fractional shares. If, by reason of any adjustment made pursuant to the terms of the SPAC Warrants, the holder would be entitled to a fractional interest in a shares upon exercise of such SPAC Warrant, the Company shall round down to the nearest whole number of common shares to be issued to such holder upon exercise.

(d) Stock options

The continuity of the Company’s stock options is as follows:

	Number of stock options	Weighted average exercise price
Outstanding, October 31, 2024 and July 31, 2024	62,772	$40.20
Forfeited	(1,395)	$37.74
Granted	50,000	$2.32
Cancelled	(2,733)	$37.74
Outstanding, July 31, 2025	108,644	$22.79
Forfeited	(10,000)	$2.32
Outstanding, April 30, 2026	98,644	$25.18
Exercisable, July 31, 2025	51,859	$40.16
Exercisable, April 30, 2026	72,401	$33.02

As at April 30, 2026, the weighted average remaining contractual life of outstanding options is 4.20 years (July 31, 2025 – 4.90 years).

As at April 30, 2026, the following stock options were outstanding and exercisable:

Number of options outstanding	Exercise price		Expiry date	Number of options exercisable
2,676	CAD$	52.40	January 17, 2028	2,676
9,176	CAD$	52.40	February 6, 2028	9,176
8,411	CAD$	72.60	May 15, 2028	7,723
764	CAD$	77.20	June 26, 2028	764
40,000		$2.32	March 26, 2030	14,445
22,938	CAD$	52.40	January 17, 2032	22,938
4,588	CAD$	52.40	March 1, 2032	4,588
917	CAD$	52.40	March 14, 2032	917
7,646	CAD$	52.40	October 12, 2032	7,646
1,528	CAD$	52.40	February 6, 2033	1,528
98,644				72,401

No stock options were issued during the nine months ended April 30, 2026 and 2025.

Share-based compensation — Stock options

Share-based payments relating to the vesting of stock options for the nine months ended April 30, 2026 was $35,943 (2025 – $52,856) and is recorded as salaries and wages on the consolidated statement of operations.

As of November 6, 2024, upon the listing of the Company’s shares on the NASDAQ, 58,644 stock options outstanding are liability classified (Note 13).

F-108

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

14.    Share capital (cont.)

As of April 30, 2026, the total intrinsic value of stock options outstanding and exercisable was $Nil and $Nil, respectively. The intrinsic value of outstanding stock options is based on the Company’s closing stock price on April 30, 2026.

(e) Restricted stock units (“RSUs”)

The continuity of the Company’s RSU’s is as follows:

Number of RSUs
Outstanding, July 31, 2024	121,475
Granted	30,586
Forfeited	(3,753)
Outstanding, July 31, 2025	148,308
Forfeited	(319)
Outstanding, April 30, 2026	147,989

No RSUs were granted during the nine months ended April 30, 2026 and 2025.

As at April 30, 2026, the following RSUs were outstanding and vested:

Number of RSUs outstanding	Grant date	Number of RSUs Vested
917	November 30, 2021	917
38,232	December 24, 2021	38,232
1,009	March 1, 2022	1,009
62,702	March 14, 2022	62,702
14,543	July 30, 2024	8,641
30,586	March 26, 2025	30,586
147,989		142,087

Share-based compensation — RSU’s

Share-based payments relating to the vesting of RSUs for the nine months ended April 30, 2026 was $86,478 (2025 – $245,705) and is recorded as salaries and wages on the consolidated statement of operations.

15.    Related party transactions and balances

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties.

At April 30, 2026, the Company had amounts owing and accrued liabilities of $34,271 (July 31, 2025 – $794,990) payable to directors and officers of the Company for salaries, expense reimbursements and professional fees. These amounts are non-interest bearing and have no terms of repayment.

During the nine months ended April 30, 2026, the Company incurred wages and management fees of $354,915 and $132,600, respectively, to officers of the Company. Share based compensation incurred to officers and directors of the Company amounted to $87,154.

F-109

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

16.    Financial instruments

As at April 30, 2026, the Company’s financial instruments consist of cash, restricted cash, trade receivable, GST receivable, corporate taxes receivable, deposit on carbon credits purchase, long term advance, accounts payable and accrued liabilities, convertible debentures, default penalty liability on convertible debt, warrant liabilities, stock option liabilities, stop loss provision liabilities and derivative liabilities. The Company classifies cash, GST receivable, corporate taxes receivable, and deposit on carbon credits purchase as financial assets held at amortized cost. The Company classifies accounts payable and accrued liabilities as financial liabilities which are held at amortized cost. The Company’s warrant liabilities, stock option liabilities, stop loss provision liabilities and default penalty liability on convertible debt are carried at FVTPL. The Company’s convertible debentures are hybrid instruments where the debt host component is held at amortized cost and the embedded derivative was measured at FVTPL, until upon their amendments (Note 10), or the completion of the De-SPAC transaction (Note 4) of the Company, when they met the criteria for equity classification and were transferred to equity.

The Company’s derivative liabilities are level 3 financial instruments and its warrant liabilities and stock option liabilities are Level 2 instruments. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Observable or market inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions based on the best information available. The unobservable inputs used for valuation of the mandatory convertible debentures and derivative liabilities included volatility and probability of De-SPAC transaction. Any significant changes in unobservable inputs could result in significantly lower or higher fair value measurements.

The risk exposure arising from these financial instruments is summarized as follows:

(a) Credit risk

The Company’s financial assets are cash, restricted cash, trade receivable, GST receivable, corporate taxes receivable, deposit on carbon credits purchase, and long term advance. The Company’s maximum exposure to credit risk, as at period end, is the carrying value of its financial assets, being $1,862,703. The Company holds its cash with a major financial institution and with a publicly traded payment processing company therefore minimizing the Company’s credit risk.

(b) Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity by maintaining adequate cash balances and by raising equity financings. The Company has no assurance that such financings will be available on favorable terms. In general, the Company attempts to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares.

As at April 30, 2026, the Company had cash of $201,132 to settle the cash settled obligation of current liabilities of $16,530,070 which fall due for payment within twelve months of the balance sheet date. All of the Company’s cash settled obligations are current and due within one year.

(c) Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or value of its holdings or financial instruments. At April 30, 2026, the Company has minimal exposure to these risks.

17.    Segmented information

The Company operates in one reportable operating segment — the development and monetization of environmental assets. The Company has only generated revenue from sale of carbon credits to date, related to its only reportable segment. The Company’s assets are located in Canada.

F-110

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

18.    Commitments and contingencies

●        On September 12, 2023, the Company amended its existing strategic partnership agreement with Devvio, a related party. The Company has committed to making specific payments to Devvio. They will provide a minimum advance of $1,000,000 by August 1, 2024, followed by $1,270,000 by August 1, 2025 and August 1, 2026. Additionally, starting from 2027, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement. On July 8, 2024, the parties further amended the agreement such that the minimum advances extended by one year and are now due as follows: $1,000,000 by August 1, 2025, followed by $1,270,000 by August 1, 2026 and August 1, 2027. Additionally starting in calendar year 2028, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement. The agreement is amended on October 28, 2025 to eliminate the aforementioned payment obligations.

●        On February 16, 2024, the Company entered into a licensing agreement with Greenlines Technology Inc. for the use of certain technologies. The Company has agreed to pay $42,000 within 15 days of the closing of the BCA. Such amount was paid on November 26, 2024. Commencing January 1, 2025, the Company has agreed to pay an annual fee of $12,000 of the first day of each calendar year for the use of the technology. The amounts due on January 1, 2025 were paid on January 9, 2026. The Company has accrued $4,000 in connection with the annual fee payable as of April 30, 2026.

●        On November 13, 2024, the Company entered into a strategic consulting agreement with Focus Impact Partners, pursuant to which the Focus Impact Partners will provide the Company with certain consulting services (“Strategic Consulting Agreement”) in consideration of an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginning December 31, 2023. Fees due under the Strategic Consulting Agreement shall accrue and not be payable until (a) the Company has successfully raised $5,000,000 in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) the Company has 2 or more consecutive quarters of positive cash flow from operations. As of April 30, 2026, the first condition has been met through equity and debt raises. DevvStream Corp. will pay the Focus Impact Partners additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction. On March 13, 2026, the Company issued 1,107,910 shares to Focus Impact Partners (Note 14) in settlement of $1,000,000 of such accrued consulting fees. The Strategic Consulting Agreement has a term of three years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one-year periods at the end of each year unless either party provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement.

●        Holders of the Company’s common stock, including Focus Impact Sponsor and historical holders of Devv Holdings, as well as holders of SPAC Warrants are entitled to registration rights pursuant to registration rights agreements signed prior to the RTO, requiring the Company to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

F-111

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

18.    Commitments and contingencies (cont.)

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other measures, a new U.S. federal 1% excise tax on certain repurchases, including redemptions, of stock by publicly traded domestic corporations in the U.S. The excise tax is imposed on the repurchasing corporation and the amount of the excise tax is generally 1% of the fair market value of the stock repurchased. However, for the purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. During 2024, the IRS issued final regulations with respect to the timing and payment of excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024. The Company is currently evaluating its obligations with respect to this provision of the IR Act. As the Company was formerly a special purposes acquisition corporation, redemption of shares by shareholders took place prior to the Initial Business Combination. The Company accrued $2,410,973 in excise taxes payable (Note 9), however has not made a payment as of April 30, 2026. If the Company is unable to pay its obligations in full, it may be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

●        On October 28, 2025, in accordance with an amendment to the strategic partnership agreement with Devvio, a related party, the Company agreed to purchase DevvE tokens annually in the amount of $1,000,000 in 2025, and $1,270,000 in each of 2026 and 2027 (the “Purchase Amounts”). The amount of DevvE tokens purchased will be determined by the 10-day VWAP price (the “Purchase Price”). In connection with the purchases, the Company will also receive warrants to acquire additional DevvE tokens equal to 25% of the Purchase Amounts, exercisable at the same Purchase Price, for 3 years from each purchase date. The Company has yet to purchase the DevvE tokens as of April 30, 2026.

●        On January 15, 2026, the Company executed a binding term sheet with Fayafi to establish a jointly governed special purpose vehicle expected to be formed within 90 days. The platform is intended to scale to approximately $100 million in capital commitments by the end of 2027 and will focus on investments in decarbonization and environmental infrastructure. Profits are expected to be distributed 80% to Fayafi and 20% to the Company, and the Company expects to receive a one-time setup fee and ongoing consulting fees once capital deployment begins. As of the date of issuance of these financial statements, the SPV has not yet been formed, and no capital has been committed or deployed.

●        On January 26, 2026, the Company entered into a binding term sheet with XCF Global, Inc. and Southern to pursue a proposed three-party merger. The contemplated transaction would combine the parties into an integrated platform focused on sustainable aviation fuel (“SAF”), environmental attribute monetization, and related low-carbon fuel initiatives. The term sheet establishes a framework for negotiating definitive agreements, which remain subject to further negotiation and approval by the respective boards of directors. A definitive merger agreement was executed on April 13, 2026. Pursuant to the terms of the XCF BCA, each share of common stock issued and outstanding of the Company is expected to be exchanged for a number of common stock of XCF such that the common stockholders of the Company, inclusive of shares issuable upon full conversion of convertible notes outstanding to Helena, will represent 10% interest in XCF, post-transaction, and the Company will become a wholly-owned subsidiary of XCF. Existing stockholders of XCF and Southern are expected to receive 66.7% and 23.3% of the interest in XCF, post-transaction, respectively. The Company is expected to designate 1 of 7 directors of XCF, post-transaction. As of the date of issuance of these financial statements, the transaction contemplated by the XCF BCA has not been consummated. Accordingly, no amounts have been recognized in the accompanying condensed consolidated financial statements related to this proposed transaction.

●        From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At April 30, 2026, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

F-112

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

19.    Subsequent events

Nasdaq Continued Listing Requirements

As previously reported, the Company received notices from Nasdaq regarding its non-compliance with Nasdaq’s continued listing requirements, including the minimum net income requirement under Listing Rule 5550(b) and the minimum bid price requirement under Listing Rule 5450(a)(1). Nasdaq granted the Company an extension until May 18, 2026 to regain compliance with the minimum net income requirement. In addition, because the Company had effected a reverse stock split during the prior one-year period, it was not eligible for an additional compliance period with respect to the minimum bid price requirement. The Company requested a hearing before the Nasdaq Hearings Panel, which was held on May 19, 2026.

Subsequent to April 30, 2026, on May 20, 2026, the Company received formal notification from Nasdaq that it had not regained compliance with the minimum net income requirement. Nasdaq indicated that the Nasdaq Hearings Panel will consider this deficiency, together with the Company’s non-compliance with the minimum bid price requirement, in determining whether the Company’s common shares may continue to be listed on Nasdaq. In connection with the Panel’s review, the Company provided supplemental written submissions to Nasdaq on May 22, 2026 and June 10, 2026. The Company is currently awaiting a decision from the Panel. There can be no assurance that the Company will regain compliance or maintain the listing of its common shares on Nasdaq.

Issuance of shares

Pursuant to the convertible promissory note dated July 18, 2025 held by Helena (Note 10), the Company issued 8,986,320 common shares between May 1, 2026 and May 5, 2026 in conversion of $2,400,000 of outstanding principal, at conversion prices ranging from $0.2659 to $0.2776 per share.

Pursuant to the ELOC Agreement dated October 29, 2024 with Helena (Note 8), the Company issued 3,600,000 common shares on May 5, 2026 for gross proceeds of $738,000.

Pursuant to the Settlement Agreement and Mutual Release with Helena dated June 8, 2026 described below, the Company issued an aggregate of 3,016,649 common shares on June 8, 2026 in settlement of two conversion notices totaling $295,000 of outstanding principal. The Company further issued 3,333,561 common shares on June 9, 2026 for a further conversion of $325,000 of outstanding principal.

Settlement agreement with Helena

On May 28, 2026, the Company received a Notice of Exclusive Control from Helena (Note 10), holder of the Company’s senior secured convertible promissory note dated July 18, 2025 in the original principal amount of $10,000,000 (the “Note”), delivered to BitGo Trust Company, Inc., custodian of certain digital asset collateral under an Account Control Agreement dated July 18, 2025. Helena asserted that an event of default had occurred based on the Company’s alleged failure to cause the resale registration statement to be declared effective by the applicable deadline and asserted a mandatory default amount of approximately $4.5 million. Helena instructed the custodian to take control of and liquidate the digital asset collateral, consisting of approximately 22.23 Bitcoin, approximately 12,610 Solana and approximately $79,990 in cash, valued at approximately $2.8 million based on values referenced in the Notice.

On June 8, 2026, the Company entered into a Settlement Agreement and Mutual Release with Helena resolving all disputes arising from the Notice and asserted default. Under the settlement: (i) the Company agreed to honor outstanding conversion notices in the aggregate principal amount of $295,000; (ii) the digital asset collateral was credited at $2,600,000 against the obligations under the Note, with Helena retaining possession and control of the collateral; (iii) after giving effect to the foregoing, the parties agreed the remaining amount owing under the Note is $1,000,000, which remains convertible by Helena at the Event of Default Discount Price; (iv) Helena agreed to a

F-113

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited — Expressed in United States dollars)
For the three and nine months ended April 30, 2026 and 2025

19.    Subsequent events (cont.)

leak-out restriction limiting sales of conversion shares to 10% of the average daily trading volume over the preceding ten trading days; (v) the parties exchanged mutual releases subject to customary carve-outs; and (vi) Helena irrevocably consented to the BCA and permanently waived its right to terminate such consent under Section 13 of the Consent and Waiver Agreement dated April 10, 2026. The settlement contains customary default and remedy provisions, including cure periods and reciprocal remedies for material breaches.

As of April 30, 2026, the Company has recognized a default loss liability of $1,159,038 (Note 10) in the financial statements, as the Company has failed to cause a registration statement to be declared effective by November 8, 2025, which was the subject of the above notice and settlement agreement.

Series A Convertible Preferred Stock

On June 3, 2026, the Company entered into a binding term sheet with EEME for a private placement of the Company’s Series A Preferred Stock for an aggregate investment of $6,000,000, intended to qualify as permanent equity (perpetual, non-cumulative dividends, no mandatory redemption). Of the net proceeds, $5,000,000 is to fund the Company’s investment in equity and/or debt securities of Southern, which is intended to partially satisfy Southern’s minimum capital commitment under the XCF BCA, and $1,000,000 is for general working capital. The Series A Preferred Stock is convertible at the holder’s option at a five-day VWAP-based price determined by reference to the closing or termination of the XCF BCA, with automatic conversion only upon a change of control or holder approval following termination. As of the date of the term sheet, the investor had funded $1,500,000, with the balance to be funded at subsequent closings. Closing remains subject to negotiation of definitive agreements and customary conditions, and there is no assurance the transaction will be consummated.

The events described above are nonrecognized subsequent events under ASC 855, Subsequent Events, as they arose from conditions that did not exist as of April 30, 2026, and no adjustments have been made to the accompanying financial statements in respect of those events.

F-114

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of
DevvStream Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of DevvStream Corp. (the “Company”), as of July 31, 2025, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficiency, and cash flows for the year ended July 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of DevvStream Corp. as of July 31, 2025, and the results of its operations and its cash flows for the year ended July 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements of the Company as at and for the year ended July 31, 2024 were audited by another auditor. As described in Note 4 and Note 19, the Company adjusted all shares and per share data in the periods presented for the November 6, 2024 De-SPAC transaction common conversion ratio and the August 8, 2025 reverse stock split. We audited the adjustments to retrospectively apply the effects of the De-SPAC transaction common conversion ratio and the reverse stock split in the July 31, 2024 consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the July 31, 2024 consolidated financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the July 31, 2024 consolidated financial statements taken as a whole.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-115

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2025.

/s/ DAVIDSON & COMPANY LLP
Vancouver, Canada	Chartered Professional Accountants
November 5, 2025

F-116

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of DevvStream Corp.:

Opinion on the Consolidated Financial Statements

We have audited, before the effects of the adjustment to retrospectively apply the reverse stock split and common conversion ratio described in Note 4 and Note 19, the accompanying consolidated balance sheets of DevvStream Holdings Inc. (the “Company”) as of July 31, 2024 and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ (deficiency), and cash flows for the year ended July 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). The July 31, 2024 financial statements before the effects of the adjustments discussed in Note 4 and Note 19 are not presented in the consolidated financial statements.

In our opinion, the consolidated financial statements, before the effects of the adjustments to retrospectively apply the reverse stock split and common conversion ratio described in Note 4 and Note 19, present fairly, in all material respects, the consolidated financial position of the Company as of July 31, 2024, and the results of its consolidated operations and its consolidated cash flows for the year ended July 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Davidson & Company LLP audited the adjustments to retrospectively apply the reverse stock split and common conversion ratio described in Note 4 and Note 19. We were not engaged to audit, review or apply any procedures to those adjustments, and accordingly, we do not express an opinion or any other form of assurance about whether those adjustments are appropriate and have been properly applied.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a working capital deficit, negative cash flows and losses since inception and requires additional capital to fund its operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-117

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MNP LLP

Toronto, Canada	Chartered Professional Accountants
March 6, 2025	Licensed Public Accountants

We have served as the Company’s auditor since 2022

1 Adelaide Street East, Suite 1900, Toronto, Ontario, M5C 2V9
1.877.251.2922 T: 416.596.1711 F: 416.596.7894 MNP.ca
F-118

DevvStream Corp.
CONSOLIDATED BALANCE SHEETS
(Expressed in United States dollars)

As at	July 31, 2025	July 31, 2024
ASSETS
Current assets
Cash	$3,446,111	$21,106
Trade receivable	7,360	—
GST receivable	140,646	85,658
Corporate taxes receivable	171,573	—
Deferred financing costs	138,720	—
Prepaid expenses	175,896	35,141
Deposit on carbon credits purchase	173,649	—
Carbon credits	83,672	—
Total current assets	4,337,627	141,905

Restricted cash	6,405,000	—
Equipment	—	953
Deferred financing costs, long-term	172,925	—
Deposit on carbon credits purchase, long-term	247,754	—
Investment in associate	707,989	—
Total assets	$11,871,295	$142,858

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable and accrued liabilities	$10,682,665	$6,097,902
Accounts payable and accrued liabilities – related parties	794,990	478,072
Mandatory convertible debentures	—	127,500
Convertible debentures – related parties	375,027	881,544
Derivative liabilities	72,500	919,250
Warrant liabilities	5,626,473	—
Stock option liabilities	133,465	—
Stop loss provision liabilities	1,065,235	—
Total current liabilities	18,750,355	8,504,268

Convertible debentures, long term	8,800,339	—
Convertible debentures – related parties, long term	3,914,146	—
Total liabilities	31,464,840	8,504,268

Shareholders’ deficiency
Common shares (No par value, unlimited common shares authorized; 3,541,668 common shares issued and outstanding) (July 31, 2024 – 1,163,871)	—	—
Additional paid in capital	14,174,914	13,321,266
Subscription receivable	(20,000)	—
Accumulated other comprehensive income	45,001	43,553
Deficit	(33,793,460)	(21,726,229)
Total shareholders’ deficiency	(19,593,545)	(8,361,410)
Total liabilities and shareholders’ deficiency	$11,871,295	$142,858

Going concern (Note 2(b))

Commitments and contingencies (Note 18)

Subsequent events (Note 20)

See accompanying notes to the consolidated financial statements.

F-119

DevvStream Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in United States dollars)

For the year ended July 31,	2025	2024
Revenue	$25,794	$—
Cost of sales	(10,187)	—
Gross profit	15,607	—

Operating expenses
Sales and marketing	1,000,073	481,104
Depreciation	953	1,771
General and administrative	964,473	461,167
Professional fees	8,447,280	5,656,352
Salaries and wages	1,593,794	2,136,124
Total operating expenses	(12,006,573)	(8,736,518)

Other income (loss)
Interest expense	(313,778)	(29,296)
Accretion expense	(346,424)	(52,554)
Change in fair value of derivative liabilities	719,000	(845,700)
Change in fair value of warrant liabilities	1,728,392	—
Change in fair value of mandatory convertible debentures	70,500	(27,500)
Impairment of carbon credits	(1,224,060)	—
Stop-loss provision loss	(1,065,235)	—
Equity loss on investment in associate	(512,011)	—
Gain on settlement of debt	899,015	—
Foreign exchange loss	(31,664)	(107,634)
Net loss before income taxes	(12,067,231)	(9,799,202)
Current income tax expense	—	(72,546)
Net loss	$(12,067,231)	$(9,871,748)

Other comprehensive income
Foreign currency translation	1,448	127,123
Net loss and comprehensive loss	(12,065,783)	(9,744,625)

Weighted average number of common shares outstanding – Basic and Diluted	2,521,627	1,162,984

Loss per share – Basic and Diluted	$(4.79)	$(8.49)

See accompanying notes to the consolidated financial statements.

F-120

DevvStream Corp.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY
(Expressed in United States dollars)

	Number of Shares	Additional Paid-in Capital	Subscription receivable	Accumulated Deficit	Accumulated other comprehensive income (loss)	Total shareholders’ equity (deficiency)
Balance, July 31, 2023	1,145,774	$11,883,289	$—	$(11,854,481)	$(83,570)	$(54,762)
Share based compensation – RSUs	—	597,587	—	—	—	597,587
Share based compensation – Options	—	692,740	—	—	—	692,740
Shares issued for warrant exercises	18,097	147,650	—	—	—	147,650
Foreign currency translation	—	—	—	—	127,123	127,123
Net loss	—	—	—	(9,871,748)	—	(9,871,748)
Balance, July 31, 2024	1,163,871	$13,321,266	$—	$(21,726,229)	$43,553	$(8,361,410)
Share based compensation – RSUs	—	510,325	—	—	—	510,325
Share based compensation – Options	—	72,641	—	—	—	72,641
Warrants reclassified to liabilities on change in functional currency	—	(454,571)	—	—	—	(454,571)
Stock options reclassified to liabilities on RTO	—	(330,090)	—	—	—	(330,090)
Conversion option derivative transferred to equity	—	266,000	—	—	—	266,000
Gain on modification of debt with related parties	—	582,167	—	—	—	582,167
Recapitalization on RTO	—	(23,548,887)	—	—	—	(23,548,887)
Shares issued for warrant exercises	9,176	389,729	—	—	—	389,729
Conversion of mandatory convertible debentures	2,244	49,500	—	—	—	49,500
Shares for settlement of debt	342,895	10,888,912	—	—	—	10,888,912
Shares issued in connection with RTO	515,920	3,147,117	—	—	—	3,147,117
Shares issued for acquisition of associate	200,000	1,220,000	—	—	—	1,220,000
Shares issued for PIPE financing	169,480	2,250,000	(20,000)	—	—	2,230,000
Shares issued for carbon credit purchases	324,987	1,982,424	—	—	—	1,982,424
Shares issued for ELOC commitment	66,666	363,333	—	—	—	363,333
Shares issued for services	55,729	585,155	—	—	—	585,155
Shares issued for ELOC drawdown	845,700	3,328,081	—	—	—	3,328,081
Shares cancelled for termination of carbon credit purchase agreements	(155,000)	(396,500)	—	—	—	(396,500)
Share issuance costs	—	(51,688)	—	—	—	(51,688)
Foreign currency translation	—	—	—	—	1,448	1,448
Net loss	—	—	—	(12,067,231)	—	(12,067,231)
Balance, July 31, 2025	3,541,668	$14,174,914	$(20,000)	$(33,793,460)	$45,001	$(19,593,545)
See accompanying notes to the consolidated financial statements.

F-121

DevvStream Corp.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in United States dollars)

For the year ended July 31,	2025	2024
Operating activities
Net loss for the year	$(12,067,231)	$(9,871,748)
Items not affecting cash:
Depreciation	953	1,771
Share based compensation	582,966	1,290,327
Change in fair value of derivative liabilities	(719,000)	845,700
Change in fair value of mandatory convertible debentures	(70,500)	27,500
Change in fair value of warrant liabilities	(1,728,392)	—
Change in fair value of stock option liabilities	(196,625)	—
Gain on settlement of accounts payable	(899,015)	—
Loss on investment in associate	512,011	—
Impairment of carbon credits	1,224,060	—
Stop-loss provision loss	1,065,235	—
Non-cash general and administrative	—	50,000
Accrued interest	305,592	19,024
Accretion expense	346,424	52,554
Changes in non-cash working capital items:
Trade receivable	(7,360)	—
GST receivable	(54,988)	—
Corporate taxes receivables	(171,573)	(39,121)
Carbon credits	(143,211)	—
Prepaid expenses	(140,755)	267,294
Accounts payable and accrued liabilities	5,731,504	5,807,752
Net cash used in operating activities	(6,429,905)	(1,548,947)

Investing activity
Cash assumed on RTO	1,661,645	—
Net cash provided by investing activity	1,661,645	—

Financing activities
Proceeds from convertible debentures	9,400,650	883,516
Proceeds from warrant exercise	86,237	176,113
Proceeds from issuance of mandatory convertible debentures	—	50,000
Proceeds from PIPE financing	2,230,000	—
Proceeds from ELOC drawdown	2,879,930	—
Net cash provided by financing activities	14,596,817	1,109,629
Effect of exchange rate changes on cash	1,448	(29,547)

Net increase (decrease) in cash	9,830,005	(468,865)
Cash, Beginning	21,106	489,971
Cash, Ending	$9,851,111	$21,106

Presented as:
Cash	$3,446,111	$21,106
Restricted cash	6,405,000	—
Cash, Ending	$9,851,111	$21,106
F-122

DevvStream Corp.
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
(Expressed in United States dollars)

For the year ended July 31,	2025	2024
Supplemental information:
Taxes paid	$—	$—
Interest paid	$—	$—
Repayment of convertible debentures from ELOC drawdown proceeds	$448,151	$—
Fair value of warrants exercised	$389,729	$—
Fair value of securities issued for the RTO (Note 4)	$3,147,117	$—
Fair value of securities issued for settlement of accounts payable	$10,888,912	$—
Fair value of securities issued for services	$585,155	$—
Fair value of securities issued for carbon credits	$1,982,424	$—
Fair value of securities issued for the acquisition of interest in associate	$1,220,000	$—
Fair value of securities issued for ELOC commitment	$363,333	$—

See accompanying notes to the consolidated financial statements.

F-123

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

1.      Nature of operations

DevvStream Corp. (formerly Focus Impact Acquisition Corp.) (the “Company” or “Devv Corp.”) is a company existing under the Business Corporations Act of Alberta, Canada. The head office is located at 2133 – 1177 West Hastings Street, Vancouver, BC V6E 2K3 and its records and registered office is located at #1700, 421 – 7th Avenue S.W., Calgary, Alberta, T2P 4K9.

The Company was a special purpose acquisition corporation incorporated in Delaware, the United States on February 23, 2021, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more business (“Initial Business Combination”). On November 6, 2024, the Company completed a reverse takeover (“RTO”) with DevvStream Holdings Inc. (“Devv Holdings”) (Note 4) pursuant to a business combination agreement (“BCA”) entered into on September 12, 2023 (and as amended on May 1, 2024, August 10, 2024 and October 29, 2024). The transaction is also referred to as the “De-SPAC” transaction. The Company was redomiciled as an Alberta company as part of the De-SPAC transaction. Devv Holdings is an Environmental Social and Governance (“ESG”) principled, high-tech, impact investing company focused on high quality and high return carbon credit generating projects. Devv Holdings is deemed as the acquirer for accounting purposes, and therefore its assets, liabilities and operations are included in the consolidated financial statements at their historical carrying values. The Company’s operations are considered to be a continuance of the business and operations of Devv Holdings, with the Company’s operations being included from November 6, 2024, the closing date of the De-SPAC transaction, onwards.

The Company is a public company which is listed on the Nasdaq Stock Exchange (“NASDAQ”) under the symbol “DEVS”.

2.      Basis of preparation

(a) Statement of compliance

These consolidated financial statements reflect the accounts of the Company and have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for financial information. These consolidated financial statements have been prepared on a going concern basis, under the historical cost convention.

(b) Going concern

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. As at July 31, 2025, the Company has a working capital deficit, has incurred negative cash flows and losses since inception, and has generated limited revenues to date. The Company’s ability to continue its operations, realize its assets at their carrying values and discharge its liabilities is dependent upon its ability to raise adequate financing from external sources and generate profits and positive cash flows from operations.

The Company will required additional capital to fund its operations, to evaluate strategic opportunities, and for working capital purposes. However, there is no assurance that the Company will be able to secure such financing on favourable terms. These matters raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern. Such adjustments could be material.

F-124

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

2.      Basis of preparation (cont.)

(c) Basis of consolidation

These consolidated financial statements include the accounts of the Company and entities controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. All intercompany balances and transactions, income and expenses have been eliminated upon consolidation.

As of July 31, 2025, the Company’s subsidiaries were:

Name of subsidiary	Place of incorporation	Ownership
Devv Holdings	British Columbia, Canada	100%
Devvstream, Inc. (“DESG”)	Delaware, USA	100%
DevvESG Streaming Finco Ltd (“Finco”)	British Columbia, Canada	100%

On November 10, 2022, the Company made an investment into Marmota Solutions Incorporated (“Marmota”). On the date of the initial investment, the Company owned 50% of Marmota and accounted for the investment as an equity investment. On October 16, 2023, the Company reduced its interest in Marmota to 10% by returning common shares to Marmota for cancellation in consideration of $19.

On November 6, 2024, the Company made an investment into Freedom Carbon Solutions LLC (formerly Monroe Sequestration Partners, LLC) (“FCS”). The Company owns 50% of FCS and accounted for the investment as an equity investment.

(d) Variable interest entities (“VIE”)

A VIE is an entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to control the entity’s activities or do not substantially participate in the gains and losses of the entity. Upon inception of a contractual agreement, and thereafter, if a reconsideration event occurs, the Company performs an assessment to determine whether the arrangement contains a variable interest in an entity and whether that entity is a VIE. The primary beneficiary of a VIE is the party that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. Where the Company concludes that it is the primary beneficiary of a VIE, the Company consolidates the accounts of that VIE.

(e) Functional and presentation currencies

Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar (“CAD$”) to the United States dollar (“US$”) for Devv Holdings and DESG. Finco’s functional currency remained CAD$. This change aligns with the business’s future focus and the effective date of the Devv Corp.’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing. The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. Upon the change in functional currency on August 1, 2024, 121,995 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities (Note 11). Determining the functional currency involved significant judgments to assess the primary economic environment in which the Company operates, including factors such as the currency of underlying transactions, the location of key operations, and the currency of expected cash flows.

The Company’s presentation currency is and continues to be the United States dollar.

F-125

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

2.      Basis of preparation (cont.)

(f) Use of estimates and judgments

The preparation of consolidated financial statements in conformity with US GAAP requires the Company’s management to make judgments, estimates and assumptions about future events that the amounts reported in the consolidated financial statements. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are made prospectively.

Key estimates made by management with respect to the areas noted have been disclosed in the notes to these consolidated financial statements.

Valuation of embedded derivatives

The estimates and judgments made in relation to the fair value of derivative liabilities are subject to measurement uncertainty. The valuation techniques used to determine fair value requires inputs that involve assumptions and judgments such as the volatility of the Company’s share prices and expected life. Such judgments and assumptions are inherently uncertain.

Functional currency

The Company and its subsidiaries are required to determine their functional currencies based on the primary economic environment in which each entity operates. In order to do that, management has to analyze several factors, including which currency mainly influences the cost of undertaking the business activities, in which currency the entity has received financing, and in which currency it keeps its receipts from operating activities. Management uses its judgment to determine which factors are most important when the above indicators are mixed and the functional currency is not obvious.

Equity-settled share-based payments

Share-based payments are measured at fair value. Options are measured using the Black-Scholes option pricing model based on estimated fair values of all share-based awards at the date of grant. The Black-Scholes option pricing model utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, expected life and estimated forfeitures. Non-market vesting conditions are estimated initially and re-assessed every reporting period. Changes in these input assumptions can significantly affect the fair value estimate.

Going concern

The assessment of the Company’s ability to continue as a going concern and to raise sufficient funds to pay its ongoing operating expenditures and to meet its liabilities for the ensuing year, involves significant judgment based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances.

Investment in associate

In October 2024, the Company acquired a 50% voting interest in FCS. Even though the Company holds 50% of the voting interest, it does not consider that it controls FCS. This is because the remaining 50% is held by one party and its affiliates and the operating agreement of FCS dictates that the other shareholder shall manage the affairs of FCS. The Company considers that it has significant influence over FCS based on its share of ownership, and accounts for the investment for using the equity method of accounting.

F-126

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

2.      Basis of preparation (cont.)

Warrant liabilities

Warrant liabilities are measured at fair value. Warrants are measured using the Black-Scholes option pricing model. The Black-Scholes option pricing model utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, and expected life. Changes in these input assumptions can significantly affect the fair value estimate.

Stock option liabilities

Stock option liabilities are measured at fair value. Stock options are measured using the Black-Scholes option pricing model. The Black-Scholes option pricing model utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, and expected life. Changes in these input assumptions can significantly affect the fair value estimate.

Fair value of consideration in De-SPAC transaction

The fair value of consideration to acquire the Company in the De-SPAC transaction comprised of common shares and replacement warrants. The share price of Devv Holdings as at the date of issuance is a significant estimate. In determining the estimate, management considered recent financings and the trading prices of the entities. The replacement warrants were valued using the Black-Scholes option pricing model which utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, expected life and estimated forfeitures.

(g) Emerging growth company

The Company is an “Emerging Growth Company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it has taken advantage of certain exemptions that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial reporting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

F-127

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

3.      Significant accounting policies

The accounting policies set out below have been applied in the preparation of these consolidated financial statements. These policies have been applied consistently in the period unless otherwise stated.

(a) Additional paid in capital

Additional paid in capital is presented at the value of the shares issued as the Company’s shares have no stated par value. Transaction costs directly attributable to the issuance of common shares are recognized as a deduction from equity. Transactions with shareholders are disclosed separately in equity.

The proceeds from the exercise of stock options or warrants together with amounts previously recorded in additional paid in capital over the vesting periods are recorded as additional paid in capital.

Share units

The Company uses the relative fair value method with respect to the measurement of shares and warrants issued as private placement units. Under the relative fair value method, the Company first determines the fair value of the common shares and warrants issued in a private placement, calculates the total fair value of the issued units, and then allocates the proceeds received between the common shares and warrants based on their respective percent of the total fair value.

Warrants modification

The modification of warrants is accounted for as a cancellation of the old warrants, and the issuance of post-modification warrants as the new warrants. The fair value incremental calculated on the modification would be considered an additional cost of issuing equity as part of the exchange of the old instrument for the new instrument. The impact of modifications to warrants previously issued for services is recognized as share-based compensation in the consolidated statements of operations and comprehensive loss.

(b) Share-based payments

The Company records stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

The Company records restricted stock units based on their fair value at grant date and recognizes compensation expense on a graded basis over the vesting period. In circumstances where the restricted stock units vest on the date of grant, the expense would be immediately recognized on grant.

The cumulative expense is recognized for equity-settled transactions at each reporting date until the vesting date reflects the Company’s best estimate of the number of equity instruments that will ultimately vest. At the end of each reporting period, the Company reassesses its estimates of the number of awards that are expected to vest and recognizes the impact of the revisions in the consolidated statements of loss and comprehensive loss. No expense is recognized for awards that do not ultimately vest.

F-128

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

3.      Significant accounting policies (cont.)

Where the terms of an equity settled award are modified, the minimum expense recognized is the grant date fair value of the unmodified award, provided the original terms of the award are met. An additional expense or its reduction is recognized for any modification which increases or decreases the total fair value of the share-based payment arrangement or is otherwise beneficial to the employee as measured at the date of modification. Where an award is cancelled by the Company or the counterparty, any remaining element of the fair value of the award is expensed immediately or reversed through profit or loss, depending on whether the award was cancelled or forfeited.

(c) Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held with banks, and when applicable, short-term, highly liquid deposits which are either cashable or with original maturities of less than three months. There are no cash equivalents as of July 31, 2025 and 2024.

At times, the Company’s cash balance exceeds the federally insured limits. As of July 31, 2025 and 2024, the Company has not experienced losses on its cash balances, and management believes the Company is not exposed to significant risks on such accounts.

(d) Restricted cash

Restricted cash are deposits held with BitGo Trust Company, Inc., a cryptocurrency exchange which is a South Dakota chartered trust company, that are held as collateral for debentures payables of the Company, or those deposits that have contractual restrictions on the ability of the Company to withdraw or otherwise direct the use of.

(e) Equipment

Equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the asset using the following annual rates:

Computer equipment	3 years

(f) Investment in associate

An associate is an entity over which the Company has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not in control or joint control over those policies. The Company’s investment in associate is accounted for using the equity method. Under the equity method, the investment in an associate or a joint venture is initially recognized at cost. The carrying amount of the investment is adjusted to recognize changes in the Company’s share of net assets of the associate since the acquisition date.

After application of the equity method, the Company determines whether a loss in the fair value of an investment below its carrying value is a temporary decline. If it is other than temporary, the investor calculates an impairment as the excess of the investment’s carrying amount over the fair value. Reversals of impairments on equity method investments are prohibited.

(g) Foreign currency translation

Foreign currency transactions and balances

Foreign currency transactions are translated into the functional currency of the Company, using the exchange rates prevailing at the dates of the transactions, with the resulting foreign exchange gains and losses recognized in the consolidated statements of loss and comprehensive loss. The foreign exchange gains and losses resulting from the remeasurement of monetary items denominated in foreign currency at year end exchange rates are recognized in the consolidated statements operations and comprehensive loss.

F-129

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

3.      Significant accounting policies (cont.)

Non-monetary items are not retranslated at year end and are measured at historical cost (translated using the exchange rates at the transaction date), except for non-monetary items measured at fair value which are translated using the exchange rates at the date when fair value was determined.

Translation to presentation currency

The Company and its subsidiaries, except for Finco, have a functional currency of the US dollar and a presentation currency of the US dollar. Finco has a functional currency of the Canadian dollar. For presentation, assets and liabilities of Finco have been translated into US dollar at the closing rate at the reporting date and income and expenses are translated at average exchange rates prevailing during the period. Foreign currency translation gains and losses are recognized in other comprehensive loss.

(h) Financial Instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets are classified and measured at fair value with subsequent changes in fair value recognized in either profit and loss as they arise unless restrictive criteria are met for classifying and measuring the asset at either amortized cost or FVOCI. Financial liabilities are measured at amortized costs unless they are elected to be or required to be measured at fair value through profit and loss.

Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred, and the Company has transferred all risks and rewards of ownership. Financial liabilities are derecognized when the obligations specified in the contract are discharged, cancelled, or expire.

ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following, based on the nature of the valuation inputs:

●        Level 1: quoted prices (unadjusted) for identical assets or liabilities in active markets;

●        Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and,

●        Level 3: one or more significant inputs used in a valuation technique are unobservable in determining fair values of the asset or liability.

Determination of fair value and the resulting hierarchy requires the use of observable market data where available. The classification of an asset or liability in the hierarchy is based on the lowest level of input that is significant to the fair value measurement.

F-130

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

3.      Significant accounting policies (cont.)

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. The Company determined that the derivative liabilities relating to the embedded conversion feature in the convertible notes and the mandatory convertible debentures are liabilities at Level 3.

In accordance with ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, the Company utilizes the Current Expected Credit Loss (CECL) model to estimate expected credit losses over the contractual life of financial assets held, taking into consideration historical loss experience, current conditions, and reasonable and supportable forecasts to assess credit risk.

(i) Derivative financial instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“Topic 815”). Derivative instruments are initially recorded at fair value on the grant date and revalued at each reporting date, with changes in the fair value reported in the consolidated statement of operations and comprehensive loss. Derivative liabilities are classified in the consolidated balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the consolidated balance sheet date.

(j) Warrant liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance ASC Topic 480, Distinguishing Liabilities from Equity (“Topic 480”) and ASC Topic 815, Derivatives and Hedging (“Topic 815”). This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance or modification. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. This liability is subject to re-measurement at each balance sheet date until exercised or expired, and any change in fair value is recognized in the Company’s consolidated statement of operations and comprehensive loss. The fair value of warrants are estimated using an the Black-Scholes Option Pricing Model, as the warrants of the Company are not publicly traded.

The Company has concluded that certain warrants no longer meet the criteria for equity classification and must be recorded as a liability, upon the change in the Company’s functional currency. Accordingly, the Company re-classified warrants denominated in functional currencies other than the Company’s functional currency as a liability at fair value and will adjust the liability to fair value at each reporting period.

(k) Stock option liabilities

The Company accounts for stock options as either equity-classified or liability-classified instruments based on an assessment of the stock options’s specific terms and applicable authoritative guidance ASC Topic 480, Distinguishing Liabilities from Equity (“Topic 480”) and ASC Topic 815, Derivatives and Hedging (“Topic 815”). This assessment, which requires the use of professional judgment, is conducted at the time of stock option issuance and as of each subsequent quarterly period end date while the stock options are outstanding.

F-131

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

3.      Significant accounting policies (cont.)

For issued or modified stock options that meet all of the criteria for equity classification, the stock options are required to be recorded as a component of additional paid-in capital at the time of issuance or modification. For issued or modified stock options that do not meet all the criteria for equity classification, the stock options are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. This liability is subject to re-measurement at each balance sheet date until exercised or expired, and any change in fair value is recognized in the Company’s consolidated statement of operations and comprehensive loss.

The Company has concluded that certain stock options no longer meet the criteria for equity classification and must be recorded as a liability, upon the completion of the De-SPAC transaction and commencement of trading on the NASDAQ. Accordingly, the Company re-classified stock options denominated in functional currencies other than the Company’s functional currency as a liability at fair value and will adjust the liability to fair value at each reporting period.

(l) Carbon credits

The Company acquires carbon credits for the purposes of resale, and as such accounts for the credits as inventories of the Company under ASC 330. Accordingly, the carbon credits are stated at the lower of cost and net realizable value.

(m) Stop-loss provision liabilities

Certain contracts entered into for the purchase of carbon credits which were settled in shares include stop-loss provisions that require the Company to issue additional shares of the Company to the sellers, representing the shortfall between the agreed upon value of the purchased credits and the market value of shares of the Company received by the sellers at the time of such stop-loss provisions being triggered. Such contractual obligations to reimburse sellers would take effect in various timeframes, up to 18 months from the date of purchase.

The Company accounts for stop-loss provision liabilities in accordance with ASC Topic 450, Contingencies (“Topic 450”) and Distinguishing Liabilities from Equity (“Topic 480”).

A loss contingency is accrued if it is both probable and reasonably estimable. Topic 450 defines “probable” as “the future event or events are likely to occur”, and the amount to be accrued shall be a better estimate than any other estimate within the range, or the minimum amount in the range if no amount within the range is a better estimate than any other amount.

An instrument falls within the scope of Topic 480 and is accounted for as a liability if the instrument is to be settled with a variable number of shares the monetary value of which is based solely or predominantly on a fixed monetary amount known at inception.

The Company assessed that such obligations are probable and estimable, insofar as the Company has received the carbon credits underlying the transaction, and accordingly, the Company accrued for liabilities on the stop-loss provisions based on the price of the Company’s common stock trading on the NASDAQ, and will adjust the liability at each reporting period.

(n) Income taxes

The Company’s tax provision consists of taxes currently payable or receivable, plus any change during the period in deferred tax assets and liabilities. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years

F-132

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

3.      Significant accounting policies (cont.)

in which those temporary differences are expected to be recovered or settles. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that is it more likely than note that some portion of the deferred tax asset will not be realized.

During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting for income taxes requires a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if available evidence indicates it is more likely than not that the tax position will be fully sustained upon review by taxing authorities, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount with a greater than 50 percent likelihood of being realized upon ultimate settlement. For tax positions that are 50 percent or less likely of being sustained upon audit, the Company does not recognize any portion of that benefit in the financial statements.

(o) Loss per share

Basic loss per share is calculated by dividing the net loss attributable to the common shareholders of the Company by the weighted average number of subordinate voting stock outstanding and reduced by any shares held in escrow during the reporting period. Diluted loss per share is calculated by dividing the net loss applicable to subordinate voting stock by the sum of the weighted average number of subordinate voting stock issued and outstanding, all additional subordinate voting stock that would have been outstanding if potentially dilutive instruments were converted and reduced by any shares held in escrow. If these computations prove to be anti-dilutive, diluted loss per share is the same as basic loss per share.

(p) Revenue recognition

Under ASC 606, the Company recognizes revenue from the sales of carbon credits by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. Revenue for sales of carbon credits is recognized at a point in time when control of the credit transfers to the buyer. The Company acts as a principal in all revenue transactions.

(q) Advertising

The Company expenses advertising costs when the advertising first takes place. Advertising expense was approximately $1,000,073 for the year ended July 31, 2025 (2024 — $481,104).

(r) Operating segments

Operating segments are components of the Company that engage in business activities which generate revenues and incur expenses. The operations of an operating segment are distinct, and the operating results are regularly reviewed by the CODM for the purposes of resource allocation decisions and assessing its performance. The Company has assessed the above criteria and has determined that the entity as a whole is one operating segment comprising of a single operating segment.

(s) Convertible debentures

The Company accounts for convertible debentures in accordance with ASC 470, Debt. Convertible debentures are recorded at face value less unamortized issuance costs, assuming the conversion feature does not meet the requirements for bifurcation.

F-133

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

3.      Significant accounting policies (cont.)

If the conversion feature does not meet the requirements to be classified as equity, it is bifurcated and accounted for separately as a derivative liability under ASC 815, Derivatives and Hedging, and measured at fair value, with subsequent changes recognized in earnings.

If the conversion feature meets the equity classification criteria, no separate accounting for the conversion feature is required, and the entire instrument is classified as a liability.

Interest expense is recognized using the effective interest method, which includes the amortization of any debt issuance costs and discounts or premiums.

Debt Modifications and Extinguishments

The Company evaluates modifications to convertible debt instruments in accordance with ASC 470-50, Modifications and Extinguishments.

A modification is deemed to be substantial if:

●        The present value of the cash flows under the terms of the modified debt differs by at least 10% from the present value of the remaining cash flows under the original debt terms, using the original effective interest rate (the “10% Test”); or

●        The modification results in a change in the embedded conversion option that requires re-evaluation under ASC 815.

If the modification is determined to be substantial, the original debt is extinguished, and the modified instrument is accounted for as a new debt issuance.

The Company also assesses whether a modification constitutes a troubled debt restructuring under ASC 470-60. A restructuring is considered troubled if the Company is experiencing financial difficulty and the creditor has granted a concession.

For modifications that are not substantial, the Company accounts for the changes prospectively, adjusting the effective interest rate to reflect the revised cash flows.

In evaluating convertible debt where the conversion option is bifurcated as a derivative liability before and after the modification, the 10% cash flow test is applied to the host debt instrument (without the conversion feature). Any change in fair value of the bifurcated conversion option is recognized in earnings.

(t) Standards issued but not yet effective

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”) or other standard-setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Income Taxes (Topic 740)

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU-740”). ASU-740 requires public entities to provide enhanced disclosure of specific categories of reconciling items included in the rate reconciliation; disclosure of the nature, effect and underlying causes of each reconciling item in the rate reconciliation and the judgment used in the categorization of such items; and

F-134

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

3.      Significant accounting policies (cont.)

enhanced disclosures for income taxes paid. The amendments in this ASU are effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is evaluating the impact of the adoption of ASU-740 on its consolidated financial statements and disclosures.

Crypto Assets (Topic 350-60)

In December 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-08, Intangibles — Goodwill and Other — Crypto Assets (Subtopic 350-60): Accounting for Disclosure of Crypto Assets (“ASU 350-60”). ASU 350-60 requires entities to measure certain crypto assets at fair value with changes recognized in net income each reporting period, rather than at cost less impairment. It also requires separate presentation of crypto assets and related gains or losses, and enhanced disclosures about holdings and changes during the period. The amendments are effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption permitted. The Company is evaluating the impact of adopting ASU 350-60 on its consolidated financial statements and disclosures.

4.      Reverse takeover

On September 12, 2023 (and as amended on May 1, 2024, August 10, 2024 and October 29, 2024), the Company entered into a Business Combination Agreement (“BCA”) with Devv Holdings.

Pursuant to the BCA, on November 6, 2024, the Company changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby became a company existing under the Business Corporations Act of Alberta, and changed its name to Devvstream Corp., and Devv Holdings was amalgamated with a wholly owned subsidiary of the Company to form one corporate entity.

Under the BCA, the Company consolidated all of its issued and outstanding common stock on a 1:0.9692 basis. All the outstanding Devv Holdings subordinate voting shares (“SVS”) were exchanged for common stock of the Company on a common conversion ratio of 0.152934 (the “Common Conversion Ratio”). All the outstanding Devv Holdings multiple voting shares (“MVS”), being the equivalent of 10 SVS, were exchanged for common stock of the Company on the basis of the Common Conversion Ratio. In addition, all of the outstanding convertible securities of Devv Holdings were exchanged for securities of the Company on the basis of the Common Conversion Ratio, with corresponding adjustments to exercise prices, and otherwise on substantially the same economic terms and conditions. The De-SPAC transaction was completed on November 6, 2024.

Historical presentation of number of shares, warrants, options, and RSUs outstanding, weighted average number of shares outstanding, and exercise price of equity instruments, that are presented elsewhere in the consolidated financial statements, including the consolidated balance sheets, consolidated statements of operations and comprehensive loss, consolidated statements of changes in shareholders’ deficiency, and Notes 9, 10, and 13, are retrospectively adjusted to reflect the application of the Common Conversion Ratio, with exercise price of warrants and options, and conversion price of convertible debentures adjusted by the inverse of the Common Conversion Ratio. This is further adjusted by a one-for-ten reverse stock split that took place subsequent to the year ended July 31, 2025 (Note 20). The details of the impact of the retrospective adjustments are enumerated further in Note 19.

In consideration for the De-SPAC transaction, the Company issued 465,747 common shares to the former holders of SVS of Devv Holdings and 711,140 common shares to the former holders of MVS of Devv Holdings. The former shareholders of the Company retained 515,920 shares. The fair value per share was estimated to be $6.10 (CAD$8.50) based on the last trading price of Devv Holdings on the Cboe Exchange.

F-135

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

4.      Reverse takeover (cont.)

As at November 6, 2024, the Company had 22,699,987 warrants outstanding, each exercisable at $1.52 for 0.09692 common shares, expiring on November 6, 2029. The fair value of the warrants was estimated to be $7,196,286 based on the Black-Scholes Option Pricing Model using the following assumptions: share price – $0.61, expected dividend yield – 0%, expected volatility – 87%, risk-free interest rate – 3.12% and an expected remaining life – 5 years. Expected volatility was estimated by using the average of historical volatility of Devv Holdings and of public traded companies that the Company considers to be comparable. The expected warrant life represents the period of time that warrants granted are expected to be outstanding. The risk-free interest rate is based on Canadian government bonds with a remaining term equal to the expected life of the warrants.

Immediately after the completion of the De-SPAC transaction, the former holders of Devv Holdings’ shares owned 70% of the shares of the combined entity. As a result of the De-SPAC transaction, the former shareholders of Devv Holdings acquired control of the Company, thereby constituting an RTO of the Company. The RTO was determined to be a purchase of the Company’s net assets by the shareholders of Devv Holdings.

The De-SPAC transaction was accounted for as a capital transaction of Devv Holdings and equivalent to the issuance of shares by Devv Holdings for the net assets of the Company accompanied by a recapitalization as the Company did not qualify as a business according to the definition of ASC Topic 805, Business Combinations, and met the definition of a non-operating public shell. As a result, the transaction has been accounted for as an asset acquisition with Devv Holdings being identified as the acquirer and the Company being treated as the accounting acquiree with the transaction being measured at the fair value of the equity consideration issued to the Company’s shareholders. Devv Holdings is the continuing entity.

The excess of the fair value of the shares issued over the value of the net monetary assets acquired has been recognized as a reduction in equity.

The purchase price is allocated as follows:

Fair value of shares retained by former shareholders of the Company (515,920 post 1:0.9692 consolidation shares at $6.10 (CAD$8.50))	$3,147,117
Fair value of replacement warrants of the Company	7,196,286
Total consideration	$10,343,403

Net assets (liabilities) acquired of the Company:
Cash and cash equivalents	$1,661,645
Accounts payable and accrued liabilities	(11,867,129)
Promissory note payable (Note 9)	(3,000,000)
Total net assets (liabilities)	$(13,205,484)

Reduction to additional paid in capital as a result of the recapitalization	$23,548,887

Sponsor side letter

In connection with the De-SPAC transaction, Focus Impact Sponsor entered into a sponsor side letter, and agreed to certain transfer and lock-up restrictions of the Company’s common stock, which would terminate upon the earlier of: (i) 360 days after November 6, 2024; (ii) a liquidation, merger, capital stock exchange, reorganization, or other similar transaction that results in all of the Company’s stockholders having the right to exchange their equity for cash, securities or other property; or, (iii) if the Company’s common stock has a closing price of at least $120 per share for any 20 trading days in a 30-day trading period starting from April 5, 2025. Focus Impact Sponsor also agreed to vote its shares in favor of the RTO.

F-136

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

4.      Reverse takeover (cont.)

Registration rights agreement

In connection with the De-SPAC transaction, on November 6, 2024, the Company, Focus Impact Sponsor, and certain historical holders of Devv Holdings securities entered into an Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the historical holders of Devv Holdings securities and Focus Impact Sponsor will be granted customary registration rights with respect to the securities of the Company that they hold.

Indemnification agreements

In connection with the De-SPAC transaction, on November 6, 2024, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses, including attorney’s fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request.

5.      Carbon credits

Between October 17, 2024 and October 28, 2024, Devv Holdings entered into multiple agreements to acquire carbon credits in return for shares of the Company once the De-SPAC Transaction was completed. On November 6, 2024, concurrent with the completion of the business combination, the Company issued 324,987 common shares in consideration for these agreements. The fair value of the shares issued was $1,982,424.

Stop-loss provision

All of the agreements contain adjustment clauses whereby if the Company’s share price falls below the respective purchase prices outlined in the agreements, in the next 12 to 18 months, the Company is obligated to issue additional shares to cover the shortfall. The Company has assessed that the potential liability associated with the stop-loss provision for carbon credits received as of July 31, 2025 is $1,065,235.

Deposit on carbon credits

Consideration paid of $421,403 related to the future delivery of carbon credits is recorded as a deposit on carbon credits, of which $271,403 relate to a contract containing a stop-loss provision. The stop-loss provision related to these contracts has not been recognized. As there is not yet certainty to the delivery of the credits, the obligation to issue additional shares is not probable as at July 31, 2025.

Impairment of carbon credits

The Company is currently in dispute with one of the vendors for which 108,000 shares with a fair value of $658,800 was issued. At the date of these financial statements, the vendor has not delivered the carbon credits which are due under the contract and the Company has issued a demand letter to the vendor. Management has assessed that it is improbable that these carbon credits will be received and has recorded an impairment charge of $658,800 during the year ended July 31, 2025. The stop-loss provision related to this contract has not been recognized. As the vendor is in breach of the contract, the obligation to issue additional shares is not probable as at July 31, 2025.

One of the agreements provided for the vendor to return the consideration shares received for cancellation in return for the carbon credits if a registration statement does not become effective within 45 days of the closing of the purchase agreement. As this deadline was not met, the vendor has triggered this clause under the agreement and returned

F-137

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

5.      Carbon credits (cont.)

90,000 shares with a fair value of $549,000 issued under the contract in exchange for the carbon credits that were transferred to the Company. During the year ended July 31, 2025, as a result of the probability of the carbon credits being returned to the vendor, the Company recorded an impairment charge of $548,982. As the agreement for the purchase of carbon credit was cancelled, the stop-loss provision related to this contract has not been recognized.

During the year ended July 31, 2025, the Company also entered into an agreement with one of the vendors to cancel the agreement to purchase carbon credits, in return for the cancellation of 65,000 consideration shares previously issued by the Company. The carbon credits underlying the agreement had not been received. Upon cancellation, the Company recognized a reversal of $396,500 of deposit on carbon credit purchase, with a corresponding impact on additional paid-in capital for the return of shares. As the agreement for the purchase of carbon credit was cancelled, the stop-loss provision related to this contract has not been recognized.

As of July 31, 2025, the Company assessed its carbon credits on hand and determined that certain carbon credits have a lower net realizable value than cost, and accordingly recognized $16,278 in impairment.

6.      Investment in associate

On November 6, 2024, the Company received 2,000,000 shares in FCS, in connection with an agreement to acquire a stake in FCS in exchange for 200,000 shares of the Company that was entered into on October 28, 2024. At the time of acquisition, the 2,000,000 shares of FCS received by the Company represented 50% of shares outstanding, and the initial balance of investment was determined to be $1,220,000 being the fair value of the shares issued by the Company in consideration for the exchange. As at July 31, 2025, the Company’s share of ownership remained at 50%. Management assessed that the Company has significant influence over FCS based on its share of ownership, and that the investment should be accounted for using the equity method of accounting.

Summarized financial information of FCS and a reconciliation of the carrying amount of the investment set forth in the consolidated balance sheets are set out below:

Summarized balance sheet

July 31, 2025
ASSETS
Cash	$21,047
Due from related parties	110,040
Start-up costs, net	105,589
Total assets	$236,676

LIABILITIES
Accounts payable and accrued liabilities	$211,942
Convertible notes	1,286,050
Total liabilities	$1,497,992
F-138

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

6.      Investment in associate (cont.)

Summarized statement of loss

November 6, 2024 to July 31, 2025
Operating expenses
Consulting expenses	$646,799
Engineering	2,855
General and administrative expenses	6,057
Guaranteed payments	316,278
Legal and professional fees	10,185
Travel	7,310
Amortization	1,763
Total operating expenses	(991,247)
Interest expenses	(32,775)
Net loss	$(1,024,022)

A continuity of the Company’s investment in associate is as follows:

Balance as at July 31, 2024	$—
Investment by the Company	1,220,000
Company’s share of loss	(512,011)
Balance as at July 31, 2025	$707,989

7.      Equity Line of Credit (“ELOC”)

On October 29, 2024, the Company entered into the ELOC Agreement with Helena Global Investment Opportunities I Ltd (“Helena I”). Under the ELOC Agreement, the Company will have the right to issue and to sell to Helena I from time to time, up to $40,000,000 of the Company’s common shares following the closing of the De-SPAC Transaction and the effectiveness of the registration statement registering the Company’s common shares being sold under the ELOC Agreement (the “Helena I Registration Statement”). As a commitment fee in connection with the execution of the ELOC Agreement, 50,000 shares of the Company was issued upon closing of the De-SPAC transaction (Note 13). Following the closing of the De-SPAC Transaction and the Helena I Registration Statement becoming effective, the Company issued to Helena I common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $7.50. On March 17, 2025, the Company issued 16,666 shares (Note 13) in satisfaction of this obligation.

The Company may require that Helena purchase the Company’s common shares by delivering one or more advance notices to Helena setting forth, in each advance notice, the amount of advance it is requesting, which amount may not exceed an amount equal to the lesser of (i) 100% of the average of the daily value traded of the common shares over the 10 trading days immediately preceding such advance notice, and (ii) $8,000,000. However, in no event may the number of common shares issuable to Helena pursuant to an advance cause the aggregate number of shares beneficially owned (as calculated pursuant to Section 13 (d) of the Exchange Act) by Helena and its affiliates as a result of previous issuances and sales of common shares to Helena under the ELOC Agreement to exceed 9.99% of the then outstanding common shares.

F-139

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

7.      Equity Line of Credit (“ELOC”) (cont.)

On March 18, 2025, the Company and Helena entered into a first amendment to ELOC Agreement, which allows Helena to permit Secondary Advances, as defined in the amendment, as well as to update references to “Common Stock” in the ELOC Agreement to “Common Shares”. On August 4, 2025, the Company and Helena entered into a second amendment to ELOC Agreement, which increased the commitment amount from $40,000,000 to $300,000,000.

As at July 31, 2025, $3,328,081 have been drawn against the ELOC through the issuance of 845,700 shares (Note 13).

8.      Accounts payable and accrued liabilities

	July 31, 2025	July 31, 2024
Accounts payable	$1,113,372	$5,503,968
Accrued liabilities	7,059,064	492,925
Excise taxes payable	2,410,973	—
Income taxes payable	99,256	101,009
	$10,682,665	$6,097,902
Accounts payable, related parties	271,919	145,149
Accrued liabilities, related parties	523,071	332,923
	$11,477,655	$6,575,974

9.      Convertible debentures

Devvio Tranche (Related Party Convertible Debt)

On January 12, 2024, the Company closed an unsecured convertible notes offering in the principal amount of $100,000 with Devvio that will bear interest at a rate of 5.3% per annum, is payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted. The maturity was November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. Devvio is a related party to the Company through its ownership of the Company’s shares, and one of Devvio’s officers, directors and principal owners was a director of the Company during the year ended July 31, 2024 and until November 7, 2024.

In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:

●        At a conversion price equal to the greater of (a) $76.50 multiplied by the common conversion ratio as set forth in the BCA (the “Common Conversion Ratio”), and (b) CAD$10.30. The shares are thereafter exchanged for common shares of the Combined Company at the Common Conversion Ratio.

●        If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of October 8, 2024 (270 days from the issuance date of the notes) and the termination of the business combination agreement for the De-SPAC transaction, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:

●        At a conversion price equal to the greater of (a) the 30-day volume weighted average trading price (“VWAP”) of the shares on Cboe Canada stock exchange and (b) CAD$10.30.

●        Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$10.30. The warrants will expire 2 years after the conversion date.

F-140

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

9.      Convertible debentures (cont.)

The conversion price is subject to certain anti-dilution provisions.

At issuance, the Devvio Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $45,000 using the Monte Carlo model.

The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.

On November 6, 2024, the Company completed the De-SPAC transaction (Note 4), and accordingly, the conversion terms of the principal amount and accrued interest crystalized such that they are convertible, at the option of the lender, at a conversion price of $11.70 (being $76.50 multiplied by the Common Conversion Ratio). If the convertible notes are not converted into shares, the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

Upon the crystallization of the conversion price, the conversion option met the definition of equity under Topic 815 and bifurcation is no longer required. The fair value of the conversion option was remeasured on November 6, 2024 to be $176,000 and was transferred into equity. The fair value was estimated using the Black-Scholes Option Pricing model using the following assumptions: expected dividend yield – 0%, expected volatility – 275%, risk-free interest rate – 3.10% and an expected remaining life – 0.6 years.

On November 12, 2024, the maturity of the Devvio Tranche was extended to May 30, 2025. As there was no change to the cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the debt as a result of this change. The Devvio Tranche is outstanding as of July 31, 2025, and the Company is in the process of negotiating a further extension.

Focus Impact Partners Convertible Debt (Related Party Convertible Debt)

In the prior year, the Company closed an unsecured convertible notes offering with Focus Impact Partners, LLC (“Focus Impact Partners”). Subsequent to the closing of the De-SPAC transaction, Focus Impact Partners became a related party of the Company as one of the directors of the Company is an officer of Focus Impact Partners. The convertible notes were initially closed on January 12, 2024 and additional advances were added under the same offering. The total initial principal amounts of $550,000 under the original Focus Impact Partners Convertible Debt were received in five installments: $150,000 on November 6, 2023, $150,000 on January 9, 2024, $100,000 on March 28, 2024, $100,000 on April 19, 2024, and $50,000 on June 13, 2024. The debentures will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction (Note 4) and the debentures are not converted. The maturity date for all advances was November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.

In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:

●        At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange multiplied by the Common Conversion Ratio, and (b) $20.00 (the De-SPAC Floor Price”).

●        The shares are thereafter exchanged for common shares of the Company at the Common Conversion Ratio.

F-141

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

9.      Convertible debentures (cont.)

●        If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of October 8, 2024 (270 days from the issuance date of the notes), or the termination of the BCA with Focus Impact, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:

●        At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange calculated on the conversion date and b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $4.75.

●        Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 20-day VWAP and (b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $4.75.

●        The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.

On June 28, 2024, the Company and Focus Impact Partners agreed to amend the Focus Impact Partners Convertible Debt (“the June 2024 Amendment”) such that the De-SPAC Floor Price would be amended from $20.00 to CA$4.75.

On June 28, 2024, the Company received additional proceeds of $20,000 under the June 2024 Amendment.

On August 19, 2024, October 18, 2024, October 28, 2024 and November 1, 2024, the Company received additional proceeds of $41,500, $6,500, $7,650 and $12,000 under the June 2024 Amendment.

The Focus Impact Partners Convertible Debt were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The total fair value of the derivative liabilities at the various issuance dates for the proceeds received during the year ended July 31, 2024 was estimated to be $25,800 as valued using the Monte Carlo model. The total fair value of the derivative liabilities at the various issuance dates for the proceeds received during the year ended July 31, 2025 was estimated to be $65,750 as valued using the Monte Carlo model.

The June 2024 Amendment had no impact on the classification of the convertible debenture and therefore, the conversion feature was considered a derivative before and after the modification. As there was no change to the host instrument cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the host debt as a result of this change.

As the conversion option was bifurcated before and after the modification, the change in the fair value of the conversion feature was recognized as the loss on revaluation of the derivative liabilities through the consolidated statement of operations and comprehensive loss.

The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.

On November 13, 2024, the Company issued a new $637,150 convertible note bearing interest of 5.3% per annum, with a maturity date of November 13, 2026 (“New Focus Impact Partners Convertible Debt”), in exchange for the cancellation of the Focus Impact Partners Convertible Debt as described above (the “November 2024 Amendment”). The principal loan amount and any accrued interest under the New Focus Impact Partners Convertible Debt are

F-142

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

9.      Convertible debentures (cont.)

convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares, subject to a floor of $8.67 per share. The Company retains the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.

Accrued interest on the previously existing Focus Impact Partners Convertible Debt, amounting to $21,129, were not converted into the New Focus Impact Partners Convertible Debt, and were transferred to accrued liabilities of the Company.

As a result of the November 2024 amendment, the conversion option met the definition of equity under Topic 815 and bifurcation is no longer required. As the conversion option was bifurcated before the amendment but not bifurcated after the amendment, a change in the fair value of the conversion option of over 10% of the of the carrying amount of the original debt without the bifurcation at inception constitutes a substantial change. Immediately prior to the November 2024 Amendment, the value of the conversion feature associated with the Focus Impact Partners Grid Note was $2,250,000. The fair value of the conversion feature was $59,000 after the November 2024 Amendment as estimated using the Monte Carlo model. With the 10% test being met, extinguishment accounting was applied. The carrying value of the old debt of $637,650 was derecognized and the fair value of the new debt of $544,441 (based on a 14% market yield) was recognized. The fair value of the conversion feature of $59,000 was transferred to equity. As Focus Impact Partners is a related party, the gain on the extinguishment of $93,209 was recognized in equity as a capital transaction pursuant to ASC 470-50-40-2.

Envviron Tranche (Related Party Convertible Debt)

On April 23, 2024, the Company closed an unsecured convertible note offering in the principal amount of $250,000 with Envviron SAS (a company controlled by a former director of the Company) that will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted (“Envviron Tranche”). The maturity date was February 15, 2025. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. The terms of the Envviron Tranche are identical to the original Focus Impact Partners Convertible Debt.

In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:

●        At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange, and (b) $20.00. The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.

●        If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of January 18, 2025 (270 days from the issuance date of the notes) and the termination of the BCA for the De-SPAC transaction, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:

●        At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$4.75.

●        Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$4.75. The warrants will expire 2 years after the conversion date.

F-143

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

9.      Convertible debentures (cont.)

The conversion price is subject to certain anti-dilution provisions.

The Envviron Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $2,750 using the Monte Carlo model.

The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.

On November 6, 2024, the Company completed the De-SPAC transaction (Note 4), and accordingly, the conversion terms of the principal amount and accrued interest crystalized such that they are convertible, at the option of the lender, at a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on the NASDAQ, and (b) $20.00. If the convertible notes are not converted into shares, the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

Upon the crystallization of the conversion price, the conversion option met the definition of equity under Topic 815 and bifurcation is no longer required. The fair value of the conversion option was remeasured on November 6, 2024 to be $31,000 and was transferred into equity. The fair value was estimated using the Monte Carlo model.

On November 12, 2024, the maturity of the Envviron Tranche are extended to May 30, 2025. As there was no change to the cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the debt as a result of this change. The Envviron Tranche is outstanding as of July 31, 2025, and the Company is in the process of negotiating a further extension.

Debt Assumed on RTO

Upon the completion of the De-SPAC transaction (Note 4), the Company assumed two unsecured promissory notes amounting to $3,000,000 issued to Focus Impact Sponsor, LLC (the “Focus Impact Sponsor”), a significant shareholder of the Company. The promissory notes were interest-free and had a maturity date on the completion of the De-SPAC transaction (Note 4). Upon the completion of the De-SPAC transaction, $1,500,000 of the promissory notes was convertible into warrants of the Company at a price of $1.00 per warrant. The Company also assumed $345,000 of accrued administrative fees owing to Focus Impact Partners.

On November 13, 2024, the Company issued new convertible notes totaling $3,345,000, bearing interest of 5.3% per annum, with a maturity date of November 13, 2026 (“New Convertible Debt”), in exchange for the cancellation of the assumed debt described above.

The principal loan amount and any accrued interest under the New Convertible Debt are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares, subject to a floor of $8.67 per share. The Company has the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.

As the conversion feature was not bifurcated before and after the amendment, a difference in the present value of cash flows under the terms of the new debt instrument of at least 10% from the present value of the remaining cash flows under the terms of the original debt instrument constitutes a substantial change. The change was assessed to be in excess of 10%. With the 10% test being met, extinguishment accounting was applied. The carrying value of the old debt of $3,345,000 was derecognized and the fair value of the new debt of $2,856,042 (based on a 14% market yield) was recognized. As Focus Impact Partners and the Focus Impact Sponsor are related parties, the gain on the extinguishment of $488,957 was recognized in equity as a capital transaction pursuant to ASC 470-50-40-2.

F-144

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

9.      Convertible debentures (cont.)

In connection with the New Focus Impact Partners Convertible Debt and the New Convertible Debt, the Company agreed (i) to grant the Secured Parties a first ranking security interest in all of the carbon credits and similar environmental assets held by the Company, presently existing or hereafter created or acquired, and (ii) to execute and deliver to the Secured Parties a security agreement evidencing the Secured Parties’ security interest (the “Security Agreement”). On December 18, 2024, the Company executed and delivered to the Secured Parties the Security Agreement.

Additional Focus Impact Partners Convertible Debt (Related Party Convertible Debt)

On March 19, 2025, the Company closed a convertible note offering in the principal amount of $218,000 with Focus Impact Partners that will bear interest at a rate of 5.3% per annum, with a maturity date of March 19, 2027 (“Additional Convertible Debt”).

The principal loan amount and any accrued interest under the Additional Convertible Debt are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares. The Company has a right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.

Due to the absence of a floor conversion price, the Additional Convertible Debt was determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liabilities at issuance was estimated to be $72,500 as valued using the Monte Carlo model. The fair value of the derivative liabilities as at July 31, 2025 was estimated to be $72,500 as valued using the Monte Carlo model.

Crypto Strategy Convertible Debt

On July 17, 2025, the Company entered into a securities purchase agreement with Helena for the issuance of up to fifty-nine tranches of convertible notes (“Crypto Strategy Convertible Debt”) for a total principal amount of $300,000,000, with closings of each tranche subject to fulfillment of conditions. Each tranche will have an issuance discount of 8%, and bear interest at a rate of 8% per annum, with a maturity date of 18 months from the date of funding. Interest shall be payable by the Company on the first day of each month. At the option of the Company, the interest is payable in cash, through the issuance of additional notes, or under certain situations, through the issuance of common shares. The Crypto Strategy Convertible Debt ranks senior to all outstanding and future indebtedness of the Company. The securities purchase agreement will terminate automatically on July 17, 2027.

The principal loan amount and any accrued interest under the Crypto Strategy Convertible Debt in issuance are convertible into common stock of the Company at the option of the holder at 95% of the lowest daily volume weighted average price of the Company’s shares during the 5 preceding trading days, subject to a floor price of $0.7722, and a cap price of $7.722.

If the Company issues any debt or equity, the lenders have the option to cause the Company to direct 25% of aggregate proceeds of such issuances to repay the Crypto Strategy Convertible Debt.

The Company has a right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date. A 10% prepayment penalty is applied on any repayments prior to the maturity date.

During the period ending on the later of (i) 12 months after the closing date of the initial tranche of the Crypto Strategy Convertible Debt, and (ii) the termination of the securities purchase agreement for the Crypto Strategy Convertible Debt, if the Company offers new securities for sale, the lenders have first refusal to up to 25% of the new securities being offered.

F-145

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

9.      Convertible debentures (cont.)

The proceeds of the Crypto Strategy Convertible Debt are subject to restrictions of use, with 70% of the net proceeds of the initial tranche, and 75% of the net proceeds of the subsequent tranches are required to be used to purchase cryptocurrencies. Until such time as the Company’s aggregate acquisition of cryptocurrencies equal or exceeds $20,000,000 (the “Digital Asset Threshold Amount”), the Crypto Strategy Convertible Debt will be secured by a first preference perfected security interest in all of the existing and future assets of the Company and its direct and indirect subsidiaries, including all of the capital stock of each of the subsidiaries and cryptocurrencies purchased with the proceeds of the Crypto Strategy Convertible Debt, as evidenced by a security agreement. Subject to certain exceptions contained in the purchase agreement for the Crypto Strategy Convertible Debt, upon the Company’s achievement of the Digital Asset Threshold Amount, the parties have agreed to amend the terms of the security agreement such that the Company’s obligations shall thereafter be secured exclusively by the cryptocurrencies held in the designated collateral control account.

Currently, as the Digital Asset Threshold Amount is not yet met, the Crypto Strategy Convertible Debt is secured by up to $20,000,000 of proceeds from the Crypto Strategy Convertible Debt, held in a segregated account for trading in cryptocurrencies. The segregated account is subject to a crypto control account agreement, which requires lenders’ approval for actions taken in the segregated account.

On July 17, 2025, the Company closed the initial tranche of the Crypto Strategy Convertible Debt in the principal amount of $10,000,000, for gross proceeds of $9,200,000, with a maturity date of January 17, 2027. The Company also incurred $85,000 in transaction costs in connection with the issuance. $6,405,000 of net proceeds are intended for the purchase of cryptocurrencies. As of July 31, 2025, $6,405,000 are held as cash in a segregated account, and are thus presented as restricted cash in the consolidated balance sheet.

In connection with entering into the Crypto Strategy Convertible Debt, the Company entered into a registration rights agreement (the “RRA”), pursuant to which, the Company agreed to register for resale the common shares that are issuable upon conversion of the Crypto Strategy Convertible Debt. If the registration statement covering the resale of the common shares is not filed or declared effective by certain dates set forth in the RRA, the Company will be required to pay Helena I certain amounts as liquidated damages.

A continuity of the Company’s convertible debentures is as follows:

Balance as at August 1, 2023	$—
Issued	920,000
Fair value of embedded derivative	(73,550)
Transaction costs	(36,484)
Accretion	52,552
Interest	19,026
Balance as at July 31, 2024	$881,544
Issued	13,686,133
Fair value of embedded derivative	(138,250)
Issuance discount	(800,000)
Transaction costs	(85,000)
Repayment	(448,151)
Accretion	346,424
Interest	305,591
Accrued interest transferred to accrued liabilities	(21,129)
Extinguishment	(3,982,650)
Assumed on RTO	3,345,000
Balance as at July 31, 2025	$13,089,512
F-146

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

9.      Convertible debentures (cont.)

Breakdown of the Company’s convertible debentures is as follows:

	July 31, 2025	July 31, 2024
Convertible debentures, short-term, related party	$375,027	$881,544
Convertible debentures, long-term, related party	3,914,146	—
Convertible debentures, long-term	8,800,339	—
	$13,089,512	$881,544

The face value of the convertible debentures as of July 31, 2025 was $14,102,499.

Below is a continuity of the embedded derivative liabilities:

Balance as at August 1, 2023	$—
Derivative liability component	73,550
Change in fair value of derivative liabilities	845,700
Balance as at July 31, 2024	$919,250
Derivative liability component	138,250
Change in fair value of derivative liabilities	(719,000)
Transferred to equity	(266,000)
Balance as at July 31, 2025	$72,500

In connection with the issuance of the convertible debentures during the year ended July 31, 2025, the Company incurred $85,000 in directly attributable transaction costs, which are allocated to the convertible debenture.

In connection with the issuance of the convertible debentures during the year ended July 31, 2024, the Company incurred $40,227 in directly attributable transaction costs. $36,484 was allocated to the host financial liability, $3,743 was allocated to the embedded derivative and recorded immediately in the consolidated statement of operations as general and administrative expenses.

The key inputs used in the Monte Carlo model for the derivative liabilities were as follows:

	At initial measurement (for the year ended July 31, 2024)	As at July 31, 2024	At initial measurement (for the year ended July 31, 2025)	As at July 31, 2025
Probability of De-SPAC Transaction closing	90%	90%	90% – 99%	N/A
Risk-free interest rate	4.60% – 4.87%	4.27% – 4.38%	0.61% – 4.25%	2.75%
Expected term (years)	0.35 – 0.82	0.26 – 0.54	0.01 – 2.00	1.63
Expected annual volatility for the Company	90% – 145%	85% – 112%	92.5% – 150%	150%
Expected annual volatility for Focus Impact	2.5% – 5%	2.5%	2.5% – 100%	N/A
Common conversion ratio	0.083 – 0.155	0.083	0.063 – 0.1462	N/A
Foreign exchange rate	0.727 – 0.747	0.7242	0.718 – 0.734	N/A
F-147

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

9.      Convertible debentures (cont.)

As at July 31, 2025, the conversion options attached to the Devvio Tranche, the Focus Impact Partners Convertible Debt, the Envviron Tranche, and the New Convertible Debt meet the definition of equity under Topic 815, and are accordingly no longer presented as derivative liabilities. Only the conversion option attached to the Additional Convertible Debt is presented as derivative liabilities.

10.    Mandatory convertible debentures

On January 12, 2024, the Company closed a tranche of unsecured convertible notes in the principal amount of $100,000 that bear interest at the rate of 15% per annum, payable only in Company securities on the Conversion Date, or payable in cash in connection with a Liquidating Event or Event of Default.

In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest automatically convert into SVS of the Company as follows:

●        At a conversion price equal to the greater of (a) $76.50 multiplied by the Common Conversion Ratio, and (b) CAD$10.30.

●        The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.

In the event the Company does not complete a De-SPAC transaction by October 8, 2024 (270 days from the issuance date of the notes), the principal and accrued interest are automatically convertible into units consisting of one SVS and half of a share purchase warrant, as follows:

●        At a conversion price equal to the greater of (a) the 30-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$10.30.

●        Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$10.30. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.

The mandatory convertible debentures were liabilities classified and initially recorded at fair value with subsequent changes in fair value being recorded in profit and loss (“FVTPL”). The initial fair value was estimated to be $100,000. During the year ended July 31, 2024, the Company recognized a change in fair value of $27,500 using a Monte Carlo Simulation. In October 2024, the mandatory convertible debentures were revalued to $57,000 using a Monte Carlo Simulation and were converted to 2,244 shares of the Company. The debenture holders were also supposed to receive 1,122 warrants, which have fair value of $1,889 as of July 31, 2025. As of the date of these financial statements, these warrants have not yet been issued. The Company recorded a gain on revaluation during the year ended July 31, 2025 of $70,500.

In connection with the issuance of these mandatory convertible debentures, the Company incurred $7,545 in directly attributable transaction costs which were recorded immediately in the consolidated statement of operations and comprehensive loss as general and administrative expenses.

F-148

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

10.    Mandatory convertible debentures (cont.)

Continuity of the Company’s mandatory convertible debentures is as follows:

Balance as at August 1, 2023	$—
Issued	100,000
Change in fair value of mandatory convertible debentures	27,500
Balance as at July 31, 2024	$127,500
Change in fair value of mandatory convertible debentures	(70,500)
Conversion of debentures	(57,000)
Balance as at July 31, 2025	$—

The key inputs used in the Monte Carlo model for the revaluation of the mandatory convertible debentures as at July 31, 2024 are set out in the table below. In October 2024, the mandatory convertible debentures were automatically converted into shares and warrants to be issued. Immediately prior to conversion, the Company revalued the mandatory convertible debentures. The fair value of the shares were valued using a share price of $3.40 and the warrants using the Black-Scholes option pricing model (Note 13).

As at July 31, 2024
Probability of De-SPAC Transaction closing by maturity date	85%
Risk-free interest rate	4.42%
Expected term (years)	0.19
Expected annual volatility for the Company	92.5%
Expected annual volatility for Focus Impact	2.5%
Common conversion ratio	0.083
Foreign exchange rate	0.7242

11.    Warrant liabilities

Impact of Change in Functional Currency on August 1, 2024

As at July 31, 2024, the Company had 132,811 warrants outstanding. The exercise price of these warrants is denominated in CAD. Due to the change in functional currency of the Company, a total of 121,995 warrants which were issued in connection with the Company’s reverse merger on November 4, 2022 and for private placements with an initial carrying value of $1,836,666 were reassessed to be derivative liabilities. The fair value of the warrants upon the change in classification on August 1, 2024 of $454,571, was remeasured using the Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield – 0%, expected volatility – 105%, risk-free interest rate – 3.49% and an expected remaining life – 0.7 years. The fair value of these warrants is classified as Level 2 in the fair value hierarchy. The difference between the previous carrying value which was initially recorded as equity and the fair value of the warrant liabilities on August 1, 2024 was $1,382,096. Pursuant to ASC 815-40-35-9, the difference is recognized within equity.

10,816 of the warrants outstanding on August 1, 2024 were issued to brokers as compensation for finders fees (the “Broker Warrants”) and fall under the Scope of ASC 718, Stock-based Compensation. As the Company’s stock was primarily traded on the Cboe Exchange in Canadian dollars during the three months ended October 31, 2024, the exemption under ASC 718-10-25-14A is met and the Broker Warrants remain equity classified.

F-149

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

11.    Warrant liabilities (cont.)

Changes to warrant liability during the year ended July 31, 2025

On October 8, 2024, the Company’s mandatory convertible debentures were automatically converted to shares of the Company. The debt holders were supposed to receive 1,122 warrants exercisable at CAD$67.30 for two years. The warrants to be issued are recorded as warrant liabilities as the exercise price is denominated in CAD. The fair value of the warrants to be issued at conversion date was estimated to be $7,500 using the Black-Scholes option pricing model, with the following assumptions: expected dividend yield – 0%, expected volatility – 92.5%, risk-free interest rate – 4.53% and an expected remaining life – 2 years.

On October 29, 2024, 9,176 liability classified warrants were exercised at an exercise price of CAD$13.08 per share. The difference between the fair value of the warrants immediately preceding the exercise of $303,492 and the previously measured fair value of these warrants on August 1, 2024 of $141,096 was recognized as a change in fair value of the warrant liabilities of $162,396.

On November 4, 2024, 92,917 liability classified warrants, and 10,816 equity classified warrants expired. The fair value of the liability classified warrants were remeasured to $Nil upon expiry, and the difference to the previously measured fair value of these warrants on August 1, 2024 of $25,067 was recognized as a change in fair value of the warrant liabilities of ($25,067). No recognition was required for the equity classified warrants as a result of their expiry.

On November 6, 2024, 22,699,987 warrants were issued by the Company in consideration for the De-SPAC transaction (Note 4). The warrants were assessed to be derivative liabilities of the Company due to certain settlement provisions of the warrants do not meet the criteria for equity classification under Topic 815. The warrants are each exercisable at $1.52 for 0.09692 common stock, expiring on November 6, 2029. The fair value of the warrants were $7,196,286 upon issuance.

As at July 31, 2025, the fair value of the liability classified warrants were remeasured at $5,626,473 using the Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield – 0%, expected volatility – 150%, risk-free interest rate – 3.01% and an expected remaining life of 4.24 years. The Company recognized ($1,865,721) as a change in fair value for the year ended July 31, 2025.

The following is a continuity of the Company’s derivative warrant liabilities:

Balance as at July 31, 2024	$—
Warrants fair value upon change in functional currency (Note 2)	454,571
Warrants issued upon De-SPAC transaction (Note 4)	7,196,286
Warrants to be issued (mandatory convertible debentures)	7,500
Change in fair value of warrant liabilities (exercised warrants)	162,396
Change in fair value of warrant liabilities (expired warrants)	(25,067)
Fair value of warrants exercised	(303,492)
Change in fair value of warrant liabilities	(1,865,721)
Balance as at July 31, 2025	$5,626,473

12.    Stock option liabilities

Impact of listing on the NASDAQ on November 6, 2024

As at November 6, 2024, the Company had 62,772 stock options outstanding. The exercise price of these stock options is denominated in CAD. Due to the listing of the Company on the NASDAQ (Note 4) and commencement of trading of shares in the United States dollars, exemptions available under ASC 718-10-25-14 to classify stock options with strike prices in foreign currencies as equity were no longer met and all stock options outstanding were reassessed to

F-150

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

12.    Stock option liabilities (cont.)

be derivative liabilities. The fair value of the stock options upon the change in classification on November 6, 2024 of $330,090, was remeasured using the Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield – 0%, expected volatility – 97%, risk-free interest rate – 3.12% and an expected remaining life – 5.96 years. The fair value of these options is classified as Level 2 in the fair value hierarchy. The difference between the previous carrying value which was initially recorded as equity and the fair value of the option liabilities on August 1, 2024 was $1,381,715. Pursuant to ASC 815-40-35-9, the difference is recognized within equity.

Changes to stock option liability during the year ended July 31, 2025

As at July 31, 2025, the fair value of the liability classified stock options were remeasured at $133,465 using Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield – 0%, expected volatility – 150%, risk-free interest rate – 3.16% and an expected remaining life of 5.23 years. The Company recognized ($196,625) as a change in fair value for the year ended July 31, 2025, which is presented within salaries and wages.

The following is a continuity of the Company’s derivative stock option liabilities:

Balance as at July 31, 2024	$—
Stock options fair value upon change De-SPAC transaction (Note 4)	330,090
Change in fair value of stock option liabilities	(196,625)
Balance as at July 31, 2025	$133,465

13.    Share capital

(a) Authorized

As Focus Impact Acquisition Corp., the Company formerly was authorized to issue 500,000,000 shares of Class A common stock, 50,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock. All former shares were exchanged for common stock of the Company upon completion of the RTO (Note 4). Upon the RTO and continuance into Alberta, the old classes of shares were cancelled and replaced by those of the Company.

The Company is authorized to issue an unlimited number of common stock without par value.

The Company is authorized to issue an unlimited number of preferred stock, issuable in series in accordance with the Business Corporations Act of Alberta, Canada.

(b) Shares issued

Shares issued during the year ended July 31, 2025

On September 5, 2024, the Company issued 1,596 shares with a fair value of $47,904 in settlement of accounts payable in the amount of $39,527 and recognized a loss on the settlement of $8,377.

In October 28, 2024, the Company issued 2,244 shares with a fair value of $49,500 for the conversion of the mandatory convertible debentures (Note 10).

On October 29, 2024, the Company issued 9,176 shares for the exercise of 9,176 share purchase warrants, at an exercise price of CAD$13.08 per share for gross proceeds of $86,237. The fair value of the warrants was $303,492.

F-151

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

13.    Share capital (cont.)

On November 6, 2024, the Company completed the De-SPAC transaction (Note 4), with each of former Devv Holdings shares converted to securities of the Company on a 1 to 0.152934 basis. All disclosures in these financial statements on number of shares have been accordingly converted on the same basis. 515,920 shares with a fair value of $3,147,117 were retained by former shareholders of the Company as consideration for the De-SPAC transaction.

On November 6, 2024, upon completion of the De-SPAC transaction (Note 4), the Company also issued:

●        200,000 shares with a fair value of $1,220,000 for the acquisition of 50% interest in an associate, FCS (Note 6).

●        300,052 shares with a fair value of $1,830,318 in settlement of accounts payable and accrued liabilities with various vendors of Devv Holdings and Devv Corp, in the amount of $10,523,400. On October 29, 2024, the Focus Impact Sponsor transferred their Focus Impact Class A shares (“Sponsor Shares”) to the various vendors in settlement of the debt. Upon the closing of the De-SPAC transaction, the Company issued 300,052 replacement shares to the Focus Impact Sponsor. As Focus Impact Sponsor transferred the Sponsor Shares on behalf of the Company, and assumed the risk of the De-SPAC transaction not occurring (wherein Devv Holdings and Devv Corp would not have been obliged to compensate Focus Impact Sponsor in that eventuality), the transaction is more akin to a capital transaction per ASC 470-50-40-2, to reflect the risk undertaken by Focus Impact Sponsor in its capacity as a significant shareholder of the Company. As such the gain on settlement of $8,693,082 was recognized in equity.

●        169,480 shares to various parties for gross proceeds of $2,250,000, of which $20,000 remain receivable as of July 31, 2025.

●        50,000 shares with a fair value of $305,000 as a commitment fee in connection the ELOC Agreement with Helena I (Notes 7 and 17). The fair value of the shares is recognized as deferred financing costs of the Company.

●        324,987 shares with a fair value of $1,982,424 for the acquisition of carbon credits, and for deposits on carbon credits purchases (Note 5).

On November 13, 2024, the Company issued 55,729 shares with a fair value of $585,155 in consideration to Focus Impact Partners, for entering into a strategic consulting agreement (Note 18).

On December 27, 2024, the Company issued 41,247 shares with a fair value of $317,608 in settlement of accounts payable and accrued liabilities with various vendors of the Company, in the amount of $1,225,000, and recognized a gain on settlement of $907,392.

On March 17, 2025, the Company issued 16,666 shares with a fair value of $58,333 in accordance with the ELOC Agreement with Helena I (Note 7) in satisfaction of the $125,000 commitment (Note 18) upon the effectiveness of the Helena I Registration Statement.

In March 2025, the Company issued 160,600 shares in accordance with the ELOC Agreement with Helena I (Note 7) for gross proceeds of $481,530.

In May 2025, the Company issued 334,600 shares in accordance with the ELOC Agreement with Helena I (Note 7) for gross proceeds of $1,051,857.

F-152

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

13.    Share capital (cont.)

In July 2025, the Company issued 350,500 shares in accordance with the ELOC Agreement with Helena I (Note 7) for gross proceeds of $1,794,694. Of the gross proceeds, $448,151 were retained by Helena I for the repayment of the initial tranche of the Crypto Strategy Convertible Debt (Note 9).

In July 2025, the Company cancelled 155,000 shares in relation to the termination of carbon credit purchase agreements (Note 5).

Shares issued during the year ended July 31, 2024

On August 4, 2023 the Company issued 9,176 shares for the exercise of 9,176 share purchase warrants, at an exercise price of CAD$13.08 per share.

On August 22, 2023 the Company issued 6,372 shares for the exercise of 6,372 share purchase warrants, at an exercise price of CAD$13.08 per share.

On September 22, 2023 the Company issued 2,549 shares for the exercise of 2,549 share purchase warrants, at an exercise price of CAD$13.08 per share.

(c) Share purchase warrants

The continuity of share purchase warrants is as follows:

	Number of warrants	Weighted Average Exercise price	Remaining life (Years)
Balance, July 31, 2023	150,908	$44.69	1.85
Exercised	(18,097)	$9.73	—
Balance, July 31, 2024	132,811	$47.23	0.67
Issued on RTO (Note 4)	22,699,987	$1.52	—
Exercised	(9,176)	$9.50	—
Expired	(105,032)	$56.90	—
Balance, July 31, 2025	22,718,590	$1.53	4.27

As at July 31, 2025, the following share purchase warrants were outstanding:

Number of warrants outstanding		Exercise price	Expiry date
18,603		CAD$ 13.08	September 29, 2026
22,699,987	*	$ 1.52	November 6, 2029
22,718,590

____________

*        Each warrant exercisable for 0.09692 common stock.

All of the warrants outstanding are liability classified (Note 11).

The Company has 1,122 warrants with an exercise price of CAD$67.30 to be issued as of July 31, 2025.

Of the 22,699,987 warrants issued on the RTO, 11,200,000 were to replace former SPAC public warrants (“Public Warrants”), and 11,499,987 were to replace former SPAC private warrants (“Private Warrants”, together with Public Warrants, “SPAC Warrants”). Each SPAC Warrant is exercisable at $1.52 for 0.09692 shares of common stock.

F-153

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

13.    Share capital (cont.)

In connection with the Initial Business Combination, the Company assumed the agreements for the SPAC Warrants between the Company’s predecessor, Focus Impact Acquisition Corp., and Continental Stock Transfer & Trust Company, as warrant agent, and entered into such amendments thereto as were necessary to give effect to the provisions of the BCA, and each SPAC Warrant then outstanding and unexercised automatically without any action on the part of its holder was converted into a warrant of the Company.

Each replacement warrant is subject to the same terms and conditions, including exercisability terms, as were applicable to the corresponding SPAC Warrants immediately prior to the Initial Business Combination, except to the extent of such terms or conditions that are rendered inoperative by the Initial Business Combination. Accordingly, following the Initial Business Combination:

●       each replacement warrant will be exercisable solely for the Company’s common shares;

●        the number of the Company’s common shares subject to each replacement warrant will be equal to the number of Class A common shares subject to the applicable SPAC Warrant (subject to amendments as set forth in the agreement to the SPAC Warrants)

●        the per share exercise price for the Company’s common shares issuable upon exercise of such replacement warrant will be equal to the per share exercise price for the Class A Common Shares subject to the applicable SPAC Warrant, as in effective prior to the Initial Business Combination (subject to amendments as set forth in the agreement to the SPAC Warrants)

Public Warrants

The Company had agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Initial Business Combination, the Company would use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and the Company would use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of common stock until the warrants expired or were redeemed, as specified in the warrant agreement; provided that if the Company’s common stock was at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfied the definition of a ‘‘covered security” under Section 18(b)(1) of the Securities Act, the Company may. at the Company’s option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elected, would not be required to file or maintain in effect a registration statement, but would use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company would have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the lessor of (A) the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) the product of 0.361 and the number of whole warrants being exercised by such holder. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

F-154

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

13.    Share capital (cont.)

Private Warrants

The Private Warrants are not redeemable by the Company so long as they are held by Focus Impact Sponsor or its permitted transferees. Focus Impact Sponsor or its permitted transferees have the option to exercise the Private Warrants on a cashless basis,

Company’s right to redemption of warrants

The Company may redeem the outstanding Public Warrants under the following conditions, while a registration statement covering the common stock issuable upon exercise of the warrants is effective, upon a minimum of 30 days’ prior written notice of redemption to each warrant holder:

(1)    Redemption at a price of $0.01 per warrant

If common stock is trading at a price in excess of $23.90 (“Upper Redemption Trigger”) for any 20 trading days within a 30-day period ending three trading days before the Company sends a notice of redemption to the warrant holders.

(2)    Redemption at a price of $0.10 per warrant

If the common stock is trading in excess of $13.20 (“Lower Redemption Trigger”) for any 20 trading days within a 30-day period ending three trading days before the Company sends a notice of redemption to the warrant holders. Concurrently, if the common stock is trading at a price of less than the Upper Redemption Trigger for any 20 trading days within a 30-day period ending three trading days before the Company sends a notice of redemption to the warrant holders, the Private Warrants must also be concurrently called for redemption on the same terms as the Public Warrants.

Adjustments to exercise price of SPAC Warrants

The terms of the SPAC Warrants provided for an adjustment of the exercise price if the Initial Business Combination issued shares at a price (“Newly Issued Price”) below $92.00 per share, the aggregate gross proceeds from such issuances represent more than 60% of total equity proceeds, and the 20-day VWAP of the Company’s shares upon Initial Business Combination (“Market Value”) is below $92.00.

In such event, the exercise price will be adjusted to be 115% of the higher of the Market Value and the Newly Issued Price (“Reference Price”); the Upper Redemption Trigger will be adjusted to be 180% of the Reference Price ; and the Lower Redemption Trigger will be adjusted to the Reference Price.

On December 6, 2024, the Company determined the Newly Issued Price was $13.20; and the Market Value was $9.40. Accordingly the Reference Price was set at $13.20. The Company accordingly issued a notice of warrant adjustment to holders of SPAC Warrants, effecting the following adjustments in accordance with the terms of the SPAC Warrants:

●        Adjustment to the exercise price of the SPAC Warrants to $1.52 per 0.09692 share of the common stock of the Company, being 115% of Reference Price;

●        Adjustment of the Upper Redemption Trigger to $23.90 per share of the common stock of the Company, being 180% of Reference Price;

●        Adjustment of the Lower Redemption Trigger to $13.20 per share of the common stock of the Company, being the Reference Price

F-155

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

13.    Share capital (cont.)

The number of SPAC Warrants outstanding is not impacted by the consolidation arising from the RTO (Note 4) nor the reverse stock split (Note 20) of the Company. Correspondingly, the exercise price is also not adjusted. Instead, the number of shares each SPAC Warrant is exercisable into is adjusted to account for such adjustments. Upon RTO, the number of shares each SPAC Warrant is exercisable into (“Exercise Ratio”) is reduced from 1 to 0.9692. Upon reverse stock-split in August 2025, the Exercise Ratio is further reduced to 0.09692.

As set forth in the warrant agreement for the SPAC Warrants, the SPAC Warrants are not exercisable for any fractional shares. If, by reason of any adjustment made pursuant to the terms of the SPAC Warrants, the holder would be entitled to a fractional interest in a shares upon exercise of such SPAC Warrant, the Company shall round down to the nearest whole number of common shares to be issued to such holder upon exercise.

(d) Stock options

The continuity of the Company’s stock options is as follows:

	Number of stock options	Weighted average exercise price
Outstanding, October 31, 2024 and July 31, 2024	62,772	$40.20
Forfeited	(1,395)	$37.74
Granted	50,000	$2.32
Cancelled	(2,733)	$37.74
Outstanding, July 31, 2025	108,644	$22.79
Exercisable, July 31, 2024	33,496	$40.10
Exercisable, July 31, 2025	51,859	$40.16

As at July 31, 2025, the weighted average remaining contractual life of outstanding options is 4.90 years (July 31, 2024 – 7.09 years).

As at July 31, 2025, the following stock options were outstanding and exercisable:

Number of options outstanding	Exercise price	Expiry date	Number of options exercisable
2,676	CAD$ 52.40	January 17, 2028	2,676
9,176	CAD$ 52.40	February 6, 2028	9,176
8,411	CAD$ 72.60	May 15, 2028	7,035
764	CAD$ 77.20	June 26, 2028	764
50,000	$ 2.32	March 26, 2030	—
22,938	CAD$ 52.40	January 17, 2032	19,500
4,588	CAD$ 52.40	March 1, 2032	3,900
917	CAD$ 52.40	March 14, 2032	780
7,646	CAD$ 52.40	October 12, 2032	6,500
1,528	CAD$ 52.40	February 6, 2033	1,528
108,644			51,859
F-156

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

13.    Share capital (cont.)

Stock options issued during the year ended July 31, 2025

On March 26, 2025, 50,000 stock options with an exercise price of $2.32 and a term of 5 years was granted to officers of the Company. One-third of the stock options vest 12 months from grant date, and the remaining two-thirds vest monthly in 24 equal installments. The stock options are equity classified.

Stock options issued during the year ended July 31, 2024

No stock options were issued during the year ended July 31, 2024.

Share-based compensation — Stock options

Share-based payments relating to the vesting of stock options for the year ended July 31, 2025 was $72,641 (2024 – $692,740) and is recorded as salaries and wages on the consolidated statement of operations.

As of November 6, 2024, upon the listing of the Company’s shares on the NASDAQ, 58,644 stock options outstanding are liability classified (Note 12).

As of July 31, 2025, the total intrinsic value of stock options outstanding and exercisable was $Nil and $Nil, respectively. The intrinsic value of outstanding stock options is based on the company’s closing stock price on July 31, 2025.

(e) Restricted stock units (“RSUs”)

The continuity of the Company’s RSU’s is as follows:

Number of RSUs
Outstanding, July 31, 2023	103,686
Granted	17,789
Outstanding, July 31, 2024	121,475
Granted	30,586
Forfeited	(3,753)
Outstanding, July 31, 2025	148,308

RSUs granted during the year ended July 31, 2025

On March 26, 2025, 30,586 restricted stock units were granted to an officer of the Company. 70% of the RSUs vest on grant date, the remaining restricted stock units vest in equal 15% installments annually.

RSUs issued during the year ended July 31, 2024

On July 30, 2024, the Company granted 17,789 RSUs to directors, officers, employees and consultants of the Company. Each vested RSU can be exchanged for one common stock of the Company for no additional consideration. The RSUs will vest as follows:

●        10% vest upon the 6-month anniversary of the grant date

●        15% vest every 6 months thereafter for a period of 36 months

F-157

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

13.    Share capital (cont.)

As at July 31, 2025, the following RSUs were outstanding and vested:

Number of RSUs outstanding	Grant date	Number of RSUs Vested
917	November 30, 2021	917
38,232	December 24, 2021	32,496
1,009	March 1, 2022	1,009
62,702	March 14, 2022	53,985
14,862	July 30, 2024	7,086
30,586	March 26, 2025	25,998
148,308		121,491

Share-based compensation — RSU’s

Share-based payments relating to the vesting of RSUs for the year ended July 31, 2025 was $510,325 (2024 – $597,587) and is recorded as salaries and wages on the consolidated statement of operations.

14.    Related party transactions and balances

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties.

At July 31, 2025, the Company had amounts owing and accrued liabilities of $794,990 (July 31, 2024 – $478,072) payable to directors and officers of the Company for salaries, expense reimbursements and professional fees. These amounts are non-interest bearing and have no terms of repayment.

During the year ended July 31, 2025, the Company incurred wages and management fees of $698,890 and $279,000, respectively, to officers of the Company. Share based compensation incurred to officers and directors of the Company amounted to $488,569.

During the year ended July 31, 2025, the Company accrued interest of $228,518 on convertible debentures payable to related parties (Note 9).

During the year ended July 31, 2025, the Company amended the terms of convertible debentures payable to Focus Impact Partners and Focus Impact Sponsor, and issued an Additional Convertible Note to Focus Impact Partners (Note 9).

During the year ended July 31, 2025, the Company issued 55,729 common shares with a fair value of $585,155 to Focus Impact Partners in consideration for a strategic consulting agreement (Note 13).

During the year ended July 31, 2024, the Company issued convertible debentures to Devvio and Envviron (Note 9). During the year ended July 31, 2025, these loans were amended to extend their maturities to May 30, 2025, and the Company is in negotiations for further extension of maturities.

During the year ended July 31, 2024, the Company signed an amended strategic partnership agreement with Devvio (Note 18).

F-158

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

15.    Financial instruments

As at July 31, 2025, the Company’s financial instruments consist of cash, restricted cash, trade receivable, GST receivable, corporate taxes receivable, deposit on carbon credits purchase, accounts payable and accrued liabilities, convertible debentures, mandatory convertible debentures, warrant liabilities, stock option liabilities, stop loss provision liabilities and derivative liabilities. The Company classifies cash, GST receivable, corporate taxes receivable, and deposit on carbon credits purchase as financial assets held at amortized cost. The Company classifies accounts payable and accrued liabilities as financial liabilities which are held at amortized cost. The Company’s mandatory convertible debentures, warrant liabilities, stock option liabilities, and stop loss provision liabilities are carried at FVTPL. The Company’s convertible debentures are hybrid instruments where the debt host component is held at amortized cost and the embedded derivative was measured at FVTPL, until upon their amendments (Note 9), or the completion of the De-SPAC transaction (Note 4) of the Company, when they met the criteria for equity classification and were transferred to equity.

The Company’s derivative liabilities and mandatory convertible debentures are level 3 financial instruments and its warrant liabilities and stock option liabilities are Level 2 instruments. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Observable or market inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions based on the best information available. The unobservable inputs used for valuation of the mandatory convertible debentures and derivative liabilities included volatility and probability of De-SPAC transaction. Any significant changes in unobservable inputs could result in significantly lower or higher fair value measurements.

The risk exposure arising from these financial instruments is summarized as follows:

(a) Credit risk

The Company’s financial assets are cash, restricted cash, trade receivable, GST receivable, corporate taxes receivable, and deposit on carbon credits purchase. The Company’s maximum exposure to credit risk, as at period end, is the carrying value of its financial assets, being $10,592,093. The Company holds its cash with a major financial institution and with a publicly traded payment processing company therefore minimizing the Company’s credit risk.

(b) Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity by maintaining adequate cash balances and by raising equity financings. The Company has no assurance that such financings will be available on favorable terms. In general, the Company attempts to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares.

As at July 31, 2025, the Company had cash of $3,446,111 to settle the contractual obligation of current liabilities of $11,847,575 which fall due for payment within twelve months of the statement of financial position. All of the Company’s contractual obligations are current and due within one year.

(c) Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or value of its holdings or financial instruments. At July 31, 2025, the Company has minimal exposure to these risks.

F-159

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

16.    Income taxes

A reconciliation between the effective income tax rate and the federal statutory income tax rate is as follows:

	July 31, 2025	July 31, 2024
Domestic	$(4,788,451)	$(7,403,278)
International	(7,278,780)	(2,395,924)
(Loss) before income taxes	(12,067,231)	(9,799,202)
	July 31, 2025	July 31, 2024
Expected recovery at statutory rate	(2,534,119)	(2,057,832)
Permanent book/tax differences	(33,892)	241,919
Change in valuation allowance	3,825,833	1,873,989
Current tax true up	(62,750)	28,463
Tax rate differential	—	—
Impact of foreign currency translation	—	(13,993)
Impact of acquisition	(1,195,073)	—
Total tax expense	$—	$72,546

The components of the provision for income taxes are as follows:

	July 31, 2025	July 31, 2024
Current tax expense:
Federal	$—	$—
Foreign	—	72,546
Total current tax expense	—	72,546

Deferred tax benefit:
Federal	—	—
Foreign	—	—
Total deferred tax benefit	—	—
Total income tax expense	$—	$72,546
F-160

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

16.    Income taxes (cont.)

The effective tax rate for 2025 is materially consistent with the prior year comparable period due to the continued full valuation allowance recorded against net deferred tax assets:

Deferred Income Tax

The significant components of the deferred tax assets and liabilities consisted of the following:

	July 31, 2025	July 31, 2024
Deferred tax assets
Net operating loss carryforwards	$4,573,385	$2,441,398
Unexercised share-based compensation	945,890	823,579
Capital start-up costs	2,355,876	620,911
Derivative liability	—	193,043
Accrued payroll reserves	162,426	49,866
Financing fees	4,503	6,005
Unrealized foreign exchange gain/loss	13,879	11,434
Total gross deferred tax assets	8,055,960	4,146,236

Valuation allowance	(7,967,381)	(4,141,548)

Total deferred tax assets, net of valuation allowance	88,579	4,688

Deferred tax liability
Convertible debt	(88,579)	(4,410)
Depreciation	—	(278)
Unrealized foreign exchange gain/loss	—	—
Total gross deferred tax liabilities	(88,579)	(4,688)

Net deferred tax asset	—	—

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty of the Company’s ability to realize the benefit of the deferred tax assets, primarily related to the history of cumulative operating losses, the net deferred tax assets are fully offset by a valuation allowance at July 31, 2025 and 2024. As of July 31, 2025, the Company recorded a valuation allowance of $7,967,381 compared to $4,141,548 as of July 31, 2024.

As of July 31, 2025, the Company had $Nil of unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of both July 31, 2025 and July 31, 2024 the Company had accrued $Nil for net interest and penalties.

As of July 31, 2025, the Company had Canadian federal net operating loss carryforwards (“NOLs”) of $7,324,903 which have a 20-year expiration period and will begin to expire in 2040, and U.S. federal NOLs of $14,453,122 which can be carried forward indefinitely.

DevvStream Holdings Inc. is subject to U.S. federal tax, as well as various foreign jurisdictions including Canadian federal and provincial tax that impose an income tax. The years that remain subject to examination are 2021 and onwards.

F-161

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

16.    Income taxes (cont.)

U.S. Income Tax Status

U.S. federal tax legislation was enacted in 2004 to address perceived U.S. tax concerns in “corporate inversion” transactions. A “corporate inversion” generally occurs when a non-U.S. corporation acquires “substantially all” of the equity interests in, or the assets of, a U.S. corporation or partnership, if, after the acquisition, former equity holders of the U.S. corporation or partnership own a specified level of stock in the non-U.S. corporation. The tax consequences of these rules depend upon the percentage identity of stock ownership that results. Generally, in the “80-percent identity” transactions, i.e. former equity holders of the U.S. corporation owns 80% or more of the equity of the non-U.S. acquiring entity (excluding certain equity interests), the tax benefits of the inversion are limited by treating the non-U.S. acquiring entity as a domestic entity for U.S. tax purposes, DevvStream Holdings Inc. is subject to both Canadian and US tax. Note, the ownership percentage is computed under section 7874 which varies from legal ownership.

Management is of the view that a corporate inversion has resulted from the RTO transaction completed on November 4, 2022. Management has determined that DevvStream Holdings Inc. is subject to the “80 percent” identity with respect to the transactions undertaken. The tax implication resulting from this transaction would be annual filing of US corporate income tax return and additional withholding tax payment to IRS on future distribution to minority shareholders.

17.    Segmented information

The Company operates in one reportable operating segment — the development and monetization of environmental assets. All of the Company’s revenue during the year ended July 31, 2025 are attributable to the operating segment of development and monetization of environmental assets. The Company’s assets are located in Canada.

18.    Commitments and contingencies

●        On September 12, 2023, the Company amended its existing strategic partnership agreement with Devvio, a related party. The Company has committed to making specific payments to Devvio. They will provide a minimum advance of $1,000,000 by August 1, 2024, followed by $1,270,000 by August 1, 2025 and August 1, 2026. Additionally, starting from 2027, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement. On July 8, 2024, the parties further amended the agreement such that the minimum advances extended by one year and are now due as follows: $1,000,000 by August 1, 2025, followed by $1,270,000 by August 1, 2026 and August 1, 2027. Additionally starting in calendar year 2028, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement. The agreement is subsequently amended on October 28, 2025 to eliminate the aforementioned payment obligations (Note 20).

●        On February 16, 2024, the Company entered into a licensing agreement with Greenlines Technology Inc. for the use of certain technologies. The Company has agreed to pay $42,000 within 15 days of the closing of the BCA. Such amount was paid on November 26, 2024. Commencing January 1, 2025, the Company has agreed to pay an annual fee of $12,000 of the first day of each calendar year for the use of the technology. The amounts due on January 1, 2025 are yet to be paid as of July 31, 2025. The Company has accrued $7,000 in connection with the annual fee payable as of July 31, 2025.

●        On October 29, 2024, the Company entered into the ELOC Agreement with Helena I (Note 7). Following the closing of the De-SPAC Transaction and the Helena I Registration Statement becoming effective, the Company is to issue to Helena I common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $7.50. The Company issued 16,666 shares in satisfaction of this commitment on March 17, 2025.

F-162

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

18.    Commitments and contingencies (cont.)

●        On November 13, 2024, the Company entered into a strategic consulting agreement with Focus Impact Partners, pursuant to which the Focus Impact Partners will provide the Company with certain consulting services (“Strategic Consulting Agreement”) in consideration of an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginning December 31, 2023. Fees due under the Strategic Consulting Agreement shall accrue and not be payable until (a) the Company has successfully raised $5,000,000 in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) the Company has 2 or more consecutive quarters of positive cash flow from operations. As of July 31, 2025, neither condition has been met. DevvStream Corp. will pay the Focus Impact Partners additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction. The Strategic Consulting Agreement has a term of three years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one-year periods at the end of each year unless either party provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement.

●        Holders of the Company’s common stock, including Focus Impact Sponsor and historical holders of Devv Holdings, as well as holders of SPAC Warrants are entitled to registration rights pursuant to registration rights agreements signed prior to the RTO, requiring the Company to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

●        On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other measures, a new U.S. federal 1% excise tax on certain repurchases, including redemptions, of stock by publicly traded domestic corporations in the U.S.. The excise tax is imposed on the repurchasing corporation and the amount of the excise tax is generally 1% of the fair market value of the stock repurchased. However, for the purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. During 2024, the IRS issued final regulations with respect to the timing and payment of excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024. The Company is currently evaluating its obligations with respect to this provision of the IR Act. As the Company was formerly a special purposes acquisition corporation, redemption of shares by shareholders took place prior to the Initial Business Combination. The Company accrued $2,410,973 in excise taxes payable (Note 8), however has not made a payment as of July 31, 2025. If the Company is unable to pay its obligations in full, it may be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

●        From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At July 31, 2025, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

F-163

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

19.    Retrospective adjustments

Presentation of historical number of equity instruments, weighted average number of shares outstanding, exercise price of equity instruments and conversion price of convertible instruments for the year ended July 31, 2024 were retrospectively adjusted, as a result of the following events:

●        the De-SPAC transaction (Note 4) on November 6, 2024, which effected a consolidation of the historical equity of Devv Holdings by the Common Conversion Ratio, i.e., 1 for 0.152934; and,

●        the reverse stock split (Note 20) on August 8, 2025, with the effect of a one-for-ten reverse split.

This results in an aggregate consolidation of historical number of shares by a factor of 1-to-0.0152934, with the inverse impact on exercise prices and conversion prices (the “Retrospective Impact”).

A summary of the impact of the retrospective adjustments are as follows:

Common shares outstanding

The number of common shares outstanding presented on the consolidated balance sheet and in Note 13(b) were adjusted as follows:

SVS and MVS of Devv Holdings in issue as of July 31, 2024 were replaced by the issuance of common shares of the Company upon the De-SPAC transaction (Note 4), on the basis of the Common Conversion Ratio.

29,603,123 SVS and 4,650,000 MVS were outstanding as of July 31, 2024. Each MVS was the equivalent of 10 SVS. The Company had an effective amount of 76,103,123 SVS outstanding, which was consolidated to be 1,163,871 common shares outstanding upon accounting for the Retrospective Impact.

28,419,790 SVS and 4,650,000 MVS were outstanding as of July 31, 2023. Each MVS was the equivalent of 10 SVS. The Company had an effective amount of 74,919,790 SVS outstanding, which was consolidated to be 1,145,774 common shares outstanding upon accounting for the Retrospective Impact.

Shares issued during the year ended July 31, 2024

The number of shares issued during the year ended July 31, 2024 presented on the consolidated statement of changes in shareholders’ deficiency and in Note 13(b) were adjusted as follows:

During the year ended July 31, 2024, 1,183,333 SVS were issued for warrant exercises. Accounting for the Retrospective Impact, it is equivalent to the issuance of 18,097 common shares.

Weighted average number of shares — basic and diluted, for the year ended July 31, 2024

The below is the calculation of the weighted average number of shares of the Company for the year ended July 31, 2024, as presented in the consolidated statement of operations, before and after accounting for the Retrospective Impact:

For the year ended July 31, 2024	As presented in prior year	Retrospective Impact
SVS outstanding, July 31, 2023	28,419,790	—
MVS outstanding, July 31, 2023	4,650,000	—
Common shares outstanding, July 31, 2023	—	1,145,774
Effect of shares issued for warrant exercises	1,125,318	17,210
Weighted average number of shares outstanding	34,195,108	1,162,984
F-164

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

19.    Retrospective adjustments (cont.)

Conversion terms of convertible debentures

The conversion terms of convertible debentures (Note 9) for the Devvio Tranche, Focus Impact Partners Convertible Debt, and Envviron Tranche are adjusted such that the conversion prices are multiplied by a factor of 10, as a result of the reverse stock split (Note 20). The figures are not adjusted for the impact of the De-SPAC (Note 4), as such conversion terms are set up such that such prices were on the basis of prior to the application of the Common Conversion Ratio.

Conversion terms of mandatory convertible debentures

The conversion terms of mandatory convertible debentures (Note 10) are adjusted such that the conversion prices are multiplied by a factor of 10, as a result of the reverse stock split (Note 20). The figures are not adjusted for the impact of the De-SPAC (Note 4), as such conversion terms are set up such that such prices were on the basis of prior to the application of the Common Conversion Ratio.

Share purchase warrants

The below sets forth the movement of the number of share purchase warrants, in Note 13(c), during the year ended July 31, 2024, before and after the application of the Retrospective Impact:

Number of warrants	Prior to Retrospective Impact	After Retrospective Impact
Balance, July 31, 2023	9,872,351	150,908
Exercised	(1,183,333)	(18,097)
Balance, July 31, 2024	8,689,018	132,811

The weighted average exercise prices are correspondingly adjusted through the application of the Retrospective Impact, and are translated to be presented in US dollars using the prevailing foreign exchange rates on the balance sheet dates and exercise dates.

Stock options

The below sets forth the movement of the number of stock options, in Note 13(d), during the year ended July 31, 2024, before and after the application of the Retrospective Impact:

Number of stock options	Prior to Retrospective Impact	After Retrospective Impact
Balance, July 31, 2024	4,105,000	62,772
Exercisable, July 31, 2024	2,190,250	33,496

The weighted average exercise prices are correspondingly adjusted through the application of the Retrospective Impact, and are translated to be presented in US dollars using the prevailing foreign exchange rates on July 31, 2024.

F-165

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024

19.    Retrospective adjustments (cont.)

Restricted stock units

The below sets forth the movement of the number of RSUs, in Note 13(e), during the year ended July 31, 2024, before and after the application of the Retrospective Impact:

Number of RSUs	Prior to Retrospective Impact	After Retrospective Impact
Balance, July 31, 2023	6,780,000	103,686
Exercised	1,163,572	17,789
Balance, July 31, 2024	7,943,572	121,475

20.    Subsequent events

Issuance of shares

In August 2025, the Company issued 300,000 shares in accordance with the ELOC Agreement with Helena I (Note 7) for gross proceeds of $756,607. $189,152 of the gross proceeds are used to repay the Crypto Strategy Convertible Debt (Note 9).

Reverse stock split

On August 8, 2025, the Company completed a reverse stock split of the Company’s common stock at a ratio of one-for-ten basis. All current and comparative references to the number of common stock, warrants, options, RSUs, weighted average number of common stock, and loss per share have been retrospectively adjusted to give effect to this reverse stock split.

Amendment to strategic partnership agreement with Devvio

On October 28, 2025, the Company further amended the strategic partnership agreement with Devvio (Note 18) such that the rights and obligations under the existing strategic partnership agreement relating to royalty payments, with the exception of confidentiality obligations in the amendment, are fully settled, discharged and of no further force or effect.

The strategic partnership agreement is amended to establish a strategic token program between the parties, whereby the Company agrees to purchase DevvE tokens annually in the amount of $1,000,000 in 2025, and $1,270,000 in each of 2026 and 2027 (the “Purchase Amounts”). The amount of DevvE tokens purchased will be determined by 10-day VWAP price (the “Purchase Price”). In connection with the purchases, the Company will also receive warrants to acquire additional DevvE tokens equal to 25% of the Purchase Amounts, exercisable at the same Purchase Price, for 3 years from each purchase date.

F-166

SOUTHERN ENERGY RENEWABLES INC.
CONDENSED INTERIM BALANCE SHEET
EXPRESSED IN US DOLLARS — UNAUDITED

	As of April 30, 2026	As of July 31, 2025
ASSETS
Current assets
Cash	$25,000	$—
Prepaid deposit (Note 3)	100,000	—
Total current assets	125,000	—

Fixed assets
Construction-in-progress (Note 4)	200,000	—
Deposit for land (Note 5)	550,000	—
Total fixed assets	750,000	—

TOTAL ASSETS	$875,000	$—

LIABILITIES AND SHAREHOLDERS’S EQUITY (DEFICIENCY)
Current liabilities
Loan payable – related party (Note 6)	$1,247,251	$175,422
Accounts payable – related party (Note 6)	62,806	35,500
Accounts payable	146,217	—
Total current liabilities	1,456,274	210,922

Non-current liabilities
Loan payable (Note 7)	900,000	—
Total non-current liabilities	900,000	—

TOTAL LIABILITIES	2,356,274	210,922

Commitments and contingencies (Note 8)
Shareholder’s equity (deficiency)
Common stock, $0.001 par value, 100,000,000 shares authorized; 0 shares issued. (Note 9)	—	—
Accumulated deficit	(1,481,274)	(210,922)
TOTAL SHAREHOLDER’S EQUITY (DEFICIENCY)	(1,481,274)	(210,922)
TOTAL LIABILITIES AND SHAREHOLDERS’S EQUITY (DEFICIENCY)	$875,000	$—

The accompanying notes are an integral part of these condensed interim financial statements.

Description of Business and Basis of Presentation (Note 1)

Going Concern (Note 1)

Subsequent Events (Note 11)

These condensed interim financial statements were approved by the Board of Directors on June 16, 2026 and signed on its behalf by the authorized member.

Approval of financial statements

Director
F-167

SOUTHERN ENERGY RENEWABLES INC.
CONDENSED INTERIM STATEMENT OF LOSS
EXPRESSED IN US DOLLARS — UNAUDITED

	For the nine-months ended April 30, 2026	For the three-months ended April 30, 2026
Operating expenses
Legal fees	$805,706	$95,924
Consulting fees	382,134	187,531
General and administrative expenses	161,110	29,441
Total operating expenses	1,348,950	312,896

Other Income
Third-party contribution income (Note 7)	$78,598	$78,598
Total other income	78,598	78,598

Net loss	$(1,270,352)	$(234,298)

The accompanying notes are an integral part of these condensed interim financial statements.

F-168

SOUTHERN ENERGY RENEWABLES INC.
CONDENSED INTERIM STATEMENT OF SHAREHOLDER’S EQUITY (DEFICIENCY)
EXPRESSED IN US DOLLARS — UNAUDITED

	Common stock		Additional Paid in Capital	Accumulated Deficit	Total Equity (Deficiency)
	Shares	Amount
Balance at July 31, 2025	—	$—	$—	$(210,922)	$(210,922)
Net loss	—	—	—	(1,270,352)	(1,270,352)
Balance at April 30, 2026	—	$—	$—	$(1,481,274)	$(1,481,274)
Balance at January 31, 2026	—	$—	$—	$(1,246,976)	$(1,246,976)
Net loss	—	—	—	(234,298)	(234,298)
Balance at April 30, 2026	—	$—	$—	$(1,481,274)	$(1,481,274)

The accompanying notes are an integral part of these financial statements.

F-169

SOUTHERN ENERGY RENEWABLES INC.
CONDENSED INTERIM STATEMENT OF CASH FLOWS
EXPRESSED IN US DOLLARS — UNAUDITED

For the nine-months ending April 30, 2026
Cash flows from operating activities:
Net loss	$(1,270,352)
Changes in operating assets and liabilities:
Prepaid deposit	(100,000)
Accounts payable	146,217
Accounts payable – related party	27,306
Loan payable – related party	296,829
Loan payable	900,000
Net cash used in operating activities	—

Cash flows from financing activities:
Loan payable – related party	25,000
Net cash provided by investing activities	25,000

Net increase in cash, cash equivalents	25,000
Cash, cash equivalents at the beginning of period	—
Cash, cash equivalents at the end of period	$25,000

Supplemental disclosure of cash flow information
Deposit for land financed directly by the lenders	$550,000
Construction-in-progress financed directly by the lenders	$200,000

The accompanying notes are an integral part of these condensed interim financial statements.

F-170

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
FOR THE NINE-MONTHS ENDED APRIL 30, 2026

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Southern Energy Renewables Inc. (“Southern Energy” or the “Company”) was founded and incorporated on May 15, 2025 in the State of Louisiana and commenced operations on the same day with the mission to reduce the world’s carbon footprint through production of clean-burning, sustainable biofuels, principally Sustainable Aviation Fuel (“SAF”). Southern Energy is developing a flagship clean fuel facility in Louisiana designed to convert locally sourced forestry and agricultural residues into green methanol and sustainable aviation fuel (SAF).

Agreement and plan of merger with DevvStream Corp. (“DevvStream”)

On December 3, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DevvStream Corp (“DevvStream”) and Sierra Merger Sub, Inc., a Delaware corporation and a newly formed wholly owned subsidiary of DevvStream. The transaction contemplates (i) a domestication of DevvStream into a Delaware corporation, (ii) a merger in which the Company will become a wholly owned subsidiary of DevvStream, and (iii) the issuance of DevvStream common shares to the Company’s existing shareholders such that, upon completion of the merger, the Company’s shareholders (inclusive of the concurrent PIPE Investment described below) will hold approximately 70% of DevvStream’s common shares on a fully diluted basis, resulting in a reverse takeover of DevvStream by the Company. The Merger Agreement is subject to termination, pursuant to a binding term sheet for a three-party merger among the Company, DevvStream, and XCF Global Inc. (“XCF”), whereupon the execution of a definitive agreement for such three-party merger, the Merger Agreement between the Company, DevvStream and Sierra Merger Sub Inc. shall be terminated. Any definitive agreement for such three-party merger shall be subject to the parties thereto mutually agreeing to acceptable terms prior to execution thereof.

Concurrent with the signing of the Merger Agreement, a related party of Southern Energy purchased common shares, without par value, of the DevvStream at a price per share of $15.58, for an aggregate equity investment of approximately $2,000,000 (the “PIPE Investment”).

Basis of Presentation

The accompanying financial statements and footnotes of Southern Energy Renewables Inc. have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the Rules and Regulations of the United States Securities and Exchange Commission (“SEC”). The Quarterly Financial Statement is prepared using same accounting principles as the audited Financial Statements.

Certain information or footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying condensed interim financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated interim financial statements should be read in conjunction with the Company’s audited financial statements for the period ended July 31, 2025. The interim period results do not necessarily indicate the results that may be expected for any other interim period or for the full fiscal year.

Use of Estimates and Judgments

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ materially from those estimates.

F-171

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
FOR THE NINE-MONTHS ENDED APRIL 30, 2026

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (cont.)

Liquidity and Going Concern

The Company’s ultimate success is dependent on its ability to obtain additional financing and generate sufficient cash flows to meet its obligations on a timely basis. The Company’s business will require significant capital to sustain operations and the significant investments to execute its long-term business plan. Absent generation of sufficient revenue from the execution of the Company’s long-term business plan, the Company will need to obtain debt or equity financing, especially if the Company experiences downturns in its business that are more severe or longer than anticipated, or if the Company experiences significant increases in expense levels resulting from being a publicly-traded company or operations. Such additional debt or equity financing may not be available to the Company on favorable terms, if at all.

As of April 30, 2026 and July 31, 2025, the Company had $25,000 and $0, respectively, in cash and cash equivalents.

Management has assessed the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to raise sufficient funds to pay ongoing operating expenditure and meet its obligations over the next twelve months. At April 30, 2026, the Company has a working capital deficiency of $1,331,274 and accumulated losses of $1,481,274 since inception. Based on this assessment, there are material uncertainties about the business that cast significant doubt about the Company’s ability to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

All highly liquid temporary cash investments with original maturities of three months or less are cash equivalents. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings. The Company has not experienced any losses on these accounts and believes credit risk to be minimal. The Company presents restricted cash with cash and cash equivalents in the Consolidated Statement of Cash Flows.

General and Administrative

General and administrative expenses are expensed as incurred. The Company’s general and administrative costs consist of business travel, advertisement & marketing, bond application fees and license fees.

Income Taxes

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years.

The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. Accounting standards regarding income taxes requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a “more likely than not” realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

F-172

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
FOR THE NINE-MONTHS ENDED APRIL 30, 2026

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

Segments

The Company operates in one segment, renewable fuels, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280 “Segment Reporting”, (“ASC No. 280”). Operating segments as defined in ASC No. 280, are components of entities that engage in business activities from which they may earn revenues and incur expenses for which separate financial information is available and which is evaluated regularly by the Company’s chief operating decision maker in deciding how to assess performance and allocate resources.

Fair Value Measurements

As defined in ASC 820, “Fair Value Measurements and Disclosures”, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a three-level hierarchy of fair value measurements to provide greater transparency and comparability of fair value measurements and disclosures among reporting entities. The hierarchy gives us the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

Level 1:

Quoted prices are available in active market for identical assets or liabilities as of the reporting data. Active markets are those in which transactions for the assets or liability occur in sufficient frequency and volume to provide information on an ongoing basis. Level 1 primarily consist of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2:

Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economics measure. Subsequently all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable market data. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, option and collars.

Level 3:

Pricing inputs includes significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

F-173

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
FOR THE NINE-MONTHS ENDED APRIL 30, 2026

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The carrying amounts of the assets and liabilities that are considered to be financial instruments recognized on the accompanying consolidated balance sheet approximate their fair market values based upon current market indicators. Certain financial instruments are carried at cost, which management believes approximates fair market value based on the short-term nature of the instruments, or because the variable and fixed-rate debt approximates market interest rates.

Net Loss Per Common Share

Basic net income (loss) per share is computed by dividing net income (loss) attributable to common stockholders (the numerator) by the weighted average number of common shares outstanding for the period (the denominator). Diluted net income per common share attributable to common shareholders is computed by dividing net income by the weighted average number of common shares outstanding during the period adjusted for the dilutive effects of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. For the nine-months ended April 30, 2026, no dilutive effect for common stock equivalents was considered in the calculation of diluted loss per share as there are no dilutive instruments outstanding.

Management’s Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.

Recently Issued, Not Yet Adopted Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40) — Disaggregation of Income Statement Expenses,” which requires additional disclosure about specified categories of expenses included in relevant expense captions presented on the income statement. The amendments are effective for annual periods beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either prospectively or retrospectively. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In November 2024, the FASB issued ASU 2024-04 (“ASU 2024-04”), Debt-Debt with Conversion and Other Options (Subtopic 470-20). The guidance in ASU 2024-04 clarifies the requirements related to accounting for the settlement of a debt instrument as an induced conversion. The standard is effective for fiscal years beginning after December 15, 2025, and interim periods within fiscal years beginning after December 15, 2025, with early adoption permitted as of the beginning of a reporting period if the entity has also adopted ASU 2020-06 for that period. The Company is currently evaluating the impact that the adoption of ASU 2024-04 may have on its disclosures in its financial statements.

In May 2025, the FASB issued ASU 2025-03 (“ASU 2025-03”), Business Combinations (Topic 805) and Consolidation (Topic 810), which enhance the comparability of financial statements across entities engaging in acquisition transactions effected primarily by exchanging equity interests when the legal acquiree meets the definition of a business. Specifically, under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The amendments in this Update do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The amendments are effective for fiscal years beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. The amendment should be applied prospectively to any acquisition transaction that occurs after the initial application date. Early adoption is permitted as of the beginning of an interim or annual reporting period.

F-174

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
FOR THE NINE-MONTHS ENDED APRIL 30, 2026

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09 (“ASU 2023-09”), Income Taxes, which enhances the transparency of income tax disclosures by expanding annual disclosure requirements related to the rate reconciliation and income taxes paid. The amendments are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied on a prospective basis. Retrospective application is permitted. The Company adopted ASU 2023-09 as of April 30, 2026. The adoption did not have a material impact on its financial statements.

NOTE 3. PREPAID DEPOSIT

During the period ended April 30, 2026, the Company recognized prepaid deposits of $100,000, primarily consisting of deposits paid for legal fees and research and development. Prepaid deposit consists of the following as of:

	April 30, 2026	July 31, 2025
Balance, beginning of period	$0	$0
Legal fees	50,000	0
Research and development	50,000	0
Balance, end of period	$100,000	$0

Research and development fees were paid to Alliance for Energy Innovation, LLC (the “Contractor”) with the objective of the project being to advance the commercialization potential of an emerging methanol-to-hydrocarbons (MTH) catalyst and process through pilot-scale production and aviation fuel property evaluation of a biomass-derived high specific-energy density product stream. The total contribution from the Company will be $500,000 and contributions from the Contractor will be $436,000 as per the joint agreement.

NOTE 4. CONSTRUCTION IN PROGRESS

Construction in progress consisted of the following as of:

	April 30, 2026	July 31, 2025
Balance, beginning of period	$0	$0
Additions	200,000	0
Balance, end of period	$200,000	$0

The Company has signed an agreement with Frontline BioEnergy (“Frontline”) for the design and installation of MEOH and MTH process equipment to integrate with Frontline’s existing biomass-to-clean syngas process demonstration unit for a total value of $2,050,000. The total amount paid under the agreement as of April 30, 2026 is $200,000 to finalize HMB and PFD, buildout of equipment support structure, begin upgrades on electrical supply system. The remaining amounts are due as follows:

Date payment due	Estimated spend amount
April 30, 2026	$350,000
May 31, 2026	$400,000
June 30, 2026	$300,000
July 31, 2026	$275,000
August 31, 2026	$150,000
September 30, 2026	$150,000
October 31, 2026	$150,000
November 30, 2026	$75,000

The Company has not placed any of the assets into service, therefore depreciation expense for the period ended April 30, 2026, was $0.

F-175

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
FOR THE NINE-MONTHS ENDED APRIL 30, 2026

NOTE 5. DEPOSIT FOR LAND

During the period ended April 30, 2026, the Company recognized a deposit for land of $550,000, primarily consisting of a deposit paid for the purchase of land.

	April 30, 2026	July 31, 2025
Balance, beginning of period	$0	$0
Additions	550,000	0
Balance, end of period	$550,000	$0

The Company has signed an “Option to Purchase Agreement” with 3C Riverside Properties, LLC (the “Optionor 1”) on January 26, 2026 where Optionor 1 grants the Company the exclusive rights and option to purchase property for $23,940,000. As per the terms of the agreement, the Company has paid an initial deposit of $180,000 and an initial option payment of $150,000 as of April 30, 2026. The Company also needs to make additional option payments of $300,000, $300,000 and $450,000 on days 151, days 211 and days 271, respectively.

The Company has signed “Option to Purchase Agreement” with Southern Recycling, LLC (the “Optionor 2”) where Optionor 2 grants the Company the exclusive rights and option to purchase property for $15,960,000. As per the terms of the agreement, the Company has paid an initial deposit of $120,000 and an initial option payment of $100,000 as of April 30, 2026. The Company also needs to make additional option payments of $200,000, $200,000 and $300,000 on days 151, days 211 and days 271, respectively.

The total deposit paid for the above-mention agreements as of April 30, 2026, is $550,000.

NOTE 6. RELATED PARTY TRANSACTIONS

Related Party Payable

Loan Payable to Related Party

During the nine-months ended April 30, 2026 and period ended July 31, 2025, the Company entered into a loan agreement with EEME Energy SPV I LLC (“EEME Energy”), borrowing an aggregate of $1,071,829. EEME Energy is 100% owned by Majique Ladnier, who is also president and sole director of the Company. The amount was borrowed on various dates ranging from August 1, 2025 to April 30, 2026. As of April 30, 2026, the balance due for this loan was $1,247,251 (July 31, 2025 - $175,422) and the amount is non-interest bearing, and the amount is expected to be paid within 1 year.

As of April 30, 2026, and July 31, 2025, accounts payable included amounts due to a related party of $62,806 and $35,500, respectively. The amount is payable to the Company’s CEO Jayesh Patel for consulting fees and travel reimbursement.

NOTE 7. PAYMENT RECEIVED FROM UNRLEATED THIRD PARTY

During the nine months ended April 30, 2026, DevvStream Corp. which is an unrelated third party paid $350,000 on behalf of the Company in connection with professional fees, reimbursement and other deposits The paying party has no ownership interest in, or control over, the Company, and the parties are not related as defined under ASC 850.

The amount is not subject to repayment. Accordingly, the Company has recognized $271,402 as adjustment against expenses and $78,598 as other income in the accompanying statements of operations for the period ended April 30, 2026.

DevvStream Corp. has also extended a loan of $900,000 to the Company during the nine-months ending April 30, 2026. The balance due for this loan was $900,000 (July 31, 2025 - $0), the amount is non-interest bearing, and there is no due date; and the amount is expected to be paid after 12 months.

F-176

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
FOR THE NINE-MONTHS ENDED APRIL 30, 2026

NOTE 8. COMMITMENTS AND CONTINGENCIES

The Company is not subject to any claims as of April 30, 2026.

NOTE 9. STOCKHOLDERS’ EQUITY

Authorized Capital

The Company is currently authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001. As of April 30, 2026, no common stock has been issued.

NOTE 10. CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash balances in financial institutions. The balances in the financial institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. At no time during the year, the Company’s cash balances was in excess of the insured limit.

NOTE 11. SUBSEQUENT EVENTS

The Company has evaluated all transactions through the date the accompanying financial statements were issued for subsequent events, disclosure or adjustment consideration.

F-177

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of
Southern Energy Renewables Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Southern Energy Renewables Inc. (the “Company”) as of July 31, 2025, and the related statements of loss, shareholder’s equity (deficiency), and cash flows for the period from inception on May 15, 2025 to July 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2025, and the results of its operations and its cash flows for the period from inception on May 15, 2025 to July 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, at July 31, 2025, the Company has a working capital deficiency of $210,922 and accumulated losses of $210,922 since inception. These matters raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2026.

/s/ DAVIDSON & COMPANY LLP
Chartered Professional Accountants	Vancouver, Canada
March 24, 2026

F-178

SOUTHERN ENERGY RENEWABLES INC.
BALANCE SHEET
EXPRESSED IN US DOLLARS

As of July 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$—
Total current assets	—

LIABILITIES AND SHAREHOLDERS’S EQUITY (DEFICIENCY)
Current liabilities
Loan payable – related party (Note 3)	$175,422
Accounts payable – related party (Note 3)	35,500
Total current liabilities	210,922

TOTAL LIABILITIES	210,922

Commitments and contingencies (Note 4)
Shareholder’s equity (deficiency)
Common stock, $0.001 par value, 100,000,000 shares authorized; 0 shares issued. (Note 6)	—
Accumulated deficit	(210,922)
TOTAL LIABILITIES	210,922
TOTAL LIABILITIES AND SHAREHOLDERS’S EQUITY (DEFICIENCY)	$—

The accompanying notes are an integral part of these financial statements.

Description of business and basis of presentation (Note 1)
Going Concern (Note 1)
Subsequent Events (Note 8)

There financial statements were approved by the Board of Directors on March 24, 2026 and signed on its behalf by the authorized member.

Approval of financial statements

Director

F-179

SOUTHERN ENERGY RENEWABLES INC.
STATEMENT OF LOSS
EXPRESSED IN US DOLLARS

For the period from inception (May 15, 2025) to July 31, 2025
Operating expenses
Consulting fees	$148,050
General and administrative expenses	62,872
Total operating expenses	(210,922)
Loss from operations	(210,922)

Net loss	$(210,922)

The accompanying notes are an integral part of these financial statements.

F-180

SOUTHERN ENERGY RENEWABLES INC.
STATEMENT OF SHAREHOLDER’S EQUITY (DEFICIENCY)
FOR THE PERIOD FROM INCEPTION (MAY 15, 2025) TO JULY 31, 2025
EXPRESSED IN US DOLLARS

	Common stock		Additional Paid in Capital	Accumulated Deficit	Total Equity
	Shares	Amount
Balance at Inception (May 15, 2025)	—	$—	$—	$—	$—
Net loss	—	—	—	(210,922)	(210,922)
Balance at July 31, 2025	—	$—	$—	$(210,922)	$(210,922)

The accompanying notes are an integral part of these financial statements.

F-181

SOUTHERN ENERGY RENEWABLES INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (MAY 15, 2025) TO JULY 31, 2025
EXPRESSED IN US DOLLARS

For the period from inception (May 15, 2025) to July 31, 2025
Cash flows from operating activities:
Net loss	$(210,922)
Changes in operating assets and liabilities:
Loan payable – related party	175,422
Accounts payable – related party	35,500
Net cash provided by (used in) operating activities	—
Net increase/(decrease) in cash, cash equivalents	—
Cash, cash equivalents at beginning of period	—
Cash, cash equivalents at the end of period	$—

The accompanying notes are an integral part of these financial statements.

F-182

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MAY 15, 2025) TO JULY 31, 2025

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Southern Energy Renewables Inc. (“Southern Energy” or the “Company”) was founded and incorporated on May 15, 2025 in the State of Louisiana and commenced operations on the same day with the mission to reduce the world’s carbon footprint through production of clean-burning, sustainable biofuels, principally Sustainable Aviation Fuel (“SAF”). Southern Energy is developing a flagship clean fuel facility in Louisiana designed to convert locally sourced forestry and agricultural residues into green methanol and sustainable aviation fuel (SAF).

Basis of Presentation

The accompanying financial statements and footnotes of Southern Energy Renewables Inc. have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the Rules and Regulations of the United States Securities and Exchange Commission (“SEC”).

Use of Estimates and Judgments

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Liquidity and Going Concern

The Company’s ultimate success is dependent on its ability to obtain additional financing and generate sufficient cash flows to meet its obligations on a timely basis. The Company’s business will require significant capital to sustain operations and the significant investments to execute its long-term business plan. Absent generation of sufficient revenue from the execution of the Company’s long-term business plan, the Company will need to obtain debt or equity financing, especially if the Company experiences downturns in its business that are more severe or longer than anticipated, or if the Company experiences significant increases in expense levels resulting from being a publicly-traded company or operations. Such additional debt or equity financing may not be available to the Company on favorable terms, if at all.

As of July 31, 2025, the Company had $0 in cash and cash equivalents.

Management has assessed the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to raise sufficient funds to pay ongoing operating expenditure and meet its obligations over the next twelve months. At July 31, 2025, the Company has a working capital deficiency of $210,922 and accumulated losses of $210,922 since inception. Based on this assessment, there are material uncertainties about the business that cast significant doubt about the Company’s ability to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

F-183

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MAY 15, 2025) TO JULY 31, 2025

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

All highly liquid temporary cash investments with original maturities of three months or less are cash equivalents. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings. The Company has not experienced any losses on these accounts and believes credit risk to be minimal. The Company presents restricted cash with cash and cash equivalents in the Consolidated Statement of Cash Flows. Restricted cash represents funds the Company is required to set aside for debt servicing purposes.

General and Administrative

General and administrative expenses are expensed as incurred. The Company’s general and administrative costs consist of business travel and website development.

Income Taxes

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years.

The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. Accounting standards regarding income taxes requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a “more likely than not” realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

Segments

The Company operates in one segment, renewable fuels, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280 “Segment Reporting”, (“ASC No. 280”). Operating segments as defined in ASC No. 280, are components of entities that engage in business activities from which they may earn revenues and incur expenses for which separate financial information is available and which is evaluated regularly by the Company’s chief operating decision maker in deciding how to assess performance and allocate resources.

F-184

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MAY 15, 2025) TO JULY 31, 2025

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value Measurements

As defined in ASC 820, “Fair Value Measurements and Disclosures”, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marker participants on the measurement date. The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a three-level hierarchy of fair value measurements to provide greater transparency and comparability of fair value measurements and disclosures among reporting entities. The hierarchy gives us the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

This fair value measurement framework applies at both initial and subsequent measurement.

Level 1:

Quoted prices are available in active market for identical assets or liabilities as of the reporting data. Active markets are those in which transactions for the assets or liability occur in sufficient frequency and volume to provide information on an ongoing basis. Level 1 primarily consist of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2:

Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economics measure. Subsequently all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable market data. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, option and collars.

Level 3:

Pricing inputs includes significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Fair Value of Financial Instruments

The carrying amounts of the assets and liabilities that are considered to be financial instruments recognized on the accompanying consolidated balance sheet approximate their fair market values based upon current market indicators. Certain financial instruments are carried at cost, which management believes approximates fair market value based on the short-term nature of the instruments, or because the variable and fixed-rate debt approximates market interest rates.

Net Loss Per Common Share

Basic net income (loss) per share is computed by dividing net income (loss) attributable to common stockholders (the numerator) by the weighted average number of common shares outstanding for the period (the denominator). Diluted net income per common share attributable to common shareholders is computed by dividing net income by the weighted average number of common shares outstanding during the period adjusted for the dilutive effects of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. For the period from inception (May 15, 2025) to July 31, 2025, no dilutive effect for common stock equivalents was considered in the calculation of diluted loss per share as their effect was anti-dilutive.

F-185

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MAY 15, 2025) TO JULY 31, 2025

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Management’s Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.

Recently Issued, Not Yet Adopted Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40) — Disaggregation of Income Statement Expenses,” which requires additional disclosure about specified categories of expenses included in relevant expense captions presented on the income statement. The amendments are effective for annual periods beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either prospectively or retrospectively. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In November 2024, the FASB issued ASU 2024-04 (“ASU 2024-04”), Debt-Debt with Conversion and Other Options (Subtopic 470-20). The guidance in ASU 2024-04 clarifies the requirements related to accounting for the settlement of a debt instrument as an induced conversion. The standard is effective for fiscal years beginning after December 15, 2025, and interim periods within fiscal years beginning after December 15, 2025, with early adoption permitted as of the beginning of a reporting period if the entity has also adopted ASU 2020-06 for that period. The Company is currently evaluating the impact that the adoption of ASU 2024-04 may have on its disclosures in its financial statements.

Recently Adopted Accounting Pronouncements

In May 2025, the FASB issued ASU 2025-03 (“ASU 2025-03”), Business Combinations (Topic 805) and Consolidation (Topic 810), which enhance the comparability of financial statements across entities engaging in acquisition transactions effected primarily by exchanging equity interests when the legal acquiree meets the definition of a business. Specifically, under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The amendments in this Update do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The amendments are effective for fiscal years beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. The amendment should be applied prospectively to any acquisition transaction that occurs after the initial application date. Early adoption is permitted as of the beginning of an interim or annual reporting period.

In December 2023, the FASB issued ASU 2023-09 (“ASU 2023-09”), Income Taxes, which enhances the transparency of income tax disclosures by expanding annual disclosure requirements related to the rate reconciliation and income taxes paid. The amendments are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied on a prospective basis. Retrospective application is permitted. The Company adopted ASU 2023-09 as of January 1, 2025. The adoption did not have a material impact on its financial statements.

F-186

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MAY 15, 2025) TO JULY 31, 2025

NOTE 3. RELATED PARTY TRANSACTIONS

Related Party Payable

Loan Payable to Related Party

During the period ended July 31, 2025, the Company entered into a loan payable with EEME Energy SPV I LLC (“EEME Energy”), borrowing an aggregate of $175,422. EEME Energy is 100% owned by Majique Ladnier, who is also president and sole director of the Company. The amount was borrowed on various dates ranging from May 15, 2025 to July 31, 2025. As of July 31, 2025, the balance due for this loan was $175,422 and the amount is not interest-bearing, and the amount is expected to be paid within 1 year.

As of July 31, 2025, accounts payable included amount due to related party of $35,500. The amount is payable to the Company’s CEO Jayesh Patel for consulting fees and travel reimbursement.

NOTE 4. COMMITMENTS AND CONTINGENCIES

The Company is not subject to any claims as of July 31, 2025.

NOTE 5. INCOME TAXES

The Company accounts for its income taxes in accordance with ASC 740 “Incomes Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards.

Due to our cumulative loss position, historical net operating losses (“NOLs”), and other available evidence related to our ability to generate taxable income, we have recorded a full valuation allowance against our net deferred tax assets as of July 31, 2025. Accordingly, we have not recorded a provision for federal income taxes during the period ended July 31, 2025.

The components of income tax expense for the period ended July 31, 2025 consisted of following:

July 31, 2025
Federal tax statutory rate	21.0%
Permanent difference	(0.0)%
Valuation allowance	(21.0)%
Effective rate	0%

Significant components of the Company’s estimated deferred assets and liabilities as of July 31, 2025 is as follows:

July 31, 2025
Net operating loss	$210,922
Less: Valuation allowance	(210,922)
Net operating loss	—

Total deferred tax assets	$—
NOTE 6. STOCKHOLDERS’ EQUITY

Authorized Capital

The Company is currently authorized to issue up to 100,000,000 shares of common stock. As of July 31, 2025 no common stock has been issued.

F-187

SOUTHERN ENERGY RENEWABLES INC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MAY 15, 2025) TO JULY 31, 2025

NOTE 7. CONCENTRATIONS OF CREDIT RISK

The Company does not have any cash balance as of July 31, 2025, so there is no credit risk.

NOTE 8. SUBSEQUENT EVENTS

The Company has evaluated all transactions through the date the accompanying financial statements were issued for subsequent events, disclosure or adjustment consideration.

Appointment of Chief Executive Officer

On November 30, 2025, the Company appointed Jayesh Patel as Chief Executive Officer.

Agreement and plan of merger with DevvStream Corp. (“DevvStream”)

On December 3, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DevvStream Corp (“DevvStream”) and Sierra Merger Sub, Inc., a Delaware corporation and a newly formed wholly owned subsidiary of DevvStream. The transaction contemplates (i) a domestication of DevvStream into a Delaware corporation, (ii) a merger in which the Company will become a wholly owned subsidiary of DevvStream, and (iii) the issuance of DevvStream common shares to the Company’s existing shareholders such that, upon completion of the merger, the Company’s shareholders (inclusive of the concurrent PIPE described below) will hold approximately 70% of DevvStream’s common shares on a fully diluted basis, resulting in a reverse takeover of DevvStream by the Company. The Merger Agreement is subject to termination, pursuant to a binding term sheet for a three-party merger among the Company, DevvStream, and XCF Global Inc. (“XCF”), whereupon the execution of a definitive agreement for such three-party merger, the Merger Agreement between the Company, DevvStream and Sierra Merger Sub Inc. shall be terminated. Any definitive agreement for such three-party merger shall be subject to the parties thereto mutually agreeing to acceptable terms prior to execution thereof.

F-188

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by XCF Global, Inc. All amounts shown are estimates except with respect to the SEC registration fee.

Amount
SEC registration fee		$13,102.12
Accounting fees and expenses		*
Legal fees and expenses		*
Printing fees and expenses		*
Miscellaneous		*
Total	$	*

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of our common stock covered by this registration statement will be borne by the selling securityholders named herein. We will pay all other relating to the registration of the securities, as estimated in the table above.

Item 14.	Indemnification of Directors and Officers.

The registrant is governed by the Delaware General Corporation Law (“DGCL”), as the same exists or may hereafter be amended. Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

The registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was our director or executive officer (as defined in our Bylaws) or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director or executive officer at our request.

Our amended and restated bylaws eliminate the liability of directors and officers to the fullest extent permitted by the DGCL. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of directors and officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable, except for liabilities arising (i) from any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) from any transaction from which the director derived an improper personal benefit, or (iv) with respect to a director, under Section 174 of the DGCL, and with respect to an officer, from any action by or in the right of the corporation.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers.

In addition, we have purchased directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us in connection with our obligations to indemnify our officers and directors.

The foregoing is only a summary of certain aspects of the DGCL and the registrant’s amended and restated certificate of incorporation and amended and restated bylaws relating to limitation of liability and indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws.

II-1

Item 15.	Recent Sales of Unregistered Securities.

On August 17, 2026, we issued 500,000 shares of Common Stock to Abri Capital Limited as a non-refundable commitment fee pursuant to the terms of a Note and Security Agreement, by and between the Company and Abri Capital Limited, dated as of August 12, 2026.

Item 16.	Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1+	Business Combination Agreement, dated March 11, 2024, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on March 12, 2024)
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of November 29, 2024, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on December 5, 2024)
2.3	Amendment No. 2 to the Business Combination Agreement, dated as of April 4, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on April 7, 2025)
2.4	Amendment No. 3 to the Business Combination Agreement, dated as of April 4, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
2.5	Waiver of Closing Conditions dated as of June 5, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 6, 2025)
2.6	Membership Interest Purchase Agreement by and among RESC Renewables Holdings, LLC and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.24 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.7	Membership Interest Purchase Agreement by and among Randy Soule and GL Part I SPV, LLC and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.25 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.8	Security Agreement-Pledge between XCF Global Capital, Inc. and RESC Renewables Holdings, LLC (incorporated by reference to Exhibit 10.26 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.9+	Asset Purchase Agreement by and between XCF Global Capital, Inc. and Good Steward Biofuels FL, LLC (incorporated by reference to Exhibit 10.27 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
2.10+	Asset Purchase Agreement by and between XCF Global Capital, Inc. and Southeast Renewables LLC (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
3.1	Amended and Restated Certificate of Incorporation of XCF Global, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
3.2	Amended and Restated Bylaws of XCF Global, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
4.2	Warrant Agreement dated as of October 4, 2021 between Focus Impact BH3 Acquisition Company (formerly known as Crixus BH3 Acquisition Company) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on October 7, 2021)
4.3	Warrant Assignment and Assumption Agreement (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
4.4	Description of Securities (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K of XCF Global, Inc filed with the SEC on March 31, 2026)
5.1	Opinion of Shumaker, Loop & Kendrick, LLP
10.1+**	License Agreement by and between Axens North America, Inc. and New Rise Renewables Reno, LLC (incorporated by reference to Exhibit 10.30 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

II-2

Exhibit No.	Description
10.2+**	Operation and Maintenance Agreement (Reno, Nevada Facilities) by and between Orion Plant Services, Inc., and New Rise Renewables Reno, LLC (incorporated by reference to Exhibit 10.31 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.3**	Supply and Offtake Agreement Between Ryze Renewables Reno, LLC and Phillips 66 Company (incorporated by reference to Exhibit 10.32 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.4	Addendum 1 to Supply and Offtake Agreement Between Ryze Renewables Reno, LLC and Phillips 66 Company (incorporated by reference to Exhibit 10.33 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.5	Addendum 2 to Supply and Offtake Agreement Between Ryze Renewables Reno, LLC and Phillips 66 Company (incorporated by reference to Exhibit 10.34 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.6	Addendum 3 to Supply and Offtake Agreement Between Ryze Renewables Reno, LLC and Phillips 66 Company (incorporated by reference to Exhibit 10.35 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.7	Addendum 4 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.36 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.8	Addendum 5 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.37 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.9**	Addendum 6 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.38 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.10**	Addendum 7 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.39 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.11+**	Development Services Contract for Sustainable Aviation Fuel Facility between New Rise SAF Renewables LLC and Encore Management and Consulting LLC (incorporated by reference to Exhibit 10.40 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.12+**	Construction Services Contract for Plant Conversion to ‘SAF’ (Sustainable Aviation Fuel) between New Rise Renewables Reno, LLC and Encore DEC LLC (incorporated by reference to Exhibit 10.41 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.13+**	Purchase and Sale Agreement by and between Twain GL XXVIII, LLC, as Buyer, and New Rise Renewables Reno, LLC (f/k/a Ryze Renewables Reno, LLC), as Seller (incorporated by reference to Exhibit 10.42 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.14+**	Ground Lease by and between Twain GL XXVIII, LLC, as Landlord and New Rise Renewables Reno, LLC, as Tenant (incorporated by reference to Exhibit 10.43 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.15+**	Loan Agreement, effective as of December 6, 2017, by and between Jefferson Financial Federal Credit Union, as Lender, Ryze Renewables Reno, LLC, as Borrower and Ryze Renewables, LLC, as Guarantor (incorporated by reference to Exhibit 10.44 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

II-3

Exhibit No.	Description
10.16	Promissory Note 1A, dated December 6, 2017, by Ryze Renewables Reno, LLC, as maker, to Jefferson Financial Federal Credit Union, as lender (incorporated by reference to Exhibit 10.45 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.17	Promissory Note 1B, dated December 6, 2017, by Ryze Renewables Reno, LLC, as maker, to Jefferson Financial Federal Credit Union, as lender (incorporated by reference to Exhibit 10.46 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.18	Promissory Note 2A, dated December 6, 2017, by Ryze Renewables Reno, LLC, as maker, to Jefferson Financial Federal Credit Union, as lender (incorporated by reference to Exhibit 10.47 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.19	Promissory Note 2B, dated December 6, 2017, by Ryze Renewables Reno, LLC, as maker, to Jefferson Financial Federal Credit Union, as lender (incorporated by reference to Exhibit 10.48 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.20	Convertible Promissory Note dated November 15, 2024 between XCF Global Capital, Inc., as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.50 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.21	Convertible Promissory Note dated December 6, 2024 between XCF Global Capital, Inc., as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.51 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.22	Convertible Promissory Note dated December 31, 2024 between XCF Global Capital, Inc., as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.52 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.23	Convertible Promissory Note dated January 14, 2025 between XCF Global Capital, Inc., as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.53 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.24	Convertible Promissory Note dated January 14, 2025 between XCF Global Capital, Inc., as Maker, and Focus Impact Partners, LLC, as Holder (incorporated by reference to Exhibit 10.54 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.25	Convertible Promissory Note dated January 14, 2025 between XCF Global Capital, Inc., as Maker, and Sky MD, LLC, as Holder (incorporated by reference to Exhibit 10.55 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.26	Promissory Note dated February 13, 2025, between XCF Global Capital, Inc. as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.27	Promissory Note dated February 19, 2025 between XCF Global Capital, Inc. as Maker, and RESC Renewables Holdings, LLC, as Holder (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.28	Simon Oxley Employment Term Sheet (incorporated by reference to Exhibit 10.56 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)
10.29	Strategic Consulting Agreement dated February 19, 2025, between XCF Global Capital, Inc. and Focus Impact Partners, LLC (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.30*	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Mihir Dange (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)

II-4

Exhibit No.	Description
10.31*	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Simon Oxley (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.32*	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory Surette (incorporated by reference to Exhibit 99.6 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.33*	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory Savarese (incorporated by reference to Exhibit 99.7 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.34*	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Jae Ryu (incorporated by reference to Exhibit 99.8 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)
10.35	First Amendment, dated April 17, 2025, to Promissory Note dated February 13, 2025, between XCF Global Capital, Inc. as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.36	Promissory Note dated April 17, 2025, between XCF Global Capital, Inc. as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.37	Promissory Note dated January 31, 2025, between XCF Global Capital, Inc. as Maker, and Innovativ Media Group, Inc., as Holder (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.38	First Amendment, dated April 17, 2025, to Promissory Note dated January 31, 2025, between XCF Global Capital, Inc. as Maker, and Innovativ Media Group, Inc., as Holder (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.39	Promissory Note dated May 1, 2025, between XCF Global Capital, Inc. as Maker, and Narrow Road Capital, Ltd., as Holder (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.40	Promissory Note dated May 14, 2025, between XCF Global Capital, Inc. as Maker, and Gregory Segars Cribb, as Holder (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.41	Purchase Agreement dated May 30, 2025, by and between Helena Global Investment Opportunities I Ltd, Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.42	Promissory Note dated May 30, 2025, by and between Focus Impact BH3 NewCo, Inc., as Borrower, XCF Global Capital, Inc. and Helena Global Investment Opportunities I Ltd (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.43	Share Issuance Agreement dated as of May 30, 2025 between XCF Global Capital, Inc. and Randall Soule (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.44*	Employment Agreement dated April 16, 2025, between XCF Global Capital, Inc. and Pamela M. Abowd (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.45*	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Jonathan Seeley. (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.46	Addendum, dated April 13, 2025, to Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Jonathan Seeley (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.47	Addendum, dated April 13, 2025, to Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory R. Surette (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

II-5

Exhibit No.	Description
10.48	Addendum, dated April 13, 2025, to Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory P. Savarese (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.49	Separation Agreement between XCF Global Capital, Inc. and Joseph F. Cunningham (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.50	Separation Agreement between XCF Global Capital, Inc. and Stephen Goodwin (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)
10.51	Registration Rights Agreement dated as of June 6, 2025 by and among XCF Global, Inc., Focus Impact BHAC Sponsor, LLC, and the Core Equityholders named therein (incorporated by reference to Exhibit 10.51 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.52	Resale Shelf Registration Rights Agreement dated as of June 6, 2025 by and among XCF Global, Inc. and the Holders named therein (incorporated by reference to Exhibit 10.52 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.53	Agreement Regarding Board Nomination Rights dated as of June 6, 2025 by and between XCF Global, Inc. and Focus Impact BHAC Sponsor, LLC (incorporated by reference to Exhibit 10.53 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.54	Form of Voting Agreement (incorporated by reference to Exhibit 10.54 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.55	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.55 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.56	Form of Lock-up Waiver Agreement (incorporated by reference to Exhibit 10.56 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.57*	Employment Agreement between XCF Global, Inc. and Mihir Dange (incorporated by reference to Exhibit 10.57 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.58*	Employment Agreement between XCF Global, Inc. and Simon Oxley (incorporated by reference to Exhibit 10.58 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.59*	Employment Agreement between XCF Global, Inc. and Gregory Surette (incorporated by reference to Exhibit 10.59 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.60*	Employment Agreement between XCF Global, Inc. and Gregory Savarese (incorporated by reference to Exhibit 10.60 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.61*	Employment Agreement between XCF Global, Inc. and Pamela Abowd (incorporated by reference to Exhibit 10.61 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.62*	Employment Agreement between XCF Global, Inc. and Jae Ryu (incorporated by reference to Exhibit 10.62 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.63*	2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.63 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.64*	2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.64 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.65*	Employment Agreement between XCF Global, Inc. and Jonathan Seeley (incorporated by reference to Exhibit 10.65 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
10.66	Forbearance Agreement by and between Twain GL XXVIII, LLC, New Rise Renewables Reno, LLC and XCF Global, Inc. (incorporated by reference to Exhibit 10.66 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)

II-6

Exhibit No.	Description
10.67	Amendment No. 1, dated as of July 10, 2025, to Promissory Note dated May 30, 2025, by and between Focus Impact BH3 NewCo, Inc., as Borrower, XCF Global Capital, Inc. and Helena Global Investment Opportunities I Ltd (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on July 10, 2025)
10.68	Amendment dated July 10, 2025 Share Issuance Agreement dated as of May 30, 2025 between XCF Global Capital, Inc. and Randall Soule (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on July 10, 2025)
10.69	Convertible Note Purchase Agreement, dated as of July 29, 2025 by and between XCF Global, Inc. and EEME Energy SPV I LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on August 01, 2025)
10.70	Promissory Note between XCF Global, Inc. and Skyfall Capital Ltd dated October 22, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of XCF Global, Inc. filed with the SEC on October 27, 2025)
10.71	Promissory Note between XCF Global, Inc. and YBR Advisors Inc. dated October 22, 2025 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of XCF Global, Inc. filed with the SEC on October 27, 2025)
10.72*	Employment Agreement between Christopher Cooper and XCF Global, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 12, 2025)
10.73**	Addendum 9 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.73 to the Amendment No. 1 on Form S-1 filed with the SEC on November 16, 2025)
10.74	Summary Indicative Term Sheet (Binding) XCF Global, Inc. and New Rise Australia Pty. Ltd. dated as of October 9, 2025 (incorporated by reference to Exhibit 10.74 to the Amendment No. 1 on Form S-1 filed with the SEC on November 26, 2025)
10.75	Amendment No. 1 to Promissory Note dated as of November 19, 2025, by and between XCF Global Capital, Inc. and GL Part SPV I, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on November 26, 2025)
10.76	Amendment No. 2 to Promissory Note dated as of November 19, 2025, by and between XCF Global Capital, Inc. and GL Part SPV I, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on November 26, 2025)
10.77	Loan Acknowledgment and Conversion Agreement dated as of November 19, 2025 by and between XCF Global, Inc., New Rise Renewables Reno, LLC and GL Part SPV I, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on November 26, 2025)
10.78	Payable Acknowledgment and Settlement Agreement dated as of November 19, 2025 by and among XCF Global, Inc., New Rise Renewables Reno LLC and Encore DEC, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 26, 2025)
10.79	Encore Company Support Agreement Dated November 24, 2025 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on November 26, 2025)
10.80	Focus Impact Company Support Agreement Dated November 24, 2025 (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the SEC on November 26, 2025)
10.81	Transaction Term Sheet, dated as of January 26, 2026, by and among XCF Global, Inc., Southern Energy Renewables, Inc., DevvStream Corp. and EEME Energy SPV I LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 26, 2026)
10.25	Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, dated July 1, 2026, by and between the Company and Brown Stone Capital Limited (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 8, 2026).
10.83	Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement, dated July 16, 2026, by and between the Company and Hollywood (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 22, 2026).
10.84	Warrant Purchase Agreement, dated as of July 17, 2026, by and between the Company and GL PART SPV II, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on July 22, 2026).
10.85	Form of Registration Rights Agreement by and between the Company and GL PART SPV II, LLC. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on July 22, 2026).
10.86	Securities Purchase Agreement between the Company and Lombard Street Partners, LLC dated July 20, 2026 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on July 22, 2026).
14.1	Code of Ethics and Business Conduct (incorporated by reference to Exhibit 14.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
19.1	Insider Trading Policy (incorporated by reference to Exhibit 19.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K of XCF Global, Inc filed with the SEC on June 12, 2025)
23.1	Consent of Turner, Stone & Company, LLP (XCF Global Capital, Inc.) (incorporated by reference to Exhibit 23.1 to the Amendment No. 1 on Form S-1 filed with the SEC on November 26, 2025)
23.2	Consent of Turner, Stone & Company, LLP (XCF Global, Inc.) (incorporated by reference to Exhibit 23.2 to the Amendment No. 1 on Form S-1 filed with the SEC on November 26, 2025)
23.3	Consent of Grant Thornton LLP (XCF Global Capital, Inc.) (incorporated by reference to Exhibit 23.3 to the Amendment No. 1 on Form S-1 filed with the SEC on November 26, 2025)
23.4	Consent of Grant Thornton LLP (XCF Global, Inc.)
23.5	Consent of Davidson & Company LLP, independent registered public accounting firm of DevvStream Corp.
23.6	Consent of MNP LLP, independent registered public accounting firm of DevvStream Holdings Inc
23.7	Consent of Davidson & Company LLP, independent registered public accounting firm of Southern Energy
23.8	Consent of Grant Thornton LLP (Focus Impact BH3 Acquisition Company) (incorporated by reference to Exhibit 23.5 to the Amendment No. 1 on Form S-1 filed with the SEC on November 26, 2025)
23.9	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.1)
97.1	Clawback Policy (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K of XCF Global, Inc filed with the SEC on March 31, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
107	Filing Fee Table

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**	Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted (indicated by “[***]”) as the registrant has determined that the omitted information (i) is not material and (ii) the type of information that the registrant customarily and actually treats as private or confidential.

#	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-7

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on August 18, 2026.

XCF Global, Inc.

By:	/s/ Christopher Cooper
Christopher Cooper Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Cooper and Harvey Schnitzer, jointly and severally, as his or her true and lawful agent, proxy and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Cooper	Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2026
Christopher Cooper

/s/ Harvey Schnitzer	Chief Financial Officer (Principal Financial Officer)	August 18, 2026
Harvey Schnitzer

/s/ Sanford Cockrell	Director	August 18, 2026
Sanford Cockrell

/s/ Si-Yeon Kim	Director	August 18, 2026
Si-Yeon Kim

/s/ Carter McCain	Director	August 18, 2026
Carter McCain

/s/ Wray Thorn	Director	August 18, 2026
Wray Thorn

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